Execution Copy








                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1996



                   Home Equity Loan Pass-Through Certificates

                                 Series 1996-HS2







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                                TABLE OF CONTENTS
                                      Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.....................................  2
         Accrued Certificate Interest..........................  2
         Adjusted Mortgage Rate................................  2
         Affiliate.............................................  2
         Agreement.............................................  3
         Amount Held for Future Distribution...................  3
         Appraised Value.......................................  3
         Assignment............................................  3
         Assignment Agreement:.................................  3
         Available Distribution Amount.........................  3
         Bankruptcy Code.......................................  3
         Book-Entry Certificate................................  3
         Business Day..........................................  4
         Cash Liquidation......................................  4
         Certificate...........................................  4
         Certificate Account...................................  4
         Certificate Account Deposit Date......................  4
         Certificateholder or Holder...........................  4
         Certificate Insurer Premium...........................  5
         Certificate Insurer Premium Rate......................  5
         Certificate Owner.....................................  5
         Certificate Principal Balance.........................  5
         Certificate Register and Certificate Registrar........  5
         Class    .............................................  5
         Class A Certificate...................................  5
         Class IO Certificate..................................  5
         Class R Certificate...................................  6
         Class R-I Certificate.................................  6
         Class R-II Certificate................................  6
         Closing Date..........................................  6
         Code     .............................................  6
         Collection Period.....................................  6
         Combined Loan-to-Value Ratio..........................  6
         Corporate Trust Office................................  6
         Credit Support Depletion Date.........................  6
         Cumulative Insurance Payments.........................  6
         Curtailment...........................................  7
         Custodial Account.....................................  7

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Custodial Agreement..........................................  7
Custodian....................................................  7
Cut-off Date.................................................  7
Cut-off Date Principal Balance...............................  7
Debt Service Reduction.......................................  7
Deficiency Amount............................................  7
Deficient Valuation..........................................  7
Definitive Certificate.......................................  8
Deleted Mortgage Loan........................................  8
Depository...................................................  8
Depository Participant.......................................  8
Destroyed Mortgage Note......................................  8
Determination Date...........................................  8
Disqualified Organization....................................  8
Distribution Date............................................  9
Due Date ....................................................  9
Eligible Account.............................................  9
Event of Default.............................................  9
Excess Cash Flow.............................................  9
FASIT    ....................................................  9
FDIC     ....................................................  9
FHLMC    .................................................... 10
Final Distribution Date...................................... 10
Fitch    .................................................... 10
FNMA     .................................................... 10
Foreclosure Profits.......................................... 10
Independent.................................................. 10
Initial Certificate Principal Balance........................ 10
Insurance Account............................................ 10
Insurance Agreement.......................................... 10
Insurance Proceeds........................................... 11
Insured Payment.............................................. 11
Insurer  .................................................... 11
Insurer Account.............................................. 11
Insurer Default.............................................. 11
Late Collections............................................. 11
Late Payment Rate............................................ 11
Liquidation Proceeds......................................... 11
Lockout Certificates......................................... 12
Lockout Percentage........................................... 12
Maturity Date................................................ 12
Monthly Payment.............................................. 12
Moody's  .................................................... 12
Mortgage .................................................... 12
Mortgage File................................................ 12

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           Mortgage Loan Schedule................................. 12
           Mortgage Loans......................................... 13
           Mortgage Note.......................................... 13
           Mortgage Rate.......................................... 13
           Mortgaged Property..................................... 13
           Mortgagor.............................................. 13
           Net Mortgage Rate...................................... 13
           Non-Primary Residence Loans............................ 13
           Non-United States Person............................... 13
           Nonsubserviced Mortgage Loan........................... 14
           Notional Amount........................................ 14
           Officers' Certificate.................................. 14
           Opinion of Counsel..................................... 14
           Outstanding Mortgage Loan.............................. 14
           Ownership Interest..................................... 14
           Pass-Through Rate...................................... 14
           Paying Agent........................................... 14
           Percentage Interest.................................... 14
           Permitted Investments.................................. 15
           Permitted Transferee................................... 16
           Person   .............................................. 16
           Plan     .............................................. 16
           Planned PAC Notional Amount............................ 16
           Policy   .............................................. 16
           Pool Stated Principal Balance.......................... 16
           Prepayment Assumption.................................. 16
           Prepayment Interest Shortfall.......................... 17
           Principal Distribution Amount.......................... 17
           Principal Prepayment................................... 18
           Principal Prepayment in Full........................... 18
           Program Guide.......................................... 18
           Purchase Price......................................... 18
           Qualified Substitute Mortgage Loan..................... 18
           Rating Agency.......................................... 19
           Realized Loss.......................................... 19
           Record Date............................................ 19
           Regular Certificate.................................... 19
           Relief Act............................................. 19
           REMIC    .............................................. 19
           REMIC Administrator.................................... 19
           REMIC I  .............................................. 20
           REMIC I Certificates................................... 20
           REMIC II .............................................. 20
           REMIC II Certificates.................................. 20
           REMIC Provisions....................................... 20

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 REO Acquisition..................................................... 20
 REO Disposition..................................................... 20
 REO Imputed Interest................................................ 21
 REO Proceeds........................................................ 21
 REO Property........................................................ 21
 Request for Release................................................. 21
 Required Insurance Policy........................................... 21
 Required Subordinated Amount........................................ 21
 Residential Funding................................................. 22
 Responsible Officer................................................. 22
 Seller   ........................................................... 22
 Seller's Agreement.................................................. 22
 Senior Certificates................................................. 22
 Servicing Accounts.................................................. 22
 Servicing Advances.................................................. 22
 Servicing Fee....................................................... 22
 Servicing Officer................................................... 22
 Standard & Poor's................................................... 22
 Stated Principal Balance............................................ 23
 Subordinated Amount................................................. 23
 Subordination Deficiency Amount..................................... 23
 Subordination Increase Amount....................................... 23
 Subordination Reduction Amount...................................... 23
 Subserviced Mortgage Loan........................................... 23
 Subservicer......................................................... 23
 Subservicing Account................................................ 24
 Subservicing Agreement.............................................. 24
 Subservicing Fee.................................................... 24
 Tax Returns......................................................... 24
 Transfer ........................................................... 24
 Transferee.......................................................... 24
 Transferor.......................................................... 24
 Trust Fund.......................................................... 24
 Uncertificated Accrued Interest..................................... 24
 Uncertificated Pass-Through Rate................................... 25
 Uncertificated Principal Balance................................... 25
 Uncertificated REMIC I Regular Interest Y.......................... 25
 Uncertificated REMIC I Regular Interest Z.......................... 25
 Uncertificated REMIC I Regular Interests........................... 25
 Uncertificated REMIC I Regular Interest Y Distribution Amount...... 25
 Uncertificated REMIC I Regular Interest Z Distribution Amount...... 25
 Uncertificated REMIC I Regular Interest Distribution Amounts....... 25
 Uniform Single Attestation Program for Mortgage Bankers............. 25
 Uninsured Cause..................................................... 25
 United States Person................................................ 25

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       Voting Rights.............................................. 26

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans................................. 27
Section 2.02. Acceptance by Trustee........................................ 30
Section 2.03. Representations, Warranties and Covenants of the Master Servicer
              and the Company...............................................31
Section 2.04. Reserved......................................................34
Section 2.05. Issuance of Certificates Evidencing Interests in REMIC I......34
Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular
              Interests; Acceptance by the Trustee..........................35
Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.....35

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS
Section 3.01.  Master Servicer to Act as Servicer............................36
Section 3.02.  Subservicing Agreements Between Master Servicer and
               Subservicers; Enforcement of Subservicers' Obligations........37
Section 3.03.  Successor Subservicers........................................38
Section 3.04.  Liability of the Master Servicer..............................38
Section 3.05.  No Contractual Relationship Between Subservicer and Trustee or
               Certificateholders............................................39
Section 3.06.  Assumption or Termination of Subservicing Agreements by
               Trustee.......................................................39
Section 3.07.  Collection of Certain Mortgage Loan Payments; Deposits to
               Custodial Account.............................................39
Section 3.08.  Subservicing Accounts; Servicing Accounts.....................41
Section 3.09.  Access to Certain Documentation and Information Regarding the
               Mortgage Loans................................................42
Section 3.10.  Permitted Withdrawals from the Custodial Account..............43
Section 3.11.  Maintenance of Fire Insurance and Omissions and Fidelity
               Coverage......................................................44
Section 3.12.  Enforcement of Due-on-Sale Clauses; Assumption and
               Modification Agreements; Certain Assignments..................46
Section 3.13.  Realization Upon Defaulted Mortgage Loans.....................48
Section 3.14.  Trustee to Cooperate; Release of Mortgage Files...............50
Section 3.15.  Servicing and Other Compensation..............................52
Section 3.16.  Reports to the Trustee and the Company........................52
Section 3.17.  Annual Statement as to Compliance.............................53
Section 3.18.  Annual Independent Public Accountants' Servicing Report.......53

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
 Section 4.01. Certificate Account.......................................... 55
 Section 4.02. Distributions................................................ 56
 Section 4.03. Statements to Certificateholders............................. 59
 Section 4.04. Distribution of Reports to the Trustee and the Company....... 61
 Section 4.05. Allocation of Realized Losses................................ 62
 Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged
               Property..................................................... 62
 Section 4.07. Optional Purchase of Defaulted Mortgage Loans................ 63
 Section 4.08. Distributions on the Uncertificated REMIC I Regular Interests and
               REMIC II Certificates....................................... 63
 Section 4.09. The Policy.................................................. 65

                                         ARTICLE V

                                     THE CERTIFICATES
 Section 5.01. The Certificates............................................ 66
 Section 5.02. Registration of Transfer and Exchange of Certificates....... 67
 Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates........... 72
 Section 5.04. Persons Deemed Owners....................................... 73
 Section 5.05. Appointment of Paying Agent................................. 73
 Section 5.06. Optional Purchase of Certificates........................... 73

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER


 Section 6.01. Respective Liabilities of the Company and the Master Servicer.76
 Section 6.02. Merger or Consolidation of the Company or the Master
                        Servicer; Assignment of Rights and Delegation of Duties
                        by Master Servicer.................................. 76
 Section 6.03. Limitation on Liability of the Company, the Master Servicer and
               Others....................................................... 77
 Section 6.04. Company and Master Servicer Not to Resign.................... 78

                                   ARTICLE VII

                                     DEFAULT


 Section 7.01. Events of Default........................................... 79
 Section 7.02. Trustee or Company to Act; Appointment of Successor......... 81

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 Section 7.03.     Notification to Certificateholders....................... 82
 Section 7.04.     Waiver of Events of Default.............................. 82

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE


 Section 8.01.     Duties of Trustee........................................ 83
 Section 8.02.     Certain Matters Affecting the Trustee.................... 85
 Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.... 86
 Section 8.04.     Trustee May Own Certificates............................. 87
 Section 8.05.     Master Servicer to Pay Trustee's Fees and Expenses;
                   Indemnification.......................................... 87
 Section 8.06.     Eligibility Requirements for Trustee..................... 88
 Section 8.07.     Resignation and Removal of the Trustee................... 88
 Section 8.08.     Successor Trustee........................................ 89
 Section 8.09.     Merger or Consolidation of Trustee....................... 90
 Section 8.10.     Appointment of Co-Trustee or Separate Trustee............ 90
 Section 8.11.     Appointment of Custodians................................ 91
 Section 8.12.     Appointment of Office or Agency.......................... 91

                                   ARTICLE IX

                                   TERMINATION
 Section 9.01.     Termination Upon Purchase by the Master Servicer or the
                   Company or Liquidation of All Mortgage Loans............. 92
 Section 9.02.     Termination of REMIC II.................................. 94
 Section 9.03.     Additional Termination Requirements...................... 94

                                    ARTICLE X

                                REMIC PROVISIONS

 Section 10.01.    REMIC Administration..................................... 96
 Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                   Indemnification.......................................... 99

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
 Section 11.01.    Amendment................................................101
 Section 11.02.    Recordation of Agreement; Counterparts...................103
 Section 11.03.    Limitation on Rights of Certificateholders...............104
 Section 11.04.    Governing Law............................................105

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Section 11.05.    Notices..................................................105
Section 11.06.    Notices to Rating Agency and the Insurer.................105
Section 11.07.    Severability of Provisions...............................106
Section 11.08.    Supplemental Provisions for Resecuritization.............106
Section 11.09.    Rights of the Insurer....................................107


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EXHIBITS

Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class IO Certificate
Exhibit B         Form of Class R Certificates
Exhibit C         Form of Custodial Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E         Form of Request for Release
Exhibit F         Reserved
Exhibit G-1       Form of Transfer Affidavit and Agreement
Exhibit G-2       Form of Transferor Certificate
Exhibit H-1       Form of Investor Representation Letter
Exhibit H-2       Form of ERISA Letter
Exhibit I         Form of Transferor Representation Letter
Exhibit J         Text of Amendment to Pooling and Servicing
                  Agreement Pursuant to Section 11.01(e) for a
                  Limited Guaranty
Exhibit K         Form of Limited Guaranty
Exhibit L         Form of Lender Certification for Assignment of Mortgage Loan
Exhibit M         Form of Rule 144A Investment Representation
Exhibit N         Certificate Guaranty Insurance Policy
Exhibit O         Representations and Warranties
Exhibit P         Planned PAC Notional Amount


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                                                        ix

                  This Pooling and Servicing Agreement, effective as of September 1, 1996, among RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (together with its permitted successors and assigns, the "Trustee"),


                                              PRELIMINARY STATEMENT:

                  The Company intends to sell home equity loan pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the REMIC Administrator will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the REMIC Administrator will make a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L and Class IO Certificates will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

                  The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                   Aggregate Initial
                                      Certificate
                        Pass-Through   Principal
Designation    Type        Rate         Balance           Features
-----------    ----        -----       ---------          --------

Class A-1      Senior      6.95%      $74,000,000              Senior
Class A-2      Senior      6.95%      $15,000,000              Senior
Class A-3      Senior      7.20%      $41,000,000              Senior
Class A-4      Senior      7.55%      $26,500,000              Senior
Class A-5      Senior      7.85%      $ 9,374,000              Senior
Class A-6      Senior     7.95%(1)    $12,341,000              Senior
Class A-L      Senior     7.60%(1)    $20,152,179          Senior/Lockout
Class IO       Senior     1.70%(2)    $         0.00      Senior/PAC Strip
Class R-I    Subordinate    N/A       $         0.00          Residual
Class R-II   Subordinate    N/A       $         0.00          Residual






                 Maturity               Initial      Ratings
Designation         Date                   S&P        Moody's
-----------        ------                 -----       -------

Class A-1       September 25, 2012         AAA          Aaa
Class A-2       September 25, 2012         AAA          Aaa
Class A-3       September 25, 2012         AAA          Aaa
Class A-4       September 25, 2012         AAA          Aaa
Class A-5       September 25, 2012         AAA          Aaa
Class A-6       September 25, 2012         AAA          Aaa
Class A-L       September 25, 2012         AAA          Aaa
Class IO        September 25, 2012        AAAr          Aaa
Class R-I       September 25, 2012         N/A          N/A
Class R-II      September 25, 2012         N/A          N/A




(1) The Pass-Through Rate on the Class A-6 Certificates and the Class A-L Certificates will be subject to a maximum of the weighted average of the Net
   ------
         Mortgage Rates (as defined herein) on the Mortgage Loans.
(2)      Based on the Notional Amount as described herein.

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                  The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $198,367,179.43. The Mortgage Loans are fixed-rate, fully amortizing and balloon payment, first lien and second lien home equity mortgage loans having terms to maturity at origination or modification of approximately 5, 10 or 15 years.

                  In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate, one month's interest accrued during the related Collection Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class IO Certificates, one month's interest accrued during the related Collection Period at the related Pass-Through Rate on the Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Senior Certificates will be reduced by (i) Prepayment Interest Shortfalls (to the extent not offset first by Excess Cash Flow as provided in Section 4.02(h) and then by the Policy), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses not allocated solely to the Class R Certificates pursuant to Section 4.05 and (iii) any other interest shortfalls not covered by the subordination provided by the Class R Certificates, including interest, that is not collectible from the Mortgagor for the related Collection Period pursuant to the Relief Act or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions.

                  Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

                  Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


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  Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the last day of the related Collection Period on account of payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

                  Appraised Value: As to any Mortgaged  Property,  the lesser of
(i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

                  Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

                  Assignment Agreement: The Assignment and Assumption Agreement, dated September 27, 1996, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

                  Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the last day of the related Collection Period and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) any amount deposited in the Certificate Account pursuant to the second paragraph of Section 3.11(a) and (iii) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01, reduced by (b) the sum as of the close of business on the last day of the related Collection Period of (x) the Amount Held for Future Distribution, (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(ix), inclusive, of Section 3.10(a) and (z) the Certificate Insurer Premium payable on such Distribution Date.

                  Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.


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                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York, the State of California, the State of Minnesota, or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

                  Cash Liquidation: As to any Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

Certificate:  Any Class A Certificate, Class IO Certificate or Class R
 Certificate.

                  Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates, Series 1996-HS2 and the Insurer" which account shall be held for the benefit of the Certificateholders and the Insurer and which must be an Eligible Account. Any such account or accounts created and maintained subsequent to the Closing Date shall be subject to the approval of the Insurer, which approval shall not be unreasonably withheld.

 Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. Unless otherwise indicated in this Agreement, the Custodial Agreement or the Assignment Agreement, whenever reference is made to the actions taken by the Trustee on behalf of the Certificateholders, such reference shall include the Insurer as long as there is no Insurer Default continuing.


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                  Certificate Insurer Premium: The premium payable to the Insurer on each Distribution Date in an amount equal to one-twelfth of the product of the per annum rate specified in the Insurance Agreement and the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.

                  Certificate   Insurer  Premium  Rate:  With  respect  to  each
Mortgage Loan or REO Property, for any Distribution Date, a per annum rate at which interest would have to accrue thereon on a 30/360 basis during the related Collection Period in order to produce the aggregate amount of the Certificate Insurer Premium actually accrued during the same such period.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  Certificate Principal Balance: With respect to each Class A Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05, unless an Insured Payment in respect of such amount has been paid by the Insurer and is included in clause (x) above. With respect to each Class R-II Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over
(B) the then aggregate Certificate Principal Balance of all Class A Certificates then outstanding. The Class IO Certificates will have no Certificate Principal Balance.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

  Class:  Collectively, all of the Certificates bearing the same designation.

                  Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-L Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     Class IO Certificate: Any one of the Class IO Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto
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                                                         5
as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     Class R Certificate: Any one of the Class R-I Certificates or Class R-II Certificates.

                  Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

                  Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

                  Closing Date:  September 27, 1996.

                  Code:  The Internal Revenue Code of 1986.

    Collection Period: With respect to any Mortgage Loan and Distribution Date, the calendar month preceding any such Distribution Date.

                  Combined Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the outstanding Principal Balance of the related Mortgage Loan as of the date of the origination of such Mortgage Loan and (ii) the outstanding Principal Balance as of the date of the origination of such Mortgage Loan of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Chicago, Illinois 60670-0126,
Attention: Residential Funding Corporation Series 1996-HS2.

                  Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balance of the Class R Certificates has been reduced to zero and an Insurer Default exists.

                  Cumulative Insurance Payments: As of any time of determination, the aggregate amount of all Insured Payments previously made by the Insurer under the Policy plus interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to

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the Late Payment Rate and in accordance with Section 3.03(a) of the Insurance Agreement minus the sum of (i) the aggregate of all payments previously made to the Insurer pursuant to Section 4.02 hereof as reimbursement for such amounts and (ii) any payments made by the Insurer attributable to Realized Losses in excess of 12.5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates and for the Insurer, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit C hereto.

     Custodian:  A custodian  appointed  pursuant to a Custodial  Agreement  and
reasonably   acceptable  to  the  Insurer.   Norwest  Bank  Minnesota   National
Association is acceptable to the Insurer.

                  Cut-off Date:  September 1, 1996

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the actual unpaid principal balance thereof as of the close of business on the business day prior to the Cut-off Date.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  Deficiency Amount: With respect to the Senior Certificates as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay one month's interest on the Certificate Principal Balance or Notional Amount, as applicable, of the Senior Certificates at the related Pass-Through Rate, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates with respect to such Distribution Date and
(iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to Section 9.01(a) hereof.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding
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indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Definitive Certificate: Any definitive, fully registered Certificate.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

              Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

                  Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

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                  Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

                  Due Date: With respect to any Mortgage Loan, the day of the month the Monthly Payment is due as set forth in the related Mortgage Note and which date is during the Collection Period related to such Distribution Date.

                  Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates and the Insurer have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

                  Event of Default:  As defined in Section 7.01.

                  Excess Cash Flow: As of any  Distribution  Date, the excess of
(x) the Available Distribution Amount over (y) the sum of (1) the amount payable on such Distribution Date on the Class A Certificates pursuant to Section 4.02(a)(i) and (2) the sum of the amounts relating to the Mortgage Loans described in clause (b)(1)-(3) of the definition of Principal Distribution Amount. Excess Cash Flow shall be allocated on each Distribution Date in accordance with the priorities set forth in Section 4.02(h).

                  FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

                  FDIC: Federal Deposit Insurance Corporation or any successor thereto.


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                  FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

             Fitch:  Fitch Investors Service, L.P. or its successor in interest.

                  FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Collection Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.13) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

                  Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

                  Insurance Account: The account or accounts created and maintained pursuant to Section 4.09, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L and Class IO," and which must be an Eligible Account.

     Insurance Agreement: The Insurance and Indemnity Agreement, dated as of September 27, 1996, among the Insurer, the Trustee, the Master Servicer and the Company.
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                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any related insurance policy (excluding the Policy) covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

     Insured Payment: With respect to the Senior Certificates, as of any Distribution Date, the Deficiency Amount, if any, for such Distribution Date.

       Insurer:  AMBAC Indemnity Corporation or its successors in interest.

     Insurer Account: An account of the Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486, Attention: Pamela Dottin, or such other account as may be designated by the Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date.

                  Insurer Default: The existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  Late Collections: With respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Collection Period and not previously recovered.

                  Late Payment Rate:  As defined in the Insurance Agreement.

                  Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, including any amounts received by the Master Servicer as a recovery subsequent to the deeming of a Cash Liquidation as set forth in Section 3.13, other than REO Proceeds.

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                  Lockout Certificates:  Any one of the Class A-L Certificates.

                  Lockout Percentage: For any Distribution Date occurring prior to the Distribution Date in October 1999, the Lockout Percentage will be 0%. For any Distribution Date occurring in or after October 1999 and prior to October 2001, the Lockout Percentage will be 45%. For any Distribution Date occurring in or after October 2001 and prior to October 2002, the Lockout Percentage will be 50%. For any Distribution Date occurring in or after October 2002 and prior to October 2003, the Lockout Percentage will be 70%. For any Distribution Date thereafter, the Lockout Percentage will be 100%. On any Distribution Date the Lockout Percentage may be disregarded as set forth in Section 4.02.

                  Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC II and the Uncertificated Principal Balance of each Uncertified REMIC I Regular Interest would be reduced to zero, which is September 25, 2012 and which is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest received thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

                  Moody's: Moody's Investors Service, Inc., or its successor in interest.

                  Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit D (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number ("LOAN NUMBER");

                  (ii) the street address of the Mortgaged Property including state and zip code
                           ("ADDRESS"), ("CITY"), ("STATE"), ("ZIP CODE");


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                  (iii)    the maturity of the Mortgage Note ("MATURITY DATE");

                  (iv)     the Mortgage Rate ("CURRENT RATE");

                  (v) the scheduled monthly payment of principal, if any, and interest as of the
                           Cut-off Date ("ORIGINAL P & I");

                  (vi)     the Cut-off Date Principal Balance ("PRINCIPAL BAL");

                  (vii) the Combined Loan-to-Value Ratio at origination ("CLTV"); and

                  (viii) a code "2" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a second home residence (the absence of any such code means the Mortgage Loan is secured by a primary residence).

Such schedule may consist of multiple reports that collectively set forth all of the information required.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

                  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

                  Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

                  Mortgaged Property: The underlying real property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Mortgage Rate: With respect to each Mortgage Loan, the per annum rate equal to the Adjusted Mortgage Rate minus the sum of the Certificate Insurer Premium Rate and the per annum rate at which the Servicing Fee accrues.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

     Non-United States Person:  Any Person other than a United States Person.

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       Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

                  Notional Amount: As to the Class IO Certificates, as of any Distribution Date, an amount equal to the greater of (i) the Notional Amount immediately prior to such Distribution Date minus the aggregate amount of all principal collections on the Mortgage Loans related to such Distribution Date and (ii) the Planned PAC Notional Amount for such Distribution Date; provided that in no event will the Notional Amount exceed the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

                  Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Managing Director or Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee and the Insurer, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, and reasonably acceptable to the Insurer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

                  Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

                  Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  Pass-Through Rate: With respect to the Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto.

                  Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

                  Percentage Interest: With respect to any Class A Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class IO Certificate and a Class R Certificate shall be stated on the face thereof.


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                  Permitted Investments:  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase  agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                  (vi) other obligations or securities that are acceptable to the Insurer and each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

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provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

                  Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Plan: Any employee  benefit plan and certain other  retirement plans and arrangements, including individual retirement accounts and annuities, and Keogh plans, and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the prohibited transaction and fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

                  Planned PAC Notional Amount: As to any Distribution Date, the "Planned PAC Notional Amount" corresponding to such Distribution Date set forth in Exhibit P hereto.

                  Policy: The Certificate Guaranty Insurance Policy No. AB0080BE issued by the Insurer in respect of the Senior Certificates, a copy of which is attached hereto as Exhibit N.

                  Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the last day of the Collection Period preceding the month of such date of determination.

                  Prepayment Assumption: A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 17/12% annum in each month thereafter until the thirteenth month used for determining the accrual of original issue discount and premium and market discount on the Class A Certificates for federal income tax purposes. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 21% per annum each month. The constant prepayment rate assumes that the stated percentage of the outstanding principal balance of the Mortgage Loans is prepaid over the course of a year.


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                  Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Collection Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Collection Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

Principal Distribution Amount: With respect to any Distribution Date, the lesser of:

  (a) the excess of (i) the Available Distribution Amount over (ii) the amount payable on the Class A Certificates pursuant to Section 4.02(a)(i); and

  (b)      the sum of:

           (1) the principal portion of each Monthly Payment received during the related Collection Period on each Outstanding Mortgage Loan;

           (2) the Stated Principal Balance of any Mortgage Loan repurchased during the related Collection Period (or deemed to have been so repurchased in accordance with
           Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
           Section  2.03 or 2.04 during the  related  Collection
           Period;

           (3) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
           Section 3.13;

           (4) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the related Collection Period to the extent covered by Excess Cash Flow for such Distribution Date; and

           (5) the amount of any Subordination Increase Amount for such Distribution Date;


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                                                       minus

  (6) the amount of any Subordination Reduction Amount for such Distribution Date.

                  Notwithstanding the foregoing, in no event shall the Principal Distribution Amount with respect to any Distribution Date be less than zero or greater than the then outstanding Certificate Principal Balance of the Class A Certificates.

                  Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  Program Guide: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's Home Equity Program.

                  Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment received in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement.

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                  Rating Agency: With respect to the Senior Certificates, Standard & Poor's and Moody's. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company and the Insurer, notice of which designation shall be given to the Trustee and the Master Servicer.

                  Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Collection Period that such interest was not paid, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and the related Mortgage Loan is not in default with regard to payments due thereunder.

                  Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

                  Regular Certificate: Any of the Certificates other than a Class R-I Certificate or Class R-II Certificate.

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

                  REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its

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obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

                  REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                  (i)      the Mortgage Loans and the related Mortgage Files;

                  (ii) all payments and collections in respect of the Mortgage Loans received on or after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund;

                  (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

                  (iv) any insurance policies relating to the Mortgage Loans and the Policy; and

                  (v)      all proceeds of clauses (i) through (iv) above.

                  REMIC I Certificates:  The Class R-I Certificates.

                  REMIC II:  The  segregated  pool of assets  consisting  of the
Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Senior Certificates and Class R-II Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC II Certificates: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificates.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.13.

                  REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the

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Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

                  REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition, including any amounts received by the Master Servicer as a recovery subsequent to the deeming of a REO Disposition as set forth in Section 3.13.

                  REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Request for Release: A request for release, the form of which is attached as Exhibit E hereto.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

                  Required Subordinated Amount: With respect to any Distribution Date, an amount equal to 2.85% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans; provided, however, that with respect to any Distribution Date after the later to occur of (a) the 30th Distribution Date following the Cut-off Date and (b) the first Distribution Date on which the Stated Principal Balance of the Mortgage Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordinated Amount will equal the lesser of (i) 2.85% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans and (ii) 5.70% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date, but not less than $991,835.90 plus 50% of the Stated Principal Balance of the Mortgage Loans delinquent 90 days or more immediately preceding such Distribution Date; provided, however, that any scheduled reduction to the Required Subordinated Amount described above shall not be made as of any Distribution Date unless (i) the Stated Principal Balance of the Mortgage Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate Balance of all Mortgage Loans averaged over the last six months does not exceed 2% and (ii) the aggregate Realized Losses on the Mortgage Loans prior to any such Distribution Date occurring during the first year, the second year or the third year (or any year thereafter) after the 30th Distribution Date are less than 2.0%, 3.0% and 4.0%, respectively, of the Cut-off Date Principal Balance and
(iii) there has been no draw on the Policy on such Distribution Date that remains unreimbursed. The Required Subordinated Amount may be reduced with the prior written consent of the Insurer and the Rating Agencies.

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     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

                  Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

                  Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

                  Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company.

                  Senior Certificates: Any one of the Class A or Class IO Certificates.

                  Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.01, 3.08, 3.11(a) and 3.13, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

     Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate of 0.08%

                  Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Insurer by the Master Servicer, as such list may from time to time be amended.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

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                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments received with respect to such Mortgage Loan or REO Property during each Collection Period ending prior to the most recent Distribution Date;
(b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.13 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

                  Subordinated Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Class A Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b) (1)-(4) of the definition of Principal Distribution Amount on such Distribution Date).

                  Subordination Deficiency Amount: With respect to any Distribution Date, the excess, if any, of (a) the Required Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

                  Subordination Increase Amount: With respect to any Distribution Date, the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount on such Distribution Date (exclusive of the payment of any Subordination Increase Amount)) and (b) the amount of Excess Cash Flow on such Distribution Date as reduced by any portion thereof applied to Prepayment Interest Shortfalls as provided in Section 4.02(h) and as further reduced by Realized Losses included in clause (b)(4) of the definition of Principal Distribution Amount with respect to such Distribution Date and Cumulative Insurance Payments for such Distribution Date.

                  Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the excess, if any, of
(x) the Subordinated Amount that would exist following such Distribution Date following payment of the Principal Distribution Amount (exclusive of any reductions thereto attributable to the related Subordinated Reduction Amount) over (y) the related Required Subordinated Amount for such Distribution Date and
(b) the sum of the  amounts  for such  Distribution  Date  specified  in clauses
(b)(1)-(3) of the definition of Principal Distribution Amount.

     Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

     Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program
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Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

   Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

                  Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

                  Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate of 0.50%.

                  Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

 Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  Trust Fund:  REMIC I and REMIC II.

                  Uncertificated Accrued Interest: With respect to each Uncertificated REMIC I Regular Interest on each Distribution Date, an amount equal to one month's interest at the Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest. Uncertificated Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case, Uncertificated Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related Uncertificated REMIC I Regular Interest pursuant to Section 4.08.


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     Uncertificated Pass-Through Rate: With respect to each Uncertificated REMIC I Regular Interest, the weighted average of the Net Mortgage Rates.

                  Uncertificated Principal Balance: With respect to Uncertificated REMIC I Regular Interest Y on any date of determination, an amount equal to the Stated Principal Balance of the Mortgage Loans minus the Notional Amount. With respect to Uncertificated REMIC I Regular Interest Z on any date of determination, an amount equal to the Notional Amount.

                  Uncertificated REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I that is identified as class "Y" and designated as a Regular Interest in REMIC I.

                  Uncertificated REMIC I Regular Interest Z: An uncertificated partial undivided beneficial ownership interest in REMIC I that is identified as class "Z" and designated as a Regular Interest in REMIC I.

                  Uncertificated REMIC I Regular Interests: The Uncertificated REMIC I Regular Interest Y and the Uncertificated REMIC I Regular Interest Z.

                  Uncertificated REMIC I Regular Interest Y Distribution Amount:
With  respect to any  Distribution  Date,  the sum of the  amounts  deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.08(a).

                  Uncertificated REMIC I Regular Interest Z Distribution Amount:
With  respect to any  Distribution  Date,  the sum of the  amounts  deemed to be distributed on the Uncertificated REMIC I Regular Interest Z for such Distribution Date pursuant to Section 4.08(a).

     Uncertificated   REMIC  I  Regular  Interest   Distribution   Amounts:  The
Uncertificated   REMIC  I  Regular  Interest  Y  Distribution   Amount  and  the
Uncertificated REMIC I Regular Interest Z Distribution Amount.

                  Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

                  Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                  United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

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The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98% of all of the Voting Rights shall be allocated among Holders of the Class A Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; the Holders of the Class IO Certificates shall be entitled to 1% of the Voting Rights, allocated among the Certificates of such Class in accordance with their respective Percentage Interest; and the Holders of the Class R-I Certificates and Class R-II Certificates shall be entitled to 1/2% and 1/2% of all of the Voting Rights, allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01.     Conveyance of Mortgage Loans.

                  (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date.

                  (b) In connection with such assignment, except as set forth in
Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section):

                            (i) The original  Mortgage  Note,  endorsed  without
                  recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                           (ii) The original Mortgage with evidence of recording
                  indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                          (iii) An original  Assignment  of the  Mortgage to the
                  Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                           (iv) The original recorded  assignment or assignments
                  of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                            (v) The  original of each  modification,  assumption
                  agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

     (c) The  Company  may, in lieu of  delivering  the  documents  set forth in
Section 2.01(b)(iv) and (v) to the Trustee or the Custodian or Custodians, deliver such documents to the
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Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section 2.01(b)(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

                  On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(iv) and (v) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and
(iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

                  (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

                  The Company shall as soon as practicable cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee, the Insurer and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan. If any Assignment is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer.

                  Any of the items set forth in Section 2.01(b) that may be delivered as a copy rather than the original may be delivered in microfiche form.

     (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertified REMIC I Regular
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Interests provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated REMIC I Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the

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Trustee not less than 15 days prior to any filing date and the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated REMIC I Regular Interests, as evidenced by an Officer's Certificate of the Company, with a copy delivered to the Insurer, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest.

                  Section 2.02.     Acceptance by Trustee.

                  The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders and the Insurer, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

                  If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company with a copy of such notice to the Insurer. Pursuant to
Section 2.3 of the Custodial Agreement, the Custodian will

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notify the Master Servicer, the Company, the Insurer and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. Residential Funding shall correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if Residential Funding does not correct or cure such omission or defect within such period, Residential Funding shall purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan purchased by Residential Funding shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest Residential Funding or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of Residential Funding to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders (except for the Insurer's rights under the Insurance Agreement).

Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Insurer that:

                             (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                            (ii) The execution and delivery of this Agreement by
                  the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;


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                           (iii) This  Agreement,  assuming  due  authorization,
                  execution  and  delivery  by  the  Trustee  and  the  Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                            (iv) The  Master  Servicer  is not in  default  with
                  respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                             (v) No litigation is pending or, to the best of the
                  Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                            (vi) The Master Servicer will comply in all material
                  respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                           (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                          (viii) The Master Servicer has examined each existing,
                  and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of
                  Section 3.02.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by either the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to such other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall

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either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(d)(5) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders (except for the Insurer's rights under the Insurance Agreement).

                  (b) Residential Funding hereby additionally represents and warrants to the Trustee for the benefit of Certificateholders and the Insurer each of the representations and warranties regarding the Mortgage Loans as set forth in Exhibit O hereto. It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by any of the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in clause (ix) of Exhibit O, the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company or Residential Funding shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company or Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.03, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. Monthly Payments received with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment received on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer

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shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, Residential Funding shall be deemed to have made the representations and warranties with respect to any Qualified Substitute Mortgage Loan or Loans contained in Exhibit O hereto (other than clauses xiv, xvi and xvii), as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.03 and in Section 5 of the Assignment Agreement, and shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 5 of the Assignment Agreement. Any such substitution shall be effected by the Company under the same terms and conditions as provided in this Section 2.03 for substitutions by Residential Funding.

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments received in the month of substitution that are to be distributed to Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. It is understood and agreed that the obligation of Residential Funding or the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders (other than the Insurer) or the Trustee on behalf of Certificateholders (other than the Insurer). Notwithstanding the foregoing, Residential Funding or the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

  Section 2.04.     Reserved.

  Section 2.05.     Issuance of Certificates Evidencing Interests in REMIC I.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions

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noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

                  Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.

                  The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificateholders. The rights of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class A-IO and Class R-II Certificates, and all ownership interests of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificateholders in such distributions, shall be as set forth in this Agreement.

                  Section 2.07. Issuance of Certificates Evidencing Interests in REMIC II.

                  The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificates in authorized denominations which evidence ownership of the entire REMIC II.

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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  Section 3.01.     Master Servicer to Act as Servicer.

                  (a) The Master  Servicer  shall  service  and  administer  the
Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.12(d) hereof) and cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

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                  If the Mortgage relating to a Mortgage Loan did not have a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Business Day prior to the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of such senior lien; provided that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the greater of the Combined Loan-to-Value Ratio prior to such refinancing and 70%, (ii) the interest rate for the loan evidencing the refinanced senior lien is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; provided however if the loan evidencing the existing senior lien prior to the date of refinancing is an adjustable rate loan and the loan evidencing the refinanced senior lien is a fixed rate loan, then the loan evidencing the refinanced senior lien up to 2.0% higher than the loan evidencing the existing senior lien and (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

                  (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations.

                  (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely

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provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Insurer.

                  (b) As part of its servicing activities hereunder,  the Master
Servicer,   for   the   benefit   of  the   Trustee,   the   Insurer   and   the
Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only
(i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts received in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                  Section 3.03.     Successor Subservicers.

                  The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

                  Section 3.04.     Liability of the Master Servicer.

                  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or

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arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

 Section 3.05.   No Contractual Relationship Between Subservicer and Trustee or
                   Certificateholders.

                  Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

 Section 3.06.     Assumption or Termination of Subservicing Agreements by
                   Trustee.

                  (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

                  (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

                  (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its

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discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not materially adversely affect the lien of the related Mortgage or the interests of the Certificateholders or the Insurer. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Insurer (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

                  (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans on or after the Cut-off Date:

                              (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                             (ii) All  payments  on account of  interest  at the
                   Adjusted Mortgage Rate on the Mortgage Loans, or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                            (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                             (iv) All proceeds of any Mortgage  Loans  purchased
                   pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection

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                   with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

                              (v)   Any amounts required to be deposited
                                    pursuant to Section 3.07(c) or 3.22.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans received on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

                  (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

                  (d) The Master Servicer shall give notice to the Trustee, the Insurer and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

                  Section 3.08.     Subservicing Accounts; Servicing Accounts.

                  (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master

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Servicer, the Insurer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer.

                  (b) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Section 3.11(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors, from the Subservicers' own funds, interest on funds in this account to the extent required by law.

 Section 3.09.     Access to Certain Documentation and Information Regarding the
                    Mortgage Loans.

                  In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

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             Section 3.10.     Permitted Withdrawals from the Custodial Account.

                  (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

   (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                         (ii) to reimburse itself or the related Subservicer for
                 previously unreimbursed expenses made pursuant to Sections 3.01, 3.08, 3.11(a) and 3.13 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                        (iii) to pay to itself or the  related  Subservicer  (if
                 not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.13 and 3.15, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                         (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                          (v) to pay to itself as additional servicing compensation any Foreclosure Profits;

                         (vi) to pay to itself, a Subservicer, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Sections 2.02, 2.03, 2.04,
                 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;


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                        (vii) to  reimburse  itself or the Company for  expenses
                 incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection  with  enforcing  any  repurchase,  substitution  or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                       (viii) to reimburse itself for amounts expended by it (a)
                 pursuant to Section 3.13 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

                         (ix) to withdraw any amount  deposited in the Custodial
                 Account that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

                  (b) Since, in connection with withdrawals  pursuant to clauses
(ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.10 or otherwise reimbursable pursuant to the terms of this Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Mortgage Loan as to which the Purchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Distribution Date succeeding the date of such determination.

Section 3.11.     Maintenance of Fire Insurance and Omissions and Fidelity
                  Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07,

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any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.11(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

                  (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting

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the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.11(b) shall satisfy the requirements of this Section 3.11(b).

Section 3.12. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

                  (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy or otherwise adversely affect the interests of the Certificateholders or the Insurer. Notwithstanding the foregoing:

                           (i)the Master  Servicer  shall not be deemed to be in
                  default under this Section 3.12(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                           (ii) if the  Master  Servicer  determines  that it is
                  reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

                  (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.12(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)) the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this

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Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) such transaction will not adversely affect the coverage under any Required Insurance Policies, (B) the Mortgage Loan will fully amortize over the remaining term thereof, (C) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (D) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on either REMIC as a result thereof. A partial release pursuant to this Section 3.12 shall be permitted only if the Combined Loan-to-Value Ratio for such Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit L, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws

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of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

                  Section 3.13.     Realization Upon Defaulted Mortgage Loans.

                  (a) In the event of default on any of the Mortgage Loans,  the
Master Servicer shall decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans (which may include an REO Acquisition),
(ii) write off the unpaid  principal  balance of the Mortgage Loans as bad debt,
(iii) take a deed in lieu of foreclosure, (iv) accept a short sale, (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Agreement or (vii) take an unsecured note, in each case subject to the rights of any related first lienholder. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan or the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes or the Insurer after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.13(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to
Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater

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recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received; provided, however, a Cash Liquidation or REO Disposition shall be deemed to have occurred with respect to any Mortgage Loan that is 180 days or more delinquent as of the end of the related Collection Period; provided further, however, any subsequent collections with respect to any such Mortgage Loan shall be deposited to the Custodial Account, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

                  (b) In the event that title to any Mortgaged Property is acquired by REMIC I as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in REMIC I until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

                  (c) In the event that REMIC I acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of REMIC I shall either (i) dispose of such REO Property within two years after its acquisition by REMIC I for purposes of Section 860G(a)(8) of the Code, or (ii) at the expense of REMIC I, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed

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to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such two-year period will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" as defined in
Section 860F of the Code, or cause REMIC I to fail to qualify as a REMIC at any time that any Uncertificated REMIC I Regular Interests are outstanding, in which case REMIC I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.

                  (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); fifth, for reimbursement for any payments made under the Policy to the extent not reimbursed pursuant to Section 4.02(a); and sixth, to Foreclosure Profits.

                  (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

             Section 3.14.     Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, the Master Servicer will immediately notify the Trustee (if it holds the

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related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment or Liquidation Proceeds which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in the form attached hereto as Exhibit E requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

                  (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in the form attached as Exhibit E hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

                  (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such

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documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  Section 3.15.     Servicing and Other Compensation.

                  (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a). The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. Subject to Section 3.13(d), in the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

                  (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein.

                  (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.13.

                  (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

                  Section 3.16.     Reports to the Trustee and the Company.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.


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                  Section 3.17.     Annual Statement as to Compliance.

                  The Master Servicer will deliver to the Company, the Insurer and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

      Section 3.18.     Annual Independent Public Accountants' Servicing Report.

                  On or before March 31 of each year,  beginning  with the first
March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.17 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

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   Section 3.19.     Rights of the Company in Respect of the Master Servicer.

                  The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Insurer hereby is so identified. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  Section 4.01.     Certificate Account.

                  (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any amount required to be deposited in the Certificate Account pursuant to Section 3.11(a), (ii) any amount required to be deposited in the Certificate Account pursuant to Section 4.07, (iii) any amount required to be deposited in the Certificate Account pursuant to Section 9.01, (iv) an amount equal to the Certificate Insurer Premium payable on such Distribution Date and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

                  In addition, the Trustee shall withdraw from the Insurance Account and deposit into the Certificate Account the amount necessary to make the Insured Payment on each Distribution Date to the extent received from the Insurer.

                  (b) On each Distribution Date, prior to making any other distributions referred to in Section 4.02 herein, the Trustee shall withdraw from the Certificate Account and pay to the Insurer, by wire transfer of immediately available funds to the Insurer Account, the Certificate Insurer Premium for such Distribution Date.

                  (c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.


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                  Section 4.02.     Distributions.

                  (a) On each Distribution Date, (i) the Master Servicer on behalf of the Trustee or (ii) the Paying Agent appointed by the Trustee, shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority, in each case to the extent of the Available Distribution Amount plus the Insured Payment for such Distribution Date, if any, transferred from the Insurance Account and payable to the Senior Certificateholders in accordance with Section 4.09:

     (i) to the Senior Certificateholders, on a pro rata basis, Accrued Certificate Interest thereon for such Distribution Date, plus any interest due on the Senior Certificates pursuant to this Section 4.02(a)(i) remaining unpaid from any previous Distribution Date, for which no Insured Payment has been previously paid to the Senior Certificateholders;

     (ii) to the Class A Certificateholders, in the priorities and amounts set forth in Section 4.02(b), (c) and (d), the Principal Distribution Amount (except for any amounts described in clause (b)(5) of the definition of Principal Distribution Amount) (applied to reduce the Certificate Principal Balance of each Class of the Class A Certificates until such Certificate Principal Balances are reduced to zero);

     (iii) to the Insurer, to reimburse the Insurer for claims under the Policy, to the extent of Cumulative Insurance Payments;

     (iv) to the Class A Certificateholders, in the priorities and amounts set forth in Section 4.02(b), (c) and (d), the portion of the Principal Distribution Amount consisting of any Subordination Increase Amount (applied to reduce the Certificate Principal Balance of the Class A Certificates until the Certificate Principal Balance of the Class A Certificates is reduced to zero); and

     (v) to the Class R-II Certificateholders, the balance, if any, of the Available Distribution Amount.

                  (b) Distributions of the Principal Distribution Amount on the Class A Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:


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                           (i) first, an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates) of the portion of the Principal Distribution Amount to be distributed, shall be distributed to the Lockout Certificates, (until the Certificate Principal Balance thereof has been reduced to zero);

                           (ii) the balance, if any, of the portion of the Principal Distribution Amount to be distributed remaining after the distributions described in clause 4.02(b)(i) above, shall be distributed as follows:

                                    (A)  first,  to the Class A-1  Certificates,
                                    until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                                    (B) second, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                                    (C)  third,  to the Class A-3  Certificates,
                                    until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                                    (D) fourth, to the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

                                    (E)  fifth,  to the Class A-5  Certificates,
                                    until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

                                    (F)  sixth,  to the Class A-6  Certificates,
                                    until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero.

         provided, however, that if on any Distribution Date the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, clause (b)(i) above shall no longer apply and 100% of the portion of the Principal Distribution Amount remaining to be distributed after reduction of such Certificate Principal Balances to zero shall be distributed to the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates will be disregarded, and the Principal

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Distribution Amount will be distributed to all classes of Class A Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

                  (d) After reduction of the Certificate Principal Balances of the Class A Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class IO Certificates and Class R-II Certificates, in each case as described herein.

                  (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan, the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursements therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, to the extent that the Master Servicer receives recoveries with respect to Mortgage Loans that were the subject of Realized Losses which were allocated to the Senior Certificates and which were paid by the Insurer pursuant to the Policy and not previously reimbursed pursuant to Section 4.02(b), such recoveries shall be paid directly to the Insurer and applied to reduce Cumulative Insurance Payments then due to the Insurer. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

                  (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Insurer, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.


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                  (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Insurer and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

                  (h) Excess Cash Flow will be allocated on any Distribution Date first to Prepayment Interest Shortfalls in accordance with the definition "Accrued Certificate Interest", second, to Realized Losses in accordance with
Section 4.05, third, to the payment of Cumulative Insurance Payments in accordance with Section 4.02(a)(iii), fourth, to pay any Subordination Increase Amount in accordance with Section 4.02(a)(iv), and fifth, to pay to the holder of the Class R-II Certificates in accordance with Section 4.02(a)(v).

                  Section 4.03.     Statements to Certificateholders.

                  (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Company and the Insurer a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                            (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                           (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                           (iv) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                            (v) the aggregate Certificate Principal Balance of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date,

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         separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                          (vi) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) one month, (B) two months and
         (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                          (vii) the number, aggregate principal balance of any REO Properties;

                         (viii)  the  aggregate  Accrued  Certificate   Interest
         remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                           (ix)   the   Required    Subordinated    Amount   and
         Subordinated Amount, after giving effect to distributions made on such Distribution Date;

                            (x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date and the aggregate percentage of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

                           (xi) the aggregate amount of any recoveries on previously foreclosed loans due to a breach of representation or warranty;

                          (xii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                         (xiii) the weighted average Net Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                          (xiv) the amount of any Insured Payment made on such Distribution Date, the amount of any reimbursement payment made to the Insurer on such Distribution Date pursuant to Section 4.02(a) and the amount of Cumulative Insurance Payments after giving effect to any such Insured Payment or any such reimbursement payment to the Insurer;

                         (xv) the Pass-Through Rate on the Senior Certificates for such Distribution Date; and

                        (xvi) the servicing fee payable to the Master Servicer and the Subservicer.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall

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provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

                  (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses
(i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and the Trustee pursuant to any requirements of the Code.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and the Trustee pursuant to any requirements of the Code.

                  (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

    Section 4.04.     Distribution of Reports to the Trustee and the Company.

                  Prior to the close of business on the Business Day next succeeding each Determination Date (provided that the Master Servicer will use its best efforts to deliver such statement not later than 12:00 p.m., New York time, on the second Business Day prior to each Distribution Date), the Master Servicer shall furnish a written statement to the Trustee, the Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth
(i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the Certificate Insurer Premium, if any, (iv) if the Master Servicer determines that the Deficiency Amount for such Distribution Date is greater than zero, the amount necessary to complete the notice in the form of Exhibit A to the Policy (the "Notice") and (v) Cumulative Insurance Payments. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be

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correct for all purposes hereunder and the Trustee shall be protected in relying upon the same, absent manifest error, without any independent check or verification.

                  The Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate Account.

                  Section 4.05.     Allocation of Realized Losses.

                  Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Collection Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses shall be allocated as follows: first, to the Excess Cash Flow for such Distribution Date; second, to the Class R-II Certificates, until the Certificate Principal Balance of the Class R-II Certificates has been reduced to zero; and third, among the Class A Certificates and, in respect of the interest portion of such Realized Losses, the Class IO Certificates, in each case on a pro rata basis; provided that the aggregate amount of Realized Losses that are allocable to the Excess Cash Flow and the Class R-II Certificates pursuant to clauses first and second above shall not exceed 12.5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon in the case of an interest portion of a Realized Loss.

                  Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses to the Class R-II Certificates, shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

Section 4.06.     Reports of Foreclosures and Abandonment of Mortgaged Property.

                  The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections

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6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

               Section 4.07.     Optional Purchase of Defaulted Mortgage Loans.

                  As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer or the Trustee which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For the purposes of reports to Certificateholders or the Insurer, and for the purposes of calculating the Required Subordination Amount, any Mortgage Loan purchased pursuant to this Section 4.07 shall be treated as if it had not been so purchased.

Section 4.08.  Distributions on the Uncertificated REMIC I Regular Interests and
                    REMIC II Certificates.


                  (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority, in each case to the extent of the Available Distribution Amount remaining after distributions deemed to have been made pursuant to a prior clause (if any) of this Section 4.08(a):

                  (i) in respect of the Uncertificated REMIC I Regular Interests, an amount equal to the Uncertificated Accrued Interest thereon for such Distribution Date on a pro rata basis, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date;


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                  (ii) in reduction of the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Z, an amount sufficient to reduce such Uncertificated Principal Balance to the Notional Amount corresponding to such Distribution Date;

                  (iii) in reduction of the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Y, the entire portion of the Available Distribution Amount for such Distribution Date remaining after the foregoing distributions, but in no event more than the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Y;

                  (iv) in reduction of the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Z, the balance, if any, of the Available Distribution Amount remaining after the foregoing distributions, but in no event more than the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Z.

         (b) On each Distribution Date, the Trustee shall be deemed to have allocated all Realized Losses on the Mortgage Loans in the following order and priority:

                  (i) Realized Losses in respect of interest shall be allocated prior to the distributions deemed to be made on such Distribution Date pursuant to Section 4.08(a) and between Uncertificated REMIC I Regular Interest Y and Uncertificated REMIC I Regular Interest Z pro rata in accordance with their respective Uncertificated Accrued Interest for such Distribution Date;

                  (ii) Realized Losses in respect of principal shall be allocated after the distributions deemed to be made on such Distribution Date pursuant to Section 4.08(a) and: first, to Uncertificated REMIC I Regular Interest Z in reduction of the
         Uncertificated Principal Balance thereof until the Uncertificated Principal Balance thereof (after giving effect to the distributions deemed to have been made pursuant to Section 4.08(a) on such
         Distribution Date) is equal to the Notional Amount for such Distribution Date; second, to Uncertificated REMIC I Regular Interest Y in reduction of the Uncertificated Principal Balance thereof, but not in an amount in excess of the Uncertificated Principal Balance thereof (after giving effect to the distributions deemed to have been made on such Distribution Date pursuant to Section 4.08(a)); and third, to Uncertificated REMIC I Regular Interest Z in reduction of the Uncertificated Principal Balance thereof, to the extent of any Realized Losses in respect of principal not allocated pursuant to clause first or clause second of this Section 4.08(b)(ii).

         (d) On each Distribution Date, the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-L, Class IO and Class R-II Certificates the amounts distributable thereon, from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 4.08.


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         (e) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 4.08, distributions of funds from the Distribution Account shall be made only in accordance with Section 4.02.

                  Section 4.09.     The Policy.

                  (a) If pursuant to Section 4.04(iv), the Master Servicer determines that the Deficiency Amount for such Distribution Date is greater than zero, the Trustee shall complete the Notice and submit such Notice in accordance with the Policy to the Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, as a claim for an Insured Payment (provided that the Trustee shall submit such notice on the second Business Day immediately preceding such Distribution Date if it is able to do so) in an amount equal to such Deficiency Amount.

                  (b) The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Senior Certificates. Upon receipt of an Insured Payment from the Insurer on behalf of the Senior Certificateholders, the Trustee shall deposit such Insured Payment in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Trustee shall transfer any Insured Payment then on deposit in the Insurance Account to the Certificate Account. The Trustee shall distribute on each Distribution Date the Deficiency Amount for such Distribution Date from the Certificate Account, together with the distributions due to the Senior Certificateholders on such Distribution Date, as follows: (i) the portion of any such Deficiency Amount related to clauses (i) and (ii) of the definition of Deficiency Amount shall be distributed among the Senior Certificateholders in accordance with Section 4.02; and (iii) the portion of any such Deficiency Amount related to clause (iii) of the definition of Deficiency Amount shall be distributed to the Senior Certificateholders in accordance with Section 9.01(c).

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Senior Certificateholder any Insured Payment from the Insurer and (ii) distribute such Insured Payment to such Senior Certificateholders as set forth in subsection (b) above. Insured Payments disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Senior Certificates, nor shall such disbursement of such Insured Payments discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Insurer shall become owner of such amounts to the extent covered by such Insured Payments as the deemed assignee of such Senior Certificateholders. The Trustee hereby agrees on behalf of each Senior Certificateholder (and each Senior Certificateholder, by its acceptance of its Senior Certificates, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Senior Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Senior Certificateholders to the extent of such payments.

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                                    ARTICLE V

                                THE CERTIFICATES

                  Section 5.01.     The Certificates.

                  (a) The Class A Certificates, the Class IO Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and B and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IO Certificates and the Class R Certificates shall be issuable in minimum percentage interests of 20.0% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R-I Certificate and one Class R-II Certificate may be issued to Residential Funding as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

                  The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.


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         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 5.02.     Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

                  (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall

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execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

                  (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (d) No transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class R Certificate is to be made, (i) unless the Company directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Company or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trust Fund, the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status of such transferee as an Affiliate of the Company. In lieu of the requirements set forth in the preceding sentence, transfers of Class R Certificates may be made in accordance with this
Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit M attached hereto, which investment letter shall not be an expense of the Trust Fund, the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferror intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The

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Holder of a Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

                  (e) In the case of any Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments) any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, the prospective transferee shall provide the Trustee, the Company and the Master Servicer with either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of counsel shall not be an expense of the trustee, the Company or the Master Servicer or (ii) in lieu of such Opinion of Counsel, a certification in the form of Exhibit H-2 to this Agreement, which the Trustee may relay upon without further inquiry or investigation; provided, however, that such Opinion of Counsel or certification will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company (in which case, the Company or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing "plan assets" of any Plan) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company of the status of such transferee as an Affiliate of the Company.

                  (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                                    (A) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.


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                                    (B) In connection with any proposed Transfer
                  of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
                  (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted
                  Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                                    (C)   Notwithstanding   the  delivery  of  a
                  Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                                    (D) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

                                    (E) Each  Person  holding  or  acquiring  an
                  Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
                  Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified
         Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

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                           (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R
         Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                           (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership

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         Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                           (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    (A)  written  consent  of  the  Insurer  and
                  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Senior Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                                    (B)   subject   to   Section   10.01(f),   a
                  certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or
                  (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

                  Section 5.03.     Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other

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governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04.     Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Insurer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Insurer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.09, and neither the Company, the Master Servicer, the Trustee, the Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

                  Section 5.05.     Appointment of Paying Agent.

                  The Trustee may, with the consent of the Insurer (so long as no Insurer Default exists), which consent shall not be unreasonably withheld, appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

                  The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                  Section 5.06.     Optional Purchase of Certificates.

                  (a) On any Distribution Date on which the Pool Stated Principal Balance is less than three percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.


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                  (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar, the Insurer and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                       (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                      (ii)  the purchase price therefor, if known, and

                     (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

                  (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

                  (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have

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been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date, subject to any rights of the Insurer hereunder with respect thereto.

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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.     Respective Liabilities of the Company and the Master Servicer.

                  The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Sections 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

                  (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Senior Certificates (without taking into account the Policy) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

                  (c)  Notwithstanding  anything  else in this  Section 6.02 and
Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee, the Insurer and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company, the Insurer and the Trustee an

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agreement, in form and substance reasonably satisfactory to the Company, the Insurer and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), without taking into account the Policy. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03.   Limitation on Liability of the Company, the Master Servicer and
                   Others.

                  Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage
Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the

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Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

                  Section 6.04.     Company and Master Servicer Not to Resign.

                  Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.



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                                   ARTICLE VII

                                     DEFAULT

                  Section 7.01.     Events of Default.

                  Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                   (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                   (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or


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                    (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

                  If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee shall at the direction of the Insurer (unless an Insurer Default is continuing) or at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights (which Voting Rights of the Senior Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy), by notice in writing to the Master Servicer (and to the Company and the Insurer if given by the Trustee or to the Trustee and the Insurer if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that unless an Insurer Default is continuing the successor to the Master Servicer appointed pursuant to Section
7.02 shall be acceptable to the Insurer and shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

                  Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Section 3.10(a)(ii), (v) and (vi) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as

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Master Servicer hereunder, the Company shall deliver to the Trustee a copy of the Program Guide and upon request of the Insurer, a copy of the Program Guide to the Insurer.

         Section 7.02.     Trustee or Company to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee or, upon notice to the Insurer and the Company and with the Company's and the Insurer's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02, 2.03(a) and 3.21(b) and (f), and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(c) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage loan or home equity loan servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

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                  Section 7.03.     Notification to Certificateholders.

                  (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, at their respective addresses appearing in the Certificate Register, and the Insurer.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates and to the Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

                  Section 7.04.     Waiver of Events of Default.

                  The Insurer or the Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default, with the written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived, with the written consent of the Insurer, only by all of the Holders of Certificates affected by such default or Event of Default (which Voting Rights of the Senior Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy) and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Insurer or the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default with the consent of the Insurer, which consent shall not be unreasonably withheld, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.



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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  Section 8.01.     Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  (b)   The   Trustee,   upon   receipt   of  all   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Insurer and the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

                  The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement and the Trustee shall furnish in a timely fashion to the Insurer such information as the Insurer may reasonably request from time to time for the Insurer to protect its interests and to fulfill its duties as set forth in the Policy and the Insurance
Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

      (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and

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         obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                              (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                             (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Insurer or the Certificateholders holding Certificates of any Class affected thereby which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

     (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of
Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section
7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Insurer, the Company or any Certificateholder; and

     (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

                  (e) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in connection with the

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enforcement of the Policy, or in the exercise of any of its rights or powers thereunder, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 8.02.     Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                         (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Insurer or Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50% with the written consent of the Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is,

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         in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder or the Insurer requesting the investigation;

                          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

                         (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

                  (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

  Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.


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                  Section 8.04.     Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

                  (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                    (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                   (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.


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                  Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

                  Section 8.06.     Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a banking corporation or a national banking association having its principal office in a state and city acceptable to the Company and the Insurer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  Section 8.07.     Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company and the Insurer. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, then the Insurer may appoint a successor trustee and if the Insurer fails to do so within 30 days, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Insurer or the Company determines that the Trustee has failed (i) to make a claim available under the Policy or failed to distribute or cause to be distributed

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to Certificateholders any amount required to be distributed hereunder (including any Insured Payment), if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company or the Insurer, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence.

                  (c) During the continuance of an Insurer Default, the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

                  Section 8.08.     Successor Trustee.

                  (a) Any  successor  trustee  appointed  as provided in Section
8.07 shall execute, acknowledge and deliver to the Company and the Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to

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mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                  Section 8.09.     Merger or Consolidation of Trustee.

                  Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

              Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11.     Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, the Insurer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

                  Section 8.12.     Appointment of Office or Agency.

                  The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

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                                   ARTICLE IX

                                   TERMINATION

 Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

           (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

          (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund (other than the Policy) at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of any REO Property if such fair market value is less than such unpaid principal balance on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, plus any amounts due to the Insurer under the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as a REMIC.

                  The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than three percent of the Cut-off Date Principal Balance of the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.14 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased. No purchase pursuant to clause (ii) is permitted if it would result in a draw on the Policy unless the Insurer consents in writing.

     (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company,
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shall give the Trustee and the Insurer not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

     (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

     (ii) the amount of any such final payment, if known, and

     (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

                  (c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders and to the Insurer (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Class A Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), (B) with respect to the Class IO Certificates, one month's Accrued Certificate Interest on the Notional Amount and any previously unpaid Accrued Certificate Interest, and (C) with respect to the Class R-II Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A) and (C) with respect to the Insurer, any amounts owed to it pursuant to the Insurance Agreement.


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                  (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

                  Section 9.02.     Termination of REMIC II.

                  REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Senior and Class R-II Certificates is made.

                  Section 9.03.     Additional Termination Requirements.

                  (a) REMIC I or REMIC II, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Insurer) to the effect that the failure of REMIC I or REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                            (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and REMIC II and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1.

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         The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the regulations thereunder;

                           (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                          (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.



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                                                     ARTICLE X

                                                 REMIC PROVISIONS

                  Section 10.01.    REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, each of the Senior Certificates shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates and the REMIC II Certificates and the Class R-II Certificates, respectively.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R-I Certificate and a Class R-II Certificate representing a 0.01% Percentage Interest of the Class R-I Certificates and 0.01% of the Class R-II Certificates respectively, and shall be designated as "the tax matters person" with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created

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hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause each of REMIC I or REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II as a REMIC or (ii) result in the imposition of a tax upon each of REMIC I or REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I or REMIC II created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel

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that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II or their assets, or causing REMIC I or REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I or REMIC II, and the Trustee shall not take any such action or cause REMIC I or REMIC II to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I and REMIC II as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by
Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I or REMIC II unless (subject to 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of

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the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I or REMIC II will not cause REMIC I or REMIC II to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest would be reduced to zero is September 25, 2012, which is the Distribution Date following the one year anniversary of the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I and REMIC II.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of Trust Fund,
(iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I or REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to REMIC I or REMIC II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

             Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                                    Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Insurer, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants

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set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this
Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Insurer, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01.    Amendment.

                  (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, with the consent of the Insurer, but without the consent of any of the Certificateholders:

                    (i)    to cure any ambiguity,

                   (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I and REMIC II as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                   (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date (without taking the Policy into account), as evidenced by a letter from each Rating Agency to such effect,

                    (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I and Class R-II Certificates by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, without taking into account the Policy, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to
         Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either REMIC I or REMIC II or any of the Certificateholders (other than the transferor)

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         to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                   (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under
         Section 11.09(d).

                  (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                             (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

                            (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

                           (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

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                  (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Senior Certificateholders, the Class R Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code and (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit J (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit K, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

                  Section 11.02.    Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such

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recordation materially and beneficially affects the interests of the Certificateholders or the Insurer.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.03.    Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Insurer a written notice of default and of the continuance thereof, as hereinbefore provided and such default would not result in a claim under the Policy, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Insurer shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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                  Section 11.04.    Governing Law.

                  This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 11.05.    Notices.

                  All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Bond Administration Team or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Mortgage Securities II, Inc. Series 1996-HS2 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Moody's, 99 Church Street, 4th Floor, New York, New York, 10007, Attention: Residential Mortgage Pass-Through Monitoring, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Moody's, (e) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10006 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's and (f) in the case of the Insurer, AMBAC Indemnity Corporation, One State Street Plaza, New York, New York 10004
Attention: Structured Finance Department -- MBS or such other address as may be hereafter furnished in writing by the Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 11.06.    Notices to Rating Agency and the Insurer.

                  The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency, the Insurer and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d),
(g), (h), (i) or (j) below or provide a copy to each Rating Agency and the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,


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                                                        105

          (b)      the occurrence of an Event of Default,

          (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

          (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.11 or the cancellation or modification of coverage under any such instrument,

          (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

          (f)      the statements required to be delivered pursuant to Sections
 3.18 and 3.19,

          (g) a change in the location of the Custodial Account or the Certificate Account,

          (h)      the occurrence of the Final Distribution Date, and

          (i)      the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clause (d) above, the Master Servicer shall provide prompt written notice to each Rating Agency, the Insurer and the Subservicer of any such event known to the Master Servicer.

                  In addition to the above delivery requirements, the Company, the Master Servicer or the Trustee, as applicable, shall provide a copy to the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of written confirmation, written notice or legal opinion.

                  Section 11.07.    Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or of the Insurer.

                  Section 11.08.    Supplemental Provisions for
                                    Resecuritization.

                  (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the

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Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

                  Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of REMIC I or REMIC II as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860(G)(d) of the Code).

                  Section 11.09.    Rights of the Insurer.

                  (a) The Insurer is an express third-party beneficiary of this Agreement.

                  (b) On each Distribution Date the Trustee shall forward to the Insurer a copy of the reports furnished to the Senior Certificateholders and the Company on such Distribution Date.

                  (c) The Trustee shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

                  (d) Unless an Insurer Default exists, the Trustee and the Company shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Insurer, if such consent is not unreasonably withheld.

                  (e) So long as there does not exist a failure by the Insurer to make a required payment under the Policy, the Insurer shall have the right to exercise all rights of the Holders of the Senior Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

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                  (f) The Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Insurer to make a required payment under the Policy.

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                  IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                                                RESIDENTIAL FUNDING MORTGAGE
                                                SECURITIES II, INC.
[Seal]


                                                By:
                                                    Name:      Diane S. Wold
                                                    Title:     Vice President

Attest:
Name:                         Terry Farley
Title:    Vice President


                                                RESIDENTIAL FUNDING CORPORATION
[Seal]


                                                By:
                                                    Name:      Terry Farley
                                                    Title:     Director

Attest:
Name:     Diane S. Wold
Title:    Director


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                                as Trustee
[Seal]


                                                By:
                                                    Name:      Steven Wagner
                                                    Title:     Vice President

Attest:
Name:     R. Tarnas
Title:    Vice President

STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )

                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Vice President of Residential Funding Mortgage Securities II, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              ------------------------------
                                                         Notary Public


[Notarial Seal]


[NY01:217867.4]  16069-00370

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Terry Farley, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 --------------------------
                                                           Notary Public

[Notarial Seal]

[NY01:217867.4]  16069-00370

STATE OF  ILLINOIS                  )
                                    ) ss.:
COUNTY OF COOK                              )


                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Steven Wagner, known to me to be a Vice President of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ----------------------
                                                           Notary Public

[Notarial Seal]


[NY01:217867.4]  16069-00370

                                   EXHIBIT A-1

                         FORM OF CLASS A-___ CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G AND 860D OF THE
INTERNAL
REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES
OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES TO
THIS  CERTIFICATE.  THE ISSUE DATE OF THIS  CERTIFICATE  IS SEPTEMBER  27,
1996.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE CONSTANT
PREPAYMENT RATE
(AS DESCRIBED IN THE PROSPECTUS  SUPPLEMENT),  THIS  CERTIFICATE HAS
BEEN ISSUED
WITH NO MORE  THAN  $___ OF OID PER  $1,000  OF  INITIAL  CERTIFICATE
PRINCIPAL
BALANCE,  THE YIELD TO MATURITY IS _____% AND THE AMOUNT OF OID
ATTRIBUTABLE TO
THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_ PER $1,000 OF INITIAL
CERTIFICATE
PRINCIPAL BALANCE,  COMPUTED UNDER THE APPROXIMATE  METHOD. NO
REPRESENTATION IS
MADE  THAT THE  MORTGAGE  LOANS  WILL  PREPAY  AT A RATE  BASED ON THE
STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. ____                        ___%  Pass-Through Rate

Class A-___ Senior
Date of Pooling and Servicing
Agreement:                                  [Percentage Interest: ___%]
September 1, 1996
                                            Aggregate Initial Certificate
                                            Principal Balance
First Distribution Date:                    of Class A-___ Certificates
October 25, 1996                            $_____________


Master Servicer:                            Initial Certificate Principal
Residential Funding                         Balance of this Certificate
Corporation                                 $_____________

Assumed Final
Distribution Date:                          CUSIP 76110V-_____
September 25, 2012


                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                 SERIES 1996-HS2

         evidencing a percentage interest in the distributions allocable to the Class A-___ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first and second lien mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities II, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities II, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Residential Funding Mortgage Securities II, Inc., the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first and second lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities II, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class A-___ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Home Equity Loan Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer Funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loans or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances with the consent of the Insurer but without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than three percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                               THE FIRST NATIONAL BANK OF
                                     CHICAGO, as Trustee


                                     By:____________________________________
                                                   Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-___ Certificates referred to in the within-mentioned Agreement.

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as Certificate Registrar


                                    By:___________________________________
                                            Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:                                   ______________________________________
                                         Signature by or on behalf of assignor




                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise,
in immediately available funds to                         for the account of
  -----------------------------------------------------------------------------
            account number                 , or, if mailed by check, to
                             Applicable statements should be mailed to
                                                   .

  This information is provided by                              , the assignee
 named above,                   , as its agent.

                                   EXHIBIT A-2

                          FORM OF CLASS IO CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G AND 860D OF THE
INTERNAL
REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES
OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES TO
THIS  CERTIFICATE.  THE ISSUE DATE OF THIS  CERTIFICATE  IS SEPTEMBER  27,
1996.
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE CONSTANT
PREPAYMENT RATE
(AS DESCRIBED IN THE PROSPECTUS  SUPPLEMENT),  THIS  CERTIFICATE HAS
BEEN ISSUED
WITH NO MORE  THAN  $___ OF OID PER  $1,000  OF  INITIAL  CERTIFICATE
PRINCIPAL
BALANCE,  THE YIELD TO MATURITY IS _____% AND THE AMOUNT OF OID
ATTRIBUTABLE TO
THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_ PER $1,000 OF INITIAL
CERTIFICATE
PRINCIPAL BALANCE,  COMPUTED UNDER THE APPROXIMATE  METHOD. NO
REPRESENTATION IS
MADE  THAT THE  MORTGAGE  LOANS  WILL  PREPAY  AT A RATE  BASED ON THE
STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. ____                           ___%  Pass-Through Rate
                                               based on Notional Amount
Class IO Senior
Date of Pooling and Servicing
Agreement:                                     [Percentage Interest: ___%]
September 1, 1996

First Distribution Date:
October 25, 1996


Master Servicer:
Residential Funding
Corporation

Assumed Final
Distribution Date:                             CUSIP 76110V-_____
September 25, 2012


                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                 SERIES 1996-HS2

         evidencing a percentage interest in the distributions allocable to the Class IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first and second lien mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities II, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities II, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Residential Funding Mortgage Securities II, Inc., the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first and second lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities II, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to Holders of Class IO Certificates on such Distribution Date. The Notional Amount of the Class IO Certificate is initially equal to approximately $_________ which corresponds to approximately ___% of the aggregate initial Stated Principal Balance of all of the Mortgage Loans. The Notional Amount will be reduced on each Distribution Date to an amount equal to the greater of (i) the Notional Amount immediately prior to such Distribution Date minus the aggregate amount of all principal collections on the Mortgage Loans related to such Distribution Date and (ii) the Planned PAC Notional Amount for such Distribution Date. In no event will the Notional Amount exceed the aggregate Stated Principal Balance of the Mortgage Loans. The Class IO Certificates have no Certificate Principal Balance.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. This is a PAC Certificate.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Home Equity Loan Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain
collections  and  recoveries   respecting  the  Mortgage  Loans,   all  as  more
specifically set forth herein and in the Agreement.

In the event Master Servicer Funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loans or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances with the consent of the Insurer but without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than three percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                            THE FIRST NATIONAL BANK OF
                                  CHICAGO, as Trustee


                                  By:____________________________________
                                                Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, as Certificate Registrar


                                   By:___________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:                    ______________________________________
                          Signature by or on behalf of assignor



                          --------------------------------------
                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise,
in immediately available funds to                          for the account of
  -----------------------------------------------------------------------------
      account number                 , or, if mailed by check, to
                                   Applicable statements should be mailed to
                                                   .

                  This information is provided by
   , the assignee named above,
or                                   , as its agent.

                                    EXHIBIT B

                      FORM OF CLASS [R-I][R-II] CERTIFICATE




THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON
OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A
"RESIDUAL
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT" AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT
PLAN OR OTHER
PLAN SUBJECT TO THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974,
AS AMENDED
("ERISA"),  OR SECTION 4975 OF THE CODE, OR TO ANY PERSON ACTING ON
BEHALF OF OR
WITH "PLAN ASSETS" OF SUCH PLAN,  UNLESS THE  TRANSFEREE  PROVIDES AN
OPINION OF
COUNSEL  SATISFACTORY TO THE MASTER  SERVICER,  THE COMPANY AND THE
TRUSTEE THAT
THE PURCHASE OF THIS  CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN
ASSETS" OF SUCH
PLAN IS  PERMISSIBLE  UNDER  APPLICABLE  LAW, WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT PROHIBITED  TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF
THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO
ANY  OBLIGATION  IN ADDITION TO THOSE  UNDERTAKEN  IN THE  AGREEMENT
(AS DEFINED
BELOW).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE
MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT
TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS
NOT
(A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY
AGENCY
OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION
(OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH
IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
(C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT
OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE

REGISTRATION  IN  THE  CERTIFICATE  REGISTER  OR ANY  TRANSFER,  SALE  OR
OTHER
DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED  ORGANIZATION OR AN
AGENT OF A
DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION SHALL BE DEEMED TO BE
OF NO LEGAL
FORCE  OR  EFFECT  WHATSOEVER  AND  SUCH  PERSON  SHALL  NOT BE
DEEMED  TO BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,  INCLUDING, BUT NOT
LIMITED TO, THE
RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS
CERTIFICATE BY
ACCEPTANCE  OF  THIS  CERTIFICATE  SHALL  BE  DEEMED  TO HAVE
CONSENTED  TO THE
PROVISIONS OF THIS PARAGRAPH.


Class [R-I][R-II] Subordinate                            Certificate No.

Date of Pooling and Servicing
Agreement:
September 1, 1996

First Distribution Date:            Aggregate Initial Certificate
October 25, 1996                    Principal Balance of the Class [R-I][R-II]
                                    Certificates: $______.
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:    Initial Certificate Principal Balance of
September 25, 2012                  this Certificate:  $_____________

                                    Percentage Interest:
                                    -----


                          HOME EQUITY LOAN PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 1996-HS2

         evidencing a percentage interest in any distributions allocable to the Class [R-I][R-II] Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first and second lien home equity mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities II, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities II,

Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Residential Funding Mortgage Securities II, Inc., the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class [R-I][R-II] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first and second lien home equity mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities II, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II] Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is as set forth above. The Certificate Principal Balance hereof as of any Distribution Date will be equal to the Stated Principal Balance of the Mortgage Loans less the aggregate Certificate Principal Balances of the Senior Certificates. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Home Equity Loan Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As   provided  in  the   Agreement   and  subject  to  certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Certificates other than the Class R Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than three percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:            September 27, 1996       THE FIRST NATIONAL BANK OF CHICAGO,
                                                         as Trustee


                                       By:
                                                       Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [R-I][R-II] Certificates referred to in the within-mentioned Agreement.

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Certificate Registrar


                                  By:
                                           Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                      Signature by or on behalf of assignor




                                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise,
 in immediately available funds to                        for the account of
         --------------------------------------------------------------------
               account number                 , or, if mailed by check, to
                                    Applicable statements should be mailed to
                                                   .

  This information is provided by                   , the assignee named above,
or                              , as its agent.

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 1, 1996, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
(together
with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of September 1, 1996, relating to the issuance of Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates, Series 1996-HS2 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement [or by a Seller in a Seller's Agreement] or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No
                                       C-5
successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                                as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois  60670-0126
Attention:  Residential Funding Corporation
               Series 1996-HS2
                                               By:_____________________________
                                               Name:
                                               Title:  Vice President


Address:                                           RESIDENTIAL FUNDING MORTGAGE
                                                   SECURITIES II, INC.

8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                               By:_____________________________
                                               Name:
                                               Title:  Vice President


Address:                                    RESIDENTIAL FUNDING
                                            CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                            By:_____________________________
                                            Name:
                                            Title:  Director


Address:                                    NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                            By:_____________________________
                                            Name:   Kathleen Marshall
                                            Title:  Trust Officer

STATE OF ILLINOIS                           )
                                            ) ss.:
COUNTY OF COOK                              )

                  On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                -----------------------------
                                                           Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )

                  On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared _______________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ----------------------------------
                                                      Notary Public


[SEAL]

STATE OF MINNESOTA
                                            ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities II, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 ------------------------------
                                                          Notary Public

[Notarial Seal]


STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )

                  On the 27th day of September, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ----------------------------
                                                             Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                              September 27, 1996


The First National Bank of Chicago
First Financial Plaza
Suite 0126
Chicago, Illinois 60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

     Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Home Equity Loan Pass-Through Certificates, Series 1996-HS2

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              NORWEST BANK MINNESOTA,
                                              NATIONAL ASSOCIATION



                                              By:___________________________
                                              Name:
                                              Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION


                                            ________________ ____, 1996


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

     Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Home Equity Loan Pass-Through Certificates, Series 1996-HS2
Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL  ASSOCIATION



                                                 By:___________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION


                                                     _____________ ___, 1996


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

     Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Funding Mortgage Securities II, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Home Equity Loan Pass-Through Certificates, Series 1996-HS2

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                           NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION


                                           By:________________________________
                                           Name:
                                           Title:

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE









09/26/96  Run On:   Page:     1    06:20
Closed End     At:
Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500014     98   $43,531.86     22575 Ellis AVE
9.75%     2/1/11    65   $36700
92570     180  05   2500014   $44,200.  1/22/96   468.24    Perris
Area
54   06   174  1    $125,000. 3/1/96

CA   2    106990000500016     98   $33,283.58     6959 Sayre DR
10.875%   2/1/11    88   $202500
94611     180  05   2500016   $33,800.  1/22/96   318.70    Walnut
Creek
38   06   174  1    $270,000. 3/1/96


CA   2    106990000500024     98   $39,888.77     3108 Fox Creek
10.625%   2/1/11    89   $378000
94506     180  03   2500024   $40,000.  1/26/96   369.64    Danville
45   00   174  1    $472,500. 3/1/96

CA   2    106990000500025     98   $64,875.74     1063 Del Norte
11.625%   2/1/11    90   $240000
94025     180  05   2500025   $65,000.  1/24/96   649.90    Menlo
Park
40   06   174  1    $340,000. 3/1/96


CA   2    106990000500042     98   $60,663.25     8 Windeler CT  10.875%
 2/1/11    86   $460000
94556     180  05   2500042   $60,800.  1/24/96   573.28    Moraga
44   00   174  1    $608,000. 3/1/96


CA   2    106990000500043     98   $41,996.06     1535 Mozart ST
10.375%   3/1/11    90   $247000
94501     180  05   2500043   $42,500.  2/1/96    466.51    Alameda
40   06   175  1    $322,000. 4/1/96

CA   2    106990000500045     98   $29,218.98     2108 Seville DR
11.875%   2/1/11    100  $141000
94558     180  05   2500045   $29,800.  1/12/96   355.26    Napa
34   06   174  1    $172,000. 3/1/96


CA   2    106990000500051     98   $57,051.45     8863 Skyline   11.875%
3/1/11    95   $308000
94611     180  05   2500051   $57,750.  2/14/96   688.46    Oakland
38   00   175  1    $385,000. 4/1/96

CA   2    106990000500053     98   $31,620.58     25039 Yoshida
10.375%   3/1/11    84   $207000
94545     180  05   2500053   $32,000.  2/15/96   351.25    Hayward
44   06   175  1    $285,000. 4/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500055     98   $37,954.94     2235 Capistrano
10.625%   3/1/11    90   $192000
95051     180  05   2500055   $38,400.  2/13/96   427.45    Santa
Clara
44   06   175  1    $256,000. 4/1/96

CA   2    106990000500060     98   $38,024.99     231 Stetson DR
10.625%   3/1/11    90   $305300
94506     180  03   2500060   $38,100.  2/14/96   352.08    Danville
32   00   175  1    $385,000. 4/1/96


CA   2    106990000500061     98   $33,674.08     4089 Churchhill
10.875%   3/1/11    83   $201000
94588     180  05   2500061   $34,000.  2/14/96   320.58    Walnut
Creek
43   06   175  1    $285,500. 4/1/96

CA   2    106990000500063     98   $31,429.16     589 Tyler AVE
10.875%   3/1/11    90   $157500
94550     180  05   2500063   $31,500.  2/1/96    297.01    Livermore
42   06   175  1    $210,000. 4/1/96


CA   2    106990000500065     98   $20,849.07     7950 Cresentdale
12.375%   2/1/11    95   $65271
95823     180  05   2500065   $21,100.  1/19/96   258.35    Sacramento
40   06   174  1    $91,000.  3/1/96


CA   2    106990000500066     98   $29,791.38     6186 Moores    12.125%
 3/1/11    94   $184000
94560     180  05   2500066   $30,000.  2/15/96   311.47    Newark
42   00   175  1    $230,000. 4/1/96

CA   2    106990000500069     98   $48,753.85     944-946 Page ST
10.625%   3/1/11    90   $244400
94117     180  10   2500069   $48,850.  2/16/96   451.42    San
Francisco
39   00   175  1    $325,880. 4/1/96


CA   2    106990000500088     98   $32,191.46     882 Hillside AVE
11.% 4/1/11    90   $258000
94706     180  05   2500088   $32,250.  2/27/96   307.12    Albany
44   00   176  1    $323,000. 5/1/96

CA   2    106990000500091     98   $32,119.01     1273 Bordeaux  10.5%
4/1/11    90   $260000
94566     180  05   2500091   $32,500.  3/13/96   359.25    Pleasanton
37   06   176  1    $325,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500092     98   $74,191.3 33801 Blue     11.875%
3/1/11    95   $404000
92629     180  05   2500092   $75,750.  2/6/96    903.04    Dana Point
30   00   175  1    $505,000. 4/1/96

CA   2    106990000500093     98   $24,858.5 911 Delmar AVE 10.375%
3/1/11    90   $207000
94501     180  05   2500093   $25,900.  2/2/96    284.29    Alameda
23   00   175  1    $260,000. 4/1/96


CA   2    106990000500094     98   $36,907.4 1360 Breakwater
10.375%   3/1/11    89   $204000
94513     180  05   2500094   $37,000.  2/7/96    335.00    Brentwood
20   06   175  1    $272,000. 4/1/96

CA   2    106990000500095     98   $19,949.95     2407 Clark LN N
10.375%   3/1/11    85   $255000
90278     180  01   2500095   $20,000.  2/5/96    181.08    Redondo
Beach
26   06   175  1    $325,000. 4/1/96


CA   2    106990000500096     98   $37,290.81     406 Gingerwood
11.625%   3/1/11    95   $199150
94506     180  03   2500096   $37,350.  2/9/96    373.44    Danville
37   00   175  1    $249,000. 4/1/96


CA   2    106990000500101     98   $28,374.47     24 Waldeck CT
10.125%   3/1/11    90   $252000
94611     180  05   2500101   $31,500.  2/6/96    340.91    Oakland
23   06   175  1    $315,000. 4/1/96

CA   2    106990000500102     98   $62,269.79     2280 Delvin    10.625%
3/1/11    85   $249000
94080     180  05   2500102   $63,000.  2/12/96   701.29    San
Francisco
32   06   175  1    $370,000. 4/1/96


CA   2    106990000500103     98   $31,612.2 2235 Delucchi DR
11.625%   3/1/11    95   $170400
94588     180  03   2500103   $31,950.  2/22/96   375.78    Pleasanton
42   00   175  1    $215,000. 4/1/96

CA   2    106990000500104     98   $21,720.9 4871 Woodthrush     9.625%
  3/1/11    80   $206000
94566     180  05   2500104   $22,000.  2/22/96   231.39    Pleasanton
25   06   175  1    $285,000. 4/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500105     98   $59,448.06     30 Roberts RD  12.125%
 3/1/11    95   $317000
95030     180  05   2500105   $59,550.  2/7/96    618.27    Los Gatos
32   00   175  1    $397,000. 4/1/96

CA   2    106990000500107     98   $30,942.15     952 Foothill DR
10.875%   3/1/11    90   $164000
94015     180  05   2500107   $31,000.  2/29/96   292.30    Colma
43   06   175  1    $219,000. 4/1/96


CA   2    106990000500109     98   $35,667.65     173 Ironwood DR
10.625%   4/1/11    90   $180000
94523     180  05   2500109   $36,000.  3/1/96    400.74    Pleasant Hill
42   06   176  1    $240,000. 5/1/96

CA   2    106990000500110     98   $18,558.16     1147 Sonora AVE
10.875%   2/1/11    90   $148800
95337     180  05   2500110   $18,600.  1/24/96   175.38    Manteca
31   06   174  1    $186,000. 3/1/96


CA   2    106990000500113     98   $45,848.47     10935 Ettrick ST
11.375%   3/1/11    95   $247200
94605     180  05   2500113   $46,350.  2/14/96   537.78    Oakland
32   00   175  1    $310,000. 4/1/96


CA   2    106990000500120     98   $43,540.28     11040 Lindbade
11.25%    4/1/11    90   $348800
90232     180  05   2500120   $43,600.  3/1/96    423.47    Culver City
43   00   176  1    $436,000. 5/1/96

CA   2    106990000500121     98   $33,509.6 3358 Gavota AVE
12.75%    5/1/11    95   $177200
95124     180  05   2500121   $33,700.  4/4/96    420.86    San Jose
46   06   177  1    $222,000. 6/1/96


CA   2    106990000500125     98   $49,656.91     3173 Heritage  12.%
5/1/11    96   $265200
95148     180  05   2500125   $49,700.  4/8/96    511.22    San Jose
42   00   177  1    $331,000. 6/1/96

CA   2    106990000500147     98   $58,390.88     375 Alviso ST  10.875%
 3/1/11    90   $207000
95050     180  05   2500147   $58,500.  2/16/96   551.59    Santa
Clara
43   00   175  1    $295,000. 4/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500148     98   $49,483.49     1916 Meadow RD
11.875%   3/1/11    96   $246000
94595     180  05   2500148   $50,000.  2/14/96   596.07    Walnut
Creek
43   06   175  1    $310,000. 4/1/96

CA   2    106990000500158     98   $37,184.77     1685 Burley DR
10.875%   3/1/11    93   $159750
95035     180  05   2500158   $37,700.  2/2/96    425.54    Milpitas
46   06   175  1    $213,000. 4/1/96


CA   2    106990000500159     98   $29,163.34     1265 Sierra ST 11.375%
 3/1/11    96   $265500
95126     180  05   2500159   $29,500.  2/16/96   342.28    San
Jose
37   06   175  1    $310,000. 4/1/96

CA   2    106990000500162     98   $33,914.64     2026 Verona CT 12.25%
  2/1/11    100  $137600
94561     180  05   2500162   $34,400.  1/25/96   418.41    Oakley
38   06   174  1    $172,000. 3/1/96


WA   2    153990000500167     98   $25,272.21     22908 47th PL W
10.95%    4/1/11    91   $127875
98043     180  05   2500167   $25,500.  3/4/96    289.03    Montlake
Terrace
42   00   176  1    $170,000. 5/1/96


CA   2    106990000500168     98   $34,113.8 206 Ballindine DR   11.75%
  4/1/11    100  $158095
95688     180  05   2500168   $34,400.  3/7/96    407.34    Vacaville
43   06   176  1    $192,500. 5/1/96

WA   2    153990000500171     98   $14,384.89     32612 16th CT  12.25%
  4/1/11    100  $115450
98023     180  05   2500171   $14,500.  3/4/96    176.36    Federal Way
39   06   176  1    $130,000. 5/1/96


CA   2    106990000500180     98   $31,931.19     849 Oxford AVE
10.75%    4/1/11    86   $440000
90272     180  05   2500180   $32,300.  3/5/96    301.51    Marina Del
Rey
19   06   176  1    $550,000. 5/1/96

CA   2    106990000500192     98   $49,927.7 6147 Chelton DR     11.%
4/1/11    90   $400000
94611     180  05   2500192   $50,000.  3/8/96    476.16    Oakland
30   06   176  1    $500,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500193     98   $33,940.87     207 Chesterton PL
11.2%     4/1/11    89   $195000
94401     180  05   2500193   $34,000.  3/11/96   328.94    San
Mateo
25   00   176  1    $260,000. 5/1/96

CA   2    106990000500195     98   $25,758.89     4967 Rue  12.95%
4/1/11    95   $183000
95136     180  05   2500195   $26,000.  3/5/96    328.11    San Jose
35   06   176  1    $220,000. 5/1/96


CA   2    106990000500197     98   $18,814.01     1211 Via Presa 12.45%
4/1/11    91   $156669
92572     180  01   2500197   $19,000.  3/12/96   233.56    San
Clemente
48   06   176  1    $195,000. 5/1/96

CA   2    106990000500198     98   $37,843.99     344 Kellogg    11.2%
4/1/11    90   $192000
95051     180  05   2500198   $38,400.  3/8/96    371.51    San Jose
45   06   176  1    $256,000. 5/1/96


CA   2    106990000500203     98   $39,673.37     108 Pauline DR 11.95%
 4/1/11    100  $198380
95076     180  05   2500203   $40,000.  3/11/96   478.78    Watsonville
39   06   176  1    $240,000. 5/1/96


CA   2    106990000500211     98   $81,859.42     627 Channing   12.5%
4/1/11    95   $440000
94301     180  01   2500211   $82,500.  3/13/96   1016.83   Palo Alto
40   00   176  1    $550,000. 5/1/96

CA   2    106990000500216     98   $55,759.09     304 Avondale LN
12.75%    5/1/11    95   $297600
94550     180  05   2500216   $55,800.  4/8/96    606.37    Livermore
37   00   177  1    $372,000. 6/1/96


CA   2    106990000500218     98   $58,818.29     454 Pioneer Trail
12.75%    4/1/11    95   $468000
94566     180  05   2500218   $87,750.  3/18/96   953.57    Walnut
Creek
33   06   176  1    $585,000. 5/1/96

CA   2    106990000500222     98   $35,319.09     797 Cmpobello  11.5%
4/1/11    90   $179900
95037     180  05   2500222   $35,950.  3/14/96   419.96    Morgan Hill
42   00   176  1    $239,873. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500230     98   $22,661.41     2338 Gull CT   12.%
4/1/11    90   $98500
94533     180  05   2500230   $23,000.  3/14/96   276.04    Fairfield
44   06   176  1    $135,000. 5/1/96

CA   2    106990000500231     98   $29,727.47     4029 Golf DR   10.8%
4/1/11    80   $203150
95127     180  09   2500231   $30,000.  3/14/96   337.22    San
Jose
49   06   176  1    $295,000. 5/1/96


CA   2    106990000500232     98   $42,406.94     123 Otis AVE   11.%
3/1/11    90   $340000
94062     180  05   2500232   $42,500.  2/23/96   404.74    Woodside
43   00   175  1    $425,000. 4/1/96

CA   2    106990000500233     98   $44,928.22     9378 Rampton CT
12.8%     4/1/11    100  $119627
95829     180  05   2500233   $45,300.  3/15/96   567.21    Sacramento
49   06   176  1    $165,000. 5/1/96


CA   2    106990000500238     98   $38,953.42     472 Pacific Oaks
11.875%   4/1/11    95   $208000
93117     180  05   2500238   $39,000.  3/26/96   397.41    Goleta
41   00   176  1    $260,000. 5/1/96


CA   2    106990000500245     98   $49,916.71     239 Robin WAY
12.25%    4/1/11    94   $296400
94025     180  05   2500245   $50,000.  3/15/96   523.95    Menlo
Park
38   00   176  1    $372,000. 5/1/96

CA   2    106990000500254     98   $24,940.71     224 Country    10.625%
3/1/11    90   $200200
94506     180  09   2500254   $25,000.  2/9/96    231.02    Danville
35   00   175  1    $250,500. 4/1/96


WA   2    153990000500262     98   $24,563.02     7103 Fremont   13.05%
 4/1/11    95   $96000
98103     180  05   2500262   $25,000.  3/18/96   317.13    Seattle
45   06   176  1    $128,000. 5/1/96

CA   2    106990000500263     98   $39,404.83     3716 Drakeshire
12.3%     4/1/11    95   $191000
95356     180  05   2500263   $39,800.  3/19/96   485.38    Modesto
40   06   176  1    $243,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500265     98   $24,331.99     4830 Yamato DR 11.3%
   4/1/11    90   $196800
95111     180  05   2500265   $24,600.  3/15/96   284.25    San
Jose
25   06   176  1    $246,000. 5/1/96

CA   2    106990000500267     98   $57,429.42     15 Ridgecrest  11.75%
4/1/11    90   $460000
94402     180  05   2500267   $57,500.  3/15/96   580.41    San
Jose
41   00   176  1    $575,000. 5/1/96


CA   2    106990000500291     98   $49,833.51     5676      11.375%
4/1/11    89   $399900
95138     180  03   2500291   $49,900.  3/22/96   489.40    San
Jose
45   00   176  1    $510,000. 5/1/96

WA   2    153990000500292     98   $26,750.25     20965 Port     13.05%
4/1/11    95   $116000
98370     180  05   2500292   $27,000.  3/20/96   342.50    Poulsbo
50   06   176  1    $152,000. 5/1/96


CA   2    106990000500295     98   $49,503.58     1879 Anne Marie
12.3%     4/1/11    97   $178000
95132     180  05   2500295   $50,000.  3/21/96   609.77    San
Jose
37   06   176  1    $237,000. 5/1/96


CA   2    106990000500296     98   $12,289.4 4155 Willow    11.% 4/1/11
 85   $198400
93021     180  05   2500296   $12,400.  3/20/96   140.94    Moorpark
38   00   176  1    $248,000. 5/1/96

CA   2    106990000500297     98   $28,208.98     26200 Buerer LN
12.% 4/1/11    90   $142500
95320     180  05   2500297   $28,500.  4/3/96    342.05    Escalon
41   06   176  1    $190,000. 5/1/96


WA   2    153990000500298     98   $25,610.11     4521 53rd ST E 13.05%
  4/1/11    100  $108679
98443     180  05   2500298   $25,800.  3/20/96   327.28    Tacoma
50   06   176  1    $135,000. 5/1/96

WA   2    153990000500300     98   $30,702.06     219 Capri PL   12.05%
4/1/11    100  $118500
98203     180  05   2500300   $31,500.  3/20/96   379.07    Everett
43   00   176  1    $150,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500305     98   $21,970.66     75 Leeds CT E  11.375%
 4/1/11    90   $176000
94526     180  09   2500305   $22,000.  3/22/96   215.77    Danville
40   00   176  1    $220,000. 5/1/96

CA   2    106990000500307     98   $49,748.78     3523 Amber DR
12.55%    4/1/11    95   $265750
95118     180  05   2500307   $49,800.  3/25/96   533.43    San
Jose
40   00   176  1    $332,200. 5/1/96


CA   2    106990000500308     98   $49,935.4 3101 Silverland     12.55%
4/1/11    94   $301500
95135     180  05   2500308   $50,000.  3/21/96   535.57    San
Jose
33   00   176  1    $376,900. 5/1/96

CA   2    106990000500310     98   $35,375.69     2945 Mendel    10.8%
4/1/11    91   $76856
95833     180  05   2500310   $35,700.  3/22/96   401.29    Sacramento
44   06   176  1    $125,000. 5/1/96


CA   2    106990000500311     98   $14,851.08     5532 Riverlake
12.3%     4/1/11    97   $138190
94514     180  05   2500311   $15,000.  3/25/96   182.93    Byron
49   06   176  1    $158,000. 5/1/96


CA   2    106990000500348     98   $47,451.43     263 Arency CT  11.25%
 5/1/11    87   $380000
94506     180  05   2500348   $47,500.  3/26/96   461.35    Danville
38   00   177  1    $495,000. 6/1/96

WA   2    153990000500349     98   $23,957.23     612 Jameson ST
11.55%    4/1/11    86   $75000
98284     180  05   2500349   $24,300.  3/27/96   284.64    Sedro
Wooley
49   06   176  1    $116,000. 5/1/96


WA   2    153990000500350     98   $23,574.23     3204 Maringo   11.05%
 4/1/11    90   $122250
98501     180  05   2500350   $24,400.  3/25/96   278.10    Olympia
25   06   176  1    $163,000. 5/1/96

CA   2    106990000500351     98   $42,249.42     250 Boulay CT  12.3%
5/1/11    100  $382500
95037     180  05   2500351   $42,500.  3/28/96   518.30    Morgan Hill
43   06   177  1    $425,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500352     98   $30,479.36     5515 Andromeda
13.3%     4/1/11    95   $237000
94538     180  05   2500352   $30,700.  3/25/96   394.51    Fremont
45   06   176  1    $282,000. 5/1/96

CA   2    106990000500353     98   $35,913.96     14 Santa Cecilia
12.3%     4/1/11    94   $193200
92688     180  03   2500353   $36,200.  3/22/96   441.47    Rancho Santa
39   00   176  1    $245,000. 5/1/96


CA   2    106990000500354     98   $16,904.31     4616 Evia CT   12.8%
5/1/11    95   $186000
95758     180  05   2500354   $17,000.  3/28/96   212.86    Elk
Grove
40   06   177  1    $215,000. 6/1/96

CA   2    106990000500355     98   $20,338.03     1186 Mission   12.3%
4/1/11    100  $141000
95337     180  05   2500355   $20,500.  3/22/96   250.00    Manteca
42   06   176  1    $162,000. 5/1/96


CA   2    106990000500356     98   $29,062.58     6391 Galena DR 11.3%
 4/1/11    90   $142500
95623     180  05   2500356   $29,400.  3/22/96   339.72    San
Jose
39   06   176  1    $191,000. 5/1/96


CA   2    106990000500358     98   $38,495.36     2767 Deer Isle DR
11.55%    4/1/11    90   $196000
95120     180  05   2500358   $39,000.  3/26/96   387.70    San
Jose
39   00   176  1    $261,500. 5/1/96

CA   2    106990000500361     98   $27,473.38     4547 Maureen   11.5%
5/1/11    90   $227200
94550     180  05   2500361   $27,500.  4/8/96    272.33    Livermore
37   06   177  1    $284,000. 6/1/96


CA   2    106990000500365     98   $23,871.46     308 W Meadows
11.875%   4/1/11    89   $207150
94506     180  09   2500365   $23,900.  3/27/96   243.54    Danville
45   00   176  1    $260,000. 5/1/96

CA   2    106990000500370     98   $35,660.95     1803 Manzanita      11.%
5/1/11    90   $287200
90265     180  05   2500370   $35,900.  3/28/96   408.04    Los
Angeles
44   00   177  1    $360,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500371     98   $35,239.59     5891 Rainflower     11.%
4/1/11    94   $219600
94550     180  05   2500371   $36,000.  3/25/96   409.17    Livermore
30   00   176  1    $274,500. 5/1/96

CA   2    106990000500372     98   $22,256.98     17637 S Austin
12.8%     4/1/11    85   $122400
95336     180  05   2500372   $22,900.  3/25/96   286.73    Manteca
36   00   176  1    $171,000. 5/1/96


CA   2    106990000500376     98   $15,168.73     1325 Joplin DR 11.55%
 4/1/11    90   $76500
95118     180  01   2500376   $15,300.  3/27/96   152.10    San
Jose
34   06   176  1    $102,000. 5/1/96

CA   2    106990000500378     98   $36,632.64     278 Merz CT    12.3%
4/1/11    100  $233000
95035     180  05   2500378   $37,000.  3/26/96   451.23    Milpitas
41   06   176  1    $272,000. 5/1/96


CA   2    106990000500393     98   $76,827.57     18573 Doral    11.625%
5/1/11    90   $613350
91356     180  03   2500393   $76,900.  4/1/96    768.88    Los Angeles
40   00   177  1    $769,500. 6/1/96


GA   2    113990000500394     98   $16,792.18     592 Peachtree  11.5%
4/1/11    94   $78000
30243     180  05   2500394   $17,000.  3/5/96    198.59    Lawrenceville
25   06   176  1    $102,000. 5/1/96

CA   2    106990000500405     98   $38,791.03     3080 Delta RD  12.3%
5/1/11    95   $208800
95135     180  05   2500405   $39,100.  4/1/96    476.84    San Jose
40   00   177  1    $261,000. 6/1/96


CA   2    106990000500406     98   $29,788.27     1339 Caroline ST
12.3%     5/1/11    96   $252000
94501     180  05   2500406   $30,000.  4/1/96    365.86    Alameda
42   06   177  1    $295,000. 6/1/96

CA   2    106990000500407     98   $29,823.12     3464 Morgan PL 12.3%
  5/1/11    100  $240000
95132     180  05   2500407   $30,000.  4/1/96    365.86    San Jose
37   06   177  1    $271,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500408     98   $43,728.01     5518 E    11.8%
5/1/11    88   $145663
90808     180  05   2500408   $44,000.  3/28/96   522.43    Long
Beach
50   06   177  1    $218,000. 6/1/96

CA   2    106990000500409     98   $49,718.83     8882 Scenic Elk
12.8%     5/1/11    95   $225500
95624     180  05   2500409   $50,000.  4/1/96    626.06    Elk Grove
27   06   177  1    $290,000. 6/1/96


CA   2    106990000500430     98   $28,830.79     6328 COTTLE    12.5%
  5/1/11    95   $184000
95123     180  05   2500430   $29,250.  4/1/96    360.51    SAN JOSE
35   02   177  1    $225,000. 6/1/96

CA   2    106990000500431     98   $31,755.62     3484 Gamay CT  9.5%
5/1/11    80   $231000
95148     180  05   2500431   $32,000.  3/29/96   334.15    San
Jose
50   06   177  1    $332,000. 6/1/96


CA   2    106990000500475     98   $13,332.53     7861 Langlo    9.875%
4/1/11    76   $176000
93117     180  05   2500475   $13,500.  3/1/96    144.04    Goleta
41   06   176  1    $250,000. 5/1/96


CA   2    106990000500476     98   $49,612.28     503 Elm CT     12.5%
4/1/11    92   $192735
94080     180  05   2500476   $50,000.  3/5/96    616.26    San Francisco
49   06   176  1    $265,000. 5/1/96

CA   2    106990000500477     98   $22,798.63     8846 Cave City
11.2%     4/1/11    89   $123000
95246     180  05   2500477   $23,000.  3/4/96    264.31    Mountain
Ranch
33   06   176  1    $165,000. 5/1/96


WA   2    153990000500478     98   $35,614.99     11105 140th    12.25%
4/1/11    95   $125094
98374     180  05   2500478   $35,900.  3/8/96    436.65    Puyallup
44   06   176  1    $169,500. 5/1/96

CA   2    106990000500479     98   $9,922.08 1519 Verbena   12.45%
4/1/11    95   $135130
95747     180  05   2500479   $10,000.  3/13/96   122.93    Roseville
45   06   176  1    $153,500. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500483     98   $36,142.71     213 Castillon  12.45%
4/1/11    95   $220000
95119     180  05   2500483   $36,500.  3/14/96   448.68    San
Jose
39   06   176  1    $270,000. 5/1/96

CA   2    106990000500484     98   $37,005.24     2615 Lucena DR 12.3%
  4/1/11    95   $185000
95132     180  09   2500484   $37,300.  3/15/96   454.89    San
Jose
38   06   176  1    $234,000. 5/1/96


CA   2    106990000500485     98   $35,453.46     423 Myrtle ST  11.45%
4/1/11    87   $207000
94019     180  05   2500485   $35,500.  3/13/96   350.20    Half
Moon Bay
47   06   176  1    $280,000. 5/1/96

CA   2    106990000500486     98   $24,777.13     795 Portside CIR
11.45%    4/1/11    100  $154819
95678     180  05   2500486   $25,000.  3/12/96   291.25    Roseville
26   06   176  1    $180,000. 5/1/96


CA   2    106990000500487     98   $99,235.48     32 Hillsdale DR
12.65%    4/1/11    94   $584000
92660     180  09   2500487   $100,000. 3/14/96   1242.30   Newport
Beach
40   06   176  1    $730,000. 5/1/96


CA   2    106990000500488     98   $29,732.43     8904 Weatherby
11.% 4/1/11    86   $292000
95742     180  05   2500488   $30,000.  3/6/96    340.98    Granite Bay
35   06   176  1    $375,000. 5/1/96

CA   2    106990000500489     98   $12,599.18     785 N Lillie AVE
12.25%    4/1/11    96   $87165
93618     180  05   2500489   $12,700.  3/8/96    154.47    Dinuba
35   06   176  1    $105,000. 5/1/96


CA   2    106990000500492     98   $18,131.19     2950 Warwick
10.875%   3/1/11    90   $93000
90032     180  05   2500492   $18,600.  2/20/96   209.95    Los
Angeles
36   06   175  1    $124,000. 4/1/96

WA   2    153990000500497     98   $22,591.91     23317 E SINTO
10.75%    4/1/11    70   $65450
99019     180  05   2500497   $22,800.  3/7/96    255.58    LIBERTY
LAKE
26   06   176  1    $126,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500498     98   $24,276.42     11411 ROLLING
10.75%    4/1/11    90   $196000
92020     180  05   2500498   $24,500.  3/13/96   274.63    EL
CAJON
38   00   176  1    $247,000. 5/1/96

CA   2    106990000500499     98   $41,665.81     944 N Mansfield
12.25%    5/1/11    92   $222400
90036     180  05   2500499   $41,700.  4/3/96    436.97    Los Angeles
41   00   177  1    $290,000. 6/1/96


CA   2    106990000500500     98   $29,732.43     505 E     11.% 4/1/11
77   $169256
91711     180  05   2500500   $30,000.  3/14/96   340.98    CLAREMONT
44   06   176  1    $260,000. 5/1/96

CA   2    106990000500501     98   $31,469.52     1621 Jasmine CIR
11.5%     5/1/11    90   $157500
94561     180  05   2500501   $31,500.  4/2/96    311.94    Oakley
40   06   177  1    $210,000. 6/1/96


CA   2    106990000500502     98   $18,962.59     16993 Sorrel   10.625%
3/1/11    90   $95050
95037     180  05   2500502   $19,000.  2/8/96    175.58    Morgan Hill
46   00   175  1    $127,000. 4/1/96


CA   2    106990000500507     98   $27,686.39     459 PARADISE   11.%
3/1/11    83   $166358
93907     180  05   2500507   $28,000.  2/16/96   318.25    SALINAS
48   06   175  1    $235,000. 4/1/96

CA   2    106990000500508     98   $64,161.72     404 E     11.75%
4/1/11    90   $179266
94931     180  05   2500508   $64,700.  3/12/96   766.13    COTATI
43   06   176  1    $273,000. 5/1/96


CA   2    106990000500510     98   $32,446.02     20250 SE 152nd
11.375%   3/1/11    100  $132000
98059     180  05   2500510   $33,000.  2/16/96   382.88    RENTON
43   06   175  1    $165,000. 4/1/96

CA   2    106990000500511     98   $14,835.83     11817     11.25%
3/1/11    100  $132000
92505     180  05   2500511   $15,000.  2/27/96   172.85    RIVERSIDE
45   06   175  1    $147,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500513     98   $23,361.3 6321 LAKE      10.375%
3/1/11    92   $118500
92119     180  05   2500513   $23,700.  2/23/96   260.15    SAN
DIEGO
32   06   175  1    $155,000. 4/1/96

GA   2    113990000500514     98   $29,757.29     3355 Niblick CT
12.05%    4/1/11    99   $130000
30202     180  01   2500514   $30,000.  3/20/96   361.02    Alpharetta
39   06   176  1    $162,000. 5/1/96


WA   2    153990000500516     98   $20,879.09     16209 8th AVE
12.55%    5/1/11    100  $88000
98166     180  05   2500516   $21,000.  4/3/96    259.51    Seattle
43   06   177  1    $109,000. 6/1/96

CA   2    106990000500517     98   $40,249.7 348 Medea Creek     11.8%
 5/1/11    90   $324000
91301     180  05   2500517   $40,500.  4/5/96    480.87    Agoura Area
40   06   177  1    $405,000. 6/1/96


WA   2    153990000500519     98   $15,560.6 8605 86th AVE  11.05%
5/1/11    90   $78750
98332     180  05   2500519   $15,700.  4/3/96    178.94    Gig Harbor
42   06   177  1    $105,000. 6/1/96


WA   2    153990000500520     98   $41,261.03     6213 137th PL  12.55%
 5/1/11    98   $188000
98026     180  05   2500520   $41,500.  4/4/96    512.85    Edmonds
43   06   177  1    $235,000. 6/1/96

CA   2    106990000500521     98   $24,859.42     23840 Sunset   12.8%
5/1/11    100  $184972
91765     180  05   2500521   $25,000.  4/4/96    313.03    Diamond Bar
43   06   177  1    $210,000. 6/1/96


CA   2    106990000500523     98   $29,823.12     2164 Bristolwood
12.3%     5/1/11    95   $169600
95132     180  05   2500523   $30,000.  4/2/96    365.86    San Jose
43   06   177  1    $212,000. 6/1/96

CA   2    106990000500524     98   $23,854.43     543 Shady Glen      12.%
5/1/11    90   $165000
95688     180  05   2500524   $24,000.  4/2/96    288.04    Vacaville
31   06   177  1    $210,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500525     98   $49,604.9 5111 Seabreeze      12.3%
5/1/11    92   $284000
93035     180  05   2500525   $50,000.  4/3/96    609.77    Oxnard
33   00   177  1    $365,000. 6/1/96

CA   2    106990000500527     98   $45,644.57     2215 Grouse    10.375%
4/1/11    90   $139000
94587     180  05   2500527   $46,400.  3/1/96    509.32    UNION CITY
42   06   176  1    $206,000. 5/1/96


CA   2    106990000500529     98   $17,114.94     30915 ROAD 52  11.5%
   3/1/11    87   $68799
93227     180  05   2500529   $17,300.  2/27/96   202.10    GOSHEN
26   06   175  1    $100,000. 4/1/96

CA   2    106990000500530     98   $59,327.99     226 VALLEY ST  11.%
4/1/11    90   $246892
94131     180  05   2500530   $60,000.  3/1/96    681.96    SAN
50   06   176  1    $341,000. 5/1/96


CA   2    106990000500532     98   $21,013.76     1422 Naranca   11.625%
 3/1/11    100  $128350
92021     180  05   2500532   $22,600.  2/26/96   265.81    El
Cajon
40   06   175  1    $151,000. 4/1/96


CA   2    106990000500533     98   $75,709.73     1092      11.875%
4/1/11    90   $143764
92231     180  05   2500533   $76,500.  3/12/96   911.99    CALEXICO
47   06   176  1    $245,000. 5/1/96

WA   2    153990000500534     98   $31,743.55     3318 NW 120th
12.25%    4/1/11    100  $132000
98685     180  05   2500534   $32,000.  3/4/96    389.22    Vancouver
44   06   176  1    $165,000. 5/1/96


CA   2    106990000500535     98   $27,772.41     4318 Sea Bright     12.%
4/1/11    100  $146080
92008     180  05   2500535   $28,000.  3/12/96   336.05    Carlsbad
41   06   176  1    $175,000. 5/1/96

CA   2    106990000500536     98   $197,338.7     600  10.875%   4/1/11
80   $1360303
94010     180  05   2500536   $199,600. 3/7/96    2253.01   ************

50   06   176  1    $1,950,000.    5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000500537     98   $65,748.4 3232 NE 132nd  11.75%
4/1/11    100  $83661
97230     180  05   2500537   $66,300.  3/1/96    785.08    Portland
40   06   176  1    $150,000. 5/1/96

CA   2    106990000500538     98   $24,735.68     1308 Monroe CT
11.625%   3/1/11    100  $97103
95776     180  05   2500538   $25,000.  2/22/96   294.04    Woodland
44   06   175  1    $123,000. 4/1/96


CA   2    106990000500539     98   $19,802.82     2452 Gibson AVE
12.375%   3/1/11    98   $106267
93611     180  05   2500539   $20,000.  2/28/96   244.88    Clovis
40   06   175  1    $130,000. 4/1/96

CA   2    106990000500540     98   $46,258.72     4109 VALLEY
10.375%   4/1/11    90   $373600
91403     180  05   2500540   $46,700.  3/1/96    512.61    LOS
ANGELES
29   00   176  1    $467,000. 5/1/96


CA   2    106990000500541     98   $19,742.05     1104 Vista Bonita
11.5%     3/1/11    100  $180000
92083     180  05   2500541   $20,000.  2/27/96   233.64    Vista
34   06   175  1    $200,000. 4/1/96


WA   2    153990000500542     98   $41,674.32     702 Potato Hill
12.5%     4/1/11    100  $118000
98837     180  05   2500542   $42,000.  3/11/96   517.66    Moses
Lake
37   06   176  1    $160,000. 5/1/96

CA   2    106990000500543     98   $24,166.53     833 Medford ST 11.%
4/1/11    90   $123500
92020     180  05   2500543   $25,000.  3/14/96   284.15    El
Cajon
44   06   176  1    $165,000. 5/1/96


CA   2    106990000500544     98   $55,500.56     5905 LARAMIE   11.%
4/1/11    89   $253968
95747     180  05   2500544   $56,000.  3/11/96   636.49    ROSEVILLE
38   06   176  1    $350,000. 5/1/96

CA   2    106990000500545     98   $24,706.92     1227 Camellia DR
10.5%     3/1/11    89   $130000
94303     180  05   2500545   $25,000.  2/22/96   276.35    East
Palo Alto
37   06   175  1    $175,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500546     98   $12,767.65     556 FATHOM
9.625%    3/1/11    66   $207000
94404     180  09   2500546   $13,000.  2/27/96   136.73    SAN
MATEO
45   00   175  1    $335,000. 4/1/96

CA   2    106990000500551     98   $39,617.89     419 ORLENA
10.25%    4/1/11    90   $320000
90814     180  05   2500551   $40,000.  3/13/96   435.98    LONG
BEACH
44   06   176  1    $400,000. 5/1/96


CA   2    106990000500553     98   $20,870.21     310 21st ST    11.8%
5/1/11    90   $105000
95814     180  05   2500553   $21,000.  4/4/96    249.34    Sacramento
49   06   177  1    $140,000. 6/1/96

WA   2    153990000500554     98   $20,321.34     5215 172nd PL  11.25%
  4/1/11    90   $102750
98037     180  05   2500554   $20,500.  3/27/96   236.23    Lynnwood
31   06   176  1    $137,000. 5/1/96


GA   2    113990000500555     98   $59,536.92     8370 Royal     12.55%
5/1/11    95   $328000
30155     180  03   2500555   $60,000.  4/4/96    741.47    Duluth
38   00   177  1    $410,000. 6/1/96


CA   2    106990000500556     98   $18,589.75     9166 San  12.3%
5/1/11    91   $100000
91730     180  05   2500556   $18,700.  4/5/96    228.05    Rancho
43   00   177  1    $131,000. 6/1/96

CA   2    106990000500558     98   $39,698.54     2974 Plumstead
12.8%     5/1/11    92   $166905
95148     180  05   2500558   $40,000.  4/5/96    500.84    San Jose
49   06   177  1    $225,000. 6/1/96


CA   2    106990000500559     98   $62,513.78     741 San Ramon  12.55%
  5/1/11    90   $207000
95864     180  05   2500559   $63,000.  4/5/96    778.54    Sacramento
37   00   177  1    $300,000. 6/1/96

CA   2    106990000500560     98   $52,050.5 2244 Kenry     12.75%
5/1/11    95   $279200
94080     180  05   2500560   $52,350.  4/4/96    568.88    San Francisco
38   00   177  1    $349,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500561     98   $51,949.66     232 Aderno WAY
11.5%     5/1/11    90   $416000
90272     180  05   2500561   $52,000.  4/5/96    514.95    Pacific
Palisades
31   00   177  1    $520,000. 6/1/96

CA   2    106990000500563     98   $47,576.8 2656 FIR PARK  11.125%
4/1/11    90   $384000
95404     180  03   2500563   $48,000.  3/13/96   549.34    SANTA ROSA

38   00   176  1    $480,000. 5/1/96


NV   2    132990000500565     98   $38,558.16     1877 Fieldcrest
10.875%   3/1/11    89   $110029
89434     180  05   2500565   $39,000.  2/23/96   440.22    Sparks
45   06   175  1    $168,000. 4/1/96

CA   2    106990000500566     98   $49,603.04     2956 Curie ST  12.25%
4/1/11    95   $282400
92122     180  05   2500566   $50,000.  3/11/96   608.15    San
Diego
39   06   176  1    $353,000. 5/1/96


CA   2    106990000500567     98   $57,850.77     33 MEADOW DR
11.125%   3/1/11    92   $211077
94903     180  05   2500567   $58,500.  2/27/96   669.51    SAN
RAFAEL
38   06   175  1    $295,000. 4/1/96


CA   2    106990000500568     98   $34,694.97     3136 S 8th AVE 11.25%
  4/1/11    87   $122648
91006     180  05   2500568   $35,000.  3/13/96   403.32    Arcadia
37   06   176  1    $183,000. 5/1/96

CA   2    106990000500569     98   $26,688.66     1454 Harrison  11.375%
3/1/11    99   $111248
95501     180  05   2500569   $27,000.  2/21/96   313.27    Eureka
44   06   175  1    $140,000. 4/1/96


CA   2    106990000500570     98   $77,175.31     1434 Camino    11.625%
 3/1/11    90   $281508
95120     180  05   2500570   $78,000.  2/22/96   917.40    San
Jose
50   06   175  1    $400,000. 4/1/96

CA   2    106990000500571     98   $30,750.97     39 Olive ST    12.125%
4/1/11    92   $87633
95023     180  05   2500571   $31,000.  3/1/96    374.55    Hollister
42   06   176  1    $130,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000500572     98   $24,992.77     18759 130th    11.875%
 4/1/11    95   $94500
98058     180  05   2500572   $25,200.  3/4/96    300.42    Renton
44   06   176  1    $126,000. 5/1/96

CA   2    106990000500573     98   $33,174.12     16 Anacapri    10.125%
4/1/11    55   $153462
92677     180  05   2500573   $34,200.  3/4/96    370.13    Laguna Niguel
41   00   176  1    $342,000. 5/1/96


CA   2    106990000500574     98   $39,531.06     137 Marlette DR
10.5%     3/1/11    63   $207000
96145     180  05   2500574   $40,000.  2/15/96   442.16    Tahoe
City
50   06   175  1    $395,000. 4/1/96

CA   2    106990000500575     98   $71,834.49     252 COLORADO
10.125%   3/1/11    87   $583200
94301     180  05   2500575   $72,900.  2/26/96   788.97    PALO
ALTO
37   00   175  1    $755,000. 4/1/96


CA   2    106990000500576     98   $32,531.8 7384 Celata LN 9.375%
3/1/11    80   $207000
92129     180  05   2500576   $33,000.  2/28/96   342.11    San
Diego
26   06   175  1    $300,000. 4/1/96


WA   2    153990000500577     98   $31,159.66     16227 124th    10.625%
 4/1/11    89   $157400
98011     180  05   2500577   $31,450.  2/28/96   350.09    BOTHELL
39   00   176  1    $213,000. 5/1/96

CA   2    106990000500578     98   $31,736.88     1641 Havenwood
11.875%   4/1/11    100  $128000
92056     180  05   2500578   $32,000.  3/1/96    381.48    Oceanside
37   06   176  1    $160,000. 5/1/96


CA   2    106990000500579     98   $33,413.03     236 E Highland
11.5%     4/1/11    95   $180000
95376     180  05   2500579   $33,700.  3/12/96   393.68    Tracy
39   06   176  1    $225,000. 5/1/96

CA   2    106990000500580     98   $46,097.02     7533 N Sanders
11.5%     4/1/11    90   $126150
93611     180  05   2500580   $46,500.  3/14/96   543.21    Clovis
30   06   176  1    $192,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500581     98   $62,008.95     4024 Cayente   10.5%
3/1/11    89   $207000
95864     180  05   2500581   $63,000.  2/26/96   696.40    Sacramento
40   06   175  1    $305,000. 4/1/96

CA   2    106990000500582     98   $26,720.39     4593 PORTER ST 12.%
3/1/11    98   $172000
94538     180  05   2500582   $27,000.  2/1/96    324.05    FREMONT
44   06   175  1    $205,000. 4/1/96


CA   2    106990000500583     98   $32,692.12     396 Run PL     11.25%
4/1/11    100  $198592
91901     180  05   2500583   $33,000.  3/11/96   380.27    Alpine
33   06   176  1    $233,000. 5/1/96

CA   2    106990000500584     98   $23,498.18     534 Newton DR  11.5%
  4/1/11    90   $83800
93618     180  05   2500584   $23,700.  3/12/96   276.86    Dinuba
44   06   176  1    $120,000. 5/1/96


OR   2    106990000500586     98   $23,524.16     3434      10.625%
3/1/11    85   $81800
97071     180  05   2500586   $23,800.  2/23/96   264.93    WOODBURN
43   06   175  1    $124,500. 4/1/96


CA   2    106990000500587     98   $47,388.05     5532 INDIANA
11.625%   3/1/11    100  $146250
94521     180  05   2500587   $48,000.  2/27/96   564.55    CONCORD
42   06   175  1    $195,000. 4/1/96

CA   2    106990000500599     98   $20,470.1 111 F ST  11.25%    4/1/11
85   $153750
94063     180  05   2500599   $20,500.  3/13/96   199.11    Redwood City
44   00   176  1    $205,000. 5/1/96


CA   2    106990000500600     98   $22,962.53     5471 Cabrillo Sur
11.5%     4/1/11    90   $184000
94803     180  05   2500600   $23,000.  3/13/96   227.77    Richmond
50   00   176  1    $230,000. 5/1/96

CA   2    106990000500601     98   $21,438.47     9334 PARK DR
11.25%    4/1/11    90   $114750
91916     180  05   2500601   $22,900.  3/15/96   263.89    DESCANSO
28   06   176  1    $153,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500602     95   $78,919.03     3556 Adamsville
13.5%     4/1/11    100  $304952
91302     180  05   2500602   $79,500.  3/12/96   1032.16   Calabasas
33   06   176  1    $385,000. 5/1/96

CA   2    106990000500611     98   $25,080.53     6049 Scotts    12.5%
5/1/11    95   $134000
95066     180  09   2500611   $25,100.  4/18/96   267.88    Scotts
Valley
44   00   177  1    $167,500. 6/1/96


CA   2    106990000500613     98   $32,898.39     10299 Palo Alto
10.8%     5/1/11    79   $66261
91730     180  05   2500613   $33,200.  4/9/96    373.19    Rancho
40   06   177  1    $127,000. 6/1/96

CA   2    106990000500614     98   $24,098.77     465 Cork Harbor
11.8%     5/1/11    89   $207000
94065     180  01   2500614   $24,300.  4/8/96    288.52    Redwood City
35   06   177  1    $260,000. 6/1/96


CA   2    106990000500615     98   $89,767.9 940 Harriet AVE     12.05%
 5/1/11    85   $207000
95008     180  05   2500615   $90,500.  4/8/96    1089.06   Campbell
44   06   177  1    $350,000. 6/1/96


CA   2    106990000500616     98   $28,784.44     295 Foothill WAY
9.8% 5/1/11    80   $78796
95971     180  05   2500616   $29,000.  4/11/96   308.10    Quincy
45   06   177  1    $135,000. 6/1/96

CA   2    106990000500618     98   $22,665.59     7048 13th ST   12.3%
5/1/11    100  $177037
95831     180  05   2500618   $22,800.  4/10/96   278.05    Sacramento
42   06   177  1    $200,000. 6/1/96


CA   2    106990000500620     98   $37,983.36     5108 Camino    11.5%
5/1/11    85   $231413
92124     180  05   2500620   $39,500.  4/8/96    461.43    San Diego
43   06   177  1    $320,000. 6/1/96

CA   2    106990000500621     98   $44,632.9 39538 Pardee CT     13.3%
5/1/11    93   $190553
94538     180  05   2500621   $45,000.  4/8/96    578.27    Fremont
37   06   177  1    $255,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500622     98   $29,209.61     17390 De Witt  11.3%
5/1/11    90   $147000
95037     180  05   2500622   $29,400.  4/10/96   339.72    Morgan Hill
42   06   177  1    $196,000. 6/1/96

CA   2    106990000500623     98   $34,900.1 3331 Mountaire      10.875%
 3/1/11    91   $159000
94509     180  05   2500623   $35,300.  2/20/96   398.45    Antioch
50   06   175  1    $215,000. 4/1/96


CA   2    106990000500631     98   $23,609.31     111 Bean Creek
12.25%    5/1/11    95   $126800
95066     180  01   2500631   $23,750.  4/12/96   288.87    Scotts
Valley
36   00   177  1    $158,500. 6/1/96

CA   2    106990000500632     98   $42,161.61     6532 Hercus CT 12.8%
 5/1/11    95   $226400
95119     180  05   2500632   $42,400.  4/9/96    530.89    San Jose
13   00   177  1    $283,000. 6/1/96


GA   2    113990000500633     98   $35,601.33     5277 Spalding DR
11.75%    5/1/11    90   $135988
30092     180  05   2500633   $35,900.  4/10/96   425.10    Norcross
49   06   177  1    $191,000. 6/1/96


CA   2    106990000500634     98   $23,827.51     2345 W Transit
13.3%     5/1/11    100  $158000
92804     180  05   2500634   $24,000.  4/9/96    308.41    Anaheim
42   06   177  1    $182,000. 6/1/96

WA   2    153990000500637     98   $22,065.98     13613 196th    12.05%
5/1/11    100  $142000
98059     180  05   2500637   $22,200.  4/8/96    267.15    Renton
37   06   177  1    $165,000. 6/1/96


CA   2    106990000500647     98   $41,980.31     1336 Lobelia CT
11.5%     5/1/11    90   $211000
94550     180  05   2500647   $42,200.  4/12/96   417.90    Livermore
42   00   177  1    $281,398. 6/1/96

CA   2    106990000500648     98   $31,242.79     6501 Lennox    11.95%
4/1/11    100  $148000
95758     180  05   2500648   $31,500.  3/26/96   377.04    Elk
Grove
41   06   176  1    $180,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000500649     98   $99,424.18     2045 E Beaver  12.55%
 5/1/11    97   $294000
98027     180  05   2500649   $100,000. 4/9/96    1235.78   Issaquah
31   06   177  1    $410,000. 6/1/96

CA   2    106990000500650     98   $12,902.04     14411 Victoria CT
12.8%     5/1/11    100  $134964
95127     180  05   2500650   $13,000.  4/10/96   162.77    San
Jose
46   02   177  1    $148,000. 6/1/96


WA   2    153990000500652     98   $24,754.88     21417 130th    13.05%
5/1/11    94   $154000
98031     180  05   2500652   $25,500.  4/10/96   323.48    Kent
48   06   177  1    $192,000. 6/1/96

CA   2    106990000500660     98   $37,673.85     6458 Matthew CT
13.% 5/1/11    95   $201200
95123     180  05   2500660   $37,700.  4/12/96   417.04    San
Jose
34   00   177  1    $251,500. 6/1/96


WA   2    153990000500688     98   $19,845.63     4914 N 39th ST 12.55%
  5/1/11    98   $107298
98407     180  05   2500688   $20,000.  4/15/96   247.16    Tacoma
45   02   177  1    $130,000. 6/1/96


WA   2    153990000500690     98   $29,261.35     512 10th AVE E
12.05%    5/1/11    100  $72500
98102     180  01   2500690   $29,500.  4/12/96   355.00    Seattle
41   06   177  1    $102,000. 6/1/96

CA   2    106990000500692     98   $23,682.89     9236 Vancouver
10.8%     5/1/11    70   $70447
95826     180  05   2500692   $23,900.  4/18/96   268.65    Sacramento
39   02   177  1    $135,000. 6/1/96


CA   2    106990000500693     98   $23,801.25     4102 Vienna DR 11.8%
 5/1/11    86   $142000
95664     180  05   2500693   $24,000.  4/12/96   284.96    Pilot
Hill
31   06   177  1    $195,000. 6/1/96

CA   2    106990000500694     98   $24,807.49     5336 Mustang   12.3%
5/1/11    100  $149763
95608     180  05   2500694   $25,000.  4/12/96   304.88    Carmichael
44   02   177  1    $175,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500696     98   $16,484.19     5981 Bellingham
11.55%    5/1/11    85   $264000
94552     180  03   2500696   $16,500.  4/15/96   164.03    Castro
Valley
43   06   177  1    $330,000. 6/1/96

CA   2    106990000500697     98   $39,969.3 1075 River Rock     12.55%
 5/1/11    95   $213600
94526     180  03   2500697   $40,000.  4/15/96   428.46    Danville
30   00   177  1    $267,012. 6/1/96


CA   2    106990000500698     98   $20,543.97     1191 Hillcrest      12.8%
  5/1/11    99   $148500
94550     180  05   2500698   $20,700.  4/17/96   259.19    Livermore
42   03   177  1    $171,000. 6/1/96

CA   2    106990000500700     98   $20,767.47     4036 Waterhouse
11.125%   4/1/11    87   $244800
94602     180  05   2500700   $21,000.  3/22/96   240.34    Oakland
40   06   176  1    $306,000. 5/1/96


CA   2    106990000500701     98   $17,882.36     6947 Mimosa DR 11.2%
   5/1/11    84   $350000
92009     180  05   2500701   $18,000.  4/15/96   206.85    Carlsbad
44   06   177  1    $440,000. 6/1/96


WA   2    153990000500703     98   $14,542.93     2609 N Madison
10.95%    5/1/11    89   $64000
99205     180  05   2500703   $14,700.  4/15/96   166.62    Spokane
34   02   177  1    $89,000.  6/1/96

CA   2    106990000500704     98   $16,183.06     956 Kiely BLVD
12.45%    5/1/11    95   $86200
95051     180  01   2500704   $16,200.  4/23/96   172.27    San
Jose
41   00   177  1    $107,800. 6/1/96


CA   2    106990000500707     98   $57,712.17     104 Montford   13.25%
5/1/11    95   $308000
94941     180  05   2500707   $57,750.  4/22/96   650.13    Mill
Valley
26   00   177  1    $385,000. 6/1/96

CA   2    106990000500709     98   $47,919.69     1158 Sherry WAY
11.25%    4/1/11    91   $320000
94550     180  05   2500709   $48,450.  3/19/96   558.31    Livermore
37   06   176  1    $408,500. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500710     98   $26,461.5 406 Mountain   11.25%
4/1/11    90   $235600
94043     180  09   2500710   $29,400.  3/14/96   285.55    Mountain View
32   06   176  1    $294,500. 5/1/96

CA   2    106990000500717     98   $67,914.16     398 Park AVE
12.875%   5/1/11    95   $372000
90814     180  05   2500717   $69,750.  4/18/96   764.77    Long
Beach
25   00   177  1    $465,000. 6/1/96


CA   2    106990000500733     98   $28,471.18     937 Cherry ST  11.3%
5/1/11    90   $228000
94070     180  05   2500733   $28,500.  4/15/96   277.89    San
Carlos
27   06   177  1    $285,000. 6/1/96

WA   2    153990000500734     98   $35,659.85     4328 NE Look   10.95%
  5/1/11    89   $179900
98370     180  05   2500734   $35,900.  4/17/96   406.91    Poulsbo
41   00   177  1    $245,000. 6/1/96


WA   2    153990000500735     98   $36,774.54     20216 108th    11.95%
5/1/11    95   $157000
98031     180  05   2500735   $37,000.  4/16/96   442.87    Kent
44   06   177  1    $205,000. 6/1/96


CA   2    106990000500736     98   $29,380.55     5274 Gatewood  11.2%
 5/1/11    90   $148500
95118     180  05   2500736   $29,700.  4/18/96   341.31    San
Jose
44   00   177  1    $198,000. 6/1/96

CA   2    106990000500737     98   $45,555.39     6520 Cabernet DR
11.45%    5/1/11    89   $207000
95023     180  05   2500737   $45,600.  4/17/96   449.83    Hollister
41   00   177  1    $285,000. 6/1/96


CA   2    106990000500739     98   $36,271.52     1740 Hallmark  12.6%
5/1/11    95   $201150
95124     180  05   2500739   $37,700.  4/18/96   467.12    San
Jose
38   00   177  1    $251,475. 6/1/96

CA   2    106990000500740     98   $99,183.43     426 Dehoff     11.95%
5/1/11    83   $635000
94019     180  05   2500740   $100,000. 4/22/96   1196.95   Half Moon
Bay
45   02   177  1    $890,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500741     98   $34,175.15     3156 Inverness ST
11.2%     5/1/11    88   $122428
96002     180  05   2500741   $34,400.  4/18/96   395.32    Redding
32   02   177  1    $180,000. 6/1/96

WA   2    153990000500742     98   $14,610.43     833 SW 313th CT
11.95%    5/1/11    100  $132300
98023     180  05   2500742   $14,700.  4/18/96   175.95    Federal
Way
44   02   177  1    $147,000. 6/1/96


WA   2    153990000500743     98   $36,861.84     4114 Lake      11.2%
5/1/11    90   $295200
98033     180  05   2500743   $36,900.  4/18/96   357.00    Kirkland
26   00   177  1    $370,000. 6/1/96

CA   2    106990000500744     98   $78,551.54     34 Mallorca    12.7%
5/1/11    100  $202717
92610     180  05   2500744   $79,000.  4/18/96   984.00    Foothill Ranch

37   06   177  1    $282,000. 6/1/96


CA   2    106990000500746     98   $37,450.  900 Chevy ST   11.375%
5/1/11    90   $300000
94002     180  05   2500746   $37,500.  4/18/96   367.79    Belmont
35   00   177  1    $375,000. 6/1/96


CA   2    106990000500747     98   $34,440.64     905 Coeur      11.25%
4/1/11    90   $172500
90291     180  05   2500747   $34,500.  3/22/96   335.09    Venice
Area, Los
28   00   176  1    $230,000. 5/1/96

CA   2    106990000500748     98   $34,829.91     4143 Sea Drift
10.125%   6/1/11    80   $68024
95823     180  05   2500748   $35,000.  4/25/96   378.79    Sacramento
36   03   178  1    $130,000. 7/1/96


WA   2    153990000500758     98   $10,728.42     205 S 48th AVE
11.05%    5/1/11    89   $96800
98908     180  05   2500758   $10,800.  4/19/96   123.09    Yakima
38   01   177  1    $121,000. 6/1/96

CA   2    106990000500759     98   $19,682.14     1018 Santa Cruz
12.2%     5/1/11    100  $138000
94523     180  05   2500759   $19,800.  4/22/96   240.19    San
Jose
34   02   177  1    $158,000. 6/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500760     98   $34,165.28     4515 Ascension
12.7%     5/1/11    95   $182400
95677     180  05   2500760   $34,200.  4/19/96   370.32    Rocklin
42   02   177  1    $228,000. 6/1/96

CA   2    106990000500761     98   $25,776.1 7637 Fair Oaks      11.7%
5/1/11    90   $206400
94588     180  05   2500761   $25,800.  4/19/96   259.44    Pleasanton
43   00   177  1    $258,000. 6/1/96


CA   2    106990000500770     98   $99,421.46     20255 Seagull  12.5%
5/1/11    99   $317250
95070     180  05   2500770   $100,000. 4/2/96    1232.52   Saratoga
44   06   177  1    $425,000. 6/1/96

CA   2    106990000500800     98   $48,254.6 580 Elysian    12.% 5/1/11
95   $259600
94605     180  05   2500800   $48,650.  4/22/96   583.88    Oakland
40   00   177  1    $324,500. 6/1/96


CA   2    106990000500801     98   $39,488.38     518 Capitol DR
11.125%   5/1/11    90   $198750
94510     180  05   2500801   $39,750.  4/23/96   454.92    Benicia
32   00   177  1    $265,000. 6/1/96


CA   2    106990000500802     98   $73,269.38     210 Meadowside
12.25%    4/1/11    95   $391200
94526     180  03   2500802   $73,350.  3/29/96   768.63    Danville
40   00   176  1    $489,000. 5/1/96

CA   2    106990000500805     98   $31,294.12     6973 Sedan AVE 11.2%
  5/1/11    90   $157500
91307     180  05   2500805   $31,500.  4/24/96   361.99    West
Hills Area
41   00   177  1    $210,000. 6/1/96


ID   2    116990000500806     98   $86,656.52     9854 W Deep    12.2%
6/1/11    78   $187000
83616     180  03   2500806   $87,000.  5/13/96   1055.37   Eagle
49   06   178  1    $355,000. 7/1/96

WA   2    153990000500807     98   $9,933.09 201 2nd ST S   10.95%
5/1/11    90   $68750
98033     180  01   2500807   $10,000.  4/23/96   113.35    Kirkland
34   00   177  1    $87,500.  6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500808     98   $32,374.6 918 S 3rd ST   12.45%
5/1/11    95   $172800
95112     180  05   2500808   $32,400.  4/23/96   344.53    San
Jose
34   00   177  1    $216,000. 6/1/96

CA   2    106990000500809     98   $12,906.84     627 W Fourth ST
10.2%     5/1/11    73   $52575
91762     180  05   2500809   $13,000.  4/23/96   141.29    Ontario
43   06   177  1    $91,000.  6/1/96


WA   2    153990000500810     98   $48,118.64     606 Laguna DR
12.45%    5/1/11    95   $181500
98837     180  05   2500810   $48,400.  4/22/96   594.97    Moses
Lake
39   06   177  1    $242,000. 6/1/96

OR   2    141990000500812     98   $24,793.54     3070 NW Nyssa
11.95%    5/1/11    92   $106000
97006     180  05   2500812   $25,000.  4/24/96   299.24    Beaverton
40   03   177  1    $143,000. 6/1/96


WA   2    153990000500813     98   $29,724.95     11724 SE 78th PL
10.7%     5/1/11    88   $246000
98056     180  05   2500813   $30,000.  4/17/96   335.35    Renton
29   02   177  1    $315,000. 6/1/96


CA   2    106990000500814     98   $20,563.56     1468 156th AVE 14.2%
  5/1/11    100  $125000
94578     180  05   2500814   $20,700.  4/22/96   278.46    San
Leandro
42   02   177  1    $146,000. 6/1/96

CA   2    106990000500819     98   $40,638.5 701 Wildomar ST
11.125%   5/1/11    90   $328000
90272     180  05   2500819   $41,000.  4/23/96   469.23    Pacific
Palisades
39   00   177  1    $410,000. 6/1/96


CA   2    106990000500825     98   $20,823.49     2408 Adrian    12.125%
6/1/11    91   $174956
91320     180  05   2500825   $21,000.  5/6/96    253.73    Newbury Park
37   06   178  1    $216,000. 7/1/96

CA   2    106990000500827     98   $68,371.25     131 La Bolsa RD
12.625%   5/1/11    99   $297000
94598     180  03   2500827   $69,000.  4/25/96   856.06    Walnut
Creek
42   06   177  1    $372,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500828     98   $41,171.93     542 Haight AVE 14.7%
 6/1/11    100  $196000
94501     180  05   2500828   $41,300.  5/1/96    569.57    Alameda
50   02   178  1    $238,000. 7/1/96

GA   2    113990000500829     98   $26,709.44     843 Potomac PL 13.45%
  5/1/11    96   $72000
30680     180  05   2500829   $26,900.  4/25/96   348.35    Winder
48   06   177  1    $104,000. 6/1/96


CA   2    106990000500830     98   $29,803.91     3150 Paseo     11.2%
5/1/11    70   $249000
94566     180  05   2500830   $30,000.  4/25/96   344.76    Woodland Hills
45   02   177  1    $400,000. 6/1/96

CA   2    106990000500833     98   $44,673.21     1711 Tahoe CT  13.2%
5/1/11    100  $352500
94550     180  05   2500833   $45,000.  4/25/96   575.29    Livermore
37   06   177  1    $400,000. 6/1/96


CA   2    106990000500834     98   $29,794.63     5650 Souza AVE 10.7%
  5/1/11    80   $116000
94560     180  05   2500834   $30,000.  4/25/96   335.35    Newark
35   03   177  1    $183,000. 6/1/96


WA   2    153990000500835     98   $36,499.5 1228 Coronado  11.95%
5/1/11    100  $147200
98020     180  05   2500835   $36,800.  4/24/96   440.48    Edmonds
43   06   177  1    $184,000. 6/1/96

CA   2    106990000500844     98   $52,007.81     246 9th ST     12.7%
5/1/11    95   $280000
94037     180  05   2500844   $52,500.  4/26/96   653.95    Montara
35   00   177  1    $350,000. 6/1/96


CA   2    106990000500845     98   $38,519.77     6400 N G ST    12.1%
6/1/01    94   $198379
95340     60   05   2500845   $40,000.  4/29/96   891.80    Merced
45   06   58   1    $255,000. 7/1/96

GA   2    113990000500856     98   $20,913.08     2374 Pinestream
11.7%     6/1/11    98   $68400
30243     180  05   2500856   $21,000.  5/3/96    248.00    Lawrenceville
29   06   178  1    $91,300.  7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000500858     98   $23,895.92     2314 168th ST E
11.2%     6/1/11    90   $123500
98445     180  05   2500858   $24,000.  5/1/96    275.80    Tacoma
39   02   178  1    $165,000. 7/1/96

WA   2    153990000500859     98   $31,813.97     5002 S 310th PL
12.45%    5/1/11    95   $139000
98001     180  05   2500859   $32,000.  4/26/96   393.37    Auburn
42   06   177  1    $180,000. 6/1/96


CA   2    106990000500860     98   $34,819.46     5050 Banff Park
13.7%     5/1/11    79   $207555
94538     180  05   2500860   $35,000.  4/26/96   459.08    Fremont
49   02   177  1    $310,000. 6/1/96

CA   2    106990000500861     98   $36,042.99     7216 Bonita WAY
11.2%     6/1/11    90   $183750
95610     180  05   2500861   $36,200.  4/26/96   416.01    Citrus
Heights
42   06   178  1    $245,000. 7/1/96


GA   2    113990000500862     98   $31,895.96     1240 Nicholson
11.5%     5/1/11    95   $171380
30152     180  03   2500862   $32,100.  4/26/96   374.99    Kennesaw
38   00   177  1    $216,000. 6/1/96


WA   2    153990000500863     98   $34,311.76     8510 167th Street
11.95%    5/1/11    100  $80000
98373     180  05   2500863   $34,900.  4/26/96   417.74    Puyallup
43   06   177  1    $115,000. 6/1/96

CA   2    106990000500866     98   $30,574.19     775 El Caminito
12.625%   5/1/11    95   $164000
94550     180  05   2500866   $30,750.  4/30/96   381.51    Alameda
24   06   177  1    $205,000. 6/1/96


CA   2    106990000500882     98   $30,869.6 2004 Carnegie LN    12.75%
  5/1/11    95   $164800
90278     180  01   2500882   $30,900.  4/10/96   335.79    Redondo
36   00   177  1    $206,000. 6/1/96

CA   2    106990000500884     98   $36,117.73     937 Heather LN 12.5%
5/1/11    95   $194250
94580     180  03   2500884   $36,400.  4/12/96   448.64    San
Lorenzo
49   00   177  1    $242,950. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500907     98   $34,980.32     11 BULL RUN    12.1%
  6/1/11    90   $281912
92720     180  03   2500907   $35,000.  5/3/96    362.71    IRVINE
46   06   178  1    $355,000. 7/1/96

CA   2    106990000500908     98   $52,552.22     6012 Sandbrook
11.925%   6/1/11    90   $432000
90275     180  05   2500908   $54,000.  5/3/96    552.34    Rancho Palos
40   00   178  1    $540,000. 7/1/96


CA   2    106990000500909     98   $36,863.67     3119 Mount     12.925%
6/1/11    100  $148000
92111     180  05   2500909   $37,000.  5/2/96    466.32    San Diego
44   06   178  1    $185,000. 7/1/96

CA   2    106990000500910     98   $29,781.73     109 Kennar WAY
12.1%     6/1/11    100  $166000
95630     180  05   2500910   $30,000.  5/3/96    361.98    Folson
41   02   178  1    $196,000. 7/1/96


CA   2    106990000500913     98   $27,840.31     13388 N 88 HWY
12.65%    5/1/11    94   $105000
95240     180  05   2500913   $28,000.  4/19/96   347.84    Lodi
36   01   177  1    $141,500. 6/1/96


CA   2    106990000500914     98   $21,193.4 1601 Jade AVE  10.85%
5/1/11    90   $126339
92019     180  05   2500914   $22,100.  4/22/96   249.11    El
Cajon
35   01   177  1    $165,000. 6/1/96

CA   2    106990000500917     98   $70,199.68     3101 Deerpark  11.125%
 6/1/11    78   $207000
94598     180  05   2500917   $71,000.  5/7/96    812.57    Walnut Creek
48   02   178  1    $359,000. 7/1/96


CA   2    106990000500919     98   $84,827.87     10061 Riverhead
11.125%   6/1/11    80   $98719
92129     180  05   2500919   $85,200.  5/1/96    975.08    San Diego
45   02   178  1    $230,000. 7/1/96

CA   2    106990000500920     98   $16,732.4 26611 Campeche      12.%
6/1/11    99   $160363
94545     180  05   2500920   $16,800.  5/1/96    201.63    Hayward
20   06   178  1    $179,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112990000500921     98   $29,890.  5751 SW 74th   12.975%
6/1/11    100  $270000
33143     180  05   2500921   $30,000.  5/8/96    379.08    Miami
37   02   178  1    $300,000. 7/1/96

FL   2    112990000500922     98   $19,420.43     8631 NW 47th ST
11.85%    6/1/11    90   $97500
33351     180  05   2500922   $19,500.  5/17/96   232.15    Fort
Lauderdalef
41   02   178  1    $130,000. 7/1/96


CA   2    106990000500923     98   $24,196.29     4535 Reading   11.375%
 6/1/11    90   $121500
93033     180  05   2500923   $24,300.  5/3/96    281.95    Oxnard
18   06   178  1    $162,000. 7/1/96

CA   2    106990000500925     98   $38,157.44     2404 Huntington
12.7%     5/1/11    95   $205200
90278     180  01   2500925   $38,450.  4/24/96   478.92    Redondo Beach
41   00   177  1    $256,500. 6/1/96


WA   2    153990000500926     98   $16,896.09     2205 S 73rd AVE
11.5%     5/1/11    90   $90000
98903     180  05   2500926   $17,000.  4/15/96   168.35    Kirkland
41   01   177  1    $120,000. 6/1/96


GA   2    113990000500927     98   $22,888.04     2930 H&H  9.95%
6/1/11    73   $78475
30641     180  05   2500927   $23,000.  5/3/96    246.46    Good Hope
33   02   178  1    $140,500. 7/1/96

GA   2    113990000500928     98   $26,880.15     4260 Christine
10.95%    6/1/11    84   $145000
30174     180  03   2500928   $27,000.  5/6/96    306.03    Suwanee
41   06   178  1    $205,000. 7/1/96


CA   2    106990000500929     98   $32,365.5 613 N Las Palmas    11.7%
 6/1/11    90   $260000
90004     180  05   2500929   $32,500.  5/6/96    383.80    Woodland
Hills
40   00   178  1    $325,000. 7/1/96

GA   2    113990000500932     98   $41,216.22     4449 Marchbolt
10.95%    6/1/11    90   $207000
30092     180  05   2500932   $41,400.  5/10/96   469.25    Norcross
38   06   178  1    $276,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000500933     98   $49,611.19     16604 14th AVE
10.95%    6/1/11    90   $172815
98166     180  05   2500933   $50,000.  5/2/96    566.73    Seattle
41   02   178  1    $250,000. 7/1/96

CA   2    106990000500934     98   $18,399.88     511 Apple Tree
13.2%     6/1/11    100  $79958
94533     180  05   2500934   $18,500.  5/1/96    236.51    Fairfield
35   02   178  1    $98,500.  7/1/96


CA   2    106990000500935     98   $40,638.81     6174 Paseo     11.45%
6/1/11    90   $204750
95120     180  05   2500935   $40,900.  5/2/96    476.49    San Jose
38   00   178  1    $273,000. 7/1/96

CA   2    106990000500938     98   $42,468.29     5615 Kales AVE
12.45%    6/1/11    95   $207000
94618     180  05   2500938   $44,700.  5/7/96    475.33    Oakland
36   00   178  1    $265,000. 7/1/96


CA   2    106990000500941     98   $33,773.48     1108 Meadow DR
12.45%    6/1/11    95   $180400
94550     180  05   2500941   $33,800.  5/3/96    359.42    Livermore
34   00   178  1    $225,550. 7/1/96


CA   2    106990000500942     98   $39,842.08     23 Calle Cabrillo
12.2%     6/1/11    98   $254000
92610     180  03   2500942   $40,000.  5/3/96    485.23    Foothill Ranch
36   03   178  1    $300,000. 7/1/96

CA   2    106990000500943     98   $74,696.82     11 Homer LN    11.95%
 6/1/11    90   $240000
94025     180  05   2500943   $75,000.  5/13/96   897.71    Menlo
Park
39   03   178  1    $350,000. 7/1/96


CA   2    106990000500944     98   $45,229.08     34356 Auckland
12.7%     6/1/11    100  $192000
94555     180  05   2500944   $45,400.  5/7/96    565.49    Fremont
45   03   178  1    $238,000. 7/1/96

CA   2    106990000500945     98   $19,650.28     4779 Central AVE
11.7%     6/1/11    90   $174000
94536     180  05   2500945   $25,000.  5/7/96    295.23    Fremont
38   02   178  1    $222,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500946     98   $74,730.89     5404 Delia WAY 13.2%
   6/1/11    84   $192000
94550     180  05   2500946   $75,000.  5/8/96    958.82    Livermore
44   02   178  1    $320,000. 7/1/96

CA   2    106990000500949     98   $27,332.42     668 Pinot Blanc
11.95%    6/1/11    90   $253000
94539     180  05   2500949   $27,500.  5/2/96    329.16    Fremont
29   03   178  1    $315,000. 7/1/96


CA   2    106990000500950     98   $81,997.5 5045 August CT 12.95%
6/1/11    91   $242000
94546     180  05   2500950   $82,300.  5/7/96    1038.59   Castro
Valley
40   02   178  1    $360,000. 7/1/96

CA   2    106990000500952     98   $17,887.7 1181 Blue Teal      11.7%
6/1/11    95   $162339
95337     180  05   2500952   $18,000.  5/1/96    212.57    Manteca
28   02   178  1    $190,000. 7/1/96


CA   2    106990000500954     98   $49,816.75     23008 Mink Drive
12.775%   6/1/11    95   $108620
91765     180  03   2500954   $50,000.  5/7/96    544.32    Diamond Bar
45   02   178  1    $168,000. 7/1/96


CA   2    106990000500955     97   $47,797.94     30442 Benecia  10.65%
6/1/11    80   $219988
92677     180  03   2500955   $48,000.  5/16/96   444.47    Laguna
Niguel
42   02   178  1    $335,000. 7/1/96

CA   2    106990000500956     98   $28,827.38     1048 Starlite LN
12.2%     6/1/11    100  $102081
95991     180  05   2500956   $29,000.  5/1/96    351.79    Yuba City
32   02   178  1    $132,000. 7/1/96


TX   2    148990000500957     98   $39,718.47     6138 Waggoner  12.4%
 6/1/11    95   $212000
75230     180  05   2500957   $39,750.  5/15/96   421.15    Dallas
36   00   178  1    $265,000. 7/1/96

CA   2    106990000500958     98   $14,417.31     5711 Columbine
12.65%    6/1/11    100  $120393
95726     180  05   2500958   $14,500.  5/6/96    180.13    Pollock Pines
42   02   178  1    $135,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500959     98   $11,962.56     2306 Felton Lane
13.525%   6/1/11    92   $157250
90278     180  05   2500959   $12,000.  5/8/96    137.69    Redondo
Beach
45   06   178  1    $185,000. 7/1/96

CA   2    106990000500960     98   $58,459.06     1892 Shaw CT   10.7%
5/1/11    80   $146558
91362     180  05   2500960   $59,000.  4/23/96   659.52    Thousand Oaks
37   06   177  1    $257,000. 6/1/96


CA   2    106990000500961     98   $39,445.07     1452 Fordham   11.55%
 5/1/11    90   $197550
91360     180  07   2500961   $39,500.  4/23/96   392.67    Thousand Oaks
33   00   177  1    $263,400. 6/1/96

CA   2    106990000500962     98   $49,810.43     131 N Hidden   12.625%
 6/1/11    93   $270000
92669     180  03   2500962   $50,000.  5/6/96    620.33    Orange
40   06   178  1    $345,000. 7/1/96


CA   2    106990000500964     98   $85,187.23     11712 Vista Mar     13.%
6/1/11    90   $427500
92705     180  05   2500964   $85,500.  5/3/96    1081.79   Santa
Ana
45   03   178  1    $570,000. 7/1/96


CA   2    106990000500965     98   $39,824.93     27932 Muirfield
11.7%     6/1/11    90   $200250
92692     180  05   2500965   $40,000.  5/1/96    402.23    Mission Viejo
44   00   178  1    $267,000. 7/1/96

CA   2    106990000500966     98   $24,908.55     7432 Poplar DR 13.%
6/1/11    99   $271335
95436     180  05   2500966   $25,000.  5/3/96    316.31    Fosterville
38   03   178  1    $302,000. 7/1/96


CA   2    106990000500967     98   $19,790.42     2629 Military  11.125%
6/1/11    85   $120000
90064     180  05   2500967   $20,000.  5/8/96    228.89    Los Angeles
42   00   178  1    $165,000. 7/1/96

CA   2    106990000500969     98   $27,408.59     124 Coral WAY
13.99%    7/5/11    100  $129564
91786     180  05   2500969   $27,500.  5/18/96   366.04    Upland
38   03   179  1    $158,000. 8/5/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500970     98   $24,916.9 8171 Racepoint      13.99%
6/10/11   99   $115530
92648     180  01   2500970   $25,000.  5/5/96    332.77    Huntington
Beach
35   02   178  1    $142,000. 7/10/96

CA   2    106990000500972     98   $15,718.09     4545 W Sirius  11.275%
6/1/11    90   $126800
92668     180  05   2500972   $15,850.  5/6/96    154.25    Orange
37   02   178  1    $158,500. 7/1/96


CA   2    106990000500977     98   $32,871.86     2504 Spring    12.375%
6/1/11    99   $81194
95355     180  05   2500977   $33,000.  5/3/96    404.05    Modesto
Creek
39   06   178  1    $116,000. 7/1/96

CA   2    106990000500978     98   $22,304.65     958 Herr Way   11.4%
6/1/11    85   $174000
95603     180  05   2500978   $22,400.  5/10/96   260.25    Auburn
44   06   178  1    $232,000. 7/1/96


CA   2    106990000500979     98   $19,915.65     1042 Verona AVE
11.5%     6/1/11    90   $160000
94550     180  05   2500979   $20,000.  5/6/96    233.64    Livermore
37   01   178  1    $200,000. 7/1/96


OR   2    141990000500980     98   $19,888.63     69175 Barlow   12.9%
6/1/11    93   $86139
97049     180  05   2500980   $20,000.  5/16/96   251.73    Rhododendron
28   03   178  1    $115,000. 7/1/96

CA   2    106990000500981     98   $39,376.27     3400 Castle Court
12.75%    6/1/11    95   $104786
95376     180  05   2500981   $39,600.  5/1/96    494.54    Tracy
44   02   178  1    $152,000. 7/1/96


CA   2    106990000500982     98   $25,903.99     2747 Tioga Way 12.9%
 6/1/11    94   $138000
95821     180  05   2500982   $26,000.  5/8/96    327.25    Sacramento
34   02   178  1    $175,000. 7/1/96

CA   2    106990000500984     97   $25,903.66     407 Sonora AVE
12.65%    6/1/11    95   $88000
95340     180  05   2500984   $26,000.  5/22/96   323.00    Merced
43   06   178  1    $120,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000500987     98   $35,099.59     1601 17th Street
11.375%   6/1/11    90   $176250
93402     180  05   2500987   $35,250.  5/7/96    408.99    Los Osos
36   00   178  1    $235,000. 7/1/96

CA   2    106990000500991     98   $34,850.57     15484 Willow   12.625%
 6/1/11    83   $387000
92064     180  05   2500991   $35,000.  5/1/96    434.24    Poway
47   01   178  1    $510,000. 7/1/96


CA   2    106990000500992     98   $40,183.77     6321      11.75%
6/1/11    72   $150765
92668     180  05   2500992   $40,350.  5/20/96   477.80    Orange
35   00   178  1    $269,000. 7/1/96

CA   2    106990000500993     98   $29,900.28     19092 Walleye  13.99%
 6/10/11   100  $170775
92647     180  05   2500993   $30,000.  5/8/96    399.32    Huntington
Beach
43   02   178  1    $201,000. 7/10/96


CA   2    106990000500994     98   $49,833.81     1194 Camino    13.99%
6/25/11   100  $179572
94521     180  05   2500994   $50,000.  5/11/96   665.53    Concord
37   06   178  1    $230,000. 7/25/96


CA   2    106990000500999     98   $23,802.23     293 S 8 ST     13.%
6/1/06    94   $141012
93433     120  10   2500999   $24,000.  4/29/96   358.35    Grover
Beach
43   06   118  1    $176,000. 7/1/96

CA   2    106990000501001     98   $47,494.08     10922 Cameron  11.25%
  6/1/11    90   $207000
94605     180  03   2501001   $47,700.  5/6/96    549.67    Oakland
30   06   178  1    $283,000. 7/1/96


CA   2    106990000501017     98   $21,000.  23226 Sonnet   13.99%
7/5/11    89   $75064
92557     180  05   2501017   $21,000.  5/21/96   279.52    Moreno Valley
44   02   179  1    $109,000. 8/5/96

CA   2    106990000501019     98   $25,215.89     601 Barrington
13.99%    5/29/11   100  $170610
91320     180  05   2501019   $25,300.  5/10/96   336.77    Newbury Park
41   02   177  1    $196,500. 6/29/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501021     98   $20,909.72     7361 Bignell DR
13.99%    6/10/11   97   $139238
92139     180  05   2501021   $21,000.  5/8/96    279.52    San Diego
44   06   178  1    $166,500. 7/10/96

CA   2    106990000501022     98   $34,942.16     10600 Ambrosio
13.99%    6/14/11   98   $48284
92240     180  05   2501022   $35,000.  5/24/96   465.88    Desert
Hot
41   02   178  1    $85,000.  7/14/96


CA   2    106990000501023     98   $23,421.89     3304 Holly Grove
13.99%    6/15/11   100  $124175
91362     180  05   2501023   $23,500.  5/9/96    312.80    Thousand
Oaks
37   02   178  1    $148,000. 7/15/96

CA   2    106990000501024     98   $19,463.23     14582 Sunnycrest
13.99%    6/15/06   100  $184542
92647     120  05   2501024   $20,000.  5/8/96    310.41    Huntington
Beach
44   02   118  1    $205,000. 7/15/96


CA   2    106990000501026     98   $24,839.61     432 Pocatello DR
11.4%     5/1/11    88   $128059
95111     180  05   2501026   $25,000.  4/15/96   290.46    San
Jose
43   02   177  1    $175,000. 6/1/96


CA   2    106990000501027     98   $48,209.95     2530 Chestnut  12.15%
5/1/11    100  $181132
92008     180  05   2501027   $48,500.  4/23/96   586.77    Carlsbad
37   06   177  1    $230,000. 6/1/96

CA   2    106990000501028     97   $50,000.  16105 Jackson  12.775%
6/1/11    93   $313600
95037     180  03   2501028   $50,000.  5/21/96   544.32    Morgan Hill
40   00   178  1    $392,000. 7/1/96


CA   2    106990000501032     98   $9,797.89 3707 And 3709  11.4%
5/1/11    85   $92000
91762     180  05   2501032   $10,000.  4/15/96   116.18    Riverside Area
18   06   177  1    $120,000. 6/1/96

CA   2    106990000501038     98   $33,973.33     450 Virginia ST
12.45%    6/1/11    95   $181600
94038     180  05   2501038   $34,000.  5/10/96   361.55    Moss
Beach
39   00   178  1    $227,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501039     98   $45,876.12     222 El Granada
12.45%    6/1/11    95   $244800
94018     180  05   2501039   $45,900.  5/7/96    488.09    El Granada
38   00   178  1    $306,000. 7/1/96

CA   2    106990000501040     98   $25,987.25     5124 Adenmoor  13.45%
  6/1/11    95   $139950
90713     180  05   2501040   $26,200.  5/7/96    299.07    Lakewood
34   00   178  1    $174,950. 7/1/96


CA   2    106990000501041     98   $26,853.86     986 Carrillo WAY
13.2%     6/1/11    89   $118283
94578     180  05   2501041   $27,000.  5/9/96    345.18    San Leandro
32   06   178  1    $165,000. 7/1/96

CA   2    106990000501042     98   $18,231.1 8382 Sierra    12.7%
6/1/11    95   $97600
95828     180  05   2501042   $18,300.  5/8/96    227.94    Sacramento
40   02   178  1    $122,000. 7/1/96


CA   2    106990000501043     98   $14,939.36     1731 S School ST
11.95%    6/1/11    83   $80293
95240     180  05   2501043   $15,000.  5/6/96    179.54    Lodi
32   02   178  1    $115,000. 7/1/96


CA   2    106990000501044     98   $40,838.12     4487      12.2%     6/1/11
  100  $218000
94120     180  05   2501044   $41,000.  5/8/96    497.36    Concord
46   02   178  1    $260,000. 7/1/96

CA   2    106990000501045     98   $34,350.36     4578 Cleland   11.2%
6/1/11    90   $108604
90065     180  05   2501045   $34,500.  5/7/96    396.47    Los Angeles
33   06   178  1    $160,000. 7/1/96


CA   2    106990000501046     98   $30,849.68     19277 N Benedict
12.2%     6/1/11    100  $82798
95258     180  05   2501046   $31,000.  5/7/96    376.05    Woodbridge
42   06   178  1    $114,000. 7/1/96

CA   2    106990000501047     98   $24,901.3 2707 M ST 12.2%     6/1/11
 100  $112000
95501     180  05   2501047   $25,000.  5/7/96    303.27    Eureka
36   06   178  1    $137,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501048     98   $36,250.13     25353 N Graham
10.7%     6/1/11    69   $136000
95220     180  05   2501048   $36,500.  5/8/96    408.01    Acampo
40   02   178  1    $250,000. 7/1/96

CA   2    106990000501049     98   $35,800.46     26032 Edenpark
12.95%    6/1/11    95   $192000
91302     180  05   2501049   $36,000.  5/7/96    454.30    Calabasas
34   00   178  1    $240,000. 7/1/96


WA   2    153990000501050     98   $23,525.89     1608 Puget DR  11.2%
 6/1/11    90   $95000
98203     180  05   2501050   $25,400.  5/3/96    291.89    Everett
25   06   178  1    $134,000. 7/1/96

GA   2    113990000501051     98   $99,605.2 1070 Towne Lake     12.2%
  6/1/11    92   $343000
30189     180  05   2501051   $100,000. 5/9/96    1213.07   Woodstock
24   06   178  1    $486,000. 7/1/96


CA   2    106990000501059     98   $14,208.02     566 WARWICK
11.375%   5/1/11    90   $110721
93428     180  05   2501059   $14,300.  4/24/96   165.92    CAMBRIA
36   03   177  1    $139,000. 6/1/96


CA   2    106990000501064     98   $39,236.93     320 Chynoweth  11.7%
 6/1/11    90   $158592
95136     180  05   2501064   $39,400.  5/7/96    465.29    San Jose
48   01   178  1    $220,000. 7/1/96

CA   2    106990000501067     97   $34,664.12     3200 S Geronimo
12.075%   6/1/11    95   $130500
93033     180  05   2501067   $34,800.  5/8/96    359.97    Oxnard
48   02   178  1    $174,000. 7/1/96


CA   2    106990000501073     98   $34,278.14     7541 Phinney PL
11.375%   5/1/11    95   $184000
95139     180  05   2501073   $34,500.  4/19/96   400.29    San
Jose
38   00   177  1    $230,000. 6/1/96

CA   2    106990000501074     98   $32,399.92     1797 Cautrell CT
11.875%   5/1/11    90   $147000
94521     180  05   2501074   $32,600.  4/23/96   388.64    Concord
50   02   177  1    $200,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501077     98   $26,624.91     3406 Damaggio
11.075%   5/1/06    88   $95297
94509     120  05   2501077   $27,000.  4/22/96   373.07    Antioch
25   02   117  1    $139,000. 6/1/96

CA   2    106990000501078     98   $14,860.18     28732 Boulder  12.1%
5/1/11    100  $124050
92679     180  01   2501078   $14,950.  4/24/96   180.39    Trabuco Canyon

28   06   177  1    $139,000. 6/1/96


CA   2    106990000501079     98   $15,963.53     130 Lessay     11.55%
5/1/11    85   $257700
92657     180  01   2501079   $16,100.  4/25/96   188.59    Newport Beach
47   00   177  1    $322,137. 6/1/96

CA   2    106990000501081     98   $49,713.45     60 Robblee AVE 12.6%
  5/1/11    95   $134205
94124     180  05   2501081   $50,000.  4/16/96   619.52    San
Francisco
48   00   177  1    $195,000. 6/1/96


CA   2    106990000501082     98   $17,883.44     2181 Rosswood  11.3%
 5/1/11    83   $192000
95124     180  05   2501082   $18,000.  4/25/96   207.99    San
Jose
36   01   177  1    $256,000. 6/1/96


CA   2    106990000501085     98   $49,917.39     3648 E Green   13.99%
7/1/11    100  $246856
92667     180  05   2501085   $50,000.  5/20/96   665.53    Orange
49   02   179  1    $298,000. 8/1/96

CA   2    106990000501096     98   $49,917.39     131 Prestwick  13.99%
7/1/11    94   $165546
94591     180  05   2501096   $50,000.  5/18/96   665.53    Vallejo
38   02   179  1    $230,000. 8/1/96


CA   2    106990000501100     97   $24,889.72     352 Riviera DR 10.05%
 5/1/11    86   $384000
94901     180  05   2501100   $25,000.  5/1/96    220.32    San Rafall
24   03   177  1    $480,000. 6/1/96

CA   2    106990000501113     98   $33,283.9 23742 Fitzgerald    11.45%
6/1/11    70   $198500
91304     180  05   2501113   $33,500.  5/8/96    330.47    Los Angeles
31   00   178  1    $335,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501116     98   $19,555.9 22781 Via Santa     11.15%
6/1/11    90   $167000
92691     180  05   2501116   $20,000.  5/3/96    229.21    Mission Viejo
45   02   178  1    $208,000. 7/1/96

CA   2    106990000501117     98   $39,858.86     14951 Virginia
13.375%   6/1/11    94   $141350
95006     180  05   2501117   $40,000.  5/8/96    516.01    Boulder Creek
24   02   178  1    $193,000. 7/1/96


AZ   2    104990000501118     98   $38,839.32     11586 Riata WAY
11.75%    6/1/11    90   $195000
86327     180  03   2501118   $39,000.  5/7/96    461.82    Dewey
41   06   178  1    $260,000. 7/1/96

CA   2    106990000501119     98   $52,258.21     20334     11.75%
6/1/11    90   $418400
95070     180  05   2501119   $52,300.  5/8/96    527.92    Saratoga
41   00   178  1    $523,000. 7/1/96


CA   2    106990000501123     98   $24,580.49     252 Gannon RD
13.99%    6/25/11   86   $52037
94603     180  05   2501123   $25,000.  5/14/96   332.77    Oakland
44   02   178  1    $90,000.  7/25/96


CA   2    106990000501125     98   $38,870.35     2146 Bolero AVE
13.99%    6/25/11   95   $144952
94545     180  05   2501125   $39,000.  5/11/96   519.12    Hayward
29   02   178  1    $195,000. 7/25/96

CA   2    106990000501127     97   $32,900.  6758 Milner RD 11.575%
6/1/11    90   $263200
90068     180  05   2501127   $32,900.  5/20/96   327.69    Los
Angeles
37   00   178  1    $329,000. 7/1/96


CA   2    106990000501131     98   $29,390.26     5170 Dredger   12.825%
6/1/11    97   $154650
95662     180  05   2501131   $29,500.  5/13/96   369.86    Orangeville
47   02   178  1    $191,000. 7/1/96

CA   2    106990000501132     98   $74,679.24     9821 Mosswood
11.35%    6/1/11    79   $199325
95630     180  05   2501132   $75,000.  5/2/96    869.00    Folsom
24   02   178  1    $350,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112990000501133     98   $26,900.29     9101 NE 2nd    12.9%
6/1/11    100  $107650
33138     180  05   2501133   $27,000.  5/8/96    339.84    Miami Shores
29   06   178  1    $135,000. 7/1/96

CA   2    106990000501138     98   $37,475.91     275 Concord    11.5%
6/1/11    90   $187500
94112     180  07   2501138   $37,500.  5/9/96    371.36    San Francisco
29   01   178  1    $250,000. 7/1/96


CA   2    106990000501140     98   $24,981.88     313 Oakdale    10.95%
6/1/11    79   $206500
94925     180  05   2501140   $25,000.  5/9/96    237.14    Corte Madera
47   00   178  1    $295,000. 7/1/96

CA   2    106990000501141     98   $25,845.23     5343 Diamond   12.2%
6/1/11    98   $159000
94538     180  05   2501141   $26,000.  5/9/96    315.40    Fremont
36   03   178  1    $189,000. 7/1/96


CA   2    106990000501142     98   $26,044.07     3191 Fletcher ST
12.2%     6/1/11    95   $140000
93065     180  05   2501142   $26,200.  5/10/96   317.82    Simi
Valley
34   06   178  1    $175,000. 7/1/96


CA   2    106990000501144     98   $49,304.57     8248 W 83rd ST 12.2%
 6/1/11    95   $264000
90293     180  05   2501144   $49,500.  5/10/96   600.47    Playa
Del Rey
46   00   178  1    $330,000. 7/1/96

CA   2    106990000501145     98   $24,820.83     2175 Glancy CT 10.2%
 6/1/11    54   $163000
95608     180  05   2501145   $25,000.  5/14/96   271.72    Carmichael
45   03   178  1    $350,000. 7/1/96


WA   2    153990000501146     98   $34,858.52     2018 46th ST   11.95%
6/1/11    91   $110000
98335     180  05   2501146   $35,000.  5/7/96    418.93    Gig Harbor
34   06   178  1    $160,000. 7/1/96

CA   2    106990000501149     98   $69,731.4 2471 Ramke Place    12.5%
 6/1/11    83   $148746
95050     180  05   2501149   $70,000.  5/16/96   862.77    Santa
Clara
47   02   178  1    $265,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000501150     98   $18,227.75     33739 Wildwood
12.2%     6/1/11    84   $181371
97446     180  05   2501150   $18,300.  5/9/96    221.99    Harrisburg
33   06   178  1    $238,000. 7/1/96

CA   2    106990000501157     97   $35,000.  4618 Blanca DR 13.99%
6/25/11   99   $207485
90630     180  05   2501157   $35,000.  5/13/96   465.87    Cypress
40   02   178  1    $245,000. 7/25/96


CA   2    106990000501161     98   $22,906.36     6900 Firmament
11.875%   6/1/11    90   $184000
91406     180  05   2501161   $23,000.  5/13/96   274.19    Van
Nuys
38   00   178  1    $230,000. 7/1/96

CA   2    106990000501163     98   $25,594.12     10148 Eldora   11.75%
6/1/11    90   $128600
91040     180  05   2501163   $25,700.  5/9/96    304.33    Los Angeles
48   00   178  1    $171,500. 7/1/96


CA   2    106990000501164     98   $18,381.25     4763 Newport   11.4%
5/1/11    90   $148000
92107     180  05   2501164   $18,500.  4/29/96   214.94    San
Diego
42   06   177  1    $185,000. 6/1/96


CA   2    106990000501165     98   $29,234.52     107 S Jeanine  12.375%
6/1/11    90   $146150
92806     180  05   2501165   $29,250.  5/15/96   309.34    Anaheim
41   00   178  1    $194,900. 7/1/96

CA   2    106990000501167     98   $19,929.64     3528 Del Amo   12.%
6/1/11    90   $157300
90503     180  01   2501167   $20,000.  5/9/96    210.03    Torrance
31   00   178  1    $197,000. 7/1/96


CA   2    106990000501168     98   $28,882.76     869 Maryland   11.95%
6/1/11    90   $232000
90245     180  05   2501168   $29,000.  5/13/96   347.12    El
Segundo
30   01   178  1    $290,000. 7/1/96

CA   2    106990000501169     98   $28,086.  802 Maryland   11.95%
6/1/11    90   $225600
90245     180  05   2501169   $28,200.  5/15/96   337.54    El
Segundo
45   00   178  1    $282,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501171     98   $23,074.95     364 Ridgewood  11.45%
  6/1/11    85   $372000
94941     180  05   2501171   $23,200.  5/10/96   228.86    Mill
Valley
34   00   178  1    $465,000. 7/1/96

CA   2    106990000501172     98   $37,629.86     3356 Ridgeview
11.575%   6/1/11    90   $189350
95762     180  05   2501172   $37,900.  5/14/96   377.49    El
Dorado Hills
27   00   178  1    $252,500. 7/1/96


CA   2    106990000501181     98   $99,945.  22555 Paul     12.2%
6/1/11    90   $266156
91302     180  03   2501181   $100,000. 5/13/96   1044.03   Calabasas
41   02   178  1    $410,000. 7/1/96

CA   2    106990000501184     98   $39,193.34     290 Vernon Street
11.25%    6/1/11    90   $197250
94610     180  05   2501184   $39,450.  5/10/96   454.60    Oakland
44   06   178  1    $263,000. 7/1/96


CA   2    106990000501185     98   $79,811.99     5848 Tandera   11.5%
6/1/11    90   $160877
95123     180  05   2501185   $80,150.  5/10/96   936.30    San
Jose
46   02   178  1    $268,000. 7/1/96


MT   2    130990000501190     98   $17,232.81     311 Deer Trail 12.375%
6/1/11    78   $61644
59937     180  05   2501190   $17,300.  5/24/96   211.83    Whitefish
38   02   178  1    $102,000. 7/1/96

ID   2    116990000501200     98   $12,528.83     138 N 5th W    12.75%
5/8/11    90   $79126
83440     180  05   2501200   $12,600.  5/3/96    157.35    Rexburg
42   02   177  1    $102,000. 6/8/96


UT   2    149990000501202     98   $24,548.78     538 N 350 East 11.%
5/16/11   89   $134250
84318     180  05   2501202   $24,750.  5/16/96   281.31    Hyde
Park
42   06   177  1    $179,000. 6/16/96

UT   2    149990000501203     98   $15,894.45     475 N Star Crest
11.1%     5/13/11   23   $6497
84116     180  05   2501203   $16,000.  5/13/96   182.86    Salt
Lake City
42   06   177  1    $98,000.  6/13/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501209     98   $33,886.99     8500 Brookfield
13.99%    7/1/11    97   $119681
92509     180  05   2501209   $34,000.  5/15/96   452.56    Riverside
34   02   179  1    $160,000. 8/1/96

CA   2    106990000501210     98   $32,890.4 42635 Sully ST 14.%
6/12/11   96   $282773
94539     180  05   2501210   $33,000.  5/21/96   439.48    Fremont
46   06   178  1    $330,000. 7/12/96


CA   2    106990000501211     98   $15,474.38     23714 Gamma ST
13.99%    7/5/11    100  $79482
92553     180  05   2501211   $15,500.  5/21/96   206.32    Moreno Valley
44   02   179  1    $95,000.  8/5/96

CA   2    106990000501214     97   $28,000.  12201 Garnet CIR    13.99%
 7/5/11    93   $164617
92645     180  05   2501214   $28,000.  5/20/96   372.70    Garden
Grove
36   02   179  1    $209,000. 8/5/96


CA   2    106990000501215     98   $16,948.76     7735 Briarglen
14.99%    6/1/11    100  $105191
90680     180  01   2501215   $17,000.  5/20/96   237.82    Stanton
41   06   178  1    $123,000. 7/1/96


CA   2    106990000501216     98   $27,460.86     3376 N Saratoga
15.5%     7/5/11    100  $71744
93722     180  05   2501216   $27,500.  5/19/96   394.35    Fresno
50   02   179  1    $100,000. 8/5/96

CA   2    106990000501218     98   $49,823.58     9385 Holly Hill
13.375%   6/1/11    95   $216000
93907     180  05   2501218   $50,000.  5/8/96    645.01    Salinas
50   00   178  1    $280,000. 7/1/96


CA   2    106990000501219     98   $40,469.1 14476 Valley   12.575%
6/1/11    95   $216000
91423     180  05   2501219   $40,500.  5/13/96   434.60    Sherman Oaks
41   00   178  1    $270,000. 7/1/96

CA   2    106990000501230     98   $18,687.03     315 N Jefferson     13.%
6/1/11    90   $93750
95425     180  05   2501230   $18,700.  5/9/96    206.86    Cloverdale
26   06   178  1    $125,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501231     98   $34,880.9 336 W 3rd ST   13.75%
6/6/11    88   $96337
91773     180  05   2501231   $35,000.  5/17/96   460.25    San
Dimas
32   02   178  1    $150,000. 7/6/96

CA   2    106990000501232     98   $13,916.27     41721 Chablis CT
12.15%    5/1/11    100  $120000
92591     180  05   2501232   $14,000.  4/25/96   169.38    Temecula
41   06   177  1    $134,000. 6/1/96


CA   2    106990000501235     98   $32,377.65     175 Mount      12.7%
6/1/11    100  $159004
95376     180  05   2501235   $32,500.  5/10/96   404.81    Tracy
48   02   178  1    $192,000. 7/1/96

CA   2    106990000501236     98   $35,383.54     351 El Caminito
12.95%    6/1/11    95   $189200
94550     180  05   2501236   $35,400.  5/10/96   390.21    Livermore
45   00   178  1    $236,500. 7/1/96


CO   2    108990000501237     98   $22,266.66     2821 S Argonne
12.2%     6/1/11    100  $87595
80013     180  05   2501237   $22,400.  5/13/96   271.73    Aurora
36   02   178  1    $110,000. 7/1/96


CA   2    106990000501240     98   $46,475.81     3014 Sunny     12.45%
6/1/11    95   $252000
95135     180  05   2501240   $46,500.  5/13/96   494.47    San
Jose
37   00   178  1    $315,000. 7/1/96

CA   2    106990000501241     98   $95,361.58     420 Silver Chief
11.7%     6/1/11    90   $207000
94560     180  05   2501241   $95,500.  5/21/96   960.33    Danville
44   00   178  1    $336,200. 7/1/96


CA   2    106990000501242     98   $65,235.23     3049 Caytente  11.95%
6/1/11    90   $181000
95682     180  05   2501242   $65,500.  5/14/96   784.00    Shingle Springs

45   02   178  1    $275,000. 7/1/96

WA   2    153990000501243     98   $46,241.03     2825 209th PL  12.45%
 6/1/11    95   $151000
98036     180  05   2501243   $46,420.  5/10/96   570.63    Lynnwood
37   02   178  1    $208,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501244     98   $43,179.66     4009 Edison    12.25%
6/1/11    95   $231200
94403     180  05   2501244   $43,350.  5/13/96   527.27    San
Mateo
32   00   178  1    $289,000. 7/1/96

WA   2    153990000501245     98   $17,521.28     6005 S Ferdinand
11.25%    6/1/11    90   $89150
98409     180  05   2501245   $17,800.  5/13/96   205.12    Tacoma
36   00   178  1    $118,900. 7/1/96


CA   2    106990000501246     98   $16,434.86     6125 Orvieto CT
12.25%    6/1/11    96   $133997
91737     180  05   2501246   $16,500.  5/13/96   200.69    Rancho
35   06   178  1    $157,000. 7/1/96

CA   2    106990000501247     98   $39,812.39     3079 Bridgeford
12.2%     6/1/11    98   $72199
95833     180  05   2501247   $40,000.  5/13/96   485.23    Sacramento
40   02   178  1    $115,000. 7/1/96


CA   2    106990000501249     98   $28,391.43     4601 Arabian   12.575%
6/1/11    90   $142500
94509     180  05   2501249   $28,500.  5/13/96   352.66    Antioch
39   01   178  1    $190,000. 7/1/96


CA   2    106990000501250     98   $36,779.79     2632 Bonbon DR 12.2%
   6/1/11    85   $162000
95148     180  05   2501250   $37,000.  5/14/96   448.83    San
Jose
41   02   178  1    $235,000. 7/1/96

CA   2    106990000501255     98   $54,439.92     725 12th Street
12.725%   5/1/11    95   $292000
90266     180  05   2501255   $54,750.  4/19/96   682.85    Manhattan
Beach
38   00   177  1    $365,000. 6/1/96


UT   2    149990000501259     98   $17,435.68     3434 W 3440    12.95%
6/1/11    100  $67246
84119     180  01   2501259   $17,500.  5/14/96   220.84    West
Valley City
48   02   178  1    $84,900.  7/1/96

CA   2    106990000501267     98   $26,781.68     5490 Bluebrook
11.175%   6/1/11    89   $257600
92687     180  05   2501267   $27,000.  5/1/96    309.86    Yorba Linda
44   06   178  1    $322,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501269     97   $11,000.  1304 Solvay Aisle   13.99%
7/5/11    100  $116882
92714     180  05   2501269   $11,000.  5/24/96   146.42    Irvine
34   03   179  1    $129,000. 8/5/96

CA   2    106990000501272     98   $35,678.07     4847 Lodi WAY  11.7%
  6/1/11    90   $178500
94546     180  05   2501272   $35,700.  5/10/96   358.99    Castro
Valley
40   00   178  1    $238,000. 7/1/96


CA   2    106990000501279     98   $19,916.64     2742 Rainfield
11.625%   6/1/11    90   $184839
95133     180  05   2501279   $20,000.  5/24/96   235.23    San
Jose
38   02   178  1    $229,000. 7/1/96

CA   2    106990000501284     98   $16,837.56     604 8th ST     10.45%
6/1/11    78   $207000
94952     180  05   2501284   $17,000.  5/14/96   187.39    Petaluma
32   06   178  1    $290,000. 7/1/96


CA   2    106990000501295     97   $46,350.  401 Corralitos RD   12.7%
6/1/11    95   $223713
95076     180  05   2501295   $46,350.  5/17/96   577.32    Watsonville
42   02   178  1    $285,000. 7/1/96


CA   2    106990000501298     98   $30,186.48     1399 Sumac CIR
12.75%    6/1/11    95   $161600
94521     180  05   2501298   $30,300.  5/23/96   378.40    Concord
37   06   178  1    $202,000. 7/1/96

FL   2    112990000501325     98   $12,423.27     5816 Sun Pointe
12.45%    6/1/11    95   $129600
33437     180  03   2501325   $12,500.  5/21/96   153.66    Boynton Beach
40   02   178  1    $150,000. 7/1/96


CA   2    106990000501327     98   $38,681.5 5057 Midas AVE 11.2%
6/1/11    90   $194250
95677     180  03   2501327   $38,850.  5/15/96   446.46    Rocklin
37   00   178  1    $259,000. 7/1/96

FL   2    112990000501328     98   $16,931.28     1749 W 59th    11.95%
6/1/11    94   $50000
33012     180  01   2501328   $17,000.  5/16/96   203.48    Hialeah
38   02   178  1    $72,000.  7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501329     98   $40,205.71     514 Eucalyptus
11.25%    6/1/11    90   $328000
90245     180  05   2501329   $41,000.  5/15/96   472.47    El
Segundo
40   00   178  1    $410,000. 7/1/96

CA   2    106990000501330     98   $37,848.9 327 Bodega WAY 12.125%
6/1/11    90   $196000
95119     180  05   2501330   $38,000.  5/9/96    459.13    San Jose
50   06   178  1    $262,000. 7/1/96


CA   2    106990000501331     98   $32,362.92     1150 Morrissey
11.5%     6/1/11    90   $223510
95065     180  05   2501331   $32,500.  5/10/96   379.67    Santa
Cruz
44   02   178  1    $285,000. 7/1/96

UT   2    149990000501332     98   $35,749.64     825 N 275 West
11.625%   6/1/11    87   $98907
84010     180  05   2501332   $36,000.  5/10/96   423.42    Bountiful
44   02   178  1    $156,000. 7/1/96


WA   2    153990000501333     98   $24,860.43     26317 25th AVE
12.875%   6/1/11    100  $170000
98223     180  05   2501333   $25,000.  5/10/96   314.26    Arlington
48   02   178  1    $195,000. 7/1/96


CA   2    106990000501334     98   $125,208.41    1741 Hecker    11.625%
 6/1/11    96   $190000
95020     180  05   2501334   $126,000. 5/10/96   1481.95   Gilroy
33   02   178  1    $330,000. 7/1/96

CA   2    106990000501335     98   $27,893.83     4172 Colgate   12.625%
6/1/11    90   $232000
94550     180  05   2501335   $28,000.  5/10/96   347.39    Livermore
39   00   178  1    $290,000. 7/1/96


CA   2    106990000501357     98   $24,806.25     1505 Berkeley DR
12.7%     6/1/11    95   $129000
93635     180  05   2501357   $24,900.  5/15/96   310.15    Los
Banos
39   03   178  1    $162,000. 7/1/96

CA   2    106990000501360     97   $26,633.92     665 S     13.99%
6/25/11   91   $131648
91740     180  05   2501360   $26,700.  5/10/96   355.40    Glendora
44   02   178  1    $175,000. 7/25/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501361     98   $21,000.  6887 Redwood   13.99%
7/15/11   100  $133493
92345     180  05   2501361   $21,000.  6/3/96    279.52    Hesperia
45   02   179  1    $155,000. 8/15/96

CA   2    106990000501363     98   $23,960.38     713 S Pepper ST     14.%
7/5/11    85   $103001
92802     180  05   2501363   $24,000.  5/23/96   319.62    Anaheim
50   02   179  1    $150,000. 8/5/96


CA   2    106990000501370     98   $26,893.4 10681 Van      12.2%
6/1/11    100  $87672
95670     180  05   2501370   $27,000.  5/15/96   327.53    Rancho
Cordova
42   03   178  1    $115,000. 7/1/96

CA   2    106990000501371     98   $24,847.14     717 Oriole AVE 12.7%
 6/1/11    100  $185387
94550     180  05   2501371   $25,000.  5/15/96   311.39    Livermore
44   03   178  1    $211,000. 7/1/96


CA   2    106990000501372     98   $35,583.43     2166 Westbrook
12.95%    6/1/11    95   $190000
94550     180  05   2501372   $35,600.  5/16/96   392.42    Livermore
42   00   178  1    $237,500. 7/1/96


WA   2    153990000501373     98   $23,010.94     15510 20th     12.45%
6/1/11    98   $101000
98445     180  05   2501373   $23,100.  5/10/96   283.96    Tacoma
47   06   178  1    $127,000. 7/1/96

WA   2    153990000501374     98   $19,913.25     4912 Lakeridge
11.2%     6/1/11    85   $144300
98390     180  05   2501374   $20,000.  5/14/96   229.84    Sumner
45   01   178  1    $195,000. 7/1/96


CA   2    106990000501376     98   $15,984.34     451 Lowell DR  11.45%
 6/1/11    85   $256000
95051     180  05   2501376   $16,000.  5/28/96   157.84    Santa
Clara
48   00   178  1    $320,000. 7/1/96

CA   2    106990000501379     98   $34,860.3 2604 N Keystone
12.875%   6/1/11    95   $169249
91504     180  05   2501379   $35,000.  5/14/96   439.96    Burbank
37   02   178  1    $215,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501380     98   $99,592.88     1167 Sidonia ST
11.875%   6/1/11    82   $207000
92024     180  05   2501380   $100,000. 5/14/96   1192.14   San Diego
49   06   178  1    $375,000. 7/1/96

CA   2    106990000501381     98   $29,892.85     5708 Hillbrae DR
13.25%    6/1/11    97   $99000
95842     180  05   2501381   $30,000.  5/14/96   384.53    Sacremento
45   06   178  1    $134,000. 7/1/96


UT   2    149990000501394     98   $9,905.8  9478 S Newkirk      10.7%
6/1/06    84   $140495
84095     120  05   2501394   $10,000.  5/9/96    136.06    South Jordan
36   06   118  1    $180,000. 7/1/96

CA   2    106990000501398     98   $15,936.08     2208 Lloyd Lane
12.075%   6/1/11    90   $69000
95825     180  05   2501398   $16,000.  5/15/96   192.80    Sacramento
30   02   178  1    $95,000.  7/1/96


FL   2    112990000501399     98   $12,942.28     2322 Washington
10.95%    6/1/11    89   $55489
33020     180  05   2501399   $13,000.  5/23/96   147.35    Hollywood
36   02   178  1    $77,500.  7/1/96


CA   2    106990000501400     98   $49,814.03     2224 Terraza   12.825%
6/1/11    94   $422100
92635     180  05   2501400   $50,000.  5/17/96   626.87    Fullerton
44   03   178  1    $505,000. 7/1/96

CA   2    106990000501402     98   $18,921.74     19217 Santa    11.75%
6/1/11    88   $135000
94546     180  05   2501402   $19,000.  5/20/96   224.98    Castro
Valley
50   02   178  1    $175,000. 7/1/96


CA   2    106990000501427     98   $54,969.91     4920 Carmel RD
11.625%   6/1/11    85   $411600
91011     180  05   2501427   $55,200.  5/14/96   649.24    La
Canada
40   00   178  1    $552,000. 7/1/96

CA   2    106990000501428     98   $38,083.33     2378 Princeway 11.15%
 6/1/11    90   $191250
92084     180  05   2501428   $38,250.  5/7/96    438.36    Vista
42   06   178  1    $255,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501439     98   $29,882.12     195 Flame Drive
12.25%    6/1/11    87   $135000
94553     180  05   2501439   $30,000.  5/13/96   364.89    Pacheco
44   02   178  1    $190,000. 7/1/96

CA   2    106990000501440     98   $24,342.46     13633     11.375%
6/1/11    90   $196000
93021     180  05   2501440   $24,500.  5/17/96   284.26    Moorpark
36   00   178  1    $245,000. 7/1/96


CA   2    106990000501443     98   $61,558.68     321 West Sunset
10.275%   6/1/11    78   $411943
92373     180  05   2501443   $62,000.  5/3/96    676.73    Redlands
39   02   178  1    $612,000. 7/1/96

CA   2    106990000501444     98   $29,885.98     10961 Golden   12.6%
6/1/11    98   $62969
95949     180  05   2501444   $30,000.  5/16/96   371.71    Grass
Valley
50   06   178  1    $95,000.  7/1/96


CA   2    106990000501477     98   $40,031.27     3161 Shakespeare
11.55%    6/1/11    90   $320000
90720     180  05   2501477   $40,200.  5/3/96    470.89    Los Alamitos
27   00   178  1    $402,000. 7/1/96


CA   2    106990000501479     98   $49,665.52     169 MARK  10.95%
5/1/11    90   $256500
94903     180  05   2501479   $50,000.  4/24/96   566.73    SAN
RAFAEL
24   03   177  1    $342,000. 6/1/96

CA   2    106990000501480     98   $19,914.06     1550 Loma Drive
11.3%     6/1/11    85   $320000
90254     180  01   2501480   $20,000.  5/1/96    231.10    Hermosa
Beach
26   01   178  1    $400,000. 7/1/96


CA   2    106990000501493     97   $35,752.05     3559 Lathrop   12.875%
6/1/11    95   $192000
93063     180  05   2501493   $36,000.  5/29/96   452.54    Simi
Valley
37   00   178  1    $240,000. 7/1/96

OR   2    141990000501496     98   $14,189.9 328 North Quincy    11.5%
6/1/11    90   $60000
97738     180  05   2501496   $14,250.  5/16/96   166.47    Hines
42   02   178  1    $82,500.  7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501497     98   $39,241.99     4181 Chamber   12.5%
6/1/11    99   $200554
91750     180  05   2501497   $40,000.  5/17/96   493.01    La
Verne
32   02   178  1    $245,000. 7/1/96

CA   2    106990000501503     98   $141,964.66    2 Valley High ST
12.625%   7/1/11    89   $640000
94549     180  05   2501503   $142,000. 6/14/96   1529.30   Lafayette
49   00   179  1    $880,000. 8/1/96


TX   2    148990000501509     98   $16,028.69     46 North High  10.975%
6/1/11    95   $86000
77380     180  03   2501509   $16,100.  5/24/96   182.74    The
Woodlands
32   00   178  1    $107,500. 7/1/96

CA   2    106990000501515     98   $37,044.59     631 East Walnut
11.6%     6/1/11    90   $186000
91501     180  05   2501515   $37,200.  5/20/96   436.93    Burbank
39   00   178  1    $248,000. 7/1/96


CA   2    106990000501516     98   $24,711.42     8841 Raejean   13.25%
6/1/11    100  $153150
92123     180  05   2501516   $24,800.  5/16/96   317.88    San
Diego
45   06   178  1    $178,000. 7/1/96


CA   2    106990000501518     98   $37,764.04     1332 Summit    11.75%
6/1/11    65   $220050
92007     180  05   2501518   $38,000.  5/20/96   449.97    Cardiff
44   06   178  1    $400,000. 7/1/96

CA   2    106990000501520     98   $62,852.83     2825 -2825 1/2
10.35%    7/1/11    50   $38084
90033     180  05   2501520   $63,000.  5/28/96   690.55    Los
Angeles
43   06   179  1    $204,000. 8/1/96


CA   2    106990000501521     97   $49,821.91     21551 Flamenco 11.1%
 6/1/11    90   $163287
92692     180  03   2501521   $50,000.  5/17/96   571.44    Mission Viejo
45   06   178  1    $238,000. 7/1/96

CA   2    106990000501522     97   $68,000.  319 Canyon Falls    13.35%
6/1/11    95   $305800
95630     180  05   2501522   $68,000.  5/23/96   770.86    Folsom
49   01   178  1    $393,500. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000501527     98   $49,798.36     15608 NE 175th
11.975%   6/1/11    95   $169987
98072     180  05   2501527   $50,000.  5/16/96   599.28    Woodinville
47   01   178  1    $233,000. 7/1/96

FL   2    112990000501528     98   $29,865.56     14309 SW 103rd
10.85%    6/1/11    88   $84000
33186     180  05   2501528   $30,000.  5/17/96   338.16    Miami
37   02   178  1    $130,000. 7/1/96


CA   2    106990000501529     98   $24,760.94     301 E Parkwood
11.1%     6/1/11    90   $139000
90631     180  05   2501529   $25,000.  5/16/96   285.72    La
Habra
42   06   178  1    $182,500. 7/1/96

CA   2    106990000501530     97   $31,450.  958 Pocatello  11.5%
6/1/11    90   $252000
94087     180  05   2501530   $31,450.  5/16/96   311.45    Sunnyvale
39   00   178  1    $315,000. 7/1/96


CA   2    106990000501531     98   $33,373.29     34528 Alberta  12.65%
6/1/11    99   $206100
94555     180  03   2501531   $33,500.  5/8/96    416.17    Fremont
49   02   178  1    $242,500. 7/1/96


CA   2    106990000501535     98   $34,475.81     28767     12.95%
6/1/11    95   $184000
91384     180  05   2501535   $34,500.  5/17/96   380.29    Castaic
Area
43   00   178  1    $230,000. 7/1/96

WA   2    153990000501536     98   $38,949.26     4353 S 177th   12.45%
6/1/11    100  $100882
98188     180  05   2501536   $39,100.  5/15/96   480.64    Seattle
46   06   178  1    $140,000. 7/1/96


CA   2    106990000501538     98   $24,905.43     29820 Camino   12.65%
 6/1/11    93   $153094
92592     180  05   2501538   $25,000.  5/9/96    310.58    Temecul
36   06   178  1    $193,000. 7/1/96

CA   2    106990000501539     98   $32,871.55     6306 Blauer LN 12.35%
 6/1/11    90   $165000
95135     180  07   2501539   $33,000.  5/17/96   403.52    San
Jose
45   01   178  1    $220,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
AZ   2    104990000501548     98   $27,904.72     523 Orchid ST  13.75%
6/6/11    96   $24567
85350     180  05   2501548   $28,000.  5/17/96   368.20    Somerton
24   03   178  1    $55,000.  7/6/96

CA   2    106990000501557     98   $13,920.77     3723 Cogswell  12.73%
6/1/11    94   $84034
91731     180  01   2501557   $14,000.  5/17/96   174.65    El
Monte
36   06   178  1    $105,000. 7/1/96


CA   2    106990000501560     98   $21,287.44     31552 Windsong
13.5%     6/1/11    95   $125806
92675     180  05   2501560   $21,400.  5/17/96   277.85    San
Juan
43   01   178  1    $155,000. 7/1/96

CA   2    106990000501561     98   $26,427.1 2711 Briarwood      11.875%
 6/1/11    84   $161098
94550     180  05   2501561   $26,700.  5/16/96   318.31    Livermore
31   06   178  1    $225,000. 7/1/96


CA   2    106990000501563     98   $40,348.26     842 Prospect   12.75%
6/1/11    95   $216000
95065     180  05   2501563   $40,500.  5/10/96   505.78    Santa
Cruz
40   02   178  1    $270,000. 7/1/96


CA   2    106990000501566     97   $32,000.  2919 E Madison      13.99%
7/10/11   100  $135836
92667     180  05   2501566   $32,000.  5/29/96   425.94    Orange
48   02   179  1    $168,000. 8/10/96

CA   2    106990000501569     97   $35,519.27     2348 La Costa  14.25%
6/1/11    97   $114104
92009     180  01   2501569   $35,800.  5/17/96   482.79    La
Costa
40   02   178  1    $156,000. 7/1/96


CA   2    106990000501570     98   $26,955.39     7749 Hazelnut  13.99%
7/10/11   90   $160508
94560     180  05   2501570   $27,000.  5/31/96   359.39    Newark
36   03   179  1    $210,000. 8/10/96

CA   2    106990000501572     98   $27,454.56     1405 E Walnut  13.99%
 7/5/11    100  $158047
92667     180  05   2501572   $27,500.  5/25/96   366.04    Orange
35   02   179  1    $186,000. 8/5/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501573     98   $14,934.34     2131 Elm ST    11.1%
6/1/11    90   $75000
95982     180  05   2501573   $15,000.  5/20/96   171.43    Sutter
35   01   178  1    $100,000. 7/1/96

CA   2    106990000501575     97   $25,000.  645 Timberline      11.975%
6/1/11    100  $123990
94513     180  03   2501575   $25,000.  5/22/96   299.64    Brentwood
45   02   178  1    $150,000. 7/1/96


CA   2    106990000501585     98   $42,977.12     21651 Flamenco 12.35%
  6/1/11    100  $154000
92692     180  03   2501585   $43,000.  5/21/96   453.92    Mission Viejo
45   06   178  1    $197,000. 7/1/96

CA   2    106990000501587     98   $11,802.96     240 E 18th ST  12.6%
6/1/11    95   $63200
95340     180  05   2501587   $11,850.  5/20/96   146.83    Merced
38   02   178  1    $79,000.  7/1/96


CA   2    106990000501632     97   $40,000.  12481 Lolly Court   11.625%
 6/1/11    85   $320000
95070     180  05   2501632   $40,000.  5/20/96   399.94    Saratoga
36   06   178  1    $425,000. 7/1/96


WA   2    153990000501633     98   $16,451.95     710 W Falcon   12.25%
 5/1/11    93   $105000
99218     180  05   2501633   $16,550.  4/26/96   201.30    Spokane
35   02   177  1    $132,000. 6/1/96

WA   2    153990000501634     98   $39,313.73     2907 W 46th AVE
12.375%   6/1/11    100  $201200
99336     180  05   2501634   $39,500.  5/1/96    483.64    Kennewick
42   02   178  1    $243,000. 7/1/96


UT   2    149990000501636     98   $14,937.2 880 North 600  11.75%
6/1/11    89   $85500
84651     180  05   2501636   $15,000.  5/1/96    177.62    Payson
29   02   178  1    $114,000. 7/1/96

WA   2    153990000501637     98   $24,906.33     1615 W 38th PL
12.75%    6/1/11    95   $75500
99337     180  05   2501637   $25,000.  5/13/96   312.21    Kennewick
29   06   178  1    $106,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000501638     98   $9,993.75 11221 E 20th   11.625%
6/1/11    83   $105000
99206     180  05   2501638   $10,000.  5/12/96   99.98     Spokane
43   02   178  1    $140,000. 7/1/96

CA   2    106990000501642     98   $33,735.  25172 Stockport     11.4%
6/1/11    90   $168675
92653     180  05   2501642   $33,735.  5/9/96    331.50    Laguna Hills
30   00   178  1    $224,900. 7/1/96


CA   2    106990000501644     98   $22,663.95     16249 Tenaya   12.65%
6/1/11    95   $77694
92307     180  05   2501644   $22,750.  5/10/96   282.62    Apple
Valley
21   02   178  1    $106,000. 7/1/96

CA   2    106990000501661     98   $32,945.47     1251 N Euclid ST
13.99%    7/5/11    99   $194236
90631     180  05   2501661   $33,000.  5/25/96   439.25    La
Habra
43   02   179  1    $230,000. 8/5/96


CA   2    106990000501673     98   $29,384.8 3452 Dutchcap  12.475%
6/1/11    95   $156800
94502     180  09   2501673   $29,400.  5/22/96   313.20    Alameda
35   00   178  1    $196,000. 7/1/96


CA   2    106990000501674     98   $26,752.17     1552 Thomas    11.15%
6/1/06    86   $122447
94124     120  05   2501674   $27,000.  5/3/96    374.22    San Francisco
22   02   118  1    $175,000. 7/1/96

UT   2    149990000501675     98   $13,354.96     436 W 500 S    13.875%
6/1/11    95   $92050
84651     180  05   2501675   $13,400.  5/10/96   177.33    Payson
50   02   178  1    $111,000. 7/1/96


WA   2    153990000501676     98   $47,025.26     17205 NE 4th ST
12.875%   6/1/11    100  $62540
98684     180  05   2501676   $47,200.  5/9/96    593.32    Vancouver
45   02   178  1    $110,000. 7/1/96

CA   2    106990000501678     98   $44,966.79     2046 Jamison PL
12.725%   6/1/11    95   $240000
95051     180  05   2501678   $45,000.  5/21/96   488.14    Petaluma
48   00   178  1    $300,000. 7/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501679     98   $35,772.26     250 Orchard    11.55%
5/1/11    90   $180000
94536     180  05   2501679   $36,000.  4/29/96   421.69    Fremont
39   01   177  1    $240,000. 6/1/96

CA   2    106990000501681     98   $44,393.33     2433 Downing   12.55%
 5/1/11    95   $237400
95128     180  05   2501681   $44,500.  4/23/96   476.66    San
Jose
43   00   177  1    $296,750. 6/1/96


CA   2    106990000501682     98   $53,970.45     886 Birdhaven  13.05%
6/1/11    95   $288000
94549     180  05   2501682   $54,000.  5/10/96   599.46    Lafayette
36   00   178  1    $360,000. 7/1/96

CA   2    106990000501689     98   $51,481.67     1101 W    14.125%
6/1/11    100  $154500
92621     180  05   2501689   $51,500.  5/1/96    615.31    Brea
42   01   178  1    $208,000. 7/1/96


CA   2    106990000501694     98   $28,138.2 500 Penn AVE   12.625%
5/1/11    95   $94711
95382     180  05   2501694   $28,300.  4/4/96    351.11    Turlock
41   06   177  1    $130,000. 6/1/96


CA   2    106990000501695     98   $24,544.4 19371 Mauna LN 13.125%
6/1/11    98   $191000
92646     180  05   2501695   $25,000.  5/21/96   318.37    Huntington
Beach
39   06   178  1    $221,000. 7/1/96

CA   2    106990000501699     98   $26,641.33     7062 Turnberry
11.5%     4/1/11    99   $114311
95367     180  05   2501699   $27,100.  3/8/96    316.58    Riverbank
39   06   176  1    $143,000. 5/1/96


CA   2    106990000501700     98   $19,872.87     1782 DOLPHIN   11.5%
   5/1/11    86   $190000
94514     180  03   2501700   $20,000.  4/17/96   233.64    DISCOVERY

45   00   177  1    $245,000. 6/1/96

CA   2    106990000501706     98   $28,557.59     863 Buena Vista
11.625%   5/1/11    90   $230400
94038     180  05   2501706   $28,800.  4/8/96    338.73    Moss Beach
34   00   177  1    $288,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501707     98   $26,017.33     11126 DAINES   10.5%
  5/1/11    90   $131200
91780     180  05   2501707   $26,200.  4/1/96    289.61    TEMPLE
CITY
21   01   177  1    $175,000. 6/1/96

CA   2    106990000501710     98   $24,043.49     3435 THURBER
11.5%     5/1/11    82   $191750
95065     180  05   2501710   $24,250.  4/19/96   283.29    SANTA CRUZ

41   01   177  1    $265,000. 6/1/96


CA   2    106990000501712     98   $42,726.69     223 FOURTH ST
11.5%     5/1/11    90   $252811
90740     180  05   2501712   $43,000.  4/22/96   502.32    SEAL
BEACH
43   02   177  1    $330,000. 6/1/96

CA   2    106990000501713     98   $50,594.29     2687 KLAMATH   11.%
4/1/11    90   $207000
94550     180  05   2501713   $51,300.  3/15/96   583.07    LIVERMORE
35   00   176  1    $287,000. 5/1/96


CA   2    106990000501735     98   $24,599.21     6310 Ayr DR    11.85%
6/1/11    87   $55744
95758     180  05   2501735   $24,700.  5/24/96   294.06    Elk
Grove
28   06   178  1    $93,000.  7/1/96


CA   2    106990000501736     98   $29,797.45     420 Curie DR   10.85%
6/1/11    55   $97444
95123     180  05   2501736   $30,000.  5/21/96   338.16    San
Jose
38   06   178  1    $233,000. 7/1/96

CA   2    106990000501739     98   $32,146.31     34410 Martingale
11.875%   6/1/11    88   $187500
93510     180  05   2501739   $32,500.  5/21/96   331.18    Los
Angeles
46   00   178  1    $250,000. 7/1/96


CA   2    106990000501740     98   $24,716.93     2061 Pamela    11.65%
6/1/11    90   $124500
93030     180  05   2501740   $24,900.  5/6/96    293.26    Oxnard
24   00   178  1    $166,000. 7/1/96

CA   2    106990000501741     98   $49,621.34     4052 Nichandros
12.75%    4/1/11    98   $183294
94546     180  05   2501741   $50,000.  3/19/96   624.42    Castro
Valley
48   02   176  1    $240,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501742     98   $32,774.1 691 Lancaster DR    10.7%
6/1/11    80   $93933
93420     180  05   2501742   $33,000.  5/10/96   368.88    Arroyo
Grande
42   03   178  1    $160,000. 7/1/96

CA   2    106990000501743     98   $37,256.02     13902     11.25%
5/1/11    16   $2237
91709     180  05   2501743   $37,500.  4/23/96   432.13    Chino
Hills
43   01   177  1    $259,000. 6/1/96


CA   2    106990000501745     98   $38,255.29     NULL 11.5%     5/1/11
90   $191000
94541     180  05   2501745   $38,500.  4/22/96   449.75    Hayward
38   02   177  1    $255,000. 6/1/96

CA   2    106990000501746     98   $17,361.08     8105 Kern AVE
12.25%    5/1/11    98   $100000
95020     180  01   2501746   $17,500.  4/11/96   212.85    Gilroy
29   06   177  1    $120,000. 6/1/96


CA   2    106990000501748     98   $29,665.6 3787 Moddison  11.375%
4/1/11    89   $131000
95819     180  05   2501748   $30,000.  3/29/96   348.08    Sacramento
43   02   176  1    $182,000. 5/1/96


CA   2    106990000501750     98   $49,593.64     200 Monte Vista     12.%
4/1/11    92   $148532
92084     180  05   2501750   $50,000.  3/21/96   600.08    Vista
42   02   176  1    $216,000. 5/1/96

CA   2    106990000501751     98   $94,463.25     8248 East Live
12.75%    5/1/11    99   $380000
91776     180  05   2501751   $95,000.  4/15/96   1186.40   San Gabriel
Area
41   03   177  1    $480,000. 6/1/96


CA   2    106990000501752     98   $42,158.62     2215 Oak Hill DR
12.125%   4/1/11    100  $127500
92027     180  05   2501752   $42,500.  3/22/96   513.49    Escondido
38   03   176  1    $170,000. 5/1/96

CA   2    106990000501753     98   $24,787.09     2488 Sweetwater
11.5%     5/1/11    90   $136446
95614     180  05   2501753   $25,000.  4/15/96   292.05    Cool
39   06   177  1    $181,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000501754     98   $19,875.8 8100 SW Oak ST 11.75%
5/1/11    94   $80675
97223     180  05   2501754   $20,000.  4/5/96    236.83    Tigard
43   06   177  1    $107,500. 6/1/96

CA   2    106990000501755     98   $29,667.81     5930 Hanson DR
11.125%   4/1/11    87   $198750
94566     180  05   2501755   $30,000.  3/25/96   343.34    Pleasanton
36   06   176  1    $265,000. 5/1/96


CA   2    106990000501757     98   $25,793.57     7024 Pippin WAY
12.25%    5/1/11    95   $72870
95621     180  05   2501757   $26,000.  4/4/96    316.24    Citrus Heights
28   03   177  1    $105,000. 6/1/96

CA   2    106990000501758     98   $10,907.21     525 Calle      11.875%
4/1/11    97   $142000
92069     180  05   2501758   $11,000.  3/22/96   131.14    San
Marcos
36   06   176  1    $158,000. 5/1/96


CA   2    106990000501759     98   $18,850.91     8112 Calico ST 12.375%
 4/1/11    88   $135086
92126     180  05   2501759   $19,000.  3/18/96   232.64    San
Diego
47   06   176  1    $177,000. 5/1/96


CA   2    106990000501762     98   $48,962.93     21121     10.75%
6/1/11    78   $207000
92630     180  03   2501762   $49,000.  5/30/96   457.41    Lake
Forest
31   02   178  1    $332,000. 7/1/96

WA   2    153990000501763     98   $46,831.76     4327 29th AVE
13.225%   6/1/11    100  $84487
98503     180  05   2501763   $47,000.  5/21/96   601.64    Lacey
45   03   178  1    $131,500. 7/1/96


CA   2    106990000501764     98   $28,800.7 18818 Kornblum      10.8%
 6/1/01    86   $180000
90504     60   05   2501764   $30,000.  5/6/96    649.29    Torrance
36   02   58   1    $245,000. 7/1/96

CA   2    106990000501765     98   $32,166.19     29396 Castle RD
10.125%   6/1/11    90   $162000
92677     180  05   2501765   $32,400.  5/8/96    350.66    Lagune Niguel
38   00   178  1    $216,000. 7/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501766     98   $35,215.87     6342 Freeborn DR
11.5%     6/1/11    90   $176250
92647     180  05   2501766   $35,250.  5/22/96   349.08    Huntington
Beach
40   00   178  1    $235,000. 7/1/96

CA   2    106990000501769     98   $31,329.86     4219 Moore ST  11.5%
 6/1/11    90   $156750
90066     180  05   2501769   $31,350.  5/22/96   310.46    Los
Angeles
37   00   178  1    $209,000. 7/1/96


ID   2    116990000501772     98   $32,499.8 706 Fair LN    11.9%
5/21/11   90   $93251
83686     180  05   2501772   $32,700.  5/15/96   390.35    Nampa
28   02   177  1    $140,000. 6/21/96

CA   2    106990000501784     98   $9,769.88 278 Esquiline RD    10.%
4/1/11    78   $191000
93924     180  05   2501784   $10,000.  3/14/96   107.46    Carmel
Valley
44   01   176  1    $260,000. 5/1/96


CA   2    106990000501785     98   $24,945.53     18409 Purche   11.1%
7/1/11    90   $200000
90504     180  05   2501785   $25,000.  5/28/96   285.72    Torrance
45   01   179  1    $250,000. 8/1/96


CA   2    106990000501786     97   $44,000.  8724 Creekwood
13.225%   7/1/11    100  $140401
92129     180  05   2501786   $44,000.  5/28/96   563.24    San
Diego
35   03   179  1    $185,000. 8/1/96

CA   2    106990000501787     98   $36,562.81     2630 Gunn RD   11.35%
  6/1/11    85   $65940
95608     180  05   2501787   $36,800.  5/23/96   426.39    Carmichael
45   02   178  1    $122,000. 7/1/96


CA   2    106990000501790     98   $31,640.94     5454 Rudy DR   12.%
7/1/11    90   $253200
95124     180  05   2501790   $31,650.  5/30/96   325.56    San
Jose
41   00   179  1    $316,500. 8/1/96

CO   2    108990000501791     98   $26,294.79     4745 Shoshone  12.1%
7/1/11    95   $80000
80211     180  05   2501791   $26,400.  5/29/96   318.54    Denver
39   02   179  1    $112,000. 8/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    108990000501792     98   $24,692.83     8625 E    11.75%
4/1/11    90   $123509
80231     180  05   2501792   $24,900.  3/13/96   294.85    Denver
36   06   176  1    $165,000. 5/1/96

GA   2    113990000501793     98   $13,155.52     5640 Rocksprings
13.85%    6/1/11    95   $53218
30038     180  05   2501793   $13,200.  5/23/96   174.46    Lithonia
39   02   178  1    $70,000.  7/1/96


CA   2    106990000501794     98   $98,293.56     433 Cole Ranch
13.375%   4/1/11    100  $396000
92024     180  05   2501794   $99,000.  3/18/96   1277.12   Encinitas
15   03   176  1    $495,000. 5/1/96

CA   2    106990000501795     98   $24,778.72     1007 E Goble   11.125%
 5/1/11    90   $86993
93625     180  05   2501795   $25,000.  4/3/96    286.11    Fowler
33   02   177  1    $125,000. 6/1/96


CA   2    106990000501796     98   $42,298.88     2491 IVORY
11.125%   5/1/11    88   $247800
93030     180  05   2501796   $42,700.  4/26/96   488.68    OXNARD
36   00   177  1    $330,500. 6/1/96


CA   2    106990000501799     98   $34,489.61     322 Quail Terrace   11.%
5/1/11    90   $174000
95005     180  05   2501799   $34,800.  4/16/96   395.54    Ben
Lomond
34   00   177  1    $232,000. 6/1/96

CA   2    106990000501800     98   $20,881.17     336 Pope Street
11.85%    6/1/11    90   $184000
94112     180  05   2501800   $21,000.  5/22/96   213.59    San
Francisco
49   02   178  1    $230,000. 7/1/96


CA   2    106990000501801     98   $15,710.72     5171      12.75%
5/1/11    95   $138040
95602     180  05   2501801   $15,800.  4/16/96   197.32    AUBURN
34   01   177  1    $162,000. 6/1/96

ID   2    116990000501802     98   $66,585.54     8485 Southside
11.79%    5/20/11   90   $234300
83686     180  05   2501802   $67,000.  5/14/96   795.08    Nampa
32   02   177  1    $335,000. 6/20/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501803     98   $38,878.82     470 Day ST     12.25%
6/1/11    90   $311200
94131     180  05   2501803   $38,900.  5/23/96   407.64    San
Francisco
44   00   178  1    $389,000. 7/1/96

CA   2    106990000501804     98   $38,180.33     320 11th Street     12.5%
   6/1/11    90   $305600
92014     180  05   2501804   $38,200.  5/22/96   407.70    Del
Mar
40   00   178  1    $382,000. 7/1/96


CA   2    106990000501805     98   $25,296.89     318 Shavano    12.%
6/1/11    90   $204000
94583     180  05   2501805   $25,500.  5/20/96   306.05    San
Ramon
40   00   178  1    $255,000. 7/1/96

CA   1    106990000501806     98   $24,844.74     1874 Goldboro ST
11.75%    6/1/11    15   $0
92110     180  05   2501806   $25,000.  5/21/96   296.04    San
Diego
13   03   178  1    $170,000. 7/1/96


CA   2    106990000501807     98   $42,224.71     757 W Rosewood
13.25%    6/1/11    95   $103864
91762     180  05   2501807   $42,400.  5/20/96   543.46    Ontario
49   06   178  1    $154,000. 7/1/96


CA   2    106990000501808     98   $20,127.87     13100 Autumn   13.25%
 6/1/11    94   $87469
92392     180  05   2501808   $20,200.  5/17/96   258.91    Victorville
49   06   178  1    $115,000. 7/1/96

CA   2    106990000501809     98   $32,957.1 8081 Winery CT 11.25%
6/1/11    88   $204350
95135     180  01   2501809   $33,100.  5/20/96   381.43    San
Jose
39   00   178  1    $272,500. 7/1/96


CA   2    106990000501810     98   $59,519.25     3816 Mohr AVE  11.5%
  6/1/11    90   $299950
94566     180  05   2501810   $59,900.  5/20/96   699.75    Pleasanton
39   00   178  1    $399,950. 7/1/96

CA   2    106990000501811     98   $22,909.62     1702 Hannalei DR
12.25%    6/1/11    93   $103400
92083     180  05   2501811   $23,000.  5/17/96   279.75    Vista
35   02   178  1    $136,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501813     98   $13,642.54     100-A Norris   11.875%
6/1/11    84   $118500
94583     180  01   2501813   $13,700.  5/21/96   163.33    San
Ramon
45   01   178  1    $158,000. 7/1/96

CA   2    106990000501814     98   $23,930.9 3040 San Miguel     12.75%
 6/1/11    95   $206800
94518     180  05   2501814   $38,700.  5/21/96   483.30    Concord
46   00   178  1    $258,500. 7/1/96


CA   2    106990000501818     98   $42,652.53     4219 Garland DR
10.75%    5/1/11    72   $207000
94536     180  05   2501818   $43,000.  4/22/96   482.01    Fremont
34   01   177  1    $350,000. 6/1/96

CA   2    106990000501819     98   $32,827.8 683 Sonoma CT  11.875%
4/1/11    88   $151697
94550     180  05   2501819   $33,100.  3/27/96   394.60    Livermore
50   02   176  1    $210,000. 5/1/96


CA   2    106990000501822     98   $41,124.34     5030 Winkle AVE
11.% 5/1/11    90   $207000
95065     180  05   2501822   $41,400.  4/30/96   470.55    Santa
Cruz
36   00   177  1    $276,000. 6/1/96


CA   2    106990000501825     98   $37,092.98     4683 Pocahontas
12.125%   4/1/11    100  $154400
92117     180  05   2501825   $37,400.  3/22/96   451.87    San
Diego
41   06   176  1    $193,000. 5/1/96

CA   2    106990000501827     97   $33,000.  1234 Rutgers CT     14.25%
7/1/11    95   $166284
91789     180  05   2501827   $33,000.  6/6/96    445.03    Walnut
50   02   179  1    $210,000. 8/1/96


CA   2    106990000501828     97   $24,584.09     1225 Franciscan
12.712%   6/1/11    100  $185300
93013     180  01   2501828   $24,700.  5/20/96   307.85    Carpinteria
36   02   178  1    $210,000. 7/1/96

CA   2    106990000501830     98   $22,903.9 1524 Castillo ST    11.6%
6/1/11    84   $169841
93101     180  05   2501830   $23,000.  5/21/96   270.15    Santa
Barbara
41   03   178  1    $230,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501832     98   $34,474.92     1431 Mount     13.45%
6/1/11    95   $123910
93454     180  05   2501832   $34,600.  5/16/96   394.95    Santa
Maria
44   02   178  1    $167,000. 7/1/96

CA   2    106990000501837     98   $29,905.67     464 Cestaric DR
11.375%   5/1/11    90   $136320
95035     180  05   2501837   $30,100.  4/19/96   349.24    Milpitas
44   06   177  1    $185,000. 6/1/96


CA   2    106990000501840     98   $81,140.44     166 Fleetwood  12.6%
6/1/11    95   $434400
94070     180  05   2501840   $81,450.  5/24/96   1009.20   San Carlos
41   00   178  1    $543,000. 7/1/96

CA   2    106990000501845     98   $57,539.43     750 Plaza      12.375%
4/1/11    89   $144002
94947     180  05   2501845   $58,600.  3/19/96   717.50    Novato
23   02   176  1    $228,000. 5/1/96


CA   2    106990000501850     98   $38,839.15     22483 Estoque PL
11.75%    6/1/11    89   $195000
93908     180  05   2501850   $39,000.  5/15/96   461.81    Salinas
40   06   178  1    $265,000. 7/1/96


CA   2    106990000501859     97   $24,975.92     22460 Cardiff DR
12.1%     6/1/06    100  $194943
91350     120  03   2501859   $25,000.  5/13/96   360.12    Los
Angeles
35   06   118  1    $220,000. 7/1/96

CA   2    106990000501860     98   $26,671.56     1975 Pheasant  12.7%
6/1/11    95   $115000
95376     180  05   2501860   $26,800.  5/24/96   333.81    Tracy
45   02   178  1    $150,000. 7/1/96


CA   2    106990000501862     98   $31,940.09     2217 Manzanita
12.7%     7/1/11    96   $159000
95242     180  05   2501862   $32,000.  6/3/96    398.58    Lodi
48   03   179  1    $200,000. 8/1/96

CA   2    106990000501863     98   $74,689.59     3039 Sherman   11.7%
6/1/11    85   $305640
93953     180  05   2501863   $75,000.  5/23/96   885.70    Pebble
Beach
43   03   178  1    $450,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501865     98   $32,083.31     812 Edgemar    12.45%
6/1/11    95   $171200
94044     180  05   2501865   $32,100.  5/22/96   341.34    Pacifica
39   00   178  1    $214,000. 7/1/96

CA   2    106990000501867     98   $24,925.11     2706 Santa Ynez
10.45%    6/1/11    74   $171950
93063     180  05   2501867   $25,000.  5/10/96   227.75    Simi
Valley
39   00   178  1    $267,950. 7/1/96


CA   2    106990000501868     98   $22,465.5 5540 Cosmos    12.2%
6/1/11    100  $161923
94538     180  09   2501868   $22,600.  5/20/96   274.15    Fremont
41   06   178  1    $185,000. 7/1/96

CA   2    106990000501869     98   $49,769.72     123 Leslie DR  11.65%
6/1/11    90   $404000
94070     180  05   2501869   $50,000.  5/20/96   500.88    San
Carlos
33   00   178  1    $505,000. 7/1/96


CA   2    106990000501872     98   $24,924.65     26941 Dartmouth
14.99%    7/1/11    87   $161938
92544     180  05   2501872   $25,000.  5/30/96   349.73    Hemet
42   02   179  1    $215,000. 8/1/96


CA   2    106990000501873     98   $33,000.  5173 Rabeneck  13.99%
7/1/11    99   $87181
95628     180  05   2501873   $33,000.  6/11/96   439.26    Fair
Oaks
42   02   179  1    $122,000. 8/1/96

IN   2    118990000501878     98   $24,848.01     12957 Fawns    11.975%
6/1/11    90   $253300
46038     180  05   2501878   $25,000.  5/23/96   299.64    Fishers
30   06   178  1    $310,000. 7/1/96


CA   2    106990000501880     97   $49,804.9 1198 Echo DR   13.99%
7/10/11   95   $119721
92404     180  05   2501880   $50,000.  5/22/96   665.53    San
Bernardino
24   02   179  1    $180,000. 8/10/96

CA   2    106990000501882     98   $29,952.26     7224 Escalante
14.375%   7/10/11   97   $114864
95610     180  05   2501882   $30,000.  5/28/96   407.11    Citrus
Heights
45   02   179  1    $150,000. 8/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501891     98   $22,908.56     1224 Welburn   12.125%
 6/1/11    92   $135896
95020     180  05   2501891   $23,000.  5/2/96    277.89    Gilroy
38   06   178  1    $174,000. 7/1/96

CA   2    106990000501894     98   $30,883.29     3 Breaker LN   12.35%
7/1/11    88   $191350
94065     180  01   2501894   $31,400.  5/29/96   331.47    Redwood Shore
48   00   179  1    $255,159. 8/1/96


CA   2    106990000501895     98   $18,809.38     3197 Durant AVE
12.% 5/1/11    98   $146500
95111     180  05   2501895   $19,000.  4/2/96    228.03    San Jose
43   02   177  1    $170,000. 6/1/96

CA   2    106990000501900     98   $17,032.64     6240 Caminito  11.125%
 5/1/11    90   $86250
92111     180  09   2501900   $17,200.  4/9/96    196.85    San Diego
42   02   177  1    $116,000. 6/1/96


CA   2    106990000501901     98   $35,733.08     9483 Emerald   12.25%
5/1/11    100  $178722
92040     180  05   2501901   $36,100.  4/16/96   439.08    Lakeside
37   02   177  1    $215,000. 6/1/96


ID   2    116990000501902     98   $20,167.55     359 Bienz LN   11.875%
5/24/11   95   $75700
83200     180  05   2501902   $20,250.  5/24/96   241.41    Bern
45   02   177  1    $101,000. 6/24/96

CA   2    106990000501903     97   $65,998.39     260 Eliseo DR  12.875%
 6/1/11    95   $356000
94904     180  05   2501903   $66,750.  5/7/96    839.07    Larkspur
37   00   178  1    $445,000. 7/1/96


CA   2    106990000501904     98   $59,614.16     406 Wawona LN
11.375%   5/1/11    90   $340838
94517     180  05   2501904   $60,000.  4/12/96   696.15    Clayton
44   02   177  1    $450,000. 6/1/96

CA   2    106990000501906     98   $31,121.04     4740 Alamo ST
12.625%   6/1/11    90   $99106
93065     180  05   2501906   $31,300.  5/22/96   388.33    Simi
Valley
44   06   178  1    $145,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501907     98   $17,917.65     1224 Vista AVE
10.625%   6/1/11    74   $115150
92026     180  05   2501907   $18,000.  5/2/96    200.37    Escondido
45   03   178  1    $180,000. 7/1/96

CA   2    106990000501908     98   $36,262.52     79 Cottonwood  11.25%
 5/1/11    90   $292000
94901     180  05   2501908   $36,500.  4/19/96   420.61    San
Rafael
32   00   177  1    $365,000. 6/1/96


CA   2    106990000501909     98   $29,772.82     37741 Tackstem
12.75%    5/1/11    93   $80613
93552     180  05   2501909   $30,000.  4/17/96   374.65    Palmdale
28   03   177  1    $120,000. 6/1/96

CA   2    106990000501910     98   $18,738.66     10002     12.% 5/1/11
100  $140737
92071     180  05   2501910   $19,000.  4/4/96    228.03    Santee
43   02   177  1    $160,000. 6/1/96


CA   2    106990000501911     98   $16,901.64     82 W Sierra AVE
12.5%     5/1/11    100  $45699
93704     180  01   2501911   $17,000.  4/29/96   209.53    Fresno
42   06   177  1    $63,000.  6/1/96


CA   2    106990000501912     98   $49,715.75     5954 Hinds RD  12.75%
 5/1/11    95   $233911
95361     180  05   2501912   $50,000.  4/10/96   624.42    OAKDALE
39   02   177  1    $300,000. 6/1/96

CA   2    106990000501916     98   $26,832.34     12578 Picrus ST
11.75%    5/1/11    90   $207000
92129     180  05   2501916   $27,000.  4/4/96    319.72    San Diego
30   02   177  1    $260,000. 6/1/96


WA   2    153990000501917     98   $31,544.58     815 W Woodway
12.125%   4/1/11    100  $88111
99218     180  05   2501917   $31,800.  3/18/96   384.21    Spokane
44   06   176  1    $120,000. 5/1/96

CA   2    106990000501920     98   $99,002.51     1101 Whispering
12.25%    4/1/11    87   $276641
94517     180  05   2501920   $100,000. 3/13/96   1216.30   Clayton
49   02   176  1    $435,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501923     98   $14,853.84     2160 Sequoia   12.5%
4/1/11    90   $78750
93657     180  05   2501923   $15,000.  3/27/96   184.88    Sanger
22   02   176  1    $105,000. 5/1/96

CA   2    106990000501927     98   $63,530.31     845 Rosewood CT
12.5%     5/1/11    91   $166000
94596     180  05   2501927   $63,900.  4/5/96    787.58    Walnut Creek
40   01   177  1    $255,000. 6/1/96


CA   2    106990000501928     97   $25,000.  1828 S Gail LN 13.3%
8/9/11    96   $137044
92802     180  05   2501928   $25,000.  7/31/96   321.26    Anaheim
34   06   180  1    $169,000. 9/9/96

CA   2    106990000501930     98   $32,834.12     12632 La Tortola
12.125%   4/1/11    100  $181850
92129     180  05   2501930   $33,100.  3/20/96   399.92    San
Diego
45   01   176  1    $215,000. 5/1/96


CA   2    106990000501933     98   $38,455.38     1315 Gold      12.75%
6/1/11    95   $206300
91709     180  05   2501933   $38,600.  5/8/96    482.05    Chino Hills
31   00   178  1    $257,890. 7/1/96


CA   2    106990000501938     98   $29,370.85     4030 Roland    11.1%
6/1/11    90   $181883
94521     180  05   2501938   $29,500.  5/28/96   337.15    Concord
44   06   178  1    $235,000. 7/1/96

VA   2    151990000501939     98   $60,876.14     9712      11.85%
7/1/11    90   $488000
22182     180  05   2501939   $61,000.  6/7/96    726.23    Vienna
42   00   179  1    $610,000. 8/1/96


CA   2    106990000501941     98   $49,398.81     1830 Del Rio   11.85%
7/1/11    90   $229500
94549     180  05   2501941   $49,500.  5/28/96   589.31    Lafayette
37   02   179  1    $310,000. 8/1/96

FL   2    112990000501942     98   $43,985.06     1842      11.225%
6/1/11    78   $68660
32825     180  03   2501942   $44,000.  5/24/96   426.52    Orlando
45   02   178  1    $145,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501943     98   $41,220.68     35967 Firestone
12.6%     7/1/11    95   $181987
94560     180  05   2501943   $41,250.  5/29/96   443.45    Newark
50   02   179  1    $235,000. 8/1/96

CA   2    106990000501946     98   $45,958.24     31449 Lobo     13.55%
5/1/11    85   $346500
91301     180  05   2501946   $46,200.  4/25/96   601.36    Agoura
Area
36   06   177  1    $462,000. 6/1/96


CA   2    106990000501951     98   $43,693.48     28215 Red Store
13.625%   5/1/11    100  $192802
92026     180  05   2501951   $44,000.  4/26/96   574.92    Escondido
35   02   177  1    $237,000. 6/1/96

CA   2    106990000501952     98   $43,428.64     703 Newport AVE
11.75%    5/1/11    90   $349850
92625     180  01   2501952   $43,700.  4/17/96   517.47    Newport Beach
49   00   177  1    $437,347.8     6/1/96


CA   2    106990000501955     98   $8,439.31 4502 Polo Jump      14.5%
6/10/11   85   $97428
93312     180  05   2501955   $12,000.  5/8/96    163.87    Bakersfield
45   03   178  1    $130,000. 7/10/96


CA   2    106990000501956     98   $49,663.2 5001 Paseo De  10.875%
5/1/11    51   $262800
90505     180  05   2501956   $50,000.  4/25/96   564.38    Torrance
39   06   177  1    $625,000. 6/1/96

OR   2    141990000501957     98   $23,760.65     5435 High Banks
11.25%    5/1/11    90   $119776
97478     180  05   2501957   $24,000.  4/15/96   276.56    Springfield
34   06   177  1    $160,000. 6/1/96


CA   2    106990000501958     98   $57,575.96     14535     10.3%
6/1/11    90   $207000
95037     180  05   2501958   $58,000.  5/29/96   633.96    Morgan Hill
41   03   178  1    $295,000. 7/1/96

CA   2    106990000501959     98   $31,291.22     378 Encino DR  11.05%
 6/1/11    90   $157500
94550     180  05   2501959   $31,500.  5/20/96   359.02    Livermore
41   01   178  1    $210,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501964     98   $39,401.47     209 Huntington
13.99%    7/10/11   100  $133532
92720     180  05   2501964   $40,000.  5/25/96   532.43    Irvine
33   02   179  1    $175,000. 8/10/96

WA   2    153990000501966     98   $22,259.76     1316 S 130th PL
12.25%    5/1/11    90   $112500
98168     180  05   2501966   $22,500.  4/18/96   273.67    Seattle
35   06   177  1    $150,000. 6/1/96


CA   2    106990000501970     98   $20,311.11     6304 N Pine    11.15%
6/1/11    87   $114400
92407     180  05   2501970   $20,400.  5/15/96   233.79    San
Bernardino
36   01   178  1    $155,000. 7/1/96

CA   2    106990000501972     98   $36,745.92     2419 Loring ST 13.5%
5/1/11    88   $152000
92109     180  05   2501972   $37,000.  4/12/96   480.38    San
Diego
49   01   177  1    $215,000. 6/1/96


CA   2    106990000501974     98   $49,952.82     29936 Knoll    11.625%
5/1/11    90   $403200
90274     180  05   2501974   $50,000.  4/23/96   499.92    Racho
Palos
37   00   177  1    $504,000. 6/1/96


CA   2    106990000501975     98   $22,821.65     423 Appleton RD
12.5%     4/1/11    95   $176107
93065     180  05   2501975   $23,000.  3/27/96   283.48    Simi
Valley
43   02   176  1    $210,000. 5/1/96

WA   2    153990000501980     98   $69,494.49     192375 73rd    13.25%
5/1/11    92   $480000
98011     180  05   2501980   $70,000.  4/24/96   897.22    Bothell
50   06   177  1    $600,000. 6/1/96


CA   2    106990000501981     98   $34,536.49     681 4th ST     12.375%
5/1/11    90   $292800
90254     180  01   2501981   $36,600.  4/22/96   387.07    Hermosa Beach
41   00   177  1    $370,000. 6/1/96

CA   2    106990000501983     98   $24,851.92     6869 Town View
12.25%    5/1/11    100  $155000
92120     180  05   2501983   $25,000.  4/25/96   304.07    San
Diego
36   06   177  1    $180,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501985     98   $34,809.2 2042 Flamingo  13.125%
5/1/11    92   $238836
92626     180  05   2501985   $35,000.  4/10/96   445.72    Costa
Mesa
49   03   177  1    $300,000. 6/1/96

CA   2    106990000501987     98   $16,886.8 3697 Caminito  11.% 5/1/11
  85   $138750
92130     180  05   2501987   $17,000.  4/11/96   193.22    San
Diego
43   06   177  1    $185,000. 6/1/96


CA   2    106990000501989     98   $28,310.5 25181 Pizarro  11.75%
5/1/11    90   $142500
92630     180  05   2501989   $28,500.  4/15/96   337.48    Lake
Forest
40   03   177  1    $190,000. 6/1/96

CA   2    106990000501990     98   $49,209.82     2040 Hawley DR 9.25%
  2/1/11    87   $204000
92084     180  05   2501990   $50,000.  1/29/96   514.60    Vista
44   06   174  1    $295,000. 3/1/96


CA   2    106990000501991     98   $22,529.85     8032 Hidden    12.125%
4/1/11    100  $205200
95628     180  05   2501991   $22,800.  3/19/96   275.47    Fair
Oaks
35   02   176  1    $228,000. 5/1/96


WA   2    153990000501992     98   $97,257.84     2930 SW 164th
12.75%    5/1/11    95   $243000
98166     180  05   2501992   $98,000.  4/12/96   1223.86   Seattle
45   06   177  1    $360,000. 6/1/96

CA   2    106990000501993     98   $24,833.53     3824 Deaus PL  11.%
5/1/11    89   $136500
95127     180  05   2501993   $25,000.  4/2/96    284.15    San Jose
41   00   177  1    $182,000. 6/1/96


CA   2    106990000501994     98   $34,787.71     1421 Kelp ST   12.%
5/1/11    42   $46250
93035     180  05   2501994   $35,000.  4/8/96    420.06    Oxnard
42   02   177  1    $195,000. 6/1/96

CA   2    106990000501995     98   $61,531.68     620 El Granada
11.5%     4/1/11    90   $333000
94018     180  05   2501995   $62,200.  3/23/96   727.61    El
Granada
45   00   176  1    $444,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000501996     98   $46,237.28     2523 Goetze ST 12.75%
 5/1/11    96   $91439
92139     180  05   2501996   $46,500.  4/10/96   580.71    San
Diego
45   02   177  1    $144,000. 6/1/96

CA   2    106990000501997     98   $33,948.03     3672 Woodley DR
11.125%   4/1/11    88   $201750
95148     180  05   2501997   $34,250.  3/19/96   391.98    San
Jose
46   00   176  1    $269,000. 5/1/96


CA   2    106990000501998     98   $26,324.2 3361 54th ST   12.75%
5/1/11    98   $97354
92105     180  05   2501998   $26,500.  4/23/96   330.94    San
Diego
50   06   177  1    $127,000. 6/1/96

CA   2    106990000501999     98   $22,203.73     1649 Cairo ST  11.25%
6/1/11    84   $191250
94550     180  05   2501999   $22,300.  5/1/96    256.97    Livermore
42   01   178  1    $255,000. 7/1/96


CA   2    106990000502000     98   $12,369.72     1800 Elmhurst DR
9.875%    4/1/11    75   $47000
95350     180  05   2502000   $12,500.  3/28/96   133.37    Moesto
45   02   176  1    $80,000.  5/1/96


CA   2    106990000502004     98   $46,169.34     1142 Greenbrook
11.35%    6/1/11    90   $231000
94526     180  05   2502004   $46,200.  5/25/96   452.23    Danville
36   00   178  1    $308,000. 7/1/96

CA   2    106990000502008     98   $36,854.84     28001 Faroles  12.35%
6/1/11    95   $197600
92692     180  03   2502008   $37,000.  5/15/96   390.58    Mission Viejo
38   00   178  1    $247,000. 7/1/96


CA   2    106990000502009     98   $53,783.47     5008 Pendelton
11.45%    5/1/11    100  $490199
90056     180  03   2502009   $54,500.  4/18/96   634.93    Ladera
Heights
45   06   177  1    $545,000. 6/1/96

CA   2    106990000502010     98   $36,822.75     9800 Lasaine   10.125%
6/1/11    80   $207000
91325     180  05   2502010   $37,000.  5/16/96   400.44    Northridge
41   00   178  1    $305,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502012     98   $31,834.94     2508 Timer     11.125%
5/1/11    90   $161250
93030     180  05   2502012   $32,250.  4/18/96   369.09    Oxnard
45   00   177  1    $215,000. 6/1/96

CA   2    106990000502015     98   $23,016.52     55 Beta AVE    13.125%
 7/1/11    95   $123200
94014     180  05   2502015   $23,100.  5/31/96   294.17    Daly
City
48   02   179  1    $154,000. 8/1/96


CA   2    106990000502016     98   $34,802.26     7290 Dancy RD  12.75%
  5/1/11    96   $170561
92126     180  05   2502016   $35,000.  4/19/96   437.09    San
Diego
39   02   177  1    $215,000. 6/1/96

CA   2    106990000502017     98   $29,467.29     868 Chisholm CT
10.875%   6/1/11    80   $206500
92621     180  03   2502017   $29,500.  5/1/96    278.15    Brea
40   00   178  1    $295,000. 7/1/96


CA   2    106990000502018     98   $38,852.13     17 Calandria   12.625%
6/1/11    95   $207000
92720     180  05   2502018   $39,000.  5/2/96    483.86    Irvine
42   02   178  1    $259,000. 7/1/96


AZ   2    104990000502019     98   $11,552.21     3161 North RD  11.75%
 6/1/11    90   $82000
85224     180  05   2502019   $11,600.  5/30/96   137.36    Chandler
38   02   178  1    $104,000. 7/1/96

CA   2    106990000502022     98   $34,847.11     2790 Fitzgerald
11.125%   6/1/11    90   $105000
93065     180  05   2502022   $35,000.  5/23/96   400.57    Simi
Valley
37   06   178  1    $156,000. 7/1/96


CA   2    106990000502027     97   $10,100.  121 Nautilus   11.975%
7/1/11    85   $51700
94124     180  01   2502027   $10,100.  6/3/96    121.05    San Francisco
42   02   179  1    $73,000.  8/1/96

OR   2    141990000502028     97   $39,000.  2428 Margerly ST    12.6%
6/1/11    95   $90191
97068     180  05   2502028   $39,000.  5/23/96   483.22    Westlinn
43   01   178  1    $136,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502029     97   $10,500.  1680 N Chumash
11.625%   6/1/11    90   $204000
92667     180  05   2502029   $25,500.  5/30/96   299.92    Orange
40   00   178  1    $255,000. 7/1/96

CA   2    106990000502030     97   $23,921.01     21135 Knights  12.%
6/1/11    90   $120000
92630     180  01   2502030   $24,000.  6/3/96    288.04    Lake Forest
36   01   178  1    $160,000. 7/1/96


CA   2    106990000502031     98   $68,373.47     650 Magnolia   13.75%
6/1/11    95   $364800
91106     180  05   2502031   $68,400.  5/9/96    796.94    Pasadena
38   00   178  1    $456,000. 7/1/96

CA   2    106990000502032     98   $22,304.3 13230 Pageant  13.125%
6/1/11    91   $168000
92129     180  05   2502032   $22,400.  5/3/96    285.26    San Diego
46   06   178  1    $210,000. 7/1/96


CA   2    106990000502033     98   $49,659.31     6323 Lindly AVE
10.75%    5/1/11    86   $207000
91335     180  05   2502033   $50,000.  4/26/96   560.47    Los
Angeles
44   03   177  1    $300,000. 6/1/96


CA   2    106990000502035     98   $91,080.42     1611 Toulon CT 9.75%
 4/1/11    82   $591800
95138     180  05   2502035   $92,000.  3/19/96   974.61    San
Jose
26   03   176  1    $840,000. 5/1/96

CA   2    106990000502038     98   $30,246.25     3175 Stonecrest
11.75%    5/1/11    90   $139759
96001     180  05   2502038   $30,500.  4/5/96    361.16    Redding
33   06   177  1    $191,000. 6/1/96


NV   2    132990000502041     98   $27,838.  13965 Rancheros     12.5%
5/1/11    95   $156000
89511     180  05   2502041   $28,000.  4/2/96    345.11    Reno
44   06   177  1    $195,000. 6/1/96

CA   2    106990000502042     98   $59,776.81     9881 Foxrun RD
12.825%   6/1/11    98   $299694
92705     180  03   2502042   $60,000.  5/15/96   752.25    Santa
Ana
38   02   178  1    $369,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502044     98   $28,780.38     3015 Mayhew CT
12.75%    5/1/11    100  $120382
94596     180  01   2502044   $29,000.  4/23/96   362.16    Walnut
Creek
45   02   177  1    $150,000. 6/1/96

AZ   2    104990000502046     98   $19,876.74     1648 N Sawyer  12.%
5/1/11    99   $87000
85207     180  05   2502046   $20,000.  4/4/96    240.03    Mesa
39   06   177  1    $109,000. 6/1/96


CA   2    106990000502051     98   $24,837.34     1505 E Winsor  11.25%
 5/1/11    83   $139000
91205     180  05   2502051   $25,000.  4/3/96    288.09    Glendale
39   03   177  1    $198,000. 6/1/96

CA   2    106990000502054     98   $15,612.49     1238 Woodrow
10.875%   4/1/11    90   $117300
92114     180  05   2502054   $15,900.  3/15/96   179.47    San
Diego
43   06   176  1    $148,000. 5/1/96


CA   2    106990000502055     98   $19,562.95     51 Serene CT   12.6%
7/1/11    95   $170375
94526     180  03   2502055   $19,600.  5/29/96   242.85    Danville
41   02   179  1    $200,000. 8/1/96


OR   2    141990000502056     98   $26,100.  3290 Kevington      11.975%
7/1/11    90   $129500
97405     180  05   2502056   $26,100.  5/20/96   312.82    Eugene
31   02   179  1    $172,900. 8/1/96

CA   2    106990000502058     98   $27,085.29     32688 Lake     11.5%
6/1/11    86   $145100
94555     180  05   2502058   $27,200.  5/16/96   317.75    Fremont
42   06   178  1    $202,000. 7/1/96


CA   2    106990000502064     98   $38,849.66     926 Van Dyke DR
10.75%    4/1/11    84   $316900
92651     180  05   2502064   $39,300.  3/27/96   440.53    Laguna
Beach
33   06   176  1    $425,000. 5/1/96

CA   2    106990000502065     98   $21,580.54     7333 Adonis CT
12.375%   6/1/11    88   $174300
92119     180  05   2502065   $21,800.  5/24/96   230.55    San
Diego
26   06   178  1    $223,000. 7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502066     98   $21,468.98     2214 Serrano   12.%
5/1/11    98   $139000
94565     180  05   2502066   $21,600.  4/26/96   259.24    Pittsburg
29   02   177  1    $165,000. 6/1/96

WA   2    153990000502069     98   $19,829.68     12612 Canyon   11.5%
 4/1/11    90   $160000
98373     180  05   2502069   $20,000.  3/26/96   233.64    Puyallup
39   06   176  1    $200,000. 5/1/96


CA   2    106990000502073     98   $54,649.78     101 Chestnut   12.265%
5/1/11    98   $149811
94080     180  05   2502073   $55,000.  4/25/96   682.37    South
San
40   02   177  1    $210,000. 6/1/96

CA   2    106990000502074     98   $29,828.48     4278 Spence ST
12.625%   6/1/11    99   $233600
90503     180  01   2502074   $30,000.  5/28/96   372.20    Torrance
37   06   178  1    $267,000. 7/1/96


CA   2    106990000502075     98   $24,609.65     3727 N    12.875%
4/1/11    93   $135534
90808     180  05   2502075   $25,000.  3/19/96   314.26    Long
Beach
39   02   176  1    $174,000. 5/1/96


CA   2    106990000502077     98   $35,821.4 700 Larchwood  12.375%
5/1/11    90   $179250
92621     180  05   2502077   $35,850.  4/24/96   379.14    Brea
24   01   177  1    $239,000. 6/1/96

CA   2    106990000502081     98   $38,746.29     3430 Elliot ST 11.25%
5/1/11    90   $195400
92106     180  05   2502081   $39,000.  4/24/96   449.41    Sandiago
36   00   177  1    $260,600. 6/1/96


WA   2    153990000502083     98   $17,862.97     17855 157th    11.5%
6/1/11    90   $144000
98058     180  05   2502083   $18,000.  5/14/96   178.25    Renton
38   01   178  1    $180,000. 7/1/96

CA   2    106990000502087     98   $55,942.15     204 Wildwood   11.5%
5/1/11    26   $20700
94080     180  05   2502087   $56,300.  4/3/96    657.69    South San
42   02   177  1    $300,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502089     98   $34,947.77     3091      11.2%     6/1/11
  90   $207000
93063     180  05   2502089   $35,100.  5/28/96   403.36    Simi
Valley
32   00   178  1    $269,000. 7/1/96

CA   2    106990000502091     98   $49,223.65     57 Tessera AVE
12.875%   5/1/11    95   $264400
92610     180  03   2502091   $49,500.  4/17/96   622.23    Foothill Ranch

38   00   177  1    $330,553. 6/1/96


WA   2    153990000502092     98   $696.77   7724 Simonds RD
10.95%    6/1/11    90   $191250
98011     180  05   2502092   $38,200.  5/24/96   362.35    Bothell
26   00   178  1    $255,000. 7/1/96

CA   2    106990000502094     98   $43,301.02     6811 N Backer
12.625%   5/1/11    96   $79006
93710     180  05   2502094   $43,550.  4/26/96   540.31    Fresno
31   02   177  1    $129,000. 6/1/96


CA   2    106990000502095     98   $49,797.88     824 Cape May PL
11.95%    6/1/11    95   $260277
95133     180  05   2502095   $50,000.  5/24/96   598.48    San
Jose
25   06   178  1    $330,000. 7/1/96


CA   2    106990000502096     98   $36,769.17     2631 Chateau LN
11.7%     6/6/11    90   $185250
95616     180  05   2502096   $37,000.  5/24/96   436.95    Davis
43   00   178  1    $247,000. 7/1/96

CA   2    106990000502097     98   $24,877.78     103 Little Court    10.2%
   6/1/11    74   $143000
95630     180  05   2502097   $25,000.  5/24/96   271.72    Folsom
44   02   178  1    $230,000. 7/1/96


CA   2    106990000502098     98   $19,773.43     5663 Scripps ST
10.875%   4/1/11    83   $195000
92122     180  05   2502098   $20,000.  3/26/96   225.75    San
Diego
29   01   176  1    $260,000. 5/1/96

CA   2    106990000502099     97   $36,000.  2250 W 239th ST     11.4%
6/1/11    90   $182400
90501     180  05   2502099   $36,500.  5/20/96   358.67    Torrance
32   00   178  1    $243,300. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000502100     98   $14,904.65     12823 SE 306th
11.5%     5/1/11    88   $155000
98092     180  03   2502100   $15,000.  4/18/96   175.23    Auburn
36   01   177  1    $195,000. 6/1/96

CA   2    106990000502102     98   $22,821.33     3729 Magee AVE 11.%
5/1/11    92   $219000
94619     180  05   2502102   $23,000.  4/2/96    261.42    Oakland
46   01   177  1    $265,000. 6/1/96


CA   2    106990000502188     98   $26,731.01     2112 Marshall  11.625%
 5/1/11    90   $215200
90278     180  01   2502188   $26,900.  4/17/96   316.38    Redondo Beach
38   00   177  1    $269,000. 6/1/96

CA   2    106990000502189     98   $44,661.04     9073 Leatham   13.375%
 5/1/11    96   $136000
95628     180  05   2502189   $44,900.  4/5/96    579.22    Fair Oaks
36   06   177  1    $190,000. 6/1/96


CA   2    106990000502190     98   $24,857.05     5044 Vista     12.625%
5/1/11    95   $297000
92686     180  05   2502190   $25,000.  4/16/96   310.17    Yorba
Linda
35   02   177  1    $342,000. 6/1/96


CA   2    106990000502191     98   $15,639.04     1721 Temple    12.375%
 6/1/11    90   $87750
90804     180  05   2502191   $15,700.  5/2/96    192.23    Long Beach
26   03   178  1    $115,000. 7/1/96

CA   2    106990000502192     98   $23,873.79     11433 215th ST 13.5%
5/1/11    99   $155471
90715     180  05   2502192   $24,000.  4/22/96   311.60    Lakewood
38   02   177  1    $182,000. 6/1/96


CA   2    106990000502194     98   $21,884.32     37391 Deep     13.5%
5/1/11    95   $129680
92562     180  05   2502194   $22,000.  4/29/96   285.63    Murrieta
47   02   177  1    $160,000. 6/1/96

CA   2    106990000502195     98   $38,973.2 28572 Malabar  12.5%
5/1/11    95   $207752
92679     180  03   2502195   $39,200.  4/12/96   483.15    Trabuco Canyon

33   02   177  1    $260,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502196     98   $29,832.5 3703 E Arabella     12.875%
 5/1/11    97   $114874
90805     180  05   2502196   $30,000.  4/11/96   377.11    Long
Beach
42   02   177  1    $150,000. 6/1/96

CA   2    106990000502197     98   $25,858.28     25301 Vista    13.125%
5/1/11    93   $140263
92630     180  01   2502197   $26,000.  4/25/96   331.10    Lake
Forest
44   06   177  1    $179,000. 6/1/96


CA   2    106990000502198     98   $36,729.59     4676 Shetland  13.125%
5/1/11    98   $85893
92509     180  05   2502198   $37,000.  4/24/96   471.19    Riverside
32   03   177  1    $126,000. 6/1/96

CA   2    106990000502203     98   $75,267.38     20661 E Santiago
12.875%   5/1/11    90   $383227
92669     180  05   2502203   $75,700.  4/17/96   951.57    Orange
36   03   177  1    $510,000. 6/1/96


CA   2    106990000502207     98   $22,868.51     17346     12.625%
5/1/11    99   $201600
92708     180  05   2502207   $23,000.  4/17/96   285.35    Fountain Valley

50   02   177  1    $228,000. 6/1/96


CA   2    106990000502209     98   $32,693.32     2812 Rosement
11.625%   6/1/11    88   $263400
92679     180  03   2502209   $32,900.  5/7/96    386.95    Trabuco
Canyon
35   00   178  1    $337,854. 7/1/96

CA   2    106990000502210     98   $83,680.75     8949 San  12.6%
6/1/11    100  $123000
90620     180  05   2502210   $84,000.  5/16/96   1040.79   Buena Park
45   01   178  1    $207,000. 7/1/96


CA   2    106990000502213     98   $57,599.55     26 Oakcliff DR 13.25%
5/1/11    96   $223337
92677     180  03   2502213   $62,000.  4/15/96   794.68    Laguna
Niguel
41   01   177  1    $300,000. 6/1/96

CA   2    106990000502218     98   $37,196.13     5 Via Taliana  13.125%
5/1/11    100  $337050
92688     180  03   2502218   $37,400.  4/22/96   476.28    Rancho Santa
41   06   177  1    $375,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502222     98   $64,753.51     1070 Gray Fox
12.625%   6/1/11    90   $520000
94566     180  05   2502222   $65,000.  5/11/96   806.45    Pleasanton
42   00   178  1    $650,000. 7/1/96

CA   2    106990000502223     98   $21,881.52     26245 Cresthaven
13.25%    5/1/11    97   $181613
92354     180  05   2502223   $22,000.  4/15/96   281.98    Loma
Linda
44   06   177  1    $211,000. 6/1/96


CA   2    106990000502227     98   $49,685.89     1501 Wyndham
11.625%   5/1/11    88   $352500
92705     180  05   2502227   $50,000.  4/17/96   588.07    Santa
Ana Area
31   01   177  1    $460,000. 6/1/96

CA   2    106990000502231     98   $27,690.79     25451 Avenida
11.325%   6/1/11    88   $138750
91355     180  03   2502231   $27,750.  5/15/96   321.10    Santa
Clarita
31   00   178  1    $190,000. 7/1/96


CA   2    106990000502237     98   $21,963.64     2776 Erringer RD
13.99%    7/1/11    98   $109811
93065     180  01   2502237   $22,000.  6/5/96    292.84    Simi Valley
45   06   179  1    $135,000. 8/1/96


CA   2    106990000502250     98   $24,958.69     13092 Sirius AVE
13.99%    7/15/11   89   $125739
92668     180  05   2502250   $25,000.  5/31/96   332.77    Garden
Grove
45   02   179  1    $170,000. 8/15/96

CA   2    106990000502251     98   $25,158.36     1435 Acapulco  13.99%
 7/15/11   100  $194500
93065     180  05   2502251   $25,200.  6/1/96    335.43    Simi Valley
39   02   179  1    $220,000. 8/15/96


CA   2    106990000502253     98   $32,036.24     4501 Via Dora  11.05%
6/1/11    90   $161250
94509     180  05   2502253   $32,250.  5/28/96   367.57    Antioch
40   01   178  1    $215,000. 7/1/96

CA   2    106990000502256     98   $31,532.89     1308 Harvest RD
11.375%   7/1/11    90   $252800
94566     180  05   2502256   $31,600.  5/24/96   366.65    Pleasanton
43   00   179  1    $316,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502257     98   $19,921.42     544 E Wigeon   12.25%
6/1/11    98   $87124
94585     180  05   2502257   $20,000.  5/24/96   243.26    Suisun
City
36   06   178  1    $110,000. 7/1/96

CA   2    106990000502258     98   $21,398.18     1385 Corberosa
10.25%    6/1/11    80   $207000
93420     180  05   2502258   $21,500.  5/29/96   234.34    Arroyo
Grange
29   00   178  1    $285,710. 7/1/96


CA   2    106990000502259     97   $42,500.  208 Chatham    12.375%
7/1/11    90   $340000
94506     180  03   2502259   $42,500.  5/30/96   449.47    Danville
38   00   179  1    $425,000. 8/1/96

UT   2    149990000502263     98   $35,292.17     1085 W Amiga
12.375%   6/1/11    90   $79606
84104     180  05   2502263   $35,500.  5/1/96    434.66    Salt Lake City
43   02   178  1    $128,000. 7/1/96


CA   2    106990000502268     98   $33,858.33     255 Clipper WAY
11.625%   6/1/11    90   $272000
90740     180  05   2502268   $34,000.  5/3/96    399.84    Seal Beach
29   00   178  1    $340,000. 7/1/96


CA   2    106990000502269     98   $49,969.03     26703 Grayslake
13.5%     5/1/11    95   $276000
90275     180  05   2502269   $50,000.  4/15/96   572.71    Rancho Palos
31   06   177  1    $345,000. 6/1/96

CA   2    106990000502270     98   $23,892.24     20 Northwinds  11.625%
 6/1/11    79   $171710
92656     180  05   2502270   $24,000.  5/1/96    282.28    Aliso Viejo
Area
40   03   178  1    $249,000. 7/1/96


CA   2    106990000502273     98   $16,593.85     3388 Manning CT
11.5%     5/1/11    85   $268000
90064     180  05   2502273   $16,700.  4/12/96   195.09    Los
Angeles
38   00   177  1    $335,000. 6/1/96

IN   2    118990000502284     98   $14,344.21     157 Congress ST
12.4%     5/30/11   90   $115200
46383     180  05   2502284   $14,400.  5/30/96   176.55    Valparaiso
24   00   177  1    $144,000. 6/30/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112990000502293     97   $19,905.94     2328 NW 102nd  11.85%
  6/1/11    98   $150291
33065     180  03   2502293   $20,000.  6/3/96    238.11    Coral Springs
43   03   178  1    $175,000. 7/1/96

CA   2    106990000502320     98   $26,880.7 4311 Beeman    11.% 6/1/11
  90   $207000
91604     180  05   2502320   $27,000.  5/31/96   306.88    Studio
City
33   00   178  1    $260,000. 7/1/96


WA   2    153990000502322     98   $49,965.72     6575 Wing Point
11.2%     6/1/11    90   $261750
98110     180  05   2502322   $50,000.  5/30/96   483.73    Bainbridge
Island
34   00   178  1    $349,000. 7/1/96

CA   2    106990000502323     98   $66,469.09     1302 El Finito
12.95%    6/1/11    95   $354950
92705     180  05   2502323   $66,500.  5/29/96   733.02    Santa
Ana Area
39   00   178  1    $443,700. 7/1/96


CA   2    106990000502324     98   $49,762.11     1734 Hudson DR 10.2%
  7/1/11    80   $165000
95124     180  05   2502324   $50,000.  6/11/96   543.44    San
Jose
23   03   179  1    $270,000. 8/1/96


WA   2    153990000502325     98   $31,378.56     25806 SE 41st ST
12.45%    6/1/11    94   $197827
98027     180  05   2502325   $31,500.  5/29/96   387.22    Issaquah
45   02   178  1    $244,500. 7/1/96

CA   2    106990000502326     98   $24,955.39     1233 Marline   13.2%
7/1/11    95   $133645
92021     180  05   2502326   $25,000.  5/30/96   319.61    El
Cajon
44   06   179  1    $168,000. 8/1/96


WA   2    153990000502327     98   $25,596.1 5017 135th PL SE
11.95%    6/1/11    100  $187300
98290     180  05   2502327   $25,700.  5/22/96   307.62    Snohomish
45   06   178  1    $213,000. 7/1/96

MT   2    130990000502328     98   $12,248.12     3208 9th Avenue
11.5%     6/1/11    90   $61500
59405     180  05   2502328   $12,300.  5/14/96   143.69    Great
Falls
33   01   178  1    $82,000.  7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502330     98   $36,264.48     6016 Evanstone
11.45%    6/1/11    90   $181500
95123     180  05   2502330   $36,300.  5/28/96   358.09    San
Jose
43   00   178  1    $242,000. 7/1/96

UT   2    149990000502332     98   $10,839.34     82 E 8680 S    12.825%
6/3/11    90   $54750
84070     180  05   2502332   $10,900.  5/28/96   136.66    Sandy
32   06   178  1    $73,000.  7/3/96


CA   2    106990000502334     98   $49,906.39     601 Sawyer ST  12.7%
7/1/11    100  $153238
94134     180  07   2502334   $50,000.  5/29/96   622.78    San
Francisco
44   06   179  1    $205,000. 8/1/96

CA   2    106990000502335     98   $34,158.05     2292 S Whitney
11.7%     7/1/11    100  $115000
95677     180  05   2502335   $34,300.  6/3/96    405.06    Rocklin
42   02   179  1    $150,000. 8/1/96


CA   2    106990000502358     98   $19,916.64     625 Esplanade ST
11.625%   6/1/11    90   $160000
90277     180  01   2502358   $20,000.  5/30/96   235.23    Redondo Beach
38   00   178  1    $200,000. 7/1/96


CA   2    106990000502368     98   $68,983.77     1291 Crestview
12.875%   7/1/11    95   $368000
94070     180  05   2502368   $69,000.  6/5/96    756.54    San Carlos
30   00   179  1    $460,000. 8/1/96

CA   2    106990000502370     98   $74,633.03     2506 Ganesha   12.%
5/1/11    54   $164859
91001     180  05   2502370   $75,000.  4/2/96    771.46    Altadena
40   01   177  1    $450,000. 6/1/96


CA   2    106990000502372     97   $50,000.  1212 Rancho Way     14.1%
 7/1/11    95   $138742
95695     180  05   2502372   $50,000.  6/7/96    669.23    Woodland
47   06   179  1    $200,000. 8/1/96

CA   2    106990000502381     98   $59,712.93     2638 29th ST   10.5%
6/1/11    68   $238500
90405     180  05   2502381   $60,000.  5/10/96   548.84    Santa
Monica
45   06   178  1    $440,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502382     98   $34,921.02     4639 Fox Glen  10.725%
 7/1/11    90   $195000
91750     180  05   2502382   $35,000.  5/31/96   391.79    Laverne
33   02   179  1    $258,000. 8/1/96

CA   2    106990000502398     98   $37,848.56     1733 Andover   12.1%
7/1/11    95   $203150
94954     180  03   2502398   $38,000.  5/31/96   458.51    Petaluma
39   00   179  1    $253,950. 8/1/96


CA   2    106990000502404     98   $50,839.61     1337 9th Street     13.5%
   7/1/11    95   $271200
90266     180  05   2502404   $50,850.  6/3/96    582.45    Manhattan
Beach
22   00   179  1    $339,000. 8/1/96

CA   2    106990000502406     98   $18,981.08     120 W Mountain
11.375%   6/1/11    90   $95200
90805     180  05   2502406   $19,000.  5/2/96    186.35    Long Beach
45   00   178  1    $127,000. 7/1/96


CA   2    106990000502413     98   $43,813.56     2540 Aranda DR
11.45%    6/1/11    89   $247500
94583     180  03   2502413   $44,000.  5/30/96   512.61    San
Ramon
43   01   178  1    $330,000. 7/1/96


CA   2    106990000502416     98   $42,123.35     12381 Vicksburg
12.225%   6/1/11    95   $226000
90720     180  03   2502416   $42,375.  5/22/96   514.73    Los
Alamitos
37   00   178  1    $282,500. 7/1/96

CA   2    106990000502423     98   $21,710.43     2077 E Crest   13.%
7/1/11    95   $116000
91789     180  05   2502423   $21,750.  6/5/96    275.19    Diamond Bar
20   00   179  1    $145,000. 8/1/96


CA   2    106990000502424     97   $21,150.  2894 Sanford LN     12.25%
7/1/11    100  $108818
92008     180  03   2502424   $21,150.  6/4/96    257.25    Carlsbad
45   06   179  1    $130,000. 8/1/96

MI   2    126990000502431     98   $9,980.   5007 Hayes     13.2%
7/1/11    98   $63367
48184     180  05   2502431   $10,000.  6/5/96    127.85    Wayne
42   02   179  1    $75,000.  8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502435     97   $34,853.63     805 Calle De   10.1%
6/1/11    79   $300000
90277     180  05   2502435   $35,000.  5/29/96   378.26    Torrance
36   06   178  1    $425,000. 7/1/96

OR   2    141990000502437     97   $31,950.  12151 SW Anton      12.6%
7/1/11    95   $140000
97223     180  05   2502437   $31,950.  6/1/96    395.87    Tigard
42   02   179  1    $181,000. 8/1/96


CA   2    106990000502440     98   $18,828.27     1306 Allard AVE
12.7%     7/1/11    100  $70059
95503     180  05   2502440   $18,900.  5/30/96   235.41    Eureka
49   02   179  1    $89,000.  8/1/96

WA   2    153990000502443     98   $29,869.88     1964 26th AVE W
11.2%     6/1/11    90   $150000
98199     180  09   2502443   $30,000.  5/29/96   344.76    Seattle
34   00   178  1    $200,000. 7/1/96


WA   2    153990000502444     98   $32,853.51     2428 W Mercer
10.95%    6/1/11    90   $264000
98040     180  05   2502444   $33,000.  5/30/96   374.04    Mercer
Island
35   06   178  1    $330,000. 7/1/96


CA   2    106990000502448     98   $27,491.16     936 Lido LN    11.475%
7/1/11    90   $220000
94404     180  01   2502448   $27,500.  6/10/96   271.81    Foster
City
31   00   179  1    $275,000. 8/1/96

CA   2    106990000502451     98   $54,173.34     2381 Shorewood
12.7%     6/1/11    90   $433600
95608     180  05   2502451   $54,200.  5/9/96    586.88    Carmichael
44   01   178  1    $542,000. 7/1/96


UT   2    149990000502453     98   $49,773.89     3515 E Roger DR
10.75%    7/1/11    66   $145401
84124     180  05   2502453   $50,000.  5/31/96   560.47    Salt
Lake City
49   03   179  1    $300,000. 8/1/96

CA   2    106990000502456     98   $29,471.01     4208 Park DR   11.15%
6/1/11    91   $199165
92008     180  05   2502456   $29,600.  5/21/96   339.23    Carlsbad
41   06   178  1    $254,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502457     98   $14,936.14     29538ho Hook   11.4%
6/1/11    89   $106500
92321     180  05   2502457   $15,000.  5/24/96   174.28    Cedar
Glen Area
43   02   178  1    $138,000. 7/1/96

CA   2    106990000502458     98   $24,096.97     1015 Sunset Oak
11.4%     6/1/11    90   $193600
91320     180  01   2502458   $24,200.  5/21/96   281.17    Thousand Oaks
32   06   178  1    $242,000. 7/1/96


CA   2    106990000502459     98   $19,920.66     8939 Gallatin  12.15%
6/1/11    96   $97000
90660     180  01   2502459   $20,000.  5/23/96   241.97    Pico
Rivera
38   06   178  1    $123,000. 7/1/96

CA   2    106990000502460     98   $49,761.03     60 Valencia RD 10.15%
 6/1/11    59   $213661
94563     180  05   2502460   $50,000.  5/20/96   541.90    Orinda
45   06   178  1    $450,000. 7/1/96


CA   2    106990000502461     98   $34,861.18     139 E 220th ST 12.15%
 6/1/11    95   $174000
90745     180  01   2502461   $35,000.  5/6/96    423.44    Carson
33   06   178  1    $220,000. 7/1/96


CA   2    106990000502464     97   $40,000.  15 Montalban DR     11.5%
7/1/11    89   $154377
94536     180  05   2502464   $40,000.  6/3/96    396.12    Fremont
37   06   179  1    $220,000. 8/1/96

CA   2    106990000502466     98   $47,906.18     970 Arnold Way 12.25%
  7/1/11    95   $256000
95128     180  05   2502466   $48,000.  5/31/96   583.82    San
Jose
43   01   179  1    $320,000. 8/1/96


CA   2    106990000502470     98   $62,980.95     1813 Greenwich
11.75%    7/1/11    90   $315000
94123     180  07   2502470   $63,000.  5/31/96   635.93    San
Francisco
36   00   179  1    $420,000. 8/1/96

CA   2    106990000502484     98   $49,967.88     148 Pagosa Way 11.5%
 7/1/11    89   $139100
94539     180  05   2502484   $50,000.  5/31/96   495.15    Fremont
38   06   179  1    $214,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502497     98   $24,924.9 12005 Calle    12.2%
7/1/11    89   $157000
92019     180  05   2502497   $25,000.  6/6/96    303.27    El Cajon
43   03   179  1    $205,000. 8/1/96

CA   2    106990000502500     98   $19,874.64     1708 Pearl ST  12.7%
7/1/11    95   $49066
95350     180  05   2502500   $22,000.  6/4/96    274.02    Modesto
33   02   179  1    $75,000.  8/1/96


CA   2    106990000502502     98   $37,853.5 2007 Edgewood  12.45%
7/1/11    100  $167000
95242     180  05   2502502   $38,000.  6/4/96    467.12    Lodi
18   02   179  1    $205,000. 8/1/96

CA   2    106990000502503     98   $15,930.6 13764 Olympic  11.2%
7/1/11    84   $71268
96161     180  05   2502503   $16,000.  6/12/96   183.87    Truckee
42   03   179  1    $104,000. 8/1/96


CA   2    106990000502504     98   $12,874.5 1301 Branscomb      12.7%
 7/1/11    92   $51500
95454     180  05   2502504   $13,000.  6/6/96    161.92    Laytonville
40   02   179  1    $70,500.  8/1/96


CA   2    106990000502505     98   $33,340.4 847 Keystone   13.2%
7/1/11    100  $195000
94550     180  05   2502505   $33,400.  6/11/96   427.00    Livermore
48   02   179  1    $229,000. 8/1/96

CA   2    106990000502506     98   $23,948.2 1722 Hallmark  11.2%
7/1/11    85   $179000
95124     180  05   2502506   $24,000.  6/5/96    275.80    San Jose
40   01   179  1    $240,000. 8/1/96


CA   2    106990000502508     98   $38,849.28     167 Bonita AVE 12.2%
 7/1/11    95   $207900
94061     180  05   2502508   $39,000.  6/5/96    473.10    Redwood City
39   00   179  1    $259,950. 8/1/96

GA   2    113990000502509     98   $35,353.03     11270     11.9%
7/1/06    100  $164306
30202     120  05   2502509   $35,600.  5/31/96   508.70    Alpharetta
43   01   119  1    $200,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502510     98   $29,097.34     392 Bonito AVE 11.7%
 7/1/11    88   $114188
91932     180  05   2502510   $30,000.  6/6/96    354.28    Imperial
Beach
36   03   179  1    $165,000. 8/1/96

CA   2    106990000502511     98   $49,919.07     3330 Flintmont
14.2%     7/1/11    95   $207000
95148     180  05   2502511   $50,000.  6/4/96    672.60    San Jose
49   02   179  1    $272,000. 8/1/96


CA   2    106990000502513     98   $24,145.27     14071 Mira     10.7%
7/1/11    80   $555782
92014     180  05   2502513   $24,200.  6/3/96    270.51    Del Mar Area
43   03   179  1    $725,000. 8/1/96

WA   2    153990000502514     98   $21,915.18     11609 SE 221st
12.45%    6/1/11    96   $131055
98031     180  05   2502514   $22,000.  5/30/96   270.44    Kent
41   02   178  1    $161,000. 7/1/96


CA   2    106990000502515     98   $52,465.92     5405 Liverpool
11.45%    7/1/11    90   $420000
91301     180  03   2502515   $52,500.  5/31/96   517.90    Agoura
Area
43   00   179  1    $525,000. 8/1/96


CA   2    106990000502517     98   $67,225.21     3521      11.875%
6/1/11    90   $170949
94502     180  05   2502517   $67,500.  5/23/96   804.69    ALAMEDA
50   02   178  1    $265,000. 7/1/96

FL   2    112990000502536     97   $26,500.  14408 Sheba RD 12.5%
7/1/11    100  $70402
32832     180  05   2502536   $26,500.  6/4/96    326.62    Orlando
47   06   179  1    $97,000.  8/1/96


CA   2    106990000502540     98   $34,937.25     6 La Cruz AVE  13.15%
  7/1/11    95   $97000
94510     180  05   2502540   $35,000.  6/1/96    446.29    Benicia
44   03   179  1    $139,000. 8/1/96

NV   2    132990000502545     98   $29,184.86     628 Hacienda   12.25%
6/7/11    90   $80499
89024     180  05   2502545   $29,300.  6/3/96    356.38    Mesquite
30   02   178  1    $122,000. 7/7/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   1    106990000502583     97   $19,724.  329 W 17th Street   10.875%
 7/1/11    22   $0
90731     180  05   2502583   $30,000.  6/4/96    338.63    San Pedro
22   06   179  1    $140,000. 8/1/96

CA   2    106990000502585     97   $72,750.  215 Madrone    13.125%
7/1/11    95   $388000
94939     180  05   2502585   $72,750.  6/12/96   811.87    Larkspur
43   00   179  1    $485,000. 8/1/96


CA   2    106990000502600     98   $46,810.9 21901 Londelius     12.%
7/1/11    98   $178359
91304     180  05   2502600   $47,000.  6/5/96    564.08    West Hills
42   02   179  1    $231,000. 8/1/96

CA   2    106990000502613     98   $42,871.43     13113 NE 203rd
11.375%   6/1/11    90   $187500
98072     180  05   2502613   $42,900.  5/1/96    420.75    Woodinville
38   02   178  1    $256,000. 7/1/96


WA   2    153990000502614     98   $39,934.18     2801 SW 315th
12.375%   5/1/11    100  $120561
98023     180  05   2502614   $40,250.  4/25/96   492.82    King
19   06   177  1    $161,000. 6/1/96


CA   2    106990000502616     98   $74,741.08     1460 Clarence DR
13.6%     6/1/11    100  $194800
92084     180  05   2502616   $75,000.  5/23/96   978.73    Vista
44   03   178  1    $270,000. 7/1/96

DC   2    111990000502619     98   $119,500. 4833 Foxhall   12.75%
5/1/11    95   $638400
20007     180  03   2502619   $119,500. 5/2/96    1298.60   Washington
46   00   177  1    $798,000. 6/1/96


DC   2    111990000502621     98   $44,043.94     6135 30th      11.625%
6/1/11    95   $235400
20015     180  05   2502621   $44,100.  5/21/96   440.93
WASHINGTON
30   00   178  1    $294,250. 7/1/96

CA   2    106990000502626     98   $30,881.06     1381 Ranee Lane
12.5%     6/1/11    94   $127839
95482     180  05   2502626   $31,000.  5/21/96   382.08    Ukiah
29   02   178  1    $170,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000502630     97   $34,000.  2272 W 3100    11.75%
6/5/11    90   $180000
84404     180  05   2502630   $34,000.  6/5/96    402.60    Farr West
33   06   178  1    $240,000. 7/5/96

CA   2    106990000502653     98   $36,740.85     215 Saint Denis
12.625%   7/1/11    95   $196000
94583     180  03   2502653   $36,750.  6/17/96   395.79    San
Ramon
44   00   179  1    $245,000. 8/1/96


CA   2    106990000502661     98   $24,952.28     23811 Windmill
12.5%     7/1/11    85   $185000
92677     180  05   2502661   $25,000.  6/3/96    308.14    Laguna Niguel
48   06   179  1    $248,000. 8/1/96

CA   2    106990000502662     98   $29,989.01     11651 Wills    11.%
7/1/11    90   $240000
92131     180  03   2502662   $30,000.  6/13/96   340.98    San
Diego
43   00   179  1    $300,365. 8/1/96


WA   2    153990000502663     98   $36,864.65     222 Jewell ST  13.%
6/1/11    100  $95000
98022     180  05   2502663   $37,000.  5/30/96   468.14    Enumclaw
43   02   178  1    $132,000. 7/1/96


CA   2    106990000502667     98   $33,464.81     20523 Crow     12.%
7/1/11    90   $268600
94546     180  03   2502667   $33,600.  5/29/96   403.26    Castro
Valley
37   00   179  1    $335,800. 8/1/96

CA   2    106990000502669     98   $30,778.58     1878 Adobe     12.25%
7/1/11    90   $247200
94954     180  05   2502669   $30,900.  5/29/96   375.84    Petaluma
34   00   179  1    $309,000. 8/1/96


CA   2    106990000502672     98   $20,278.24     2189 Hamden DR
12.25%    6/1/11    95   $109200
91913     180  03   2502672   $20,400.  5/30/96   248.13    Chula
Vista
43   00   178  1    $136,500. 7/1/96

CT   2    109990000502679     98   $19,956.73     4 Joseph CT    11.175%
7/1/11    90   $164800
06484     180  05   2502679   $20,000.  6/7/96    229.52    Shelton
41   01   179  1    $206,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502692     98   $28,440.99     928 Hacienda CIR
12.55%    7/1/11    100  $134403
94928     180  05   2502692   $28,550.  6/4/96    352.81    Rohnert Park
37   06   179  1    $163,000. 8/1/96

CA   2    106990000502703     98   $45,608.26     978e E La Mesa
11.5%     6/1/11    85   $171000
94086     180  01   2502703   $46,000.  5/16/96   537.37    Sunnyvale
37   02   178  1    $257,000. 7/1/96


WA   2    153990000502705     98   $27,867.39     22322 SE 153 Rd
10.25%    6/1/11    80   $82532
98920     180  05   2502705   $28,000.  5/23/96   305.19    Snohomish
36   06   178  1    $139,000. 7/1/96

CA   2    106990000502708     97   $27,250.  17740 San Jose      11.675%
7/1/11    90   $138750
91344     180  05   2502708   $27,250.  6/4/96    273.50    Granada Hills
38   00   179  1    $185,000. 8/1/96


CA   2    106990000502712     98   $26,888.77     1417 Sixth ST  11.75%
7/1/11    88   $129740
94710     180  05   2502712   $27,000.  5/30/96   319.72    Berkeley
41   01   179  1    $180,000. 8/1/96


CA   2    106990000502715     98   $29,943.41     708 Bridge Creek
12.625%   7/1/11    98   $294690
94583     180  05   2502715   $30,000.  5/30/96   372.21    San
Ramon
44   03   179  1    $333,600. 8/1/96

CA   2    106990000502717     98   $44,899.86     7435 Stoneview
10.875%   7/1/11    71   $106157
92119     180  05   2502717   $45,000.  6/3/96    507.95    San Diego
50   02   179  1    $213,500. 8/1/96


CA   2    106990000502718     97   $39,000.  14639 Crossdale     13.38%
6/1/11    92   $94000
90650     180  05   2502718   $39,000.  5/4/96    507.30    Norwalk
48   02   178  1    $146,000. 7/1/96

CA   2    106990000502720     97   $65,025.64     11601 Montecito
11.3%     3/20/11   49   $65355
90720     180  05   2502720   $65,700.  3/12/96   760.17    Los
Alamitos
52   02   175  1    $270,000. 4/20/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502723     97   $14,853.07     286 Encanto AVE
12.25%    3/10/11   97   $255000
93449     180  05   2502723   $15,000.  3/1/96    182.71    Pismo Beach
45   02   175  1    $280,000. 4/10/96

CA   2    106990000502724     97   $23,000.  28 ALONDRA     12.%
4/15/11   95   $262000
92720     180  05   2502724   $23,000.  3/6/96    279.01    IRVINE
35   02   176  1    $300,000. 5/15/96


CA   2    106990000502733     98   $47,710.  26891 Via      12.15%
6/1/11    100  $171065
92691     180  05   2502733   $47,900.  5/29/96   579.51    Mission Viejo
28   02   178  1    $219,000. 7/1/96

CA   2    106990000502735     97   $11,758.7 1243      12.6%     5/1/11
93   $165000
90745     180  05   2502735   $12,000.  4/16/96   148.68    Carson
45   06   177  1    $191,000. 6/1/96


VA   2    151990000502741     98   $30,710.37     6615 REYNARD
11.875%   6/1/11    95   $164800
22152     180  05   2502741   $30,900.  5/24/96   368.37    SPRINGFIELD

30   00   178  1    $206,000. 7/1/96


CA   2    106990000502742     98   $49,873.1 4107 Pearl Road     12.3%
7/1/11    90   $246822
95726     180  05   2502742   $50,000.  6/7/96    525.88    Pollock Pines
50   02   179  1    $330,000. 8/1/96

VA   2    151990000502743     98   $43,717.05     6710 CATSKILL
11.375%   6/1/11    95   $234650
22079     180  05   2502743   $44,000.  5/21/96   431.54    LORTON
34   00   178  1    $293,370. 7/1/96


VA   2    151990000502744     98   $86,197.57     3206 Wheatland
11.75%    6/1/11    95   $460000
22124     180  03   2502744   $86,250.  5/23/96   870.62    Oakton
29   00   178  1    $575,000. 7/1/96

MD   2    124990000502745     98   $35,776.37     11119 Yellow
11.375%   6/1/11    95   $191100
20876     180  03   2502745   $35,800.  5/23/96   351.11    Germantown
23   00   178  1    $238,900. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502746     98   $37,188.11     12759     11.5%
7/1/11    90   $298000
93021     180  03   2502746   $37,200.  6/6/96    368.39    Moorpark
36   00   179  1    $372,500. 8/1/96

CA   2    106990000502747     98   $26,000.  1324 Crater AVE     12.25%
 7/1/11    99   $85800
95351     180  05   2502747   $26,000.  6/4/96    316.24    Modesto
44   02   179  1    $113,000. 8/1/96


CA   2    106990000502748     98   $24,946.29     83 Flintwell WAY
11.25%    7/1/11    88   $163000
95138     180  05   2502748   $25,000.  6/4/96    288.09    San Jose
38   06   179  1    $215,000. 8/1/96

WA   2    153990000502749     98   $35,087.48     18217 NE 11th  11.%
7/1/11    90   $175500
98370     180  05   2502749   $35,100.  6/5/96    334.27    Poulsbo
24   00   179  1    $234,000. 8/1/96


CA   2    106990000502750     98   $30,000.  6229 Grant AVE 11.45%
8/1/11    53   $27904
95608     180  05   2502750   $30,000.  6/27/96   349.50    Carmichael
31   03   180  1    $110,000. 9/1/96


CA   2    106990000502751     98   $54,897.51     10312 Davis RD 12.75%
  7/1/11    97   $157845
95693     180  05   2502751   $55,000.  6/5/96    686.86    Wilton
40   06   179  1    $220,000. 8/1/96

CA   2    106990000502753     98   $16,846.3 5711 Rene CT   12.25%
7/1/06    87   $135248
95301     120  05   2502753   $17,000.  6/7/96    246.36    Atwater
44   06   119  1    $175,000. 8/1/96


CA   2    106990000502759     97   $15,631.9 1570 Silver    11.5%
4/20/11   88   $115000
90631     180  03   2502759   $16,000.  4/11/96   187.13    La
Habra
22   03   176  1    $150,000. 5/20/96

CA   2    106990000502767     97   $30,000.  2022 Holly     13.125%
7/1/11    95   $160000
95050     180  05   2502767   $30,000.  6/12/96   334.79    Santa
Clara
40   00   179  1    $200,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502768     98   $23,200.58     767 Maddux DR
11.375%   7/1/11    90   $197600
94015     180  05   2502768   $23,300.  6/5/96    270.34    Daly City
44   06   179  1    $247,000. 8/1/96

CA   2    106990000502769     97   $46,500.  1629 Moreland  12.625%
7/1/11    95   $248000
94501     180  05   2502769   $46,500.  6/5/96    500.79    Alameda
42   00   179  1    $310,000. 8/1/96


NY   2    136990000502775     97   $21,000.  12 Stanwood RD 11.75%
5/10/11   90   $147000
10549     180  05   2502775   $21,000.  4/26/96   249.40    Mount
Kisco
27   02   177  1    $188,000. 6/10/96

CA   2    106990000502777     97   $34,766.46     30 Canyon Acres
11.55%    4/10/11   89   $344000
93105     180  05   2502777   $35,000.  3/20/96   411.99    Santa
Barbara
43   02   176  1    $430,000. 5/10/96


CA   2    106990000502787     97   $24,445.72     9796 Cedar CT  12.5%
5/1/11    100  $170000
90630     180  05   2502787   $24,600.  4/25/96   303.33    Cypress
36   02   177  1    $195,000. 6/1/96


AZ   2    104990000502808     97   $14,088.64     19820 N 13th   13.675%
7/1/11    89   $41281
85027     180  01   2502808   $14,400.  6/5/96    188.64    Phoenix
50   02   179  1    $63,000.  8/1/96

GA   2    113990000502809     98   $24,258.4 415 Afton DR   13.625%
7/1/11    100  $68628
30075     180  05   2502809   $24,300.  6/7/96    317.51    Roswell
49   06   179  1    $93,000.  8/1/96


CA   2    106990000502818     98   $49,969.11     2527 Alta Vista
11.675%   7/1/11    75   $770000
92660     180  03   2502818   $50,000.  6/6/96    501.83    Newport
Beach
50   02   179  1    $1,100,000.    8/1/96

CA   2    106990000502823     98   $54,892.59     15758     11.925%
7/1/11    90   $444000
91403     180  05   2502823   $55,000.  6/4/96    562.56    Sherman Oaks
45   00   179  1    $555,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502824     98   $46,802.72     662 Hampden    11.55%
 7/1/11    90   $376000
90272     180  05   2502824   $47,000.  6/5/96    550.54    Los Angeles
40   02   179  1    $475,000. 8/1/96

CA   2    106990000502825     98   $36,592.08     3629 Ridgewood
11.3%     7/1/11    90   $183750
94806     180  05   2502825   $36,750.  6/5/96    424.65    Richmond
39   06   179  1    $245,000. 8/1/96


MA   2    125990000502833     98   $60,882.74     275 Atlantic AVE
12.425%   8/1/11    90   $343329
01952     180  05   2502833   $61,000.  6/27/96   748.86    Salisbury
43   02   180  1    $450,000. 9/1/96

CA   2    106990000502835     98   $39,987.36     767 Bay Road   11.55%
7/1/11    90   $320000
94941     180  05   2502835   $40,000.  6/5/96    397.64    Mill Valley
30   00   179  1    $400,000. 8/1/96


CA   2    106990000502838     98   $34,976.89     1845 Soaproot CT
11.375%   6/1/11    89   $320000
94595     180  03   2502838   $35,000.  5/6/96    343.27    Walnut Creek
37   06   178  1    $400,000. 7/1/96


CA   2    106990000502840     98   $18,214.24     28724     12.225%
7/1/11    82   $204750
91301     180  05   2502840   $18,250.  6/7/96    221.68    Agoura Hills
33   00   179  1    $273,000. 8/1/96

CA   2    106990000502842     98   $42,972.67     809 Bond PL    11.55%
7/1/11    85   $207000
95051     180  07   2502842   $43,000.  6/6/96    427.47    Santa Clara
39   01   179  1    $295,000. 8/1/96


CA   2    106990000502843     97   $39,700.  2363 Terraza   12.% 7/1/11
90   $198750
92009     180  03   2502843   $39,700.  6/5/96    476.47    Carlsbad
50   01   179  1    $265,000. 8/1/96

CA   2    106990000502844     97   $24,950.37     1801 New York
12.625%   6/15/11   100  $171389
91001     180  05   2502844   $25,000.  6/10/96   310.17    Altadena
35   06   178  1    $197,000. 7/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502847     98   $5,379.07 19241 McLaren  12.625%
7/1/11    100  $190623
92646     180  05   2502847   $44,000.  6/1/96    545.89    Huntington
Beach
43   06   179  1    $235,000. 8/1/96

CA   2    106990000502849     97   $41,600.  5760 Southview      11.45%
6/1/11    90   $207000
92887     180  03   2502849   $41,600.  5/10/96   410.37    Yorba
Linda
31   00   178  1    $277,236. 7/1/96


CA   2    106990000502850     97   $25,000.  5435 W 123 ST  11.7%
6/1/11    90   $127500
90250     180  05   2502850   $25,000.  5/15/96   251.39    Hawthorne Area
29   00   178  1    $170,000. 7/1/96

CA   2    106990000502851     98   $26,186.05     1831 Lexington
12.35%    6/1/11    95   $140000
91720     180  05   2502851   $26,200.  5/21/96   276.58    Corona
49   00   178  1    $175,000. 7/1/96


FL   2    112990000502855     98   $23,902.06     400 NW 70th    11.85%
6/1/11    100  $39875
33317     180  01   2502855   $24,000.  5/24/96   285.73    Plantation
26   02   178  1    $64,000.  7/1/96


UT   2    149990000502856     97   $27,828.49     345 N Dixie    13.%
6/10/11   95   $67770
84041     180  05   2502856   $28,000.  6/10/96   354.27    Layton
39   01   178  1    $101,000. 7/10/96

ID   2    116990000502880     97   $35,736.29     850 Shenandoah
11.5%     6/1/11    89   $40241
83333     180  01   2502880   $36,000.  5/28/96   420.55    Hailey
40   06   178  1    $86,000.  7/1/96


CA   2    106990000502881     98   $27,335.39     283 Summit     10.25%
6/1/11    80   $207000
93420     180  05   2502881   $27,400.  5/23/96   298.65    Arroyo
Grande
44   00   178  1    $293,000. 7/1/96

CA   2    106990000502883     98   $39,547.3 987 Cartier Lane    12.05%
7/1/11    90   $198750
94404     180  03   2502883   $39,750.  6/6/96    410.40    Foster City
45   01   179  1    $265,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502885     98   $26,831.22     12591 SAN      12.%
6/1/11    89   $132615
91710     180  05   2502885   $27,000.  5/21/96   324.05    CHINO
20   06   178  1    $180,000. 7/1/96

CA   2    106990000502888     98   $39,807.95     12582 Volkwood
10.1%     6/1/11    77   $66886
92640     180  05   2502888   $40,000.  5/17/96   432.29    Garden
Grove
44   06   178  1    $140,000. 7/1/96


CA   2    106990000502893     98   $11,932.2 4610 55 ST     12.75%
5/1/11    93   $125350
92115     180  05   2502893   $12,000.  4/26/96   149.86    San
Diego
50   03   177  1    $148,000. 6/1/96

FL   2    112990000502897     98   $12,000.  20233 Peachland     14.425%
7/1/11    100  $40959
33954     180  05   2502897   $12,000.  6/10/96   163.25    Port
Charlotte
47   02   179  1    $53,000.  8/1/96


CA   2    106990000502899     98   $29,193.4 6199 E Illinois     13.05%
7/1/11    100  $85700
93727     180  05   2502899   $29,200.  6/6/96    324.15    Fresno
44   02   179  1    $115,000. 8/1/96


VA   2    151990000502900     98   $35,100.  871 Fairfax PIKE    11.25%
7/1/11    90   $88200
22655     180  05   2502900   $35,100.  6/3/96    404.48    Stephens City
28   00   179  1    $137,000. 8/1/96

CA   2    106990000502901     98   $35,943.36     441 Kansas Street
14.49%    7/1/11    100  $263584
90245     180  05   2502901   $36,000.  6/14/96   491.34    El
Segundo
48   02   179  1    $300,000. 8/1/96


CA   2    106990000502907     98   $19,569.16     4424 East      14.49%
7/1/11    96   $163301
92807     180  05   2502907   $19,600.  6/7/96    267.51    Anaheim
44   02   179  1    $192,000. 8/1/96

UT   2    149990000502911     98   $60,288.  422 Maryfield DR    12.8%
7/1/11    90   $327000
84108     180  03   2502911   $60,400.  6/6/96    756.27    Salt Lake City
45   02   179  1    $431,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502922     98   $76,830.65     10535 Remmet   11.%
7/1/11    81   $215654
91311     180  05   2502922   $77,000.  6/20/96   875.18    Chatsworth
Area
34   06   179  1    $365,000. 8/1/96

CA   2    106990000502923     98   $23,950.81     21931 Burbank  11.75%
 7/1/11    90   $127500
91367     180  01   2502923   $24,000.  6/21/96   284.19    Woodland Hills
46   02   179  1    $170,000. 8/1/96


CA   2    106990000502924     98   $22,053.62     202 Baywood RD 11.5%
   7/1/11    90   $180400
94502     180  09   2502924   $22,100.  6/5/96    258.17    Alameda
33   00   179  1    $225,500. 8/1/96

CA   2    106990000502925     98   $23,354.48     8641 Caohal CT 12.3%
 7/1/11    100  $154010
95624     180  05   2502925   $23,400.  6/7/96    285.37    Elk Grove
41   06   179  1    $177,500. 8/1/96


CA   2    106990000502926     98   $36,177.1 20800 Timberline    13.8%
7/1/11    95   $182000
91789     180  05   2502926   $36,300.  6/7/96    478.55    Walnut Area
41   06   179  1    $230,000. 8/1/96


CA   2    106990000502927     98   $29,887.61     2558 Brown DR
12.75%    7/1/11    96   $179249
92020     180  05   2502927   $30,000.  6/12/96   374.65    El
Cajon
40   03   179  1    $218,000. 8/1/96

CA   2    106990000502930     98   $21,957.2 2323 Via  12.3%     7/1/11
100  $167137
92673     180  01   2502930   $22,000.  6/7/96    268.30    San Clemente
35   02   179  1    $190,000. 8/1/96


CA   2    106990000502931     97   $66,875.35     5050 Willow    13.925%
7/1/11    100  $168000
95758     180  05   2502931   $67,100.  6/6/96    890.22    Elk Grove
50   02   179  1    $236,000. 8/1/96

WA   2    153990000502934     98   $32,378.24     37710 S Kelso RD
12.75%    6/1/11    100  $97500
99012     180  05   2502934   $32,500.  5/24/96   405.87    Fairfield
44   06   178  1    $130,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502936     98   $25,851.36     NULL 12.625%   6/1/11
 100  $136000
95816     180  05   2502936   $26,000.  5/7/96    322.57    Sacramento
49   03   178  1    $162,000. 7/1/96

WA   2    153990000502937     98   $49,700.29     3125 E    12.125%
6/1/11    90   $404000
98105     180  05   2502937   $50,000.  5/17/96   604.11    Seattle
40   00   178  1    $505,000. 7/1/96


CA   2    106990000502938     98   $108,254.65    7133 Wooded
11.625%   6/1/11    86   $543750
95120     180  05   2502938   $108,750. 5/17/96   1279.06   San Jose
39   02   178  1    $760,000. 7/1/96

CA   2    106990000502939     98   $24,801.28     130 Laurent Street
11.25%    6/1/11    87   $168750
95060     180  05   2502939   $25,000.  4/28/96   288.09    Santa
Cruz
44   00   178  1    $225,000. 7/1/96


CA   2    106990000502940     98   $16,881.46     210 Cheltenham
10.5%     6/1/11    82   $207000
95139     180  05   2502940   $17,000.  5/15/96   187.92    San
Jose
44   02   178  1    $275,000. 7/1/96


AZ   2    104990000502943     98   $19,921.22     2756 12th AVE
12.225%   6/1/11    95   $36525
85546     180  07   2502943   $20,000.  5/22/96   242.94    Safford
36   02   178  1    $59,500.  7/1/96

CA   2    106990000502945     97   $119,750. 777 S Oak Knoll     12.4%
7/1/11    90   $748750
91106     180  05   2502945   $119,750. 6/13/96   1468.16   Pasadena
42   00   179  1    $965,000. 8/1/96


CA   2    106990000502956     98   $49,197.02     7448 Granite   11.55%
7/1/11    87   $39364
95662     180  05   2502956   $49,300.  6/11/96   577.49    Orangevale
44   02   179  1    $103,000. 8/1/96

CA   2    106990000502957     97   $37,500.  1909 Hummock   13.175%
7/1/11    95   $200000
92024     180  03   2502957   $37,500.  6/11/96   419.96    Encinitas
46   00   179  1    $250,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000502958     98   $38,822.85     4379 Whittle AVE
12.3%     7/1/11    95   $208000
94602     180  05   2502958   $39,000.  6/7/96    475.62    Oakland
40   06   179  1    $260,000. 8/1/96

CA   2    106990000502959     97   $34,500.  5635 Whitewood
13.425%   7/1/11    100  $144743
90712     180  05   2502959   $34,500.  6/7/96    393.13    Lakewood
50   01   179  1    $179,500. 8/1/96


GA   2    113990000502960     98   $19,803.06     4446 Post Oak  10.125%
 7/1/06    91   $121036
30062     120  03   2502960   $20,000.  6/10/96   265.69    Marietta
28   06   119  1    $155,000. 8/1/96

WA   2    153990000502961     98   $30,228.55     217 W 23rd     10.25%
7/1/11    77   $65346
99203     180  05   2502961   $30,300.  6/5/96    330.26    Spokane
29   06   179  1    $125,000. 8/1/96


CA   2    106990000502962     98   $19,957.23     633 Burton Drive
11.3%     7/1/11    86   $269600
94549     180  05   2502962   $20,000.  6/7/96    231.10    Lafayette
43   00   179  1    $340,000. 8/1/96


UT   2    149990000502963     98   $42,842.72     935 W New      13.%
7/1/11    95   $71564
84123     180  01   2502963   $43,000.  6/5/96    544.05    Murray
32   02   179  1    $121,000. 8/1/96

CA   2    106990000502972     97   $37,343.92     5985 Post Oak  11.55%
6/1/11    90   $300000
95120     180  03   2502972   $37,500.  5/21/96   439.26    San
Jose
22   00   178  1    $375,000. 7/1/96


UT   2    149990000502976     98   $28,870.19     800 Lakeview   11.5%
7/1/06    90   $97255
84074     120  05   2502976   $29,000.  6/7/96    407.73    Stansbury
Park
33   02   119  1    $140,500. 8/1/96

MI   2    126990000502984     98   $19,916.83     1155 Hendricks
11.65%    7/1/11    100  $73500
48328     180  05   2502984   $20,000.  6/10/96   235.55    Waterford
33   02   179  1    $94,000.  8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124990000502991     97   $54,000.  5510 Uppingham
12.125%   7/1/11    95   $288000
20815     180  05   2502991   $54,000.  7/1/96    560.65    CHEVY
CHASE
35   00   179  1    $360,000. 8/1/96

VA   2    151990000502994     97   $36,000.  11129 Glade DR 12.%
7/1/11    95   $192000
22091     180  03   2502994   $36,000.  6/19/96   370.30    Reston
37   00   179  1    $240,000. 8/1/96


CA   2    106990000502999     98   $17,876.33     3122 Lindley CT
12.5%     6/1/11    95   $108370
94509     180  05   2502999   $17,950.  5/30/96   191.57    Antioch
45   02   178  1    $133,000. 7/1/96

CA   2    106990000503020     98   $37,679.65     334 Sparrow DR 12.75%
  7/1/11    95   $137979
95632     180  05   2503020   $37,750.  6/10/96   471.44    Galt
48   02   179  1    $185,000. 8/1/96


WA   2    153990000503022     98   $13,881.49     14107 NE 83rd  12.5%
 5/1/11    95   $106406
98682     180  05   2503022   $14,000.  3/28/96   172.55    Vancouver
38   02   177  1    $127,500. 6/1/96


VA   2    151990000503025     98   $28,680.99     9028 Dellwood
11.375%   7/1/11    95   $153600
22180     180  05   2503025   $28,800.  6/13/96   282.46    Vienna
36   00   179  1    $192,000. 8/1/96

MD   2    124990000503026     97   $47,250.  4714 Dover RD  11.375%
7/1/11    95   $252000
20816     180  05   2503026   $47,250.  6/12/96   548.22    Bethesda
38   00   179  1    $315,000. 8/1/96


CA   2    106990000503027     98   $42,909.33     12890 Baker Road
11.45%    7/1/11    80   $60419
95922     180  05   2503027   $43,000.  6/10/96   500.96    Camptonville
37   00   179  1    $130,000. 8/1/96

PA   2    142990000503028     98   $35,637.33     35 LORETTA     10.7%
 7/1/11    90   $286600
18954     180  05   2503028   $35,800.  6/28/96   400.19    Richboro
39   00   179  1    $358,282. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503031     97   $40,650.  4634 DaVinci   11.075%
7/1/11    90   $203250
92130     180  05   2503031   $40,650.  6/11/96   463.94    San
Diego
36   00   179  1    $271,000. 8/1/96

CA   2    106990000503032     97   $30,000.  240 Rodonovan  11.45%
7/1/11    90   $263052
95051     180  05   2503032   $30,000.  6/10/96   349.50    Santa
Clara
38   03   179  1    $328,000. 8/1/96


CA   2    106990000503034     97   $18,000.  79700 Camelback
11.625%   7/1/11    81   $171500
92201     180  03   2503034   $18,000.  6/6/96    211.71    Bermuda
Dunes
34   03   179  1    $235,000. 8/1/96

CA   2    106990000503035     97   $45,000.  2088 Arbutus   12.125%
7/1/11    90   $207000
94539     180  05   2503035   $45,000.  6/7/96    543.70    Fremont
47   01   179  1    $280,000. 8/1/96


WA   2    153990000503038     98   $19,957.83     3009 175th Street
11.45%    7/1/11    90   $95751
98037     180  05   2503038   $20,000.  6/10/96   233.00    Lynnwood
25   06   179  1    $130,000. 8/1/96


VA   2    151990000503039     98   $27,991.52     140 29th ST S  11.75%
7/1/11    95   $149600
22132     180  05   2503039   $28,050.  6/28/96   283.14    Purcellville
29   00   179  1    $187,000. 8/1/96

WA   2    153990000503056     98   $49,703.8 1110 Jackman RD
12.25%    5/1/11    100  $266000
98368     180  05   2503056   $50,000.  4/26/96   608.15    Port
Townsend
43   03   177  1    $316,000. 6/1/96


CA   2    106990000503057     98   $28,316.53     671 Old Grade  11.375%
 5/1/11    90   $228000
93022     180  05   2503057   $28,500.  4/15/96   330.67    Ojai
Area
44   00   177  1    $285,000. 6/1/96

WA   2    153990000503058     98   $29,566.18     760 S 93rd ST
12.375%   5/1/11    95   $64736
98444     180  05   2503058   $29,800.  4/17/96   364.87    Tacoma
33   01   177  1    $100,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NV   2    132990000503059     98   $29,884.88     5111 S Palm AVE
12.5%     6/1/11    100  $120000
89120     180  05   2503059   $30,000.  5/1/96    369.76    Las Vegas
44   06   178  1    $150,000. 7/1/96

CA   2    106990000503060     98   $37,261.64     2041 Lennox CT 11.5%
  5/1/11    90   $187500
93030     180  05   2503060   $37,500.  4/8/96    438.07    Oxnard
43   00   177  1    $250,000. 6/1/96


CA   2    106990000503061     98   $49,952.19     355 Canada     12.875%
4/1/11    95   $268000
90631     180  05   2503061   $50,000.  3/18/96   548.22    La
Habra Heights
41   00   176  1    $335,000. 5/1/96

CA   2    106990000503090     97   $17,500.  4141 Cranford  11.7%
7/1/11    85   $280000
95124     180  05   2503090   $17,500.  6/14/96   175.98    San
Jose
32   00   179  1    $350,000. 8/1/96


WA   2    153990000503092     98   $26,946.97     6205 44th AVE S
12.2%     7/1/11    95   $77360
98118     180  05   2503092   $27,000.  6/10/96   327.53    Seattle
42   06   179  1    $110,000. 8/1/96


WA   2    153990000503093     98   $23,761.47     310 163rd SE   14.2%
7/1/11    95   $142425
98012     180  05   2503093   $23,800.  6/10/96   320.16    Bothell
47   06   179  1    $175,000. 8/1/96

HI   2    115990000503095     98   $24,947.29     173 Kupuna ST  11.45%
7/1/11    86   $183750
96753     180  05   2503095   $25,000.  6/10/96   291.25    Kihei
36   06   179  1    $245,000. 8/1/96


FL   2    112990000503096     97   $37,500.  10108 Boynton  13.425%
7/1/11    92   $43186
33437     180  03   2503096   $37,500.  6/12/96   485.00    Boynton Beach
46   02   179  1    $88,000.  8/1/96

WA   2    153990000503097     98   $18,718.46     9106 Portland  11.2%
7/1/11    90   $93700
98445     180  05   2503097   $18,800.  6/10/96   216.05    Tacoma
34   02   179  1    $125,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503102     98   $10,862.95     815 Dupont Drive
11.35%    7/1/01    84   $62309
95210     60   05   2503102   $11,000.  6/19/96   241.09    Stockton
41   02   59   1    $88,000.  8/1/96

CA   2    106990000503104     98   $39,679.81     24986 Yoshida  12.55%
 7/1/11    90   $198650
94545     180  05   2503104   $39,700.  6/19/96   425.24    Hayward
43   00   179  1    $264,900. 8/1/96


CA   2    106990000503105     97   $33,900.  3770 Live Oak  11.7%
7/1/11    90   $271200
95037     180  05   2503105   $33,900.  6/10/96   340.89    Morgan Hill
44   00   179  1    $339,000. 8/1/96

CA   2    106990000503108     98   $39,931.17     15455 Woodcrest
13.625%   7/1/11    98   $120574
90604     180  05   2503108   $40,000.  6/7/96    522.66    Whittier
35   02   179  1    $165,000. 8/1/96


CA   2    106990000503109     98   $28,391.32     4119      11.7%     7/1/11
  90   $227200
90808     180  05   2503109   $28,400.  6/11/96   285.58    Long
Beach
44   00   179  1    $284,000. 8/1/96


CA   2    106990000503110     97   $37,964.13     1900 Glen      11.125%
7/1/11    79   $342000
95066     180  05   2503110   $38,000.  6/10/96   434.89    Scotts
Valley
36   06   179  1    $483,000. 8/1/96

CA   2    106990000503111     98   $34,488.97     2000 N Peck AVE
11.5%     7/1/11    90   $276000
90266     180  05   2503111   $34,500.  6/7/96    341.65    Manhattan
Beach
25   00   179  1    $345,000. 8/1/96


VA   2    151990000503114     98   $47,250.  1634      11.95%    8/1/11
95   $252000
22182     180  03   2503114   $47,250.  7/19/96   484.20    Vienna
41   00   180  1    $315,000. 9/1/96

VA   2    151990000503115     98   $61,332.15     9528 Crosspointe
12.45%    7/1/11    90   $244550
22039     180  03   2503115   $61,450.  6/28/96   755.39    Fairfax
Station
45   01   179  1    $340,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151990000503120     98   $31,963.  10925 Howland  12.5%
8/1/11    95   $179200
22091     180  03   2503120   $33,600.  7/15/96   358.60    Reston
50   00   180  1    $224,000. 9/1/96

CA   2    106990000503124     98   $36,798.63     4100 Fountain  13.15%
6/1/11    100  $117000
90057     180  05   2503124   $37,000.  5/9/96    471.80    Los Angeles
45   06   178  1    $155,000. 7/1/96


VA   2    151990000503128     98   $26,891.87     3514 Wilson ST 11.75%
  7/1/11    90   $215200
22030     180  05   2503128   $26,900.  6/28/96   271.53    Fairfax
53   00   179  1    $269,000. 8/1/96

CA   2    106990000503129     98   $36,135.28     9230 Bramble RD
11.05%    6/1/11    90   $181500
91942     180  05   2503129   $36,300.  5/28/96   413.73    La
Mesa
43   00   178  1    $242,000. 7/1/96


CA   2    106990000503131     98   $25,050.23     1847 Tisserand
12.1%     7/1/11    100  $154387
95405     180  05   2503131   $25,100.  5/31/96   302.86    Santa
Rosa
41   00   179  1    $179,500. 8/1/96


CA   2    106990000503132     98   $26,804.51     1755 Glazier DR
11.05%    6/1/11    82   $121532
94521     180  05   2503132   $27,000.  6/3/96    307.73    Concord
27   06   178  1    $182,000. 7/1/96

WA   2    153990000503155     97   $50,000.  5655 49th AVE  12.5%
7/1/11    100  $185000
98136     180  05   2503155   $50,000.  6/10/96   616.26    Seattle
46   02   179  1    $235,000. 8/1/96


NY   2    136990000503157     98   $74,838.87     109-65 202nd ST
11.25%    7/1/11    85   $60000
11423     180  05   2503157   $75,000.  6/5/96    864.26    Hollis
31   02   179  1    $160,000. 8/1/96

MD   2    124990000503158     97   $30,500.  1414 Pond Ridge
11.675%   7/1/11    90   $244000
21122     180  03   2503158   $30,500.  6/21/96   306.12    Pasadena
31   00   179  1    $305,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503162     97   $15,000.  12074 Calle De      12.45%
7/1/11    98   $116458
92019     180  01   2503162   $15,000.  6/14/96   184.39    El
Cajon
38   06   179  1    $135,000. 8/1/96

CA   2    106990000503164     97   $32,500.  1281 Hunt RD   12.625%
7/1/11    100  $128201
95336     180  05   2503164   $32,500.  6/11/96   403.22    Manteca
49   02   179  1    $161,000. 8/1/96


CA   2    106990000503170     98   $41,789.42     1212 Diamond   12.55%
 7/1/11    96   $167480
91030     180  05   2503170   $41,800.  5/30/96   447.74    South
Pasadena
45   03   179  1    $220,000. 8/1/96

CA   2    106990000503172     98   $27,093.64     111 Martinez   12.3%
6/1/11    100  $108800
95694     180  05   2503172   $27,200.  5/24/96   331.71    Winters
32   02   178  1    $136,000. 7/1/96


CA   2    106990000503174     98   $39,790.27     485 Alameda ST 12.7%
 7/1/11    95   $149250
91001     180  05   2503174   $39,800.  6/12/96   430.95    Altadena Area
43   00   179  1    $199,000. 8/1/96


FL   2    112990000503177     97   $25,100.  2830 Regents   11.05%
7/1/11    90   $104500
32765     180  03   2503177   $25,100.  6/17/96   286.07    Oviedo
33   02   179  1    $144,000. 8/1/96

CA   2    106990000503179     98   $45,311.07     26721 Magdalena
12.5%     6/1/11    90   $219012
92691     180  05   2503179   $45,500.  5/14/96   560.80    Mission Viejo
46   06   178  1    $295,000. 7/1/96


FL   2    112990000503187     97   $14,700.  1029 Covington      13.825%
7/1/11    95   $76400
32765     180  03   2503187   $14,700.  6/12/96   194.04    Oviedo
20   06   179  1    $96,000.  8/1/96

TX   2    148990000503189     98   $21,274.04     4631 Windy     12.825%
7/1/11    95   $115400
77345     180  03   2503189   $21,650.  6/12/96   236.53    Kingwood
43   00   179  1    $144,285. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503190     98   $40,921.37     14427 Elaine   12.45%
8/1/11    100  $123000
90650     180  05   2503190   $41,000.  6/26/96   504.00    Norwalk
34   06   180  1    $164,000. 9/1/96

CA   2    106990000503192     98   $19,889.56     2025 White Birch
12.99%    5/1/11    98   $213154
92083     180  03   2503192   $20,000.  4/18/96   252.92    Vista
38   06   177  1    $240,000. 6/1/96


CA   2    106990000503194     98   $29,880.98     17110 Orozco ST
12.15%    6/1/11    98   $202995
91344     180  05   2503194   $30,000.  5/15/96   362.96    Granada Hills
39   02   178  1    $240,000. 7/1/96

CA   2    106990000503195     98   $40,422.34     4951      12.45%
7/1/11    95   $216000
95136     180  05   2503195   $40,500.  6/12/96   497.85    San
Jose
36   00   179  1    $270,000. 8/1/96


CA   2    106990000503196     98   $49,801.66     22707 Susana   12.15%
6/1/11    100  $292840
90505     180  05   2503196   $50,000.  5/10/96   604.92    Torrance
41   02   178  1    $345,000. 7/1/96


WA   2    153990000503197     98   $26,185.93     23523 NE 17th PL
11.2%     7/1/11    90   $210400
98053     180  03   2503197   $26,300.  6/11/96   302.24    Redmond
36   00   179  1    $263,000. 8/1/96

CA   2    106990000503199     97   $22,923.54     1314 Olive AVE 13.99%
  5/1/11    100  $123535
92083     180  05   2503199   $23,000.  4/16/96   306.15    Vista
49   02   177  1    $148,000. 6/1/96


WA   2    153990000503200     98   $29,800.  23424 19th DR  11.45%
8/1/11    90   $149250
98021     180  05   2503200   $29,800.  7/1/96    347.17    Bothell
44   06   180  1    $199,000. 9/1/96

CA   2    106990000503202     98   $57,304.9 322 Panorama CT     14.15%
  6/1/11    100  $200394
94510     180  05   2503202   $57,500.  5/23/96   771.56    Benicia
35   02   178  1    $260,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503203     98   $16,925.92     3068 Canyon    11.15%
7/1/11    88   $183726
92324     180  05   2503203   $17,000.  6/3/96    194.83    Colton
43   06   179  1    $230,000. 8/1/96

CA   2    106990000503204     98   $62,353.76     444 Pebble Beach
12.99%    5/1/11    90   $291000
95003     180  05   2503204   $62,700.  4/17/96   792.90    Aptos
48   02   177  1    $393,000. 6/1/96


CA   2    106990000503205     98   $36,670.3 24591 Via San  11.15%
7/1/11    78   $183750
92692     180  05   2503205   $36,750.  6/4/96    421.17    Mission Viejo
42   00   179  1    $283,000. 8/1/96

CA   2    106990000503206     97   $50,000.  529 N Nora     13.05%
5/15/11   87   $136488
91790     180  05   2503206   $50,000.  5/6/96    634.27    West Covina
41   02   177  1    $215,000. 6/15/96


CA   2    106990000503208     98   $42,690.96     14229 Jennings
13.3%     5/15/11   89   $160813
92040     180  05   2503208   $43,000.  5/8/96    552.57    Lakeside
42   02   177  1    $230,000. 6/15/96


CA   2    106990000503217     98   $49,812.67     11790     12.75%
6/1/11    96   $256000
94568     180  05   2503217   $50,000.  5/10/96   624.42    Dublin
29   06   178  1    $320,000. 7/1/96

CA   2    106990000503219     98   $32,776.73     312 N Guava PL 12.75%
  6/1/11    100  $167074
92621     180  05   2503219   $32,900.  5/17/96   410.87    Brea
38   06   178  1    $200,000. 7/1/96


IL   2    117990000503222     98   $22,608.6 2047 N Keystone     12.95%
7/1/11    95   $119850
60639     180  05   2503222   $22,650.  6/12/96   285.83    Chicago
42   02   179  1    $150,000. 8/1/96

CA   2    106990000503226     98   $32,868.8 2179 Santa Ana      12.125%
 6/1/11    90   $264000
92627     180  05   2503226   $33,000.  5/22/96   398.71    Costa
Mesa
36   00   178  1    $330,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503230     98   $51,420.13     1619 Rancho    13.5%
6/1/11    95   $275300
91709     180  05   2503230   $51,600.  5/15/96   669.93    Chino
Hills
40   00   178  1    $344,130. 7/1/96

CA   2    106990000503234     98   $31,383.4 2229 E Taft AVE
12.875%   6/1/11    95   $168000
92667     180  05   2503234   $31,500.  5/22/96   395.96    Orange
29   00   178  1    $210,000. 7/1/96


ND   2    138990000503238     98   $31,941.79     824 5th AVE S  13.%
7/1/11    100  $43400
58103     180  05   2503238   $32,000.  6/13/96   404.88    Fargo
33   02   179  1    $75,900.  8/1/96

CO   2    108990000503239     98   $34,939.04     1345 Stella DR 13.45%
7/1/11    93   $127000
80921     180  05   2503239   $35,000.  6/13/96   453.25    Colorado
Springs
48   02   179  1    $175,000. 8/1/96


CA   2    106990000503245     98   $39,876.58     1226 E Service
14.75%    6/1/11    96   $131300
91790     180  05   2503245   $40,000.  5/10/96   553.00    West
Covina
48   02   178  1    $180,000. 7/1/96


CA   2    106990000503250     98   $17,962.  1300 Plaza DR  12.8%
7/1/11    100  $112000
94553     180  05   2503250   $18,000.  6/6/96    225.38    Martinez
48   06   179  1    $130,000. 8/1/96

CA   2    106990000503251     98   $31,762.92     9924 Carrara CIR
11.3%     7/1/11    90   $255550
90630     180  05   2503251   $31,900.  6/6/96    368.61    Cypress
38   00   179  1    $319,481. 8/1/96


WA   2    153990000503252     98   $11,176.61     15410 NE 50th ST
11.55%    7/1/11    87   $75800
98682     180  05   2503252   $11,200.  6/7/96    131.19    Vancouver
49   02   179  1    $100,000. 8/1/96

CA   2    106990000503253     98   $49,907.27     7744 Guenivere
12.8%     7/1/11    100  $148750
95610     180  05   2503253   $50,000.  6/10/96   626.06    Citrus
Heights
44   06   179  1    $200,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503254     98   $15,437.43     811 Capistrano
12.3%     7/1/11    95   $77600
96150     180  05   2503254   $15,500.  6/7/96    189.03    South Lake
Tahoe
40   01   179  1    $98,000.  8/1/96

CA   2    106990000503256     98   $42,500.  189 N Second ST     11.7%
8/1/11    90   $340000
95008     180  05   2503256   $42,500.  7/1/96    427.37    Campbell
41   00   180  1    $425,000. 9/1/96


CA   2    106990000503259     98   $24,954.51     341 Paloma CT  13.%
7/1/11    95   $131000
94553     180  05   2503259   $25,000.  6/11/96   316.32    Martinez
38   02   179  1    $165,000. 8/1/96

OR   2    141990000503260     97   $18,771.93     1806 N Redwood
12.45%    7/1/11    95   $101550
97116     180  05   2503260   $18,800.  6/13/96   199.92    Forest
Grove
39   00   179  1    $126,950. 8/1/96


CA   2    106990000503264     98   $25,441.03     843 3rd ST     11.75%
6/1/11    90   $204800
90254     180  05   2503264   $25,600.  5/14/96   303.14    Hermosa Beach
38   00   178  1    $256,000. 7/1/96


CA   2    106990000503272     98   $33,751.94     22779 Rancho
11.125%   6/1/11    90   $271600
94552     180  05   2503272   $33,900.  5/23/96   387.97    Castro
Valley
34   00   178  1    $339,551. 7/1/96

MD   2    124990000503282     98   $24,956.25     1990 Cambridge
13.4%     7/1/11    96   $61600
21114     180  01   2503282   $25,000.  6/21/96   322.92    Crofton
46   02   179  1    $90,500.  8/1/96


VA   2    151990000503284     98   $32,000.  4825 Black Oak      12.65%
8/1/11    99   $96000
23237     180  05   2503284   $32,000.  7/5/96    397.54    Richmond
24   06   180  1    $130,000. 9/1/96

MN   2    127990000503286     98   $13,102.42     730 S 9th ST   11.95%
7/1/11    100  $17775
55310     180  05   2503286   $13,200.  6/25/96   158.00    Bird
Island
27   02   179  1    $31,000.  8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503287     98   $34,823.36     6965 Siene AVE
13.925%   5/1/11    91   $100563
92346     180  05   2503287   $35,000.  4/25/96   464.35    Highland
38   06   177  1    $150,000. 6/1/96

CA   2    106990000503288     98   $88,838.1 95 Greenwood   13.% 7/1/11
  99   $237500
94112     180  03   2503288   $89,000.  6/11/96   1126.07   San Francisco
50   06   179  1    $330,000. 8/1/96


CA   2    106990000503291     98   $24,848.24     17962 Shoreham
12.% 6/1/11    83   $207000
92649     180  05   2503291   $25,000.  5/14/96   257.15    Huntington
Beach
38   00   178  1    $282,000. 7/1/96

CA   2    106990000503295     98   $24,862.12     6590 Charing ST
13.625%   6/1/11    95   $193498
93063     180  05   2503295   $25,000.  5/21/96   326.66    Simi
Valley
48   06   178  1    $230,000. 7/1/96


CA   2    106990000503297     97   $21,317.34     418 E Fairview
12.35%    6/1/11    90   $146000
90302     180  05   2503297   $21,400.  5/24/96   261.67    Inglewood
34   02   178  1    $186,000. 7/1/96


CA   2    106990000503299     98   $34,377.91     853 N Ogden DR 11.5%
  6/1/11    91   $172100
90046     180  05   2503299   $34,400.  5/15/96   340.66    Los
Angeles
13   00   178  1    $229,000. 7/1/96

CO   2    108990000503302     98   $35,924.45     6829 Bugle CT  11.5%
7/1/11    90   $180000
80301     180  05   2503302   $36,000.  6/14/96   420.55    Boulder
37   00   179  1    $240,000. 8/1/96


CA   2    106990000503303     98   $44,921.05     11451 Alps WAY
13.375%   7/1/11    98   $258000
92026     180  05   2503303   $45,000.  6/12/96   580.51    Escondido
46   06   179  1    $310,000. 8/1/96

CA   2    106990000503304     98   $35,779.42     8 Raven LN     12.%
6/1/11    90   $179050
92656     180  03   2503304   $35,800.  5/9/96    368.24    Aliso Viejo
Area
35   00   178  1    $238,778. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503305     98   $94,196.01     3521 Palm AVE
13.375%   6/1/11    95   $500000
90266     180  05   2503305   $94,700.  5/20/96   1221.65   Manhattan
Beach
38   00   178  1    $626,000. 7/1/96

CA   2    106990000503308     98   $46,731.87     22746     13.75%
6/1/11    91   $340000
91302     180  05   2503308   $46,750.  5/20/96   544.69    Calabasas
38   02   178  1    $425,000. 7/1/96


CA   2    106990000503309     97   $12,700.  9473 Fort Worth     13.2%
7/1/11    95   $68200
95827     180  05   2503309   $12,700.  6/12/96   162.36    Sacramento
36   00   179  1    $85,250.  8/1/96

CA   2    106990000503312     98   $37,332.24     3 Rowland CT   12.85%
 6/1/11    95   $199200
94947     180  05   2503312   $37,350.  5/28/96   408.79    Novato
36   00   178  1    $249,000. 7/1/96


CA   2    106990000503313     97   $49,375.49     6806 Paso Robles
12.4%     6/1/11    95   $271600
94611     180  05   2503313   $50,000.  5/8/96    529.75    Oakland
37   00   178  1    $339,500. 7/1/96


CA   2    106990000503316     98   $14,938.79     19094 B ST     11.85%
6/1/11    90   $119701
95462     180  05   2503316   $15,000.  5/24/96   178.58    Monte
Rio
33   02   178  1    $150,000. 7/1/96

CA   2    106990000503317     98   $38,982.06     28 N Oakleaf   13.%
6/1/11    95   $208000
91301     180  05   2503317   $39,000.  5/13/96   431.42    Agoura
Area
30   00   178  1    $260,000. 7/1/96


CA   2    106990000503318     98   $57,753.8 9440 E Lemon   10.6%
7/1/11    68   $207000
91780     180  05   2503318   $58,000.  6/4/96    534.89    Temple City
40   00   179  1    $390,000. 8/1/96

CA   2    106990000503336     98   $54,984.7 348 Valley Gate     12.125%
 7/1/11    87   $207000
93065     180  05   2503336   $55,000.  6/3/96    571.03    Simi Valley
50   00   179  1    $302,500. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503337     98   $36,562.51     29146 Sheridan
12.75%    6/1/11    98   $164000
91348     180  05   2503337   $36,700.  5/9/96    458.32    Val Verde
28   02   178  1    $205,000. 7/1/96

CA   2    106990000503340     98   $24,987.15     1328- 1330     12.5%
6/1/11    90   $125250
90019     180  05   2503340   $25,000.  5/6/96    266.81    Los Angeles
35   00   178  1    $167,000. 7/1/96


MI   2    126990000503343     98   $26,341.74     44416 Midway   10.95%
 6/1/11    86   $195000
48375     180  05   2503343   $28,000.  5/30/96   317.37    Novi
31   01   178  1    $260,000. 7/1/96

CA   2    106990000503346     98   $28,947.24     24099 Canyon   13.%
7/1/11    100  $118972
92557     180  03   2503346   $29,000.  6/4/96    366.93    Moreno
Valley
43   02   179  1    $149,000. 8/1/96


CA   2    106990000503347     98   $25,798.24     610 Wales DR   12.25%
 6/1/11    75   $59550
95630     180  05   2503347   $25,900.  5/15/96   315.02    Folsom
44   06   178  1    $115,000. 7/1/96


CA   2    106990000503351     98   $46,680.1 75 Windmill CT 12.625%
6/1/11    93   $179628
94513     180  05   2503351   $47,000.  5/17/96   583.11    Brentwood
26   01   178  1    $245,000. 7/1/96

CA   2    106990000503352     98   $24,947.04     722 Northcape  11.4%
7/1/11    86   $158750
91773     180  05   2503352   $25,000.  6/6/96    290.46    San Dimas
41   06   179  1    $215,000. 8/1/96


CA   2    106990000503353     98   $19,707.76     480 Quartz ST  10.75%
6/1/11    57   $207000
94062     180  05   2503353   $20,000.  5/23/96   224.19    Redwood City
49   06   178  1    $400,000. 7/1/96

CA   2    106990000503354     98   $26,892.64     3362 Bayberry  12.125%
 6/1/11    91   $127838
91709     180  05   2503354   $27,000.  5/2/96    326.22    Chino Hills
40   03   178  1    $172,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503355     98   $22,407.31     926 1st ST     11.75%
6/1/11    90   $180000
90254     180  01   2503355   $22,500.  5/15/96   266.43    Hermosa Beach
42   00   178  1    $225,000. 7/1/96

CA   2    106990000503362     97   $37,500.  102 Elysian    12.325%
7/1/11    95   $200000
94605     180  05   2503362   $37,500.  6/13/96   395.14    Oakland
47   00   179  1    $250,000. 8/1/96


CA   2    106990000503366     98   $36,847.58     324 N Prospect
11.75%    6/1/11    85   $207000
90277     180  05   2503366   $37,000.  5/15/96   438.13    Redondo Beach
36   00   178  1    $289,000. 7/1/96

CA   2    106990000503380     98   $38,224.56     2217 N    12.45%
7/1/11    95   $255874
92706     180  05   2503380   $38,500.  6/24/96   473.27    Santa
Ana
44   06   179  1    $310,000. 8/1/96


CA   2    106990000503401     97   $25,000.  350 Eunice     13.625%
7/1/11    84   $335000
94040     180  05   2503401   $25,000.  6/17/96   326.66    Mountain View
48   03   179  1    $430,000. 8/1/96


CA   2    106990000503403     98   $49,903.43     7478 Alder CT
12.375%   7/1/11    89   $238222
94588     180  03   2503403   $50,000.  6/5/96    612.20    Pleasanton
34   04   179  1    $324,000. 8/1/96

FL   2    112990000503415     97   $20,000.  6036 Appian    13.325%
7/1/11    94   $50000
32807     180  05   2503415   $20,000.  6/19/96   257.34    Orlando
39   02   179  1    $75,000.  8/1/96


VA   2    151990000503416     98   $33,339.91     1563 Trails Edge
11.75%    7/1/11    90   $266800
22094     180  03   2503416   $33,350.  6/13/96   336.64    Reston
40   00   179  1    $333,500. 8/1/96

CA   2    106990000503425     98   $17,337.17     5196 Amelia DR
11.25%    4/1/11    88   $172300
95118     180  05   2503425   $17,500.  3/21/96   201.67    San
Jose
42   01   176  1    $217,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503428     98   $26,555.95     9830 Halifax ST
10.375%   4/1/11    90   $133125
93004     180  03   2503428   $26,600.  3/6/96    240.84    Ventura
44   00   176  1    $177,500. 5/1/96

ID   2    116990000503431     98   $12,371.32     8156 Watercress
11.5%     5/1/11    90   $104400
83687     180  05   2503431   $12,600.  4/17/96   147.19    Nampa
33   03   177  1    $130,000. 6/1/96


CA   2    106990000503448     98   $99,817.22     5343 Stonehurst
12.95%    7/1/11    90   $553457
94553     180  05   2503448   $100,000. 6/14/96   1261.95   Martinez
41   03   179  1    $730,000. 8/1/96

UT   2    149990000503449     97   $50,000.  2408 Raelyn    12.575%
7/1/11    96   $175484
84040     180  05   2503449   $50,000.  6/14/96   618.70    Layton
36   02   179  1    $237,000. 8/1/96


CA   2    106990000503452     98   $21,958.61     882 S Glenwood
12.65%    7/1/11    86   $85007
92376     180  05   2503452   $22,000.  6/4/96    273.31    Rialto
42   06   179  1    $125,000. 8/1/96


NJ   2    134990000503469     98   $57,781.65     85 Yacht Club DR
12.7%     7/1/11    95   $312000
07849     180  05   2503469   $58,000.  6/17/96   722.43    Lake
Hopatcong
29   00   179  1    $390,000. 8/1/96

CO   2    108990000503471     98   $9,981.27 3295 S Quivas ST    12.7%
 7/1/11    86   $93129
80110     180  05   2503471   $10,000.  6/13/96   124.56    Englewood
43   02   179  1    $120,000. 8/1/96


WA   2    153990000503476     98   $27,533.53     6718 E 11th AVE
13.825%   7/1/11    95   $107991
99212     180  10   2503476   $27,859.  6/13/96   367.74    Spokane
45   02   179  1    $143,000. 8/1/96

CA   2    106990000503478     98   $24,755.69     337 Estrella Way    10.%
4/1/11    80   $207000
94403     180  05   2503478   $25,000.  3/13/96   268.65    San
Mateo
28   02   176  1    $290,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151990000503482     98   $34,029.86     5300 Darrington
11.875%   7/1/11    95   $181600
22020     180  03   2503482   $34,050.  6/17/96   346.97    Centreville
37   00   179  1    $227,000. 8/1/96

CA   2    106990000503490     97   $29,867.57     607 N Hendricks
11.35%    4/20/11   90   $162627
90640     180  05   2503490   $30,000.  3/16/96   350.74    Montebello
29   06   176  1    $215,000. 5/20/96


CA   2    106990000503495     97   $37,400.  1645 Deerwood  13.12%
6/15/11   100  $160000
94553     180  05   2503495   $37,400.  5/13/96   480.91    Martinez
39   03   178  1    $198,000. 7/15/96

CA   2    106990000503497     97   $19,804.98     3929 Summer    12.4%
2/5/11    92   $258171
92025     180  05   2503497   $20,000.  1/23/96   245.60    Escondido
33   02   174  1    $305,000. 3/5/96


CA   2    106990000503498     97   $42,072.83     205 Correas AVE
11.75%    5/10/11   90   $336800
94019     180  05   2503498   $42,100.  4/29/96   500.15    Half
Moon Bay
34   00   177  1    $421,000. 6/10/96


MI   2    126990000503501     98   $9,956.91 51700 Julies   12.15%
7/1/06    82   $111750
48047     120  05   2503501   $10,000.  6/19/96   144.34    New
Baltimore
34   02   119  1    $149,000. 8/1/96

CA   2    106990000503507     98   $49,817.11     5125 Romero    13.%
7/1/11    95   $275800
95628     180  05   2503507   $50,000.  6/13/96   632.62    Fair
Oaks
38   00   179  1    $344,800. 8/1/96


CA   2    106990000503511     97   $52,000.  11642 Potrero DR
10.825%   6/1/11    71   $60425
91752     180  05   2503511   $52,000.  5/24/96   585.33    Mira
Loma (area)
49   02   178  1    $159,000. 7/1/96

CT   2    109990000503522     97   $15,000.  6 Valley View DR
11.075%   7/1/11    90   $120800
06076     180  05   2503522   $15,000.  6/20/96   171.20    Stafford Springs

25   02   179  1    $151,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503525     98   $36,931.55     3435 Timber PL
12.825%   7/1/11    100  $125000
92626     180  01   2503525   $37,000.  6/17/96   463.89    Costa
Mesa
35   01   179  1    $163,000. 8/1/96

IL   2    117990000503526     97   $23,450.  22560     11.75%    6/20/11
89   $126846
60471     180  05   2503526   $23,450.  5/29/96   279.15    RICHTON
PARK
44   02   178  1    $170,000. 7/20/96


MD   2    124990000503531     98   $28,229.89     3406 Springhurst
11.45%    6/1/11    90   $141750
21136     180  05   2503531   $28,350.  5/13/96   330.28    Reisterstown
35   06   178  1    $189,000. 7/1/96

FL   2    112990000503532     98   $21,121.16     9285 Chelsea DR
12.825%   7/1/11    95   $79500
33324     180  09   2503532   $21,200.  6/19/96   265.79    Plantation
39   02   179  1    $106,000. 8/1/96


CA   2    106990000503549     98   $62,644.07     987 Brookview  12.75%
 5/1/11    95   $336000
91361     180  05   2503549   $63,000.  4/1/96    786.77    Thousand
Oaks
34   00   177  1    $420,000. 6/1/96


CA   2    106990000503551     98   $19,881.25     1320 Gonzales  11.625%
 5/1/11    90   $159200
93063     180  09   2503551   $19,900.  4/18/96   198.97    Simi
Valley Area
42   00   177  1    $199,000. 6/1/96

ID   2    116990000503554     98   $34,298.01     238 8th AVE N  12.375%
 5/1/11    100  $70302
83301     180  05   2503554   $34,500.  4/4/96    422.42    Twin Falls
37   06   177  1    $105,000. 6/1/96


CA   2    106990000503556     98   $85,536.8 1728 S Crest DR     13.25%
 5/1/11    100  $344000
90035     180  05   2503556   $86,000.  4/19/96   1102.29   Los Angeles
42   03   177  1    $430,000. 6/1/96

ID   2    116990000503557     98   $24,647.81     8060 W Arapaho
11.875%   5/1/11    90   $150646
83703     180  05   2503557   $24,800.  4/2/96    295.65    Boise
18   02   177  1    $195,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000503558     98   $11,157.03     38709 Green DR 12.5%
  5/1/11    96   $123800
97355     180  05   2503558   $11,200.  4/1/96    138.04    Lebanon
45   06   177  1    $142,000. 6/1/96

CA   2    106990000503559     98   $37,161.73     1680 Big Oak RD
12.875%   4/1/11    95   $94990
95667     180  05   2503559   $37,650.  3/11/96   473.27    Placerville
45   02   176  1    $140,000. 5/1/96


NC   2    137990000503570     98   $41,200.  315 Valhalla DR     12.325%
7/1/11    85   $70874
28075     180  05   2503570   $41,200.  6/21/96   503.12    Harrisburg
45   02   179  1    $132,000. 8/1/96

NY   2    136990000503597     98   $12,972.7 7215 Elizabeth      11.5%
7/1/11    83   $98000
11692     180  05   2503597   $13,000.  6/12/96   151.86    Far
Rockaway
37   06   179  1    $135,000. 8/1/96


CA   2    106990000503601     97   $21,200.  6204 Agee ST   11.45%
7/1/11    90   $48742
92122     180  01   2503601   $21,200.  6/14/96   246.98    San
Diego
35   02   179  1    $78,000.  8/1/96


AZ   2    104990000503644     98   $54,593.08     5428 E Oakhurst
12.25%    7/1/11    90   $273750
85254     180  05   2503644   $54,700.  6/14/96   665.32    Scottsdale
41   02   179  1    $365,000. 8/1/96

OR   2    141990000503645     98   $34,932.4 11544 SE 46th  12.375%
7/1/11    90   $90342
97222     180  05   2503645   $35,000.  6/14/96   428.54    Milwaukie
15   02   179  1    $140,000. 8/1/96


WA   2    153990000503651     98   $48,809.73     6202 NW Lincoln
12.375%   7/1/11    100  $106000
98663     180  05   2503651   $49,000.  6/3/96    599.96    Vancouver
44   02   179  1    $155,000. 8/1/96

CA   2    106990000503654     98   $44,364.09     34 Sepuweda    11.375%
 7/1/11    90   $207000
92688     180  03   2503654   $45,000.  6/12/96   522.12    Rancho Santa
30   00   179  1    $280,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503656     97   $10,000.  17 Via Torre   14.25%
7/5/11    96   $198625
92718     180  03   2503656   $10,000.  5/20/96   134.86    Rancho Santa
45   03   179  1    $219,000. 8/5/96

VA   2    151990000503658     98   $29,170.14     5425 Aylor RD
11.375%   6/1/11    95   $156000
22032     180  05   2503658   $29,250.  5/28/96   286.87    Fairfax
39   00   178  1    $195,000. 7/1/96


VA   2    151990000503659     98   $53,766.2 2102 Twin Mill      11.75%
6/1/11    95   $288000
22124     180  05   2503659   $54,000.  5/29/96   545.08    Oakton
42   00   178  1    $360,000. 7/1/96

CT   2    109990000503660     98   $27,938.27     236 Mile Creek
10.975%   7/1/11    72   $170829
06371     180  05   2503660   $28,000.  5/28/96   317.81    Old
Lyme
45   02   179  1    $280,000. 8/1/96


MD   2    124990000503661     98   $36,815.43     6808 Brennon LN
12.125%   7/1/11    95   $205200
20815     180  05   2503661   $38,450.  6/28/96   399.21    Chevy
Chase
41   00   179  1    $256,500. 8/1/96


CT   2    109990000503662     98   $9,982.2  117 Hebron RD  13.225%
7/1/11    90   $115862
06447     180  05   2503662   $10,000.  5/30/96   128.01    Marlborough
38   03   179  1    $140,000. 8/1/96

MD   2    124990000503663     98   $27,190.15     6050 Adcock LN 12.%
6/1/11    95   $145600
21076     180  03   2503663   $27,300.  5/29/96   327.65    Hanover
30   00   178  1    $182,000. 7/1/96


VA   2    151990000503664     98   $34,181.4 9306 Glenbrook      12.25%
 6/1/11    95   $182400
22031     180  05   2503664   $34,200.  5/28/96   358.38    Fairfax
35   00   178  1    $228,000. 7/1/96

CT   2    109990000503665     98   $41,816.56     3 Curry DR     11.125%
7/1/11    90   $158000
06470     180  05   2503665   $42,000.  6/3/96    480.67    Newtown
27   02   179  1    $223,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124990000503667     97   $27,000.  15400 Good     12.% 6/1/11
95   $144000
20904     180  05   2503667   $27,000.  5/30/96   324.05    Silver
Spring
40   00   178  1    $180,000. 7/1/96

DC   2    111990000503668     98   $36,717.57     1702 Q ST NW
11.875%   6/1/11    95   $196200
20009     180  01   2503668   $36,750.  5/31/96   374.48    Washington
33   00   178  1    $245,254. 7/1/96


MD   2    124990000503669     98   $51,539.3 1150 River Bay
11.875%   6/1/11    95   $276000
21401     180  05   2503669   $51,750.  5/31/96   616.94    Annapolis
39   00   178  1    $345,000. 7/1/96

MD   2    124990000503670     98   $34,488.91     25 High Side CT
11.475%   6/15/11   90   $172500
21117     180  05   2503670   $34,500.  5/23/96   341.00    Baltimore
33   00   178  1    $230,000. 7/15/96


VA   2    151990000503671     98   $49,967.  6301 Rockbridge     11.375%
 6/1/11    93   $314800
22020     180  03   2503671   $50,000.  5/31/96   490.38    Centreville
43   00   178  1    $393,000. 7/1/96


DC   2    111990000503672     98   $31,268.33     1100 Park ST NE
11.625%   6/1/11    95   $167600
20002     180  10   2503672   $31,400.  5/30/96   313.95    Washington
34   00   178  1    $209,500. 7/1/96

DC   2    111990000503673     98   $48,750.  323 E ST NE    11.625%
6/1/11    95   $260000
20002     180  10   2503673   $48,750.  5/28/96   487.42    Washington
43   00   178  1    $325,000. 7/1/96


VA   2    151990000503674     98   $28,723.44     820 Bellview CT
12.% 6/1/11    95   $153600
22075     180  03   2503674   $28,800.  5/28/96   296.24    Leesburg
38   00   178  1    $192,000. 7/1/96

VA   2    151990000503675     98   $52,454.49     3457 N Edison ST
12.% 6/1/11    95   $280000
22207     180  05   2503675   $52,500.  5/31/96   540.02    Arlington
35   00   178  1    $350,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
DC   2    111990000503676     98   $33,750.  621  11.625%   7/1/11    95
$180000
20002     180  07   2503676   $33,750.  6/5/96    337.45    Washington
34   00   179  1    $225,000. 8/1/96

CT   2    109990000503677     98   $21,955.86     285 HIGH ST
11.975%   7/1/11    100  $137900
06010     180  05   2503677   $22,000.  5/29/96   263.68    BRISTOL
36   06   179  1    $160,000. 8/1/96


DC   2    111990000503714     98   $32,746.73     4901 9th ST NW
12.15%    6/1/11    100  $107000
20011     180  05   2503714   $33,000.  5/10/96   399.25    Washington
35   04   178  1    $140,000. 7/1/96

VA   2    151990000503717     98   $79,398.05     910 Turkey Run
11.625%   5/1/11    79   $639350
22101     180  05   2503717   $79,900.  5/1/96    939.74    McLean
36   06   177  1    $920,000. 6/1/96


FL   2    112990000503718     98   $23,858.88     2374 SW Vardon
12.33%    6/1/11    100  $58000
34953     180  05   2503718   $24,000.  5/16/96   293.16    Port
St. Lucie
28   02   178  1    $82,000.  7/1/96


MD   2    124990000503720     98   $46,812.68     16065 Inheritance
12.1%     6/1/11    100  $142000
20613     180  05   2503720   $47,000.  5/23/96   567.11    Brandywine
41   02   178  1    $190,000. 7/1/96

CT   2    109990000503722     98   $49,783.65     10 Fieldstone LN
11.225%   6/1/11    90   $111827
06776     180  05   2503722   $50,000.  5/24/96   575.38    New
Milford
45   02   178  1    $180,000. 7/1/96


WA   2    153990000503724     98   $34,147.73     15435 Sunrise  10.95%
7/1/11    90   $171350
98110     180  05   2503724   $34,300.  6/14/96   388.78    Bainbridge
Island
28   00   179  1    $228,500. 8/1/96

WA   2    153990000503725     98   $24,848.73     9935 NE 144th  11.7%
 7/1/11    90   $70000
98011     180  01   2503725   $24,900.  6/13/96   294.05    Bothell
48   02   179  1    $106,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503726     98   $50,730.14     9840 Vista     13.95%
7/1/11    100  $68078
95624     180  05   2503726   $50,900.  6/14/96   676.15    Elk
Grove
35   02   179  1    $119,000. 8/1/96

CA   2    106990000503728     97   $30,000.  3897 Forestwood     10.5%
7/1/11    63   $111500
95121     180  03   2503728   $30,000.  6/18/96   331.62    San
Jose
36   06   179  1    $225,000. 8/1/96


CA   2    106990000503730     98   $60,880.77     125 Hollycrest DR
12.25%    7/1/11    90   $215000
95032     180  05   2503730   $61,000.  6/20/96   741.94    Los
Gatos
44   03   179  1    $310,000. 8/1/96

CA   2    106990000503731     98   $22,313.63     13030     12.45%
7/1/11    95   $119920
91604     180  01   2503731   $22,400.  6/17/96   275.36    Studio
City Area
34   00   179  1    $149,900. 8/1/96


CA   2    106990000503732     98   $49,897.03     3136 Summit    11.7%
7/1/11    79   $337134
90290     180  05   2503732   $50,000.  6/20/96   590.47    Topanga
40   03   179  1    $496,000. 8/1/96


CA   2    106990000503733     98   $30,666.42     375 Monte Vista
11.2%     7/1/11    90   $246400
92627     180  05   2503733   $30,800.  6/2/96    353.95    Costa Mesa
28   00   179  1    $308,000. 8/1/96

CA   2    106990000503734     98   $35,923.02     1180 Silver    11.3%
7/1/11    89   $195000
95120     180  07   2503734   $36,000.  6/7/96    415.98    San Jose
36   06   179  1    $260,000. 8/1/96


CA   2    106990000503736     97   $34,999.54     5344 Ridgefield
12.45%    7/1/11    95   $113845
95608     180  05   2503736   $35,000.  6/13/96   430.24    Carmichael
37   06   179  1    $157,500. 8/1/96

WA   2    153990000503740     97   $15,200.  11126 157th    11.45%
7/1/11    89   $121600
98052     180  05   2503740   $15,200.  6/12/96   177.08    Redmond
39   02   179  1    $154,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503741     98   $13,386.79     534 Santiago   10.45%
7/1/11    78   $202500
92621     180  05   2503741   $13,500.  6/13/96   148.81    Brea
42   00   179  1    $279,000. 8/1/96

CA   2    106990000503742     98   $18,161.63     1 Saint Peter CT
11.45%    7/1/11    86   $80000
95823     180  05   2503742   $18,200.  6/13/96   212.03    Sacramento
43   02   179  1    $115,000. 8/1/96


CA   2    106990000503748     98   $15,866.  11420 Elmcrest      12.45%
7/1/11    100  $140000
91732     180  05   2503748   $16,000.  6/7/96    196.68    El Monte
34   06   179  1    $156,000. 8/1/96

IL   2    117990000503749     98   $21,052.37     2123 W 121st ST
12.825%   7/1/11    84   $67380
60406     180  05   2503749   $21,200.  6/26/96   265.79    Blue
Island
20   02   179  1    $106,000. 8/1/96


IL   2    117990000503763     98   $37,656.34     42491 Lake DR  12.825%
 7/1/11    98   $96417
60002     180  05   2503763   $38,000.  6/20/96   476.42    Antioch
42   06   179  1    $138,000. 8/1/96


CA   2    106990000503764     98   $42,390.56     101 Heritage Park
12.75%    7/1/11    95   $226950
94506     180  07   2503764   $42,550.  6/18/96   531.39    Danville
39   00   179  1    $283,707. 8/1/96

VA   2    151990000503790     98   $24,600.66     6648 High ST   12.%
7/1/11    95   $131500
22046     180  05   2503790   $24,650.  6/27/96   295.84    Falls
Church
46   00   179  1    $164,400. 8/1/96


VA   2    151990000503793     98   $26,554.07     route 3 Box 5535
12.125%   7/1/11    94   $156000
22611     180  05   2503793   $26,750.  6/28/96   323.20    Berryville
32   00   179  1    $195,000. 8/1/96

CA   2    106990000503798     97   $30,660.  24320 Del Amo  11.45%
7/1/11    90   $153300
92065     180  03   2503798   $30,660.  6/18/96   357.19    San
Diego
38   00   179  1    $204,400. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503799     97   $61,800.  1451 Husted    12.7%
7/1/11    95   $329600
95125     180  05   2503799   $61,800.  6/18/96   669.18    San
Jose
36   00   179  1    $412,000. 8/1/96

CA   2    106990000503800     98   $23,993.52     11584 Betlen DR
12.2%     7/1/11    90   $192000
94568     180  05   2503800   $24,000.  6/17/96   291.14    Dublin
48   01   179  1    $240,000. 8/1/96


CA   2    106990000503801     98   $25,750.  34775 Tuxedo   13.075%
7/1/11    100  $129243
94555     180  01   2503801   $25,750.  6/18/96   327.07    Fremont
29   03   179  1    $155,000. 8/1/96

CA   2    106990000503802     98   $59,986.89     3375 Ledgewood
13.2%     7/1/11    95   $225000
90068     180  05   2503802   $60,000.  6/18/96   673.11    Los
Angeles
39   00   179  1    $300,000. 8/1/96


FL   2    112990000503808     98   $34,920.29     3355 SW 109th
10.625%   7/1/11    75   $88000
33165     180  05   2503808   $35,000.  6/14/96   389.61    Miami
36   01   179  1    $165,000. 8/1/96


VA   2    151990000503849     98   $42,129.5 4901 27th ST N 12.75%
7/1/11    95   $224800
22207     180  05   2503849   $42,150.  6/21/96   458.04    Arlington
33   00   179  1    $281,000. 8/1/96

CA   2    106990000503858     98   $49,902.27     140 Syracuse   12.25%
7/1/11    95   $272000
90803     180  05   2503858   $50,000.  6/24/96   608.15    Long
Beach
19   00   179  1    $340,000. 8/1/96


CA   2    106990000503862     98   $40,350.  1654 Holly CIR 11.75%
8/1/11    90   $201750
94566     180  09   2503862   $40,350.  7/2/96    407.30    Pleasanton
42   00   180  1    $269,000. 9/1/96

CA   2    106990000503873     98   $17,950.  2174 El Dorado      12.95%
7/1/11    92   $220400
90501     180  05   2503873   $17,950.  6/27/96   226.52    Torrance
43   03   179  1    $260,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503874     98   $56,280.79     1024 SE Skyline
11.2%     7/1/11    80   $284500
92705     180  05   2503874   $56,300.  6/19/96   544.68    Santa
Ana Area
41   06   179  1    $430,000. 8/1/96

MD   2    124990000503876     97   $56,000.  313 Carriage Run    13.45%
 7/1/11    94   $181750
21403     180  03   2503876   $56,000.  6/17/96   725.20    Annapolis
55   02   179  1    $255,000. 8/1/96


MD   2    124990000503877     97   $34,592.21     12339 Shade Tree
12.03%    7/1/06    97   $144300
20708     120  05   2503877   $35,000.  6/20/96   502.76    Laurel
43   02   119  1    $185,000. 8/1/96

GA   2    113990000503888     98   $24,723.95     1129 Fairwood  10.35%
 6/1/11    90   $124500
30101     180  03   2503888   $24,900.  5/31/96   272.94    Acworth
41   00   178  1    $166,000. 7/1/96


CA   2    106990000503892     97   $17,927.14     150 San Joaquin
12.7%     7/1/11    95   $67500
96080     180  05   2503892   $18,000.  6/20/96   224.20    Red
Bluff
26   03   179  1    $90,000.  8/1/96


CA   2    106990000503896     98   $49,772.81     817 Maple AVE  10.7%
  6/1/11    63   $48847
95482     180  05   2503896   $50,000.  5/17/96   558.92    Ukiah
38   03   178  1    $157,000. 7/1/96

CA   2    106990000503897     98   $29,879.18     6211 E 5th ST  11.99%
7/1/11    89   $217500
90803     180  05   2503897   $30,000.  6/10/96   359.86    Long
Beach
35   06   179  1    $280,000. 8/1/96


CA   2    106990000503898     98   $37,897.66     6 Muirwood DR  11.1%
  6/1/11    90   $191250
94014     180  05   2503898   $38,250.  5/21/96   437.15    Daly
City
44   06   178  1    $255,000. 7/1/96

FL   2    112990000503899     98   $14,970.19     2113 Riverside
12.075%   7/1/11    90   $46000
32810     180  05   2503899   $15,000.  6/21/96   180.75    Orlando
36   02   179  1    $68,500.  8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503901     98   $64,231.8 189 Canyon Vista    11.65%
 6/25/11   90   $322500
94526     180  05   2503901   $64,500.  6/19/96   759.64    Danville
43   06   178  1    $430,000. 7/25/96

CA   2    106990000503903     97   $38,200.  13795 Stoney   12.125%
7/1/11    90   $191250
92128     180  03   2503903   $38,200.  6/18/96   461.55    San
Diego
38   00   179  1    $255,000. 8/1/96


CA   2    106990000503904     98   $39,000.  990 Palo Alto  13.% 8/1/11
81   $212567
92669     180  05   2503904   $39,000.  7/11/96   493.45    Orange
43   06   180  1    $312,000. 9/1/96

CA   2    106990000503907     97   $37,800.  300 Zagora DR  12.%
6/10/11   90   $302400
94506     180  05   2503907   $37,800.  5/17/96   457.12    Danville
48   00   178  1    $378,000. 7/10/96


CA   2    106990000503912     98   $60,277.4 22511 Eloise DR     12.95%
 7/1/11    90   $191535
92630     180  05   2503912   $60,400.  6/19/96   665.78    Lake
Forest
49   06   179  1    $280,000. 8/1/96


CA   2    106990000503913     98   $32,000.  2630 Cold Creek     11.45%
7/1/11    83   $121000
96150     180  05   2503913   $32,000.  6/18/96   372.80    South
Lake Tahoe
47   03   179  1    $185,000. 8/1/96

MN   2    127990000503924     98   $9,961.98 1320 5th AVE N 12.6%
7/1/11    90   $54200
56560     180  09   2503924   $10,000.  6/19/96   123.91    Moorhead
43   03   179  1    $71,500.  8/1/96


MN   2    127990000503925     97   $26,250.  6422 11th Street    13.825%
7/1/11    90   $131250
55128     180  05   2503925   $26,250.  6/20/96   346.50    Oakdale
43   06   179  1    $175,000. 8/1/96

CA   2    106990000503933     98   $21,967.22     732 W 133 Rd ST
12.91%    7/1/11    95   $117600
90247     180  05   2503933   $22,050.  6/20/96   278.26    Los
Angeles
45   01   179  1    $147,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000503952     97   $69,500.  1924 N 630 E   12.2%
7/1/11    90   $175720
84057     180  05   2503952   $69,500.  6/19/96   843.08    Orem
36   06   179  1    $274,000. 8/1/96

CA   2    106990000503953     97   $20,000.  4259 Maxine    12.425%
7/1/11    94   $196000
93510     180  05   2503953   $20,000.  6/10/96   245.53    Acton
( Area)
43   06   179  1    $230,000. 8/1/96


CA   2    106990000503954     97   $32,960.86     1 Blue Heron LN
11.425%   7/1/11    90   $164900
92656     180  03   2503954   $32,985.  6/6/96    383.76    Aliso Viejo (
38   00   179  1    $219,900. 8/1/96

OR   2    141990000503955     98   $80,349.28     14290 SE Terrace
12.7%     7/1/11    96   $157781
97015     180  05   2503955   $80,500.  6/18/96   1002.68   Clackamas
35   02   179  1    $250,000. 8/1/96


CA   2    106990000503963     98   $44,609.61     1345 Southgate
11.3%     5/1/11    90   $198000
94015     180  05   2503963   $45,000.  4/26/96   519.98    Daly
City
30   03   177  1    $271,000. 6/1/96


CA   2    106990000503965     97   $18,808.25     3712 Kenwood   12.4%
 1/10/11   50   $170000
94403     180  05   2503965   $19,000.  12/27/95  233.44    San
Mateo
41   02   173  1    $380,000. 2/10/96

CA   2    106990000503969     97   $14,923.95     398 Inkopah ST 12.5%
2/1/11    95   $115000
91911     180  05   2503969   $15,000.  1/17/96   185.36    Chula
Vista
41   02   174  1    $138,000. 3/1/96


WA   2    153990000503989     98   $32,293.42     1811 NW 106 ST
11.5%     5/1/11    93   $78000
98685     180  05   2503989   $32,500.  4/17/96   379.66    Vancouver
42   02   177  1    $120,000. 6/1/96

CA   2    106990000503990     98   $46,671.62     7314 Golden Star
11.75%    6/1/11    90   $374350
92009     180  03   2503990   $46,700.  5/1/96    471.39    Carlsbad
40   00   178  1    $467,920. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000503994     98   $33,941.07     18319 Hart ST  13.5%
7/15/11   95   $127500
91335     180  07   2503994   $34,000.  6/27/96   441.43    Los
Angeles
40   02   179  1    $170,000. 8/15/96

CA   2    106990000503995     98   $17,034.4 866 El Cerro   12.5%
7/1/11    85   $273600
94526     180  05   2503995   $17,100.  6/20/96   210.76    Danville
39   00   179  1    $342,000. 8/1/96


CA   2    106990000503997     98   $33,488.99     146 Branbury   11.375%
7/1/11    90   $268000
95008     180  05   2503997   $33,500.  6/21/96   328.56    Campbell
41   00   179  1    $335,000. 8/1/96

CA   2    106990000503998     98   $38,845.75     4119 Beverly   11.7%
7/1/11    90   $310800
91423     180  05   2503998   $38,850.  6/20/96   458.79    Los
Angeles
44   06   179  1    $388,500. 8/1/96


CA   2    106990000503999     98   $17,996.07     136 NE Street  13.2%
7/1/11    95   $67500
95425     180  10   2503999   $18,000.  6/19/96   201.93    Cloverdale
49   00   179  1    $90,000.  8/1/96


CA   2    106990000504002     98   $49,393.74     8830 Ridge RD  12.%
5/1/11    97   $176250
95658     180  05   2504002   $50,000.  4/26/96   600.08    Newcastle
33   06   177  1    $235,000. 6/1/96

OR   2    141990000504003     98   $17,855.41     28740 SW  12.125%
4/1/11    94   $49500
97076     180  01   2504003   $18,000.  2/26/96   217.48    Wilsonville
18   06   176  1    $72,000.  5/1/96


OR   2    141990000504006     98   $28,738.36     6178 Aspen     10.875%
4/1/11    90   $146250
97301     180  05   2504006   $29,000.  3/12/96   327.34    Salem
32   06   176  1    $195,000. 5/1/96

WA   2    153990000504007     98   $33,910.26     22518 NE 58th  12.%
3/1/11    96   $47564
98682     180  05   2504007   $34,300.  2/1/96    411.66    Vancouver
37   06   175  1    $86,000.  4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504010     98   $51,440.39     3934 Mary Ellen
11.75%    4/1/11    90   $415200
91604     180  05   2504010   $51,900.  3/5/96    523.88    Los Angeles
36   00   176  1    $519,000. 5/1/96

MD   2    124990000504011     98   $64,068.41     9621 Pinkney CT
11.75%    7/1/11    95   $342400
20854     180  05   2504011   $64,200.  6/28/96   648.04    Potomac
36   00   179  1    $428,000. 8/1/96


CA   2    106990000504019     98   $18,841.95     2748 Stevens DR
11.75%    4/1/11    97   $147747
95603     180  05   2504019   $19,000.  3/7/96    224.98    Auburn
39   02   176  1    $172,500. 5/1/96

CA   2    106990000504022     98   $49,625.78     1995 Indian    12.875%
4/1/11    86   $556000
94947     180  05   2504022   $50,000.  3/13/96   628.52    Novato
26   06   176  1    $710,000. 5/1/96


CA   2    106990000504023     98   $24,774.42     6952 Pacific   11.625%
5/1/11    90   $200000
90068     180  05   2504023   $25,000.  4/3/96    294.04    Los Angeles
42   00   177  1    $250,000. 6/1/96


CA   2    106990000504025     98   $31,764.52     1525 Emory ST
13.125%   5/1/11    95   $214777
95126     180  05   2504025   $32,000.  4/22/96   407.52    San
Jose
49   06   177  1    $260,000. 6/1/96

ID   2    116990000504027     98   $20,174.69     1020 S Curtis RD
11.375%   5/1/11    91   $41752
83705     180  05   2504027   $20,350.  4/24/96   236.11    Boise
39   02   177  1    $69,000.  6/1/96


CA   2    106990000504030     98   $35,862.28     1810 Comstock  11.5%
 4/1/11    90   $290000
95124     180  05   2504030   $36,250.  3/27/96   423.47    San
Jose
40   00   176  1    $362,500. 5/1/96

ID   2    116990000504032     98   $30,805.23     539 W     11.625%
5/1/11    85   $79413
83642     180  05   2504032   $31,000.  4/17/96   364.61    Meridian
41   06   177  1    $130,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000504035     98   $17,865.28     634 NE 69th AVE
12.875%   5/1/11    99   $78337
97213     180  05   2504035   $18,000.  3/29/96   226.27    Portland
25   02   177  1    $98,000.  6/1/96

CA   2    106990000504039     98   $31,981.35     448 Palmetto DR
11.25%    5/1/11    90   $266400
94086     180  05   2504039   $33,300.  4/2/96    383.74    Sunnyvale
36   00   177  1    $333,000. 6/1/96


CA   2    106990000504043     98   $34,534.04     28204 Lomo     12.5%
7/1/11    90   $282400
90275     180  05   2504043   $35,300.  6/20/96   435.09    Rancho Palos
26   00   179  1    $353,000. 8/1/96

UT   2    149990000504046     98   $30,684.59     3017 S El Cajon
12.75%    7/1/11    89   $68788
84119     180  05   2504046   $30,800.  6/19/96   384.65    West
Valley City
44   02   179  1    $112,000. 8/1/96


CA   2    106990000504048     97   $17,864.96     8320 Albia ST  12.4%
12/1/10   99   $159966
90242     180  05   2504048   $18,000.  11/13/95  221.71    Downey
42   03   172  1    $180,000. 1/1/96


CA   2    106990000504051     97   $20,874.93     9442 Coastland
12.5%     6/1/11    95   $254518
92646     180  05   2504051   $20,900.  5/10/96   258.87    Huntington
Beach
35   06   178  1    $290,000. 7/1/96

IL   2    117990000504053     97   $27,594.61     22132 Princeton     12.4%
   4/1/11    86   $201700
60423     180  05   2504053   $27,809.  3/20/96   341.72    Frankfort
44   02   176  1    $270,000. 5/1/96


CA   2    106990000504054     97   $25,000.  28082 Festivo  12.38%
5/5/11    99   $202000
92692     180  05   2504054   $25,000.  4/9/96    308.24    Mission Viejo
44   06   177  1    $230,000. 6/5/96

CA   2    106990000504055     98   $100,000. 9402 Darrow DR 13.375%
7/1/11    89   $490000
92646     180  05   2504055   $100,000. 6/19/96   1290.02   Huntington
Beach
43   06   179  1    $665,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504056     98   $27,897.78     1049 Crosby    13.25%
7/1/11    100  $139537
93065     180  05   2504056   $28,000.  6/19/96   358.89    Simi
Valley
47   02   179  1    $168,000. 8/1/96

OR   2    141990000504057     98   $24,581.37     6428 Doral DR  10.75%
 4/1/11    90   $123750
97306     180  05   2504057   $24,750.  2/28/96   277.43    Salem
36   03   176  1    $165,000. 5/1/96


CA   2    106990000504060     97   $15,872.3 13030 Cornuta  12.4%
3/1/11    99   $122000
90242     180  05   2504060   $16,000.  2/16/96   196.64    Downey
34   03   175  1    $140,000. 4/1/96

UT   2    149990000504064     97   $27,851.12     457 N 900 E    10.875%
6/21/11   80   $144000
84042     180  05   2504064   $28,000.  6/21/96   316.05    Lindon
48   03   178  1    $215,000. 7/21/96


UT   2    149990000504065     97   $18,123.88     6650 S 3300 W  11.5%
6/21/11   90   $102957
84084     180  05   2504065   $18,500.  6/21/96   216.12    West
Jordan
44   06   178  1    $135,000. 7/21/96


CA   2    106990000504067     98   $49,926.58     762 Ygnacio    12.95%
7/1/11    25   $33411
94518     180  05   2504067   $50,000.  6/20/96   630.98    Concord
46   00   179  1    $335,990. 8/1/96

CA   2    106990000504070     98   $14,772.75     21687 Road 240
12.875%   7/1/11    95   $122400
93247     180  05   2504070   $14,800.  6/10/96   186.04    Lindsay
41   06   179  1    $145,000. 8/1/96


CA   2    106990000504071     98   $33,788.9 505 E Bixby RD 11.75%
5/1/11    90   $272000
90807     180  05   2504071   $34,000.  4/8/96    402.60    Long Beach
35   00   177  1    $340,000. 6/1/96

WA   2    153990000504073     98   $25,775.79     9717 NW 12th
11.375%   4/1/11    100  $90460
98665     180  05   2504073   $26,000.  3/13/96   301.67    Vancouver
49   02   176  1    $117,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504074     98   $18,784.72     1030 Carlsbad ST
10.875%   3/1/11    89   $101000
92114     180  05   2504074   $19,000.  2/22/96   214.47    San
Diego
22   06   175  1    $135,000. 4/1/96

CA   2    106990000504075     98   $26,082.72     19175 Index    13.5%
5/1/11    95   $140000
91326     180  01   2504075   $26,250.  4/17/96   300.67    Los
Angeles
43   00   177  1    $175,000. 6/1/96


CA   2    106990000504077     98   $99,269.2 12247 Hesby ST 13.125%
4/1/11    99   $322500
91607     180  05   2504077   $100,000. 3/15/96   1273.48   Los Angeles
31   01   176  1    $430,000. 5/1/96

CA   2    106990000504078     98   $19,827.65     120 Primrose DR
11.375%   5/1/11    85   $150000
93906     180  05   2504078   $20,000.  4/23/96   232.06    Salinas
42   01   177  1    $200,000. 6/1/96


ID   2    116990000504079     98   $18,347.85     3648 N Stone   11.875%
4/1/11    90   $149000
83703     180  05   2504079   $18,500.  3/18/96   220.55    Boise
43   02   176  1    $187,000. 5/1/96


CA   2    106990000504080     98   $40,935.04     428 S Parish Place
11.375%   5/1/11    90   $206250
91506     180  05   2504080   $41,200.  4/4/96    478.03    Burbank
21   01   177  1    $275,000. 6/1/96

CA   2    106990000504081     98   $30,572.09     13329 Rose ST  12.5%
5/1/11    95   $164000
90703     180  05   2504081   $30,750.  4/5/96    379.00    Cerritos
30   01   177  1    $205,000. 6/1/96


CA   2    106990000504085     98   $19,601.31     123 Sylvia WAY
13.25%    5/1/11    95   $205000
94903     180  01   2504085   $20,000.  4/12/96   256.35    San
Rafael
52   02   177  1    $237,000. 6/1/96

CA   2    106990000504087     98   $91,189.1 15716 Condor   11.5%
4/1/11    88   $460875
91351     180  05   2504087   $92,175.  3/26/96   1076.78   Santa Clarita
30   00   176  1    $635,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504088     98   $35,191.81     2611 159th ST  10.875%
 4/1/11    90   $179600
90278     180  05   2504088   $35,900.  3/6/96    405.22    Redondo
Beach
36   00   176  1    $239,500. 5/1/96

CA   2    106990000504090     98   $28,146.71     2530 E Alden ST
11.% 4/1/11    90   $142400
93065     180  05   2504090   $28,400.  3/4/96    322.79    Simi Valley
43   00   176  1    $189,950. 5/1/96


WA   2    153990000504091     98   $37,318.61     4217 NE 141st
12.875%   5/1/11    95   $58000
98682     180  05   2504091   $37,600.  3/28/96   472.64    Vancouver
42   06   177  1    $101,000. 6/1/96

ID   2    116990000504093     98   $13,860.67     4048 N Northwall
12.375%   4/1/11    100  $99000
83703     180  05   2504093   $14,000.  3/28/96   171.42    Boise
38   06   176  1    $113,000. 5/1/96


CA   2    106990000504095     98   $42,732.99     1351 High ST   11.75%
6/1/11    90   $344000
95060     180  05   2504095   $43,000.  5/3/96    509.18    Santa Cruz
15   00   178  1    $430,000. 7/1/96


WA   2    153990000504096     98   $14,159.91     8915 216th Street
12.% 4/1/11    96   $110000
98338     180  05   2504096   $15,000.  3/14/96   180.03    Graham
27   02   176  1    $131,000. 5/1/96

CA   2    106990000504098     98   $24,728.66     19718 Victory  11.5%
4/1/11    90   $131250
91367     180  05   2504098   $25,000.  3/21/96   292.05    Los
Angeles
31   01   176  1    $175,000. 5/1/96


CA   2    106990000504100     98   $49,612.28     4819 Aurora DR 12.5%
 5/1/11    99   $153750
93003     180  05   2504100   $50,000.  4/11/96   616.26    Ventura
45   06   177  1    $206,000. 6/1/96

CA   2    106990000504101     98   $27,976.96     191 Brentwood  11.5%
4/1/11    90   $144700
93003     180  05   2504101   $28,300.  3/28/96   330.60    Ventura
43   00   176  1    $193,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504102     98   $22,612.96     362 Santa Clara
12.75%    4/1/11    95   $116617
93015     180  05   2504102   $22,800.  3/13/96   284.73    Fillmore
44   03   176  1    $147,000. 5/1/96

ID   2    116990000504106     98   $27,128.59     1217 Shoshone  12.5%
5/1/11    100  $102700
83705     180  05   2504106   $27,300.  4/15/96   336.48    Boise
34   02   177  1    $130,000. 6/1/96


CA   2    106990000504107     98   $48,444.89     119 Bay Shore  10.875%
 3/1/11    89   $488000
90803     180  05   2504107   $49,000.  2/22/96   553.09    Long
Beach
42   00   175  1    $610,000. 4/1/96

CA   2    106990000504114     98   $24,955.21     7422 Lindsey ST
13.45%    7/1/11    100  $149610
90660     180  05   2504114   $25,000.  6/21/96   285.37    Pico
Rivera
44   02   179  1    $175,000. 8/1/96


CA   2    106990000504115     98   $29,798.3 5 Redrock LN   14.3%
6/1/11    95   $161711
91766     180  05   2504115   $30,000.  5/7/96    405.59    Pomona
44   06   178  1    $202,000. 7/1/96


CA   2    106990000504122     98   $27,119.46     484 N     12.5%     4/1/11
  95   $148000
93012     180  05   2504122   $27,700.  3/29/96   341.41    Camarillo
36   00   176  1    $185,000. 5/1/96

WA   2    153990000504125     98   $30,767.99     23605 202nd    12.875%
 5/1/11    95   $177429
98038     180  05   2504125   $31,000.  4/11/96   389.68    Maple
Valley
25   06   177  1    $220,000. 6/1/96


CA   2    106990000504128     98   $39,779.31     12108 Rivergrove
13.% 4/1/11    95   $214400
93021     180  03   2504128   $40,200.  3/29/96   508.63    Moorpark
42   00   176  1    $268,000. 5/1/96

WA   2    153990000504129     98   $49,638.92     11514 21st PL NE
13.25%    5/1/11    99   $186000
98258     180  05   2504129   $50,000.  4/4/96    640.87    Lake Stevens
44   02   177  1    $240,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504131     98   $11,918.24     706 Arnold ST  10.75%
5/1/11    80   $87935
95616     180  05   2504131   $12,000.  4/29/96   134.51    Davis
46   02   177  1    $126,000. 6/1/96

WA   2    106990000504132     98   $26,163.86     1006 SE 380th CT
10.625%   4/1/11    90   $212700
98671     180  05   2504132   $26,500.  3/5/96    294.99    Washougal
40   06   176  1    $268,000. 5/1/96


MO   2    129990000504133     98   $61,539.92     Lake Road 5-61w
10.45%    7/1/11    55   $212000
65038     180  05   2504133   $62,000.  6/19/96   683.43    Greenview
21   06   179  1    $500,000. 8/1/96

CA   2    106990000504135     97   $67,500.  355-357 E      11.7%
7/1/11    89   $166577
94086     180  10   2504135   $67,500.  6/13/96   797.13    Sunnyvale
41   06   179  1    $265,000. 8/1/96


CA   2    106990000504137     97   $29,500.  7337 Juncus Court   12.3%
7/1/11    100  $225000
92129     180  05   2504137   $29,500.  6/8/96    359.76    San Diego
50   06   179  1    $255,000. 8/1/96


CA   2    106990000504140     98   $22,093.68     8712 Adams AVE
11.75%    3/1/11    99   $198332
92646     180  05   2504140   $22,500.  2/22/96   266.43    Huntington
Beach
36   03   175  1    $225,000. 4/1/96

WA   2    153990000504142     98   $46,938.99     23212 SE 135th
11.125%   5/1/11    90   $236250
98027     180  03   2504142   $47,250.  4/5/96    540.76    Issaquah
38   00   177  1    $315,000. 6/1/96


CA   2    106990000504144     98   $19,961.83     6035 Florence  12.5%
7/1/11    97   $144000
90280     180  05   2504144   $20,000.  6/20/96   246.50    South
Gate
42   02   179  1    $170,000. 8/1/96

CA   2    106990000504146     98   $44,223.11     10217 Scenario
11.75%    7/1/11    90   $354000
90077     180  05   2504146   $44,250.  6/20/96   446.66    Los
Angeles
34   00   179  1    $442,500. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504147     98   $81,717.01     2138 Gardi ST  13.%
4/1/11    95   $332000
91010     180  05   2504147   $83,000.  3/8/96    1050.15   Bradbury
35   01   176  1    $440,000. 5/1/96

CA   2    106990000504149     98   $63,982.96     1705 Walnut AVE
12.325%   7/1/11    90   $512000
90266     180  05   2504149   $64,000.  6/20/96   674.37    Manhattan
Beach
37   00   179  1    $640,000. 8/1/96


OR   2    141990000504150     98   $28,908.92     1677 SE 60th   11.75%
5/1/11    90   $114774
97123     180  05   2504150   $29,200.  4/18/96   345.77    Hillsboro
45   06   177  1    $160,500. 6/1/96

CA   2    106990000504151     98   $129.31   100 Grace AVE  11.95%
7/1/11    90   $81750
95838     180  05   2504151   $16,300.  6/20/96   195.10    Sacramento
40   01   179  1    $109,000. 8/1/96


CA   2    106990000504152     98   $21,500.  8561 Parrot AVE     11.2%
8/1/11    90   $153670
90240     180  05   2504152   $21,500.  6/27/96   247.08    Downey
45   02   180  1    $195,000. 9/1/96


CA   2    106990000504154     98   $45,829.31     15928 St. Johns
12.25%    4/1/11    100  $135691
94580     180  05   2504154   $46,300.  3/8/96    563.15    San Lorenzo
31   06   176  1    $182,000. 5/1/96

ID   2    116990000504155     98   $16,625.71     4815 W Marvin
11.875%   4/1/11    95   $64500
83705     180  05   2504155   $16,800.  3/15/96   200.28    Boise
31   02   176  1    $86,000.  5/1/96


CA   2    106990000504157     98   $49,659.28     340 Bella Vista
10.75%    5/1/11    56   $158379
95032     180  01   2504157   $50,000.  4/1/96    560.48    Los Gatos
45   03   177  1    $376,000. 6/1/96

CA   2    106990000504172     98   $37,791.42     14920     11.5%
4/1/11    95   $204000
92064     180  05   2504172   $38,200.  3/1/96    446.25    Poway
40   00   176  1    $255,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000504174     97   $25,817.95     14901 NE 147th
11.2%     7/1/11    90   $208000
98072     180  05   2504174   $26,000.  6/20/96   298.79    Woodinville
31   00   179  1    $260,000. 8/1/96

OR   2    141990000504175     98   $31,015.16     18975 SE  12.25%
5/1/11    95   $117000
97055     180  05   2504175   $31,200.  4/10/96   379.49    Sandy
37   06   177  1    $156,000. 6/1/96


CA   2    106990000504177     98   $34,926.21     1023 Webster ST
11.45%    7/1/11    87   $206500
95062     180  05   2504177   $35,000.  6/20/96   407.75    Santa
Cruz
36   03   179  1    $280,000. 8/1/96

CA   2    106990000504180     98   $56,704.28     5 Big Tree RD  13.2%
8/1/11    90   $303200
94062     180  05   2504180   $56,800.  7/3/96    637.21    Woodside
39   00   180  1    $400,000. 9/1/96


CA   2    106990000504181     97   $48,000.  862 Gray Fox CIR    11.95%
 7/10/11   84   $471598
94566     180  05   2504181   $48,000.  6/24/96   576.81    Pleasanton
34   06   179  1    $625,000. 8/10/96


CA   2    106990000504182     97   $42,495.84     2824 Clark     12.2%
7/1/11    93   $151955
95608     180  05   2504182   $42,500.  6/19/96   515.55    Carmichael
36   02   179  1    $210,000. 8/1/96

CA   2    106990000504183     98   $34,943.71     4865 Lago Vista
11.25%    4/1/11    90   $178500
95129     180  09   2504183   $35,500.  3/28/96   409.09    San
Jose
35   01   176  1    $238,000. 5/1/96


CA   2    106990000504184     98   $31,458.05     7944 Pine Grove     12.%
5/1/11    90   $158250
93060     180  05   2504184   $31,650.  4/2/96    379.85    Santa Paula
Area
46   00   177  1    $211,000. 6/1/96

CA   2    106990000504186     98   $38,830.84     33440 Overland
12.5%     6/1/11    95   $210400
91350     180  05   2504186   $39,000.  4/30/96   480.68    Agua
Dulce Area
37   01   178  1    $263,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504191     97   $35,800.  9500 Eagle View     12.7%
7/1/11    95   $191200
95020     180  05   2504191   $35,800.  6/20/96   387.64    Gilroy
41   00   179  1    $239,000. 8/1/96

CA   2    106990000504193     98   $49,552.04     7735 Pipit PL  11.45%
7/1/11    90   $190062
92129     180  05   2504193   $50,000.  6/20/96   582.51    San
Diego
45   06   179  1    $268,000. 8/1/96


CA   2    106990000504195     98   $46,571.04     418 Royce DR   10.75%
 4/1/11    80   $97000
95133     180  05   2504195   $47,000.  3/20/96   526.85    San
Jose
49   06   176  1    $180,000. 5/1/96

CA   2    106990000504198     98   $37,869.53     3576 Kirkwood  11.7%
 7/1/11    90   $269000
95117     180  05   2504198   $37,900.  6/19/96   381.11    San
Jose
43   03   179  1    $341,000. 8/1/96


NV   2    132990000504201     98   $49,589.45     2113 Rico Peak
12.75%    4/1/11    94   $194141
89128     180  03   2504201   $50,000.  3/13/96   624.42    Las
Vegas
49   02   176  1    $260,000. 5/1/96


WA   2    153990000504202     98   $17,159.38     1309 NE 103rd  12.%
4/1/11    100  $105700
98684     180  05   2504202   $17,300.  3/20/96   207.63    Vancouver
36   06   176  1    $123,000. 5/1/96

OR   2    141990000504203     98   $33,723.65     190 NE 37th AVE
12.% 4/1/11    100  $102000
97124     180  05   2504203   $34,000.  3/19/96   408.06    Hillsboro
26   03   176  1    $136,000. 5/1/96


OR   2    141990000504206     98   $27,512.75     69750 Squaw    12.%
4/1/11    100  $102000
97759     180  03   2504206   $28,000.  3/18/96   336.05    Sisters
35   06   176  1    $131,000. 5/1/96

NV   2    132990000504207     98   $27,088.54     7716 Vista Hills
12.25%    6/1/11    98   $102000
89128     180  03   2504207   $27,250.  5/1/96    331.45    Las Vegas
46   06   178  1    $132,500. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000504209     98   $24,952.05     714 S Naches   12.45%
7/1/11    91   $40141
98901     180  05   2504209   $25,000.  6/21/96   307.32    Yakima
43   02   179  1    $72,000.  8/1/96

OR   2    141990000504210     98   $29,881.46     4945 SE Casa Del
10.75%    3/1/11    90   $151500
97222     180  05   2504210   $30,300.  2/23/96   339.65    Milwaukie
33   06   175  1    $202,000. 4/1/96


CA   2    106990000504211     98   $34,348.  454 Poppy PL   11.25%
4/1/11    90   $173250
94043     180  09   2504211   $34,650.  3/14/96   399.29    Mountain View
37   02   176  1    $231,000. 5/1/96

CA   2    106990000504214     98   $29,316.81     2772 Channel DR
11.75%    5/1/11    90   $128000
93001     180  05   2504214   $29,500.  4/11/96   349.32    Ventura
45   02   177  1    $175,000. 6/1/96


CA   2    106990000504227     98   $43,311.04     80 Coronado AVE
11.75%    7/1/11    90   $347200
94070     180  05   2504227   $43,400.  6/19/96   513.92    San
Carlos
37   00   179  1    $434,000. 8/1/96


CA   2    106990000504228     98   $23,037.09     1855      11.375%
5/1/11    90   $116175
93004     180  01   2504228   $23,200.  4/23/96   269.18    Ventura
44   00   177  1    $154,900. 6/1/96

CA   2    106990000504229     98   $14,974.62     8046 Redford   13.75%
7/1/11    95   $127500
91605     180  05   2504229   $15,000.  6/18/96   197.25    Los
Angeles
47   02   179  1    $150,000. 8/1/96


CA   2    106990000504231     98   $41,113.53     88 Tourmaline  11.5%
7/1/11    90   $330150
94550     180  05   2504231   $41,200.  6/20/96   481.30    Livermore
37   00   179  1    $412,700. 8/1/96

CA   2    106990000504233     97   $31,000.  33666 Scottys  13.99%
7/1/11    99   $162586
92629     180  01   2504233   $31,000.  6/12/96   412.63    Dana
Point
42   06   179  1    $196,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153990000504237     98   $17,464.56     1417 Maiden
11.875%   7/1/11    90   $140000
98801     180  05   2504237   $17,500.  6/17/96   208.62    Wenatchee
35   00   179  1    $175,000. 8/1/96

IA   2    119990000504240     98   $19,406.81     350 W 33rd AVE 11.6%
 7/1/01    90   $129000
52302     60   05   2504240   $19,650.  6/26/96   433.14    Marion
40   06   59   1    $166,000. 8/1/96


CA   2    106990000504242     97   $34,000.  4182 Stoneridge     11.575%
7/1/11    90   $165864
95376     180  05   2504242   $34,000.  6/20/96   398.81    Tracy
48   06   179  1    $224,000. 8/1/96

FL   2    112990000504243     98   $14,885.88     920 NW 92nd    11.325%
 7/1/11    84   $89928
33024     180  05   2504243   $15,000.  6/28/96   173.56    Pembroke Pines
32   06   179  1    $125,000. 8/1/96


FL   2    112990000504245     98   $31,361.78     13411 SW 113th
11.075%   7/1/11    86   $60000
33176     180  05   2504245   $31,500.  6/25/96   359.51    Miami
35   02   179  1    $107,000. 8/1/96


CA   2    106990000504246     97   $48,400.  1977 Matzeu    12.% 7/1/11
86   $367100
94954     180  03   2504246   $48,400.  6/10/96   497.85    Petaluma
45   00   179  1    $483,911. 8/1/96

CA   2    106990000504254     98   $29,809.31     2191 Brownstone
11.5%     5/1/11    90   $240000
93065     180  05   2504254   $30,000.  4/1/96    350.46    Simi Valley
27   00   177  1    $300,000. 6/1/96


HI   2    115990000504265     97   $20,000.  91-1039   11.99%    7/1/11
98   $226800
96706     180  03   2504265   $20,000.  6/20/96   239.90    Ewa
Beach
49   06   179  1    $252,000. 8/1/96

WA   2    153990000504269     98   $36,388.26     4508 SW Alaska
12.5%     5/1/11    95   $195200
98116     180  05   2504269   $36,600.  4/25/96   451.10    Seattle
36   00   177  1    $244,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116990000504270     98   $18,483.26     342 W     10.625%
3/1/11    90   $93700
83642     180  05   2504270   $18,700.  2/27/96   208.16    Meridian
35   06   175  1    $125,000. 4/1/96

CA   2    106990000504272     98   $34,179.06     220 Bloomfield
11.25%    4/1/11    83   $345000
94010     180  05   2504272   $34,500.  3/27/96   397.56    Burlingame
33   02   176  1    $460,000. 5/1/96


CA   2    106990000504276     98   $25,652.35     27503 Wellsley
10.75%    3/1/11    89   $203150
91354     180  03   2504276   $26,000.  2/28/96   291.45    Valencia
48   02   175  1    $260,000. 4/1/96

CA   2    106990000504278     98   $10,434.02     439 Quail CT   11.625%
5/1/11    90   $178500
93015     180  05   2504278   $10,500.  4/10/96   123.50    Fillmore
27   02   177  1    $210,000. 6/1/96


CA   2    106990000504279     98   $47,215.  225 N Norton   11.% 5/1/11
90   $380800
90004     180  05   2504279   $47,600.  4/2/96    541.02    Los Angeles
33   00   177  1    $476,000. 6/1/96


CA   2    106990000504280     98   $20,799.92     4043 Bridge ST 13.5%
4/1/11    95   $245000
95628     180  05   2504280   $21,000.  3/8/96    272.65    Fair Oaks
47   02   176  1    $280,000. 5/1/96

WA   2    153990000504281     98   $46,961.88     1928 Lombard
10.875%   4/1/11    90   $106865
98201     180  05   2504281   $47,500.  3/20/96   536.16    Everett
28   06   176  1    $172,000. 5/1/96


CA   2    106990000504282     98   $29,790.83     3059 Via Del Sol
10.5%     5/1/11    76   $152018
95132     180  05   2504282   $30,000.  4/17/96   331.62    San
Jose
27   03   177  1    $239,500. 6/1/96

CA   2    106990000504285     98   $37,948.59     8001 Crothers CT
11.125%   4/1/11    90   $191250
91304     180  05   2504285   $38,200.  3/1/96    437.18    West Hills
Area
40   00   176  1    $255,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000504286     98   $25,457.08     3251 Riverbend
12.875%   5/1/11    95   $123500
97408     180  05   2504286   $25,600.  4/23/96   321.80    Eugene
39   01   177  1    $157,000. 6/1/96

ID   2    116990000504288     98   $35,605.97     1243 E Oakridge
11.25%    4/1/11    100  $78816
83706     180  03   2504288   $36,000.  3/4/96    414.84    Boise
37   01   176  1    $115,000. 5/1/96


CA   2    106990000504289     98   $44,192.82     1009 Lehigh    12.5%
5/1/11    95   $237200
94526     180  03   2504289   $44,450.  4/24/96   547.86    Danville
47   00   177  1    $296,500. 6/1/96

OR   2    141990000504290     98   $26,492.06     34456 Row River
12.5%     4/1/11    95   $80511
97424     180  05   2504290   $26,700.  3/21/96   329.08    Cottage Grove
40   03   176  1    $113,000. 5/1/96


OR   2    141990000504291     98   $19,819.57     7002 SE 28th   10.875%
4/1/11    83   $198750
97202     180  05   2504291   $20,000.  3/5/96    225.75    Portland
39   06   176  1    $265,000. 5/1/96


CA   2    106990000504294     98   $39,331.93     2063 Paseo     10.875%
3/1/11    90   $199875
91773     180  03   2504294   $39,900.  2/23/96   450.38    San
Dimas
34   00   175  1    $266,500. 4/1/96

CA   2    106990000504295     98   $56,865.43     4196 Shorebreak
11.75%    6/1/11    90   $455200
92649     180  03   2504295   $56,900.  5/6/96    574.35    Huntington
Beach
29   00   178  1    $569,000. 7/1/96


CA   2    106990000504296     98   $98,551.13     17312 Kumeyai
12.875%   6/1/11    87   $191079
91901     180  05   2504296   $100,000. 5/24/96   1257.03   Alpine
34   06   178  1    $335,000. 7/1/96

WA   2    153990000504297     98   $18,230.15     2718/2720 85th
10.625%   4/1/11    90   $114750
98662     180  10   2504297   $18,400.  3/7/96    204.82    Vancouver
30   02   176  1    $148,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504298     98   $39,915.66     43636 Moccasin
11.45%    7/1/11    90   $184795
93536     180  05   2504298   $40,000.  6/12/96   466.01    Quartz
Hill
39   06   179  1    $250,000. 8/1/96

CA   2    106990000504299     98   $34,630.01     5522 Terrace DR
12.45%    7/1/11    100  $200224
91214     180  05   2504299   $34,700.  6/14/96   426.56    La
Crescenta
38   02   179  1    $235,000. 8/1/96


WA   2    153990000504303     97   $39,500.  1418 112th Street   10.75%
7/1/11    90   $207691
98332     180  05   2504303   $39,500.  6/8/96    442.77    Gig Harbor
43   02   179  1    $275,000. 8/1/96

CA   2    106990000504304     98   $38,183.87     5863 Tuxedo TER
13.375%   6/1/11    95   $204000
90068     180  05   2504304   $38,200.  5/29/96   433.79    Hollywood Area
35   00   178  1    $255,000. 7/1/96


WA   2    153990000504305     97   $35,000.  160 W Meadows  10.5%
7/1/11    69   $206348
98584     180  05   2504305   $35,000.  6/7/96    320.16    Shelton
46   02   179  1    $350,000. 8/1/96


WA   2    153990000504308     97   $67,000.  22923 SE 47th CT    10.5%
 6/1/11    91   $253000
98029     180  05   2504308   $67,000.  5/17/96   740.62    Issaquah
42   02   178  1    $355,000. 7/1/96

CA   2    106990000504312     98   $43,400.  14419 Joshua   14.575%
8/1/11    85   $205000
92064     180  05   2504312   $43,400.  7/1/96    594.84    Poway
43   02   180  1    $295,000. 9/1/96


CA   2    106990000504313     98   $22,472.79     2630 S Patton  12.45%
7/1/11    90   $180000
90731     180  05   2504313   $22,500.  6/24/96   239.26    Los
Angeles
41   00   179  1    $225,000. 8/1/96

WA   2    153990000504314     98   $97,593.79     956 178th AVE
11.45%    7/1/11    90   $153885
98008     180  05   2504314   $97,800.  6/21/96   1139.38   Bellevue
40   02   179  1    $280,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504315     98   $26,603.5 19720 Harlan   13.125%
7/1/11    95   $142400
90746     180  05   2504315   $26,700.  6/4/96    340.02    Carson
38   00   179  1    $178,000. 8/1/96

CA   2    106990000504323     98   $24,193.  442 Costa Mesa      11.95%
8/1/11    90   $121000
94086     180  01   2504323   $24,200.  7/3/96    247.99    Sunnyvale
45   00   180  1    $161,500. 9/1/96


CA   2    106990000504336     98   $29,939.03     1336 Terrace   11.875%
7/1/11    83   $307000
92651     180  05   2504336   $30,000.  6/4/96    357.64    Laguna Beach
46   02   179  1    $410,000. 8/1/96

FL   2    112990000504349     97   $10,949.03     8870 SW 23rd ST
13.2%     7/1/11    93   $68000
33025     180  05   2504349   $11,000.  6/21/96   140.63    Miramar
35   02   179  1    $85,000.  8/1/96


FL   2    112990000504350     98   $34,939.04     14105 Ashburn  13.45%
7/1/11    96   $151000
33624     180  03   2504350   $35,000.  6/24/96   453.25    Tampa
42   06   179  1    $195,000. 8/1/96


CO   2    108990000504351     98   $32,936.  18888 W 61st   12.4%
7/1/11    97   $68541
80403     180  05   2504351   $33,000.  6/20/96   404.59    Golden
43   02   179  1    $105,000. 8/1/96

CA   2    106990000504352     98   $64,747.61     50 Knudtsen LN
12.375%   6/1/11    70   $115000
94952     180  05   2504352   $65,000.  5/24/96   795.86    Petaluma
43   06   178  1    $260,000. 7/1/96


CA   2    106990000504371     98   $36,617.84     19105 Triolo ST
14.125%   6/1/11    95   $108518
95258     180  05   2504371   $36,800.  5/28/96   493.18    Woodbridge
40   06   178  1    $153,000. 7/1/96

UT   2    149990000504380     98   $34,722.08     1129 W 13120 S 12.55%
  7/1/11    93   $179100
84065     180  05   2504380   $35,000.  6/21/96   432.52    Riverton
50   06   179  1    $232,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504383     97   $10,000.  4513 Trumbull  12.5%
6/1/11    92   $86400
93311     180  05   2504383   $10,000.  5/8/96    124.03    Bakersfield
35   02   178  1    $105,000. 7/1/96

CA   2    106990000504385     98   $29,242.08     909 N Stanley  12.25%
7/1/11    90   $146250
90046     180  05   2504385   $29,250.  6/12/96   306.51    West
Hollywood
41   00   179  1    $195,000. 8/1/96


CA   2    106990000504387     98   $109,925.51    2339 Worthing
11.575%   7/1/11    80   $1650000
90077     180  05   2504387   $110,000. 6/25/96   1095.62   Los Angeles
32   00   179  1    $2,200,000.    8/1/96

CA   2    106990000504390     98   $37,362.18     9510 Dekalb PL 12.95%
  7/1/11    95   $99168
95209     180  05   2504390   $37,500.  6/25/96   473.23    Stockton
44   06   179  1    $145,000. 8/1/96


CA   2    106990000504394     97   $22,427.1 5688 Croydon   11.45%
7/1/11    90   $180000
95118     180  05   2504394   $22,500.  6/19/96   262.13    San
Jose
41   00   179  1    $225,000. 8/1/96


CA   2    106990000504396     98   $85,000.  1103 Southdown      13.45%
 8/1/11    99   $836106
94010     180  05   2504396   $85,000.  6/26/96   1100.75   Hillsborough
50   01   180  1    $936,000. 9/1/96

WA   2    153990000504397     98   $22,374.31     23435 Port     11.2%
7/1/11    90   $112500
98370     180  05   2504397   $22,500.  6/21/96   258.57    Poulsbo
40   00   179  1    $150,000. 8/1/96


GA   2    113990000504398     98   $44,911.62     1120 Park Creek
12.2%     7/1/11    98   $64662
30244     180  05   2504398   $45,000.  6/25/96   545.88    Lawrenceville
30   02   179  1    $112,000. 8/1/96

WA   2    153990000504399     97   $26,000.  107 S 9th ST   12.45%
7/1/11    90   $101000
98273     180  05   2504399   $26,000.  6/21/96   319.61    Mount
Vernon
45   03   179  1    $142,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504400     98   $29,037.77     578 La Vista Road
11.3%     7/1/11    90   $232800
94598     180  05   2504400   $29,100.  6/7/96    336.25    Walnut Creek
26   00   179  1    $291,000. 8/1/96

GA   2    113990000504403     98   $29,877.86     10 Alston PL NE
11.875%   7/1/11    90   $150000
30324     180  07   2504403   $30,000.  6/22/96   357.64    Atlanta
36   06   179  1    $200,000. 8/1/96


CA   2    106990000504404     98   $19,965.75     2990 S Bradford
13.625%   7/1/11    100  $119310
92707     180  01   2504404   $20,000.  6/1/96    261.33    Santa Ana
45   06   179  1    $140,000. 8/1/96

CA   2    106990000504405     97   $49,945.56     3478 Meridan   12.95%
7/1/11    95   $272000
95124     180  05   2504405   $50,000.  6/24/96   551.15    San
Jose
41   00   179  1    $340,000. 8/1/96


CT   2    109990000504406     98   $31,941.79     23 Turner DR   13.%
7/1/11    98   $142000
06473     180  05   2504406   $32,000.  6/24/96   404.88    North
Haven
35   06   179  1    $178,000. 8/1/96


CA   2    106990000504407     97   $26,000.  114 Seaborg Place   11.55%
7/1/11    85   $195000
95060     180  05   2504407   $26,000.  6/3/96    258.47    Santa Cruz
25   00   179  1    $260,000. 8/1/96

CA   2    106990000504408     98   $86,275.  1068 W Hill Court   11.95%
7/1/11    90   $432000
95014     180  05   2504408   $86,400.  6/20/96   885.40    Cupertino
44   00   179  1    $580,000. 8/1/96


CA   2    106990000504409     97   $23,500.  101 Blackwood  12.3%
7/1/11    100  $178500
95688     180  05   2504409   $23,500.  6/10/96   286.59    Vacaville
43   02   179  1    $202,000. 8/1/96

OR   2    141990000504410     98   $22,957.76     1404 NE 85th   12.9%
7/1/11    95   $65295
97220     180  05   2504410   $23,000.  6/21/96   289.49    Portland
45   02   179  1    $93,000.  8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504413     98   $48,908.25     1919 Curtis AVE
12.7%     7/1/11    100  $255000
90278     180  01   2504413   $49,000.  6/25/96   610.33    Redondo Beach
40   02   179  1    $305,000. 8/1/96

CA   2    106990000504415     98   $30,135.3 926 Cordova DR 12.75%
7/1/11    95   $161500
91910     180  05   2504415   $30,250.  6/21/96   328.72    Chula
Vista
45   00   179  1    $201,900. 8/1/96


CA   2    106990000504416     98   $78,219.13     1101 Pacific ST
13.25%    7/1/11    95   $434400
90405     180  05   2504416   $81,450.  6/21/96   916.94    Santa
Monica
45   06   179  1    $543,000. 8/1/96

CA   2    106990000504427     97   $24,979.07     719 Emeline AVE
12.5%     5/10/11   98   $180000
95060     180  05   2504427   $25,000.  4/23/96   309.30    Santa
Cruz
43   02   177  1    $210,000. 6/10/96


CA   2    106990000504431     98   $39,633.66     26575 Fawn     13.875%
7/1/11    90   $81725
92630     180  01   2504431   $39,700.  6/1/96    525.37    Lake Forest
47   02   179  1    $135,000. 8/1/96


VA   2    151990000504445     98   $49,984.88     40640 Whitetail
11.75%    7/1/11    93   $318400
22080     180  05   2504445   $50,000.  6/24/96   504.70    Lovettsville
27   00   179  1    $398,000. 8/1/96

CA   2    106990000504456     98   $31,863.48     1509 Bergerac  12.25%
7/1/11    88   $328000
95118     180  05   2504456   $32,000.  6/20/96   389.22    San
Jose
32   01   179  1    $410,000. 8/1/96


CA   2    106990000504457     98   $38,864.04     19427 Surfset  13.5%
7/1/11    92   $252600
92648     180  09   2504457   $39,000.  6/21/96   506.35    Huntington
Beach
42   02   179  1    $320,000. 8/1/96

CA   2    106990000504458     98   $23,120.09     25026 Feijoa   13.625%
7/1/11    100  $193800
90717     180  05   2504458   $23,200.  6/24/96   303.15    Lomita
39   06   179  1    $217,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
GA   1    113990000504459     98   $39,959.09     603 Oakmont LN
11.25%    6/10/11   79   $0
30093     180  05   2504459   $40,000.  6/10/96   388.51    Norcross
49   00   178  1    $51,000.  7/10/96

CA   2    106990000504460     98   $24,992.77     1385 W 14th ST 11.95%
  7/1/11    90   $200000
90732     180  05   2504460   $25,000.  6/21/96   256.19    San
Pedro Area
28   00   179  1    $250,000. 8/1/96


CA   2    106990000504462     98   $33,939.62     466 Holiday Hills
13.25%    7/1/11    100  $115685
94553     180  09   2504462   $34,000.  6/21/96   435.80    Martinez
38   01   179  1    $150,000. 8/1/96

CA   2    106990000504473     98   $13,975.44     8573 Holly WAY
13.375%   7/1/11    99   $152950
90620     180  05   2504473   $14,000.  6/3/96    180.60    Buena Park
36   03   179  1    $170,000. 8/1/96


CA   2    106990000504484     98   $24,956.87     5038 Larchwood
14.25%    7/1/11    100  $144151
95841     180  05   2504484   $25,000.  6/7/96    337.14    Sacramento
34   06   179  1    $170,000. 8/1/96


CA   2    106990000504486     98   $44,824.05     1500 Quail CIR 13.75%
 7/1/11    100  $133843
95661     180  05   2504486   $44,900.  6/7/96    590.43    Roseville
40   02   179  1    $180,000. 8/1/96

UT   2    149990000504489     98   $29,447.87     8735 South Deep
13.3%     7/3/11    95   $125436
84088     180  05   2504489   $29,500.  7/3/96    379.09    West Jordan
50   06   179  1    $164,000. 8/3/96


CA   2    106990000504500     98   $16,672.09     512 Princeton  13.875%
7/1/11    95   $139970
92631     180  05   2504500   $16,700.  6/7/96    221.00    Fullerton
49   06   179  1    $165,000. 8/1/96

CA   2    106990000504503     98   $26,590.02     1813 Wendy     11.75%
7/1/11    90   $214000
90266     180  05   2504503   $26,700.  6/3/96    316.16    Manhattan
Beach
21   00   179  1    $267,500. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504509     98   $56,600.18     1949 S Durango
13.5%     7/1/11    95   $304000
90034     180  05   2504509   $57,000.  6/11/96   740.04    Los
Angeles
36   00   179  1    $380,000. 8/1/96

CA   2    106990000504510     98   $49,970.44     7017 Kentwood
11.875%   7/1/11    90   $400000
90045     180  05   2504510   $50,000.  6/1/96    509.50    Los Angeles
42   00   179  1    $500,000. 8/1/96


CA   2    106990000504511     98   $37,934.14     1558 Clemence  13.5%
7/1/11    69   $67580
95122     180  05   2504511   $38,000.  6/1/96    493.36    San Jose
35   02   179  1    $154,000. 8/1/96

CA   2    106990000504512     98   $28,783.72     5313 W 136 Th  12.%
7/1/11    90   $231200
90250     180  05   2504512   $28,900.  6/10/96   346.85    Hawthorne
37   00   179  1    $289,000. 8/1/96


CA   2    106990000504521     97   $55,000.  22 Golden Gate      11.5%
7/1/11    83   $592000
94920     180  05   2504521   $55,000.  6/7/96    646.33    Belvedere
30   03   179  1    $780,000. 8/1/96


CA   2    106990000504527     97   $15,000.  14126 Remington     12.95%
 7/1/11    100  $150000
92336     180  05   2504527   $15,000.  6/24/96   189.51    Fontana
43   02   179  1    $165,000. 8/1/96

CA   2    106990000504533     98   $13,939.27     27191 Rue De La
11.2%     6/1/11    87   $90000
92544     180  05   2504533   $14,000.  5/9/96    160.89    Hemet Area
22   06   178  1    $120,000. 7/1/96


CA   2    106990000504550     98   $36,290.17     34821 Calle Del
12.25%    7/1/11    90   $181500
92624     180  05   2504550   $36,300.  6/11/96   380.39    Capistrano
Beach
37   00   179  1    $242,000. 8/1/96

CA   2    106990000504554     98   $27,854.41     2231 Van  14.125%
7/1/11    95   $124019
95206     180  05   2504554   $27,900.  6/7/96    373.90    Stockton
50   06   179  1    $160,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    150990000504558     98   $15,968.58     335 W     12.2%
7/1/11    91   $88944
84404     180  05   2504558   $16,000.  6/21/96   194.09    Harrisville
40   02   179  1    $116,500. 8/1/96

CA   2    106990000504568     98   $24,993.61     5926 Cahill AVE
12.5%     7/1/11    86   $174350
91356     180  05   2504568   $25,000.  6/12/96   266.81    Tarzana Area
44   00   179  1    $232,500. 8/1/96


CA   2    106990000504572     97   $34,200.  201 Precita    11.75%
7/1/11    90   $273600
94110     180  10   2504572   $34,200.  6/25/96   404.97    San
Francisco
38   00   179  1    $342,000. 8/1/96

CA   2    106990000504575     98   $24,750.  10300 Viretta  11.875%
8/1/11    85   $396000
90077     180  05   2504575   $24,750.  6/28/96   295.06    Los
Angeles
39   00   180  1    $495,000. 9/1/96


MD   2    124990000504578     98   $36,812.21     322 Eagle HBR S
12.8%     8/1/11    95   $106000
20724     180  05   2504578   $36,950.  7/12/96   462.66    Laurel
49   02   180  1    $151,400. 9/1/96


CA   2    106990000504579     97   $20,000.  3937 W 109 TH  10.45%
7/1/11    75   $100000
90303     180  05   2504579   $20,000.  6/14/96   220.46    Inglewood
40   06   179  1    $160,000. 8/1/96

CA   2    106990000504583     98   $19,925.95     2726 W    12.875%
7/1/11    95   $136125
92804     180  05   2504583   $20,000.  6/7/96    251.41    Anaheim
41   06   179  1    $165,000. 8/1/96


CA   2    106990000504586     98   $24,688.96     85 Marimar ST  12.75%
 7/1/11    90   $197600
91360     180  05   2504586   $24,700.  6/25/96   308.46    Thousands Oaks
25   00   179  1    $247,000. 8/1/96

MD   2    124990000504596     98   $49,789.58     8417 Governor  12.55%
  7/1/06    93   $387800
21043     120  05   2504596   $50,000.  5/31/96   733.34    Ellicott
47   02   119  1    $474,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
AZ   2    104990000504598     98   $36,376.61     4816 E Patrick LN
11.5%     6/1/11    48   $78012
85024     180  03   2504598   $36,400.  5/23/96   360.47    Phoenix
41   00   178  1    $242,908. 7/1/96

CA   2    106990000504599     98   $39,853.55     15234 Laguna   12.99%
6/5/11    100  $91386
92530     180  05   2504599   $40,000.  5/16/96   505.83    Lake
Elsinore
42   02   178  1    $132,000. 7/5/96


CA   2    106990000504602     98   $18,797.19     135 W Main ST
11.625%   7/1/11    90   $151200
95030     180  01   2504602   $18,900.  6/11/96   222.29    Los
Gatos
36   00   179  1    $189,000. 8/1/96

CA   2    106990000504610     98   $37,835.57     1413 Montana PL
11.225%   6/1/11    97   $152000
94928     180  05   2504610   $38,000.  5/24/96   437.29    Rohnert Park
41   06   178  1    $196,000. 7/1/96


FL   2    112990000504612     98   $15,805.65     4311 NW 64th   12.3%
7/1/01    95   $182000
33067     60   03   2504612   $16,000.  6/20/96   358.35    Coral
Springs
24   03   59   1    $210,000. 8/1/96


CA   2    106990000504614     97   $22,420.4 252 Cresta Vista    11.45%
7/1/11    90   $180000
95119     180  03   2504614   $22,500.  6/24/96   262.13    San
Jose
35   00   179  1    $225,000. 8/1/96

AZ   2    104990000504617     98   $22,667.98     4419 E SCOTT   13.15%
  6/15/11   100  $83734
85236     180  03   2504617   $22,750.  5/29/96   290.09    HIGLEY
45   06   178  1    $106,500. 7/1/96


CA   2    106990000504618     98   $27,447.26     2634 Riesling  12.45%
7/1/11    100  $80144
95670     180  05   2504618   $27,500.  6/26/96   338.05    Rancho
Cordova
42   06   179  1    $108,000. 8/1/96

CA   2    106990000504621     98   $99,773.84     6004 Princeton
10.7%     7/1/11    79   $498000
95746     180  05   2504621   $100,000. 6/25/96   1117.83   Granite Bay
50   02   179  1    $760,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504627     98   $74,500.  100 Grace WAY  12.95%
8/1/11    100  $235250
95066     180  05   2504627   $74,500.  6/25/96   940.16    Scotts
Valley
42   06   180  1    $310,000. 9/1/96

ID   2    116990000504629     98   $25,090.69     1242 S Gosling      11.2%
   7/1/11    90   $201600
83616     180  03   2504629   $25,200.  6/24/96   289.60    Eagle
40   00   179  1    $252,000. 8/1/96


CA   2    106990000504630     97   $37,500.  1930 Jefferson      11.5%
7/1/11    90   $187500
91104     180  05   2504630   $37,500.  6/24/96   438.07    Pasadena Area
39   00   179  1    $250,000. 8/1/96

CA   2    106990000504633     98   $33,400.  6046 Rock ST   12.7%
8/1/11    90   $88000
92115     180  05   2504633   $33,400.  6/27/96   416.02    San
Diego
45   02   180  1    $135,000. 9/1/96


CA   2    106990000504634     98   $45,500.  1726 Brabham ST     12.2%
 7/1/11    80   $170000
92019     180  05   2504634   $45,500.  6/26/96   551.94    El
Cajon
30   03   179  1    $270,000. 8/1/96


VA   2    151990000504663     98   $51,708.45     9326 Daniels   12.83%
6/1/11    98   $196820
22019     180  05   2504663   $52,000.  5/24/96   652.12    Catlett
42   06   178  1    $254,000. 7/1/96

VA   2    151990000504664     98   $36,854.62     619 Madison ST 12.25%
  6/1/11    99   $199000
22070     180  05   2504664   $37,000.  5/28/96   450.03    Herndon
41   02   178  1    $240,000. 7/1/96


MA   2    125990000504665     98   $18,555.12     17 Plain ST    10.%
7/1/11    90   $149300
02766     180  05   2504665   $18,600.  6/28/96   199.88    Norton
24   00   179  1    $187,000. 8/1/96

CA   2    106990000504666     98   $29,990.68     3244 Foxboro   11.625%
 8/1/11    90   $240000
95135     180  05   2504666   $30,000.  6/24/96   299.95    San
Jose
36   00   180  1    $300,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504680     98   $59,780.52     1342 Parker ST 13.%
7/1/11    99   $152000
94577     180  05   2504680   $60,000.  6/20/96   759.15    San
Leandro
32   02   179  1    $215,000. 8/1/96

FL   2    112990000504696     98   $50,000.  110 Wisteria DR     12.825%
8/1/11    96   $142000
32777     180  05   2504696   $50,000.  7/2/96    626.87    Longwood
45   02   180  1    $200,000. 9/1/96


CA   2    106990000504697     98   $19,960.25     2605 W Cameron
12.075%   7/1/11    91   $88631
92801     180  01   2504697   $20,000.  6/24/96   241.00    Anaheim
23   06   179  1    $119,500. 8/1/96

CA   2    106990000504708     98   $66,736.72     7705 E    12.25%
7/1/11    90   $416000
92808     180  05   2504708   $67,000.  6/25/96   814.93    Anaheim
36   02   179  1    $541,000. 8/1/96


MD   2    124990000504723     98   $45,887.78     19012 Festival DR
12.325%   7/1/11    90   $207000
20874     180  03   2504723   $45,900.  6/28/96   483.65    Boyds
35   00   179  1    $281,050. 8/1/96


CA   2    106990000504764     98   $49,882.92     4233 La Tiera DR
13.99%    7/4/11    100  $158009
92056     180  05   2504764   $50,000.  6/12/96   665.53    Oceanside
42   02   179  1    $210,000. 8/4/96

CA   2    106990000504767     98   $35,936.07     4932 Lynn Street
13.25%    7/1/11    98   $102988
90042     180  05   2504767   $36,000.  6/25/96   461.43    Los
Angeles
44   06   179  1    $143,000. 8/1/96


MD   2    124990000504773     98   $25,989.93     313 Morning    11.5%
7/1/11    91   $208450
21012     180  05   2504773   $26,100.  6/26/96   304.90    Arnold
38   00   179  1    $260,000. 8/1/96

CA   2    106990000504775     98   $22,959.16     21555 Gaff Court
13.25%    7/1/11    95   $133379
91350     180  05   2504775   $23,000.  6/14/96   294.80    Saugus
35   02   179  1    $165,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000504779     98   $38,287.77     5620 W Walnut
14.175%   7/3/11    95   $76595
84118     180  05   2504779   $38,350.  6/27/96   515.24    Salt
Lake City
47   02   179  1    $121,000. 8/3/96

CA   2    106990000504785     98   $50,000.  979 Wood Duck  12.75%
8/1/11    95   $272250
95051     180  05   2504785   $50,000.  7/3/96    543.35    Santa Clara
39   00   180  1    $340,333. 9/1/96


ID   2    116990000504788     97   $47,899.64     4074 Canyon    10.7%
7/1/11    80   $95000
83544     180  05   2504788   $48,000.  6/25/96   536.56    Orofino
40   06   179  1    $179,000. 8/1/96

WA   2    153990000504789     97   $20,451.51     11523 NE 107th
12.7%     7/1/11    91   $202275
98033     180  05   2504789   $20,500.  6/25/96   255.34    Kirkland
38   06   179  1    $245,000. 8/1/96


WA   2    153990000504791     98   $14,365.89     2714 S 86th AVE
10.2%     8/1/11    79   $111296
98903     180  05   2504791   $14,400.  7/1/96    156.51    Yakima
33   03   180  1    $160,000. 9/1/96


CA   2    106990000504792     98   $39,700.  509 Westover LN     11.45%
 8/1/11    90   $198750
94523     180  05   2504792   $39,700.  6/27/96   462.51    Pleasant Hill
28   01   180  1    $265,000. 9/1/96

CA   2    106990000504795     98   $46,000.  5429 Lawnview  13.825%
8/1/11    92   $310400
95758     180  05   2504795   $46,000.  6/26/96   607.20    Elk
Grove
47   02   180  1    $388,000. 9/1/96


FL   2    112990000504796     98   $47,355.7 3152 Black Pine     12.075%
7/1/11    100  $70540
32792     180  05   2504796   $47,450.  6/27/96   571.77    Winter
Park
44   02   179  1    $118,000. 8/1/96

CA   2    106990000504811     98   $37,298.88     252 N Lyman    12.7%
7/1/11    95   $199200
91724     180  05   2504811   $37,300.  6/17/96   403.88    Corina
36   00   179  1    $249,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504812     98   $41,200.  174 Lessay     12.45%
7/1/11    95   $219900
92657     180  01   2504812   $41,200.  6/18/96   506.46    Newport Coast
40   00   179  1    $275,000. 8/1/96

CA   2    106990000504814     98   $22,616.24     22671 Sweet    12.9%
7/1/11    95   $366735
92692     180  03   2504814   $22,700.  6/10/96   285.73    Mission Viejo
23   03   179  1    $410,000. 8/1/96


CA   2    106990000504815     98   $49,978.02     2100 Vintage   13.2%
7/1/11    95   $282400
95404     180  05   2504815   $50,000.  6/13/96   560.93    Santa
Rosa
45   00   179  1    $353,000. 8/1/96

CA   2    106990000504819     98   $20,565.15     8542 Almaz AVE
13.75%    7/1/11    100  $99316
95628     180  05   2504819   $20,600.  6/7/96    270.89    Fair Oaks
37   06   179  1    $120,000. 8/1/96


CA   2    106990000504823     98   $49,700.39     4372 Pearl CT  12.225%
 6/1/11    97   $138947
90630     180  05   2504823   $50,000.  5/22/96   607.35    Cypress
37   03   178  1    $195,000. 7/1/96


CA   2    106990000504831     98   $45,620.8 735 Main ST    13.5%
7/1/11    95   $244000
92648     180  05   2504831   $45,700.  6/12/96   593.33    Huntington
Beach
32   00   179  1    $305,000. 8/1/96

CA   2    106990000504836     98   $23,551.97     1498 Delaware
11.825%   8/1/11    90   $138381
94521     180  05   2504836   $23,600.  6/26/96   280.59    Concord
43   02   180  1    $180,000. 9/1/96


CA   2    106990000504838     98   $44,000.  41940 Paseo    12.7%
8/1/11    83   $217483
94539     180  05   2504838   $44,000.  6/26/96   548.05    Fremont
49   02   180  1    $316,000. 9/1/96

CA   2    106990000504839     98   $59,876.44     1954 N Turquoise
11.7%     8/1/11    90   $212450
91709     180  03   2504839   $60,000.  6/26/96   708.56    Chino
Hills
39   06   180  1    $305,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504869     98   $15,800.1 5206 Felicia AVE
11.625%   6/1/11    90   $127200
94550     180  05   2504869   $15,900.  5/24/96   187.01    Livermore
38   00   178  1    $159,000. 7/1/96

MI   2    126990000504880     98   $24,111.04     44716 Albert DR
12.95%    7/1/11    100  $96740
48170     180  05   2504880   $24,200.  6/26/96   305.40    Plymouth
31   06   179  1    $121,000. 8/1/96


CT   2    109990000504886     98   $80,000.  4 Patriot Ridge     13.525%
8/1/11    100  $277000
06470     180  05   2504886   $80,000.  6/28/96   1039.99   Newtown
36   06   180  1    $360,000. 9/1/96

CA   2    106990000504897     98   $22,000.  2602 E Monroe  13.45%
8/1/11    100  $167834
92667     180  05   2504897   $22,000.  6/28/96   284.90    Orange
50   02   180  1    $190,000. 9/1/96


CA   2    106990000504904     97   $22,935.22     17130 Pacato CT
13.5%     5/15/11   91   $172000
92128     180  05   2504904   $23,000.  4/30/96   299.62    San
Diego
44   02   177  1    $215,000. 6/15/96


CA   2    106990000504905     97   $52,450.  79 Tuscany WAY 11.75%
6/10/11   90   $419600
94526     180  05   2504905   $52,450.  5/29/96   623.01    Danville
30   00   178  1    $524,500. 7/10/96

CA   2    106990000504906     97   $26,327.72     7519      12.75%
6/10/11   95   $141200
94568     180  05   2504906   $26,400.  5/29/96   330.92    Dublin
45   00   178  1    $176,500. 7/10/96


CA   2    106990000504916     97   $28,820.62     11159 Starview
12.75%    6/20/11   94   $265569
91737     180  05   2504916   $28,900.  6/11/96   361.27    Rancho
39   02   178  1    $315,000. 7/20/96

CA   2    106990000504922     97   $28,411.28     2795 Titania Place
12.525%   7/1/11    90   $142450
93063     180  03   2504922   $28,450.  6/27/96   351.12    Simi
Valley
42   00   179  1    $189,990. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504924     97   $37,000.  3714 Park Colony    12.75%
6/15/11   100  $350000
91301     180  05   2504924   $37,000.  6/5/96    462.84    Agoura Hills
37   03   178  1    $390,000. 7/15/96

CO   2    108990000504925     97   $28,932.29     2028 Bristlecone
12.75%    7/1/11    95   $56506
80919     180  09   2504925   $28,950.  6/28/96   361.54    Colorado
Springs
29   06   179  1    $90,000.  8/1/96


UT   2    149990000504926     97   $22,950.86     37 W Jersey    10.5%
7/1/11    61   $207000
84014     180  05   2504926   $23,000.  6/26/96   254.24    Centerville
45   00   179  1    $380,000. 8/1/96

WA   2    153990000504931     98   $18,500.  1458 Farm Drive     13.%
8/1/11    95   $100183
98248     180  05   2504931   $18,500.  7/2/96    204.65    Ferndale
37   02   180  1    $125,000. 9/1/96


MD   2    124990000504941     98   $24,891.82     18929 Blue     11.375%
7/1/11    90   $124500
20879     180  03   2504941   $24,900.  6/27/96   244.21    Gaithersburg
38   00   179  1    $166,000. 8/1/96


CA   2    106990000504944     98   $27,743.28     186 Southwind  12.75%
 7/1/11    95   $148000
94523     180  03   2504944   $27,750.  6/26/96   301.56    Pleasant Hill
26   00   179  1    $185,000. 8/1/96

CA   2    106990000504947     98   $37,490.93     1733 Magnolia  12.75%
 7/1/11    95   $200000
94566     180  03   2504947   $37,500.  6/26/96   407.51    Pleasanton
38   00   179  1    $251,000. 8/1/96


CA   2    106990000504950     98   $32,400.  911 Constitution    12.15%
8/1/11    90   $259200
94404     180  05   2504950   $32,400.  7/1/96    391.99    Foster City
49   01   180  1    $325,000. 9/1/96

CA   2    106990000504953     98   $33,500.  4 Sorrel LN    12.15%
8/1/11    90   $268000
94070     180  07   2504953   $33,500.  6/28/96   405.29    San
Carlos
48   06   180  1    $335,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504957     98   $93,972.35     143 8th Street 13.25%
7/1/11    90   $693300
92014     180  05   2504957   $94,200.  7/1/96    1207.40   Del
Mar
43   01   179  1    $875,000. 8/1/96

NV   2    132990000504958     98   $50,000.  2754 Kayne AVE 12.45%
8/1/11    96   $110000
89423     180  05   2504958   $50,000.  6/28/96   614.64    Minden
39   06   180  1    $167,500. 9/1/96


CA   2    106990000504960     98   $30,882.44     5343 Hansell   12.625%
7/1/11    95   $166000
95123     180  05   2504960   $31,000.  6/18/96   384.61    San
Jose
40   00   179  1    $207,500. 8/1/96

CA   2    106990000504961     98   $54,715.59     5427 Sharynne  11.6%
6/1/11    89   $273750
90505     180  05   2504961   $54,750.  5/20/96   546.37    Petaluma
36   00   178  1    $370,000. 7/1/96


CA   2    106990000504963     98   $26,451.21     1282 Fallen Leaf
12.875%   7/1/11    97   $178506
93004     180  05   2504963   $26,500.  6/18/96   333.11    Ventura
39   02   179  1    $213,000. 8/1/96


WA   2    153990000504965     98   $24,255.63     183 N 4th Street
13.125%   7/1/11    100  $99515
98321     180  05   2504965   $24,300.  6/25/96   309.46    Buckley
50   06   179  1    $124,000. 8/1/96

CA   2    106990000504967     98   $22,759.74     10 Remmel CT   11.75%
  7/1/11    91   $223600
94502     180  05   2504967   $27,900.  6/25/96   330.38    Alameda
40   00   179  1    $279,000. 8/1/96


CA   2    106990000504971     98   $32,731.22     2275 Marco Drive
11.5%     7/1/11    87   $114460
93010     180  05   2504971   $33,000.  6/25/96   385.51    Camarillo
34   03   179  1    $170,000. 8/1/96

CA   2    106990000504972     98   $58,484.86     665 Alta Vista
12.45%    7/1/11    89   $255000
95448     180  05   2504972   $58,500.  6/17/96   622.08    Healdsburg
38   02   179  1    $355,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000504974     98   $36,390.7 16 Volterra Court   11.125%
 7/1/11    90   $294000
94526     180  03   2504974   $36,750.  6/26/96   353.45    Danville
31   00   179  1    $367,990. 8/1/96

CA   2    106990000504981     98   $31,409.63     1723 Meander   13.7%
8/1/11    95   $234404
93065     180  05   2504981   $31,500.  7/1/96    365.77    Simi Valley
44   02   180  1    $280,000. 9/1/96


CA   2    106990000504993     97   $26,637.46     3316 N Egerer PL
11.5%     5/15/11   89   $207000
92635     180  05   2504993   $27,000.  5/6/96    315.93    Fullerton
32   03   177  1    $265,000. 6/15/96

IL   2    117990000505008     97   $19,809.29     418 Lexington DR
10.5%     5/15/11   74   $158483
60173     180  05   2505008   $20,000.  5/9/96    221.16    Schaumburg
31   06   177  1    $243,000. 6/15/96


FL   2    112990000505025     98   $19,994.96     30-32 E 12th ST
12.575%   7/1/11    95   $107200
33010     180  10   2505025   $20,000.  6/28/96   214.62    Hialeah
44   00   179  1    $134,000. 8/1/96


CA   2    106990000505026     98   $20,000.  4120 Central AVE    11.4%
8/1/11    87   $188000
95628     180  05   2505026   $20,000.  6/27/96   232.37    Fair
Oaks
27   06   180  1    $240,000. 9/1/96

NM   2    135990000505027     98   $28,000.  604 Willow CT  11.275%
8/1/11    90   $72327
87123     180  09   2505027   $28,000.  7/11/96   323.10    Albuquerque
32   06   180  1    $112,000. 9/1/96


CA   2    106990000505030     98   $34,391.1 1900 Cypress ST     12.45%
 7/1/11    90   $172200
95023     180  05   2505030   $34,400.  6/26/96   365.80    Hollister
41   00   179  1    $229,611. 8/1/96

VA   2    151990000505052     98   $45,158.25     1334 Vanetta LN
12.375%   7/1/11    95   $252000
22182     180  03   2505052   $47,250.  7/1/96    499.70    Vienna
31   00   179  1    $315,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151990000505058     98   $83,579.77     1120 Balls Hill
12.75%    7/1/11    95   $446000
22101     180  05   2505058   $83,600.  6/26/96   908.48    McLean
39   00   179  1    $557,500. 8/1/96

VA   2    151990000505060     98   $56,884.54     309 N Royal ST
11.875%   7/1/11    95   $304000
22314     180  05   2505060   $57,000.  7/1/96    679.52    Alexandria
30   00   179  1    $380,000. 8/1/96


VA   2    151990000505061     98   $33,740.61     3202 19th ST N
12.125%   7/1/11    95   $180000
22201     180  05   2505061   $33,750.  6/28/96   350.41    Arlington
37   00   179  1    $225,000. 8/1/96

CA   2    106990000505065     98   $29,944.1 2539 E 219th ST     12.75%
 7/1/11    96   $113001
90810     180  05   2505065   $30,000.  6/19/96   374.65    Carson
27   03   179  1    $150,000. 8/1/96


MA   2    125990000505072     98   $36,750.  135-137 Summer      11.75%
  8/1/11    90   $183750
02154     180  10   2505072   $36,750.  7/2/96    370.96    Waltham
46   01   180  1    $245,000. 9/1/96


CA   2    106990000505077     98   $23,750.4 8500 Locust Drive
11.575%   7/1/11    85   $178200
90620     180  05   2505077   $23,800.  6/24/96   279.17    Buena
Park
36   00   179  1    $240,000. 8/1/96

CA   2    106990000505081     98   $48,114.41     1836 Jaybrook  13.25%
7/1/11    95   $195727
90274     180  05   2505081   $48,200.  6/28/96   617.80    Rancho Palos
44   02   179  1    $259,000. 8/1/96


MA   2    125990000505083     98   $9,871.88 48 Nutter RD   10.3%
8/1/01    80   $156000
01864     60   05   2505083   $10,000.  7/5/96    213.95    North Reading
28   06   60   1    $208,000. 9/1/96

CA   2    106990000505094     98   $59,979.59     17880 Holiday  11.99%
7/1/11    90   $317816
95037     180  05   2505094   $60,100.  7/1/96    720.91    Morgan Hill
40   06   179  1    $420,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124990000505096     98   $32,243.47     8000 Covington
13.4%     7/1/11    100  $82634
21061     180  07   2505096   $32,300.  6/27/96   417.21    Glen
Burnie
8    06   179  1    $115,000. 8/1/96

CA   2    106990000505100     98   $24,158.86     9163 Garibaldi      13.7%
   8/1/11    91   $157767
91780     180  05   2505100   $24,200.  7/1/96    317.42    Temple City
43   06   180  1    $202,000. 9/1/96


OR   2    141990000505109     98   $23,400.  1334 W Quinalt      11.95%
8/1/11    100  $73573
97477     180  05   2505109   $23,400.  7/1/96    280.09    Springfield
27   02   180  1    $97,000.  9/1/96

CA   2    106990000505110     98   $35,000.  19400 Strathern     12.7%
8/1/11    92   $95488
91335     180  05   2505110   $35,000.  6/27/96   435.95    Reseda
Area
41   06   180  1    $142,000. 9/1/96


CA   2    106990000505112     98   $36,428.65     3091 Crystal   12.25%
7/1/11    89   $292000
95726     180  05   2505112   $36,500.  6/26/96   443.95    Pollock Pines
43   00   179  1    $370,000. 8/1/96


CA   2    106990000505114     98   $47,414.62     1204 Peggy     13.125%
7/1/11    94   $182121
95008     180  05   2505114   $47,500.  6/25/96   604.91    Campbell
43   06   179  1    $246,000. 8/1/96

VA   2    151990000505119     98   $19,427.12     13023     12.775%
7/1/11    95   $203000
22111     180  03   2505119   $19,500.  6/28/96   243.84    Manassas
46   00   179  1    $234,700. 8/1/96


CA   2    106990000505120     98   $58,133.98     140 Tourmaline
12.875%   7/1/11    95   $311200
94550     180  05   2505120   $58,350.  6/27/96   733.48    Livermore
39   00   179  1    $389,000. 8/1/96

CA   2    106990000505139     98   $120,000. 1130 Yorkshire      12.65%
8/1/11    93   $80000
93455     180  05   2505139   $120,000. 7/1/96    1294.69   Santa
Maria
42   02   180  1    $217,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505144     98   $80,000.  689 Mission DR 13.65%
8/1/11    100  $196023
93010     180  05   2505144   $80,000.  6/28/96   925.78    Camarillo
50   06   180  1    $277,000. 9/1/96

CA   2    106990000505146     98   $38,938.92     37 Hollyleaf   11.75%
7/1/11    95   $208750
92656     180  05   2505146   $39,100.  6/25/96   463.00    Aliso
Viejo
24   00   179  1    $261,000. 8/1/96


CA   2    106990000505147     98   $42,269.68     21 Rockrose    11.%
7/1/11    90   $211500
92656     180  05   2505147   $42,300.  6/25/96   402.84    Aliso
Viejo
42   00   179  1    $282,000. 8/1/96

CA   2    106990000505165     97   $38,250.  2654 Tagart Drive   11.5%
7/1/11    83   $172000
95148     180  05   2505165   $38,250.  6/10/96   378.79    San
Jose
35   00   179  1    $255,000. 8/1/96


CA   2    106990000505167     97   $25,000.  2038 Evergreen      11.5%
7/1/11    90   $168000
94577     180  05   2505167   $25,000.  6/4/96    247.57    San Leandro
50   00   179  1    $215,000. 8/1/96


UT   2    149990000505207     98   $18,960.12     5661 W Sunkist
11.5%     8/1/11    88   $89776
84118     180  05   2505207   $19,000.  6/28/96   221.96    Salt
Lake City
32   02   180  1    $124,000. 9/1/96

CA   2    106990000505208     98   $30,000.  21144 Elder    12.75%
7/1/11    82   $172973
91350     180  05   2505208   $30,000.  6/18/96   374.65    Saugus
41   06   179  1    $250,000. 8/1/96


CA   2    106990000505213     98   $19,204.09     1309 S California
13.45%    7/1/11    94   $122400
90221     180  05   2505213   $20,000.  6/21/96   259.00    Compton
40   06   179  1    $153,000. 8/1/96

CO   2    108990000505214     98   $12,873.91     15658 E Mexico
10.065%   3/1/11    80   $44000
80017     180  09   2505214   $13,000.  2/22/96   140.22    Aurora
45   02   175  1    $72,000.  4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505218     97   $24,710.25     2312 E Brookdale
12.5%     4/15/11   98   $180616
92631     180  05   2505218   $25,000.  4/5/96    308.63    Fullerton
41   02   176  1    $210,000. 5/15/96

CA   2    106990000505219     97   $18,500.  10228 Julio PL 12.5%
5/10/11   100  $196315
92071     180  05   2505219   $18,500.  4/16/96   229.56    Santee
23   02   177  1    $215,000. 6/10/96


CA   2    106990000505236     98   $44,908.03     1819 Galveston
11.78%    8/1/11    68   $168000
92110     180  05   2505236   $45,000.  7/2/96    533.72    San Diego
32   06   180  1    $315,000. 9/1/96

MN   2    127990000505237     97   $17,900.  32 3rd AVE SE  12.5%
7/15/11   88   $45763
56374     180  05   2505237   $17,900.  6/27/96   220.63    St.
Joseph
44   02   179  1    $72,500.  8/15/96


CA   2    106990000505238     98   $42,000.  21647 E Sleepy      12.25%
8/1/11    89   $255000
91789     180  05   2505238   $42,000.  7/1/96    510.85    Walnut
36   06   180  1    $335,000. 9/1/96


CA   2    106990000505241     98   $44,400.  408 Monti CIR  13.725%
8/1/11    95   $257488
94523     180  05   2505241   $44,400.  7/2/96    583.11    Pleasant Hill
50   02   180  1    $318,000. 9/1/96

VA   2    151990000505243     98   $29,888.61     625 Meade Drive
11.75%    7/1/11    84   $239900
22075     180  05   2505243   $29,950.  6/27/96   354.65    Leesburg
37   00   179  1    $325,000. 8/1/96


MD   2    124990000505281     98   $42,916.59     7103 Copernicus
12.33%    7/1/11    100  $270000
20706     180  05   2505281   $43,000.  6/3/96    525.24    Lanham
40   02   179  1    $313,500. 8/1/96

CO   2    108990000505282     98   $24,893.56     39475 Crows    11.4%
7/1/11    63   $80866
80428     180  05   2505282   $25,000.  6/10/96   290.47    Clark
45   03   179  1    $170,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    136990000505283     98   $18,458.35     46 Gate LN     10.75%
7/1/11    90   $164000
11756     180  05   2505283   $18,500.  6/4/96    207.38    Levittown
48   06   179  1    $205,000. 8/1/96

VA   2    151990000505285     98   $33,205.28     1311 Cassia ST 11.75%
 7/1/11    95   $181600
22070     180  03   2505285   $34,050.  6/24/96   343.71    Herndon
36   00   179  1    $227,000. 8/1/96


CA   2    106990000505289     98   $42,500.  151 Picholine  12.45%
8/1/11    95   $138000
95928     180  05   2505289   $42,500.  6/28/96   522.44    Chico
32   06   180  1    $190,000. 9/1/96

CA   2    106990000505291     97   $30,000.  15120 Hayter   12.45%
7/1/11    100  $119411
90723     180  05   2505291   $30,000.  6/25/96   368.78    Paramount
42   06   179  1    $150,000. 8/1/96


GA   2    113990000505292     98   $19,952.63     1152 Golfview  10.2%
8/1/11    73   $69766
30655     180  05   2505292   $20,000.  7/12/96   217.37    Monroe
36   06   180  1    $124,000. 9/1/96


CA   2    106990000505294     98   $26,087.17     621 La Maison  12.7%
7/1/11    95   $139200
95128     180  01   2505294   $26,100.  6/27/96   282.61    San
Jose
37   00   179  1    $174,000. 8/1/96

CA   2    106990000505297     98   $36,000.  3893 Thousand  11.45%
8/1/11    90   $207000
95136     180  05   2505297   $36,000.  7/1/96    355.13    San Jose
26   00   180  1    $270,000. 9/1/96


FL   2    112990000505309     98   $29,000.  4240 SW 9th ST 11.975%
8/1/11    90   $58829
33317     180  05   2505309   $29,000.  7/5/96    297.74    Plantation
45   03   180  1    $98,000.  9/1/96

FL   2    112990000505311     98   $25,000.  8331 SW 14th ST     11.475%
 8/1/11    86   $109040
33144     180  05   2505311   $25,000.  7/8/96    291.65    Miami
43   03   180  1    $156,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
TX   2    148990000505321     98   $22,045.62     151 Lakeridge DR
10.8%     3/1/11    95   $119150
75218     180  05   2505321   $22,300.  2/22/96   250.67    Dallas
40   00   175  1    $149,000. 4/1/96

CO   2    108990000505332     97   $23,567.24     10805 W 68th   12.75%
7/1/11    95   $99400
80004     180  05   2505332   $24,100.  6/10/96   300.97    Arvada
33   06   179  1    $130,000. 8/1/96


CA   2    106990000505337     98   $24,000.  461 Baja Court 12.85%
8/1/06    100  $133632
93010     120  05   2505337   $24,000.  7/1/96    356.23    Camarillo
46   02   120  1    $158,000. 9/1/96

CA   2    106990000505338     98   $22,283.5 200 South Brent     12.075%
 7/1/11    90   $119250
93003     180  05   2505338   $23,800.  6/25/96   286.79    Ventura
24   00   179  1    $160,000. 8/1/96


ID   2    116990000505344     97   $20,113.31     4519 Pasadena  13.%
6/11/11   100  $80795
83705     180  05   2505344   $20,200.  6/7/96    255.58    Boise
42   02   178  1    $101,000. 7/11/96


UT   2    149990000505348     98   $19,953.92     773 N 300 W    10.5%
7/1/11    80   $94713
84003     180  05   2505348   $20,000.  6/26/96   221.08    American Fork
41   02   179  1    $144,500. 8/1/96

CA   2    106990000505356     97   $48,300.  153 Riverrock LN
12.625%   7/1/11    95   $257848
94526     180  03   2505356   $48,300.  6/4/96    520.17    Danville
33   00   179  1    $322,310. 8/1/96


CA   2    106990000505367     98   $23,007.76     28220 Orange   13.%
7/1/11    90   $115500
92082     180  05   2505367   $23,100.  6/27/96   292.28    Valley
Center
49   00   179  1    $154,000. 8/1/96

CA   2    106990000505368     98   $40,000.  4876 Merganser      11.75%
8/1/11    78   $207000
94566     180  05   2505368   $40,000.  6/28/96   473.66    Pleasanton
43   02   180  1    $318,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505369     98   $64,279.99     463 Aldwych    12.75%
8/1/11    90   $210038
92020     180  05   2505369   $64,400.  7/3/96    804.26    El Cajon
32   02   180  1    $305,000. 9/1/96

CA   2    106990000505372     98   $40,000.  1460 Oak Grove      11.85%
8/1/11    90   $222403
95747     180  05   2505372   $40,000.  7/2/96    476.21    Roseville
50   02   180  1    $292,000. 9/1/96


CA   2    106990000505373     98   $39,392.32     8601 Gaines AVE
13.7%     7/1/11    95   $147750
95662     180  05   2505373   $39,400.  6/28/96   457.50    Orangevale
32   00   179  1    $197,000. 8/1/96

CA   2    106990000505382     98   $25,000.  2328 Taylor RD 12.% 8/1/11
  90   $200000
94511     180  05   2505382   $25,000.  7/1/96    300.04    Bethel Island
45   00   180  1    $250,000. 9/1/96


CA   2    106990000505402     98   $27,991.48     5600 Spreading
11.725%   8/1/11    90   $224000
90068     180  05   2505402   $28,000.  7/8/96    282.10    Los Angeles
43   00   180  1    $280,000. 9/1/96


MN   2    127990000505403     98   $32,942.66     7687 13th ST N
13.475%   8/1/11    91   $62352
55128     180  09   2505403   $33,000.  7/2/96    427.90    OAKDALE
38   06   180  1    $105,000. 9/1/96

DC   2    111990000505404     98   $36,900.  1967 Biltmore ST    12.5%
9/1/11    95   $196900
20009     180  05   2505404   $36,900.  8/5/96    393.82    Washington
42   00   181  1    $246,150. 10/1/96


VA   2    151990000505405     97   $18,100.  10425 Brackets      11.%
6/1/11    90   $144800
22110     180  05   2505405   $18,100.  5/13/96   205.73    Manassas
29   00   178  1    $181,000. 7/1/96

CA   2    106990000505406     98   $26,938.04     25087 Panitz   10.545%
7/1/11    62   $105480
94541     180  05   2505406   $27,000.  6/28/96   299.22    Hayward
40   02   179  1    $217,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151990000505410     98   $27,345.71     6349 Silas Burke
12.55%    7/1/11    95   $146000
22015     180  05   2505410   $27,350.  6/4/96    337.99    Burke
41   00   179  1    $182,500. 8/1/96

CA   2    106990000505412     98   $80,500.  1534 Waller ST 12.975%
8/1/11    90   $248000
94117     180  01   2505412   $80,500.  7/2/96    888.92    San Francisco
32   02   180  1    $365,000. 9/1/96


DC   2    111990000505414     98   $60,298.08     1514 21st ST NW
12.25%    6/1/11    95   $322400
20036     180  01   2505414   $60,450.  5/30/96   633.45    Washington
36   00   178  1    $403,000. 7/1/96

MD   2    124990000505416     98   $28,670.74     6605 Hillandale     12.%
6/1/11    95   $153400
20815     180  01   2505416   $28,800.  6/3/96    296.24    Chevy Chase
43   00   178  1    $191,800. 7/1/96


MD   2    124990000505420     98   $32,680.67     418 Little Quarry
11.875%   6/1/11    95   $174400
20878     180  05   2505420   $32,700.  5/31/96   333.21    Gaithersburg
31   00   178  1    $218,000. 7/1/96


VA   2    151990000505422     98   $57,733.93     1159 Taji CT   12.125%
7/1/11    95   $308000
22070     180  05   2505422   $57,750.  6/6/96    599.59    Herndon
33   00   179  1    $385,000. 8/1/96

NY   2    136990000505424     97   $41,000.  39 Oneck LN    11.5%
6/1/11    90   $125000
11978     180  05   2505424   $41,000.  5/6/96    478.96    Westhampton
36   01   178  1    $185,000. 7/1/96


VA   2    151990000505425     98   $42,333.81     725 Galloway DR
11.475%   6/1/11    94   $226000
22075     180  03   2505425   $42,350.  5/31/96   494.06    Leesburg
42   00   178  1    $288,000. 7/1/96

CA   2    106990000505436     98   $53,394.92     5439 Marjan AVE
12.2%     7/1/11    90   $396451
90056     180  05   2505436   $53,500.  6/21/96   648.99    Los
Angeles
49   06   179  1    $500,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141990000505463     98   $42,368.  360 S     13.725%   8/1/11
95   $52632
97362     180  05   2505463   $42,368.  7/2/96    556.43    MOUNT
ANGEL
43   06   180  1    $100,000. 9/1/96

CA   2    106990000505464     98   $32,092.62     11436 Aclare ST
12.975%   8/1/11    95   $171200
90701     180  05   2505464   $32,100.  7/2/96    354.46    Artesia
41   00   180  1    $214,000. 9/1/96


CA   2    106990000505466     98   $89,635.03     8801 Triple    13.175%
8/1/06    94   $209000
95628     120  05   2505466   $90,000.  7/2/96    1353.10   Fair
Oaks
22   03   120  1    $320,000. 9/1/96

MD   2    124990000505469     98   $37,933.04     9401 Pin Oak ST
13.33%    6/1/11    95   $112851
20735     180  05   2505469   $38,000.  5/30/96   489.08    Clinton
47   02   178  1    $159,900. 7/1/96


CA   2    106990000505472     98   $34,300.  13800 Velarde  12.375%
8/1/11    90   $171750
94578     180  05   2505472   $34,300.  7/10/96   419.97    San
Leandro
50   00   180  1    $229,000. 9/1/96


CA   2    106990000505475     98   $27,942.61     127 Seton Way  11.75%
 7/1/11    90   $224000
95060     180  05   2505475   $28,000.  6/28/96   331.56    Santa
Cruz
44   00   179  1    $280,000. 8/1/96

CA   2    106990000505476     98   $26,452.36     3266 Julio     13.125%
7/1/11    100  $177000
95124     180  05   2505476   $26,500.  6/28/96   337.48    San
Jose
40   02   179  1    $205,000. 8/1/96


CA   2    106990000505478     97   $16,983.26     69 D ST   11.45%
7/1/11    89   $125000
94590     180  05   2505478   $17,000.  6/14/96   198.05    Vallejo
38   06   179  1    $160,000. 8/1/96

CA   2    106990000505482     98   $28,100.  2107 Forestlake     12.475%
8/1/11    100  $84490
95670     180  05   2505482   $28,100.  7/3/96    345.88    Rancho
Cordova
37   02   180  1    $113,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NC   2    137990000505483     98   $18,500.  2036 Tanfield DR    11.975%
 8/1/11    89   $106125
28105     180  05   2505483   $18,500.  7/8/96    221.73    Matthew
31   02   180  1    $141,500. 9/1/96

CA   2    106990000505493     97   $99,672.86     1721 Kings RD  11.5%
5/15/11   89   $766000
92663     180  05   2505493   $100,000. 5/7/96    1169.03   Newport Beach

43   06   177  1    $975,000. 6/15/96


CA   2    106990000505496     98   $21,700.  5543 Lanto Street   11.875%
7/15/11   90   $108750
90201     180  05   2505496   $21,700.  7/10/96   258.69    Bell
Gardens
45   06   179  1    $145,000. 8/15/96

CA   2    106990000505498     98   $31,400.  2202 Graham    11.975%
8/1/11    90   $251200
90278     180  01   2505498   $31,400.  7/1/96    322.38    Redondo
Beach
30   00   180  1    $314,000. 9/1/96


WA   2    153990000505506     98   $56,000.  20305 217th    11.975%
8/1/11    90   $292500
98072     180  05   2505506   $56,000.  7/8/96    671.19    Woodinville
46   02   180  1    $390,000. 9/1/96


CA   2    106990000505509     97   $59,500.  2100 Vincent DR     13.12%
 6/10/11   90   $476000
95046     180  05   2505509   $59,500.  5/23/96   760.41    San
Martin
48   00   178  1    $595,000. 7/10/96

CT   2    109990000505512     98   $64,863.27     40 Southshire DR
11.475%   8/1/11    90   $160000
06489     180  05   2505512   $65,000.  7/23/96   758.29    Southington
46   02   180  1    $250,000. 9/1/96


CA   2    106990000505515     98   $41,337.49     1729 Andover   11.75%
7/1/11    90   $206750
94954     180  05   2505515   $41,350.  6/13/96   417.40    Petaluma
42   00   179  1    $275,705. 8/1/96

CA   2    106990000505516     98   $49,488.03     6500 E El Jardin
12.75%    7/1/11    95   $264000
90815     180  05   2505516   $49,500.  6/21/96   537.91    Long
Beach
37   00   179  1    $330,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505518     98   $51,427.63     2124 Granite   13.25%
7/1/11    95   $274600
94507     180  05   2505518   $51,450.  6/24/96   579.21    Alamo
44   00   179  1    $343,275. 8/1/96

CA   2    106990000505520     98   $36,480.78     807 Chert Place
13.25%    7/1/11    95   $196000
94517     180  09   2505520   $36,750.  6/19/96   413.72    Clayton
40   00   179  1    $245,000. 8/1/96


CA   2    106990000505521     98   $46,765.5 3100 Waverly   12.25%
7/1/11    90   $234750
90027     180  05   2505521   $46,950.  6/20/96   571.06    Los
Angeles
45   02   179  1    $313,000. 8/1/96

CA   2    106990000505533     98   $59,500.  1609 Ralston   12.95%
8/1/11    95   $317600
94010     180  05   2505533   $59,500.  7/10/96   750.86    Burlingame
37   00   180  1    $397,000. 9/1/96


FL   2    112990000505536     98   $21,959.01     4659 SW 129th  12.75%
 8/1/11    100  $53000
33175     180  05   2505536   $22,000.  7/8/96    274.74    Miami
30   06   180  1    $75,000.  9/1/96


CA   2    106990000505538     98   $71,000.  1951 Foxswallow
13.375%   8/1/11    100  $284000
94566     180  05   2505538   $71,000.  7/3/96    915.91    Pleasanton
45   06   180  1    $355,000. 9/1/96

OR   2    141990000505540     98   $35,000.  2937 Brett LOOP
12.725%   8/1/11    100  $111894
97404     180  05   2505540   $35,000.  7/5/96    436.52    Eugene
37   02   180  1    $147,500. 9/1/96


WA   2    153990000505542     98   $66,858.73     4220 210th PL NE
11.45%    8/1/11    89   $179000
98053     180  03   2505542   $67,000.  7/2/96    780.56    Redmond
38   06   180  1    $278,500. 9/1/96

CA   2    106990000505543     98   $66,877.53     14w Hays ST    12.95%
8/1/11    100  $67632
95695     180  05   2505543   $67,000.  7/3/96    845.51    Woodland
45   06   180  1    $135,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117990000505544     98   $30,000.  5621 South     13.25%
8/1/11    92   $108000
60629     180  05   2505544   $30,000.  7/10/96   384.53    Chicago
31   06   180  1    $150,000. 9/1/96

CA   2    106990000505564     98   $26,000.  1844 S Pinkham      13.35%
8/1/11    95   $111000
93292     180  05   2505564   $26,000.  7/10/96   334.97    Visalia
48   02   180  1    $145,000. 9/1/96


CA   2    106990000505565     98   $30,750.  5745 Lewis Way 11.5%
8/1/11    87   $197250
94521     180  03   2505565   $30,750.  7/3/96    359.22    Concord
41   06   180  1    $263,000. 9/1/96

CA   2    106990000505567     98   $35,181.92     25925 Lucille  12.375%
8/1/11    95   $188000
90717     180  05   2505567   $35,250.  7/16/96   431.60    Lomita
33   00   180  1    $235,000. 9/1/96


CA   2    106990000505569     98   $52,189.1 5960 Via Del   13.4%
7/1/11    90   $207000
92687     180  05   2505569   $52,200.  6/18/96   593.80    Yorba
Linda
44   00   179  1    $288,000. 8/1/96


CA   2    106990000505570     97   $50,000.  1337 Altura    13.75%
6/15/11   90   $200957
92673     180  05   2505570   $50,000.  6/6/96    582.56    San Clemente
32   06   178  1    $280,000. 7/15/96

CA   2    106990000505571     98   $29,941.08     360 S Euclid   12.2%
6/15/11   89   $100708
91101     180  01   2505571   $30,000.  6/6/96    363.92    Pasadena
38   02   178  1    $147,000. 7/15/96


CA   2    106990000505572     98   $31,884.61     531 W     13.15%
6/1/11    99   $147102
91001     180  05   2505572   $32,000.  5/22/96   408.05    Altadena
44   02   178  1    $182,000. 7/1/96

CA   2    106990000505574     98   $26,397.93     4806 Elderberry
12.5%     6/15/11   100  $133500
93021     180  05   2505574   $26,500.  6/4/96    326.62    Moorpark
48   02   178  1    $160,000. 7/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505575     98   $63,769.23     869 Lucerne    13.15%
6/1/11    100  $277700
94550     180  05   2505575   $64,000.  5/20/96   816.09    Livermore
46   02   178  1    $342,000. 7/1/96

CA   2    106990000505576     97   $45,000.  11489 Edmonson      13.9%
7/1/11    95   $110317
92555     180  05   2505576   $45,000.  6/13/96   596.27    Moreno Valley
49   02   179  1    $165,000. 8/1/96


CA   2    106990000505577     98   $25,999.88     17 Cordelia DR 14.15%
 6/1/11    99   $137000
94952     180  05   2505577   $26,000.  5/24/96   348.88    Petaluma
40   02   178  1    $166,000. 7/1/96

CA   2    106990000505593     97   $76,000.  1045 Beverly DR     13.99%
 6/25/11   48   $76
92084     180  05   2505593   $76,000.  5/13/96   1011.61   Vista
43   04   178  1    $160,000. 7/25/96


CA   2    106990000505595     97   $9,953.86 354 S Puente ST     12.38%
5/1/11    91   $148000
92621     180  05   2505595   $10,000.  4/16/96   122.85    Brea
47   02   177  1    $175,000. 6/1/96


CA   2    106990000505609     98   $45,600.  27 Hollyleaf   12.% 8/1/11
94   $243300
92656     180  05   2505609   $45,600.  7/3/96    547.28    Aliso Viejo
44   00   180  1    $308,000. 9/1/96

CA   2    106990000505641     97   $31,068.58     9248 High Rise
12.3%     6/14/11   91   $164254
92701     180  05   2505641   $32,000.  6/5/96    390.25    Santee
28   06   178  1    $218,000. 7/14/96


CA   2    106990000505643     98   $24,360.21     2332 Lido CIR
14.125%   7/1/11    100  $131584
95207     180  05   2505643   $24,400.  6/7/96    327.00    Stockton
39   06   179  1    $156,000. 8/1/96

CA   2    106990000505655     98   $16,162.93     14551     10.575%
7/1/11    80   $207000
92680     180  03   2505655   $16,200.  6/24/96   179.83    Tustin
29   00   179  1    $279,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505656     98   $90,000.  54 College Park     12.5%
8/1/11    84   $327635
95616     180  05   2505656   $90,000.  7/3/96    1109.27   Davis
44   03   180  1    $500,000. 9/1/96

CA   2    106990000505676     98   $74,000.  2089 Buckskin  12.95%
8/1/11    100  $105853
94550     180  05   2505676   $74,000.  7/8/96    933.85    Livermore
41   02   180  1    $181,000. 9/1/96


CA   2    106990000505677     98   $45,800.  14261 Gruen ST 12.95%
8/1/11    95   $83400
91331     180  05   2505677   $45,800.  7/3/96    577.97    Arleta Area
38   02   180  1    $136,000. 9/1/96

WA   2    153990000505679     98   $22,800.  5009 302nd     10.2%
8/1/11    78   $76467
98338     180  05   2505679   $22,800.  7/8/96    247.81    Graham
36   02   180  1    $128,000. 9/1/96


CA   2    106990000505680     98   $31,442.42     115 Calle De   12.95%
7/1/11    90   $252000
90277     180  05   2505680   $31,500.  6/18/96   397.52    Torrance
42   00   179  1    $315,000. 8/1/96


CA   2    106990000505681     98   $21,586.72     26512 Via Juanita
11.7%     7/1/11    90   $172800
92691     180  05   2505681   $21,600.  6/19/96   217.21    Mission Viejo
22   00   179  1    $216,000. 8/1/96

CA   2    106990000505682     98   $30,690.62     4165 Sebren    11.7%
7/1/11    90   $153750
90713     180  05   2505682   $30,700.  6/17/96   308.71    Lakewood
27   00   179  1    $205,000. 8/1/96


CA   2    106990000505684     98   $37,222.6 16369 Shadbush      11.7%
7/1/11    90   $186750
92708     180  05   2505684   $37,300.  6/17/96   375.08    Fountain Valley

41   00   179  1    $249,000. 8/1/96

CA   2    106990000505685     98   $47,688.33     27022 Pacific  12.7%
7/1/11    95   $254800
92692     180  03   2505685   $47,700.  6/19/96   516.50    Mission Viejo
42   00   179  1    $318,500. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505686     98   $22,094.59     1283 Camino    12.7%
7/1/11    97   $171569
94928     180  05   2505686   $22,100.  6/21/96   239.30    Rohnert Park
28   01   179  1    $200,000. 8/1/96

CA   2    106990000505690     98   $32,600.  179 Glacier Place   13.25%
8/1/11    95   $174000
94550     180  05   2505690   $32,600.  7/8/96    367.00    Livermore
49   00   180  1    $217,500. 9/1/96


MD   2    124990000505698     98   $19,327.87     641 Johahn DR  12.83%
  7/1/11    100  $77600
21158     180  09   2505698   $19,400.  6/5/96    243.29    Westminster
49   02   179  1    $97,000.  8/1/96

FL   2    112990000505700     98   $13,500.  511 S 29th CT  12.225%
8/1/11    95   $61000
33020     180  05   2505700   $13,500.  7/12/96   163.98    Hollywood
44   02   180  1    $78,500.  9/1/96


OR   2    141990000505701     98   $24,250.  16610 SE  11.975%   8/1/11
95   $77389
97233     180  05   2505701   $24,250.  7/5/96    290.65    Portland
50   02   180  1    $107,000. 9/1/96


UT   2    149990000505736     98   $15,000.  5306 S Ben Davis    10.1%
8/1/01    75   $35108
84123     60   01   2505736   $15,000.  7/8/96    319.44    Murray
45   02   60   1    $67,000.  9/1/96

FL   2    112990000505738     98   $56,000.  13400 SW 109 PL     12.35%
 8/1/11    98   $132000
33176     180  05   2505738   $56,000.  7/3/96    684.76    Miami
42   02   180  1    $193,000. 9/1/96


CA   2    106990000505741     98   $40,000.  24665 EL  11.95%    8/1/11
90   $165379
92677     180  03   2505741   $40,000.  7/5/96    478.78    LAGUNA
49   06   180  1    $230,000. 9/1/96

CA   2    106990000505767     98   $36,424.29     5655 Horizon DR
11.625%   8/1/11    90   $292000
95075     180  03   2505767   $36,500.  7/3/96    429.30    Tres Pinos
35   00   180  1    $365,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505770     98   $27,943.95     4797 Calaveras      12.%
8/1/11    88   $182000
94538     180  05   2505770   $28,000.  7/3/96    336.05    Fremont
48   02   180  1    $240,000. 9/1/96

CA   2    106990000505772     98   $21,958.51     4855 Scarletwood
12.625%   8/1/11    95   $124000
95129     180  09   2505772   $22,000.  7/3/96    272.95    San Jose
38   01   180  1    $155,000. 9/1/96


MD   2    124990000505788     97   $50,000.  7814 Hampden   12.75%
7/1/11    83   $328032
20814     180  05   2505788   $50,000.  6/4/96    624.42    Bethesda
50   02   179  1    $460,000. 8/1/96

CA   2    106990000505790     98   $30,000.  7029 S George  12.95%
8/1/11    95   $103000
95993     180  05   2505790   $30,000.  7/9/96    378.59    Yuba City
44   02   180  1    $140,000. 9/1/96


MD   2    124990000505791     97   $76,000.  4432 Indigo LN 11.25%
7/1/11    77   $203000
20776     180  05   2505791   $76,000.  6/3/96    875.78    Harwood
25   02   179  1    $365,000. 8/1/96


WA   2    153990000505792     98   $17,700.  4810 W Francis      11.45%
8/1/11    90   $88500
99208     180  05   2505792   $17,700.  7/8/96    206.21    Spokane
42   06   180  1    $118,000. 9/1/96

CA   2    106990000505793     98   $28,200.  9245 Castlebar      12.45%
8/1/11    100  $91798
95826     180  05   2505793   $28,200.  7/10/96   346.65    Sacramento
39   06   180  1    $120,000. 9/1/96


CA   2    106990000505794     98   $40,116.62     1793 North El  11.625%
7/15/11   90   $201000
91104     180  05   2505794   $40,200.  7/11/96   472.82    Pasadena
40   00   179  1    $268,000. 8/15/96

MD   2    124990000505795     97   $49,000.  12633     11.2%     7/1/11
90   $392000
21117     180  05   2505795   $49,000.  6/3/96    563.10    Owings Mills
26   00   179  1    $490,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
TX   2    148990000505796     98   $21,400.  22 S Lace Arbor     12.3%
8/1/11    95   $114300
77382     180  03   2505796   $21,400.  7/11/96   260.98    The
Woodlands
39   00   180  1    $142,910. 9/1/96

CA   2    106990000505799     98   $34,236.08     43 S Albion Place
12.75%    8/1/11    95   $183200
91320     180  05   2505799   $34,300.  7/5/96    428.36    Newbury Park

38   00   180  1    $229,000. 9/1/96


NJ   2    134990000505818     98   $32,300.  21 Major DR    11.3%
8/1/11    90   $176431
08872     180  05   2505818   $32,300.  7/8/96    373.23    Sayreville
42   02   180  1    $232,000. 9/1/96

CA   2    106990000505833     98   $38,569.84     17280 Copper   11.625%
 8/1/11    90   $309200
95037     180  05   2505833   $38,650.  7/8/96    454.58    Morgan Hill
45   00   180  1    $386,500. 9/1/96


GA   2    113990000505838     97   $49,872.89     1004 Mill Creek     11.%
7/1/11    88   $297000
30174     180  05   2505838   $50,000.  6/24/96   568.30    Suwanee
34   00   179  1    $396,000. 8/1/96


VA   2    151990000505840     98   $36,579.57     2177 Wolftrap CT
12.43%    8/1/11    100  $248218
22182     180  05   2505840   $36,650.  7/11/96   450.06    Vienna
36   06   180  1    $285,000. 9/1/96

CO   2    108990000505842     98   $32,175.18     3226 S    10.425%
8/1/11    90   $168750
80439     180  05   2505842   $32,250.  7/9/96    354.99    Evergreen
28   06   180  1    $225,000. 9/1/96


CA   2    106990000505849     97   $30,000.  3951 The Hill RD    12.63%
6/5/11    95   $370963
91902     180  05   2505849   $30,000.  5/10/96   374.90    Bonita
38   06   178  1    $425,000. 7/5/96

CA   2    106990000505850     97   $75,000.  755 Miner RD   11.85%
2/10/11   69   $410591
94563     180  05   2505850   $75,000.  1/17/96   897.96    Orinda
44   03   174  1    $710,000. 3/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
DC   2    111990000505863     98   $27,450.  107 13th ST SE 12.375%
8/1/11    95   $146400
20003     180  05   2505863   $27,450.  7/26/96   290.30    Washington
34   00   180  1    $183,000. 9/1/96

UT   2    149990000505879     98   $50,000.  351 W 1775 N   13.95%
8/1/11    93   $78751
84041     180  05   2505879   $50,000.  7/5/96    664.19    LAYTON
48   06   180  1    $139,000. 9/1/96


MD   2    124990000505883     97   $72,000.  6109 Stem      12.75%
7/1/11    98   $207000
21044     180  05   2505883   $72,000.  5/31/96   899.16    Columbia
38   02   179  1    $285,000. 8/1/96

CA   2    106990000505884     98   $50,000.  8195 Carmencita     13.45%
8/1/11    99   $165997
95829     180  05   2505884   $50,000.  7/9/96    647.50    Sacramento
45   02   180  1    $220,000. 9/1/96


CA   2    106990000505887     98   $44,000.  12097 Avenida  11.675%
8/1/11    89   $261925
92128     180  03   2505887   $44,000.  7/17/96   441.61    San
Diego
50   02   180  1    $346,000. 9/1/96


WA   2    153990000505890     98   $22,000.  5121      10.05%    8/1/11
78   $77000
98467     180  05   2505890   $22,000.  7/9/96    237.09    Tacoma
29   03   180  1    $127,000. 9/1/96

CA   2    106990000505897     98   $39,590.31     1737 Morgan LN 12.7%
  8/1/11    95   $211200
90278     180  05   2505897   $39,600.  7/9/96    428.79    Redondo
Beach
40   00   180  1    $264,000. 9/1/96


CA   2    106990000505898     98   $37,925.37     4802 Alfred AVE
12.2%     8/1/11    87   $105000
92120     180  05   2505898   $38,000.  7/11/96   460.96    San
Diego
44   02   180  1    $165,000. 9/1/96

CA   2    106990000505899     98   $24,949.17     1480 Archer PL 12.2%
8/1/11    94   $90000
95490     180  05   2505899   $25,000.  7/10/96   303.27    Willits
27   06   180  1    $123,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MI   2    126990000505913     97   $11,920.86     7053 Vicksburg
12.7%     8/1/01    84   $98400
48317     60   05   2505913   $12,000.  7/11/96   271.20    Shelby
TWP
49   06   60   1    $132,000. 9/1/96

AZ   2    104990000505917     98   $34,847.97     11930 N Joi DR 12.65%
 7/5/11    88   $75668
85737     180  05   2505917   $35,100.  6/11/96   436.05    Tucson
41   02   179  1    $126,000. 8/5/96


CA   2    106990000505921     98   $22,000.  6629 Mt. Holly      11.3%
8/1/11    87   $288000
95120     180  03   2505921   $22,000.  6/25/96   254.21    San
Jose
39   00   180  1    $360,000. 9/1/96

CA   2    106990000505922     98   $45,300.  1490 Linda Vista    11.3%
8/1/11    90   $362400
91103     180  05   2505922   $45,300.  6/26/96   523.44    Pasadena
42   00   180  1    $454,000. 9/1/96


MI   2    126990000505928     97   $15,000.  3931 Phillips  13.3%
8/1/11    93   $61000
48072     180  05   2505928   $15,000.  7/12/96   192.76    Berkley
43   02   180  1    $82,000.  9/1/96


CA   2    106990000505931     98   $29,238.22     9 Woodlawn     11.45%
8/1/11    90   $234400
92720     180  05   2505931   $29,300.  7/3/96    341.35    Irvine
27   01   180  1    $293,000. 9/1/96

CA   2    106990000505937     98   $23,953.98     1208 Greenmoor
12.45%    8/1/11    98   $202021
95118     180  05   2505937   $24,000.  7/9/96    295.02    San Jose
45   03   180  1    $232,000. 9/1/96


CA   2    106990000505938     98   $32,941.68     7002 Springford
13.3%     8/1/11    90   $108189
92114     180  05   2505938   $33,000.  7/11/96   424.07    San
Diego
36   06   180  1    $157,000. 9/1/96

CA   2    106990000505939     98   $28,700.  2453 Edding DR 13.8%
8/1/11    85   $101667
91945     180  05   2505939   $28,700.  7/12/96   378.36    Lemon
Grove
45   02   180  1    $155,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505941     98   $24,700.  3165      12.95%    8/1/11
100  $184270
95682     180  05   2505941   $24,700.  7/10/96   311.70    Shingle Springs

45   02   180  1    $209,000. 9/1/96

CA   2    106990000505942     98   $23,762.88     4300 Gayle DR  11.%
8/1/11    79   $143714
95124     180  05   2505942   $24,000.  7/11/96   228.56    San
Jose
49   06   180  1    $215,000. 9/1/96


CA   2    106990000505944     98   $22,985.4 1308 Solano    11.55%
7/1/11    84   $201750
94044     180  05   2505944   $23,000.  6/21/96   228.64    Pacific
31   00   179  1    $269,000. 8/1/96

CA   2    106990000505945     98   $58,800.  24 Clarendon   12.5%
8/1/11    90   $470400
94114     180  05   2505945   $58,800.  6/26/96   627.55    San
Francisco
23   00   180  1    $588,000. 9/1/96


CO   2    108990000505946     98   $33,500.  2902 S Scranton     13.325%
8/1/11    88   $73400
80014     180  09   2505946   $33,500.  7/10/96   431.05    Aurora
26   02   180  1    $122,500. 9/1/96


CA   2    106990000505949     97   $27,854.26     25900 N SANTA
12.575%   7/1/11    90   $139850
91321     180  03   2505949   $27,950.  6/27/96   345.86    SANTA
28   00   179  1    $186,500. 8/1/96

CA   2    106990000505958     97   $80,000.  113 Edgehill   13.75%
8/1/11    95   $300000
94070     180  05   2505958   $80,000.  7/5/96    932.09    San Carlos
44   00   180  1    $400,000. 9/1/96


FL   2    112990000505962     98   $13,900.  121 Valley DR  13.15%
7/5/11    100  $73016
33510     180  05   2505962   $13,900.  6/14/96   177.24    Brandon
43   02   179  1    $87,000.  8/5/96

CA   2    106990000505963     97   $25,000.  335 Abbie ST   12.75%
6/1/11    94   $166500
94566     180  05   2505963   $25,000.  5/23/96   312.51    Pleasanton
34   03   178  1    $205,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000505964     97   $28,450.  215 E Dunton   12.75%
6/15/11   100  $161314
92665     180  05   2505964   $28,450.  5/31/96   356.49    Orange
45   03   178  1    $190,000. 7/15/96

UT   2    149990000505966     98   $16,000.  207 E 100 S    13.75%
7/5/11    100  $67200
84302     180  05   2505966   $16,000.  6/7/96    210.40    Brigham City
30   02   179  1    $84,000.  8/5/96


AZ   2    104990000505976     97   $17,500.  832 E 10th DR  12.65%
7/5/11    100  $53111
85204     180  05   2505976   $17,500.  6/11/96   217.40    Mesa
41   02   179  1    $71,000.  8/5/96

CA   2    106990000505978     98   $25,000.  2804 E Verde   12.5%
8/1/11    67   $97176
92806     180  05   2505978   $25,000.  7/10/96   308.13    Anaheim
24   06   180  1    $185,000. 9/1/96


OR   2    141990000505984     98   $39,200.  12602 SE  12.175%   8/1/11
95   $147000
97233     180  05   2505984   $39,200.  7/10/96   474.89    Portland
42   02   180  1    $196,000. 9/1/96


CA   2    106990000505990     98   $63,750.  2016 Canyon RD 13.175%
8/1/11    95   $340000
91006     180  05   2505990   $63,750.  7/9/96    813.95    Arcadia
22   00   180  1    $425,000. 9/1/96

VA   2    148990000505993     98   $24,500.  7239 Wickford  13.925%
8/1/11    95   $137000
22310     180  05   2505993   $24,500.  7/11/96   325.04    Alexandria
50   06   180  1    $170,000. 9/1/96


CA   2    106990000506013     97   $14,952.31     14609 Mansa DR 12.5%
   5/5/11    98   $155402
90638     180  05   2506013   $15,000.  4/25/96   185.21    La
Mirada
39   02   177  1    $174,000. 6/5/96

CA   2    106990000506015     97   $21,000.  1611 S Lawrence     12.5%
6/1/11    100  $100000
91766     180  05   2506015   $21,000.  5/9/96    260.37    Pomona
46   02   178  1    $122,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506016     97   $40,386.16     75 Acorn CT    11.5%
4/15/11   90   $324000
95037     180  05   2506016   $40,500.  3/29/96   474.85    Morgan Hill
46   00   176  1    $405,000. 5/15/96

OR   2    141990000506023     98   $27,300.  3306 NE 77th   13.15%
7/5/11    100  $82637
97213     180  05   2506023   $27,300.  6/7/96    348.11    Portland
35   03   179  1    $110,000. 8/5/96


KY   2    121990000506032     98   $14,030.27     107 Woodland CT
13.27%    7/1/11    100  $52948
40356     180  05   2506032   $14,050.  6/11/96   180.27    Nicholasville
43   02   179  1    $67,000.  8/1/96

UT   2    149990000506043     98   $18,964.  5042 W    13.2%     8/1/11
94   $99656
84120     180  05   2506043   $19,000.  7/10/96   242.90    West
Valley City
46   02   180  1    $126,500. 9/1/96


MD   2    124990000506044     98   $74,815.63     1216 Brunswick
13.05%    8/1/11    100  $98805
21012     180  01   2506044   $75,000.  7/22/96   951.40    Arnold
37   02   180  1    $175,000. 9/1/96


IL   2    117990000506047     98   $22,157.63     4614 S California   12.5%
   8/1/11    81   $67698
60632     180  05   2506047   $22,200.  7/17/96   273.62    Chicago
32   06   180  1    $111,000. 9/1/96

NY   2    136990000506050     98   $33,929.47     59-45 56th RD
11.625%   7/1/11    90   $154249
11378     180  10   2506050   $34,000.  6/14/96   399.90    Maspeth
33   02   179  1    $210,000. 8/1/96


CA   2    106990000506051     97   $25,000.  21022 Cocobana      12.%
8/1/11    87   $207000
92646     180  05   2506051   $25,000.  7/2/96    300.04    Huntington
Beach
50   06   180  1    $267,000. 9/1/96

CA   2    106990000506054     98   $47,475.  28701     11.475%   8/1/11
90   $237350
92677     180  03   2506054   $47,475.  7/9/96    553.84    Laguna Niguel
33   00   180  1    $317,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000506062     98   $30,029.36     8211 S 1560 West
10.3%     8/2/11    72   $38192
84088     180  05   2506062   $30,100.  7/11/96   329.00    West
Jordan
40   02   180  1    $95,000.  9/1/96

CA   2    106990000506071     98   $32,931.56     1150 Candlelight
11.625%   8/1/11    90   $264000
95014     180  05   2506071   $33,000.  7/8/96    388.13    Cupertino
43   00   180  1    $330,000. 9/1/96


CA   2    106990000506076     98   $50,000.  2549 Richland  13.375%
8/1/11    95   $276800
95125     180  05   2506076   $50,000.  7/11/96   567.79    San
Jose
40   00   180  1    $346,000. 9/1/96

MD   2    124990000506077     98   $39,450.  1603 Hunt      12.% 8/1/11
90   $197250
21403     180  03   2506077   $39,450.  7/22/96   473.47    Annapolis
37   00   180  1    $263,000. 9/1/96


CA   2    106990000506081     98   $55,000.  16465 Oleander      11.875%
8/1/11    90   $440000
95032     180  05   2506081   $55,000.  7/12/96   560.45    Los
Gatos
40   00   180  1    $550,000. 9/1/96


CA   2    106990000506082     98   $24,751.52     3 Oak Grove    12.25%
8/1/11    90   $198400
92714     180  01   2506082   $24,800.  7/16/96   301.65    Irvine
41   00   180  1    $248,000. 9/1/96

MD   2    124990000506085     98   $57,450.  8220 Lakenheath
12.375%   8/1/11    95   $306400
20854     180  05   2506085   $57,450.  7/22/96   607.57    Potomac
22   00   180  1    $383,000. 9/1/96


CA   2    106990000506086     98   $39,139.82     29318 Gamebird
12.425%   8/1/11    90   $195750
91301     180  03   2506086   $39,150.  7/10/96   415.55    Agoura
Hills
43   00   180  1    $261,000. 9/1/96

CA   2    106990000506097     98   $49,906.83     2093 Woodlawn
12.75%    8/1/11    99   $97219
91720     180  05   2506097   $50,000.  7/12/96   624.42    Corona
37   06   180  1    $150,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506098     98   $50,000.  34236 Newton PL     12.55%
  8/1/11    88   $205000
94555     180  05   2506098   $50,000.  7/16/96   617.89    Fremont
38   02   180  1    $290,000. 9/1/96

CA   2    106990000506101     98   $29,940.23     124 N King RD  12.05%
  8/1/11    86   $128650
95116     180  05   2506101   $30,000.  7/15/96   361.02    San
Jose
43   03   180  1    $185,000. 9/1/96


CA   2    106990000506102     98   $33,000.  15379 Norton ST     12.7%
8/1/11    90   $165000
94579     180  05   2506102   $33,000.  7/11/96   411.04    San
Leandro
39   02   180  1    $220,000. 9/1/96

CA   2    106990000506123     98   $28,391.96     3959 Woodford  12.05%
  8/1/11    90   $227200
95124     180  05   2506123   $28,400.  7/12/96   293.22    San
Jose
29   00   180  1    $284,000. 9/1/96


CA   2    106990000506124     98   $19,462.6 1760 W Onstott      12.45%
8/1/11    95   $104000
95993     180  05   2506124   $19,500.  7/11/96   239.71    Yuba
32   00   180  1    $130,000. 9/1/96


CA   2    106990000506125     98   $33,000.  4773 Leathers ST    12.3%
8/1/11    83   $222332
92117     180  05   2506125   $33,000.  7/12/96   402.45    San
Diego
31   02   180  1    $310,000. 9/1/96

CA   2    106990000506127     98   $29,695.  5247 Carter AVE     11.8%
8/1/11    90   $181765
95118     180  05   2506127   $30,000.  7/15/96   356.20    San
Jose
27   03   180  1    $236,000. 9/1/96


CA   2    106990000506135     98   $47,000.  10219 Hillview      11.8%
8/1/11    90   $187000
95658     180  05   2506135   $47,000.  7/11/96   558.05    Newcastle
36   01   180  1    $260,000. 9/1/96

FL   2    112990000506150     98   $17,968.19     4804 Harbor    13.3%
8/1/11    94   $94556
34683     180  05   2506150   $18,000.  7/12/96   231.31    Palm
Harbor
38   06   180  1    $120,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506152     98   $26,916.06     1613/ 1615 24th
11.825%   8/1/11    90   $139402
95816     180  10   2506152   $27,000.  7/12/96   321.01    Sacramento
45   01   180  1    $185,000. 9/1/96

CA   2    106990000506166     98   $43,000.  11500 San      11.075%
8/1/11    56   $207000
90049     180  08   2506166   $43,000.  7/16/96   411.94    Los
Angeles
20   00   180  1    $450,000. 9/1/96


CA   2    106990000506200     98   $36,000.  640 Platt CIR  12.3%
8/1/11    90   $180000
95762     180  05   2506200   $36,000.  7/12/96   439.03    El
Dorado Hills
36   02   180  1    $240,000. 9/1/96

WA   2    153990000506202     98   $22,800.  2417 Dayton    11.95%
8/1/11    100  $112000
98056     180  05   2506202   $22,800.  7/11/96   272.91    Renton
30   02   180  1    $135,000. 9/1/96


CA   2    106990000506204     98   $23,206.98     2710 Piedmont
12.825%   8/1/11    95   $124000
91020     180  01   2506204   $23,250.  7/11/96   291.50    Montrose
40   00   180  1    $155,000. 9/1/96


CA   2    106990000506214     98   $58,500.  1815 Brooktree      12.5%
8/1/11    90   $207000
94566     180  05   2506214   $58,500.  7/11/96   624.35    Pleasanton
50   00   180  1    $295,000. 9/1/96

CA   2    106990000506218     98   $24,250.  576 Cooper DR  12.% 8/1/11
  85   $181000
94510     180  05   2506218   $24,250.  7/29/96   249.44    Benicia
45   00   180  1    $242,500. 9/1/96


IL   2    117990000506224     98   $19,954.24     11413 S King DR
10.575%   8/1/11    89   $76896
60628     180  10   2506224   $20,000.  7/15/96   222.01    Chicago
35   03   180  1    $110,000. 9/1/96

CA   2    106990000506252     98   $32,930.75     1628 McLaughlin
11.5%     8/1/11    90   $165000
95122     180  05   2506252   $33,000.  7/9/96    385.50    San Jose
44   06   180  1    $220,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506258     98   $52,594.57     2643 Rasmussen
12.4%     8/1/11    96   $279800
94588     180  03   2506258   $52,700.  7/12/96   646.11    Pleasanton
28   00   180  1    $349,765. 9/1/96

CA   2    106990000506267     98   $34,000.  25081 Sausalito     11.45%
8/1/11    90   $272000
92653     180  05   2506267   $34,000.  7/3/96    396.10    Laguna Hills
20   01   180  1    $340,000. 9/1/96


CA   2    106990000506268     98   $15,000.  225 Hahn Street     12.95%
8/1/11    94   $158271
94134     180  05   2506268   $15,000.  7/3/96    189.29    San Francisco
39   02   180  1    $185,000. 9/1/96

CA   2    106990000506272     98   $19,826.49     26311 Valenzuela
12.95%    7/1/11    99   $181800
92691     180  03   2506272   $20,000.  6/21/96   252.39    Mission Viejo
48   06   179  1    $204,000. 8/1/96


CA   2    106990000506274     98   $12,673.22     2428 Santa Ana
11.45%    8/1/11    54   $67860
90255     180  05   2506274   $12,700.  7/1/96    147.96    Huntington
Park
33   06   180  1    $150,000. 9/1/96


CA   2    106990000506280     98   $30,000.  1518 E Albion  11.45%
8/1/11    90   $175554
92666     180  05   2506280   $30,000.  7/3/96    349.50    Orange
40   02   180  1    $230,000. 9/1/96

CA   2    106990000506282     98   $26,400.  25231 Mammoth  11.475%
8/1/11    90   $211200
92630     180  03   2506282   $26,400.  7/1/96    307.99    Lake Forest
37   00   180  1    $264,000. 9/1/96


AZ   2    104990000506283     98   $43,000.  7266 E    12.275%   8/1/11
98   $84818
86314     180  05   2506283   $43,000.  7/1/96    523.71    Prescott
Valley
30   01   180  1    $130,500. 9/1/96

CA   2    106990000506284     98   $40,890.09     630 Golden West
12.825%   7/1/11    95   $221600
92373     180  05   2506284   $41,550.  6/26/96   520.94    Redlands
29   01   179  1    $277,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151990000506286     98   $34,457.81     3505 Old  11.375%
7/1/11    95   $191200
22305     180  05   2506286   $35,850.  6/14/96   351.60    Alexandria
32   00   179  1    $239,000. 8/1/96

CA   2    106990000506289     98   $35,900.  5605 Ballagio DR    11.45%
8/1/11    90   $287900
95118     180  05   2506289   $35,900.  7/18/96   418.24    San
Jose
37   00   180  1    $359,900. 9/1/96


CA   2    106990000506290     98   $40,825.06     2360 El Moreno
12.95%    8/1/11    95   $159408
91214     180  05   2506290   $41,000.  7/1/96    517.40    La Crescenta
42   02   180  1    $211,000. 9/1/96

CA   2    106990000506293     98   $15,219.47     319 Broadway   12.%
7/1/11    86   $76300
95060     180  01   2506293   $15,250.  6/5/96    183.03    Santa Cruz
43   00   179  1    $106,572.65    8/1/96


VA   2    151990000506318     98   $48,750.  11014 Blenheim      12.375%
 8/1/11    95   $259950
22124     180  05   2506318   $48,750.  7/26/96   515.56    Oakton
32   00   180  1    $324,950. 9/1/96


CA   2    106990000506321     98   $50,000.  209 Oak Springs     11.75%
8/1/11    90   $322814
94960     180  05   2506321   $50,000.  7/3/96    592.07    San Anselmo
43   02   180  1    $415,000. 9/1/96

FL   2    112990000506325     98   $22,850.  11728 NW 12th  11.4%
8/1/11    90   $74302
33026     180  03   2506325   $22,850.  7/12/96   265.48    Pembroke Pines
44   02   180  1    $108,000. 9/1/96


VA   2    151990000506345     98   $65,260.32     12801 Shadow   11.75%
 7/1/11    95   $348500
22033     180  03   2506345   $65,300.  6/14/96   659.14    Fairfax
42   00   179  1    $435,657. 8/1/96

WA   2    153990000506351     98   $37,600.  1504 NE 62nd ST
12.575%   8/1/11    95   $255000
98115     180  05   2506351   $37,600.  7/15/96   465.27    Seattle
36   02   180  1    $308,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506354     98   $40,000.  10244 Nevada   11.375%
8/1/11    73   $145000
91311     180  05   2506354   $40,000.  7/22/96   464.11    Chatsworth
Area
44   00   180  1    $255,000. 9/1/96

MD   2    124990000506376     98   $17,464.97     906 Wedgewood  12.%
7/1/11    100  $157500
21158     180  05   2506376   $17,500.  6/4/96    210.03    Westminster
35   02   179  1    $175,000. 8/1/96


CA   2    106990000506385     97   $39,700.  1487 AARHUS    11.5%
7/1/11    90   $198750
93463     180  03   2506385   $39,700.  6/3/96    393.15    SOLVANG
43   00   179  1    $265,000. 8/1/96

UT   2    149990000506390     98   $26,353.12     5115 W Eagle   13.25%
8/1/11    95   $108339
84120     180  05   2506390   $26,400.  7/15/96   338.38    West
Valley City
42   02   180  1    $142,000. 9/1/96


CA   2    106990000506395     98   $15,750.  3020 Ferndale  11.75%
8/1/11    85   $252000
94588     180  05   2506395   $15,750.  7/17/96   158.98    Pleasanton
39   00   180  1    $315,000. 9/1/96


VA   2    151990000506401     98   $49,600.  7862      11.75%    8/1/11
95   $265000
22039     180  05   2506401   $49,600.  7/26/96   500.67    FAIRFAX
35   00   180  1    $331,304. 9/1/96

CA   2    106990000506402     98   $30,000.  2223 Navy ST   12.% 8/1/11
 89   $215473
90405     180  05   2506402   $30,000.  7/22/96   360.05    Santa
Monica
25   06   180  1    $277,000. 9/1/96


CA   2    106990000506403     98   $40,900.  1609 E    13.625%   8/1/11
100  $114028
90221     180  05   2506403   $40,900.  7/11/96   534.42    Compton
42   02   180  1    $155,000. 9/1/96

CA   2    106990000506406     98   $38,250.  1004 Jessica Drive  13.625%
 8/1/11    95   $204000
94550     180  05   2506406   $38,250.  7/18/96   499.80    Livermore
38   00   180  1    $255,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506427     98   $29,947.75     5591 Camp ST   13.45%
  8/1/11    90   $136073
90630     180  05   2506427   $30,000.  7/5/96    388.50    Cypress
35   06   180  1    $186,000. 9/1/96

VA   2    151990000506432     98   $16,250.  4830 Hillview DR    12.3%
8/1/11    92   $89000
24019     180  05   2506432   $16,250.  7/19/96   198.18    Roanoke
45   02   180  1    $115,000. 9/1/96


UT   2    149990000506433     98   $32,929.69     4526 S 4100 W
11.625%   7/16/11   90   $132500
84315     180  05   2506433   $33,000.  7/16/96   388.13    West
Haven
42   00   179  1    $184,870. 8/16/96

VA   2    151990000506438     98   $21,000.  7223 Reservoir      11.625%
8/1/11    95   $112000
22150     180  09   2506438   $21,000.  7/19/96   209.97    Springfield
34   00   180  1    $140,000. 9/1/96


CA   2    106990000506442     98   $40,000.  22333 Jones    13.75%
8/1/11    98   $89273
96003     180  05   2506442   $40,000.  7/12/96   525.99    Redding
38   06   180  1    $133,000. 9/1/96


CA   2    106990000506445     97   $61,500.  18599 Lyons CT 11.5%
7/1/11    95   $328000
95070     180  05   2506445   $61,500.  6/10/96   609.03    Saratoga
39   00   179  1    $410,000. 8/1/96

CA   2    106990000506467     98   $32,000.  16200 S Airport     11.3%
8/1/11    75   $94944
95337     180  05   2506467   $32,000.  7/17/96   369.76    Manteca
24   02   180  1    $170,000. 9/1/96


WA   2    153990000506468     98   $37,530.28     2102 NE 156th  12.8%
 8/1/11    100  $77360
98684     180  05   2506468   $37,600.  7/15/96   470.79    Vancouver
41   02   180  1    $115,000. 9/1/96

CA   2    106990000506470     98   $42,917.53     4575 D'Agostini
12.45%    8/1/11    96   $264737
95656     180  05   2506470   $43,000.  7/15/96   528.59    Mt.
Aukum
44   02   180  1    $323,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506471     98   $18,963.91     309 W Grand    12.55%
8/1/11    95   $101500
91801     180  05   2506471   $19,000.  7/15/96   234.80    Alhambra
37   00   180  1    $126,888. 9/1/96

CA   2    106990000506473     98   $14,995.51     380 S Euclid AVE
11.8%     8/1/11    90   $120000
91101     180  01   2506473   $15,000.  7/24/96   151.99    Pasadena
36   00   180  1    $150,000. 9/1/96


CA   2    106990000506475     98   $40,000.  1164 Britton AVE    10.55%
 8/1/11    46   $110531
95125     180  05   2506475   $40,000.  7/17/96   443.40    San
Jose
43   02   180  1    $330,000. 9/1/96

CA   2    106990000506478     98   $15,966.42     124 Siena PL   11.5%
8/1/11    90   $259000
94506     180  05   2506478   $16,000.  7/15/96   186.91    Danville
42   03   180  1    $308,000. 9/1/96


ID   2    116990000506497     98   $41,915.13     26227 Gail LN  11.9%
7/22/11   88   $41292
83644     180  05   2506497   $42,000.  7/17/96   501.37    Middleton
42   06   179  1    $95,000.  8/22/96


CA   2    106990000506498     98   $37,905.87     25604 Frost Lane
12.75%    8/1/11    95   $204000
91381     180  05   2506498   $38,200.  7/16/96   477.06    Stevenson
Ranch
43   06   180  1    $255,000. 9/1/96

CA   2    106990000506509     98   $16,700.  22701 Burbank  12.25%
8/1/11    90   $133600
91367     180  05   2506509   $16,700.  7/17/96   203.12    Woodland Hills
35   00   180  1    $168,000. 9/1/96


CA   2    106990000506510     98   $18,086.97     4706 Katherine
11.5%     8/1/11    90   $145000
91423     180  05   2506510   $18,125.  7/16/96   211.73    Sherman Oaks
34   00   180  1    $181,250. 9/1/96

FL   2    112990000506545     97   $15,855.  3341 Gerhardt ST    11.5%
5/1/11    87   $50000
34237     180  05   2506545   $16,000.  4/19/96   187.33    Sarasota
34   06   177  1    $76,000.  6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116990000506551     98   $9,980.27 1302 Targee ST 12.15%
7/20/11   95   $69683
83606     180  05   2506551   $10,000.  7/18/96   120.98    Boise
31   02   179  1    $84,000.  8/20/96

CA   2    106990000506555     98   $32,880.8 6872 Seaspray LN
13.375%   8/1/11    100  $134400
92009     180  03   2506555   $33,000.  7/16/96   425.71    Carlsbad
44   02   180  1    $168,000. 9/1/96


CA   2    106990000506573     98   $34,000.  2200 Vanderbilt     13.99%
8/6/11    100  $135710
90278     180  01   2506573   $34,000.  7/17/96   452.57    Redondo Beach
34   02   180  1    $170,000. 9/6/96

CA   2    106990000506575     98   $31,490.58     4006 Hamilton  11.8%
8/1/11    90   $207000
95130     180  05   2506575   $31,500.  7/16/96   319.17    San
Jose
41   00   180  1    $265,000. 9/1/96


CA   2    106990000506585     98   $22,950.81     6927 Chantel CT
11.3%     8/1/11    89   $116252
95129     180  01   2506585   $23,000.  7/15/96   265.77    San
Jose
30   06   180  1    $157,000. 9/1/96


CA   2    106990000506586     98   $37,500.  107 Daisy CIR  12.55%
8/1/11    95   $200000
92821     180  03   2506586   $37,500.  7/19/96   463.42    Brea
39   00   180  1    $250,000. 9/1/96

CA   2    106990000506588     98   $40,000.  1409 Gilbert   13.55%
8/1/11    99   $201000
94536     180  05   2506588   $40,000.  7/19/96   520.66    Fremont
40   02   180  1    $245,000. 9/1/96


UT   2    149990000506608     98   $14,547.05     1193 W 10610 S 12.45%
  7/18/11   100  $131175
84095     180  05   2506608   $14,575.  7/18/96   179.17    South
Jordan
34   06   179  1    $147,000. 8/18/96

DC   2    111990000506616     98   $33,792.16     1419 S ST SE   13.35%
7/3/11    100  $70964
20020     180  07   2506616   $34,000.  6/28/96   438.04    Washington
40   06   179  1    $105,000. 8/3/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506619     98   $34,000.  912 E Renton ST     12.475%
 8/1/11    95   $117795
90745     180  05   2506619   $34,000.  7/3/96    418.51    Carson
47   02   180  1    $160,000. 9/1/96

PA   2    142990000506620     98   $13,600.  222 Spring     14.% 7/8/11
100  $54400
19023     180  07   2506620   $13,600.  7/2/96    181.12    Darby
27   06   179  1    $68,000.  8/8/96


HI   2    115990000506635     98   $42,800.  644 Lalani CIR 11.5%
8/1/11    90   $213700
96732     180  03   2506635   $42,800.  7/5/96    499.99    Kahului
45   06   180  1    $285,000. 9/1/96

CO   2    108990000506649     98   $25,000.  841 Orchard AVE     10.5%
 8/1/11    70   $51020
81652     180  05   2506649   $25,000.  7/18/96   276.35    Silt
37   02   180  1    $110,000. 9/1/96


CA   2    106990000506650     97   $50,000.  3880 Arabian   10.5%
8/1/11    88   $278409
95682     180  05   2506650   $50,000.  7/19/96   552.70    Shingle Springs

37   06   180  1    $376,000. 9/1/96


CA   2    106990000506653     97   $36,925.2 4519 Whistling      12.675%
8/1/11    94   $230125
95667     180  03   2506653   $37,000.  7/22/96   460.26    Placerville
45   06   180  1    $285,000. 9/1/96

MA   2    125990000506658     98   $34,350.  230 Sheffield  12.9%
7/2/11    90   $124220
01106     180  05   2506658   $34,350.  6/27/96   432.35    Longmeadow
44   06   179  1    $176,500. 8/2/96


CA   2    106990000506667     98   $55,488.34     8 Violet LN    13.375%
8/1/11    95   $296000
94070     180  01   2506667   $55,500.  7/17/96   630.25    San
Carlos
38   00   180  1    $370,000. 9/1/96

CA   2    106990000506668     98   $48,289.56     65 Mesquite LN 13.25%
  8/1/11    95   $257000
94583     180  03   2506668   $48,300.  7/18/96   543.75    San
Ramon
42   00   180  1    $322,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506671     98   $39,000.  4627 E Blue Jay     12.7%
8/1/11    95   $208000
92869     180  05   2506671   $39,000.  7/2/96    422.29    Orange
31   00   180  1    $260,000. 9/1/96

CA   2    106990000506672     98   $13,195.96     25 Stoney Point
11.7%     7/1/11    84   $284000
94402     180  05   2506672   $13,200.  6/28/96   132.74    San
Mateo
27   06   179  1    $355,000. 8/1/96


CA   2    106990000506673     98   $30,700.  6132 Larchwood      12.6%
8/1/11    95   $164000
92647     180  05   2506673   $30,700.  7/8/96    330.03    Huntington
Beach
34   00   180  1    $205,000. 9/1/96

CA   2    106990000506674     98   $50,000.  6533 Eddinghill     12.85%
8/1/11    92   $316000
90274     180  05   2506674   $50,000.  7/1/96    627.69    Rancho Palos
38   00   180  1    $399,000. 9/1/96


MD   2    124990000506675     98   $14,387.27     206 Troon CIR  13.95%
  7/3/11    100  $212561
21771     180  05   2506675   $14,400.  6/28/96   191.29    Mount
Airy
44   06   179  1    $228,000. 8/3/96


NJ   2    134990000506683     98   $34,887.11     34 Dean TER    14.3%
6/25/11   99   $119000
07083     180  05   2506683   $35,000.  6/19/96   473.19    Union
34   06   178  1    $157,000. 7/25/96

CA   2    106990000506689     98   $30,000.  345 Lucerne AVE     11.55%
  8/1/11    90   $172143
95076     180  05   2506689   $30,000.  7/19/96   351.41    Watsonville
41   03   180  1    $225,000. 9/1/96


CA   2    106990000506691     98   $27,950.52     3736-373 8     13.3%
8/1/11    91   $135000
90032     180  05   2506691   $28,000.  7/25/96   359.81    Los
Angeles
34   06   180  1    $180,000. 9/1/96

CA   2    106990000506693     98   $37,400.  5245 Bordeaux  11.8%
8/1/11    90   $187100
92604     180  05   2506693   $37,400.  7/17/96   378.95    Mission Viejo
38   00   180  1    $249,500. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506694     98   $36,929.72     4235 Mesa CT   12.55%
 8/1/11    100  $153600
95677     180  05   2506694   $37,000.  7/18/96   457.24    Rocklin
40   02   180  1    $192,000. 9/1/96

CA   2    106990000506695     98   $35,000.  239 E Newman   13.55%
8/1/11    99   $192058
91006     180  05   2506695   $35,000.  7/17/96   455.58    Arcadia
41   06   180  1    $230,000. 9/1/96


OR   2    141990000506699     98   $9,976.53 18827 NE Glisan     10.3%
8/1/11    68   $71575
97230     180  05   2506699   $10,000.  7/18/96   109.30    Portland
34   06   180  1    $120,000. 9/1/96

CA   2    106990000506705     98   $40,450.  20931 Raintree      11.5%
8/1/11    90   $202300
92679     180  05   2506705   $40,450.  7/22/96   400.58    Trabuco Canyon
41   00   180  1    $270,000. 9/1/96


MA   2    125990000506707     98   $19,000.  615 Silver Lake     13.15%
7/3/11    97   $63210
01331     180  05   2506707   $19,000.  6/28/96   242.27    Athol
28   06   179  1    $85,000.  8/3/96


MD   2    124990000506708     98   $43,337.94     6807 Georgia ST
12.125%   8/1/11    95   $231200
20815     180  05   2506708   $43,350.  7/26/96   450.08    Chevy
Chase
49   00   180  1    $289,000. 9/1/96

VA   2    151990000506713     98   $22,537.6 112 Omni Place 13.9%
6/26/11   100  $92184
24551     180  05   2506713   $22,613.  6/21/96   299.63    Forest
39   02   178  1    $115,000. 7/26/96


MD   2    124990000506716     98   $26,810.32     429 Sawgrass CT
13.9%     6/13/11   100  $178011
21158     180  05   2506716   $26,900.  6/8/96    356.43    Westminster
42   06   178  1    $205,000. 7/13/96

CA   2    106990000506718     98   $46,506.28     4132-34 Vermont
11.95%    8/1/11    90   $155900
92103     180  05   2506718   $46,600.  7/12/96   557.78    Sa
Diego
46   06   180  1    $225,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124990000506722     98   $25,448.95     1306 Merganser
12.% 8/1/11    90   $204000
20772     180  03   2506722   $25,500.  7/24/96   306.05    Upper
Marlboro
36   00   180  1    $255,000. 9/1/96

NJ   2    134990000506743     98   $14,949.99     359 Wilson RD  14.4%
6/29/11   93   $87200
08012     180  05   2506743   $15,000.  6/25/96   203.81    Blackwood
31   06   178  1    $110,000. 7/29/96


CA   2    106990000506745     98   $50,000.  103 Green ST   11.% 8/1/11
80   $290000
95060     180  05   2506745   $50,000.  7/8/96    568.30    Santa Cruz
47   03   180  1    $429,000. 9/1/96

GA   2    113990000506754     98   $32,848.15     1680 Holly     12.66%
8/1/11    95   $95213
30062     180  05   2506754   $33,000.  7/10/96   410.17    Marietta
41   06   180  1    $136,000. 9/1/96


NJ   2    134990000506767     98   $21,872.15     1 BARBARA DR
13.95%    7/8/11    90   $351552
08807     180  05   2506767   $21,900.  7/1/96    290.92
BRIDGEWATER
35   06   179  1    $415,400. 8/8/96


MD   2    124990000506776     98   $24,890.42     11704 Tradewind
11.86%    7/1/06    97   $178663
20708     120  05   2506776   $25,000.  6/24/96   356.66    Laurel
50   03   119  1    $210,000. 8/1/96

CA   2    106990000506797     98   $50,000.  1749 N Santa   10.75%
8/1/11    74   $186000
91006     180  05   2506797   $50,000.  7/9/96    466.74    Arcadia
43   06   180  1    $320,000. 9/1/96


CA   2    106990000506798     98   $36,490.66     1317 Castillo  12.5%
8/1/11    88   $292000
94010     180  05   2506798   $36,500.  7/9/96    389.55    Burlingame
31   00   180  1    $374,000. 9/1/96

WA   2    153990000506799     98   $53,300.  5336 106th     13.25%
8/1/11    96   $284400
98033     180  05   2506799   $53,300.  7/10/96   600.04    Kirkland
37   00   180  1    $355,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506802     98   $39,920.88     9530 Glen Arbor
12.125%   8/1/11    91   $174604
95005     180  05   2506802   $40,000.  7/23/96   483.29    Ben
Lomond
31   06   180  1    $238,000. 9/1/96

CA   2    106990000506806     98   $74,700.  4984 Brewster DR    11.3%
8/1/11    90   $597600
91356     180  05   2506806   $74,700.  7/18/96   728.37    Los
Angeles
48   00   180  1    $750,000. 9/1/96


CA   2    106990000506809     98   $36,450.  14 Angell ST   12.575%
8/1/11    95   $194400
92612     180  03   2506809   $36,450.  7/15/96   451.04    Irvine
36   00   180  1    $243,000. 9/1/96

CA   2    106990000506832     98   $35,000.  680 Harcourt   15.05%
8/1/11    95   $98000
93955     180  05   2506832   $35,000.  7/17/96   491.05    Seaside
43   02   180  1    $140,000. 9/1/96


CT   2    109990000506833     98   $17,400.  26 Stanners ST 13.% 8/1/11
95   $65250
06320     180  05   2506833   $17,400.  7/26/96   220.15    New
London
28   06   180  1    $87,000.  9/1/96


CA   2    106990000506841     98   $37,000.  240 Victory CIR     10.25%
8/1/11    90   $296000
94583     180  05   2506841   $37,000.  7/11/96   403.28    San
Ramon
32   01   180  1    $370,000. 9/1/96

CA   2    106990000506865     98   $23,000.  27130 Pacific  12.45%
8/1/11    93   $364030
92692     180  05   2506865   $23,000.  7/8/96    282.72    Mission Viejo
32   03   180  1    $417,000. 9/1/96


CA   2    106990000506866     98   $24,948.52     736 N Morada   11.7%
8/1/11    90   $116689
91790     180  05   2506866   $25,000.  7/10/96   295.23    West
Covina
42   02   180  1    $158,000. 9/1/96

CA   2    106990000506867     98   $37,372.12     2301 N    11.45%
8/1/11    90   $195000
90027     180  05   2506867   $39,000.  7/3/96    454.36    Los Angeles
27   06   180  1    $260,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506872     98   $67,200.  237 Clifton    13.05%
8/1/11    95   $358800
94070     180  05   2506872   $67,200.  7/22/96   852.45    San
Carlos
32   00   180  1    $448,500. 9/1/96

MD   2    124990000506881     98   $37,800.  7825 Overhill RD    11.5%
8/1/11    90   $302400
20814     180  05   2506881   $37,800.  7/25/96   441.58    Bethesda
42   00   180  1    $378,000. 9/1/96


UT   2    149990000506888     98   $44,300.  5466 W Aristada     12.2%
8/1/11    99   $85638
84084     180  05   2506888   $44,300.  7/19/96   537.39    West
Jordan
34   02   180  1    $132,000. 9/1/96

CA   2    106990000506908     98   $23,781.98     4069 Forestview
11.625%   8/1/11    86   $124000
94521     180  05   2506908   $30,000.  7/5/96    299.95    Concord
45   06   180  1    $180,000. 9/1/96


CA   2    106990000506909     98   $19,460.5 403 Vista Roma 11.875%
8/1/11    90   $156000
92660     180  05   2506909   $19,500.  7/19/96   232.47    Newport Beach
31   00   180  1    $195,000. 9/1/96


CA   2    106990000506928     98   $30,500.  68 Belmont DR  11.725%
8/1/11    90   $244000
94015     180  05   2506928   $30,500.  7/22/96   360.67    Daly
City
42   06   180  1    $305,000. 9/1/96

CA   2    106990000506931     98   $42,000.  1912 N Diamond
13.125%   8/1/11    100  $167000
92867     180  05   2506931   $42,000.  7/25/96   534.86    Orange
40   06   180  1    $210,000. 9/1/96


CA   2    106990000506943     98   $38,550.  12349 Andy ST  11.25%
8/1/11    90   $192750
90703     180  05   2506943   $38,550.  7/19/96   444.23    Cerritos
28   00   180  1    $257,000. 9/1/96

CA   2    106990000506945     98   $48,600.  2540 Glen Kew  14.% 8/1/11
  95   $241146
95148     180  05   2506945   $48,600.  7/16/96   647.23    San
Jose
45   02   180  1    $305,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000506962     98   $36,342.42     28581 Rancho   11.25%
 7/1/11    90   $183750
92677     180  03   2506962   $36,500.  6/26/96   420.61    Laguna
Niguel
39   00   179  1    $245,000. 8/1/96

HI   2    115990000506968     98   $45,000.  340 Naholo CIR 13.125%
7/1/11    100  $227000
96732     180  03   2506968   $45,000.  6/7/96    573.07    Kahului
50   06   179  1    $272,000. 8/1/96


CA   2    106990000506973     98   $44,238.99     1299      12.625%
8/1/11    95   $236000
95118     180  05   2506973   $44,250.  7/19/96   476.56    San
Jose
39   00   180  1    $295,000. 9/1/96

CA   2    106990000506975     98   $43,800.  18 Wilder ST   12.625%
8/1/11    95   $233600
94131     180  05   2506975   $43,800.  7/22/96   471.71    San
Francisco
37   00   180  1    $292,000. 9/1/96


WA   2    153990000506977     98   $36,000.  30005 Caballo  13.625%
8/1/11    95   $135000
99337     180  05   2506977   $36,000.  7/18/96   470.39    Kennewick
50   02   180  1    $180,000. 9/1/96


CA   2    106990000506978     98   $28,900.  6261 Kraft     14.075%
8/1/11    95   $123100
******    180  05   2506978   $28,900.  7/19/96   386.33    North
Hollywood
49   02   180  1    $160,000. 9/1/96

MD   2    124990000507020     98   $57,715.47     21713 Brink    11.75%
7/1/11    95   $308000
20874     180  03   2507020   $57,750.  6/27/96   582.93    Germantown
30   00   179  1    $385,000. 8/1/96


VA   2    151990000507024     98   $37,037.83     5212 Glen      11.375%
7/1/11    95   $197600
22020     180  03   2507024   $37,050.  6/28/96   363.37    Centreville
34   00   179  1    $247,000. 8/1/96

UT   2    149990000507051     98   $50,000.  3906 S 360 W   12.% 8/1/11
91   $44823
84120     180  05   2507051   $50,000.  7/22/96   600.08    West
Valley City
45   06   180  1    $105,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507055     98   $19,455.59     1390 Severus DR
10.625%   8/1/11    80   $87621
94589     180  05   2507055   $19,500.  7/19/96   217.07    Vallejo
43   02   180  1    $134,000. 9/1/96

CA   2    106990000507063     98   $51,750.  19060 Brasilia      13.7%
8/1/11    95   $276000
91326     180  05   2507063   $51,750.  7/22/96   600.90    Northridge
35   00   180  1    $345,000. 9/1/96


OR   2    141990000507087     98   $22,350.  7304 SW Linette     12.25%
8/1/11    95   $119200
97007     180  05   2507087   $22,350.  7/17/96   234.20    Beaverton
29   00   180  1    $149,000. 9/1/96

MD   2    124990000507090     98   $81,000.  9441 Turnberry      12.375%
8/1/11    95   $432000
20854     180  09   2507090   $81,000.  7/30/96   856.63    Potomac
42   00   180  1    $540,000. 9/1/96


CA   2    106990000507148     98   $24,932.81     112 Marylinn DR
13.575%   8/1/11    92   $135245
95035     180  01   2507148   $25,000.  7/22/96   325.83    Milpitas
39   02   180  1    $174,500. 9/1/96


CA   2    106990000507167     98   $39,363.82     959 Summerleaf
11.85%    8/1/11    90   $249700
95120     180  05   2507167   $40,000.  7/25/96   476.21    San
Jose
40   02   180  1    $325,000. 9/1/96

PA   2    142990000507181     98   $16,910.62     154 South Easton
13.5%     5/21/11   89   $98000
19038     180  05   2507181   $17,000.  5/16/96   220.71    Cheltenham
37   02   177  1    $130,000. 6/21/96


MD   2    124990000507195     98   $15,687.03     10115 Prince   12.75%
10/17/10  94   $46787
20772     180  05   2507195   $16,000.  10/11/95  199.81    Largo
21   02   170  1    $67,500.  11/17/95

NJ   2    134990000507206     98   $11,557.15     11 Villa Drive 12.9%
6/17/11   90   $92800
08009     180  05   2507206   $11,600.  6/11/96   146.01    Berlin
28   02   178  1    $116,000. 7/17/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124990000507216     98   $28,776.63     128 Creek View
13.99%    5/21/11   90   $93912
21154     180  05   2507216   $29,000.  5/16/96   386.01    Street
33   02   177  1    $138,000. 6/21/96

NC   2    137990000507247     98   $13,264.95     9219 Ravenwing
14.55%    3/27/11   89   $65098
28262     180  05   2507247   $13,350.  3/22/96   182.75    Charlotte
29   02   175  1    $89,000.  4/27/96


PA   2    142990000507251     98   $11,856.06     3311 Lansing   12.9%
6/10/11   90   $60037
19136     180  05   2507251   $11,900.  6/4/96    149.78    Philadelphia
35   02   178  1    $80,000.  7/10/96

RI   2    144990000507255     98   $22,815.58     447 Stafford Road
14.95%    7/2/11    100  $69069
02878     180  05   2507255   $22,900.  6/27/96   319.72    Tiverton
41   02   179  1    $92,000.  8/2/96


VA   2    151990000507261     98   $19,700.  227 Madray Drive    13.%
8/1/11    92   $92250
22546     180  05   2507261   $19,700.  7/2/96    249.26    Ruther Glen
45   02   180  1    $123,000. 9/1/96


CA   2    106990000507277     98   $20,000.  747 Calmar AVE 11.15%
8/1/11    84   $181500
94610     180  05   2507277   $20,000.  7/17/96   229.21    Oakland
20   00   180  1    $242,000. 9/1/96

CA   2    106990000507308     98   $27,675.  8510 Ballina ST     11.85%
8/1/11    90   $138350
93313     180  05   2507308   $27,675.  7/23/96   281.48    Bakersfield
32   00   180  1    $184,500. 9/1/96


CA   2    106990000507309     98   $40,748.38     6931 Hartcrest DR
11.875%   8/1/11    90   $328000
90275     180  05   2507309   $41,000.  7/3/96    488.78    Rancho Palos
45   00   180  1    $410,000. 9/1/96

CA   2    106990000507368     98   $38,000.  1360 Gold      12.875%
8/1/11    95   $203150
91709     180  05   2507368   $38,000.  7/1/96    477.67    Chino Hills
43   00   180  1    $253,976. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507390     98   $24,912.85     6968 Camino    13.5%
7/1/11    100  $159560
92111     180  01   2507390   $25,000.  6/13/96   324.58    San
Diego
38   02   179  1    $185,000. 8/1/96

WA   2    153990000507399     98   $26,500.  4825 73rd DR NE
12.75%    8/1/11    100  $130000
98270     180  05   2507399   $26,500.  7/24/96   330.95    Marysville
40   01   180  1    $157,000. 9/1/96


CA   2    106990000507402     98   $38,132.98     500 E Yale LOOP
13.375%   7/1/11    95   $204000
92714     180  01   2507402   $38,200.  6/28/96   492.79    Irvine
38   06   179  1    $255,000. 8/1/96

CA   2    106990000507404     98   $35,000.  2329 London CT 11.7%
8/1/11    90   $139806
94509     180  05   2507404   $35,000.  7/10/96   413.33    Antioch
44   02   180  1    $195,000. 9/1/96


CA   2    106990000507405     98   $28,000.  27461 Limones  12.95%
8/1/11    100  $164768
92691     180  05   2507405   $28,000.  7/15/96   353.35    Mission Viejo
28   02   180  1    $193,000. 9/1/96


CA   2    106990000507406     98   $48,500.  1685 Brigden RD     12.5%
8/1/11    95   $227000
91104     180  05   2507406   $48,500.  7/16/96   597.77    Pasadena
40   06   180  1    $290,000. 9/1/96

CA   2    106990000507407     98   $34,933.2 3717 Thousand  12.5%
8/1/11    93   $241919
95136     180  05   2507407   $35,000.  7/11/96   431.38    San
Jose
45   06   180  1    $300,000. 9/1/96


CA   2    106990000507423     98   $15,500.  26030 Zorra LN 12.425%
8/1/11    90   $77000
92551     180  03   2507423   $15,500.  7/24/96   164.52    Moreno Valley
44   00   180  1    $103,500. 9/1/96

CO   2    108990000507438     98   $48,800.  7538 Spring Drive   11.25%
8/1/11    90   $390400
80303     180  05   2507438   $48,800.  7/25/96   562.34    Boulder
23   00   180  1    $488,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000507448     98   $20,300.  9194 S 110 E   14.55%
8/1/11    95   $90670
84070     180  05   2507448   $20,300.  7/22/96   277.89    Sandy
48   02   180  1    $117,000. 9/1/96

CA   2    106990000507452     98   $49,500.  9480 Rockcrest      11.3%
8/1/11    90   $161839
92040     180  05   2507452   $49,500.  7/25/96   571.98    Lakeside
47   01   180  1    $235,000. 9/1/96


CA   2    106990000507454     98   $41,290.96     3118 Espana LN 12.5%
 7/1/11    95   $221550
91362     180  01   2507454   $41,450.  6/28/96   510.88    Thousand Oaks
40   00   179  1    $276,990. 8/1/96

CA   2    106990000507457     98   $46,400.  2934 Cowper ST 11.4%
8/1/11    90   $371250
94306     180  05   2507457   $46,400.  7/24/96   539.09    Palo
Alto
33   00   180  1    $465,000. 9/1/96


CA   2    106990000507469     98   $38,938.7 851 El Caminito     14.5%
7/1/11    100  $140923
92028     180  05   2507469   $39,000.  6/18/96   532.55    Fallbrook
44   02   179  1    $180,000. 8/1/96


CA   2    106990000507471     98   $30,000.  616 Commodore  13.875%
8/1/11    100  $179835
94804     180  01   2507471   $30,000.  7/9/96    397.01    Richmond
38   06   180  1    $210,000. 9/1/96

CA   2    106990000507484     98   $16,800.  1366 Conventry      11.75%
8/1/11    90   $134760
94518     180  05   2507484   $16,800.  7/15/96   169.58    Concord
45   00   180  1    $169,000. 9/1/96


CA   2    106990000507485     98   $17,000.  4855 Andrea CIR     11.%
8/1/11    80   $202423
92886     180  05   2507485   $17,000.  7/17/96   193.22    Yorba
Linda
40   03   180  1    $275,000. 9/1/96

CA   2    106990000507493     98   $35,135.96     5632 Trinette  13.%
7/1/11    95   $188000
92645     180  05   2507493   $35,200.  6/20/96   445.37    Garden
Grove
36   00   179  1    $235,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507525     98   $76,473.56     20 Claremont LN
14.% 7/1/11    95   $413050
92679     180  03   2507525   $76,600.  6/26/96   1020.11   Coto De Caza
44   06   179  1    $517,000. 8/1/96

CA   2    106990000507534     98   $39,700.  3387 Kallin AVE     13.%
8/1/11    98   $148467
90808     180  05   2507534   $39,700.  7/1/96    502.30    Long Beach
37   06   180  1    $193,000. 9/1/96


CA   2    106990000507535     98   $34,434.15     29815 Corte    12.5%
7/1/11    95   $184000
92591     180  05   2507535   $34,500.  6/20/96   425.22    Temecula
36   00   179  1    $230,000. 8/1/96

CA   2    106990000507541     98   $41,700.  32200 Vista Del     13.375%
8/1/11    92   $224254
92591     180  05   2507541   $41,700.  7/5/96    537.94    Temecula
40   06   180  1    $290,000. 9/1/96


CA   2    106990000507548     98   $29,809.38     788 Walnut CT
12.375%   8/1/11    90   $182000
91320     180  05   2507548   $30,000.  7/5/96    367.32    Thousand
Oaks
41   06   180  1    $238,000. 9/1/96


CA   2    106990000507553     98   $43,728.57     1564 N Twin    14.125%
 7/1/11    92   $171090
92069     180  05   2507553   $43,800.  6/10/96   586.99    San
Marcos
50   06   179  1    $235,000. 8/1/96

NV   2    132990000507554     98   $24,356.68     617 Kings PL   13.25%
8/1/11    100  $125576
89005     180  05   2507554   $24,400.  7/2/96    312.74    Boulder City
41   06   180  1    $150,000. 9/1/96


VA   2    151990000507556     98   $35,778.24     4500 19th RD N 12.%
8/1/11    95   $191200
22207     180  05   2507556   $35,850.  7/12/96   430.26    Arlington
34   00   180  1    $239,000. 9/1/96

CA   2    106990000507564     98   $18,000.  407 Sunrise AVE
13.375%   8/1/11    85   $83249
95661     180  05   2507564   $18,000.  7/3/96    232.20    Roseville
38   06   180  1    $120,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507569     98   $28,357.52     857 Via Felicidad   15.%
7/1/11    95   $74159
92084     180  05   2507569   $28,400.  6/19/96   397.48    Vista
49   06   179  1    $108,000. 8/1/96

CA   2    106990000507586     98   $38,850.79     39 Solitaire LN     13.%
7/1/11    95   $208000
92656     180  03   2507586   $39,000.  6/24/96   493.44    Aliso
Viejo Area
41   01   179  1    $260,000. 8/1/96


CA   2    106990000507591     98   $56,000.  424 Redrock    13.25%
8/1/11    98   $218560
94954     180  05   2507591   $56,000.  7/23/96   717.78    Petaluma
41   06   180  1    $283,000. 9/1/96

CA   2    106990000507593     98   $45,000.  1490 Bridge ST 12.375%
8/1/11    95   $239950
94518     180  05   2507593   $45,000.  7/25/96   550.98    Concord
42   00   180  1    $299,950. 9/1/96


CA   2    106990000507598     98   $26,300.  502 Silver Leaf     12.6%
8/1/11    95   $140700
91720     180  05   2507598   $26,300.  7/26/96   282.73    Corona
39   00   180  1    $175,900. 9/1/96


CA   2    106990000507602     98   $30,000.  1275 Mesa ST   12.35%
9/1/11    100  $158949
93960     180  05   2507602   $30,000.  7/29/96   366.83    Soledad
25   06   181  1    $189,000. 10/1/96

CA   2    106990000507603     98   $10,000.  366 Sierra Vista    11.35%
8/1/11    77   $204500
94043     180  09   2507603   $10,000.  7/23/96   97.89     Mountain View
29   01   180  1    $280,000. 9/1/96


CA   2    106990000507606     98   $25,151.21     15602 Garland  12.35%
8/1/11    84   $177160
92683     180  05   2507606   $25,200.  7/24/96   308.14    Westminster
46   06   180  1    $241,500. 9/1/96

CA   2    106990000507608     98   $33,238.36     513 Florence   12.85%
8/1/11    94   $115709
95688     180  05   2507608   $33,400.  7/24/96   419.30    Vacaville
43   02   180  1    $160,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507612     98   $20,000.  8022 Stutz CT  12.35%
9/1/11    100  $118000
95828     180  05   2507612   $20,000.  7/29/96   244.56    Sacramento
32   02   181  1    $139,000. 10/1/96

CA   2    106990000507625     98   $18,965.43     1179 Lynhurst  13.%
8/1/11    96   $225524
95118     180  05   2507625   $19,000.  7/1/96    240.40    San Jose
36   06   180  1    $255,000. 9/1/96


CA   2    106990000507630     98   $38,000.  3035 King CIR  13.45%
8/1/11    100  $137000
93933     180  05   2507630   $38,000.  7/16/96   492.10    Marina
30   02   180  1    $175,000. 9/1/96

CA   2    106990000507632     98   $27,949.68     20 Cambridge CT
13.125%   7/1/11    100  $252000
92679     180  03   2507632   $28,000.  6/13/96   356.57    Coto
De Caza
45   06   179  1    $280,000. 8/1/96


CA   2    106990000507676     98   $25,000.  830 E California    12.85%
9/1/11    96   $185729
94086     180  05   2507676   $25,000.  7/29/96   313.85    Sunnyvale
44   02   181  1    $220,000. 10/1/96


CA   2    106990000507677     98   $29,500.  2721 Lucile AVE     12.1%
9/1/11    89   $73342
95209     180  05   2507677   $29,500.  7/29/96   355.95    Stockton
48   02   181  1    $116,000. 10/1/96

CA   2    106990000507679     98   $20,500.  6309 Welty WAY 12.85%
9/1/11    100  $87399
95824     180  05   2507679   $20,500.  7/29/96   257.35    Sacramento
43   02   181  1    $108,000. 10/1/96


CA   2    106990000507680     98   $40,289.89     2018 Marshall  12.6%
8/1/11    95   $215900
90278     180  09   2507680   $40,400.  7/23/96   434.31    Redondo Beach
34   00   180  1    $269,900. 9/1/96

CA   2    106990000507688     98   $23,500.  623 Gridley Street  12.5%
8/1/11    100  $161000
95127     180  05   2507688   $23,500.  7/25/96   289.65    San
Jose
35   02   180  1    $185,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NV   2    132990000507696     98   $17,968.43     1408 Rim Fire  13.375%
 8/1/11    95   $75074
89014     180  03   2507696   $18,000.  7/3/96    232.20    Henderson
42   02   180  1    $98,000.  9/1/96

CO   2    108990000507708     98   $11,475.21     1768 Joliet ST 11.5%
8/1/11    74   $36528
80010     180  05   2507708   $11,500.  7/1/96    134.34    Aurora
48   02   180  1    $65,000.  9/1/96


CA   2    106990000507721     98   $24,561.34     3116 Via Merde 14.5%
 7/1/11    95   $136842
92008     180  01   2507721   $24,600.  6/17/96   335.91    Carlsbad
36   02   179  1    $170,000. 8/1/96

CA   2    106990000507752     98   $24,957.71     32 E Whitney ST
13.75%    7/1/11    95   $144941
91910     180  05   2507752   $25,000.  6/10/96   328.75    Chula
Vista
31   03   179  1    $180,000. 8/1/96


CA   2    106990000507758     98   $31,330.13     22795 Foxridge
10.875%   7/1/11    80   $207000
92692     180  03   2507758   $31,400.  6/13/96   354.43    Mission Viejo
24   00   179  1    $298,000. 8/1/96


CA   2    106990000507778     98   $25,000.  2681 68th Avenue
12.875%   8/1/11    98   $92000
94605     180  05   2507778   $25,000.  7/25/96   314.26    Oakland
44   02   180  1    $120,000. 9/1/96

CA   2    106990000507790     98   $36,425.19     99 Lile Lane   11.75%
8/1/11    90   $129000
95425     180  05   2507790   $36,500.  7/12/96   432.21    Cloverdale
36   06   180  1    $185,000. 9/1/96


CA   2    106990000507791     98   $47,661.45     4340 Ponca AVE 12.8%
  8/1/11    90   $382000
91602     180  05   2507791   $47,750.  7/23/96   597.88    Los
Angeles
21   00   180  1    $477,500. 9/1/96

CA   2    106990000507792     98   $24,960.7 1673 Maple DR  14.5%
7/23/11   100  $203500
91911     180  05   2507792   $25,000.  7/3/96    341.38    Chula Vista
47   02   179  1    $230,000. 8/23/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507793     98   $29,000.  505 Wexford CT 11.75%
8/1/11    85   $179800
95661     180  05   2507793   $29,000.  7/17/96   343.40    Roseville
32   06   180  1    $248,000. 9/1/96

CA   2    106990000507794     98   $30,000.  4675 Lambert   11.% 8/1/11
90   $240000
95403     180  05   2507794   $30,000.  7/30/96   285.70    Santa
Rosa
36   00   180  1    $300,000. 9/1/96


UT   2    149990000507803     98   $46,914.51     841 E 800 S    13.%
8/1/11    91   $181000
84663     180  03   2507803   $47,000.  7/23/96   594.66    Springville
35   02   180  1    $251,000. 9/1/96

CA   2    106990000507805     98   $39,927.59     4577 Nido LN   13.05%
 8/1/11    98   $145839
92117     180  05   2507805   $40,000.  7/24/96   507.41    San
Diego
43   02   180  1    $190,000. 9/1/96


CA   2    106990000507831     97   $10,000.  12109 Samoline      12.75%
7/1/11    97   $169300
90242     180  05   2507831   $10,000.  6/15/96   125.37    Downey
39   06   179  1    $185,000. 8/1/96


CA   2    106990000507858     98   $9,997.01 3401 Leafwood  11.8%
8/1/11    85   $294111
94403     180  05   2507858   $10,000.  7/12/96   101.32    San
Mateo
40   02   180  1    $362,000. 9/1/96

CA   2    106990000507859     98   $49,485.19     705 Fawn Drive 11.8%
8/1/11    90   $396000
94960     180  05   2507859   $49,500.  7/11/96   501.56    San
Anselmo
34   00   180  1    $495,000. 9/1/96


CA   2    106990000507863     98   $47,250.  227 Devon Drive     12.7%
8/1/11    95   $252000
94903     180  05   2507863   $47,250.  7/17/96   511.62    San
Rafael
37   00   180  1    $315,000. 9/1/96

IL   2    117990000507875     98   $12,700.  305 S Sixth ST 11.% 8/2/06
90   $101600
60146     120  05   2507875   $12,700.  7/29/96   174.94    Kirkland
44   06   120  1    $127,000. 9/2/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MN   2    127990000507887     98   $34,500.  9260 Highway 95     13.%
8/1/11    95   $88608
56329     180  09   2507887   $34,500.  8/2/96    436.51    Foley
39   03   180  1    $130,000. 9/1/96

CA   2    106990000507906     98   $24,952.05     5040 Lindell Lane
12.45%    7/1/11    95   $172000
92704     180  05   2507906   $25,000.  6/21/96   307.32    Santa
Ana
33   00   179  1    $209,000. 8/1/96


CA   2    106990000507928     97   $17,570.63     11028 Wilson   12.%
4/10/11   90   $256721
91701     180  05   2507928   $17,635.  4/1/96    211.98    Alta Loma
47   02   176  1    $305,000. 5/10/96

CA   2    106990000507938     98   $35,724.41     1210 N Cabrillo
12.55%    8/1/11    93   $220800
94019     180  05   2507938   $35,800.  7/30/96   383.47    Half
Moon Bay
39   00   180  1    $276,000. 9/1/96


CA   2    106990000507939     97   $33,600.  11223 Saticoy ST    12.5%
6/1/11    99   $98000
91352     180  05   2507939   $33,600.  5/1/96    417.67    Sun Valley
35   06   178  1    $133,000. 7/1/96


CA   2    106990000507944     97   $40,000.  7480 Barnhart PL    11.5%
5/15/11   88   $415200
95014     180  05   2507944   $40,000.  5/6/96    468.34    Cupertino
31   00   177  1    $519,000. 6/15/96

CA   2    106990000507961     98   $31,500.  129 Bellevue   12.375%
8/1/11    95   $168000
94014     180  05   2507961   $31,500.  7/22/96   385.69    Daly
City
45   02   180  1    $210,000. 9/1/96


CA   2    106990000507973     98   $21,956.48     988 Belmont TER
12.125%   8/1/11    90   $176000
94086     180  01   2507973   $22,000.  7/29/96   265.81    Sunnvale
35   00   180  1    $220,000. 9/1/96

CA   2    106990000507975     98   $22,446.82     332 W Avenue 41
10.225%   8/1/11    84   $195000
90065     180  05   2507975   $22,500.  7/18/96   244.90    Los
Angeles
46   02   180  1    $260,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000507984     98   $16,000.  10051 Los      13.125%
9/1/11    100  $134000
92708     180  09   2507984   $16,000.  8/5/96    203.76    Fountain
Valley
38   03   181  1    $150,000. 10/1/96

CA   2    106990000507990     97   $24,979.35     5844 Redwood ST
13.3%     8/16/11   99   $99235
92106     181  05   2507990   $25,000.  7/10/96   321.26    San
Diego
37   06   180  1    $126,000. 8/16/96


CA   2    106990000508001     98   $36,000.  375 Sunswept ST     13.75%
 8/1/11    100  $144000
92114     180  05   2508001   $36,000.  7/26/96   473.40    San
Diego
48   02   180  1    $180,000. 9/1/96

CA   2    106990000508007     98   $23,255.53     38 Belle AVE   12.5%
8/1/11    100  $218700
94930     180  05   2508007   $23,300.  7/11/96   287.18    Fairfax
43   02   180  1    $242,000. 9/1/96


CA   2    106990000508013     98   $25,000.  2191 Abraham ST     13.%
8/1/11    100  $134155
93065     180  05   2508013   $25,000.  7/22/96   316.31    Simi
Valley
47   06   180  1    $160,000. 9/1/96


MI   2    126990000508026     98   $16,969.22     19630 Cascade  13.05%
8/1/11    80   $90300
48192     180  05   2508026   $17,000.  7/29/96   215.66    Riverview
38   02   180  1    $135,000. 9/1/96

VT   2    150990000508062     98   $27,450.  NULL 12.% 8/1/11    87
$137250
05738     180  05   2508062   $27,450.  8/1/96    329.45    Shrewsbury
45   02   180  1    $190,000. 9/1/96


CA   2    106990000508114     98   $51,750.  2418 Raven Road     13.4%
8/1/11    95   $276000
94566     180  05   2508114   $51,750.  7/15/96   588.68    Pleasanton
34   00   180  1    $345,000. 9/1/96

CA   2    106990000508115     98   $46,936.27     581 Timberleaf
11.9%     8/1/11    90   $375850
94598     180  03   2508115   $46,950.  7/23/96   479.32    Walnut
Creek
35   00   180  1    $469,830. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000508160     98   $42,767.29     3138 E Danish  10.25%
7/30/11   76   $196000
84121     180  05   2508160   $43,000.  7/30/96   468.68    Salt
Lake City
41   02   179  1    $318,000. 8/30/96

CA   2    106990000508168     98   $45,000.  3370 Brower AVE
13.55%    8/1/11    98   $450000
94040     180  05   2508168   $45,000.  7/29/96   585.74    Mountain View
42   06   180  1    $510,000. 9/1/96


CA   2    106990000508174     98   $31,400.28     8500 O'Melveny
14.49%    7/1/11    100  $92500
91352     180  05   2508174   $31,500.  6/27/96   429.92    Sun
Valley
35   01   179  1    $124,000. 8/1/96

CA   2    106990000508177     98   $51,500.  13331 Valley   11.25%
8/1/11    90   $412000
91423     180  05   2508177   $51,500.  7/26/96   500.20    Los
Angeles
11   00   180  1    $515,000. 9/1/96


NV   2    132990000508211     98   $28,183.68     4546 Newton DR
12.95%    7/15/06   99   $92359
89121     120  05   2508211   $28,300.  6/28/96   421.72    Las
Vegas
43   01   119  1    $122,000. 8/15/96


UT   2    149990000508225     98   $56,000.  1910 S State   11.45%
8/5/11    86   $76965
84036     180  05   2508225   $56,000.  7/9/96    652.41    Francis
45   02   180  1    $156,000. 9/5/96

OR   2    141990000508230     98   $31,938.04     4552 Cambon ST
12.35%    7/5/11    90   $82259
97402     180  05   2508230   $32,000.  6/18/96   391.29    Eugene
34   02   179  1    $127,000. 8/5/96


AZ   2    104990000508248     98   $50,207.72     6810 N 2nd ST  12.15%
 7/5/06    86   $240255
85012     120  05   2508248   $50,425.  6/24/96   727.83    Phoenix
29   02   119  1    $340,000. 8/5/96

UT   2    149990000508274     98   $63,800.  256 N Vine ST  12.74%
9/1/11    90   $111627
84103     180  05   2508274   $63,800.  7/31/96   796.34    Salt
Lake City
42   02   181  1    $195,000. 10/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000508278     98   $67,248.32     915 Foothill DR
12.8%     7/5/11    100  $166416
95123     180  05   2508278   $67,500.  6/27/96   845.17    San
Jose
35   02   179  1    $234,000. 8/5/96

CA   2    106990000508279     98   $28,148.76     1451 Birch AVE 13.99%
  7/17/11   100  $96788
93611     180  05   2508279   $28,200.  6/26/96   375.37    Clovis
40   06   179  1    $125,000. 8/17/96


CA   2    106990000508305     98   $49,909.87     5632 W Walnut
13.125%   8/1/11    100  $227700
93277     180  05   2508305   $50,000.  7/23/96   636.74    Visalia
34   06   180  1    $278,000. 9/1/96

IA   2    119990000508330     98   $18,200.  5438 Taylor ST 12.6%
8/2/11    100  $72800
52807     180  05   2508330   $18,200.  8/2/96    225.51    Davenport
38   00   180  1    $91,000.  9/2/96


CA   2    106990000508338     98   $33,000.  14211     13.25%    9/1/11
95   $176000
92683     180  05   2508338   $33,000.  7/31/96   422.97    Westminster
40   00   181  1    $220,000. 10/1/96


CA   2    106990000508413     98   $28,600.  25 Pasadena    11.8%
8/1/11    90   $228800
94960     180  05   2508413   $28,600.  7/10/96   289.79    San
Anselmo
25   00   180  1    $286,000. 9/1/96

NJ   2    134990000508420     98   $49,887.45     26 Alpine RD   10.75%
7/30/11   28   $900
07054     180  05   2508420   $50,000.  7/30/96   560.47    Parsippany -
Troy
15   02   179  1    $183,000. 8/30/96


CA   2    106990000508556     98   $11,475.87     20129 N Venton
11.5%     8/1/11    90   $136987
91724     180  05   2508556   $11,500.  7/23/96   134.34    Covina
Area
37   01   180  1    $165,000. 9/1/96

CA   2    106990000508582     97   $60,000.  1543 Elsdon CIR     11.75%
7/20/11   87   $471691
95608     180  05   2508582   $60,000.  7/1/96    713.25    Carmichael
34   03   179  1    $615,000. 8/20/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000508590     98   $20,200.  951 Cape George     10.875%
 9/1/11    80   $207000
95133     180  05   2508590   $20,200.  8/12/96   228.01    San
Jose
45   00   181  1    $284,000. 10/1/96

CA   2    106990000508594     98   $50,000.  7360 Luane Trail    12.925%
8/1/11    91   $375833
92324     180  05   2508594   $50,000.  7/26/96   630.16    Colton
44   02   180  1    $470,000. 9/1/96


CA   2    106990000508595     98   $33,000.  3501 W    13.5%     9/1/11
100  $114779
92804     180  01   2508595   $33,000.  8/2/96    428.45    Anaheim
49   02   181  1    $148,000. 10/1/96

CA   2    106990000508605     98   $26,146.3 440 Otsego     11.75%
8/1/11    87   $186500
94112     180  05   2508605   $26,200.  7/18/96   310.24    San
Francisco
38   01   180  1    $245,000. 9/1/96


FL   2    112990000508664     98   $24,657.05     16571 SW 145th
12.725%   6/1/11    100  $128231
33177     180  05   2508664   $24,750.  5/24/96   308.68    Miami
46   02   178  1    $153,000. 7/1/96


CA   2    106990000508694     98   $78,750.  100 Spring ST  13.125%
8/1/11    95   $420000
95032     180  05   2508694   $78,750.  7/19/96   878.83    Los
Gatos
43   00   180  1    $525,000. 9/1/96

VA   2    151990000508697     98   $20,350.  200 N Joshua CT     11.875%
 7/1/11    95   $108700
20164     180  05   2508697   $20,350.  6/28/96   207.37    Sterling
36   00   179  1    $135,900. 8/1/96


CA   2    106990000508723     98   $35,000.  2355 Carpenter      11.5%
9/1/11    90   $193727
94539     180  05   2508723   $35,000.  8/6/96    408.87    Fremont
44   02   181  1    $255,000. 10/1/96

WA   2    153990000508726     98   $23,000.  14017 SE 237th      13.6%
9/1/11    100  $206900
98042     180  05   2508726   $23,000.  8/1/96    300.14    Kent
49   01   181  1    $230,000. 10/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000508727     98   $22,000.  3374 Eureka PL 11.85%
8/1/11    90   $110250
92008     180  05   2508727   $22,000.  7/31/96   223.76    Carlsbad
49   00   180  1    $147,000. 9/1/96

CA   2    106990000508765     98   $31,500.  1024 S Daniel  11.6%
8/1/11    90   $207000
95128     180  05   2508765   $31,500.  7/26/96   314.35    San
Jose
33   00   180  1    $265,000. 9/1/96


CA   2    106990000508804     98   $41,200.  2956 Withrow PL     11.35%
 9/1/11    90   $206250
95051     180  05   2508804   $41,200.  8/5/96    477.37    Santa Clara
43   01   181  1    $275,000. 10/1/96

MD   2    124990000508825     98   $16,050.  7820 Marioak DR     12.%
7/1/11    95   $85600
21227     180  05   2508825   $16,050.  6/28/96   165.09    Elkridge
38   00   179  1    $107,000. 8/1/96


GA   2    113990000508881     98   $43,400.  2694 Hidden    12.% 8/1/11
95   $162750
30062     180  05   2508881   $43,400.  7/19/96   520.87    Marietta
38   02   180  1    $217,000. 9/1/96


WA   2    153990000508938     98   $24,000.  8707 Del Campo      12.5%
 9/1/11    100  $120349
98208     180  05   2508938   $24,000.  8/1/96    295.81    Everett
39   02   181  1    $145,000. 10/1/96

CA   2    106990000508939     98   $16,466.18     4142-44 Bannock
11.75%    8/1/11    86   $120000
92117     180  05   2508939   $16,500.  7/24/96   195.38    San
Diego
42   06   180  1    $160,000. 9/1/96


CA   2    106990000508940     98   $80,000.  3445 Vantage   14.05%
9/1/11    100  $260000
91748     180  03   2508940   $80,000.  8/7/96    1068.08   Rowland
Heights
49   03   181  1    $340,000. 10/1/96

CA   2    106990000508971     98   $26,500.  10357 Santana ST    12.3%
9/1/11    100  $139771
92071     180  05   2508971   $26,500.  8/1/96    323.18    Santee
43   06   181  1    $167,500. 10/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000508983     98   $40,900.  2371 Lonestar DR    12.6%
8/1/11    95   $218100
91760     180  05   2508983   $40,900.  7/22/96   439.68    Norco
48   00   180  1    $273,000. 9/1/96

UT   2    149990000509063     98   $21,000.  375 W 200 South     12.975%
 9/1/11    93   $99873
84010     180  05   2509063   $21,000.  8/9/96    265.36    Bountiful
39   02   181  1    $130,000. 10/1/96


CA   2    106990000509108     98   $30,000.  1800 Spoonbill      12.35%
9/1/11    92   $154982
94954     180  05   2509108   $30,000.  7/30/96   366.84    Petaluma
39   01   181  1    $202,000. 10/1/96

CA   2    106990000509127     98   $56,800.  9328 Zambra Way     13.85%
  8/1/11    100  $82181
95826     180  05   2509127   $56,800.  7/24/96   750.71    Sacramento
50   06   180  1    $139,000. 9/1/96


DC   2    111990000509185     98   $39,900.  1272 New  12.% 8/1/11    95
$212800
20036     180  01   2509185   $39,900.  7/17/96   410.42    Washington
26   00   180  1    $266,000. 9/1/96


MD   2    124990000509197     98   $40,187.5 20502 Cross Jack
11.625%   8/1/11    95   $214400
20879     180  03   2509197   $40,200.  7/29/96   401.94    Gaithersburg
42   00   180  1    $268,000. 9/1/96

CA   2    106990000509216     98   $40,000.  346 Bent Twig  12.45%
9/1/11    100  $200252
93012     180  05   2509216   $40,000.  8/2/96    491.71    Camarillo
45   02   181  1    $241,000. 10/1/96


CA   2    106990000509217     98   $35,000.  27173 Sena CT  11.45%
9/1/11    90   $199540
91354     180  05   2509217   $35,000.  8/2/96    407.75    Valencia
45   02   181  1    $261,000. 10/1/96

CA   2    106990000509232     98   $37,000.  13101 Rose AVE 13.375%
8/1/11    94   $207000
90066     180  05   2509232   $37,000.  7/23/96   477.31    Los
Angeles
32   01   180  1    $260,000. 9/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000509233     98   $45,000.  15 Frencreek DR     12.375%
 8/1/11    87   $492761
90274     180  05   2509233   $45,000.  7/24/96   550.98    Rolling Hills
50   06   180  1    $625,000. 9/1/96

CA   2    106990000509234     98   $45,800.  1580 Rancho    12.75%
8/1/11    95   $244300
91709     180  05   2509234   $45,800.  7/12/96   571.97    Chino
Hills
43   00   180  1    $305,420. 9/1/96


CA   2    106990000509235     98   $47,250.  19432 Merion   12.875%
8/1/11    95   $252000
92648     180  09   2509235   $47,250.  7/29/96   593.95    Huntington
Beach
41   00   180  1    $315,000. 9/1/96

CA   2    106990000509236     98   $20,000.  2017 Avenida   12.% 8/1/11
83   $203250
90275     180  05   2509236   $20,000.  7/23/96   240.03    Rancho Palos
39   00   180  1    $271,000. 9/1/96


CA   2    106990000509237     98   $49,000.  312 Anderson RD
13.125%   8/1/11    95   $261450
94502     180  03   2509237   $49,000.  7/25/96   546.83    Alameda
44   00   180  1    $326,870. 9/1/96


CA   2    106990000509238     98   $34,843.09     11155 Carlota ST
14.125%   8/1/11    98   $141451
92129     180  05   2509238   $34,900.  7/24/96   467.71    San
Diego
45   06   180  1    $180,000. 9/1/96

CA   2    106990000509239     98   $38,902.19     715 N Prospect
12.375%   8/1/11    90   $195000
90277     180  05   2509239   $39,000.  7/22/96   412.45    Redondo Beach
37   00   180  1    $260,000. 9/1/96


CA   2    106990000509240     98   $31,400.  2339 Primrose  15.% 8/1/11
95   $139585
92083     180  05   2509240   $31,400.  7/17/96   439.47    Vista
33   06   180  1    $180,000. 9/1/96

CA   2    106990000509241     98   $46,550.  21221 Longridge     12.5%
8/1/11    95   $248500
92679     180  03   2509241   $46,550.  7/15/96   496.81    Trabuco Canyon

40   00   180  1    $310,629. 9/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000509242     98   $37,850.  65 Raven LN    12.25%
8/1/11    90   $189450
92656     180  03   2509242   $37,850.  7/12/96   460.37    Aliso
Viejo Area
34   00   180  1    $252,622. 9/1/96

CA   2    106990000509424     98   $31,500.  2932 S Odell   13.875%
8/1/11    86   $49469
95206     180  05   2509424   $31,500.  7/11/96   416.86    Stockton
32   02   180  1    $95,000.  9/1/96


CA   2    106990000509435     98   $45,000.  835 Stanford AVE    13.%
8/1/11    92   $151585
91913     180  05   2509435   $45,000.  7/16/96   569.36    Chula
Vista
39   06   180  1    $215,000. 9/1/96

CA   2    106990000509457     98   $34,050.  20952 Raintree      12.5%
8/1/11    90   $170400
92679     180  03   2509457   $34,050.  7/18/96   363.40    Trabuco Canyon

45   00   180  1    $227,237. 9/1/96


CA   2    106990000509465     98   $21,961.41     7540 51st AVE
13.375%   8/1/11    99   $66239
95828     180  05   2509465   $22,000.  7/11/96   283.80    Sacramento
28   03   180  1    $90,000.  9/1/96


CA   2    106990000509476     98   $24,956.15     9465 Cedarview
13.375%   8/1/11    99   $166429
95758     180  05   2509476   $25,000.  7/11/96   322.50    Elk
Grove
36   02   180  1    $195,000. 9/1/96

CA   2    106990000509484     98   $45,150.  41697 Elk Run  14.125%
8/1/11    100  $184613
92562     180  05   2509484   $45,150.  7/24/96   605.08    Murrieta
36   06   180  1    $230,000. 9/1/96


CA   2    106990000509490     98   $48,618.62     6165 Debs AVE
13.875%   8/1/11    95   $260000
91367     180  05   2509490   $48,700.  7/25/96   644.47    Los
Angeles
49   06   180  1    $325,000. 9/1/96

CA   2    106990000509506     98   $36,000.  2708 E Hillcrest    12.125%
8/1/11    87   $180000
92667     180  05   2509506   $36,000.  7/19/96   434.96    Orange
38   00   180  1    $250,000. 9/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000509536     98   $49,800.  9220 Adelante CT    14.5%
8/1/11    95   $163878
95758     180  05   2509536   $49,800.  7/12/96   680.02    Elk
Grove
41   06   180  1    $225,000. 9/1/96

CA   2    106990000509560     98   $81,400.  654 S Madison  13.375%
8/1/11    90   $345951
91106     180  05   2509560   $81,400.  7/9/96    1050.07   Pasadena
46   02   180  1    $475,000. 9/1/96


CA   2    106990000509585     98   $54,896.28     6305 Sunny Brae
12.625%   8/1/11    90   $205802
92119     180  05   2509585   $55,000.  7/23/96   682.37    San
Diego
27   02   180  1    $290,000. 9/1/96

CA   2    106990000509587     98   $29,000.  927 Kate Linde      13.375%
8/1/11    100  $139099
95206     180  05   2509587   $29,000.  7/11/96   374.10    Stockton
27   02   180  1    $169,000. 9/1/96


CA   2    106990000509594     98   $20,500.  419 S West ST  14.% 8/1/11
 100  $139213
92805     180  05   2509594   $20,500.  7/12/96   273.01    Anaheim
45   03   180  1    $160,000. 9/1/96


CA   2    106990000509607     98   $45,900.  3630 Weslin AVE
13.375%   8/1/11    95   $245200
91423     180  05   2509607   $45,900.  7/24/96   521.23    Los
Angeles
38   00   180  1    $306,500. 9/1/96

CA   2    106990000509633     98   $19,900.  1856 Manzanita      14.5%
8/1/11    92   $126334
92083     180  05   2509633   $19,900.  7/11/96   271.73    Vista
48   06   180  1    $160,000. 9/1/96


CA   2    106990000509675     98   $30,000.  2800 Mystic AVE     12.35%
  8/1/11    95   $160000
92835     180  05   2509675   $30,000.  7/29/96   366.83    Fullerton
37   00   180  1    $200,000. 9/1/96

CA   2    106990000509834     98   $21,562.11     7845 Bothwell RD
13.375%   8/1/11    95   $115200
91335     180  05   2509834   $21,600.  7/29/96   278.64    Reseda
41   00   180  1    $144,000. 9/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    136990000509873     98   $15,000.  1393 S Sally CT     11.65%
9/1/11    83   $207000
11554     180  05   2509873   $15,000.  8/5/96    176.66    East Meadow
24   06   181  1    $269,000. 10/1/96

IN   2    118930000408242     98   $28,955.31     133 Innisbrooke     13.%
4/15/10   100  $119600
46142     180  03   9408242   $29,900.  3/17/95   378.31    Greenwood
34   00   164  1    $149,500. 5/15/95


CA   2    206920000408813     98   $25,941.83     337 Lucero Street
12.55%    4/1/10    87   $170000
91360     180  05   9408813   $30,000.  3/22/95   370.73    Thousand Oaks
39   06   164  1    $230,000. 5/1/95

CA   2    106920000409407     98   $27,156.32     4314 Cambria   12.75%
5/1/10    89   $188000
94538     180  05   9409407   $28,000.  4/17/95   349.68    Fremont
41   02   165  1    $245,000. 6/1/95


NY   2    136920000409999     98   $23,501.89     31 Casino Street
12.75%    3/14/10   90   $97172
11520     178  01   9409999   $24,300.  4/14/95   303.47    Freeport
29   01   163  1    $135,000. 5/19/95


CA   2    106920000410211     98   $15,506.16     1289 Rosita Road
12.625%   6/1/10    89   $152000
94044     180  09   9410211   $16,000.  5/5/95    198.51    Pacifica
39   01   166  1    $190,000. 7/1/95

CA   2    106920000410781     98   $26,483.65     8122 Sterling  11.875%
5/1/10    90   $136850
92646     180  05   9410781   $27,400.  4/20/95   326.65    Huntington
Beach
41   00   165  1    $182,500. 6/1/95


WA   2    153920000411862     98   $20,856.41     3907 Hillview  11.125%
 7/1/10    90   $135991
98502     180  05   9411862   $21,500.  6/21/95   246.06    Olympia
44   01   167  1    $175,000. 8/1/95

CA   2    106920000412009     98   $26,173.87     2563 Ironsides
11.75%    6/1/10    90   $166497
91720     180  05   9412009   $27,000.  5/15/95   319.72    Corona
45   06   166  1    $215,000. 7/1/95






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000412030     98   $55,840.39     1849 El Nido   11.25%
7/1/10    90   $460000
94528     180  05   9412030   $57,500.  6/2/95    662.60    Diablo
43   00   167  1    $575,000. 8/1/95

CA   2    106920000412081     98   $20,125.75     31763 Leigh Lane
10.25%    7/1/10    88   $143372
92591     180  05   9412081   $21,000.  6/2/95    228.89    Temecula
45   06   167  1    $188,000. 8/1/95


CA   2    106930000412434     98   $26,122.57     9274 Sungold   10.4%
7/1/10    90   $81468
95826     180  05   9412434   $27,000.  6/12/95   296.79    Sacramento
45   06   167  1    $121,000. 8/1/95

IL   2    217920000413416     98   $118,687.3     845 Interlaken      11.25%
  8/1/10    90   $386000
60048     180  05   9413416   $122,000. 7/14/95   1405.86   Libertyville
31   02   168  1    $565,000. 9/1/95


CA   2    106920000413711     98   $55,417.47     131 First Street    11.%
8/1/10    90   $181500
94559     180  05   9413711   $57,000.  7/5/95    647.86    Napa
39   01   168  1    $265,000. 9/1/95


CA   2    106910000413753     98   $17,029.08     4040 S.   12.75%
8/1/10    95   $65600
90066     180  09   9413753   $17,500.  7/17/95   218.55    Los
Angeles
47   06   168  1    $87,500.  9/1/95

CA   2    106920000414038     98   $25,272.95     488 Blossom    11.%
8/1/10    89   $97754
95366     180  05   9414038   $26,000.  7/13/95   295.52    Ripon
31   01   168  1    $140,000. 9/1/95


CA   2    106920000414047     98   $97,673.16     548 Anchor Circle
12.55%    9/1/10    86   $199107
94065     180  05   9414047   $100,000. 8/4/95    1235.78   Redwood City
45   01   169  1    $350,000. 10/1/95

CA   2    106920000414223     98   $71,500.52     21104 Brush Road
10.25%    8/1/10    86   $506250
95030     180  05   9414223   $73,700.  7/13/95   803.29    Los
Gatos
44   00   168  1    $680,000. 9/1/95






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000414318     98   $45,579.8 7096 Caminito  11.% 8/1/10
  87   $376000
92037     180  03   9414318   $47,000.  7/18/95   534.20    San
Diego
32   00   168  1    $490,000. 9/1/95

CA   2    106920000414430     98   $11,684.88     103 Furber Lane
11.625%   8/1/10    83   $113500
95425     180  03   9414430   $12,000.  7/19/95   141.14    Cloverdale
31   06   168  1    $153,000. 9/1/95


CA   2    106920000414432     98   $11,327.05     5856 Cervantes
11.55%    8/1/10    86   $154000
92114     180  05   9414432   $12,000.  7/13/95   140.56    San
Diego
31   06   168  1    $195,000. 9/1/95

CA   2    106910000414498     98   $17,860.34     12234 Holland Rd
10.875%   8/1/10    90   $132149
92064     180  05   9414498   $18,400.  7/21/95   207.69    Poway
33   06   168  1    $168,000. 9/1/95


WA   2    153920000414550     98   $28,940.07     7507 91st Av Ct
11.125%   8/1/10    90   $157000
98498     180  05   9414550   $29,850.  7/26/95   341.62    Tacoma
41   06   168  1    $208,000. 9/1/95


CA   2    106920000414692     98   $29,159.18     24700 Los Flores    11.%
8/1/10    89   $137252
92587     180  05   9414692   $30,000.  7/20/95   340.98    Riverside
45   06   168  1    $190,000. 9/1/95

VA   2    151910000414801     98   $45,007.69     2403 Davis     12.25%
9/1/10    95   $245600
22302     180  05   9414801   $46,050.  8/15/95   560.11    Alexandria
41   00   169  1    $310,000. 10/1/95


CA   2    206930000414948     98   $45,572.11     10688 Loire    12.55%
9/1/10    90   $208000
92131     180  05   9414948   $46,700.  8/9/95    577.11    San Diego
49   02   169  1    $283,000. 10/1/95

FL   2    112910000415359     98   $21,478.96     8815 Woodside  11.75%
 9/1/10    91   $113334
33328     180  03   9415359   $22,000.  8/18/95   260.51    Davie
35   06   169  1    $150,000. 10/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000415582     98   $37,321.78     428 Sausalito  11.8%
9/1/10    90   $308000
94965     180  05   9415582   $38,500.  8/24/95   457.12    Sausalito
36   00   169  1    $385,000. 10/1/95

CA   2    206910000415652     98   $75,681.33     11503 Obispo   13.43%
9/1/10    100  $247712
94568     180  05   9415652   $77,250.  8/8/95    999.36    Dublin
38   06   169  1    $325,000. 10/1/95


WA   2    153910000415748     98   $24,407.96     130 South      11.75%
9/1/10    89   $52258
98901     180  05   9415748   $25,000.  8/24/95   296.03    Yakima
38   06   169  1    $87,500.  10/1/95

CA   2    206910000415885     98   $24,224.97     5841 Via Romero
13.3%     9/15/10   95   $116500
92687     180  01   9415885   $24,750.  8/30/95   318.05    Yorba
Linda
44   02   169  1    $150,000. 10/15/95


DC   2    111910000415895     98   $9,545.06 727 Atlantic   13.25%
8/8/10    46   $34664
20032     180  05   9415895   $9,800.   8/2/95    125.61    Washington
39   01   168  1    $98,000.  9/8/95


CA   2    106930000415948     98   $39,475.7 214 Verano Drive    11.75%
 2/1/11    96   $200000
94080     180  05   9415948   $40,000.  12/28/95  473.65    South
San
37   02   174  1    $250,000. 3/1/96

CA   2    106910000415974     98   $14,015.89     19741 Live Oak      12.%
9/1/10    85   $394300
92679     180  05   9415974   $135,000. 8/28/95   1620.23   Trabuco
Canyon
41   01   169  1    $625,000. 10/1/95


CA   2    106910000415979     98   $14,551.78     1605 Winterwarm
11.% 9/1/10    83   $157500
92028     180  05   9415979   $15,000.  8/14/95   170.49    Fallbrook
44   06   169  1    $210,000. 10/1/95

CA   2    206910000416089     98   $43,219.77     3527 Roxanne   13.8%
10/1/10   95   $174000
90808     180  05   9416089   $44,000.  9/1/95    580.07    Long Beach
39   02   170  1    $230,000. 11/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112910000416105     98   $33,519.06     1203 Harrison  9.75%
10/1/10   80   $63199
32561     180  05   9416105   $34,400.  9/6/95    364.42    Gulf Breeze
42   06   170  1    $122,000. 11/1/95

CA   2    106910000416148     98   $19,446.96     425 South Pannes
10.8%     9/1/10    79   $70376
90221     180  05   9416148   $20,000.  8/28/95   224.81    Compton
38   06   169  1    $115,000. 10/1/95


GA   2    113930000416162     98   $9,640.59 1262 Citadel DR     9.75%
10/1/10   56   $59346
30324     180  05   9416162   $10,000.  9/6/95    105.94    Atlanta
29   06   170  1    $126,000. 11/1/95

CA   2    206930000416177     98   $18,156.32     1172 West Evans
13.3%     10/1/10   100  $56276
92411     180  05   9416177   $18,500.  9/15/95   237.73    San
Bernardino
47   02   170  1    $75,000.  11/1/95


FL   2    212920000416194     98   $25,131.76     800 Madonna    11.%
10/1/05   90   $179291
33715     120  01   9416194   $26,400.  9/8/95    363.66    Tierra Verde
33   06   110  1    $230,000. 11/1/95


VA   2    151930000416247     98   $54,440.64     3004 Barkley   11.75%
8/1/10    93   $291450
22031     180  03   9416247   $54,650.  7/28/95   647.13    Fairfax
38   00   168  1    $374,000. 9/1/95

CA   2    106920000416251     98   $32,259.57     605 Aliento Court
11.25%    10/1/10   90   $176978
92083     180  05   9416251   $33,000.  9/1/95    380.27    Vista
49   02   170  1    $234,000. 11/1/95


CA   2    106920000416305     98   $42,796.  9268 Floyd     11.% 10/1/10
90   $57000
95662     180  05   9416305   $43,800.  9/13/95   497.83    Oangevale
38   06   170  1    $112,000. 11/1/95

CA   2    106930000416354     98   $60,842.7 1302 Crossgates     13.25%
10/1/10   100  $282900
95120     180  05   9416354   $62,000.  9/26/95   794.68    San
Jose
22   06   170  1    $345,000. 11/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000416371     98   $134,751.19    8428 Firethorne
11.3%     10/1/10   90   $696700
80503     180  05   9416371   $139,350. 9/25/95   1610.20   Niwot
41   06   170  1    $929,000. 11/1/95

CA   2    206930000416622     98   $19,832.54     17287 Cold     13.3%
10/1/10   93   $183976
92503     180  05   9416622   $20,250.  9/15/95   260.22    Riverside
45   02   170  1    $220,000. 11/1/95


CA   2    106910000416737     98   $50,880.61     1000 Yuknite PL
12.8%     9/1/10    100  $279059
93030     180  05   9416737   $52,000.  8/15/95   651.10    Oxnard
45   01   169  1    $332,000. 10/1/95

CA   2    106910000416742     98   $16,836.78     911 Natoma Street
11.625%   9/1/10    83   $86250
95630     180  05   9416742   $17,250.  8/11/95   202.89    Folsom
46   00   169  1    $125,000. 10/1/95


CA   2    106910000416753     98   $26,367.72     225 Hypoint    11.875%
9/1/10    90   $121839
92027     180  05   9416753   $27,000.  8/21/95   321.88    Escondido
44   01   169  1    $167,000. 10/1/95


MT   2    130910000416822     98   $63,353.38     118 Hill Dale  11.%
10/1/10   80   $191030
59932     180  05   9416822   $65,000.  9/7/95    738.79    Somers
46   01   170  1    $324,000. 11/1/95

CA   2    106930000416833     98   $16,399.54     3356 Bow Mar   12.5%
 12/1/10   95   $92000
95682     180  03   9416833   $17,000.  11/20/95  209.53    Cameron Park
45   01   172  1    $115,000. 1/1/96


NM   2    135910000416834     98   $44,392.42     432 Este Es Place
10.5%     10/1/10   80   $134308
87571     180  05   9416834   $45,600.  9/14/95   504.06    Taos
47   06   170  1    $225,000. 11/1/95

CO   2    208920000416901     98   $37,940.7 2600 Covington      11.5%
10/1/10   89   $109825
80526     180  05   9416901   $38,800.  9/22/95   453.26    Fort
Collins
40   06   170  1    $168,000. 11/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000416924     98   $38,076.15     1455 Washington
11.75%    10/1/10   90   $195000
94706     180  05   9416924   $39,000.  9/6/95    461.81    Albany
49   06   170  1    $260,000. 11/1/95

CO   2    208920000416929     98   $24,587.9 1981 County    10.55%
1/1/11    90   $190000
81650     180  05   9416929   $25,000.  12/1/95   277.13    Rifle
41   00   173  1    $240,120. 2/1/96


MA   2    225910000416983     98   $9,737.65 45 Hunt Road   9.5%
10/1/10   67   $60000
01913     180  05   9416983   $10,000.  9/22/95   104.42    Amesbury
44   06   170  1    $106,000. 11/1/95

GA   2    113910000416996     98   $31,191.24     4697 Glenshire      9.9%
10/1/10   90   $258600
30338     180  03   9416996   $32,000.  9/28/95   341.92    Dunwoody
37   00   170  1    $323,255. 11/1/95


CA   2    106910000417029     98   $33,567.8 2458 Whitney   9.75%
10/1/10   80   $203150
94040     180  05   9417029   $34,450.  9/5/95    364.95    Mountain
View
39   00   170  1    $297,000. 11/1/95


CA   2    106920000417043     98   $25,797.68     66 Sunrise     10.75%
10/1/10   90   $135000
95421     180  05   9417043   $27,000.  9/14/95   302.66    Cazadero
35   01   170  1    $180,000. 11/1/95

WA   2    153930000417207     98   $14,685.82     16220 121st    12.%
10/1/10   100  $101000
98374     180  03   9417207   $15,000.  9/27/95   180.03    Puyallup
45   01   170  1    $116,000. 11/1/95


CA   2    106920000417208     98   $23,454.25     6006 Ashworth  12.25%
 10/1/10   90   $186600
90713     180  05   9417208   $24,000.  9/26/95   291.91    Lakewood
45   02   170  1    $234,000. 11/1/95

CA   2    106930000417211     98   $44,194.09     203 S. 13th Street
12.5%     11/1/10   100  $114000
94804     180  05   9417211   $45,000.  9/28/95   554.63    Richmond
48   06   171  1    $160,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000417220     98   $49,104.47     1848 West 263rd
12.5%     11/1/10   94   $288000
90717     180  05   9417220   $50,000.  9/27/95   616.26    Lomita
38   06   171  1    $360,000. 12/1/95

CA   2    106920000417278     98   $30,273.37     229 Augustine  10.75%
10/1/10   90   $254000
94553     180  05   9417278   $31,000.  9/22/95   347.49    Martinez
44   01   170  1    $317,500. 11/1/95


CA   2    106920000417280     98   $46,755.27     90 Clifton Drive
11.125%   10/1/10   90   $159000
94015     180  05   9417280   $48,000.  9/27/95   549.34    Daly
City
44   01   170  1    $230,000. 11/1/95

CA   2    206920000417283     98   $58,769.06     1085 Monterey  12.8%
11/1/10   89   $160218
95023     180  05   9417283   $60,000.  9/27/95   751.27    Hollister
44   02   171  1    $249,500. 12/1/95


CA   2    106930000417290     98   $43,878.51     20247 Lake     12.125%
11/1/10   95   $188000
91789     180  05   9417290   $44,750.  9/28/95   540.68    Walnut
Area
32   01   171  1    $245,000. 12/1/95


UT   2    149930000417292     98   $16,477.11     674 West 120   12.%
11/1/10   100  $88146
84057     180  05   9417292   $16,850.  10/6/95   202.23    Orem
38   01   171  1    $105,000. 12/1/95

CA   2    206920000417349     98   $44,948.56     335 Flower Street
12.55%    11/1/10   88   $251000
92627     180  05   9417349   $46,000.  9/27/95   568.46    Costa
Mesa
49   01   171  1    $340,000. 12/1/95


CA   2    106930000417438     98   $19,581.2 912 Janes Road 12.%
10/1/10   100  $125000
95521     180  05   9417438   $20,000.  9/25/95   240.03    Arcat
A
46   06   170  1    $146,000. 11/1/95

CA   2    106910000417440     98   $50,140.47     3719 Highland  10.25%
10/1/10   47   $181239
94549     180  05   9417440   $51,400.  9/19/95   560.23    Lafayette
50   03   170  1    $500,000. 11/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000417541     98   $19,572.76     2127 West Rose
13.99%    9/25/10   100  $90938
95203     180  05   9417541   $20,000.  9/18/95   266.21    Stockton
29   02   169  1    $111,000. 10/25/95

CA   2    206930000417542     98   $39,207.83     12344 Semillon
13.99%    9/15/10   91   $450994
92131     180  05   9417542   $40,000.  9/6/95    532.43    San Diego
45   06   169  1    $540,000. 10/15/95


CA   2    206930000417543     98   $32,423.65     619 Virginia   13.99%
9/20/10   100  $84670
95337     180  05   9417543   $33,000.  9/9/95    439.25    Manteca
43   02   169  1    $118,000. 10/20/95

CA   2    206930000417544     98   $28,945.57     64 Calle Vista
13.99%    9/15/10   98   $140354
93022     180  05   9417544   $30,000.  9/7/95    399.32    Oak View
46   02   169  1    $175,000. 10/15/95


CA   2    206930000417545     98   $24,441.33     200 Fowler Drive
13.99%    9/20/10   99   $206978
91016     180  05   9417545   $25,000.  9/13/95   332.77    Monrovia
37   02   169  1    $235,000. 10/20/95


CA   2    206920000417547     98   $24,466.49     2135 Garvin    13.99%
9/15/10   99   $137500
94801     180  05   9417547   $25,000.  9/8/95    332.77    Richmond
42   02   169  1    $165,000. 10/15/95

CA   2    206910000417549     98   $23,537.41     5533 Morgan    13.99%
9/20/10   95   $113500
92509     180  05   9417549   $24,000.  9/11/95   319.46    Riverside
39   02   169  1    $146,000. 10/20/95


CA   2    206930000417550     98   $31,216.16     13488 Magala   12.95%
9/10/10   100  $253100
91709     180  05   9417550   $31,900.  8/31/95   402.56    Chino
Hills
34   06   169  1    $285,000. 10/10/95

CA   2    206920000417551     98   $38,418.56     811 Wulff Street
12.95%    9/25/10   87   $127200
92069     180  05   9417551   $39,300.  9/18/95   495.95    San
Marcos
32   06   169  1    $192,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000417555     98   $29,336.28     12308 Maxon    12.5%
9/20/10   88   $123000
91710     180  05   9417555   $30,000.  9/7/95    369.76    Chino
41   06   169  1    $175,000. 10/20/95

CA   2    206920000417556     98   $25,375.72     1441 San Ponte
12.5%     9/20/10   90   $190000
91720     180  05   9417556   $25,950.  9/8/95    319.84    Corona
31   02   169  1    $240,000. 10/20/95


CA   2    206920000417557     98   $26,410.89     29815 Hunstock
12.5%     9/25/10   90   $144000
91384     180  05   9417557   $26,950.  9/12/95   332.16    Castaic
43   06   169  1    $190,000. 10/25/95

CA   2    206920000417560     98   $28,309.51     27364 Echo     12.5%
9/20/10   90   $132806
91719     180  05   9417560   $28,950.  9/11/95   356.82    Corona
42   02   169  1    $180,000. 10/20/95


CA   2    206920000417561     98   $27,783.92     45557     12.5%
9/20/10   88   $167000
92592     180  05   9417561   $28,450.  9/7/95    350.65    Temecula
25   01   169  1    $224,000. 10/20/95


CA   2    206920000417562     98   $27,439.81     578 Shady Glen
12.5%     9/25/10   87   $146000
95688     180  05   9417562   $28,000.  9/12/95   345.11    Vacaville
31   06   169  1    $200,000. 10/25/95

CA   2    206920000417563     98   $34,225.74     406 Pearson Road
12.5%     9/20/10   90   $139000
93041     180  05   9417563   $35,000.  9/8/95    431.38    Port Hueneme
33   02   169  1    $195,000. 10/20/95


CA   2    206920000417564     98   $34,113.61     5764 North D   12.5%
9/20/10   88   $125000
92407     180  05   9417564   $34,950.  9/7/95    430.77    San
Bernardino
27   02   169  1    $183,000. 10/20/95

CA   2    206920000417565     98   $29,219.84     404 Washington
12.5%     9/20/10   95   $129000
93210     180  05   9417565   $30,000.  9/8/95    369.76    Coalinga
35   02   169  1    $168,000. 10/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000417567     98   $21,503.72     674 North      12.5%
10/5/10   88   $126889
92376     180  05   9417567   $22,000.  9/21/95   271.15    Rialto
46   06   170  1    $170,000. 11/5/95

CA   2    206920000417568     98   $34,072.12     1240 Woodvale  12.5%
 9/25/10   88   $148000
95620     180  05   9417568   $35,000.  9/12/95   431.38    Dixon
30   02   169  1    $210,000. 10/25/95


CA   2    206920000417569     98   $34,047.5 1548 Chadbury  12.5%
9/20/10   86   $180000
95678     180  05   9417569   $35,000.  9/8/95    431.38    Roseville
28   02   169  1    $250,000. 10/20/95

CA   2    206920000417570     98   $24,347.47     1199 Notre Dame
12.5%     9/25/10   84   $168000
95687     180  05   9417570   $25,000.  9/12/95   308.13    Vacaville
34   06   169  1    $230,000. 10/25/95


CA   2    206920000417574     98   $24,405.27     27395 Echo     11.7%
9/25/10   89   $143000
91719     180  05   9417574   $25,000.  9/12/95   295.23    Corona
37   06   169  1    $190,000. 10/25/95


CA   2    206910000417580     98   $24,426.91     17148 Los Banos
11.% 9/20/10   77   $115802
94541     180  05   9417580   $25,000.  9/10/95   284.15    Hayward
46   02   169  1    $185,000. 10/20/95

CA   2    206930000417583     98   $11,743.84     16879 Vista Del
13.99%    9/20/10   85   $86513
93523     180  05   9417583   $12,000.  9/12/95   159.73    North
Edwards
9    02   169  1    $117,000. 10/20/95


CA   2    206920000417584     98   $24,436.36     20688 Gelman   13.99%
 8/25/10   86   $130012
92504     180  05   9417584   $25,000.  8/19/95   332.77    Riverside
45   02   168  1    $181,000. 9/25/95

CA   2    206930000417586     98   $33,163.27     302 Stanton Street
13.75%    9/5/10    100  $178935
91103     180  05   9417586   $34,000.  8/23/95   447.10    Pasadena
35   02   169  1    $215,000. 10/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000417587     98   $26,542.98     6685 Imperial  13.75%
9/25/10   98   $219519
95020     180  10   9417587   $28,000.  9/18/95   368.20    Gilroy
45   02   169  1    $255,000. 10/25/95

CA   2    206930000417588     98   $46,898.44     5463 Locarno   13.75%
9/10/10   92   $185672
92397     180  05   9417588   $48,000.  8/30/95   631.19    Wrightwood
41   02   169  1    $255,000. 10/10/95


CA   2    206920000417590     98   $29,228.21     23502 Dune Mear
12.5%     9/25/10   90   $213000
92630     180  05   9417590   $30,000.  9/14/95   369.76    Lake
Forest
40   06   169  1    $270,000. 10/25/95

CA   2    206920000417591     98   $26,275.4 31590 Calle Los     12.5%
9/20/10   88   $126000
92592     180  05   9417591   $26,950.  9/8/95    332.16    Temecula
43   02   169  1    $175,000. 10/20/95


CA   2    206920000417592     98   $29,277.9 5060 Lakeview  12.5%
9/25/10   71   $115500
92686     180  01   9417592   $30,000.  9/15/95   369.76    Yorba
Linda
42   02   169  1    $207,000. 10/25/95


CA   2    206920000417593     98   $28,252.34     5740 North     12.5%
9/20/10   85   $123000
92407     180  05   9417593   $28,950.  9/11/95   356.82    San
Bernardino
37   02   169  1    $180,000. 10/20/95

CA   2    206920000417594     98   $34,225.44     489 Harvest Road
12.5%     9/20/10   88   $65900
92571     180  05   9417594   $35,000.  9/13/95   431.38    Perris
31   02   169  1    $115,000. 10/20/95


CA   2    206920000417595     98   $34,299.83     19115 Amber    12.5%
9/20/10   90   $250173
91789     180  05   9417595   $35,000.  9/8/95    431.38    Walnut
42   01   169  1    $320,000. 10/20/95

CA   2    206920000417596     98   $15,590.37     21226     12.5%
9/20/10   89   $126000
92557     180  05   9417596   $15,950.  9/11/95   196.59    Moreno Valley
40   06   169  1    $161,000. 10/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000417602     98   $28,309.51     1772 Fairview  12.5%
9/20/10   85   $195803
91720     180  05   9417602   $28,950.  9/8/95    356.82    Corona
41   02   169  1    $265,000. 10/20/95

CA   2    206920000417603     98   $28,370.8 14012 Falcon   12.5%
9/25/10   83   $230000
91709     180  05   9417603   $28,950.  9/12/95   356.82    Chino
Hills
37   02   169  1    $315,000. 10/25/95


CA   2    206920000417604     98   $29,322.74     40032     12.5%
9/25/10   86   $112000
92562     180  05   9417604   $30,000.  9/13/95   369.76    Murrieta
31   06   169  1    $166,000. 10/25/95

CA   2    206920000417605     98   $19,557.59     10044 Desert   12.5%
9/20/10   85   $137000
92557     180  05   9417605   $20,000.  9/9/95    246.50    Moreno
Valley
45   06   169  1    $185,000. 10/20/95


CA   2    206910000417607     98   $38,766.93     14730 Burgundy
12.5%     9/20/10   78   $181000
91709     180  05   9417607   $39,750.  9/7/95    489.93    Chino Hills
30   02   169  1    $284,000. 10/20/95


CA   2    206910000417608     98   $39,109.97     570 East  12.5%
9/25/10   78   $76200
92376     180  05   9417608   $39,950.  9/12/95   492.39    Rialto
33   02   169  1    $150,000. 10/25/95

CA   2    206920000417610     98   $48,842.24     4369 La Barca  12.%
9/15/10   89   $460000
91356     180  05   9417610   $50,000.  9/6/95    600.08    Los Angeles
44   02   169  1    $575,000. 10/15/95


CA   2    206920000417612     98   $29,284.6 5026 Toyon Way 11.7%
9/25/10   85   $199200
94509     180  05   9417612   $30,000.  9/16/95   354.28    Antioch
36   02   169  1    $270,000. 10/25/95

CA   2    206910000417613     98   $34,150.07     14435 Four     11.7%
9/25/10   80   $155000
92503     180  05   9417613   $35,000.  9/14/95   413.33    Riverside
29   02   169  1    $238,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000417614     98   $20,433.1 2489 Canyon    11.05%
9/20/10   80   $255000
94583     180  05   9417614   $21,000.  9/11/95   239.35    San
Ramon
42   02   169  1    $346,000. 10/20/95

CA   2    206910000417615     98   $23,715.5 1474 Camelot   11.05%
9/25/10   73   $109000
91720     180  01   9417615   $24,550.  9/15/95   279.81    Corona
44   06   169  1    $183,000. 10/25/95


CA   2    206920000417616     98   $33,248.23     43311 Corte    12.5%
9/25/10   90   $183673
92592     180  05   9417616   $35,000.  9/15/95   431.38    Temecula
31   06   169  1    $243,000. 10/25/95

CA   2    206920000417617     98   $34,225.74     10152 Commerce
12.5%     9/25/10   90   $134514
91042     180  05   9417617   $35,000.  9/14/95   431.38    Tujunga
40   02   169  1    $189,000. 10/25/95


CA   2    206920000417620     98   $14,699.91     2251 East      12.5%
9/25/10   89   $148000
93720     180  05   9417620   $15,000.  9/15/95   184.88    Fresno
37   02   169  1    $184,000. 10/25/95


CA   2    206920000417621     98   $24,405.27     12732 Wild     11.7%
9/20/10   86   $190000
92645     180  05   9417621   $25,000.  9/7/95    295.23    Garden Grove
42   02   169  1    $250,000. 10/20/95

CA   2    206910000417623     98   $38,991.16     520 North 31st
11.05%    9/25/10   78   $68000
92102     180  05   9417623   $40,000.  9/12/95   455.90    San
Diego
45   02   169  1    $140,000. 10/25/95


CA   2    106920000417653     98   $37,586.33     4548 Fairbrairn
11.75%    10/1/10   81   $170000
94619     180  05   9417653   $43,000.  9/19/95   509.18    Oakland
47   06   170  1    $265,000. 11/1/95

CA   2    106920000417676     98   $12,465.83     5740 Craig Street
10.8%     11/1/10   85   $101250
95650     180  05   9417676   $12,750.  10/4/95   143.32    Loomis
43   01   171  1    $135,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000417754     98   $48,125.22     1955 Birchwood
12.% 11/1/10   93   $198975
95376     180  05   9417754   $50,000.  9/26/95   600.08    Tracy
27   06   171  1    $270,000. 12/1/95

CA   2    106920000417793     98   $14,705.58     1921 Rheem     11.5%
11/1/10   89   $92200
94801     180  05   9417793   $15,000.  10/5/95   175.23    Richmond
50   06   171  1    $121,000. 12/1/95


GA   2    113920000417830     98   $24,433.74     1915 Millwater      9.9%
11/1/10   90   $199900
30211     180  03   9417830   $25,000.  10/16/95  267.12    Dacula
27   00   171  1    $249,900. 12/1/95

CA   2    106910000417923     98   $31,397.04     1423 Santa Fe  10.%
11/1/10   48   $74700
95118     180  05   9417923   $32,500.  10/4/95   349.25    San
Jose
36   06   171  1    $228,000. 12/1/95


CA   2    106930000417924     98   $43,162.99     1975 Seascape  12.%
11/1/10   100  $241000
95003     180  05   9417924   $44,000.  9/25/95   528.07    Aptos
43   06   171  1    $285,000. 12/1/95


CA   2    106920000417926     98   $9,770.78 92 Frontier Trail   11.%
11/1/10   81   $122500
95136     180  09   9417926   $10,000.  10/6/95   113.66    San
Jose
43   06   171  1    $165,000. 12/1/95

CA   2    106920000417933     98   $34,117.3 301 Bolero Drive    11.05%
9/1/10    89   $312000
94526     180  05   9417933   $35,000.  8/4/95    398.91    Danville
45   03   169  1    $390,000. 10/1/95


VA   2    151930000417972     98   $29,207.18     9219 Dorothy   12.3%
11/1/10   95   $203000
22153     180  05   9417972   $29,750.  10/10/95  362.82    Springfield
16   00   171  1    $245,000. 12/1/95

MD   2    124920000417973     98   $25,243.65     2609 Baltimore
12.5%     9/23/05   100  $45679
21842     118  01   9417973   $26,300.  10/23/95  381.14    Ocean
City
16   02   109  1    $72,000.  12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000418070     98   $36,355.48     42780 Gatewood
12.8%     11/1/10   95   $200000
94538     180  05   9418070   $37,000.  10/11/95  463.28    Fremont
46   01   171  1    $250,000. 12/1/95

CA   2    106920000418095     98   $18,075.91     268 Beatrice   11.%
11/1/10   90   $165935
94043     180  05   9418095   $18,500.  10/10/95  210.27    Mountain View

41   02   171  1    $205,000. 12/1/95


CA   2    206930000418096     98   $42,776.73     304 Elmhurst   13.3%
11/1/10   95   $232000
95825     180  05   9418096   $43,500.  10/12/95  558.99    Sacramento
47   06   171  1    $290,000. 12/1/95

CA   2    106920000418097     98   $53,764.18     3332 Delta Road
11.375%   11/1/10   90   $318750
95135     180  05   9418097   $63,750.  10/11/95  739.66    San
Jose
33   00   171  1    $425,000. 12/1/95


CA   2    106930000418106     98   $19,679.63     1357 Corvidae  12.875%
 1/1/11    95   $365500
92009     180  03   9418106   $20,300.  12/12/95  255.18    Carlsbad
38   06   173  1    $406,500. 2/1/96


CA   2    106930000418121     98   $23,329.5 980 Arlington  12.625%
11/1/10   100  $148000
95695     180  05   9418121   $23,750.  10/18/95  294.66    Woodland
42   06   171  1    $172,000. 12/1/95

CA   2    206910000418184     98   $34,372.42     4409 Cezanne   13.99%
9/20/10   64   $284946
91364     180  05   9418184   $35,000.  9/14/95   465.87    Woodland Hills
45   06   169  1    $500,000. 10/20/95


CA   2    206910000418185     98   $34,299.45     8072 San Tropez
12.5%     10/5/10   70   $119075
92336     180  05   9418185   $35,000.  9/20/95   431.38    Fontana
44   01   170  1    $223,000. 11/5/95

CA   2    206920000418186     98   $19,446.8 39558 Tischa   11.7%
10/5/10   78   $111000
92591     180  05   9418186   $19,950.  9/21/95   235.60    Temecula
45   06   170  1    $170,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418187     98   $24,516.62     24791 Valle Drive
11.7%     10/5/10   82   $73000
92325     180  05   9418187   $25,000.  9/27/95   295.23    Crestline
22   01   170  1    $120,000. 11/5/95

CA   2    206920000418188     98   $21,525.42     331 Spindrift Way
12.5%     10/5/10   88   $138000
95687     180  05   9418188   $22,000.  9/22/95   271.15    Vacaville
32   02   170  1    $182,000. 11/5/95


CA   2    206920000418191     98   $21,474.75     3803 Cougar    12.5%
10/5/10   83   $101458
92545     180  05   9418191   $22,000.  9/19/95   271.15    Hemet
32   01   170  1    $150,000. 11/5/95

CA   2    206920000418193     98   $34,237.7 107 El Paso Street  12.5%
10/5/10   80   $245000
93312     180  05   9418193   $35,000.  9/22/95   431.38    Bakersfield
25   02   170  1    $350,000. 11/5/95


CA   2    206920000418194     98   $24,491.59     409 Joelyle Street
12.5%     10/5/10   85   $121000
93312     180  05   9418194   $25,000.  9/22/95   308.13    Bakersfield
42   06   170  1    $172,000. 11/5/95


CA   2    206920000418195     98   $19,536.77     304 West Spring
12.5%     10/5/10   89   $109000
93245     180  05   9418195   $20,000.  9/23/95   246.50    Lemoore
45   02   170  1    $145,000. 11/5/95

CA   2    206920000418196     98   $34,138.58     1241 Peach Place
10.75%    10/5/10   83   $147000
94520     180  05   9418196   $35,000.  9/26/95   392.33    Concord
42   01   170  1    $220,000. 11/5/95


CA   2    206920000418197     98   $27,444.22     901 East Julia      12.5%
  10/5/10   88   $101000
93230     180  05   9418197   $28,000.  9/20/95   345.11    Hanford
40   02   170  1    $147,000. 11/5/95

CA   2    206920000418198     98   $34,163.9 18295 Granite  12.5%
10/5/10   83   $139202
92508     180  05   9418198   $35,000.  9/25/95   431.38    Riverside
44   06   170  1    $210,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000418201     98   $19,622.26     1500 Glencoe   13.1%
10/5/10   95   $158168
91945     180  05   9418201   $20,000.  9/19/95   254.37    Lemon
Grove
42   06   170  1    $188,000. 11/5/95

CA   2    206920000418202     98   $24,386.13     5715 Yarborough
13.3%     10/10/10  90   $135619
92505     180  05   9418202   $25,000.  9/29/95   321.26    Riverside
38   06   170  1    $180,000. 11/10/95


CA   2    206910000418203     98   $44,920.36     35640 Woshka   11.85%
 10/5/10   79   $72000
92595     180  05   9418203   $46,000.  9/21/95   547.65    Wildomar
45   06   170  1    $150,000. 11/5/95

CA   2    206920000418205     98   $19,283.78     2611 Talisman  12.5%
10/5/10   85   $93006
93304     180  05   9418205   $20,000.  9/25/95   246.50    Bakersfield
42   02   170  1    $134,000. 11/5/95


CA   2    206910000418206     98   $19,630.05     2323 Christian
12.15%    10/5/10   78   $85900
96002     180  05   9418206   $20,000.  9/23/95   241.97    Redding
47   02   170  1    $136,000. 11/5/95


CA   2    206920000418207     98   $18,633.85     3207 Harvard   13.99%
9/25/10   87   $58600
93306     180  05   9418207   $19,000.  9/16/95   252.91    Bakersfield
28   02   169  1    $90,000.  10/25/95

CA   2    206920000418208     98   $22,541.97     1906 Clinton   12.55%
10/5/10   90   $39656
93215     180  05   9418208   $23,000.  9/20/95   284.23    Delano
45   02   170  1    $70,000.  11/5/95


CA   2    206920000418209     98   $24,415.83     179 Wayside    11.9%
9/15/10   90   $83300
93618     180  05   9418209   $25,000.  9/5/95    298.44    Dinuba
42   06   169  1    $121,000. 10/15/95

CA   2    206920000418210     98   $24,499.88     3605 Bathurst  12.5%
10/5/10   89   $142427
93313     180  05   9418210   $25,000.  9/22/95   308.13    Bakersfield
46   06   170  1    $190,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418211     98   $34,176.79     2556 West      12.5%
9/20/10   89   $133848
92410     180  05   9418211   $34,950.  9/11/95   430.77    San
Bernardino
43   02   169  1    $190,000. 10/20/95

CA   2    206930000418215     98   $14,699.91     1720 Oriole Street
12.5%     10/5/10   95   $137000
92114     180  05   9418215   $15,000.  9/23/95   184.88    San
Diego
42   02   170  1    $160,000. 11/5/95


CA   2    206920000418216     98   $14,642.55     816 Tony Drive 12.5%
10/5/10   81   $94000
93230     180  05   9418216   $15,000.  9/20/95   184.88    Hanford
45   06   170  1    $135,000. 11/5/95

CA   2    206920000418219     98   $34,299.83     6 Trenton 12.5%
10/5/10   85   $267764
92720     180  05   9418219   $35,000.  9/22/95   431.38    Irvine
46   06   170  1    $360,000. 11/5/95


CA   2    206920000418220     98   $24,497.97     10447 Hester   12.5%
10/5/10   82   $159000
90620     180  05   9418220   $25,000.  9/28/95   308.13    Buena
Park
44   06   170  1    $225,000. 11/5/95


CA   2    206910000418221     98   $32,162.71     1261 Whitehall
12.15%    9/20/10   79   $119933
95687     180  05   9418221   $33,000.  9/8/95    399.25    Vacaville
35   01   169  1    $195,000. 10/20/95

CA   2    206920000418222     98   $32,321.26     4081 Mellowood
13.99%    9/20/10   89   $166357
94561     180  05   9418222   $33,000.  9/13/95   439.26    Oakley
44   06   169  1    $225,000. 10/20/95


CA   2    206920000418225     98   $29,169.83     228 Date Street     12.5%
   10/5/10   90   $122000
92805     180  05   9418225   $30,000.  9/22/95   369.76    Anaheim
40   02   170  1    $170,000. 11/5/95

CA   2    206910000418226     98   $34,277.76     1223 South     12.5%
10/5/10   61   $85000
90019     180  05   9418226   $35,000.  9/21/95   431.38    Los
Angeles
41   02   170  1    $198,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418227     98   $34,299.83     6545 Perry Road
12.5%     10/5/10   86   $76538
95954     180  05   9418227   $35,000.  9/22/95   431.38    Magalia
40   06   170  1    $130,000. 11/5/95

CA   2    206920000418228     98   $34,133.9 160 Rice Lane  12.5%
10/5/10   88   $189000
95688     180  05   9418228   $35,000.  9/22/95   431.38    Vacaville
40   01   170  1    $255,000. 11/5/95


CA   2    206920000418229     98   $17,677.66     600 South R    12.5%
10/10/10  89   $59164
93274     180  05   9418229   $18,000.  9/27/95   221.85    Tulare
44   06   170  1    $87,000.  11/10/95

CA   2    206920000418231     98   $27,869.5 12798 East     12.5%
9/25/10   90   $142000
93657     180  05   9418231   $28,500.  9/18/95   351.27    Sanger
41   02   169  1    $190,000. 10/25/95


CA   2    206910000418233     98   $34,180.39     20225 East     11.05%
10/5/10   74   $188000
91789     180  05   9418233   $35,000.  9/20/95   398.91    Walnut
32   02   170  1    $305,000. 11/5/95


CA   2    206920000418234     98   $49,129.09     305 Woodstock  13.99%
  9/15/10   75   $137363
95687     180  05   9418234   $50,000.  9/8/95    665.53    Vacaville
44   06   169  1    $250,000. 10/15/95

CA   2    206910000418237     98   $48,938.48     11463 Old Bridge
11.85%    10/5/10   79   $142000
92337     180  05   9418237   $50,000.  9/21/95   595.27    Fontana
34   02   170  1    $245,000. 11/5/95


CA   2    206920000418238     98   $29,450.35     25182 Via Vera
13.45%    10/5/10   90   $168000
92656     180  01   9418238   $30,000.  9/26/95   388.50    Laguna
Niguel
48   02   170  1    $220,000. 11/5/95

CA   2    206920000418241     98   $43,995.66     26470     11.85%
10/5/10   75   $84610
92555     180  05   9418241   $44,950.  9/21/95   535.15    Moreno Valley
39   06   170  1    $175,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418245     98   $22,481.7 1234 Westwood  12.5%
10/10/10  85   $95500
93230     180  05   9418245   $23,000.  9/25/95   283.48    Hanford
48   01   170  1    $140,000. 11/10/95

CA   2    206910000418246     98   $34,299.83     251 East Oasis      12.5%
   10/5/10   75   $81713
92225     180  05   9418246   $35,000.  9/20/95   431.38    Blythe
33   02   170  1    $156,000. 11/5/95


CA   2    206910000418248     98   $43,440.79     1935 San Marcos
11.85%    10/5/10   79   $150974
95403     180  05   9418248   $45,000.  9/22/95   535.74    Santa
Rosa
51   02   170  1    $250,000. 11/5/95

CA   2    206920000418249     98   $24,957.6 594 Old Toll Road   13.99%
 10/10/10  90   $154000
92352     180  05   9418249   $25,400.  9/28/95   338.09    Lake
Arrowhead
43   02   170  1    $200,000. 11/10/95


CA   2    206910000418252     98   $26,362.33     375 Oster Sted 13.99%
9/25/10   79   $220927
93463     180  05   9418252   $27,000.  9/18/95   359.39    Solvang
45   06   169  1    $315,000. 10/25/95


CA   2    206920000418253     98   $25,357.62     208 Bel Air Drive
12.7%     8/30/10   90   $126000
95687     180  05   9418253   $26,000.  8/16/95   323.85    Vacaville
35   02   168  1    $170,000. 9/30/95

CA   2    206910000418254     98   $48,747.43     6752 Hillpark  10.%
10/5/10   72   $147000
90068     180  01   9418254   $50,000.  9/27/95   537.30    Los
Angeles
32   02   170  1    $275,000. 11/5/95


CA   2    206920000418256     98   $24,451.23     11621 Poes Street
12.5%     10/2/10   85   $161975
92804     179  05   9418256   $25,000.  9/19/95   308.13    Anaheim
45   06   170  1    $220,000. 11/5/95

CA   2    206920000418257     98   $34,299.83     254 Arlington  12.5%
10/5/10   83   $117000
95687     180  05   9418257   $35,000.  9/22/95   431.38    Vacaville
37   06   170  1    $185,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418258     98   $16,086.09     2131 Vuelta Court
12.5%     10/5/10   90   $186000
92009     180  05   9418258   $16,450.  9/21/95   202.75    Carlsbad
34   06   170  1    $225,000. 11/5/95

CA   2    206920000418266     98   $34,278.99     6942 Creekside
12.5%     9/25/10   88   $96000
96001     180  05   9418266   $35,000.  9/16/95   431.38    Redding
38   06   169  1    $150,000. 10/25/95


CA   2    206930000418267     98   $34,299.83     2577 Lake Way  12.5%
 10/5/10   91   $115000
93230     180  05   9418267   $35,000.  9/20/95   431.38    Hanford
34   02   170  1    $165,000. 11/5/95

CA   2    206930000418272     98   $48,270.85     276 Boyd Road  13.99%
 9/10/10   95   $179314
94523     180  05   9418272   $50,000.  8/30/95   665.53    Pleasant Hill
30   06   169  1    $242,000. 10/10/95


CA   2    206920000418274     98   $29,703.81     1077 Thistlegate
13.99%    10/5/10   90   $198000
91301     180  05   9418274   $30,400.  9/26/95   404.65    Agoura
Hills
44   02   170  1    $255,000. 11/5/95


CA   2    206910000418277     98   $24,446.96     813 Willis Avenue
12.5%     10/5/10   53   $67470
93637     180  05   9418277   $25,000.  9/22/95   308.13    Madera
35   02   170  1    $175,000. 11/5/95

CA   2    206920000418278     98   $26,867.94     170 Lorene Drive
12.5%     9/15/10   89   $117719
95023     180  05   9418278   $27,500.  9/2/95    338.94    Hollister
50   01   169  1    $165,000. 10/15/95


CA   2    206930000418281     98   $33,233.89     850 San Carlos
13.75%    8/10/10   91   $133068
91719     180  01   9418281   $34,000.  8/1/95    447.10    Corona
46   02   168  1    $185,000. 9/10/95

CA   2    206920000418283     98   $22,724.08     3788 Savannah  12.95%
 10/5/10   90   $146000
94538     180  05   9418283   $23,200.  9/20/95   292.77    Fremont
44   01   170  1    $188,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000418284     98   $48,858.98     6154 Corsica   11.05%
10/5/10   70   $314947
90803     180  03   9418284   $50,000.  9/27/95   569.87    Long
Beach
43   02   170  1    $525,000. 11/5/95

CA   2    206920000418285     98   $24,353.9 13813 Cumin    11.7%
10/5/10   88   $124278
92553     180  05   9418285   $24,950.  9/21/95   294.64    Moreno Valley
46   02   170  1    $170,000. 11/5/95


CA   2    206930000418286     98   $24,385.02     741 Moby Dick  13.3%
 10/5/10   100  $173677
93036     180  01   9418286   $25,000.  9/20/95   321.26    Oxnard
39   06   170  1    $199,000. 11/5/95

CA   2    206930000418288     98   $27,512.29     13626 Paseo Del
13.99%    10/5/10   95   $139738
92021     180  05   9418288   $28,000.  9/25/95   372.70    El
Cajon
41   02   170  1    $177,000. 11/5/95


CA   2    206920000418289     98   $14,219.3 10944 Glenoaks      12.5%
10/5/10   86   $128105
91730     180  05   9418289   $15,000.  9/21/95   184.88    Rancho
36   02   170  1    $168,000. 11/5/95


CA   2    206910000418290     98   $41,014.34     25575 San      11.85%
9/25/10   77   $149000
92557     180  05   9418290   $42,000.  9/13/95   500.02    Moreno Valley
46   02   169  1    $250,000. 10/25/95

CA   2    206930000418291     98   $15,329.31     10861     13.75%
8/5/10    100  $89222
92354     180  01   9418291   $15,700.  7/27/95   206.45    Loma
Linda
49   06   168  1    $105,000. 9/5/95


CA   2    206910000418297     98   $43,882.45     1618 North Fries
11.45%    9/25/10   80   $126772
90744     180  05   9418297   $45,000.  9/15/95   524.26    Wilmington
40   02   169  1    $215,000. 10/25/95

CA   2    206930000418298     98   $17,639.95     27218 Barada   12.5%
9/25/10   100  $146000
91350     180  05   9418298   $18,000.  9/18/95   221.85    Santa
Clarita
39   02   169  1    $165,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418302     98   $27,743.24     1063 Alexandra
12.5%     9/15/10   88   $106730
92583     180  05   9418302   $28,450.  9/5/95    350.65    San Jacinto
43   01   169  1    $155,000. 10/15/95

CA   2    206920000418304     98   $34,057.12     817 Wentworth  12.5%
10/5/10   83   $163000
93930     180  05   9418304   $35,000.  9/21/95   431.38    King
City
38   02   170  1    $240,000. 11/5/95


CA   2    206910000418305     98   $48,937.93     23072 Trillium
11.85%    10/5/10   75   $140345
92595     180  05   9418305   $50,000.  9/22/95   595.27    Wildomar
29   02   170  1    $254,000. 11/5/95

CA   2    206920000418306     98   $23,423.77     27418     11.7%
9/20/10   88   $138000
92555     180  05   9418306   $23,950.  9/8/95    282.83    Moreno
Valley
41   02   169  1    $185,000. 10/20/95


CA   2    206920000418307     98   $30,382.69     10685 Lynn     12.55%
10/10/10  90   $157500
90630     180  05   9418307   $31,000.  9/29/95   383.09    Cypress
50   01   170  1    $210,000. 11/10/95


CA   2    206920000418309     98   $33,417.85     19871 Malaga   11.7%
10/5/10   85   $198000
92686     180  05   9418309   $35,000.  9/25/95   413.33    Yorba
Linda
38   02   170  1    $275,000. 11/5/95

CA   2    206910000418310     98   $25,807.86     27463 Dandelion
11.05%    10/5/10   77   $130000
92591     180  05   9418310   $26,700.  9/28/95   304.31    Temecula
37   02   170  1    $205,000. 11/5/95


CA   2    206920000418311     98   $34,246.74     11581 Portia   11.7%
10/5/10   89   $194700
92641     180  05   9418311   $35,000.  9/25/95   413.33    Garden
Grove
38   02   170  1    $260,000. 11/5/95

CA   2    206930000418312     98   $21,485.11     359 Bowie Street
12.5%     9/25/10   99   $103000
92114     180  05   9418312   $22,000.  9/16/95   271.15    San
Diego
41   02   169  1    $127,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418313     98   $28,480.61     162 Terrace Drive
12.5%     10/10/10  84   $112000
95926     180  05   9418313   $29,000.  9/22/95   357.43    Chico
27   02   170  1    $169,000. 11/10/95

CA   2    206920000418314     98   $34,208.87     13528 West     12.5%
10/5/10   90   $150295
92336     180  05   9418314   $34,950.  9/20/95   430.77    Fontana
43   06   170  1    $207,000. 11/5/95


CA   2    206910000418316     98   $39,115.1 980 Jessie Avenue   12.5%
9/25/10   80   $85400
95991     180  05   9418316   $40,000.  9/14/95   493.01    Yuba
City
26   02   169  1    $158,000. 10/25/95

CA   2    206920000418317     98   $34,106.98     8611 Kempster  11.7%
10/5/10   90   $89800
92335     180  05   9418317   $35,000.  9/27/95   413.33    Fontana
27   02   170  1    $140,000. 11/5/95


CA   2    206920000418321     98   $18,570.94     18200 Cedar    12.5%
10/5/10   88   $123000
92570     180  05   9418321   $18,950.  9/20/95   233.56    Perris
37   02   170  1    $163,000. 11/5/95


HI   2    215930000418322     98   $22,046.09     94-1127 Manino
13.5%     9/20/10   100  $256396
96797     180  05   9418322   $22,500.  9/8/95    292.12    Waipahu
47   02   169  1    $280,000. 10/20/95

CA   2    206930000418323     98   $11,262.95     3534 Jackson   13.3%
10/5/10   100  $77500
92503     180  05   9418323   $11,500.  9/21/95   147.78    Riverside
40   06   170  1    $89,000.  11/5/95


CA   2    206910000418324     98   $27,256.39     1036 North     13.99%
10/5/10   100  $152000
91724     180  05   9418324   $28,000.  9/25/95   372.70    Covina
31   02   170  1    $180,000. 11/5/95

CA   2    206920000418325     98   $29,354.39     94 Chipman Lane
11.7%     10/5/10   90   $93300
94585     180  05   9418325   $30,000.  9/23/95   354.28    Suisun
City
30   01   170  1    $138,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000418326     98   $19,518.67     660 West Main  12.5%
9/25/10   98   $122000
92680     180  01   9418326   $20,000.  9/12/95   246.50    Tustin
37   02   169  1    $145,000. 10/25/95

CA   2    206920000418328     98   $43,367.96     14557 Stonecreek
12.75%    10/5/10   90   $107204
92345     180  05   9418328   $45,000.  9/20/95   561.98    Hesperia
32   02   170  1    $170,000. 11/5/95


CA   2    206910000418329     98   $34,315.77     28712 Dracaea  12.75%
10/5/10   76   $126000
92555     180  01   9418329   $35,000.  9/26/95   437.09    Moreno Valley
45   02   170  1    $214,000. 11/5/95

CA   2    206920000418330     98   $14,540.89     16115 Reed Court
12.5%     10/5/10   82   $77800
92336     180  05   9418330   $15,000.  9/20/95   184.88    Fontana
31   02   170  1    $114,000. 11/5/95


CA   2    206910000418331     98   $24,564.53     5854 Robinhood
13.99%    10/5/10   76   $136617
94808     180  05   9418331   $25,000.  9/20/95   332.77    El
Sobrante
45   02   170  1    $215,000. 11/5/95


CA   2    206920000418333     98   $36,207.32     9025 South 7th
11.75%    10/10/10  87   $179000
90305     180  05   9418333   $37,000.  9/28/95   438.13    Inglewood
45   02   170  1    $250,000. 11/10/95

CA   2    206930000418334     98   $23,495.26     4158 West      12.%
10/5/10   100  $80483
93536     180  05   9418334   $24,000.  9/27/95   288.04    Lancaster
40   06   170  1    $105,000. 11/5/95


CA   2    206920000418335     98   $24,499.88     25543 Day Lily
12.5%     10/5/10   85   $151900
92563     180  05   9418335   $25,000.  9/25/95   308.13    Murrieta
31   03   170  1    $210,000. 11/5/95

CA   2    206920000418337     98   $24,431.16     4400 Highland  11.7%
10/5/10   91   $132836
93033     180  05   9418337   $25,000.  9/20/95   295.23    Oxnard
46   01   170  1    $175,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000418338     98   $34,167.32     1234 Manzano   11.7%
9/25/10   89   $152000
94089     180  05   9418338   $35,000.  9/18/95   413.33    Sunnyvale
33   02   169  1    $211,000. 10/25/95

CA   2    206920000418339     98   $34,167.32     730 West  11.7%
9/25/10   82   $157000
90631     180  05   9418339   $35,000.  9/19/95   413.33    La
Habra
32   02   169  1    $235,000. 10/25/95


CA   2    206930000418340     98   $39,166.79     1131 Vale Terrace
13.99%    9/25/10   97   $150321
92084     180  05   9418340   $40,000.  9/20/95   532.43    Vista
42   06   169  1    $197,000. 10/25/95

CA   2    206930000418341     98   $34,390.42     9115 Corby     13.99%
10/10/10  98   $125700
90670     180  05   9418341   $35,000.  9/28/95   465.87    Santa
Fe Springs
29   02   170  1    $165,000. 11/10/95


CA   2    206930000418342     98   $31,833.84     4322 Blazing   12.75%
10/5/10   93   $126362
96001     180  05   9418342   $32,900.  9/23/95   410.87    Redding
26   02   170  1    $172,000. 11/5/95


CA   2    206920000418345     98   $34,299.83     40140 Warbler  12.5%
10/5/10   90   $156354
92591     180  05   9418345   $35,000.  9/21/95   431.38    Temecula
37   02   170  1    $215,000. 11/5/95

CA   2    206910000418346     98   $24,407.07     2882 Amethyst  11.85%
 10/5/10   77   $102000
96003     180  05   9418346   $25,000.  9/23/95   297.63    Redding
17   06   170  1    $165,000. 11/5/95


CA   2    206920000418347     98   $34,204.77     1600 Hallgreen
11.7%     10/5/10   89   $194203
91789     180  05   9418347   $35,000.  9/27/95   413.33    Walnut
34   06   170  1    $260,000. 11/5/95

CA   2    206930000418348     98   $24,336.07     9 Viking Way   13.99%
9/25/10   96   $121408
94565     180  05   9418348   $25,000.  9/18/95   332.77    Pittsburg
41   02   169  1    $154,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000418349     98   $24,518.14     1204 West Oak  13.99%
 9/20/10   100  $119000
93436     180  05   9418349   $25,000.  9/9/95    332.77    Lompoc
32   06   169  1    $144,000. 10/20/95

CA   2    206920000418350     98   $34,122.26     3360 Park Avenue
11.7%     10/10/10  81   $127000
92544     180  05   9418350   $35,000.  9/29/95   413.33    Hemet
38   02   170  1    $200,000. 11/10/95


CA   2    206920000418352     98   $24,418.54     16138 Trailwinds
12.5%     10/5/10   90   $144813
92337     180  05   9418352   $24,950.  9/20/95   307.51    Fontana
32   06   170  1    $189,000. 11/5/95

CA   2    206920000418353     98   $34,133.89     44453 Cayenne  12.5%
9/25/10   89   $128000
92592     180  05   9418353   $34,950.  9/15/95   430.77    Temecula
33   02   169  1    $185,000. 10/25/95


CA   2    206920000418354     98   $24,416.79     3570 Santa Rosa
11.7%     10/10/10  86   $179322
91720     180  05   9418354   $25,000.  9/28/95   295.23    Corona
30   02   170  1    $240,000. 11/10/95


CA   2    206910000418355     98   $33,637.06     11421 Mac Street
11.05%    9/25/10   76   $136000
92641     180  05   9418355   $35,000.  9/15/95   398.91    Garden
Grove
40   06   169  1    $225,000. 10/25/95

CA   2    206910000418356     98   $24,355.72     2277 S. French
13.4%     9/25/10   80   $71000
95206     180  05   9418356   $25,000.  9/19/95   322.92    Stockton
13   02   169  1    $120,000. 10/25/95


CA   2    206930000418357     98   $24,511.23     1769 Spruce    12.75%
10/5/10   93   $147000
91766     180  05   9418357   $25,000.  9/27/95   312.21    Pomona
35   06   170  1    $185,000. 11/5/95

IL   2    117920000418372     98   $21,518.48     5331 W.   10.75%
11/1/05   90   $144500
60641     120  05   9418372   $22,500.  10/13/95  306.77    Chicago
39   06   111  1    $186,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149920000418373     98   $28,377.15     1649 West      10.5%
11/1/10   84   $121879
84065     180  05   9418373   $29,000.  10/13/95  320.57    Riverton
44   06   171  1    $180,000. 12/1/95

CA   2    106930000418378     98   $40,231.12     4018 Packwood  12.%
11/1/10   100  $159000
95758     180  05   9418378   $41,000.  10/16/95  492.07    Elk
Grove
35   06   171  1    $200,000. 12/1/95


CA   2    206920000418388     98   $31,660.23     87 Fairlake    12.3%
11/1/10   90   $260000
92714     180  01   9418388   $32,500.  10/11/95  396.35    Irvine
46   02   171  1    $325,000. 12/1/95

CA   2    206920000418390     98   $17,021.77     212 Hilton Street
10.55%    12/1/10   90   $109100
93637     180  05   9418390   $17,350.  11/8/95   192.32    Madera
26   06   172  1    $140,500. 1/1/96


CA   2    106920000418394     98   $48,997.7 1055 North     11.5%
11/1/10   83   $498750
90049     180  05   9418394   $50,000.  10/16/95  584.09    Los
Angeles
35   06   171  1    $665,000. 12/1/95


CA   2    106920000418437     98   $51,786.99     2123 Q Street  11.75%
11/1/10   87   $133649
95673     180  05   9418437   $52,800.  10/17/95  625.22    Rio
Linda
47   06   171  1    $215,000. 12/1/95

UT   2    149910000418460     98   $25,059.73     1125 Custer    13.05%
11/1/10   95   $88308
84404     180  05   9418460   $25,500.  10/19/95  323.48    Ogden
49   06   171  1    $120,000. 12/1/95


MD   2    124930000418491     98   $54,289.74     2338 Blaine Drive
12.25%    11/1/10   95   $296000
20815     180  05   9418491   $55,500.  10/27/95  581.58    Chevy
Chase
28   00   171  1    $370,000. 12/1/95

CA   2    206920000418499     98   $24,326.22     110 Hampshire  13.%
11/1/10   90   $222621
94015     180  05   9418499   $24,800.  10/16/95  313.78    Daly
City
48   02   171  1    $275,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000418545     98   $23,136.82     2621 North 230
11.5%     11/1/10   100  $94400
84341     180  05   9418545   $23,600.  10/17/95  275.69    North
Logan
33   06   171  1    $119,000. 12/1/95

CA   2    206930000418588     98   $28,494.83     2422 Cedarwood
12.8%     11/1/10   93   $119304
93222     180  03   9418588   $29,000.  10/18/95  363.11    Pine
Mountain
45   06   171  1    $160,000. 12/1/95


CA   2    206930000418589     98   $91,524.46     4204 Stansbury
13.8%     11/1/10   93   $598708
91423     180  05   9418589   $93,000.  10/18/95  1226.05   Sherman Oaks

48   02   171  1    $750,000. 12/1/95

UT   2    149930000418602     98   $49,066.66     149 East Glover
12.05%    11/1/10   94   $76157
84025     180  05   9418602   $50,000.  10/25/95  601.69    Farmington
43   06   171  1    $135,000. 12/1/95


CA   2    106920000418609     98   $23,430.88     23 North Norfolk
11.5%     11/1/10   90   $191200
94401     180  05   9418609   $23,900.  10/19/95  279.20    San
Mateo
48   00   171  1    $241,000. 12/1/95


CA   2    206930000418654     98   $69,800.57     1186 Danville  11.8%
12/1/10   100  $284000
94507     180  05   9418654   $71,000.  10/26/95  843.01    Alamo
50   06   172  1    $355,000. 1/1/96

CA   2    106930000418655     98   $58,900.33     43447 N. 28th  12.4%
11/15/10  92   $265772
93536     180  05   9418655   $60,000.  11/3/95   729.78    Lancaster
37   06   171  1    $355,000. 12/15/95


CA   2    106910000418656     98   $25,496.88     7817 Gaviota   10.3%
11/10/10  75   $138566
92009     180  05   9418656   $26,000.  10/31/95  284.19    Carlsbad
42   02   171  1    $220,000. 12/10/95

IL   2    117930000418661     98   $23,098.57     10825 S. Kenneth
11.8%     10/10/10  100  $101910
60453     180  05   9418661   $38,000.  9/18/95   451.19    Oak
Lawn
31   00   170  1    $140,000. 11/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000418662     98   $97,533.8 329 San Juan Way    11.3%
 9/10/10   90   $491500
91011     180  05   9418662   $100,000. 8/21/95   1155.51   La Canada
34   02   169  1    $660,000. 10/10/95

CA   2    106930000418663     98   $52,028.38     880 Adelaide   12.55%
9/10/10   95   $284000
91104     180  05   9418663   $53,200.  8/31/95   657.44    Pasadena
39   00   169  1    $355,000. 10/10/95


CA   2    106920000418665     98   $21,277.44     8446 Periwrinke
10.5%     9/25/10   88   $131200
90620     180  05   9418665   $21,800.  9/14/95   240.98    Buena
Park
39   00   169  1    $175,000. 10/25/95

CA   2    106930000418689     98   $36,109.92     231 Carriage   12.%
11/1/10   100  $113615
93905     180  05   9418689   $36,800.  10/19/95  441.66    Salinas
37   06   171  1    $150,500. 12/1/95


CA   2    106920000418690     98   $69,444.09     70 Ranch Road  11.25%
 11/1/10   89   $576000
94062     180  05   9418690   $72,000.  10/20/95  829.69    Woodside
36   00   171  1    $730,000. 12/1/95


CA   2    106930000418691     98   $28,995.52     6061 Gaviota   13.%
11/1/10   95   $131905
90805     180  05   9418691   $29,500.  10/20/95  373.25    Long
Beach
41   06   171  1    $170,000. 12/1/95

CA   2    106930000418699     98   $33,768.69     5547      12.625%
11/1/10   100  $143000
94521     180  05   9418699   $34,450.  10/19/95  427.41    Concord
50   06   171  1    $177,500. 12/1/95


CA   2    206930000418700     98   $19,291.05     2000 Dover     12.55%
12/1/10   100  $104500
94533     180  05   9418700   $19,600.  10/30/95  242.21    Fairfield
50   01   172  1    $125,000. 1/1/96

CA   2    206920000418713     98   $24,511.55     15035 Ritter   11.55%
11/1/10   84   $42060
92392     180  05   9418713   $25,000.  10/19/95  292.84    Victorville
24   02   171  1    $80,000.  12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000418718     98   $11,427.44     330 South Mentor
11.8%     9/1/10    90   $96000
91106     180  01   9418718   $12,000.  8/30/95   142.46    Pasadena
37   00   169  1    $120,000. 10/1/95

CA   2    106920000418758     98   $23,642.31     8138 Orange    10.875%
11/1/05   90   $99381
95828     120  05   9418758   $25,500.  10/20/95  349.46    Sacramento
35   06   111  1    $140,000. 12/1/95


CA   2    106920000418761     98   $10,552.45     627 Sutter Avenue
11.% 11/1/10   90   $54000
95351     180  05   9418761   $10,800.  10/23/95  122.75    Modesto
35   01   171  1    $72,000.  12/1/95

OR   2    141910000418783     98   $35,625.44     756 Northeast 8th
10.75%    12/1/10   90   $37324
97128     180  05   9418783   $36,300.  10/31/95  406.90    McMinnville
44   06   172  1    $82,000.  1/1/96


CA   2    106930000418787     98   $14,722.52     1759 Queenstown
12.15%    11/1/10   93   $195955
95132     180  05   9418787   $15,000.  10/9/95   181.48    San
Jose
44   01   171  1    $227,000. 12/1/95


CA   2    106920000418862     98   $49,018.65     12 Presidio Court
11.5%     11/1/10   90   $403700
94925     180  03   9418862   $50,000.  10/19/95  584.10    Corte
Madera
34   00   171  1    $505,000. 12/1/95

CA   2    106920000418864     98   $40,634.14     1964 Weiss Lane
12.25%    11/1/10   94   $195947
94951     180  05   9418864   $70,500.  10/19/95  857.49    Penngrove
45   01   171  1    $285,000. 12/1/95


CA   2    106930000418869     98   $70,768.61     7026 Mills Lane     13.%
11/1/10   68   $113615
95688     180  05   9418869   $72,000.  10/25/95  910.97    Vacaville
47   06   171  1    $275,000. 12/1/95

UT   2    149910000418870     98   $38,086.65     11879 South    10.75%
11/1/10   90   $195000
84092     180  05   9418870   $39,000.  10/23/95  437.17    Sandy
42   00   171  1    $260,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000418880     98   $22,552.34     1606 West Jolly
12.8%     10/25/10  95   $88500
84123     180  05   9418880   $23,000.  10/25/95  287.99    Murray
42   06   170  1    $118,000. 11/25/95

CA   2    106920000418916     98   $49,049.68     41 Morning View
10.5%     12/1/10   83   $279145
92715     180  09   9418916   $50,000.  11/2/95   552.70    Irvine
39   00   172  1    $400,000. 1/1/96


CA   2    106920000418961     98   $28,472.36     1042 Newhall   11.5%
12/1/10   90   $128000
95126     180  05   9418961   $29,000.  11/1/95   338.78    San
Jose
38   02   172  1    $175,000. 1/1/96

CA   2    106930000418962     98   $29,399.82     1366 Mary Lee  12.5%
11/1/10   98   $203791
95118     180  05   9418962   $30,000.  10/27/95  369.76    San
Jose
45   02   171  1    $240,000. 12/1/95


CA   2    106930000418965     98   $15,544.23     3421 Wine Cork
10.75%    1/1/11    90   $127200
95124     180  01   9418965   $15,800.  12/6/95   177.11    San
Jose
29   01   173  1    $159,000. 2/1/96


CA   2    106910000418967     98   $12,733.01     776 Jackman    11.%
11/1/10   80   $110729
91340     180  05   9418967   $13,000.  10/24/95  147.76    San
Fernando
40   06   171  1    $155,000. 12/1/95

NV   2    131920000419084     98   $23,998.54     3789 La Junta  12.25%
11/1/10   88   $116140
89120     180  05   9419084   $24,500.  10/18/95  297.99    Las
Vegas
45   06   171  1    $160,000. 12/1/95


UT   2    149920000419089     98   $20,631.24     1745 West 200  11.375%
 12/1/10   90   $102000
84651     180  05   9419089   $21,000.  11/1/95   243.65    Payson
37   06   172  1    $137,500. 1/1/96

GA   2    113920000419090     98   $18,776.48     415 Wyecliff   10.35%
11/1/10   90   $153800
30136     180  03   9419090   $19,200.  10/31/95  210.45    Duluth
40   00   171  1    $192,250. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000419101     98   $33,812.89     29180     12.55%
10/15/10  85   $122000
92567     180  05   9419101   $34,500.  9/28/95   426.35    Nuevo
41   03   170  1    $185,000. 11/15/95

CA   2    206930000419131     98   $34,173.63     1818 South Drake
13.99%    9/25/10   81   $69997
95215     180  05   9419131   $35,000.  9/18/95   465.87    Stockton
29   02   169  1    $130,000. 10/25/95


CA   2    206930000419132     98   $27,524.08     4466 Mesa Lane 14.25%
  10/5/10   95   $252000
93013     180  05   9419132   $28,000.  9/19/95   377.60    Carpinteria
44   02   170  1    $295,000. 11/5/95

CA   2    206930000419133     98   $32,485.77     166 Poppy Court
13.99%    10/5/10   100  $154000
94547     180  05   9419133   $33,000.  9/25/95   439.26    Hercules
39   02   170  1    $187,000. 11/5/95


CA   2    206930000419134     98   $19,651.65     210 Deerock Place
13.99%    10/5/10   95   $115862
92114     180  05   9419134   $20,000.  9/29/95   266.22    San
Diego
41   06   170  1    $144,000. 11/5/95


CA   2    206930000419135     98   $22,556.22     3024 Dorchester
13.99%    10/5/10   100  $151693
95207     180  05   9419135   $24,000.  9/26/95   319.46    Stockton
49   02   170  1    $176,000. 11/5/95

CA   2    206930000419136     98   $34,081.52     124 Via Solano 13.99%
10/10/10  99   $181552
93060     180  09   9419136   $35,000.  9/30/95   465.87    Santa
Paula
41   06   170  1    $220,000. 11/10/95


CA   2    206930000419137     98   $27,349.3 951 9th Street 14.75%
10/10/10  100  $286572
90254     180  05   9419137   $27,800.  9/27/95   384.34    Hermosa Beach
31   06   170  1    $316,000. 11/10/95

CA   2    206930000419138     98   $24,564.53     1212 West      13.99%
10/15/10  99   $115000
93436     180  05   9419138   $25,000.  9/23/95   332.77    Lompoc
49   06   170  1    $142,000. 11/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419139     98   $24,512.51     1707 Ventura   13.99%
10/5/10   100  $134447
94585     180  05   9419139   $25,000.  9/29/95   332.77    Suisun
City
42   02   170  1    $160,000. 11/5/95

CA   2    206930000419140     98   $49,189.49     496 Albert Way 14.75%
 10/5/10   100  $184085
94954     180  05   9419140   $50,000.  9/25/95   691.25    Petaluma
34   06   170  1    $235,000. 11/5/95


CA   2    206930000419141     98   $22,579.96     44 Pippo Place 13.99%
10/5/10   100  $151037
94513     180  05   9419141   $23,000.  9/27/95   306.15    Brentwood
45   02   170  1    $175,000. 11/5/95

CA   2    206930000419142     98   $24,529.87     229 North      13.99%
10/10/10  100  $119057
95336     180  05   9419142   $25,000.  9/30/95   332.77    Manteca
33   02   170  1    $145,000. 11/10/95


CO   2    208930000419144     98   $27,717.74     3157 Dublin    12.7%
8/20/10   96   $93212
80918     180  05   9419144   $28,400.  8/9/95    353.74    Colorado
Springs
26   06   168  1    $128,000. 9/20/95


CA   2    206930000419145     98   $19,651.69     4601 Monitor   13.99%
10/5/10   93   $72044
93007     180  05   9419145   $20,000.  9/28/95   266.21    Bakersfield
45   02   170  1    $100,000. 11/5/95

CA   2    206930000419146     98   $24,564.53     15590 Bancroft
13.99%    10/15/10  99   $113451
95602     180  05   9419146   $25,000.  10/9/95   332.77    Auburn
35   06   170  1    $140,000. 11/15/95


CA   2    206930000419147     98   $24,564.53     1652 Parklawn  13.99%
10/10/10  99   $153000
92021     180  05   9419147   $25,000.  10/4/95   332.77    El
Cajon
38   06   170  1    $180,000. 11/10/95

NV   2    232930000419148     98   $24,425.81     3520 Oberon Lane
13.1%     7/20/10   99   $94633
89030     180  05   9419148   $25,000.  7/11/95   317.96    North
Las Vegas
30   06   167  1    $121,000. 8/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419149     98   $14,707.3 2262 Peachtree      13.99%
9/20/10   99   $201648
95128     180  05   9419149   $15,000.  9/14/95   199.66    San
Jose
32   06   169  1    $220,000. 10/20/95

CA   2    206930000419150     98   $25,507.57     2924 Lakewood  13.3%
 10/20/10  99   $92540
95348     180  05   9419150   $26,000.  10/10/95  334.11    Merced
42   02   170  1    $120,000. 11/20/95


CA   2    206930000419151     98   $34,273.74     9215 Twin      12.1%
10/16/10  99   $225014
95219     180  05   9419151   $35,000.  10/5/95   422.31    Stockton
31   06   170  1    $265,000. 11/16/95

CA   2    206930000419152     98   $24,517.74     9757 Stanwin   12.9%
10/20/10  98   $149000
91331-3   180  05   9419152   $25,000.  10/10/95  314.67    Los Angeles
34   06   170  1    $178,000. 11/20/95


CA   2    206930000419153     98   $24,470.42     1704 Cedar Street
13.99%    10/5/10   98   $140916
94561     180  05   9419153   $25,000.  9/27/95   332.77    Oakley
37   06   170  1    $170,000. 11/5/95


CA   2    206930000419154     98   $49,004.3 27131 Galvez   12.55%
10/20/10  98   $193000
92691     180  05   9419154   $50,000.  10/10/95  617.89    Mission Viejo
49   02   170  1    $250,000. 11/20/95

CA   2    206930000419156     98   $31,359.79     23711 Alta     12.5%
10/16/10  96   $169000
91355     180  05   9419156   $32,000.  10/3/95   394.41    Santa
Clarita
34   06   170  1    $210,000. 11/16/95


CA   2    206930000419157     98   $24,533.42     1494 Yardley   13.25%
10/20/10  96   $101000
92407     180  05   9419157   $25,000.  10/16/95  320.43    San
Bernardino
46   06   170  1    $132,000. 11/20/95

CA   2    206930000419158     98   $34,297.3 10062 Salina   13.25%
10/16/10  96   $117463
91730     180  05   9419158   $34,950.  10/4/95   447.97    Rancho
49   02   170  1    $160,000. 11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419159     98   $24,558.17     19208 Live Oak
13.99%    10/15/10  96   $74978
92345     180  05   9419159   $25,000.  10/8/95   332.77    Hesperia
31   06   170  1    $105,000. 11/15/95

CA   2    206930000419160     98   $17,186.58     91 Bahia Circle     12.5%
   10/5/10   95   $106000
93060     180  01   9419160   $17,500.  9/28/95   215.69    Santa
Paula
29   06   170  1    $130,000. 11/5/95


CA   2    206930000419161     98   $39,303.25     3203 Palomares
13.99%    10/10/10  94   $305146
94549     180  05   9419161   $40,000.  9/30/95   532.43    Lafayette
33   06   170  1    $370,000. 11/10/95

CA   2    206930000419162     98   $34,369.47     1343 Via Vida  13.99%
10/10/10  92   $97858
92025     180  05   9419162   $35,000.  9/30/95   465.87    Escondido
40   06   170  1    $145,000. 11/10/95


CA   2    206930000419163     98   $24,117.11     10328 Mattock  12.75%
 10/16/10  94   $175000
90241     180  05   9419163   $25,000.  10/4/95   312.21    Downey
37   06   170  1    $215,000. 11/16/95


CA   2    206930000419164     98   $49,104.47     3138 Shirley   12.5%
10/16/10  93   $210277
91107     180  05   9419164   $50,000.  10/3/95   616.26    Pasadena
40   06   170  1    $280,000. 11/16/95

CA   2    206930000419165     98   $14,651.88     38 Service Road
13.99%    10/5/10   90   $95107
94509     180  05   9419165   $15,000.  9/28/95   199.66    Antioch
44   02   170  1    $123,000. 11/5/95


CA   2    206920000419166     98   $40,277.72     6748 Longmont  12.5%
 10/16/10  90   $205500
91775     180  05   9419166   $41,100.  10/3/95   506.57    San
Gabriel
50   06   170  1    $274,000. 11/16/95

CA   2    206920000419168     98   $39,281.13     5339 Ventura   14.75%
9/25/10   81   $201000
91401     180  05   9419168   $40,000.  9/16/95   553.00    Los
Angeles
36   06   169  1    $300,000. 10/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419169     98   $24,427.64     15224 East     11.7%
10/5/10   90   $116000
91745     180  01   9419169   $25,000.  9/21/95   295.23    Hacienda
Heights
30   02   170  1    $157,000. 11/5/95

CA   2    206920000419170     98   $34,390.42     290 Grissom    13.99%
10/5/10   98   $249000
94547     180  05   9419170   $35,000.  9/23/95   465.87    Hercules
48   02   170  1    $290,000. 11/5/95


CA   2    206920000419171     98   $34,104.03     418 South      12.5%
10/16/10  90   $79000
92376     180  05   9419171   $35,000.  10/5/95   431.38    Rialto
38   02   170  1    $127,000. 11/16/95

CA   2    206920000419172     98   $20,579.87     901 Suffolk Place
12.5%     10/10/10  90   $134000
95694     180  05   9419172   $21,000.  9/30/95   258.83    Winters
42   06   170  1    $173,000. 11/10/95


CA   2    206920000419174     98   $29,281.48     7594 Santa Lucia
12.5%     10/5/10   87   $142624
92336     180  05   9419174   $29,950.  9/22/95   369.14    Fontana
49   02   170  1    $200,000. 11/5/95


CA   2    206920000419175     98   $29,355.77     7 Via Montanero
12.05%    10/10/10  89   $196000
92688     180  05   9419175   $30,000.  9/28/95   361.02    Rancho Santa
38   06   170  1    $255,000. 11/10/95

CA   2    206920000419176     98   $26,449.74     300 Livingston 12.5%
9/27/10   90   $110000
95687     180  05   9419176   $27,000.  9/26/95   332.78    Vacaville
38   06   169  1    $153,000. 10/27/95


CA   2    206920000419177     98   $34,245.99     21130 Calora   11.7%
10/16/10  89   $146000
91724     180  05   9419177   $35,000.  10/9/95   413.33    Covina
32   06   170  1    $205,000. 11/16/95

CA   2    206920000419179     98   $42,160.96     13462 Lafayette
14.5%     10/5/10   88   $124000
92336     180  05   9419179   $42,950.  9/20/95   586.48    Fontana
38   02   170  1    $190,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419180     98   $33,862.37     24791 Newhaven
11.7%     10/16/10  88   $127300
92362     180  05   9419180   $35,000.  10/5/95   413.33    Murrieta
34   06   170  1    $185,000. 11/16/95

CA   2    206920000419181     98   $22,509.97     30950 Calle Pina
13.5%     10/16/10  88   $152476
92591     180  05   9419181   $22,950.  10/5/95   297.96    Temecula
48   02   170  1    $200,000. 11/16/95


CA   2    206920000419182     98   $24,162.41     1739 Kirkwood  12.8%
 10/20/10  88   $145327
91720     180  05   9419182   $25,000.  10/9/95   313.03    Corona
45   06   170  1    $195,000. 11/20/95

CA   2    206920000419183     98   $17,362.41     45062 Corte    12.5%
10/5/10   87   $143000
92592     180  05   9419183   $17,950.  9/22/95   221.24    Temecula
43   02   170  1    $185,000. 11/5/95


CA   2    206920000419184     98   $43,623.6 1296 Cottonwood     11.8%
 10/15/10  85   $94879
93274     180  05   9419184   $45,000.  10/4/95   534.30    Tulare
26   06   170  1    $165,000. 11/15/95


CA   2    206920000419185     98   $24,508.99     11 Ramblewood  12.7%
  10/10/10  87   $170204
92656     180  03   9419185   $25,000.  9/29/95   311.39    Aliso
Viejo
45   06   170  1    $226,000. 11/10/95

CA   2    206920000419186     98   $34,299.83     2223 Jacqueline
12.5%     10/16/10  87   $116032
94565     180  05   9419186   $35,000.  10/5/95   431.38    Pittsburg
29   02   170  1    $175,000. 11/16/95


CA   2    206920000419187     98   $24,462.  530 Honker Lane     11.7%
10/16/10  87   $100000
94585     180  05   9419187   $25,000.  10/4/95   295.23    Suisun
City
41   06   170  1    $145,000. 11/16/95

CA   2    206920000419188     98   $14,549.63     2026 South     13.5%
10/20/10  86   $114000
91761     180  05   9419188   $15,000.  10/11/95  194.75    Ontario
39   06   170  1    $150,000. 11/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419189     98   $18,923.16     11950 Verona   12.5%
10/16/10  86   $125949
92335     180  05   9419189   $20,000.  10/5/95   246.50    Fontana
43   02   170  1    $170,000. 11/16/95

CA   2    206920000419190     98   $34,245.52     12729 Yorkshire
11.7%     10/10/10  86   $156328
92308     180  05   9419190   $35,000.  9/27/95   413.33    Apple
Valley
30   02   170  1    $223,000. 11/10/95


CA   2    206920000419192     98   $39,300.01     14 Beaconsfield
12.75%    10/16/10  75   $374000
92679     180  03   9419192   $40,000.  10/6/95   499.53    Dove
Canyon
42   06   170  1    $556,000. 11/16/95

CA   2    206920000419193     98   $34,258.74     355 Pomelo     12.5%
10/16/10  86   $178000
92621     180  05   9419193   $35,000.  10/3/95   431.38    Brea
37   06   170  1    $250,000. 11/16/95


CA   2    206920000419194     98   $49,022.47     19825 Crystal  12.75%
10/16/10  86   $167169
91326     180  05   9419194   $50,000.  10/4/95   624.42    Northridge
42   06   170  1    $255,000. 11/16/95


CA   2    206920000419195     98   $29,413.52     1104 Cobble    12.75%
10/5/10   86   $110455
96003     180  05   9419195   $30,000.  9/23/95   374.65    Redding
20   02   170  1    $165,000. 11/5/95

CA   2    206920000419196     98   $34,357.97     3088 Chablis   13.45%
10/16/10  84   $75500
92509     180  05   9419196   $35,000.  9/30/95   453.25    Riverside
48   06   170  1    $132,000. 11/16/95


CA   2    206920000419198     98   $24,513.47     1116 Tempe     12.8%
10/20/10  84   $86500
93230     180  05   9419198   $25,000.  10/9/95   313.03    Hanford
41   06   170  1    $133,000. 11/20/95

CA   2    206920000419199     98   $27,407.15     28 Rolling Ridge
12.3%     10/20/10  83   $174000
91766     180  05   9419199   $28,000.  10/9/95   341.47    Pomona
47   02   170  1    $245,000. 11/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000419200     98   $49,141.  12351 Cinnabar      12.95%
10/10/10  92   $634800
92705     180  05   9419200   $50,000.  9/30/95   630.98    Santa
Ana
43   06   170  1    $750,000. 11/10/95

CA   2    206910000419201     98   $34,219.01     620 Robert     11.3%
10/16/10  88   $161025
91910     180  05   9419201   $35,000.  10/2/95   404.43    Chula
Vista
49   02   170  1    $225,000. 11/16/95


CA   2    206910000419202     98   $19,573.43     2373 Newport   11.8%
10/16/10  80   $100000
92404     180  05   9419202   $20,000.  10/7/95   237.47    San
Bernardino
37   06   170  1    $150,000. 11/16/95

CA   2    206910000419203     98   $27,929.83     28071 Wild Wind
12.5%     10/10/10  80   $214000
91351     180  05   9419203   $28,500.  9/27/95   351.27    Canyon Country
38   06   170  1    $305,000. 11/10/95


CA   2    206910000419205     98   $24,403.4 4502 South     10.55%
10/20/10  79   $93800
90037     180  10   9419205   $25,000.  10/11/95  277.13    Los
Angeles
39   06   170  1    $151,000. 11/20/95


CA   2    206910000419206     98   $28,370.8 19946 Cuyama   12.5%
10/16/10  79   $135000
92508     180  05   9419206   $28,950.  10/5/95   356.82    Riverside
32   02   170  1    $210,000. 11/16/95

CA   2    206910000419207     98   $24,469.16     896 Lancewood  11.7%
 10/5/10   76   $92300
92376     180  05   9419207   $24,950.  9/22/95   294.64    Rialto
45   02   170  1    $156,000. 11/5/95


CA   2    206910000419209     98   $26,877.92     15910 East     10.8%
10/10/10  72   $76000
96080     180  05   9419209   $27,500.  9/29/95   309.12    Red
Bluff
39   06   170  1    $145,000. 11/10/95

CA   2    206910000419210     98   $14,657.71     11157 Dan Drive
11.05%    10/16/10  45   $26700
93202     180  05   9419210   $15,000.  9/30/95   170.96    Armona
3    06   170  1    $93,000.  11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000419211     98   $34,201.27     23833 Castinette
11.05%    10/16/10  41   $134000
92562     180  05   9419211   $35,000.  10/5/95   398.91    Murrieta
45   02   170  1    $420,000. 11/16/95

CA   2    206930000419212     98   $37,675.07     25602 Belle Porte
14.5%     9/25/10   95   $91500
90710     180  01   9419212   $38,500.  9/16/95   525.72    Los
Angeles
42   06   169  1    $137,000. 10/25/95


CA   2    206930000419213     98   $32,423.42     6450 Cameo     13.99%
10/20/10  94   $187000
91701     180  05   9419213   $33,000.  10/11/95  439.25    Rancho
40   06   170  1    $235,000. 11/20/95

CA   2    206930000419214     98   $24,448.06     3831 Cameo     13.99%
10/5/10   94   $152406
92056     180  05   9419214   $25,000.  9/27/95   332.77    Oceanside
37   02   170  1    $189,000. 11/5/95


CA   2    206930000419215     98   $34,325.46     3601 Dovewood
13.99%    9/5/10    95   $101574
93309     180  05   9419215   $35,000.  8/25/95   465.87    Bakersfield
43   02   169  1    $144,000. 10/5/95


CA   2    206930000419216     98   $34,371.96     4869 Ridgeview
14.75%    9/25/10   91   $186190
94509     180  05   9419216   $35,000.  9/18/95   483.88    Antioch
39   02   169  1    $245,000. 10/25/95

CA   2    206930000419217     98   $34,416.12     2717 Keppler   14.5%
10/5/10   95   $174000
95148     180  05   9419217   $35,000.  9/22/95   477.93    San
Jose
45   06   170  1    $220,000. 11/5/95


CA   2    206930000419218     98   $24,451.72     1615 Melrose   12.5%
10/5/10   95   $119000
91720     180  05   9419218   $25,000.  9/21/95   308.13    Corona
33   02   170  1    $152,000. 11/5/95

CA   2    206930000419219     98   $28,416.75     17865 Youngdale
14.5%     9/20/10   95   $116901
91709     180  01   9419219   $28,950.  9/7/95    395.31    Chino Hills
29   02   169  1    $154,000. 10/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419220     98   $34,328.3 1297 Marbella  12.95%
10/16/10  93   $196481
91910     180  05   9419220   $35,000.  10/5/95   441.68    Chula
Vista
34   03   170  1    $250,000. 11/16/95

CA   2    206930000419221     98   $31,279.91     440 Canyon     12.5%
10/5/10   95   $152000
94589     180  05   9419221   $32,000.  9/27/95   394.41    American
Canyon
42   02   170  1    $194,000. 11/5/95


CA   2    206930000419225     98   $19,665.85     13832 Yoak Street
13.25%    10/20/10  95   $150000
92644     180  05   9419225   $20,000.  10/10/95  256.35    Garden
Grove
32   06   170  1    $179,000. 11/20/95

CA   2    206930000419226     98   $49,138.49     2345 Roan Lane 13.99%
  10/5/10   95   $259717
94596     180  05   9419226   $50,000.  9/26/95   665.53    Walnut
Creek
41   06   170  1    $327,000. 11/5/95


CA   2    206930000419227     98   $24,511.87     4147 West 172nd
13.25%    10/20/10  95   $179000
90504     180  05   9419227   $25,000.  10/10/95  320.43    Torrance
32   06   170  1    $215,000. 11/20/95


CA   2    206930000419228     98   $34,332.  2280 Indigo Hills   13.25%
10/20/10  92   $120000
91719     180  01   9419228   $35,000.  10/9/95   448.61    Corona
44   02   170  1    $170,000. 11/20/95

CA   2    206930000419229     98   $49,065.24     13687 Via Tres
13.99%    10/5/10   93   $172738
92129     180  05   9419229   $50,000.  9/30/95   665.53    San
Diego
42   06   170  1    $240,000. 11/5/95


CA   2    206930000419230     98   $17,084.11     1758 Hianatha  13.99%
10/5/10   94   $57700
95205     180  05   9419230   $17,500.  9/22/95   232.94    Stockton
45   06   170  1    $80,000.  11/5/95

CA   2    206930000419231     98   $28,242.03     225 Sequoyah   12.95%
10/20/10  95   $75900
95926     180  05   9419231   $28,800.  10/10/95  363.44    Chico
37   06   170  1    $111,000. 11/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419232     98   $24,367.11     19022 Country  13.25%
10/20/10  95   $135000
92669     180  01   9419232   $25,000.  10/11/95  320.43    Orange
34   02   170  1    $170,000. 11/20/95

CA   2    206930000419233     98   $24,467.29     15119 Geranium
12.9%     10/16/10  89   $130331
92336     180  05   9419233   $24,950.  10/2/95   314.04    Fontana
40   02   170  1    $175,000. 11/16/95


CA   2    206930000419235     98   $39,291.53     19360 Oneida   14.99%
10/10/10  90   $147669
92307     180  05   9419235   $40,000.  9/28/95   559.56    Apple
Valley
41   02   170  1    $210,000. 11/10/95

CA   2    206930000419236     98   $34,379.35     29616 Bright   13.8%
10/20/10  94   $152000
92346     180  05   9419236   $35,000.  10/10/95  461.42    Highland
47   06   170  1    $200,000. 11/20/95


CA   2    206930000419237     98   $41,293.43     15165 Carnation
14.5%     10/20/10  94   $149000
92336     180  05   9419237   $42,000.  10/9/95   573.51    Fontana
45   02   170  1    $205,000. 11/20/95


CA   2    206930000419239     98   $19,688.37     7905 Locust    13.99%
10/15/10  94   $79539
92335     180  05   9419239   $20,000.  10/8/95   266.22    Fontana
49   02   170  1    $107,000. 11/15/95

CA   2    206930000419240     98   $24,499.74     1880 Ithaca Drive
12.5%     10/10/10  94   $175000
92083     180  05   9419240   $25,000.  9/28/95   308.13    Vista
46   03   170  1    $215,000. 11/10/95


CA   2    206930000419242     98   $29,375.14     15118 East     12.95%
10/16/10  92   $79976
93535     180  05   9419242   $29,950.  10/5/95   377.96    Lancaster
36   06   170  1    $120,000. 11/16/95

CA   2    206930000419243     98   $43,520.02     2532 Buena Vista
14.5%     10/5/10   99   $131160
92376     180  05   9419243   $45,000.  9/21/95   614.48    Rialto
44   02   170  1    $178,000. 11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419245     98   $21,526.5 862 West  11.7%
10/10/10  90   $113000
95204     180  05   9419245   $22,000.  9/29/95   259.81    Stockton
32   02   170  1    $150,000. 11/10/95

CA   2    206920000419246     98   $34,299.4 3821 Cypress   12.5%
10/10/10  89   $105301
94565     180  05   9419246   $35,000.  9/30/95   431.38    Pittsburg
40   06   170  1    $158,000. 11/10/95


CA   2    206920000419247     98   $27,203.85     20158 Jill Lane     12.5%
   10/20/10  90   $82800
96003     180  05   9419247   $27,700.  10/9/95   341.41    Redding
19   02   170  1    $123,000. 11/20/95

CA   2    206920000419249     98   $34,283.87     3097 Shadow    12.5%
10/10/10  90   $117602
95121     180  01   9419249   $35,000.  9/29/95   431.38    San
Jose
39   02   170  1    $170,000. 11/10/95


CA   2    206920000419251     98   $48,937.48     1896 Topeka Way
12.05%    10/16/10  90   $111000
92324     180  01   9419251   $50,000.  10/5/95   601.69    Colton
42   06   170  1    $180,000. 11/16/95


CA   2    206920000419252     98   $34,270.34     32 Coppercrest 12.05%
10/20/10  90   $202150
92656     180  03   9419252   $35,000.  10/7/95   421.19    Aliso
Viejo
36   02   170  1    $265,000. 11/20/95

CA   2    206920000419253     98   $34,302.39     5552 Dwight    12.55%
10/16/10  90   $201000
95118     180  05   9419253   $35,000.  10/7/95   432.52    San
Jose
39   02   170  1    $263,000. 11/16/95


CA   2    206920000419255     98   $24,520.18     2820 Sunset    12.95%
10/16/10  90   $105000
93304     180  05   9419255   $25,000.  10/9/95   315.49    Bakersfield
42   02   170  1    $146,000. 11/16/95

CA   2    206920000419257     98   $34,250.28     2013 Edison    12.5%
10/10/10  89   $80500
95821     180  05   9419257   $34,950.  9/29/95   430.77    Sacramento
42   02   170  1    $130,000. 11/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000419258     98   $13,123.42     6621 Monaco    11.9%
8/1/10    89   $108129
80601     180  05   9419258   $13,500.  7/21/95   161.16    Brighton
45   02   168  1    $137,000. 9/1/95

CA   2    206920000419260     98   $37,750.81     2417 Candlestick
12.8%     10/16/10  89   $133867
94509     180  05   9419260   $38,500.  10/3/95   482.06    Antioch
42   02   170  1    $195,000. 11/16/95


CA   2    206920000419261     98   $19,586.83     7748 Cherrystone
12.15%    10/16/10  89   $116811
91402     180  05   9419261   $20,000.  10/4/95   241.97    Los
Angeles
48   02   170  1    $155,000. 11/16/95

CA   2    206920000419262     98   $53,879.39     5120 North Saint
12.3%     10/20/10  89   $139000
91722     180  05   9419262   $55,000.  10/10/95  670.74    Covina
47   02   170  1    $220,000. 11/20/95


CA   2    206920000419263     98   $24,388.6 9 Buenaventura 12.05%
10/20/10  89   $263000
92688     180  03   9419263   $25,000.  10/10/95  300.85    Rancho Santa
37   06   170  1    $327,000. 11/20/95


CA   2    206920000419264     98   $34,267.01     24650 Avenue   12.%
10/15/10  76   $75000
93247     180  05   9419264   $35,000.  10/4/95   420.06    Lindsay
26   06   170  1    $145,000. 11/15/95

CA   2    206920000419265     98   $24,478.8 5133 Willow    12.05%
10/16/10  88   $150557
91601     180  05   9419265   $25,000.  10/5/95   300.85    North
Hollywood
20   06   170  1    $200,000. 11/16/95


CA   2    206920000419266     98   $44,061.95     8829 Continental
12.05%    10/20/10  88   $112810
92504     180  05   9419266   $45,000.  10/9/95   541.52    Riverside
45   02   170  1    $180,000. 11/20/95

CA   2    206920000419267     98   $20,579.87     29 Paseo Del Sol
12.5%     10/16/10  88   $127058
92688     180  01   9419267   $21,000.  10/5/95   258.83    Rancho Santa
28   02   170  1    $170,000. 11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419268     98   $43,220.43     1932 West      14.5%
10/16/10  88   $126000
92324     180  05   9419268   $43,950.  10/4/95   600.14    Colton
45   02   170  1    $195,000. 11/16/95

CA   2    206920000419270     98   $29,935.  719 North Walnut    12.05%
10/16/10  87   $164670
91773     180  05   9419270   $31,000.  10/5/95   373.05    San
Dimas
41   06   170  1    $225,000. 11/16/95


CA   2    206920000419271     98   $41,293.86     14243 Vincente
12.55%    10/16/10  85   $122878
92553     180  05   9419271   $42,250.  10/6/95   522.12    Moreno Valley
17   06   170  1    $195,000. 11/16/95

CA   2    206920000419272     98   $29,354.39     53 Oxbow Creek
11.7%     10/16/10  87   $174000
92653     180  05   9419272   $30,000.  10/5/95   354.28    Laguna
Hills
34   06   170  1    $235,000. 11/16/95


CA   2    206920000419273     98   $34,065.4 2019 Saint     12.5%
10/10/10  95   $300300
94526     180  03   9419273   $35,000.  9/28/95   431.38    Danville
36   06   170  1    $355,000. 11/10/95


CA   2    206920000419274     98   $31,310.83     39300 Chalfont
12.5%     10/16/10  86   $96900
93551     180  05   9419274   $31,950.  10/5/95   393.79    Palmdale
44   02   170  1    $150,000. 11/16/95

CA   2    206920000419275     98   $31,282.77     4245 San Simeon
11.25%    10/10/10  86   $155922
93033     180  05   9419275   $32,000.  9/28/95   368.75    Oxnard
28   06   170  1    $220,000. 11/10/95


CA   2    206920000419276     98   $28,360.57     12159 Nita Drive
13.25%    10/20/10  86   $94800
92557     180  05   9419276   $28,900.  10/9/95   370.42    Moreno Valley
25   06   170  1    $145,000. 11/20/95

CA   2    206910000419280     98   $19,616.86     7554 Potomac   11.8%
10/20/10  80   $93300
92504     180  05   9419280   $20,000.  10/10/95  237.47    Riverside
46   06   170  1    $142,000. 11/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000419281     98   $12,689.75     5575 Keith Road
10.55%    10/10/10  78   $56400
95969     180  05   9419281   $13,000.  9/30/95   144.11    Paradise
29   02   170  1    $90,000.  11/10/95

CA   2    206910000419282     98   $14,653.82     997 East Johnston
11.05%    10/16/10  75   $57800
92543     180  05   9419282   $15,000.  10/4/95   170.96    Hemet
25   06   170  1    $98,000.  11/16/95


CA   2    206910000419283     98   $34,167.89     8580 La Vaca   12.5%
10/10/10  67   $55021
93230     180  05   9419283   $35,000.  9/25/95   431.38    Hanford
32   06   170  1    $135,000. 11/10/95

CA   2    206910000419284     98   $27,405.56     1861 Brigman   11.85%
10/10/10  73   $63200
96007     180  05   9419284   $28,000.  9/28/95   333.35    Anderson
22   02   170  1    $126,000. 11/10/95


CA   2    206910000419285     98   $10,756.96     156 Weymouth   11.85%
  10/10/10  74   $99700
95687     180  05   9419285   $11,000.  9/26/95   130.96    Vacaville
26   06   170  1    $150,000. 11/10/95


CA   2    206910000419286     98   $49,033.2 199-201 Copper      12.9%
10/20/10  68   $172000
92083     180  10   9419286   $50,000.  10/10/95  629.33    Vista
37   06   170  1    $331,000. 11/20/95

CA   2    206910000419287     98   $15,626.17     1029 First Street   10.8%
   10/10/10  64   $44800
96080     180  05   9419287   $16,000.  9/30/95   179.85    Red
Bluff
25   02   170  1    $95,000.  11/10/95


CA   2    206920000419290     98   $24,540.03     14100 Stanislaus
12.5%     10/20/10  90   $142000
92336     180  05   9419290   $25,000.  10/8/95   308.13    Fontana
35   02   170  1    $186,000. 11/20/95

CA   2    206920000419291     98   $24,564.53     2505 Lincoln   13.99%
10/15/10  90   $119216
94804     180  05   9419291   $25,000.  10/7/95   332.77    Richmond
47   02   170  1    $161,000. 11/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000419293     98   $32,856.75     4234 Suzanne   12.5%
10/16/10  90   $129299
94565     180  05   9419293   $33,500.  10/5/95   412.89    Pittsburg
43   02   170  1    $181,000. 11/16/95

CA   2    206920000419296     98   $34,355.71     907 Azure Court
13.4%     10/10/10  87   $111000
91786     180  05   9419296   $35,000.  9/30/95   452.09    Upland
45   02   170  1    $168,000. 11/10/95


CA   2    206920000419297     98   $33,322.98     1204 Cinnabar  12.55%
10/20/10  96   $148000
95687     180  05   9419297   $34,000.  10/6/95   420.16    Vacaville
35   06   170  1    $190,000. 11/20/95

CA   2    206920000419299     98   $27,429.29     863 Monaghan   12.5%
10/10/10  86   $164000
95688     180  05   9419299   $28,000.  9/30/95   345.11    Vacaville
41   02   170  1    $225,000. 11/10/95


CA   2    206910000419302     98   $15,640.43     41765 158th    11.25%
10/16/10  78   $61700
93535     180  05   9419302   $16,000.  10/6/95   184.38    Lancaster
44   02   170  1    $100,000. 11/16/95


CA   2    206910000419303     98   $39,182.23     364 South Filbert
11.05%    10/16/10  80   $39600
93221     180  05   9419303   $40,000.  10/4/95   455.90    Exeter
29   02   170  1    $100,000. 11/16/95

CA   2    206910000419304     98   $49,049.39     21060 Pala Foxia
11.85%    10/16/10  80   $117562
92557     180  05   9419304   $50,000.  10/3/95   595.27    Moreno Valley
35   02   170  1    $212,000. 11/16/95


CA   2    206910000419305     98   $48,999.69     2788 Royal Oak
12.5%     10/16/10  77   $172000
95403     180  05   9419305   $50,000.  10/5/95   616.26    Santa
Rosa
41   02   170  1    $291,000. 11/16/95

CA   2    206910000419307     98   $34,046.78     932 Country Club
11.05%    10/16/10  72   $163000
92029     180  05   9419307   $35,000.  10/5/95   398.91    Escondido
45   02   170  1    $275,000. 11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000419316     98   $17,834.57     16900 River    11.25%
11/1/10   90   $84600
98037     180  01   9419316   $18,200.  10/19/95  209.73    Lynnwood
48   06   171  1    $115,000. 12/1/95

CA   2    106920000419319     98   $53,332.44     43820 Dubal    11.75%
11/1/10   89   $251635
94539     180  03   9419319   $54,500.  10/19/95  645.35    Fremont
45   02   171  1    $345,000. 12/1/95


CA   2    106930000419327     98   $42,319.05     1947 Loch Ness
12.5%     12/1/10   100  $131371
95121     180  05   9419327   $43,000.  11/1/95   529.98    San
Jose
38   06   172  1    $175,000. 1/1/96

WA   2    153930000419328     98   $24,300.92     17231 Ne 16th  12.5%
11/1/10   95   $131000
98008     180  05   9419328   $24,800.  10/27/95  305.67    Bellevue
43   06   171  1    $164,000. 12/1/95


CA   2    106910000419329     98   $56,802.23     14970 Sobey    9.75%
12/1/05   69   $460000
95070     120  05   9419329   $60,000.  10/26/95  784.62    Saratoga
41   06   112  1    $755,000. 1/1/96


GA   2    113930000419331     98   $29,502.45     1628 Basin Drive
12.% 12/1/10   99   $112852
30174     180  05   9419331   $30,000.  11/2/95   360.05    Suwanee
42   06   172  1    $145,000. 1/1/96

HI   2    115920000419338     98   $44,123.58     45-179m Lilipuna
10.5%     12/1/10   85   $304700
96744     180  01   9419338   $45,000.  11/2/95   497.43    Kaneohe
43   01   172  1    $415,000. 1/1/96


CA   2    106920000419347     98   $21,965.29     9 Celano Court 11.625%
 11/1/10   90   $179100
92657     180  01   9419347   $22,400.  10/10/95  263.46    Newport Coast
19   00   171  1    $224,000. 12/1/95

GA   2    113920000419355     98   $62,777.16     1480 Woodland  11.%
11/1/10   90   $321350
30278     180  05   9419355   $64,250.  10/27/95  730.27    Snellville
47   00   171  1    $428,500. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000419364     98   $36,461.01     2072 Arroyo    11.3%
11/1/10   90   $297600
94070     180  05   9419364   $37,200.  10/23/95  429.85    San
Carlos
31   00   171  1    $372,000. 12/1/95

CA   2    106930000419367     98   $11,786.99     8235 Agnes     12.6%
11/10/10  96   $107210
91605     180  05   9419367   $12,000.  10/16/95  148.69    North
Hollywood
37   06   171  1    $125,000. 12/10/95


CA   2    206920000419410     98   $21,471.42     8385 Western   11.7%
10/16/10  83   $93626
91730     180  01   9419410   $22,000.  10/3/95   259.81    Rancho
34   02   170  1    $140,000. 11/16/95

WA   2    153930000419481     98   $46,216.73     18007 Se 282nd
12.% 11/1/10   100  $202896
98042     180  03   9419481   $47,100.  10/30/95  565.28    Kent
36   02   171  1    $250,000. 12/1/95


CA   2    106920000419493     98   $44,075.89     660 Eureka     11.%
12/1/10   88   $203150
95076     180  05   9419493   $45,000.  11/21/95  511.47    Watsonville
45   01   172  1    $283,000. 1/1/96


VA   2    151930000419540     98   $32,114.72     2422 Wanda Way
12.125%   12/1/10   97   $104748
22091     180  03   9419540   $32,650.  11/3/95   394.48    Reston
23   03   172  1    $142,000. 1/1/96

WA   2    153920000419542     98   $44,200.67     20904 118th    11.25%
12/1/10   89   $168750
98031     180  05   9419542   $45,000.  11/2/95   518.56    Kent
44   06   172  1    $242,000. 1/1/96


WA   2    253930000419544     98   $22,612.55     15016 Ne 27th  12.%
11/1/10   98   $100321
98684     180  05   9419544   $23,000.  10/25/95  276.04    Vancouver
46   02   171  1    $126,000. 12/1/95

CA   2    106920000419555     98   $38,621.04     622 Placer Court
10.625%   12/1/10   90   $198750
94550     180  05   9419555   $39,750.  11/1/95   442.48    Livermore
40   06   172  1    $265,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419567     98   $39,221.96     14616 Camelia  12.5%
12/1/10   100  $159000
91351     180  05   9419567   $40,000.  11/4/95   493.01    Canyon Country
48   06   172  1    $199,000. 1/1/96

CA   2    106930000419595     98   $22,401.02     31282 San      12.75%
11/1/10   100  $202200
94587     180  05   9419595   $22,800.  10/19/95  284.73    Union
City
49   06   171  1    $225,000. 12/1/95


CA   2    106930000419602     90   $39,292.68     2340 29th Street
11.3%     12/1/10   94   $320000
90405     180  05   9419602   $40,000.  11/7/95   462.21    Santa
Monica
39   02   172  1    $385,000. 1/1/96

CA   2    106920000419603     98   $56,546.73     2027 Olite Court
11.3%     11/10/10  90   $461600
92037     180  05   9419603   $57,700.  10/26/95  665.26    La
Jolla
45   00   171  1    $577,000. 12/10/95


MD   2    124920000419604     98   $26,944.48     20304 Cedarhurst
14.% 12/10/10  100  $110400
20876     180  05   9419604   $27,600.  11/8/95   367.57    Germantown
19   06   172  1    $138,000. 1/10/96


HI   2    215920000419613     98   $29,349.99     41 - 684 Kaauiki
11.375%   11/1/10   90   $150000
96795     180  01   9419613   $30,000.  10/26/95  348.08    Waimanalo
43   06   171  1    $200,000. 12/1/95

CA   2    106910000419618     98   $53,061.75     31 South Encino
10.75%    11/1/10   90   $433000
92677     180  03   9419618   $54,200.  10/2/95   607.55    Laguna
Beach
38   01   171  1    $542,000. 12/1/95


CA   2    106920000419619     98   $24,976.37     2667 Wakefield      11.%
11/1/10   90   $149911
94606     180  05   9419619   $25,500.  10/2/95   289.83    Oakland
47   06   171  1    $195,000. 12/1/95

ID   2    116930000419623     98   $16,693.17     2010 Targee    11.5%
12/1/10   98   $76000
83705     180  05   9419623   $17,000.  11/1/95   198.59    Boise
38   01   172  1    $95,000.  1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000419625     98   $19,652.73     1344 And 1344a
11.5%     12/1/10   84   $151900
91506     180  05   9419625   $20,000.  11/6/95   233.64    Burbank
35   00   172  1    $205,000. 1/1/96

CA   2    206920000419629     98   $22,559.92     416  10.425%   12/1/10
90   $184000
94070     180  01   9419629   $23,000.  11/10/95  253.17    San
Carlos
39   06   172  1    $230,000. 1/1/96


CA   2    106920000419663     98   $37,325.04     2351 East Brower
11.25%    12/1/10   90   $191000
93065     180  05   9419663   $38,000.  11/8/95   437.89    Simi
Valley
30   06   172  1    $255,000. 1/1/96

CA   2    106930000419664     98   $9,837.9  17281 Caminito 12.25%
12/1/10   100  $117750
92127     180  01   9419664   $10,000.  11/3/95   121.63    Sandiego
26   06   172  1    $128,000. 1/1/96


VA   2    251930000419669     98   $40,304.49     8000 Tanworth  12.55%
 12/1/10   95   $218400
22152     180  09   9419669   $40,950.  10/31/95  506.05    Springfield
50   06   172  1    $273,000. 1/1/96


GA   2    213920000419670     98   $22,859.14     3065 Intrepid  10.55%
12/1/10   90   $186400
30062     180  03   9419670   $23,300.  11/20/95  258.28    Marietta
34   00   172  1    $233,000. 1/1/96

VA   2    151930000419686     98   $36,374.95     4229 S. 36th   11.8%
12/1/10   100  $148000
22206     180  07   9419686   $37,000.  11/8/95   439.31    Arlington
38   06   172  1    $185,000. 1/1/96


CA   2    106930000419712     98   $14,831.98     27627 Moonridge
12.6%     11/5/10   100  $67386
92585     180  05   9419712   $15,100.  10/23/95  187.10    Sun
City
38   02   171  1    $83,000.  12/5/95

HI   2    215930000419733     98   $49,243.57     91-173 Wailohia     13.%
12/1/10   95   $190500
96706     180  03   9419733   $50,000.  11/1/95   632.62    Ewa
Beach
39   01   172  1    $254,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000419748     98   $72,587.12     1588 Husted    12.25%
12/1/10   90   $168000
95125     180  05   9419748   $74,000.  11/3/95   900.06    San
Jose
42   06   172  1    $270,000. 1/1/96

CA   2    106920000419750     98   $22,091.24     3735 Sudbury   11.%
12/1/10   90   $184000
95682     180  05   9419750   $22,500.  11/6/95   255.73    Cameron Park
45   06   172  1    $230,000. 1/1/96


CA   2    106930000419752     98   $11,347.77     150 Dawn River
11.875%   11/1/10   66   $186234
95630     180  03   9419752   $15,500.  10/26/95  184.78    Folsom
45   06   171  1    $310,000. 12/1/95

UT   2    149910000419823     98   $45,905.8 7847 South     10.5%
11/1/10   80   $102175
84121     180  05   9419823   $47,000.  11/3/95   519.54    Salt
Lake City
38   06   171  1    $187,000. 12/1/95


UT   2    149910000419824     98   $29,285.27     1241 E Lori CIR     9.5%
11/1/10   74   $68200
84094     180  05   9419824   $30,000.  11/15/95  313.27    Sandy
43   00   171  1    $134,000. 12/1/95


CA   2    106920000419836     98   $30,901.11     226 Lakeridge  11.85%
11/15/10  90   $252000
94583     180  05   9419836   $31,500.  11/9/95   375.02    San
Ramon
45   00   171  1    $315,000. 12/15/95

NY   2    136910000419837     98   $83,254.26     205 River Road 11.%
11/25/10  67   $346705
10960     180  05   9419837   $85,000.  10/27/95  966.11    Grand
View
45   03   171  1    $650,000. 12/25/95


CA   2    106920000419838     98   $39,266.89     125 Burlwood   12.25%
11/10/10  83   $240000
95066     180  05   9419838   $40,000.  10/25/95  486.52    Scotts
Valley
38   02   171  1    $340,000. 12/10/95

CA   2    106930000419839     98   $22,590.58     142 Walker Way 12.6%
  11/10/10  95   $105026
92083     180  05   9419839   $23,000.  10/26/95  284.98    Vista
45   02   171  1    $135,000. 12/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000419842     98   $34,026.12     2091 Erins Way 12.%
12/1/10   97   $212232
92027     180  03   9419842   $34,600.  11/21/95  415.26    Escondido
39   06   172  1    $255,000. 1/1/96

MD   2    124930000419853     98   $33,927.8 9305 Jesup Lane     12.%
12/1/10   93   $183900
20814     180  05   9419853   $34,500.  11/10/95  414.06    Bethesda
31   00   172  1    $235,000. 1/1/96


CA   2    106920000419863     98   $20,400.22     21 Wintergreen
10.375%   12/1/10   90   $166400
94945     180  09   9419863   $20,800.  11/6/95   228.31    Novato
20   06   172  1    $208,000. 1/1/96

CA   2    106920000419869     98   $29,069.06     27373 Paseo    11.%
12/1/10   90   $158250
92675     180  01   9419869   $30,000.  11/3/95   340.98    San
Juan
43   01   172  1    $211,000. 1/1/96


GA   2    113920000419879     98   $14,562.45     3771 Harts Mill     9.9%
12/1/10   90   $119200
30319     180  05   9419879   $14,900.  12/1/95   159.21    Atlanta
18   00   172  1    $149,000. 1/1/96


CA   2    106930000419895     98   $24,547.98     3183 Kalmia    12.4%
11/10/10  100  $174532
92104     180  05   9419895   $25,000.  11/2/95   306.51    San
Diego
45   02   171  1    $200,000. 12/5/95

CA   2    106930000419897     98   $11,688.76     3762 Douglas Fir
12.6%     11/10/10  101  $128111
95843     180  05   9419897   $11,900.  10/30/95  147.45    Antelope
38   03   171  1    $140,000. 12/10/95


CA   2    106920000419928     98   $20,059.68     599 Raymond    10.5%
11/1/10   90   $102750
92020     180  05   9419928   $20,500.  10/30/95  226.61    El
Cajon
33   00   171  1    $137,000. 12/1/95

MA   2    225920000419931     98   $23,553.97     27 Pingree Farm
10.75%    12/1/10   86   $255350
01833     180  05   9419931   $24,000.  11/8/95   269.03    Georgetown
41   06   172  1    $325,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153910000419948     98   $36,681.39     6706 Sunnyslope
12.% 12/1/10   95   $142797
98366     180  05   9419948   $37,300.  11/10/95  447.66    Port
Orchard
45   06   172  1    $190,000. 1/1/96

CA   2    106920000419967     98   $42,925.38     29000 Rock Vista
12.75%    1/1/11    89   $180452
91301     180  05   9419967   $43,600.  12/1/95   544.49    Agoura
Hills
42   01   173  1    $253,000. 2/1/96


CA   2    106910000419969     98   $26,420.11     3012 Highway 12
10.5%     12/1/10   71   $71081
95249     180  05   9419969   $27,000.  11/7/95   298.46    San
Andreas
30   01   172  1    $140,000. 1/1/96

CA   2    106930000419979     98   $26,605.61     57 Garthe Court
11.875%   12/1/10   95   $144000
94591     180  05   9419979   $27,000.  11/6/95   321.88    Vallejo
50   01   172  1    $180,000. 1/1/96


CA   2    106930000419982     98   $26,258.97     1082 Stillwater
12.05%    11/1/10   95   $144000
93004     180  03   9419982   $27,000.  10/24/95  324.91    Ventura
43   01   171  1    $180,000. 12/1/95


NY   2    236910000420004     98   $48,446.92     5 Squire Path  9.875%
12/1/10   59   $200278
11780     180  05   9420004   $50,000.  11/10/95  533.49    Saint
James
41   06   172  1    $425,000. 1/1/96

CA   2    206920000420009     98   $48,966.25     2805 Vista Del
10.925%   12/1/10   89   $294000
95037     180  03   9420009   $50,000.  11/14/95  565.95    Morgan Hill
49   06   172  1    $390,000. 1/1/96


CA   2    106930000420014     98   $62,047.67     924 Quate Court     13.%
12/1/10   100  $187000
95688     180  05   9420014   $63,000.  11/8/95   797.10    Vacaville
43   06   172  1    $250,000. 1/1/96

CA   2    106920000420019     98   $95,959.47     1611 Lyon Street
10.875%   12/1/10   90   $492000
94115     180  05   9420019   $98,400.  11/8/95   1110.70   San Francisco
42   00   172  1    $656,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149920000420027     98   $21,134.26     473 East 8220  10.8%
11/27/10  90   $108750
84070     180  05   9420027   $21,750.  11/27/95  244.49    Sandy
46   01   171  1    $145,000. 12/27/95

CA   2    106930000420041     98   $49,198.93     138 Julian Way 12.375%
 12/1/10   94   $257260
94523     180  05   9420041   $50,000.  11/7/95   612.20    Pleasant Hill
47   06   172  1    $328,000. 1/1/96


WA   2    153930000420042     98   $34,313.  13127 Holmes   11.5%
11/1/10   93   $554811
98034     180  05   9420042   $35,000.  10/26/95  408.87    Kirkland
49   02   171  1    $635,000. 12/1/95

CA   2    206920000420045     98   $36,277.04     205 E. Palmyra 11.55%
12/1/10   96   $263000
92666     180  05   9420045   $37,000.  11/16/95  433.41    Orange
39   06   172  1    $315,000. 1/1/96


CA   2    206930000420047     98   $38,628.48     31 Elmwood     11.675%
 12/1/10   95   $209600
94583     180  03   9420047   $39,300.  11/20/95  463.48    San
Ramon
39   00   172  1    $262,000. 1/1/96


CA   2    206930000420048     98   $38,426.77     8073 Callalily      13.3%
  12/1/10   100  $136000
90620     180  05   9420048   $39,000.  11/8/95   501.17    Buena
Park
50   01   172  1    $175,000. 1/1/96

CA   2    206930000420065     98   $76,417.76     20340 Via      12.75%
12/1/10   95   $419059
92687     180  05   9420065   $78,000.  11/9/95   974.09    Yorba
Linda
49   06   172  1    $525,000. 1/1/96


NY   2    236910000420069     98   $18,638.85     941 45th Street     10.5%
   12/1/10   70   $169318
11219     180  07   9420069   $19,000.  11/10/95  210.03    Brooklyn
40   06   172  1    $270,000. 1/1/96

CA   2    206920000420085     98   $20,627.28     645 North      11.3%
12/1/10   90   $174893
90004     180  05   9420085   $21,150.  11/11/95  244.39    Los
Angeles
28   01   172  1    $220,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000420089     98   $34,273.73     308 E Main Street
11.05%    11/10/10  90   $280000
95032     180  05   9420089   $35,000.  11/18/95  398.91    Los
Gatos
45   00   171  1    $350,000. 12/10/95

CA   2    106920000420092     98   $44,498.97     864 Monte Verde
11.3%     11/15/10  90   $362400
91007     180  05   9420092   $45,300.  11/9/95   523.45    Arcadia
39   00   171  1    $453,000. 12/15/95


CA   2    106930000420110     98   $31,550.97     2034 West Hearn
13.% 11/1/10   95   $171200
95407     180  05   9420110   $32,100.  10/31/95  406.14    Santa
Rosa
40   06   171  1    $214,000. 12/1/95

CA   2    206930000420111     98   $48,227.59     27228 Ellison  12.55%
12/1/10   100  $189000
91354     180  03   9420111   $49,000.  11/7/95   605.53    Valencia
44   02   172  1    $238,000. 1/1/96


WA   2    253930000420116     98   $26,484.32     3111 Northeast
11.8%     12/1/10   100  $71000
98682     180  05   9420116   $27,000.  11/9/95   320.58    Vancouver
44   03   172  1    $98,000.  1/1/96


WA   2    253910000420117     98   $14,768.93     9119 Northeast
12.8%     12/1/10   99   $66625
98682     180  05   9420117   $15,000.  11/9/95   187.82    Vancouver
39   02   172  1    $83,000.  1/1/96

CA   2    106920000420118     98   $28,305.64     13518 Isis Avenue
11.625%   12/1/10   90   $230400
90250     180  05   9420118   $28,800.  11/7/95   338.73    Hawthorne
41   00   172  1    $290,000. 1/1/96


CA   2    106920000420119     98   $35,724.23     27100 Southridge
10.625%   12/1/10   86   $292000
92692     180  05   9420119   $36,500.  11/2/95   406.30    Mission Viejo
24   00   172  1    $382,000. 1/1/96

CA   2    206930000420124     98   $24,545.37     4950 Shadowfalls
12.8%     12/1/10   99   $201000
94553     180  03   9420124   $25,000.  11/9/95   313.03    Martinez
31   06   172  1    $230,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000420126     98   $50,283.85     2136 Shadow    11.625%
 12/1/10   90   $475900
95138     180  05   9420126   $59,100.  11/15/95  695.10    San
Jose
38   00   172  1    $594,950. 1/1/96

CA   2    106920000420127     98   $90,554.84     13 Roxbury Court
10.875%   12/1/10   90   $461250
94507     180  03   9420127   $92,250.  11/9/95   1041.28   Alamo
42   00   172  1    $615,000. 1/1/96


CA   2    106910000420138     98   $12,986.56     18704 Highway 9
10.% 12/1/10   52   $76150
95006     180  05   9420138   $13,250.  11/13/95  142.39    Boulder Creek
32   06   172  1    $175,000. 1/1/96

CA   2    206930000420144     98   $42,305.06     13120 Tripoli  12.3%
12/1/10   100  $142000
91342     180  05   9420144   $43,000.  11/13/95  524.40    Sylmar
45   02   172  1    $185,000. 1/1/96


WA   2    153920000420146     98   $38,711.77     4910 111th     10.5%
12/1/10   90   $197600
98033     180  05   9420146   $39,500.  11/3/95   436.63    Kirkland
41   06   172  1    $265,000. 1/1/96


CA   2    106920000420147     98   $23,740.01     2075 Firwood   10.5%
12/1/10   90   $155000
95403     180  05   9420147   $24,200.  11/1/95   267.51    Santa
Rosa
38   06   172  1    $200,000. 1/1/96

CA   2    106930000420195     98   $19,668.33     2464 Del Mar   12.%
12/1/10   100  $174000
94514     180  05   9420195   $20,000.  11/9/95   240.03    Byron
45   06   172  1    $194,000. 1/1/96


CA   2    106920000420197     98   $25,099.89     1196 Singletary     11.%
12/1/10   90   $230000
95126     180  05   9420197   $28,700.  11/9/95   326.20    San
Jose
34   00   172  1    $287,500. 1/1/96

GA   2    113930000420199     98   $24,121.93     3847 Laurel Crest
12.45%    12/1/05   92   $99000
30058     120  05   9420199   $25,000.  11/13/95  365.21    Lithonia
38   06   112  1    $135,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000420200     98   $37,790.17     16 Sea Court   11.25%
12/1/10   90   $177458
95831     180  05   9420200   $38,500.  11/9/95   443.65    Sacramento
38   06   172  1    $240,000. 1/1/96

CA   2    106930000420201     98   $31,915.26     404 Gadwall    12.5%
12/1/10   100  $97500
94585     180  05   9420201   $32,500.  11/17/95  400.57    Suisun
City
33   06   172  1    $130,000. 1/1/96


CA   2    106930000420202     98   $41,106.72     219 Marian     12.%
12/1/10   99   $239000
95350     180  05   9420202   $41,800.  11/8/95   501.67    Modesto
35   01   172  1    $285,000. 1/1/96

CA   2    106920000420204     98   $38,409.79     4852 Massive   11.5%
1/1/11    87   $208000
94509     180  05   9420204   $39,000.  11/27/95  455.59    Antioch
47   01   173  1    $285,000. 2/1/96


CA   2    106930000420205     98   $29,524.86     2525 Tolworth  12.5%
12/1/10   96   $187004
95128     180  05   9420205   $30,000.  11/13/95  369.76    San
Jose
42   06   172  1    $227,000. 1/1/96


CA   2    206930000420223     98   $43,668.15     8693 Green     11.675%
12/1/10   95   $237600
95472     180  05   9420223   $44,550.  11/13/95  525.40    Sebastopol
37   06   172  1    $297,000. 1/1/96

CA   2    106930000420227     98   $49,141.76     6511 E Yosemite
11.625%   12/1/10   95   $268000
92667     180  01   9420227   $50,000.  11/13/95  588.07    Orange
42   00   172  1    $335,000. 1/1/96


CA   2    106920000420228     98   $48,926.16     8578 Foucaud   10.5%
11/1/10   89   $178787
92129     180  05   9420228   $50,000.  10/26/95  552.70    San
Diego
28   01   171  1    $258,000. 12/1/95

CA   2    106920000420231     98   $23,954.82     11143 Begonia  11.4%
12/10/10  90   $242400
92708     180  05   9420231   $30,300.  12/1/95   352.04    Fountain Valley

43   03   172  1    $303,000. 1/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   1    106920000420256     98   $21,984.64     5834 Antigua   10.5%
12/1/10   7    $0
95120     180  05   9420256   $23,650.  11/10/95  261.43    San
Jose
36   06   172  1    $360,000. 1/1/96

ID   2    116920000420257     98   $10,872.08     410 River Street    11.%
12/1/10   90   $55500
83873     180  05   9420257   $11,100.  11/14/95  126.16    Wallace
35   06   172  1    $74,000.  1/1/96


CA   2    106920000420261     98   $52,193.09     737 Highbridge
10.875%   12/1/10   89   $301545
94526     180  03   9420261   $53,300.  11/2/95   601.63    Danville
41   02   172  1    $400,000. 1/1/96

CA   2    106910000420263     98   $56,255.05     451 Woodward   11.05%
  8/10/10   29   $108000
91107     180  05   9420263   $58,000.  8/2/95    661.05    Pasadena
41   00   168  1    $580,000. 9/10/95


CA   1    106920000420266     98   $24,389.86     221 Ridgevale  10.%
12/1/10   10   $0
94523     180  05   9420266   $24,950.  11/14/95  268.11    Pleasant Hill
40   00   172  1    $250,000. 1/1/96


CA   2    206930000420270     98   $37,308.7 4000 Hannon    11.675%
12/1/10   91   $234446
95073     180  05   9420270   $38,000.  11/13/95  448.15    Soquel
31   06   172  1    $300,000. 1/1/96

CA   2    206930000420271     98   $10,806.17     631 Morning    12.675%
12/1/10   96   $148000
95687     180  05   9420271   $11,000.  11/13/95  136.83    Vacaville
50   06   172  1    $167,000. 1/1/96


CA   2    206930000420288     98   $19,570.68     10902 Bogardus
10.925%   12/1/10   90   $160000
90603     180  05   9420288   $20,000.  11/13/95  226.38    Whittier
38   06   172  1    $200,000. 1/1/96

IL   2    117920000420294     98   $44,149.59     603 Chateaux   11.4%
12/1/10   86   $464400
60010     180  05   9420294   $45,000.  11/24/95  522.83    Barrington
32   00   172  1    $592,969. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000420295     98   $23,030.91     7155 Valley    11.4%
12/1/10   90   $188000
94588     180  05   9420295   $23,500.  11/16/95  273.04    Pleasanton
32   00   172  1    $235,000. 1/1/96

CA   2    106920000420301     98   $25,737.16     947 Bower Way
10.75%    12/1/10   90   $131250
91360     180  05   9420301   $26,200.  11/2/95   293.69    Thousand Oaks
39   06   172  1    $175,000. 1/1/96


CA   2    106930000420303     98   $39,241.2 7611 West      11.875%
12/1/10   100  $198000
90046     180  05   9420303   $40,000.  11/3/95   476.86    West
Hollywood
39   01   172  1    $240,000. 1/1/96

CA   2    206910000420310     98   $48,084.7 1603 Madrid    13.25%
10/25/10  79   $153999
92083     180  05   9420310   $49,000.  10/18/95  628.05    Vista
29   02   170  1    $260,000. 11/25/95


CA   2    206910000420311     98   $29,513.69     1327, 1327 1/2,
14.75%    10/16/10  88   $161657
90023     180  05   9420311   $30,000.  10/4/95   414.75    Los
Angeles
41   02   170  1    $220,000. 11/16/95


CA   2    206910000420314     98   $34,222.61     2032-2032 1/2  11.35%
9/25/10   76   $192335
90501     180  10   9420314   $35,000.  9/14/95   405.53    Torrance
37   02   169  1    $300,000. 10/25/95

CA   2    206910000420315     98   $24,535.53     1101 Patricia  13.3%
10/27/10  100  $144467
93030     180  05   9420315   $25,000.  10/19/95  321.26    Oxnard
40   02   170  1    $170,000. 11/27/95


CA   2    206910000420316     98   $24,564.53     4336 Val Verde
13.99%    10/25/10  100  $92719
91710     180  05   9420316   $25,000.  10/18/95  332.77    Chino
37   06   170  1    $118,000. 11/25/95

CA   2    206910000420317     98   $18,062.43     987 West Carter
10.8%     10/27/10  79   $121000
92376     180  05   9420317   $18,500.  10/20/95  207.95    Rialto
43   02   170  1    $178,000. 11/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420321     98   $16,661.32     13319 Anza Court
12.55%    10/25/10  77   $88340
92392     180  05   9420321   $17,000.  10/14/95  210.08    Victorville
42   02   170  1    $137,000. 11/25/95

CA   2    206910000420322     98   $24,433.36     26672 Paseo    12.8%
11/6/10   99   $136407
92675     180  05   9420322   $25,000.  10/24/95  313.03    San
Juan
41   02   171  1    $164,000. 12/6/95


CA   2    206910000420324     98   $25,034.81     25 Chaumont    12.3%
10/27/10  67   $116000
92610     180  01   9420324   $25,500.  10/20/95  310.98    Foothill Ranch
26   02   170  1    $212,000. 11/27/95

CA   2    206910000420326     98   $49,115.93     104 Joseph Lane
11.3%     11/6/10   74   $82500
93638     180  05   9420326   $50,000.  10/24/95  577.75    Madera
39   02   171  1    $180,000. 12/6/95


CA   2    206910000420327     98   $24,477.29     1409 East Flora
10.8%     10/25/10  72   $50900
95205     180  05   9420327   $25,000.  10/17/95  281.02    Stockton
44   06   170  1    $106,000. 11/25/95


CA   2    206910000420328     98   $24,516.53     7182 Purdue    13.99%
10/5/10   89   $103200
91941     180  05   9420328   $25,000.  9/28/95   332.77    La
Mesa
40   02   170  1    $145,000. 11/5/95

CA   2    206910000420333     98   $19,344.66     6023 Joaquin   13.99%
10/15/10  21   $15007
94560     180  01   9420333   $20,000.  10/9/95   266.21    Newark
38   02   170  1    $171,000. 11/15/95


CA   2    206910000420334     98   $25,572.79     16003 Chestnut
13.99%    10/25/10  96   $54781
92345     180  05   9420334   $26,000.  10/20/95  346.08    Hesperia
40   02   170  1    $85,000.  11/25/95

CA   2    206910000420337     98   $37,337.66     10135 Swanton  13.99%
 10/25/10  97   $156000
92071     180  05   9420337   $38,000.  10/18/95  505.81    Santee
42   02   170  1    $200,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420339     98   $29,501.21     14948 Cullen   13.3%
11/6/10   99   $162000
90603     180  05   9420339   $30,000.  10/26/95  385.51    Whittier
32   02   171  1    $195,000. 12/6/95

CA   2    206910000420340     98   $28,504.57     318 Shamrock   13.25%
 10/25/10  84   $147000
95688     180  05   9420340   $29,000.  10/16/95  371.70    Vacaville
46   02   170  1    $210,000. 11/25/95


CA   2    206910000420341     98   $26,421.39     4885 North     12.3%
10/25/10  77   $53400
93726     180  01   9420341   $27,000.  10/13/95  329.27    Fresno
50   02   170  1    $105,000. 11/25/95

CA   2    206910000420342     98   $14,738.65     5691 Applecross
12.8%     11/6/10   82   $128000
92507     180  05   9420342   $15,000.  10/24/95  187.82    Riverside
32   06   171  1    $175,000. 12/6/95


CA   2    206910000420343     98   $24,466.87     42506 Verdadero
11.8%     10/25/10  87   $118000
92592     181  05   9420343   $25,000.  10/18/95  296.83    Temecula
28   02   170  1    $165,000. 10/25/95


CA   2    206910000420344     98   $34,355.1 1471 North     13.99%
10/25/10  90   $203000
91786     180  05   9420344   $35,000.  10/14/95  465.87    Upland
41   06   170  1    $265,000. 11/25/95

CA   2    206910000420345     98   $34,253.53     319 River Park
11.8%     10/25/10  90   $171000
96003     180  05   9420345   $35,000.  10/16/95  415.57    Redding
34   06   170  1    $230,000. 11/25/95


CA   2    206910000420346     98   $26,858.25     6758 Elmhurst  10.8%
10/25/10  78   $157000
91701     180  05   9420346   $27,500.  10/12/95  309.12    Rancho
32   02   170  1    $238,000. 11/25/95

CA   2    206910000420348     98   $32,477.82     22321 Kentfield
9.75%     10/25/10  89   $111000
92324     180  05   9420348   $35,000.  10/12/95  370.78    Grand
Terrace
20   06   170  1    $165,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420349     98   $49,129.14     110 Tobin Court
13.99%    10/25/10  100  $135000
94589     180  05   9420349   $50,000.  10/17/95  665.53    Vallejo
42   06   170  1    $185,000. 11/25/95

CA   2    206910000420350     98   $26,876.34     24166 Love Court
11.8%     10/25/10  74   $97700
92553     180  05   9420350   $27,400.  10/13/95  325.33    Moreno Valley
27   02   170  1    $170,000. 11/25/95


CA   2    206910000420353     98   $24,539.81     839 4th Street 13.4%
10/5/10   82   $105553
94572     180  05   9420353   $25,000.  9/27/95   322.92    Rodeo
48   06   170  1    $160,000. 11/5/95

CA   2    206910000420355     98   $14,660.4 1017 Jepson    11.3%
10/25/10  80   $54100
93212     180  05   9420355   $15,000.  10/19/95  173.33    Corcoran
50   02   170  1    $87,000.  11/25/95


CA   2    206910000420356     98   $29,498.84     42336 Misty Way
13.25%    11/4/10   91   $106000
92544     180  05   9420356   $30,000.  10/12/95  384.52    Hemet
32   02   171  1    $150,000. 12/4/95


CA   2    206910000420357     98   $24,533.42     4732 Berryman  13.25%
 10/25/10  90   $160000
90230     180  05   9420357   $25,000.  10/16/95  320.43    Los
Angeles
38   02   170  1    $207,000. 11/25/95

CA   2    206910000420359     98   $19,651.68     2716 Flower    13.99%
10/20/10  98   $43200
93240     180  05   9420359   $20,000.  10/16/95  266.21    Lake
Isabella
46   02   170  1    $65,000.  11/20/95


CA   2    206910000420360     98   $25,514.7 28414 Tonner   13.25%
10/20/10  93   $97500
92346     180  05   9420360   $26,000.  10/12/95  333.25    Highland
24   02   170  1    $134,000. 11/20/95

CA   2    206910000420362     98   $44,313.46     8188 Guava     12.05%
10/27/10  90   $152217
90620     180  05   9420362   $45,500.  10/19/95  547.54    Buena
Park
47   02   170  1    $220,000. 11/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420364     98   $44,197.76     17472 Lassen   12.55%
10/25/10  90   $101000
96007     180  05   9420364   $45,000.  10/14/95  556.10    Anderson
50   06   170  1    $163,000. 11/25/95

CA   2    206910000420365     98   $34,390.41     9825 Silver Rock
13.99%    10/15/10  89   $137248
92372     180  05   9420365   $35,000.  10/7/95   465.88    Pinon
Hills
38   02   170  1    $195,000. 11/15/95


OR   2    241910000420366     98   $28,468.63     13211 S.e. 126th
13.3%     11/6/10   95   $121000
97015     180  05   9420366   $28,950.  10/25/95  372.02    Clackamas
38   02   171  1    $158,000. 12/6/95

CA   2    206910000420367     98   $28,418.6 23103 Rosewood      12.5%
 10/15/10  82   $142000
95602     180  05   9420367   $29,000.  10/4/95   357.43    Auburn
42   06   170  1    $210,000. 11/15/95


CA   2    206910000420368     98   $34,264.96     155 Honeycomb
10.75%    10/25/10  78   $187000
92024     180  03   9420368   $35,000.  10/14/95  392.33    Encinitas
38   06   170  1    $288,000. 11/25/95


CA   2    206910000420370     98   $29,440.04     1596 Amapola   13.25%
 10/25/10  90   $97102
95687     180  05   9420370   $30,000.  10/18/95  384.52    Vacaville
47   02   170  1    $142,000. 11/25/95

CA   2    206910000420372     98   $48,909.19     15655 Guajome  11.55%
  10/25/10  80   $152172
92551     180  05   9420372   $50,000.  10/17/95  585.69    Moreno Valley
42   02   170  1    $255,000. 11/25/95


CA   2    206910000420373     98   $18,592.99     5404 North     11.75%
10/15/10  79   $114000
92407     180  05   9420373   $19,000.  10/5/95   224.98    San
Bernandino
25   02   170  1    $170,000. 11/15/95

CA   2    206910000420375     98   $34,270.33     15110     12.05%
10/25/10  81   $107448
92392     180  05   9420375   $35,000.  10/17/95  421.19    Victorvlle
41   02   170  1    $176,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420376     98   $43,880.31     1319 Barbara   10.08%
10/25/10  79   $77400
93662     180  05   9420376   $45,000.  10/11/95  485.78    Selma
27   02   170  1    $155,000. 11/25/95

CA   2    206910000420378     98   $20,672.74     884 Shelbourne
12.9%     10/16/10  98   $151000
95376     180  05   9420378   $25,000.  10/5/95   314.67    Tracy
50   02   170  1    $180,000. 11/16/95


CA   2    206910000420379     98   $24,533.29     12439 Crestline
12.05%    10/25/10  76   $80700
92392     180  05   9420379   $25,000.  10/13/95  300.85    Victorville
45   02   170  1    $140,000. 11/25/95

CA   2    206910000420380     98   $24,584.31     3767 Calle     13.3%
11/6/10   88   $132000
92503     180  01   9420380   $25,000.  10/25/95  321.26    Riverside
37   06   171  1    $180,000. 12/6/95


CA   2    206910000420382     98   $39,161.74     2086 48th Avenue
10.8%     11/6/10   60   $132161
94116     180  05   9420382   $40,000.  10/23/95  449.63    San
Francisco
40   02   171  1    $291,000. 12/6/95


CA   2    206910000420384     98   $24,521.35     11928 Pasco Road
12.95%    10/16/10  82   $89126
92308     180  05   9420384   $24,950.  10/5/95   314.86    Apple
Valley
34   06   170  1    $140,000. 11/16/95

CA   2    206910000420385     98   $40,285.84     16120 East     13.99%
10/25/10  90   $200000
91722     180  05   9420385   $41,000.  10/16/95  545.74    Covina
43   02   170  1    $268,000. 11/25/95


CA   2    206910000420387     98   $26,316.05     3821 Franklin  11.%
9/20/10   83   $213000
91214     180  05   9420387   $27,000.  9/8/95    306.88    La Crescenta
47   06   169  1    $290,000. 10/20/95

CA   2    206910000420388     98   $48,509.58     4445 Fort Peck
11.8%     10/15/10  76   $61525
96019     180  05   9420388   $50,000.  10/3/95   593.67    Shasta
Lake
50   02   170  1    $148,000. 11/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420389     98   $24,513.47     141 Skowhegan  12.8%
 10/25/10  81   $160000
95139     180  05   9420389   $25,000.  10/14/95  313.03    San
Jose
38   06   170  1    $230,000. 11/25/95

CA   2    206910000420390     98   $49,066.08     12772 Heston   13.3%
10/25/10  81   $132000
92392     180  05   9420390   $50,000.  10/16/95  642.52    Vickerville
50   02   170  1    $225,000. 11/25/95


CA   2    206910000420391     98   $24,522.56     24036 Golden   11.8%
11/6/10   83   $132000
92562     180  05   9420391   $25,000.  10/20/95  296.83    Murrieta
39   02   171  1    $190,000. 12/6/95

CA   2    206910000420392     98   $34,387.49     45358 Tesiben  12.75%
11/6/10   99   $149000
92592     180  05   9420392   $35,000.  10/22/95  437.09    Temecula
33   02   171  1    $186,000. 12/6/95


CA   2    206910000420393     98   $30,273.36     13535 Frane Way
10.75%    10/25/10  80   $151000
92064     180  05   9420393   $31,000.  10/18/95  347.49    Poway
38   02   170  1    $230,000. 11/25/95


CA   2    206910000420394     98   $26,529.7 56 Mill Street 13.99%
10/25/10  90   $183933
94134     180  05   9420394   $27,000.  10/20/95  359.39    San
Francisco
42   06   170  1    $235,000. 11/25/95

CA   2    206910000420398     98   $15,242.29     7083 38th Street
13.3%     11/6/10   92   $112495
92509     180  05   9420398   $15,500.  10/25/95  199.18    Riverside
48   02   171  1    $140,000. 12/6/95


CA   2    206910000420399     98   $24,533.29     701 West Olive
12.05%    10/25/10  89   $135000
91016     180  05   9420399   $25,000.  10/17/95  300.85    Monrovia
43   06   170  1    $180,000. 11/25/95

CA   2    206910000420400     98   $24,610.38     287 South      13.99%
11/5/10   97   $73900
92376     180  05   9420400   $25,000.  10/24/95  332.77    Rialto
41   06   171  1    $103,000. 12/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420403     98   $53,812.45     13933 Shangrila
12.05%    10/27/10  83   $75100
96003     181  05   9420403   $55,000.  10/20/95  661.86    Redding
27   02   170  1    $157,000. 10/27/95

CA   2    206910000420405     98   $34,378.47     11426 Michael  13.99%
10/20/10  92   $156220
91733     180  05   9420405   $35,000.  10/12/95  465.87    South
El Monte
49   02   170  1    $209,000. 11/20/95


CA   2    206910000420406     98   $49,068.09     603 Elkelton Blvd
13.75%    10/25/10  79   $96000
91977     180  05   9420406   $50,000.  10/17/95  657.49    Spring
Valley
46   06   170  1    $185,000. 11/25/95

CA   2    206910000420407     98   $21,559.93     1029 Whistle   12.5%
10/16/10  92   $102000
92324     180  05   9420407   $22,000.  10/6/95   271.15    Colton
10   02   170  1    $135,000. 11/16/95


CA   2    206910000420408     98   $48,948.34     204 North X    13.05%
10/27/10  90   $111000
93436     180  05   9420408   $50,000.  10/19/95  634.27    Lompoc
35   06   170  1    $180,000. 11/27/95


CA   2    206910000420409     98   $46,122.67     26565 Avenida  13.25%
 10/25/10  99   $220000
92691     180  05   9420409   $47,000.  10/13/95  602.42    Mission Viejo
50   02   170  1    $270,000. 11/25/95

CA   2    206910000420411     98   $34,390.4 675 Chubb Road 13.99%
10/25/10  94   $100000
95603     180  05   9420411   $35,000.  10/20/95  465.88    Aubern
37   06   170  1    $145,000. 11/25/95


CA   2    206910000420413     98   $20,589.4 1845 Anaheim   12.75%
10/25/10  93   $124000
92627     180  05   9420413   $21,000.  10/13/95  262.26    Costa
Mesa
38   06   170  1    $156,000. 11/25/95

CA   2    206910000420414     98   $29,402.62     10254 Priscilla
12.55%    10/27/10  88   $141000
90242     180  05   9420414   $30,000.  10/19/95  370.73    Downey
45   06   170  1    $195,000. 11/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420416     98   $11,744.08     733 East 55th  11.8%
10/27/10  70   $67640
90011     180  05   9420416   $12,000.  10/20/95  142.48    Los
Angeles
41   06   170  1    $115,000. 11/27/95

CA   2    206910000420418     98   $49,067.83     24684 Fortune  13.99%
10/25/10  93   $171780
92553     180  05   9420418   $50,000.  10/13/95  665.53    Moreno Valley
44   02   170  1    $240,000. 11/25/95


CA   2    206910000420419     98   $48,949.25     9621 Dumbreck  12.55%
  10/27/10  86   $293250
92646     180  05   9420419   $50,000.  10/19/95  617.89    Huntington
Beach
29   02   170  1    $403,000. 11/27/95

CA   2    206910000420420     98   $44,228.77     1071 Beverly   14.75%
10/20/10  89   $69526
92114     180  05   9420420   $45,000.  10/12/95  622.13    San
Diego
45   06   170  1    $130,000. 11/20/95


CA   2    206910000420421     98   $19,580.73     4612 Empire    12.75%
10/20/10  95   $328750
94587     180  05   9420421   $20,000.  10/11/95  249.77    Union
City
41   02   170  1    $368,000. 11/20/95


CA   2    206910000420422     98   $28,421.4 604 Philippine      13.99%
10/20/10  98   $45158
93268     180  05   9420422   $29,000.  10/12/95  386.01    Taft
45   06   170  1    $76,000.  11/20/95

CA   2    206910000420423     98   $34,349.7 25163 Via Azul 13.3%
10/25/10  95   $172000
92656     180  05   9420423   $35,000.  10/14/95  449.77    Laguna
Niguel
35   02   170  1    $220,000. 11/25/95


CA   2    206910000420424     98   $24,562.33     1711 Marshall  13.99%
10/15/10  80   $149379
90807     180  05   9420424   $25,000.  10/10/95  332.77    Long
Beach
34   02   170  1    $220,000. 11/15/95

CA   2    206910000420425     98   $24,529.69     11484 Whittier
13.99%    10/25/10  96   $86135
92354     180  05   9420425   $25,000.  10/22/95  332.77    Loma
Linda
39   02   170  1    $116,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420427     98   $17,682.16     1288 Cedar Street
13.99%    10/15/10  99   $72088
92404     180  05   9420427   $18,000.  10/9/95   239.60    San
Bernardino
44   02   170  1    $91,000.  11/15/95

CA   2    206910000420428     98   $24,508.1 2249 Houston   13.05%
10/25/10  88   $107000
95206     180  05   9420428   $25,000.  10/14/95  317.13    Stockton
29   06   170  1    $150,000. 11/25/95


CA   2    206910000420429     98   $39,084.54     1236 Greycrest
10.05%    10/25/10  76   $225000
91765     180  05   9420429   $40,000.  10/12/95  431.07    Diamond Bar
40   06   170  1    $350,000. 11/25/95

CA   2    206910000420431     98   $25,727.03     1069 Headlands
12.05%    10/15/10  88   $126000
94558     180  05   9420431   $27,000.  10/4/95   324.91    Napa
39   02   170  1    $175,000. 11/15/95


CA   2    206910000420432     98   $49,164.7 33 Sillero     13.25%
11/6/10   88   $221000
92688     180  05   9420432   $50,000.  10/25/95  640.87    Rancho Santa
46   06   171  1    $308,000. 12/6/95


CA   2    206910000420433     98   $34,390.41     1764 Kent Place
13.99%    10/15/10  97   $183354
92084     180  05   9420433   $35,000.  10/8/95   465.88    Vista
48   06   170  1    $227,000. 11/15/95

CA   2    206910000420435     98   $34,405.22     28340 Preakness
13.25%    10/25/10  94   $106000
93561     180  05   9420435   $35,000.  10/13/95  448.61    Tehachapi
39   03   170  1    $150,000. 11/25/95


CA   2    206910000420439     98   $27,021.04     1514 Majorie   13.99%
10/15/10  95   $148000
92056     180  05   9420439   $27,500.  10/11/95  366.04    Oceanside
29   06   170  1    $185,000. 11/15/95

CA   2    206910000420440     98   $29,476.98     1807 La Jolla  12.8%
10/25/10  100  $61191
95204     180  05   9420440   $30,000.  10/17/95  375.63    Stockton
30   02   170  1    $91,200.  11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420441     98   $51,895.18     1623 Viewmont  12.05%
  10/27/10  80   $424000
90069     180  05   9420441   $53,000.  10/19/95  637.79    Los
Angeles
23   02   170  1    $600,000. 11/27/95

CA   2    206910000420444     98   $73,967.18     2254 West      13.99%
11/5/10   89   $394000
93711     180  05   9420444   $75,000.  10/24/95  998.30    Fresno
49   02   171  1    $530,000. 12/5/95


CA   2    206910000420445     98   $34,432.61     12579 Wells Place
14.75%    10/20/10  90   $150951
91710     180  05   9420445   $35,000.  10/14/95  483.88    Chino
41   02   170  1    $207,000. 11/20/95

CA   2    206910000420446     98   $24,530.7 1709 Sherbrooke     12.05%
 11/6/10   86   $162964
92139     180  05   9420446   $25,000.  10/25/95  300.85    San
Diego
34   02   171  1    $221,000. 12/6/95


CA   2    206910000420448     98   $16,603.29     92 Williar Avenue
10.8%     10/25/10  55   $156696
94112     180  05   9420448   $17,000.  10/12/95  191.09    San
Francisco
42   02   170  1    $320,000. 11/25/95


CA   2    206910000420449     98   $11,781.12     3649      12.3%
10/25/10  88   $97700
93560     180  05   9420449   $12,000.  10/11/95  146.34    Rosamond
46   02   170  1    $125,000. 11/25/95

CA   2    206910000420450     98   $19,543.18     14688 Tyler Court
12.15%    8/30/10   77   $94332
95954     180  05   9420450   $20,000.  8/18/95   241.97    Magalia
31   02   168  1    $150,000. 9/30/95


CA   2    206910000420451     98   $24,428.88     1933 Rivera Street
11.05%    10/25/10  90   $251284
94116     180  05   9420451   $25,000.  10/16/95  284.93    San
Francisco
40   06   170  1    $310,000. 11/25/95

CA   2    206910000420452     98   $34,220.8 332 West  12.8%
10/25/10  85   $51097
95206     180  05   9420452   $34,900.  10/14/95  436.99    Stockton
34   02   170  1    $102,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420453     98   $44,144.84     22659 Parkham  12.55%
  10/20/10  82   $127000
92553     180  05   9420453   $44,950.  10/10/95  555.48    Moreno Valley
49   06   170  1    $212,000. 11/20/95

CA   2    206910000420455     98   $36,312.34     127 West  13.3%
10/25/10  95   $305000
92670     180  05   9420455   $37,000.  10/17/95  475.47    Placentia
36   06   170  1    $360,000. 11/25/95


CA   2    206910000420457     98   $23,945.63     12711 Dickens  13.3%
10/25/10  95   $90400
92324     180  05   9420457   $24,400.  10/18/95  313.55    Grand
Terrace
32   02   170  1    $121,000. 11/25/95

CA   2    206910000420458     98   $49,128.93     22847 Baywood  12.8%
  11/6/10   99   $97100
92553     180  05   9420458   $50,000.  10/26/95  626.06    Moreno Valley
45   06   171  1    $150,000. 12/6/95


CA   2    206910000420460     98   $33,859.69     2 Palmera 13.8%
10/25/10  95   $127000
92688     180  01   9420460   $34,500.  10/13/95  454.82    Rancho Santa
37   02   170  1    $170,000. 11/25/95


CA   2    206910000420462     98   $19,628.4 32303 Cygnus   13.3%
10/20/10  96   $172000
94587     180  05   9420462   $20,000.  10/12/95  257.01    Union
City
42   06   170  1    $200,000. 11/20/95

CA   2    206910000420463     98   $26,329.56     44557 La Paz   11.3%
10/27/10  68   $67000
92592     180  05   9420463   $27,000.  10/20/95  311.99    Temecula
45   02   170  1    $140,000. 11/27/95


CA   2    206910000420466     98   $29,475.11     9823 Surrey    12.8%
10/25/10  95   $126670
91763     180  05   9420466   $30,000.  10/16/95  375.63    Montclair
44   06   170  1    $165,000. 11/25/95

CA   2    206910000420468     98   $24,294.13     25083 Gentian  12.9%
10/5/10   84   $50446
92551     180  05   9420468   $24,950.  9/21/95   314.04    Moreno Valley
26   06   170  1    $90,000.  11/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420469     98   $18,661.24     2095 West Tyson
12.55%    11/6/10   90   $86300
93274     180  05   9420469   $19,000.  10/21/95  234.80    Tulare
38   02   171  1    $117,000. 12/6/95

CA   2    206910000420470     98   $24,559.44     16910 Stoneglass
12.8%     10/27/10  89   $138000
92680     180  01   9420470   $25,000.  10/20/95  313.03    Tustin
29   06   170  1    $185,000. 11/27/95


CA   2    206910000420471     98   $49,004.3 4771 Round Top      12.55%
 10/27/10  88   $224000
90065     180  05   9420471   $50,000.  10/21/95  617.89    Los
Angeles
47   06   170  1    $312,000. 11/27/95

CA   2    206910000420472     98   $19,549.81     2014 Acacia Drive
11.25%    10/25/10  79   $184000
92069     180  05   9420472   $20,000.  10/14/95  230.47    San
Marcos
47   06   170  1    $260,000. 11/25/95


CA   2    206910000420475     98   $34,270.34     18752 Coolidge
12.05%    10/25/10  90   $151127
93906     180  05   9420475   $35,000.  10/13/95  421.19    Salinas
29   02   170  1    $208,000. 11/25/95


CA   2    206910000420476     98   $32,425.25     2015 Bowsprit  13.99%
11/5/10   83   $194000
94514     180  05   9420476   $33,000.  10/23/95  439.26    Discovery Bay
32   06   171  1    $276,000. 12/5/95

CA   2    206910000420479     98   $24,413.93     850 Masters Drive
10.75%    10/25/10  74   $180000
92057     180  05   9420479   $25,000.  10/14/95  280.24    Oceanside
39   06   170  1    $280,000. 11/25/95


CA   2    206910000420481     98   $27,284.4 8994 Sabina    13.99%
10/25/10  94   $70000
92345     180  05   9420481   $28,000.  10/16/95  372.70    Hesperia
39   02   170  1    $105,000. 11/25/95

CA   2    206910000420482     98   $38,549.33     10663 Linden   11.8%
11/6/10   90   $95700
92316     180  05   9420482   $39,300.  10/24/95  466.62    Bloomington
38   06   171  1    $150,000. 12/6/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420483     98   $39,300.18     21125 Caribou  12.8%
11/6/10   91   $85300
92308     180  05   9420483   $40,000.  10/26/95  500.84    Apple
Valley
18   02   171  1    $138,000. 12/6/95

CA   2    206910000420484     98   $49,170.6 556 South      13.99%
10/25/10  88   $106988
92376     180  05   9420484   $49,950.  10/12/95  664.87    Rialto
46   06   170  1    $180,000. 11/25/95


CA   2    206910000420485     98   $13,589.4 17355 San      12.9%
10/27/10  96   $88200
92335     180  05   9420485   $14,000.  10/20/95  176.21    Fontana
28   02   170  1    $107,000. 11/27/95

CA   2    206910000420486     98   $49,066.66     2142 East Niles
12.05%    10/20/10  89   $193000
93720     180  05   9420486   $50,000.  10/10/95  601.69    Fresno
43   06   170  1    $275,000. 11/20/95


CA   2    206910000420487     98   $34,197.95     8704 Spring Vista
11.25%    10/27/10  72   $122000
91977     180  05   9420487   $35,000.  10/20/95  403.32    Spring
Valley
45   02   170  1    $220,000. 11/27/95


CA   2    206910000420488     98   $34,390.41     12008 Hall     13.99%
10/15/10  94   $115000
92316     180  05   9420488   $35,000.  10/8/95   465.88    Bloomington
41   02   170  1    $160,000. 11/15/95

CA   2    206910000420489     98   $41,124.46     14702 Cinnamon
12.05%    10/25/10  88   $111435
92337     180  05   9420489   $42,000.  10/13/95  505.42    Fontana
38   02   170  1    $175,000. 11/25/95


CA   2    206910000420491     98   $31,423.34     2434 Felicia Street
12.55%    10/25/10  90   $164000
91792     180  05   9420491   $32,000.  10/20/95  395.45    West
Covina
48   02   170  1    $220,000. 11/25/95

CA   2    206910000420492     98   $29,413.85     16306 Eucalyptus
11.55%    11/6/10   77   $92900
92345     180  05   9420492   $30,000.  10/23/95  351.41    Hesperia
31   06   171  1    $160,000. 12/6/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420493     98   $24,564.53     7652 Cartilla  13.99%
10/25/10  93   $129000
91730     180  05   9420493   $25,000.  10/21/95  332.77    Rancho
33   06   170  1    $167,000. 11/25/95

CA   2    206910000420495     98   $49,066.34     4325 West 182nd
12.05%    11/6/10   86   $180000
90503     180  01   9420495   $50,000.  10/23/95  601.69    Torrance
45   02   171  1    $270,000. 12/6/95


CA   2    206910000420498     98   $34,273.73     11796 Carlisle      12.3%
   10/27/10  82   $140000
91710     180  05   9420498   $35,000.  10/20/95  426.84    Chino
43   02   170  1    $215,000. 11/27/95

CA   2    206910000420499     98   $23,581.9 45066 Corte Valle   12.8%
10/25/10  85   $179000
92592     180  03   9420499   $24,000.  10/13/95  300.51    Temecula
42   02   170  1    $240,000. 11/25/95


CA   2    206910000420500     98   $34,418.  25 Sarracenia  13.3%
11/6/10   95   $281250
92688     180  05   9420500   $35,000.  10/25/95  449.77    Rancho Santa
42   03   171  1    $335,000. 12/6/95


CA   2    206910000420501     98   $33,513.88     23996 Outrigger
12.55%    10/20/10  82   $102865
92587     180  05   9420501   $34,200.  10/11/95  422.64    Canyon Lake
45   02   170  1    $169,000. 11/20/95

CA   2    206910000420503     98   $22,520.52     22355 Soiux Road
12.05%    10/25/10  86   $62700
92308     180  05   9420503   $23,000.  10/17/95  276.78    Apple
Valley
39   06   170  1    $100,000. 11/25/95


CA   2    206910000420505     98   $48,933.62     26231 Ferndale
11.8%     10/20/10  79   $154000
92555     180  05   9420505   $50,000.  10/10/95  593.67    Moreno Valley
31   06   170  1    $260,000. 11/20/95

CA   2    206910000420508     98   $38,176.67     1115 Metcalf   12.3%
10/27/10  81   $148717
92026     180  05   9420508   $39,000.  10/20/95  475.62    Escondido
44   02   170  1    $234,000. 11/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420509     98   $18,570.94     174 West Walnut
12.5%     10/16/10  56   $83600
92376     180  01   9420509   $18,950.  10/5/95   233.56    Rialto
29   06   170  1    $184,500. 11/16/95

CA   2    206910000420510     98   $24,533.29     11150 Gramercy
12.05%    11/6/10   90   $123000
92505     180  05   9420510   $25,000.  10/23/95  300.85    Riverside
40   06   171  1    $166,000. 12/6/95


CA   2    206910000420511     98   $44,040.32     675 River Drive
11.8%     11/6/10   83   $120000
95006     180  05   9420511   $45,000.  10/21/95  534.30    Boulder Creek
41   02   171  1    $200,000. 12/6/95

CA   2    206910000420512     98   $32,093.08     12385 Marquette
12.05%    10/25/10  86   $118000
92557     180  05   9420512   $33,000.  10/18/95  397.12    Moreno Valley
43   06   170  1    $176,000. 11/25/95


CA   2    206910000420513     98   $24,530.43     8110 Alverstone
13.3%     10/27/10  83   $222000
90045     180  05   9420513   $25,000.  10/20/95  321.26    Los
Angeles
28   02   170  1    $300,000. 11/27/95


CA   2    206910000420514     98   $34,415.29     15136 Daisy Road
13.25%    10/25/10  93   $101000
92301     180  05   9420514   $35,000.  10/12/95  448.61    Adelanto
35   02   170  1    $147,000. 11/25/95

CA   2    206910000420517     98   $49,174.56     2716 Maine     12.05%
11/6/10   90   $134000
90806     180  05   9420517   $50,000.  10/23/95  601.69    Long
Beach
45   06   171  1    $205,000. 12/6/95


CA   2    206910000420518     98   $19,688.34     28057 Bunting  13.99%
10/25/10  90   $146072
94545     180  05   9420518   $20,000.  10/20/95  266.21    Hayward
48   02   170  1    $185,000. 11/25/95

CA   2    206910000420521     98   $28,369.35     7439 Valley Park
12.5%     10/16/10  90   $105000
95828     180  05   9420521   $28,950.  9/30/95   356.82    Sacramento
46   02   170  1    $149,000. 11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420522     98   $29,369.96     5556 Portola   13.05%
10/25/10  89   $120000
95677     180  05   9420522   $30,000.  10/14/95  380.56    Rocklin
31   02   170  1    $170,000. 11/25/95

CA   2    206910000420523     98   $29,407.34     1029 Laguna    13.25%
10/25/10  94   $149000
91915     180  01   9420523   $30,000.  10/16/95  384.52    Chula
Vista
37   02   170  1    $192,000. 11/25/95


CA   2    206910000420524     98   $36,260.47     13039 Bender   11.3%
10/27/10  78   $133355
92553     180  05   9420524   $37,000.  10/19/95  427.54    Moreno Valley
44   02   170  1    $219,000. 11/27/95

CA   2    206910000420526     98   $49,247.13     14912 Featherhill
13.05%    11/6/10   90   $193000
92680     180  05   9420526   $50,000.  10/25/95  634.27    Tustin
43   06   171  1    $270,000. 12/6/95


CA   2    206910000420527     98   $21,616.75     366 Halberta   13.99%
10/22/10  83   $144000
92302     180  05   9420527   $22,000.  10/17/95  292.84    Calimesa
44   02   170  1    $200,000. 11/22/95


CA   2    206910000420528     98   $33,360.49     724 Clayton Court
13.3%     10/25/10  84   $142000
95687     180  05   9420528   $34,000.  10/19/95  436.92    Vacaville
50   06   170  1    $212,000. 11/25/95

CA   2    206910000420529     98   $29,508.  10521 Martis   13.5%
10/25/10  85   $103000
96161     180  05   9420529   $30,000.  10/10/95  389.50    Truckee
50   02   170  1    $157,000. 11/25/95


CA   2    206910000420532     98   $24,569.48     5549 Don Juan  13.05%
 10/25/10  81   $137000
95123     180  01   9420532   $25,000.  10/13/95  317.13    San
Jose
44   06   170  1    $200,000. 11/25/95

CA   2    206910000420533     98   $70,652.15     1897 Centennial
13.3%     10/27/10  95   $199492
92026     180  05   9420533   $72,000.  10/19/95  925.23    Escondido
31   06   170  1    $288,000. 11/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420534     98   $18,125.87     1132 Melrose   13.99%
10/20/10  99   $166295
91911     180  05   9420534   $18,500.  10/13/95  246.25    Chula
Vista
34   06   170  1    $188,000. 11/20/95

CA   2    206910000420536     98   $21,559.63     11642 Brookshire
12.8%     11/6/10   100  $163170
92640     180  05   9420536   $22,000.  10/24/95  275.46    Garden
Grove
37   06   171  1    $186,000. 12/6/95


CA   2    206910000420537     98   $24,546.85     1917 Feather   12.5%
10/27/10  84   $66900
95969     180  05   9420537   $25,000.  10/20/95  308.13    Paradise
3    06   170  1    $110,000. 11/27/95

CA   2    206910000420540     98   $34,304.42     2223 Peachtree
13.25%    10/25/10  80   $182365
91915     180  05   9420540   $35,000.  10/14/95  448.61    Chula
Vista
41   02   170  1    $275,000. 11/25/95


CA   2    206910000420542     98   $24,451.28     1030 Beltline  11.8%
10/25/10  80   $83809
96003     180  05   9420542   $25,000.  10/13/95  296.83    Redding
43   02   170  1    $137,000. 11/25/95


CA   2    206910000420544     98   $14,698.14     4510 Myrtle    12.8%
10/25/10  96   $112503
92105     180  05   9420544   $15,000.  10/18/95  187.82    San
Diego
45   06   170  1    $133,000. 11/25/95

CA   2    206910000420545     98   $14,713.16     6100 Howell    12.99%
10/25/10  89   $126670
91942     180  05   9420545   $15,000.  10/19/95  189.69    La
Mesa
23   02   170  1    $160,000. 11/25/95


CA   2    206910000420547     98   $34,390.28     2317 Nancy Way 12.8%
  10/25/10  85   $93400
95608     180  05   9420547   $35,000.  10/17/95  438.24    Carmichael
33   06   170  1    $152,000. 11/25/95

CA   2    206910000420548     98   $23,983.16     1710 Fernwood  13.99%
  10/15/10  99   $98495
94561     180  05   9420548   $25,000.  10/9/95   332.77    Oakley
34   06   170  1    $125,000. 11/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420549     98   $24,502.2 2801 Edison    12.55%
10/25/10  89   $114000
95821     180  03   9420549   $25,000.  10/14/95  308.94    Sacramento
42   02   170  1    $157,000. 11/25/95

CA   2    206910000420550     98   $22,552.35     3110 Howard    12.8%
10/25/10  83   $121000
96001     180  05   9420550   $23,000.  10/13/95  287.99    Redding
36   06   170  1    $175,000. 11/25/95


CA   2    206910000420551     98   $14,762.02     1913 East Mary
13.8%     11/6/10   82   $95600
93292     180  05   9420551   $15,000.  10/21/95  197.75    Visalia
47   06   171  1    $135,000. 12/6/95

CA   2    206910000420553     98   $32,296.21     1222 North     11.8%
10/25/10  81   $70600
95205     180  05   9420553   $33,000.  10/14/95  391.82    Stockton
43   06   170  1    $129,000. 11/25/95


CA   2    206910000420554     98   $34,316.13     109 Modoc Place
11.55%    11/6/10   78   $121000
95695     180  05   9420554   $35,000.  10/24/95  409.98    Woodland
40   02   171  1    $200,000. 12/6/95


CA   2    206910000420556     98   $49,128.93     310 East Sunset
12.8%     11/6/10   94   $173000
92373     180  05   9420556   $50,000.  10/25/95  626.06    Redlands
24   06   171  1    $239,000. 12/6/95

CA   2    206910000420558     98   $28,443.6 463-865 Deer   11.75%
10/15/10  86   $99606
96114     180  05   9420558   $29,000.  10/3/95   343.40    Janesville
21   02   170  1    $150,000. 11/15/95


CA   2    206910000420559     98   $39,334.88     43460 Corte    13.3%
10/25/10  89   $145367
92592     180  05   9420559   $40,000.  10/13/95  514.02    Temecula
48   06   170  1    $210,000. 11/25/95

CA   2    206910000420560     98   $19,651.69     4875 Pametto   13.99%
10/15/10  92   $108000
92057     180  05   9420560   $20,000.  10/9/95   266.21    Oceanside
29   02   170  1    $140,000. 11/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420561     98   $48,926.62     110 Fulham Court
13.99%    10/15/10  81   $251000
94583     180  05   9420561   $50,000.  10/9/95   665.53    San
Ramon
26   02   170  1    $375,000. 11/15/95

CA   2    206910000420562     98   $24,541.12     1444 North 10th
13.99%    10/25/10  96   $80105
92324     180  05   9420562   $25,000.  10/21/95  332.77    Colton
42   02   170  1    $110,000. 11/25/95


CA   2    206910000420563     98   $42,099.52     885 Banock Street
12.% 10/25/10  89   $95092
91977     180  05   9420563   $43,000.  10/19/95  516.07    Spring
Valley
34   02   170  1    $156,000. 11/25/95

CA   2    206910000420564     98   $24,563.41     14661 Gray Street
12.8%     11/6/10   97   $70000
92301     180  05   9420564   $25,000.  10/23/95  313.03    Adelanto
38   02   171  1    $98,000.  12/6/95


CA   2    206910000420565     98   $34,454.56     249 Starboard  13.99%
10/25/10  90   $126000
94590     180  05   9420565   $35,000.  10/20/95  465.87    Vallejo
38   02   170  1    $179,000. 11/25/95


CA   2    206910000420567     98   $20,507.72     955 Monserate  10.75%
10/25/10  78   $136000
91911     180  05   9420567   $21,000.  10/13/95  235.40    Chula
Vista
44   02   170  1    $202,000. 11/25/95

CA   2    206910000420568     98   $49,045.01     6632 El Camino
11.8%     11/6/10   91   $101514
96001     180  05   9420568   $50,000.  10/25/95  593.67    Redding
36   06   171  1    $168,000. 12/6/95


CA   2    206910000420569     98   $29,416.23     5151 Kingscross
12.8%     10/20/10  97   $176500
92683     180  05   9420569   $30,000.  10/11/95  375.63    Westminster
29   06   170  1    $215,000. 11/20/95

CA   2    206910000420570     98   $34,318.87     139 Valley View
12.8%     10/25/10  95   $155000
92692     180  01   9420570   $35,000.  10/12/95  438.24    Mission Viejo
40   06   170  1    $202,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420571     98   $73,466.81     5938 Beckford  11.05%
11/6/10   79   $171000
91356     180  05   9420571   $75,000.  10/22/95  854.80    Los
Angeles
3    06   171  1    $315,000. 12/6/95

CA   2    206910000420572     98   $34,267.04     11404 Gettysburg
12.% 10/27/10  87   $138400
90650     180  01   9420572   $35,000.  10/19/95  420.06    Norwalk
34   06   170  1    $200,000. 11/27/95


CA   2    206910000420573     98   $39,284.78     1252 Diamond   13.3%
10/25/10  95   $76000
91765     180  01   9420573   $42,000.  10/13/95  539.72    Diamond Bar
3    06   170  1    $125,000. 11/25/95

CA   2    206910000420574     98   $34,256.8 1782 Calle Platico  10.75%
10/25/10  79   $144000
92056     180  05   9420574   $35,000.  10/18/95  392.33    Oceanside
39   06   170  1    $227,000. 11/25/95


CA   2    206910000420575     98   $10,667.53     11276 Clay Street
11.8%     10/25/10  91   $70286
92301     180  05   9420575   $10,900.  10/18/95  129.42    Adelanto
43   06   170  1    $90,000.  11/25/95


CA   2    206910000420576     98   $34,279.26     31725 Corte    12.95%
10/16/10  88   $122000
92592     180  05   9420576   $34,950.  10/5/95   441.05    Temecula
42   02   170  1    $180,000. 11/16/95

CA   2    206910000420577     98   $33,470.13     1049 Mepham    13.99%
  10/25/10  80   $153000
94565     180  03   9420577   $34,000.  10/17/95  452.56    Pittsburg
43   06   170  1    $236,000. 11/25/95


CA   2    206910000420580     98   $24,361.29     29240 Alessandro
11.3%     10/27/10  72   $97300
92555     180  05   9420580   $25,000.  10/20/95  288.88    Moreno Valley
49   02   170  1    $170,000. 11/27/95

CA   2    206910000420582     98   $39,302.65     1211 North     13.99%
10/25/10  99   $119000
92801     180  05   9420582   $40,000.  10/18/95  532.43    Anaheim
38   06   170  1    $161,000. 11/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000420584     98   $17,932.12     843 35th Street
13.99%    10/20/10  90   $53993
94805     180  05   9420584   $18,250.  10/11/95  242.92    Richmond
40   02   170  1    $81,000.  11/20/95

CA   2    206910000420585     98   $20,983.57     19273 Azar Lane
12.8%     10/25/10  87   $100000
96003     180  05   9420585   $21,400.  10/12/95  267.95    Redding
33   02   170  1    $140,000. 11/25/95


CA   2    206910000420586     98   $25,244.11     7506 Lakehurst
11.8%     10/25/10  85   $118000
95621     180  05   9420586   $25,950.  10/13/95  308.11    Citrus
Heights
45   02   170  1    $170,000. 11/25/95

CA   2    206910000420588     98   $46,711.34     697 East Teal  12.8%
10/25/10  83   $134000
93720     180  05   9420588   $48,000.  10/11/95  601.01    Fresno
43   06   170  1    $220,000. 11/25/95


CA   2    206910000420589     98   $29,641.5 1104 Tempe     12.3%
10/20/10  80   $70477
93230     180  05   9420589   $31,000.  10/10/95  378.06    Hanford
45   06   170  1    $127,000. 11/20/95


CA   2    206910000420590     98   $29,477.43     4398 Monroe    12.8%
11/6/10   87   $126776
92504     180  05   9420590   $30,000.  10/23/95  375.63    Riverside
45   02   171  1    $181,000. 12/6/95

CA   2    206910000420592     98   $30,024.66     11205 Chapparal
13.99%    10/25/10  96   $57536
92301     180  05   9420592   $30,500.  10/21/95  405.98    Adelanto
37   06   170  1    $92,000.  11/25/95


CA   2    206910000420593     98   $27,171.95     805 Aaron Drive
13.99%    10/25/10  100  $99556
92374     180  05   9420593   $28,000.  10/16/95  372.70    Redlands
34   06   170  1    $128,000. 11/25/95

CA   2    106930000420605     98   $45,333.6 4210 St. Paul  12.% 12/1/10
100  $133757
94565     180  05   9420605   $46,200.  11/14/95  554.48    Pittsburg
39   06   172  1    $180,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000420606     98   $38,451.68     3146 East Juniper
12.5%     12/1/10   95   $198301
92667     180  05   9420606   $39,000.  11/10/95  480.68    Orange
41   06   172  1    $250,000. 1/1/96

CA   2    106930000420609     98   $21,249.73     41717 Maywood  12.%
12/1/10   100  $168270
94538     180  05   9420609   $22,000.  11/14/95  264.04    Fremont
39   06   172  1    $192,000. 1/1/96


GA   2    106920000420611     98   $19,636.6 11740 Highland      11.%
12/1/10   82   $105198
30075     180  03   9420611   $20,000.  11/13/95  227.32    Roswell
45   03   172  1    $154,000. 1/1/96

FL   2    212920000420619     98   $36,276.63     8701 Northwest
11.8%     12/1/10   90   $75582
33024     180  05   9420619   $36,900.  11/16/95  438.13    Pembroke
Pines
39   02   172  1    $125,000. 1/1/96


CA   2    106920000420634     98   $31,696.37     35 Tessera     10.375%
12/1/10   89   $259400
92610     180  03   9420634   $32,400.  11/20/95  355.64    Foothill Ranch

20   00   172  1    $329,500. 1/1/96


CA   2    106930000420639     98   $33,643.61     2230 Cimarron
12.625%   12/1/10   95   $182700
95037     180  05   9420639   $34,250.  11/21/95  424.93    Morgan Hill
33   00   172  1    $229,000. 1/1/96

CA   2    206920000420640     98   $35,243.54     7932 Westlawn
10.675%   12/1/10   87   $180000
90045     180  05   9420640   $36,000.  11/17/95  401.86    Los
Angeles
37   00   172  1    $250,000. 1/1/96


IL   2    117920000420645     98   $63,850.66     7860 Silver Court   11.3%
   11/15/10  89   $240000
60462     180  05   9420645   $65,000.  11/3/95   751.08    Orland
Park
40   06   171  1    $345,000. 12/15/95

CA   2    106920000420647     90   $20,568.71     14601 Fir Avenue
11.% 11/10/10  88   $203000
92714     180  05   9420647   $21,000.  10/27/95  238.69    Irvine
34   06   171  1    $255,000. 12/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000420684     98   $88,303.67     123 Ann Arbor  9.75%
12/1/10   75   $338000
95032     180  05   9420684   $93,200.  11/6/95   987.33    Los
Gatos
27   06   172  1    $575,000. 1/1/96

CA   2    106910000420685     98   $20,596.36     9569 Laurentian
10.375%   12/1/10   89   $200400
92129     180  05   9420685   $21,000.  11/6/95   230.51    San
Diego
34   01   172  1    $250,500. 1/1/96


WA   2    153920000420686     98   $21,038.25     25950 158th    10.5%
12/1/10   93   $172000
98042     180  03   9420686   $21,500.  11/7/95   237.66    Kent
32   00   172  1    $236,000. 1/1/96

AZ   2    204930000420699     98   $22,089.49     957 West  12.3%
12/1/10   94   $43038
85706     180  05   9420699   $22,500.  11/15/95  274.40    Tucson
47   02   172  1    $70,000.  1/1/96


VA   2    151930000420703     98   $49,382.69     12924 Clifton  12.%
12/1/10   95   $264000
22024     180  05   9420703   $49,500.  11/28/95  509.16    Clifton
33   00   172  1    $330,000. 1/1/96


VA   2    151930000420704     98   $35,593.33     15410 Meherrin
11.5%     12/1/10   95   $190400
22020     180  03   9420704   $35,700.  11/21/95  353.53    Centreville
37   00   172  1    $238,000. 1/1/96

CA   2    106930000420715     98   $98,249.87     443 Summit Road
12.75%    11/1/10   100  $411791
95076     180  05   9420715   $100,000. 10/30/95  1248.84   Watsonville
38   06   171  1    $515,000. 12/1/95


WA   2    253920000420716     98   $19,879.09     10013 Southeast
12.% 12/1/05   90   $97345
98031     120  05   9420716   $23,750.  11/14/95  340.74    Kent
28   03   112  1    $135,000. 1/1/96

CA   2    106920000420719     98   $95,828.04     450 Castanya   11.375%
11/1/10   89   $359000
94526     180  05   9420719   $98,000.  10/30/95  1137.05   Danville
27   06   171  1    $515,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000420724     98   $20,578.41     9580 Wellington
11.25%    11/1/10   90   $159400
95492     180  05   9420724   $21,000.  10/27/95  241.99    Windsor
39   06   171  1    $201,000. 12/1/95

HI   2    115920000420725     98   $24,540.62     810 Akumu Street
10.875%   12/1/10   80   $221250
96734     180  05   9420725   $25,000.  11/14/95  282.19    Kailua
43   00   172  1    $310,000. 1/1/96


CA   2    106920000420726     98   $23,423.65     7417 Arucauna  10.5%
11/1/10   90   $192000
92129     180  05   9420726   $24,000.  10/27/95  265.30    San
Diego
38   00   171  1    $240,000. 12/1/95

FL   2    112930000420730     98   $17,316.13     15550 Orange   12.3%
12/1/10   100  $106000
33470     180  05   9420730   $17,600.  11/9/95   214.64    Loxahatchee
32   02   172  1    $124,000. 1/1/96


CA   2    206920000420750     98   $21,869.24     1536 Burrell   10.675%
12/1/10   87   $203150
95126     180  05   9420750   $22,500.  11/16/95  251.16    San
Jose
32   01   172  1    $262,000. 1/1/96


UT   2    149920000420757     98   $10,862.23     536 East  10.5%
12/1/10   85   $88500
84047     180  05   9420757   $11,500.  11/9/95   127.12    Midvale
18   00   172  1    $118,000. 1/1/96

CA   2    106920000420760     98   $30,713.02     700 Oakdale    10.375%
12/1/10   90   $284000
94925     180  05   9420760   $35,500.  11/6/95   389.67    Corte
Madera
36   00   172  1    $355,000. 1/1/96


CA   2    106910000420762     98   $20,461.04     3107 King Street
10.75%    12/1/10   90   $167200
94703     180  05   9420762   $20,900.  11/3/95   234.28    Berkeley
41   06   172  1    $209,000. 1/1/96

VA   2    151930000420767     98   $38,912.47     1708 N Utah    11.5%
12/1/10   95   $211200
22207     180  05   9420767   $39,600.  11/22/95  462.60    Arlington
28   00   172  1    $264,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000420768     98   $29,445.  8061 Johnson   10.8%
12/1/10   89   $117283
80005     180  05   9420768   $30,000.  11/16/95  337.22    Arvada
37   02   172  1    $167,000. 1/1/96

CA   2    106920000420772     98   $21,093.16     18485 Jacaranda
10.55%    12/1/10   84   $203150
92708     180  05   9420772   $21,500.  11/14/95  238.33    Fountain
Valley
44   06   172  1    $270,000. 1/1/96


CA   2    206930000420773     98   $11,790.99     2059 Adobe     12.8%
12/1/10   98   $141357
91720     180  05   9420773   $12,000.  11/16/95  150.25    Corona
29   06   172  1    $157,000. 1/1/96

FL   2    212930000420778     98   $22,019.64     96 Nw 34th     11.8%
12/1/10   98   $44953
33311     180  05   9420778   $22,400.  11/17/95  265.96    Ft
Lauderdale
35   02   172  1    $69,000.  1/1/96


CA   2    206920000420789     98   $46,803.45     3871-20th Street    9.5%
12/1/10   81   $340000
94114     180  05   9420789   $48,000.  11/14/95  501.23    San
Francisco
39   00   172  1    $480,000. 1/1/96


WA   2    253920000420795     98   $17,673.99     4911 North     11.05%
12/1/10   87   $88501
99216     180  05   9420795   $18,000.  11/15/95  205.15    Spokane
38   02   172  1    $123,000. 1/1/96

OR   2    141910000420800     98   $27,921.29     2893 Southwest
11.125%   11/1/10   90   $228000
97201     180  05   9420800   $28,500.  10/23/95  326.17    Portland
39   06   171  1    $285,000. 12/1/95


CA   2    106930000420805     98   $25,938.64     342 Ridgeway
11.875%   11/1/10   95   $141600
93004     180  05   9420805   $26,500.  10/20/95  315.92    Ventura
44   00   171  1    $177,000. 12/1/95

CA   2    106920000420847     98   $26,382.97     9512 Cholla Road
9.8% 11/1/10   80   $108176
92308     180  05   9420847   $27,000.  10/23/95  286.85    Apple
Valley
35   06   171  1    $169,500. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000420852     98   $37,612.42     18 Northampton
12.% 12/1/10   94   $241313
92679     180  05   9420852   $40,000.  11/14/95  480.07    Coto
De Caza
44   00   172  1    $300,000. 1/1/96

CA   2    106920000420853     98   $33,220.93     2639 Braden Place
10.75%    12/1/10   84   $203150
92503     180  05   9420853   $33,850.  11/1/95   379.44    Riverside
27   01   172  1    $285,000. 1/1/96


CA   2    106920000420854     98   $34,378.33     5937 Hillrose  11.25%
12/1/10   89   $304000
95123     180  05   9420854   $35,000.  11/6/95   403.32    San
Jose
29   06   172  1    $385,000. 1/1/96

HI   2    215920000420870     98   $26,428.5 45-660 Pua     11.625%
12/1/10   80   $241944
96744     180  05   9420870   $27,000.  11/16/95  317.56    Kaneohe
41   06   172  1    $336,500. 1/1/96


NV   2    132920000420873     98   $28,384.06     1348 Tirol Drive
10.625%   12/1/10   90   $137500
89451     180  03   9420873   $29,000.  11/1/95   322.82    Incline
Village
41   06   172  1    $185,000. 1/1/96


CA   2    106910000420875     98   $24,224.27     1002 Tanzania  10.375%
 12/1/10   89   $197600
95661     180  05   9420875   $24,700.  11/9/95   271.12    Roseville
35   00   172  1    $250,000. 1/1/96

CA   2    206930000420904     98   $22,868.52     12950 Cree Drive
13.% 12/1/10   95   $124000
92064     180  09   9420904   $23,250.  11/16/95  294.17    Poway
45   02   172  1    $155,000. 1/1/96


WA   2    253930000420945     98   $36,669.95     3612 North 24th
11.8%     12/1/10   100  $47689
98406     180  05   9420945   $37,300.  11/17/95  442.87    Tacoma
39   02   172  1    $85,000.  1/1/96

UT   2    149920000420946     98   $19,589.28     47 North 825 East   11.%
12/1/10   92   $165000
84003     180  05   9420946   $20,000.  11/16/95  227.32    American Fork
38   06   172  1    $202,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000420947     98   $19,656.68     126 East 1120  11.625%
12/1/10   88   $116000
84003     180  05   9420947   $20,000.  11/14/95  235.23    American Fork
35   06   172  1    $155,000. 1/1/96

CO   2    208930000420948     98   $24,564.48     17785 East     12.8%
12/1/10   93   $70313
80017     180  05   9420948   $25,000.  11/17/95  313.03    Aurora
25   02   172  1    $103,000. 1/1/96


CA   2    206930000420949     98   $59,084.61     15226 Century  12.925%
 12/1/10   93   $174927
93907     180  05   9420949   $60,000.  11/16/95  756.19    Salinas
28   02   172  1    $255,000. 1/1/96

CA   2    206920000420995     98   $18,161.58     4165 Live Oak  10.925%
 12/1/10   90   $92200
95338     180  05   9420995   $18,500.  11/17/95  209.40    Mariposa
37   06   172  1    $123,000. 1/1/96


CA   2    106930000420996     98   $37,319.38     8095 Berg Street
12.5%     12/1/10   100  $151950
95746     180  05   9420996   $38,000.  11/17/95  468.36    Granite
Bay
41   06   172  1    $190,000. 1/1/96


CA   2    106920000421023     98   $23,232.76     760 Marigold   11.5%
12/1/10   90   $190000
92069     180  05   9421023   $23,700.  11/13/95  276.86    San
Marcos
32   00   172  1    $238,000. 1/1/96

CA   2    106930000421024     98   $21,331.43     508 Van Dyken  11.75%
  12/1/10   95   $116000
95366     180  05   9421024   $21,700.  11/9/95   256.96    Ripon
26   06   172  1    $145,000. 1/1/96


CA   2    106930000421025     98   $24,102.87     1529 Denese    12.5%
12/1/10   95   $129250
95337     180  05   9421025   $24,600.  11/9/95   303.20    Manteca
43   01   172  1    $162,000. 1/1/96

CA   2    206930000421029     98   $34,336.21     8710 Glen Arbor
11.375%   12/1/10   95   $186400
95005     180  05   9421029   $34,950.  11/7/95   405.51    Ben
Lomond
40   00   172  1    $235,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    253920000421032     98   $18,851.07     1115 143rd Street
11.8%     12/1/10   90   $88627
98037     180  05   9421032   $19,250.  11/17/95  228.56    Lynnwood
41   03   172  1    $120,000. 1/1/96

CO   2    206910000421033     98   $26,484.76     12132 East 2nd
10.55%    12/1/10   80   $32712
80011     180  03   9421033   $27,000.  11/22/95  299.30    Aurora
29   02   172  1    $75,000.  1/1/96


CA   2    106920000421035     98   $43,798.75     2136 Brigden   11.125%
12/1/10   91   $198550
91104     180  05   9421035   $44,600.  11/17/95  510.43    Pasadena
42   01   172  1    $270,000. 1/1/96

WA   2    253930000421037     98   $68,921.68     15508 12th     12.8%
12/1/10   97   $98595
98155     180  05   9421037   $70,000.  11/17/95  876.48    Seattle
46   02   172  1    $175,000. 1/1/96


CA   2    106920000421040     98   $40,697.45     3 Lafayette Lane
11.75%    12/1/10   90   $331900
92679     180  03   9421040   $41,400.  11/9/95   490.23    Cota
De Caza
38   00   172  1    $415,000. 1/1/96


CA   2    106920000421042     98   $26,104.02     6 Spanish Bay  11.75%
12/1/10   90   $256000
94954     180  03   9421042   $32,000.  11/15/95  378.92    Petaluma
39   01   172  1    $320,000. 1/1/96

CA   2    206920000421043     98   $24,524.85     17875 Luna Court
10.5%     12/1/10   87   $234500
92504     180  05   9421043   $25,000.  11/9/95   276.35    Riverside
43   02   172  1    $300,000. 1/1/96


CA   2    106920000421044     98   $18,224.28     1144 2nd Street
10.75%    12/1/10   90   $211200
90254     180  05   9421044   $26,400.  11/13/95  295.93    Hermosa Beach

27   00   172  1    $264,000. 1/1/96

CA   2    106930000421045     98   $42,819.05     18811 Salt Lake
12.625%   12/1/10   95   $232000
91326     180  05   9421045   $43,500.  11/10/95  539.69    Northridge
Area
43   00   172  1    $290,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000421050     98   $32,446.75     2331 Orange    10.75%
11/1/10   90   $266000
91214     180  05   9421050   $33,250.  10/24/95  372.72    La
Crescenta Area
45   00   171  1    $332,500. 12/1/95

CA   2    106910000421052     98   $25,703.03     2548 Comanche
11.875%   11/1/10   95   $140000
93001     180  05   9421052   $26,200.  10/24/95  312.34    Ventura
40   06   171  1    $176,000. 12/1/95


WA   2    253930000421055     98   $24,105.89     15001 173rd    12.8%
12/1/10   100  $103000
98272     180  05   9421055   $24,500.  11/17/95  306.77    Monroe
36   02   172  1    $128,000. 1/1/96

CA   2    106930000421071     98   $73,474.9 1984 San Juan  12.5%
12/1/10   100  $182000
95076     180  05   9421071   $74,700.  11/17/95  920.69    Watsonville
44   06   172  1    $257,000. 1/1/96


CA   2    106930000421097     98   $63,032.58     31 Fleming     13.%
12/1/10   99   $182000
95127     180  05   9421097   $64,000.  11/15/95  809.75    San
Jose
50   06   172  1    $250,000. 1/1/96


CA   2    106930000421098     98   $11,407.62     6141 Via Casitas    12.%
12/1/10   93   $74400
95608     180  09   9421098   $11,600.  11/20/95  139.22    Carmichael
38   01   172  1    $93,000.  1/1/96

CA   2    106920000421099     98   $39,289.49     6095 Palau Street
11.25%    12/1/10   90   $211150
90630     180  05   9421099   $40,000.  11/17/95  460.94    Cypress
43   01   172  1    $280,000. 1/1/96


WA   2    153920000421100     98   $58,836.09     4311 55th      11.25%
12/1/10   90   $479950
98105     180  05   9421100   $59,900.  11/17/95  690.25    Seattle
39   00   172  1    $600,000. 1/1/96

CA   2    106920000421101     98   $39,438.95     1812 Clearview
11.5%     12/1/10   90   $202500
93108     180  05   9421101   $40,500.  11/20/95  473.12    Santa
Barbara
48   01   172  1    $270,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421102     98   $33,353.74     13624 Lemay    10.5%
12/1/10   84   $203150
91401     180  05   9421102   $34,000.  11/21/95  375.84    Van
Nuys
41   01   172  1    $285,000. 1/1/96

CA   2    206930000421105     98   $28,460.97     2440 Westville
11.8%     12/1/10   95   $154400
95614     180  03   9421105   $28,950.  11/20/95  343.73    Cool
40   00   172  1    $193,000. 1/1/96


IN   2    118930000421108     98   $25,651.41     10214 Carmine  12.4%
1/5/11    100  $105500
46060     180  05   9421108   $26,380.  1/5/96    323.42    Noblesville
42   00   173  1    $131,884. 2/5/96

MD   2    124930000421109     98   $47,037.94     6301 Newburn   11.75%
  12/1/10   92   $255200
20816     180  05   9421109   $47,850.  11/22/95  566.61    Bethesda
32   00   172  1    $333,000. 1/1/96


CA   2    106930000421111     98   $52,026.1 1559 North     10.875%
12/1/10   90   $424000
92669     180  05   9421111   $53,000.  11/17/95  598.24    Orange
26   06   172  1    $530,000. 1/1/96


CA   2    106920000421135     98   $83,913.47     2233 Calle Tiara
11.65%    12/1/10   87   $650000
92037     180  05   9421135   $85,000.  11/21/95  1001.09   La Jolla
33   00   172  1    $850,000. 1/1/96

CA   2    206930000421138     98   $38,897.07     18 Marshfield  12.05%
12/1/10   100  $170263
93906     180  05   9421138   $39,550.  11/20/95  475.94    Salinas
39   02   172  1    $210,000. 1/1/96


CA   2    206930000421146     98   $65,431.97     151 Pebble Lane
12.55%    12/1/10   97   $394487
94507     180  05   9421146   $66,500.  11/20/95  821.79    Alamo
35   06   172  1    $480,000. 1/1/96

CA   2    206930000421147     98   $27,602.81     5432 Canehill  13.3%
12/1/10   95   $153200
90713     180  05   9421147   $28,700.  11/17/95  368.81    Lakewood
45   02   172  1    $191,500. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000421148     98   $20,890.74     1375 South Hoyt
11.8%     12/1/10   90   $106500
80232     180  05   9421148   $21,300.  11/21/95  252.90    Lakewood
24   02   172  1    $142,000. 1/1/96

GA   2    113920000421150     98   $36,765.27     4006 Vicksburg
11.75%    12/1/10   91   $94199
30244     180  05   9421150   $37,400.  11/20/95  442.87    Lawrenceville
43   06   172  1    $146,000. 1/1/96


CA   2    206920000421154     98   $24,911.88     2517 Stephanie
11.55%    12/1/10   90   $126750
95407     180  05   9421154   $25,350.  11/21/95  296.94    Santa
Rosa
45   06   172  1    $169,000. 1/1/96

CA   2    106920000421156     98   $48,460.42     530 Edinburgh  10.75%
12/1/10   90   $396000
94526     180  03   9421156   $49,500.  11/20/95  554.87    Danville
45   01   172  1    $495,000. 1/1/96


CA   2    206930000421158     98   $58,091.28     217 Mensinger  12.8%
12/1/10   100  $236000
95350     180  05   9421158   $59,000.  11/20/95  738.75    Modesto
31   02   172  1    $295,000. 1/1/96


CA   2    206930000421159     98   $50,053.39     25259 Winner   13.3%
12/1/10   100  $117176
92585     180  05   9421159   $50,800.  11/20/95  652.80    Romoland Area

33   02   172  1    $168,000. 1/1/96

WA   2    253930000421160     98   $31,471.73     32121 Union    12.05%
12/1/10   100  $98500
98010     180  05   9421160   $32,000.  11/21/95  385.08    Black
Diamond
38   02   172  1    $131,000. 1/1/96


CA   2    206930000421161     98   $48,992.25     15 Tanglewood  11.8%
12/1/10   95   $195750
92656     180  05   9421161   $50,000.  11/20/95  593.67    Aliso
Viejo
41   01   172  1    $261,000. 1/1/96

VA   2    151930000421164     98   $49,192.56     13547 Point    12.4%
1/1/11    100  $180702
22021     180  05   9421164   $50,000.  12/1/95   613.01    Chantilly
38   02   173  1    $232,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112920000421167     98   $30,917.16     2514 Morrison  10.8%
12/1/10   90   $157500
33629     180  05   9421167   $31,500.  11/27/95  354.09    Tampa
43   03   172  1    $210,000. 1/1/96

CA   2    106910000421168     98   $30,374.85     4 Russet  10.75%
12/1/10   89   $247920
92714     180  03   9421168   $30,950.  11/15/95  346.93    Santa
Margarita
28   00   172  1    $314,000. 1/1/96


CA   2    106920000421171     98   $45,413.17     328 Mindanao   10.75%
 12/1/10   90   $383000
94065     180  03   9421171   $47,800.  11/13/95  535.81    Redwood City
39   00   172  1    $480,000. 1/1/96

CA   2    206910000421178     98   $49,101.74     27520 Moody
11.125%   12/1/10   68   $461000
94022     180  05   9421178   $50,000.  11/17/95  572.23    Los
Altos
9    06   172  1    $760,000. 1/1/96


OH   2    139930000421198     98   $21,009.59     7390 Lawndale  12.3%
12/1/10   100  $85500
45069     180  05   9421198   $21,400.  11/28/95  260.98    West
Chester
35   00   172  1    $106,900. 1/1/96


VA   2    151920000421200     98   $12,134.7 351 Juniper Court   9.375%
9/1/10    90   $100000
22070     180  03   9421200   $12,500.  8/24/95   129.59    Herndon
15   00   169  1    $125,000. 10/1/95

VA   2    151920000421201     98   $12,924.86     15223 Elk Run  9.375%
 9/1/10    88   $148400
22021     180  05   9421201   $13,000.  8/15/95   108.13    Chantilly
24   06   169  1    $185,500. 10/1/95


DC   2    111920000421202     98   $35,781.04     2006 Columbia  9.125%
 9/1/10    90   $180000
20009     180  08   9421202   $36,000.  8/28/95   292.91    Washington
37   00   169  1    $240,000. 10/1/95

DC   2    111920000421204     98   $34,792.49     620 E Street Se     9.25%
   9/1/10    89   $262000
20003     180  07   9421204   $35,000.  8/11/95   287.94    Washington
34   00   169  1    $335,000. 10/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
DC   2    111920000421205     98   $26,430.5 3360 18th Street    9.75%
7/1/10    90   $213000
20010     180  07   9421205   $26,600.  6/30/95   228.54    Washington
36   00   167  1    $266,666. 8/1/95

VA   2    151920000421206     98   $20,867.09     12537 Alder    9.375%
8/1/10    89   $114000
22033     180  07   9421206   $21,000.  8/1/95    174.67    Fairfax
20   06   168  1    $152,000. 9/1/95


VA   2    151920000421207     98   $44,566.93     625 Pommander  9.5%
8/1/10    84   $336000
22314     180  07   9421207   $45,000.  7/31/95   378.38    Alexandria
28   00   168  1    $454,000. 9/1/95

VA   2    151910000421208     98   $26,189.39     2500-b N Fairfax    10.%
5/1/10    90   $131800
22201     180  01   9421208   $26,375.  4/24/95   231.46    Arlington
29   00   165  1    $176,000. 6/1/95


VA   2    151920000421209     98   $40,968.07     7367 Annandale
9.5% 9/1/10    85   $329600
22003     180  05   9421209   $41,200.  8/30/95   346.43    Annandale
21   06   169  1    $440,000. 10/1/95


DC   2    111920000421210     98   $24,832.37     4304 Westover  9.5%
8/1/10    87   $320000
20016     180  09   9421210   $25,000.  7/7/95    210.21    Washington
28   00   168  1    $400,000. 9/1/95

DC   2    111920000421211     98   $21,820.85     2127 California     9.%
9/1/10    90   $180000
20008     180  08   9421211   $22,500.  8/31/95   228.21    Washington
37   00   169  1    $225,000. 10/1/95


VA   2    151920000421212     98   $65,124.48     1920 Gables Lane
9.25%     8/1/10    90   $327750
22182     180  03   9421212   $65,550.  8/4/95    539.26    Vienna
38   00   168  1    $437,025. 9/1/95

VA   2    151920000421213     98   $23,362.96     1600 North Oak      9.%
11/1/10   89   $189450
22209     180  06   9421213   $23,950.  10/11/95  242.92    Arlington
37   00   171  1    $239,900. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151920000421214     98   $35,218.48     2212 Kings     11.5%
4/1/10    90   $177000
22043     180  03   9421214   $35,400.  3/24/95   350.56    Falls
Church
41   06   164  1    $236,000. 5/1/95

VA   2    151920000421215     98   $12,865.05     3819 Ingalls   9.125%
9/1/10    90   $106400
22302     180  01   9421215   $13,300.  8/31/95   135.89    Alexandria
28   00   169  1    $133,000. 10/1/95


VA   2    151920000421216     98   $17,135.13     2905 South     9.125%
9/1/10    90   $86250
22206     180  01   9421216   $17,250.  8/31/95   140.35    Arlington
36   00   169  1    $115,000. 10/1/95

VA   2    151920000421217     98   $27,747.57     4643 Kirkpatrick
9.125%    7/1/10    90   $223900
22311     180  03   9421217   $27,950.  6/30/95   227.41    Alexandria
44   00   167  1    $279,876. 8/1/95


VA   2    151920000421219     98   $57,550.83     11101     9.75%
6/1/10    90   $463900
22124     180  05   9421219   $57,950.  5/30/95   497.88    Oakton
45   00   166  1    $579,900. 7/1/95


DC   2    111920000421221     98   $31,786.26     4710 Upton     10.25%
5/1/10    90   $256000
20016     180  05   9421221   $32,000.  4/21/95   286.75    Washington
37   00   165  1    $320,000. 6/1/95

VA   2    151930000421223     98   $34,952.33     612 South      12.25%
8/1/10    95   $191200
22204     180  05   9421223   $35,850.  7/31/95   436.04    Arlington
41   00   168  1    $240,000. 9/1/95


VA   2    151920000421224     98   $71,543.55     19069 Yellow   9.375%
8/1/10    89   $360000
22012     180  05   9421224   $72,000.  7/27/95   598.86    Bluemont
31   06   168  1    $490,000. 9/1/95

DC   2    111920000421225     98   $25,170.98     2642 1/2  9.5% 11/1/10
90   $202800
20008     180  01   9421225   $25,300.  10/27/95  212.74    Washington
32   06   171  1    $253,500. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151920000421226     98   $28,409.68     1318 Pavilion  9.875%
5/1/10    86   $235700
22094     180  03   9421226   $29,500.  4/26/95   256.16    Reston
39   06   165  1    $310,000. 6/1/95

CA   2    106930000421233     98   $49,051.57     2054 Darlington
11.875%   12/1/10   95   $139597
92019     180  05   9421233   $50,000.  11/13/95  596.07    El
Cajon
48   06   172  1    $200,000. 1/1/96


UT   2    149930000421235     98   $19,625.09     8259 South 5220     12.%
12/1/10   91   $124892
84088     180  05   9421235   $20,000.  11/10/95  240.03    West
Jordan
45   06   172  1    $160,000. 1/1/96

CA   2    106930000421252     98   $32,298.85     4690 Mia Circle
11.875%   12/1/10   95   $175200
95136     180  05   9421252   $32,850.  11/28/95  391.62    San
Jose
31   00   172  1    $219,000. 1/1/96


CA   2    106930000421261     98   $47,519.33     2418 Riverside
12.5%     12/1/10   95   $183450
92706     180  05   9421261   $48,900.  11/17/95  602.70    Santa
Ana
35   00   172  1    $245,000. 1/1/96


VA   2    151920000421262     98   $35,966.49     5247 Wade Court
11.3%     10/1/10   90   $183700
22186     180  03   9421262   $36,700.  9/27/95   424.07    Warrenton
33   06   170  1    $247,500. 11/1/95

WA   2    153920000421269     98   $23,460.85     918 27th Avenue
11.625%   12/1/10   90   $120000
98122     180  05   9421269   $24,000.  11/7/95   282.28    Seattle
42   06   172  1    $160,000. 1/1/96


AZ   2    204920000421277     98   $37,864.44     4808 East Brill
12.05%    12/1/10   90   $63000
85008     180  05   9421277   $38,500.  11/22/95  463.30    Phoenix
42   03   172  1    $113,000. 1/1/96

UT   2    149930000421279     98   $11,795.07     525 North 360  12.375%
12/1/10   98   $107050
84653     180  05   9421279   $12,000.  11/16/95  146.93    Salem
49   06   172  1    $122,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421280     98   $41,107.97     2500 El Tonas  10.625%
 12/1/10   86   $121158
95608     180  05   9421280   $42,000.  11/21/95  467.53    Carmichael
24   01   172  1    $190,000. 1/1/96

UT   2    149920000421286     98   $24,474.92     4065 Helmsdale
10.75%    12/1/10   89   $137000
84095     180  05   9421286   $25,000.  11/21/95  280.24    South
Jordan
25   06   172  1    $184,000. 1/1/96


IN   2    118930000421292     98   $11,355.48     2770 East Del  12.4%
11/30/10  100  $46160
46227     180  05   9421292   $11,540.  11/30/95  141.49    Indianapolis
40   00   171  1    $57,700.  12/30/95

CA   2    206930000421293     98   $17,194.58     4121 Dayton    12.675%
12/1/10   95   $63199
95838     180  05   9421293   $17,500.  11/22/95  217.69    Sacramento
48   06   172  1    $85,000.  1/1/96


CA   2    206930000421295     98   $44,263.26     432 Santander  13.68%
12/15/10  95   $216327
94583     180  05   9421295   $44,900.  11/28/95  588.33    San
Ramon
47   02   172  1    $275,000. 1/15/96


CA   2    106920000421309     98   $24,447.41     646 North 15th
10.8%     11/1/10   90   $125100
95112     180  05   9421309   $25,000.  10/9/95   281.02    San
Jose
28   00   171  1    $167,000. 12/1/95

CA   2    106930000421318     98   $21,754.95     627 East Harvard
12.625%   12/1/10   95   $81750
91764     180  05   9421318   $21,800.  11/27/95  234.78    Ontario
43   06   172  1    $109,000. 1/1/96


CA   2    106930000421320     98   $29,191.94     620 Anna Maria
12.5%     1/1/11    100  $175000
94550     180  05   9421320   $29,600.  11/27/95  364.83    Livermore
49   06   173  1    $205,000. 2/1/96

CA   2    106920000421321     98   $38,322.89     2682 Ramsdell  11.5%
12/1/10   90   $195000
95148     180  05   9421321   $39,000.  11/22/95  455.59    San
Jose
42   06   172  1    $260,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421326     98   $23,262.13     9993 Windsor   11.%
11/1/10   86   $170250
94583     180  05   9421326   $23,750.  10/27/95  269.94    San
Ramon
43   06   171  1    $227,000. 12/1/95

CA   2    106920000421334     98   $48,853.85     1355 Nonchalant
11.% 11/1/10   86   $228270
93065     180  03   9421334   $50,000.  10/30/95  568.30    Simi
Valley
43   06   171  1    $325,000. 12/1/95


CA   2    106910000421337     98   $19,624.12     12031 Kathy Lane
10.625%   12/1/10   81   $112006
92640     180  05   9421337   $20,000.  11/3/95   222.63    Garden
Grove
47   06   172  1    $165,000. 1/1/96

UT   2    149920000421340     98   $35,069.21     5956 South Sierra
11.25%    12/1/10   90   $90599
84118     180  05   9421340   $36,000.  11/22/95  414.84    Salt
Lake City
31   06   172  1    $141,500. 1/1/96


CA   2    106920000421352     98   $61,426.29     4914 Proctor   11.125%
12/1/10   90   $500000
94618     180  05   9421352   $62,550.  11/22/95  715.86    Oakland
42   00   172  1    $625,500. 1/1/96


CA   2    106910000421358     98   $75,288.41     2424 Santa Cruz
9.75%     12/1/10   80   $203150
90501     180  05   9421358   $76,850.  11/22/95  814.12    Torrance
33   00   172  1    $350,000. 1/1/96

WA   2    253930000421359     98   $24,564.48     21709 51st     12.8%
12/1/10   95   $87125
98387     180  05   9421359   $25,000.  11/22/95  313.03    Spanaway
40   03   172  1    $119,000. 1/1/96


OR   2    241920000421360     98   $11,245.36     11526 Northeast
11.8%     12/1/10   86   $60404
97220     180  05   9421360   $11,500.  11/22/95  136.54    Portland
45   02   172  1    $84,000.  1/1/96

WA   2    251930000421368     98   $34,900.32     1900 Ne 149th  11.8%
12/1/10   100  $113365
98684     180  05   9421368   $35,500.  11/22/95  421.50    Vancouver
37   06   172  1    $150,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    253930000421369     98   $18,128.81     7541 Shorewood
12.8%     12/1/10   100  $116052
98503     180  05   9421369   $18,500.  11/22/95  231.64    Lacey
45   02   172  1    $135,000. 1/1/96

CA   2    206920000421370     98   $22,209.38     843 Van Ness   11.55%
12/1/10   88   $123287
95023     180  05   9421370   $22,600.  11/22/95  264.73    Salinas
49   03   172  1    $166,000. 1/1/96


CA   2    106920000421382     98   $22,557.48     751 Yosemite   10.375%
 12/1/10   89   $183900
94550     180  05   9421382   $23,000.  11/2/95   252.46    Livermore
38   00   172  1    $235,000. 1/1/96

WA   2    253930000421384     98   $37,386.48     14511 73rd     12.3%
12/1/10   100  $91375
98373     180  05   9421384   $38,000.  11/22/95  463.42    Puyallup
44   03   172  1    $130,000. 1/1/96


FL   2    212930000421385     98   $22,645.72     27051 Jackson  12.8%
12/1/10   95   $64160
33923     180  05   9421385   $23,000.  11/27/95  287.99    Bonita
Springs
49   02   172  1    $92,000.  1/1/96


MT   2    229930000421387     98   $33,750.16     175 Sunloop Lane
12.3%     11/27/10  100  $61799
59404     180  05   9421387   $34,700.  11/20/95  423.18    Great
Falls
27   02   171  1    $96,500.  12/27/95

FL   2    112930000421389     98   $18,921.06     975 Belle Oak  12.4%
11/30/10  100  $77200
34748     180  05   9421389   $19,300.  11/30/95  236.63    Lessburg
35   00   171  1    $96,500.  12/30/95


IL   2    117930000421391     98   $40,541.45     1105 Alder Lane
12.4%     12/28/10  99   $164800
60056     180  05   9421391   $41,200.  12/28/95  505.12    Mount
Prospect
37   01   172  1    $210,000. 1/28/96

CA   2    206930000421394     98   $17,833.75     9169 Plumgrove
11.8%     1/1/11    100  $102808
95826     180  05   9421394   $18,100.  11/28/95  214.91    Sacramento
31   06   173  1    $121,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141910000421462     98   $30,370.11     3414 Northeast
9.75%     12/1/10   30   $27587
97230     180  05   9421462   $31,000.  11/2/95   328.40    Portland
20   01   172  1    $200,000. 1/1/96

CA   2    106910000421464     98   $28,895.32     1550 Las Brisas
11.625%   12/1/10   100  $180000
95023     180  05   9421464   $29,400.  11/7/95   345.79    Hollister
42   06   172  1    $210,000. 1/1/96


CA   2    106910000421465     98   $26,498.2 3844 Randolph  10.75%
12/1/10   90   $216000
94602     180  05   9421465   $27,000.  11/1/95   302.66    Oakland
38   06   172  1    $270,000. 1/1/96

CA   2    106910000421468     98   $34,406.02     9321 Newington
11.75%    12/1/10   95   $148658
95758     180  05   9421468   $35,000.  11/2/95   414.45    Elk
Grove
44   06   172  1    $195,000. 1/1/96


CA   2    106920000421477     98   $27,717.06     1795 Tahoe Drive
10.5%     12/1/10   90   $203150
95035     180  05   9421477   $29,000.  11/6/95   320.57    Milpitas
38   06   172  1    $258,000. 1/1/96


GA   2    113920000421488     98   $21,287.57     665 Trailmore  10.5%
12/1/10   86   $106951
30076     180  05   9421488   $21,700.  11/24/95  239.87    Roswell
34   06   172  1    $150,000. 1/1/96

VA   2    151930000421500     98   $35,540.58     6323 Crooked   12.%
12/1/10   95   $190000
22042     180  05   9421500   $35,625.  11/30/95  366.44    Falls
Church
41   06   172  1    $238,000. 1/1/96


CA   2    106930000421510     98   $35,402.91     921 Portswood  12.%
12/1/10   100  $302000
95120     180  05   9421510   $36,000.  11/8/95   432.06    San
Jose
48   06   172  1    $338,000. 1/1/96

CA   2    106930000421511     98   $60,914.74     518 North Gate
12.75%    3/1/11    100  $173498
95111     180  05   9421511   $61,500.  2/16/96   768.03    San
Jose
45   02   175  1    $235,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421512     98   $35,904.34     3250 Clovewood
10.5%     12/1/10   90   $183000
95132     180  03   9421512   $36,600.  11/14/95  404.58    San
Jose
39   06   172  1    $244,000. 1/1/96

CA   2    106920000421515     98   $49,848.66     5729      10.875%
12/1/10   88   $443150
95138     180  03   9421515   $50,000.  11/27/95  471.45    San
Jose
41   00   172  1    $565,000. 1/1/96


CA   2    106920000421516     98   $19,137.65     1107 First Avenue
10.75%    12/1/10   90   $97500
91911     180  05   9421516   $19,500.  11/6/95   218.58    Chula
Vista
43   01   172  1    $130,000. 1/1/96

UT   2    149920000421517     98   $33,715.88     9487 South     10.5%
12/1/10   90   $169500
84095     180  05   9421517   $34,800.  11/22/95  384.68    South
Jordan
25   01   172  1    $227,000. 1/1/96


WA   2    153930000421518     98   $14,733.59     6703 Sierra Drive
11.25%    12/1/10   92   $103800
98503     180  05   9421518   $15,000.  11/14/95  172.85    Lacey
34   06   172  1    $130,000. 1/1/96


CA   2    106920000421524     98   $21,672.21     16352 Mercier  10.625%
 12/1/10   90   $200000
92647     180  05   9421524   $25,000.  11/6/95   278.29    Huntington
Beach
23   00   172  1    $250,000. 1/1/96

CA   2    106920000421530     98   $31,242.77     3709 Beechglen
11.4%     12/10/10  90   $254400
91214     180  05   9421530   $31,800.  11/27/95  369.47    La
Crescenta
46   00   172  1    $318,000. 1/10/96


CA   2    106930000421531     98   $19,711.25     3485 Santos    12.%
1/1/11    97   $185894
95682     180  05   9421531   $20,000.  11/27/95  240.03    Cameron Park
43   06   173  1    $214,000. 2/1/96

CA   2    106920000421532     98   $24,604.36     610 Rainier Drive   11.%
1/1/11    90   $105500
93906     180  05   9421532   $25,000.  11/22/95  284.15    Salinas
40   06   173  1    $145,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000421533     98   $15,351.28     2205 Forestlake
12.5%     1/1/11    95   $86033
95670     180  05   9421533   $15,600.  12/1/95   192.27    Rancho
Cordova
39   01   173  1    $107,000. 2/1/96

UT   2    249930000421534     98   $34,426.16     2907 South 650
12.125%   12/1/10   97   $162440
84010     180  05   9421534   $35,000.  11/15/95  422.88    Bountiful
22   06   172  1    $204,000. 1/1/96


VA   2    251930000421537     98   $27,537.74     12536 Basque   12.05%
12/1/10   98   $80524
22192     180  09   9421537   $28,000.  11/20/95  336.95    Woodbridge
46   02   172  1    $111,000. 1/1/96

CA   2    206920000421538     98   $19,081.31     36054 Rosewood
11.75%    12/1/10   90   $156000
94560     180  05   9421538   $19,500.  11/20/95  230.91    Newark
41   01   172  1    $195,000. 1/1/96


WA   2    253930000421541     98   $22,038.6 4425 172nd Place    12.3%
 12/1/10   100  $122000
98037     180  05   9421541   $22,400.  11/22/95  273.18    Lynnwood
46   02   172  1    $145,000. 1/1/96


WA   2    153910000421547     98   $34,406.02     3429 49th Ave Sw
11.75%    12/1/10   88   $83637
98116     180  05   9421547   $35,000.  11/6/95   414.45    Seattle
48   06   172  1    $135,000. 1/1/96

MD   2    124920000421560     98   $45,265.41     5640      10.9%     1/1/11
  90   $98000
21043     180  05   9421560   $46,000.  11/29/95  519.95    Ellicott
City
40   02   173  1    $160,000. 2/1/96


UT   2    249920000421561     98   $24,581.22     2534 North 850
11.925%   11/28/10  84   $107000
84604     180  05   9421561   $25,000.  11/21/95  298.84    Provo
41   02   171  1    $158,000. 12/28/95

CA   2    106930000421565     98   $36,394.02     5208 Comercio
12.625%   12/1/10   95   $197600
91364     180  05   9421565   $37,050.  11/17/95  459.67    Woodland Hills

45   01   172  1    $247,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000421566     98   $49,141.76     533 Osprey Drive
11.625%   12/1/10   95   $266650
94065     180  03   9421566   $50,000.  11/16/95  588.07    Redwood City
32   00   172  1    $334,000. 1/1/96

CA   2    106910000421567     98   $16,665.84     24 Dragonfly   10.125%
12/1/10   80   $154563
92714     180  01   9421567   $17,000.  11/20/95  183.99    Irvine
50   00   172  1    $215,000. 1/1/96


IN   2    118930000421569     98   $17,220.22     3888 E 150 S   12.4%
11/30/10  100  $70000
46012     180  05   9421569   $17,500.  11/30/95  214.56    Anderson
34   00   171  1    $87,500.  12/30/95

CA   2    206920000421570     98   $20,472.83     320 Lucas Circle
11.05%    1/1/11    90   $104250
95401     180  05   9421570   $20,850.  11/28/95  237.64    Santa
Rosa
41   01   173  1    $139,000. 2/1/96


CA   2    106920000421591     98   $75,253.24     3835 Rock      12.625%
12/1/10   90   $407900
91356     180  03   9421591   $76,450.  11/3/95   948.49    Los
Angeles
47   00   172  1    $540,000. 1/1/96


GA   2    213920000421599     98   $25,631.38     404 Old   9.5% 12/1/10
89   $150000
30075     180  05   9421599   $26,250.  11/2/95   274.11    Lithia
Springs
34   03   172  1    $200,000. 1/1/96

CA   2    106930000421602     98   $68,593.15     712 Wessex Place
12.% 12/1/10   95   $372000
95035     180  05   9421602   $69,750.  11/7/95   837.12    Milpitas
27   06   172  1    $465,000. 1/1/96


CA   2    106920000421604     98   $60,407.62     111 Via Teresa 11.25%
12/1/10   90   $492000
95032     180  05   9421604   $61,500.  11/17/95  708.69    Los
Gatos
47   00   172  1    $615,000. 1/1/96

CA   2    106930000421612     98   $31,935.73     1660 Yale Street
11.5%     12/1/10   95   $146470
91913     180  05   9421612   $32,500.  11/15/95  379.66    Chula
Vista
24   06   172  1    $190,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421615     98   $19,621.56     730 San Simeon
10.55%    12/1/10   86   $185600
94518     180  05   9421615   $20,000.  11/20/95  221.70    Concord
39   01   172  1    $241,000. 1/1/96

IN   2    118930000421618     98   $23,317.66     951 Wood  12.3%
12/11/10  100  $70800
46319     180  05   9421618   $23,700.  12/5/95   289.03    Griffith
24   02   172  1    $94,500.  1/11/96


WA   2    106920000421627     98   $19,640.72     11019 Northeast
11.125%   12/1/10   89   $125609
98662     180  05   9421627   $20,000.  11/3/95   228.89    Vancouver
38   06   172  1    $165,000. 1/1/96

CA   2    106930000421631     98   $38,156.46     319 North      12.%
12/1/10   95   $207200
93003     180  05   9421631   $38,800.  11/14/95  465.67    Ventura
41   00   172  1    $259,000. 1/1/96


CA   2    106910000421632     98   $27,430.86     17772 Norlene  9.75%
12/1/10   78   $96029
95949     180  05   9421632   $28,000.  11/13/95  296.62    Grass
Valley
41   06   172  1    $160,000. 1/1/96


GA   2    113920000421635     98   $18,325.03     4920 Haydens   9.9%
12/1/10   90   $149600
30202     180  03   9421635   $18,700.  11/30/95  199.81    Alpharetta
32   00   172  1    $187,000. 1/1/96

MN   2    227920000421636     98   $17,819.39     11762 Jonquil  10.8%
11/30/10  90   $72620
55433     180  05   9421636   $18,200.  11/30/95  204.59    Coon
Rapids
45   02   171  1    $101,000. 12/30/95


CA   2    206920000421638     98   $16,183.91     1826 West 75th
10.5%     12/1/10   89   $152800
90047     180  05   9421638   $16,500.  11/22/95  182.39    Os
Angeles
34   01   172  1    $191,000. 1/1/96

CA   2    106930000421640     98   $19,686.94     17342 Brooklyn
12.625%   12/1/10   99   $198836
92686     180  05   9421640   $20,000.  11/21/95  248.13    Yorba
Linda
39   06   172  1    $221,500. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421641     98   $21,301.26     440 Navaro Place
10.875%   12/1/10   90   $108750
95134     180  01   9421641   $21,700.  11/20/95  244.94    San
Jose
32   01   172  1    $145,000. 1/1/96

CA   2    106920000421652     98   $18,144.55     6050 Ticknor   11.65%
2/5/11    88   $111940
92114     180  05   9421652   $19,000.  1/2/96    223.77    San Diego
35   06   174  1    $150,000. 3/5/96


CA   2    106910000421657     98   $31,380.58     9661 Salmina   10.875%
12/1/10   90   $84000
95451     180  03   9421657   $32,000.  11/8/95   361.20    Kelseyville
47   06   172  1    $130,000. 1/1/96

CA   2    206920000421659     98   $19,037.  1479 Luzern    10.675%
1/1/11    90   $112000
93955     180  05   9421659   $19,400.  11/29/95  216.56    Seaside
35   06   173  1    $146,000. 2/1/96


CO   2    208930000421665     98   $63,961.05     17815 Appaloosa
12.4%     12/1/10   95   $138030
80132     180  05   9421665   $65,000.  11/22/95  796.91    Monument
34   03   172  1    $215,000. 1/1/96


CA   2    106920000421667     98   $17,508.6 140 Outlook    10.625%
1/1/11    88   $199200
94044     180  01   9421667   $17,800.  11/29/95  198.14    Pacifica
43   06   173  1    $249,000. 2/1/96

CA   2    106910000421668     98   $17,684.83     1890 Shulman   9.875%
 1/1/11    80   $281000
95124     180  05   9421668   $18,000.  12/7/95   192.05    San
Jose
44   06   173  1    $375,000. 2/1/96


CA   2    106920000421669     98   $19,594.26     274 Grenadine  10.625%
 12/1/10   83   $202500
94547     180  05   9421669   $20,000.  11/1/95   222.63    Hercules
45   06   172  1    $270,000. 1/1/96

CA   2    106920000421682     98   $27,573.9 21221     10.625%   12/1/10
90   $242450
92679     180  03   9421682   $30,300.  11/22/95  337.29    Trabuco
Canyon
37   00   172  1    $303,200. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000421705     98   $29,785.59     1088 West 680  12.25%
1/1/10    100  $93350
84058     168  05   9421705   $31,150.  11/30/95  388.52    Orem
28   06   161  1    $124,500. 2/1/96

GA   2    113930000421714     98   $26,331.98     2717 Crestworth
12.5%     1/1/11    95   $96787
30519     180  05   9421714   $26,700.  12/5/95   329.08    Buford
38   06   173  1    $130,000. 2/1/96


WA   2    153930000421716     98   $31,889.09     20136 3rd      12.%
12/1/10   96   $99599
98198     180  05   9421716   $32,500.  11/27/95  390.05    Seattle
30   06   172  1    $139,000. 1/1/96

CA   2    106920000421717     98   $49,208.12     1122 Greenwood
11.% 1/1/11    84   $301000
94303     180  05   9421717   $50,000.  11/29/95  568.30    Palo
Alto
45   06   173  1    $420,000. 2/1/96


CA   2    106930000421720     98   $21,381.2 801 Leland Way 12.5%
1/1/11    85   $68093
93230     180  05   9421720   $22,000.  11/29/95  271.15    Hanford
44   06   173  1    $106,500. 2/1/96


CA   2    106930000421722     98   $34,764.12     6096 Dawn Court
12.5%     1/1/11    95   $188000
94928     180  05   9421722   $35,250.  12/1/95   434.46    Rohnert Park
49   06   173  1    $235,000. 2/1/96

CA   2    106930000421736     98   $49,170.45     187 Clayton    12.%
12/1/10   90   $200000
95110     180  05   9421736   $50,000.  11/7/95   600.08    San
Jose
32   06   172  1    $280,000. 1/1/96


CA   2    106920000421738     98   $44,452.66     542 Montori    11.3%
12/1/10   90   $389600
94566     180  05   9421738   $48,700.  11/9/95   562.74    542
Montori
42   00   172  1    $487,000. 1/1/96

CA   2    106920000421739     98   $27,028.6 7191 Emily Lane     11.3%
12/1/10   90   $220000
93117     180  05   9421739   $27,500.  11/7/95   314.98    Goleta
46   00   172  1    $275,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000421740     98   $29,416.88     213 North Juanita
10.25%    12/10/10  75   $168495
90277     180  05   9421740   $30,000.  11/14/95  326.99    Redondo Beach

39   02   172  1    $265,000. 1/10/96

CA   2    106920000421741     98   $8,765.23 851 Redwood    11.3%
12/10/10  86   $310000
94506     180  05   9421741   $10,000.  11/13/95  115.56    Danville
33   02   172  1    $375,000. 1/10/96


CA   2    106920000421742     98   $31,281.23     585 Hopper Road
12.25%    12/10/10  90   $168000
95357     180  05   9421742   $31,800.  11/13/95  386.79    Modesto
45   01   172  1    $222,000. 1/10/96

NY   2    136920000421743     98   $21,572.22     16 Brookline   11.3%
12/10/10  90   $180000
11758     180  05   9421743   $22,500.  11/20/95  259.99    North
Massapequa
42   00   172  1    $225,000. 1/10/96


MN   2    227930000421751     98   $22,618.52     31201 Polk Street
12.% 12/4/10   91   $118500
55008     180  05   9421751   $23,000.  11/4/95   276.04    Cambridge
41   02   172  1    $156,500. 1/4/96


CA   2    106910000421753     98   $29,429.81     5076 Scenic    10.5%
12/1/10   90   $150000
94550     180  05   9421753   $30,000.  11/16/95  331.62    Livermore
44   06   172  1    $200,000. 1/1/96

CA   2    106910000421755     98   $17,148.65     2635 East Fourth
11.25%    12/1/10   90   $140000
91950     180  05   9421755   $17,500.  11/8/95   201.66    National City
48   06   172  1    $175,000. 1/1/96


CA   2    106920000421756     98   $31,312.72     11449 Rampart  10.5%
12/1/10   87   $202500
94568     180  05   9421756   $32,000.  11/20/95  353.73    Dublin
35   00   172  1    $270,000. 1/1/96

CA   2    106920000421761     98   $54,743.9 5815 Sycamore  11.625%
12/1/10   90   $142118
92377     180  05   9421761   $55,700.  11/21/95  655.11    Rialto
45   01   172  1    $220,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000421762     98   $41,765.34     411 Nerdy      12.875%
12/1/10   95   $117541
95111     180  05   9421762   $42,500.  11/16/95  534.24    San
Jose
44   06   172  1    $170,000. 1/1/96

IN   2    118930000421771     98   $22,130.54     806 Ellington  12.4%
12/14/10  100  $89800
46143     180  05   9421771   $22,490.  12/15/95  275.73    Greenwood
31   00   172  1    $112,295. 1/14/96


UT   2    149910000421772     98   $27,956.34     10518 South 465
10.5%     12/1/10   75   $57355
84070     180  05   9421772   $28,500.  11/28/95  315.04    Sandy
48   01   172  1    $115,000. 1/1/96

CA   2    206930000421777     98   $22,159.96     3900 Ivywood   13.3%
12/15/10  100  $67500
******    180  05   9421777   $22,500.  12/1/95   289.14    Bakersfield
46   06   172  1    $90,000.  1/15/96


NV   2    132920000421780     98   $57,903.53     620 Tumbleweed
10.75%    12/1/10   90   $212922
89451     180  05   9421780   $59,000.  11/17/95  661.36    Incline
Village
45   06   172  1    $303,000. 1/1/96


GA   2    113910000421781     98   $39,589.94     745 Thornberry      9.9%
12/1/10   89   $323200
30202     180  03   9421781   $40,400.  12/1/95   431.67    Alpharetta
32   00   172  1    $412,000. 1/1/96

CA   2    106920000421783     98   $99,102.47     86 Sanders Ranch
10.5%     1/1/11    88   $611250
94558     180  03   9421783   $100,000. 12/5/95   914.74    Moraga
45   01   173  1    $815,000. 2/1/96


WA   2    253910000421787     98   $113,986.35    1917 South Lake
10.55%    1/1/11    74   $48568
98037     180  05   9421787   $116,000. 12/4/95   1285.86   Lynnwood
44   06   173  1    $225,000. 2/1/96

MT   2    230930000421793     98   $29,273.31     2616 8th Avenue
13.3%     12/5/10   95   $46297
59405     180  05   9421793   $29,700.  11/29/95  381.79    Great
Falls
39   02   172  1    $80,000.  1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
HI   2    215920000421806     98   $25,593.2 165 Puhili Street   11.125%
1/1/11    90   $135000
96720     180  05   9421806   $26,000.  12/1/95   297.56    Hilo
38   01   173  1    $180,000. 2/1/96

IN   2    118930000421811     98   $24,726.67     5466 West      12.3%
12/5/10   100  $100600
47630     180  05   9421811   $25,150.  12/5/95   306.71    Newburgh
30   00   172  1    $125,750. 1/5/96


CA   2    106920000421827     90   $31,867.54     32450 Monterey
12.1%     12/10/10  90   $259900
94587     180  05   9421827   $32,400.  12/1/95   390.94    Union
City
40   00   172  1    $324,950. 1/10/96

CA   2    106920000421828     98   $22,974.99     4860 Kingston  11.65%
12/10/10  90   $190400
95130     180  05   9421828   $23,800.  12/1/95   280.30    San
Jose
41   00   172  1    $238,000. 1/10/96


CA   2    106920000421831     98   $47,732.48     10711 Skyline  11.%
1/1/11    90   $388000
92705     180  05   9421831   $48,500.  12/6/95   551.25    Santa
Ana Area
41   00   173  1    $490,000. 2/1/96


CA   2    106920000421832     98   $57,791.96     16451 Wood     11.25%
1/1/11    90   $468000
95030     180  05   9421832   $58,700.  11/28/95  676.43    Los
Gatos
37   00   173  1    $588,000. 2/1/96

CA   2    206910000421859     98   $52,086.29     3000 Pioneer   10.05%
1/1/11    80   $227000
95004     180  05   9421859   $53,000.  11/30/95  571.16    Aromas
26   01   173  1    $350,000. 2/1/96


CA   2    206920000421860     98   $24,606.19     2881 Anderson  11.05%
 1/1/11    88   $91765
95667     180  05   9421860   $25,000.  12/6/95   284.93    Placerville
46   06   173  1    $133,000. 2/1/96

CA   2    106930000421876     98   $34,366.35     14552 Sweetan  12.4%
11/25/10  93   $232880
92714     180  05   9421876   $35,000.  11/17/95  429.11    Irvine
50   06   171  1    $290,000. 12/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000421877     98   $45,721.6 5620 La Paz    11.9%
12/10/10  90   $232500
90803     180  03   9421877   $46,500.  11/24/95  555.09    Long
Beach
47   00   172  1    $310,000. 1/10/96

CA   2    106930000421878     98   $21,616.54     865 North      12.4%
12/1/10   100  $167523
92621     179  05   9421878   $22,000.  11/17/95  269.73    Brea
41   01   172  1    $190,000. 1/15/96


CA   2    106920000421881     98   $29,358.57     454 Olive Street
10.55%    12/1/10   88   $107000
94578     180  05   9421881   $30,000.  11/16/95  332.55    San
Leandro
47   02   172  1    $156,000. 1/1/96

CA   2    106910000421885     98   $41,697.21     27470 North    9.625%
12/1/10   80   $203150
91354     180  03   9421885   $43,200.  11/27/95  454.37    Valencia Area
43   06   172  1    $308,000. 1/1/96


WA   2    253910000421886     98   $39,216.49     Route 2, Box   10.25%
12/1/10   90   $67966
99320     180  05   9421886   $40,000.  11/8/95   435.98    Benton
City
29   06   172  1    $120,000. 1/1/96


CA   2    106930000421888     98   $29,189.44     27016 Via      11.625%
12/1/10   95   $158400
92691     180  03   9421888   $29,700.  11/22/95  349.32    Mission Viejo
42   01   172  1    $198,000. 1/1/96

CA   2    106920000421894     98   $35,200.5 6249 Running   10.5%
12/1/10   89   $288700
95135     180  05   9421894   $36,100.  11/20/95  399.05    San
Jose
34   00   172  1    $365,754. 1/1/96


CA   2    106920000421898     98   $32,275.22     1445 Pierce Street
10.75%    12/1/10   88   $191250
95050     180  05   9421898   $33,000.  11/20/95  369.91    Santa
Clara
43   06   172  1    $255,000. 1/1/96

CA   2    127920000421901     98   $43,740.02     1004 Greenhill      10.5%
   12/1/10   90   $357600
94941     180  05   9421901   $44,700.  11/27/95  494.11    Mill
Valley
42   00   172  1    $447,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IN   2    218930000421903     98   $14,763.74     6329 E Troy    13.99%
12/1/10   95   $55700
46203     180  05   9421903   $15,000.  11/20/95  199.66    Indianapolis
38   02   172  1    $74,500.  1/1/96

CA   2    206920000421906     98   $43,377.23     718 Adirondack
11.55%    12/1/10   84   $203150
93003     180  05   9421906   $44,150.  11/20/95  517.16    Ventura
39   06   172  1    $295,000. 1/1/96


CA   2    106920000421910     98   $27,429.87     1476 Georgetta
11.5%     12/1/10   84   $254250
95125     180  05   9421910   $28,000.  11/10/95  327.09    San
Jose
50   06   172  1    $339,000. 1/1/96

CA   2    206920000421922     98   $31,304.55     1869 Prchard   11.55%
12/1/10   89   $264000
92024     180  03   9421922   $33,000.  11/1/95   386.55    Encinitas
40   01   172  1    $335,000. 1/1/96


HI   2    215930000421923     98   $21,143.08     259 Manini Place
11.99%    12/1/10   100  $188112
96753     180  05   9421923   $21,500.  11/10/95  257.90    Kihei
41   01   172  1    $210,000. 1/1/96


CA   2    106920000421925     98   $24,322.29     236 Salisbury  11.375%
1/1/11    90   $197600
93117     180  05   9421925   $24,700.  12/1/95   286.58    Goleta
39   01   173  1    $247,000. 2/1/96

CA   2    106920000421926     98   $61,595.77     5942 Foligno Way
11.125%   1/1/11    90   $494200
95138     180  03   9421926   $61,750.  12/13/95  593.90    San
Jose
45   00   173  1    $620,000. 2/1/96


CA   2    106930000421928     98   $25,414.34     2643 South     12.%
12/1/10   93   $138400
90034     180  05   9421928   $25,900.  11/2/95   310.84    Los
Angeles
32   00   172  1    $178,000. 1/1/96

CA   2    106920000421932     98   $27,527.14     6365 Palm Drive
11.25%    2/1/11    88   $207000
95608     180  05   9421932   $27,900.  1/23/96   325.92    Carmichael
48   01   174  1    $268,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000421935     98   $19,724.33     8307 Berman    12.5%
1/1/11    100  $138000
95610     180  05   9421935   $20,000.  11/30/95  246.50    Citrus
Heights
50   03   173  1    $158,000. 2/1/96

CA   2    206920000421936     98   $14,610.62     624 North Muro
11.05%    12/1/10   83   $202500
92670     180  05   9421936   $19,000.  11/20/95  216.55    Placentia
32   06   172  1    $270,000. 1/1/96


CA   2    106920000421948     98   $31,306.19     3113 Evening   10.875%
 12/1/10   90   $285600
95616     180  03   9421948   $32,200.  11/21/95  363.46    Davis
31   01   172  1    $357,000. 1/1/96

CA   2    106930000421951     98   $63,974.52     14721 Cragun   12.875%
 12/1/10   100  $182930
91709     180  05   9421951   $65,000.  11/22/95  817.07    Chino
Hills
44   06   172  1    $248,000. 1/1/96


CA   2    106920000421954     98   $32,119.15     5918 Misty Court
11.25%    12/1/10   90   $261600
91301     180  05   9421954   $32,700.  11/28/95  376.82    Agoura
Hills
43   00   172  1    $327,000. 1/1/96


CA   2    106920000421955     98   $85,309.  17925 Lake Vista    10.25%
12/1/10   90   $696000
91316     180  05   9421955   $87,000.  11/20/95  948.26    Los
Angeles
41   00   172  1    $870,000. 1/1/96

VA   2    151930000421957     98   $44,076.08     4407 Galesbury
12.4%     1/1/11    99   $236392
22021     180  05   9421957   $45,000.  12/7/95   551.71    Chantilly
48   06   173  1    $285,000. 2/1/96


CA   2    106920000421960     98   $50,987.93     1221 Covington
12.15%    12/15/10  90   $412800
94024     180  05   9421960   $51,600.  12/4/95   624.28    Los
Altos
48   00   172  1    $516,000. 1/15/96

CA   2    106920000421963     98   $30,979.94     19302 Bethel   12.05%
12/20/10  90   $157500
92646     180  05   9421963   $31,500.  12/6/95   379.07    Huntington
Beach
46   00   172  1    $210,000. 1/20/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000421965     98   $15,674.87     4328 West      9.75%
1/1/11    73   $82087
93722     180  05   9421965   $16,000.  11/30/95  169.50    Fresno
34   01   173  1    $135,000. 2/1/96

CA   2    206920000421967     98   $71,442.31     100 Pateo De Oro
12.05%    1/1/11    90   $490410
92672     180  05   9421967   $73,000.  12/1/95   878.47    San
Clemente
37   02   173  1    $631,000. 2/1/96


CA   2    106920000421981     98   $36,370.68     1009 West      10.9%
12/1/10   90   $185250
95204     180  05   9421981   $37,050.  11/22/95  418.79    Stockton
42   06   172  1    $248,000. 1/1/96

CA   2    106930000421983     98   $28,915.72     1287 Prescott  11.65%
12/1/10   100  $180452
94089     180  05   9421983   $29,500.  11/3/95   347.43    Sunnyvale
31   02   172  1    $210,000. 1/1/96


CA   2    106930000421984     98   $42,050.76     2451 Glen Exeter
12.15%    12/1/10   95   $228000
95148     180  05   9421984   $42,750.  11/9/95   517.20    San
Jose
46   01   172  1    $285,000. 1/1/96


CA   2    106920000421985     98   $35,723.95     1319 Cayuga    10.9%
12/1/10   90   $186750
94112     180  05   9421985   $37,350.  11/17/95  422.18    San
Francisco
41   01   172  1    $249,000. 1/1/96

MD   2    224920000421994     98   $29,504.69     216 Garth Terrace
12.05%    1/1/11    81   $74429
20879     180  07   9421994   $30,000.  11/30/95  361.02    Gaithersburg
47   02   173  1    $130,000. 2/1/96


WA   2    155920000421996     98   $20,916.2 11433 37th     9.75%
12/1/10   90   $171150
98208     180  05   9421996   $21,350.  11/22/95  226.17    Everett
36   00   172  1    $213,950. 1/1/96

UT   2    149930000421997     98   $14,148.68     8772 South 1220     12.%
1/1/11    100  $93512
84088     180  05   9421997   $14,450.  12/4/95   173.42    West
Jordan
45   02   173  1    $108,000. 2/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153910000421999     98   $11,247.5 22610 285th    10.25%
12/1/10   85   $92000
98038     180  03   9421999   $11,500.  11/22/95  125.34    Maple
Valley
28   00   172  1    $123,000. 1/1/96

CA   2    106930000422005     98   $39,029.35     8559 Faust     12.625%
12/1/10   92   $211500
91304     180  05   9422005   $39,650.  11/27/95  491.92    West
Hills Area
36   00   172  1    $275,000. 1/1/96


CA   2    106920000422006     98   $39,101.09     2332 Lonestar  10.625%
12/1/10   90   $199450
91760     180  05   9422006   $39,850.  11/22/95  443.59    Norco
32   00   172  1    $265,940. 1/1/96

CA   2    206930000422009     98   $28,583.18     7502 Monet Place
12.05%    1/1/11    100  $188721
94928     180  05   9422009   $29,000.  12/4/95   348.98    Rohnert Park
46   06   173  1    $218,000. 2/1/96


CA   2    106930000422050     98   $45,760.39     5626 Tan Oak   12.5%
1/1/11    95   $247900
94555     180  03   9422050   $46,400.  12/11/95  571.89    Fremont
41   00   173  1    $310,000. 2/1/96


CA   2    106920000422062     98   $54,187.33     5246 Mohave    11.75%
1/1/11    89   $197091
93063     180  05   9422062   $55,000.  12/4/95   651.27    Simi
Valley
42   06   173  1    $285,000. 2/1/96

CA   2    106920000422063     98   $31,701.94     6 Moccasin Trail
11.25%    1/1/11    90   $161250
92679     180  03   9422063   $32,200.  12/1/95   371.05    Trabuco Canyon

42   00   173  1    $215,000. 2/1/96


CA   2    106920000422079     98   $38,576.61     20361 Via      10.625%
12/1/10   87   $328000
95014     180  03   9422079   $40,000.  11/17/95  445.26    Cupertino
39   00   172  1    $427,000. 1/1/96

CA   2    106920000422080     98   $33,039.71     4365 Bermuda   11.4%
1/15/11   90   $326519
92107     180  05   9422080   $35,000.  12/22/95  404.32    San
Diego
28   03   173  1    $405,000. 2/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112930000422089     98   $33,306.02     4195 Maurice   13.%
1/1/11    95   $123000
33445     180  05   9422089   $33,750.  12/4/95   427.02    Delray
Beach
48   02   173  1    $165,000. 2/1/96

CA   2    206920000422097     98   $29,355.7 465 Summerhill      10.5%
12/1/10   86   $210000
91901     180  03   9422097   $30,000.  11/17/95  331.62    Alpine
Area
44   01   172  1    $280,000. 1/1/96


CA   2    206920000422100     98   $47,288.67     891 Nancy Lane 10.75%
  12/1/10   90   $390400
94024     180  05   9422100   $48,800.  11/30/95  547.02    Los
Altos
35   00   172  1    $488,000. 1/1/96

CA   2    106930000422103     98   $28,652.42     1100 Brewster  12.%
12/1/10   95   $156000
94062     180  09   9422103   $29,200.  11/14/95  350.45    Redwood City
35   03   172  1    $195,000. 1/1/96


CA   2    106910000422104     98   $18,144.8 4142 Calaveras      10.05%
12/1/10   70   $92119
94521     180  05   9422104   $19,100.  11/28/95  205.83    Concord
51   01   172  1    $160,000. 1/1/96


NM   2    235920000422112     98   $28,842.02     712 Salida Sandia
10.75%    12/1/05   88   $197500
87105     120  05   9422112   $30,000.  12/1/95   409.02    Albuquerque
38   06   112  1    $260,000. 1/1/96

CA   2    106930000422113     98   $43,482.83     4382 Skylark   12.5%
1/1/11    95   $165000
92714     180  03   9422113   $44,000.  12/1/95   542.31    Irvine
45   00   173  1    $220,000. 2/1/96


CA   2    106910000422128     98   $33,887.13     2356 Pasatiempo
11.25%    12/1/10   90   $172500
94550     180  05   9422128   $34,500.  11/15/95  397.56    Livermore
41   06   172  1    $230,000. 1/1/96

CA   2    106920000422132     98   $73,542.07     617 Timberleaf
10.625%   1/1/11    89   $374400
94598     180  03   9422132   $74,850.  12/4/95   833.20    Walnut
Creek
36   00   173  1    $506,800. 2/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422133     98   $32,910.37     3643 Jefferson
11.375%   1/1/11    90   $264000
94404     180  09   9422133   $33,000.  12/4/95   382.88    Redwood City
50   00   173  1    $330,000. 2/1/96

CA   2    206930000422134     98   $84,565.18     6442 Glenknoll
12.93%    1/1/11    100  $202300
92686     180  05   9422134   $85,700.  12/5/95   1080.37   Yorba Linda
42   03   173  1    $288,000. 2/1/96


CA   2    106930000422141     98   $47,986.82     510 17th Street
12.625%   12/1/10   91   $260000
92648     180  05   9422141   $48,750.  11/20/95  604.83    Huntington
Beach
43   00   172  1    $342,000. 1/1/96

WA   2    153910000422143     98   $19,763.52     10706 Northeast
9.875%    12/1/10   68   $109544
98682     180  05   9422143   $26,000.  11/15/95  277.41    Vancouver
37   06   172  1    $200,000. 1/1/96


CA   2    106920000422150     98   $69,834.75     2128 Glastonbury
10.75%    12/1/10   90   $356250
91361     180  05   9422150   $71,200.  11/14/95  798.11    Thousand Oaks

43   06   172  1    $475,000. 1/1/96


CA   2    106930000422154     98   $25,558.77     1856 East      11.75%
12/1/10   92   $97868
91764     180  05   9422154   $26,000.  11/6/95   307.87    Ontario
37   06   172  1    $135,000. 1/1/96

CA   2    106930000422163     98   $23,957.14     8201 Newport   12.25%
1/1/11    95   $129600
95828     180  05   9422163   $24,300.  12/5/95   295.56    Sacramento
35   01   173  1    $162,000. 2/1/96


CA   2    106920000422164     98   $34,642.98     15 La Sordina  11.%
1/1/11    90   $175950
92688     180  03   9422164   $35,200.  12/1/95   400.08    Mission Viejo
38   00   173  1    $236,000. 2/1/96

CA   2    106920000422165     98   $29,103.24     110 Haskins Court
11.5%     1/1/11    90   $138750
95630     180  05   9422165   $29,550.  12/5/95   345.20    Folsom
44   06   173  1    $187,000. 2/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422169     98   $33,368.16     11253 Gramercy
10.75%    12/1/10   90   $77804
92505     180  05   9422169   $34,000.  11/17/95  381.12    Riverside
33   06   172  1    $125,000. 1/1/96

CA   2    106930000422170     98   $88,777.68     7380 Jaybrook  10.75%
12/1/10   90   $203150
94588     180  05   9422170   $92,500.  11/16/95  1036.88   Pleasanton
41   06   172  1    $330,000. 1/1/96


CA   2    206930000422186     98   $22,878.1 4019 Banbury   12.43%
1/1/11    100  $207800
94509     180  05   9422186   $23,200.  12/20/95  284.89    Antioch
44   03   173  1    $231,000. 2/1/96

CA   2    206930000422187     98   $17,530.69     2760 Dalisay   12.43%
1/1/11    94   $112945
92154     180  05   9422187   $18,000.  12/5/95   221.03    San
Diego
45   02   173  1    $140,000. 2/1/96


MD   2    124930000422196     98   $40,104.4 4901 Chevy     12.%
12/1/10   93   $214400
20815     180  05   9422196   $40,200.  12/5/95   413.50    Chevy
Chase
38   00   172  1    $275,000. 1/1/96


CA   2    106920000422199     98   $25,996.34     2185 Snowberry
10.5%     12/1/10   88   $149000
93063     180  05   9422199   $26,500.  11/18/95  292.93    Simi
Valley
42   06   172  1    $200,000. 1/1/96

CA   2    106920000422200     98   $29,419.56     12646 Hickory  11.%
12/1/10   90   $304000
92064     180  05   9422200   $30,000.  11/29/95  340.98    Poway
39   06   172  1    $373,000. 1/1/96


CA   2    106920000422202     98   $36,051.54     5 Calle Serra  10.5%
12/1/10   89   $183750
92688     180  03   9422202   $36,750.  11/30/95  406.23    Rancho Santa
31   00   172  1    $250,000. 1/1/96

NM   2    135920000422203     98   $32,400.38     65 Avenida Del
11.% 12/1/10   82   $171300
87008     180  07   9422203   $33,000.  10/20/95  375.08    Cedar
Crest
39   06   172  1    $250,000. 1/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    241930000422207     98   $49,264.56     5316 Eastlake  11.8%
1/1/11    92   $68526
97306     180  05   9422207   $50,000.  12/5/95   593.67    Salem
34   02   173  1    $130,000. 2/1/96

WA   2    253930000422208     98   $24,640.76     12246 Ridgepoint
12.55%    1/1/11    100  $155935
98383     180  05   9422208   $25,000.  12/4/95   308.94    Silverdale
41   02   173  1    $181,000. 2/1/96


CA   2    106920000422210     98   $91,218.49     2 Sunglen Way  11.55%
 1/1/11    90   $510000
94506     180  05   9422210   $92,700.  12/1/95   1085.86   Danville
47   01   173  1    $670,000. 2/1/96

CA   2    106920000422216     98   $24,617.72     10830 Hillcrest
11.375%   1/1/11    90   $155000
91730     180  05   9422216   $25,000.  12/5/95   290.06    Rancho
46   01   173  1    $200,000. 2/1/96


CO   2    208930000422226     98   $14,552.27     9681 West 74th
12.8%     1/1/11    95   $129508
80005     180  05   9422226   $14,750.  12/11/95  184.69    Arvada
50   02   173  1    $152,000. 2/1/96


CA   2    106930000422227     98   $19,653.39     9486 Lazy Creek
12.375%   12/1/10   100  $170097
95492     180  05   9422227   $20,000.  11/29/95  244.88    Windsor
40   06   172  1    $191,500. 1/1/96

CA   2    106920000422228     98   $30,581.4 533 Cambridge  11.% 2/1/11
  88   $187000
94510     180  03   9422228   $31,000.  1/19/96   352.35    Benicia
45   06   174  1    $250,000. 3/1/96


CA   2    106920000422230     98   $28,770.5 17952 East Alta     10.625%
1/1/11    90   $281237
92667     180  05   9422230   $29,250.  12/1/95   325.60    Villa
Park
38   06   173  1    $345,000. 2/1/96

DC   2    111910000422231     98   $38,223.89     1615 S Street  10.%
1/1/10    90   $312000
20009     168  07   9422231   $39,000.  12/6/95   419.10    Washington
23   00   161  1    $392,000. 2/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422232     98   $18,197.14     27526 Minaya
10.625%   1/1/11    82   $202500
92691     180  03   9422232   $18,500.  12/1/95   205.93    Mission Viejo
36   01   173  1    $270,000. 2/1/96

CA   2    206920000422233     98   $49,199.72     909 Inverness  10.875%
1/1/11    90   $296000
92270     180  09   9422233   $50,000.  12/5/95   564.38    Rancho Mirage
27   06   173  1    $386,000. 2/1/96


CA   2    206920000422236     98   $28,634.23     1760 9th Street
10.875%   1/1/11    85   $465600
90266     180  05   9422236   $29,100.  12/4/95   328.47    Manhattan
Beach
44   00   173  1    $585,000. 2/1/96

UT   2    149930000422238     98   $29,578.71     1219 East      12.3%
1/1/11    94   $123750
84105     180  05   9422238   $30,000.  12/8/95   365.86    Salt
Lake City
44   06   173  1    $165,000. 2/1/96


MN   2    127930000422260     98   $1,195.1  Route 2   11.75%    1/1/11
93   $94400
56572     180  05   9422260   $58,300.  12/15/95  690.35    Pelican
Rapids
44   03   173  1    $165,000. 2/1/96


IN   2    118930000422280     98   $25,348.09     Lot 14 Olde Town
12.3%     12/13/10  100  $103200
46304     180  05   9422280   $25,800.  12/14/95  314.64    Chesterton
35   00   172  1    $129,000. 1/13/96

CA   2    106920000422293     98   $53,683.44     457 Perkins Drive
10.75%    1/1/11    90   $110000
94541     180  05   9422293   $54,700.  12/1/95   613.16    Hayward
38   01   173  1    $183,000. 2/1/96


GA   2    213920000422295     98   $12,692.09     3950 Will Lee  10.8%
1/1/11    90   $64500
30349     180  05   9422295   $12,900.  12/11/95  145.01    College Park
36   02   173  1    $86,000.  2/1/96

CA   2    106920000422305     98   $26,502.54     230 Triana Way 11.75%
 1/1/11    85   $202100
94583     180  05   9422305   $26,900.  12/1/95   318.53    San
Ramon
44   00   173  1    $269,500. 2/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422307     98   $33,301.83     22086 Teresa   11.%
12/1/10   89   $195000
92692     180  03   9422307   $34,000.  11/13/95  386.44    Mission Viejo
34   01   172  1    $260,000. 1/1/96

CA   2    106930000422316     98   $62,886.95     2756 Orange    11.5%
1/1/11    100  $210978
91214     180  05   9422316   $64,000.  12/8/95   747.64    La
Crescenta Area
41   06   173  1    $275,000. 2/1/96


CA   2    106930000422318     98   $40,381.22     2835 Shannon   10.375%
 1/1/11    90   $202500
94080     180  03   9422318   $40,500.  12/6/95   366.69    South
San
43   00   173  1    $270,000. 2/1/96

WA   2    153930000422326     98   $26,511.64     614 204th Street
11.05%    12/1/10   93   $114000
98012     180  05   9422326   $27,000.  11/22/95  307.73    Bothell
43   06   172  1    $152,000. 1/1/96


WA   2    153930000422328     98   $18,361.78     9412 217th Street
11.05%    12/1/10   100  $168300
98020     180  05   9422328   $18,700.  11/22/95  213.13    Edmonds
37   06   172  1    $187,000. 1/1/96


UT   2    149930000422373     98   $29,490.9 491 North 1200      11.75%
1/1/11    95   $145000
84062     180  05   9422373   $30,000.  12/20/95  355.24    Pleasant Grove
44   06   173  1    $185,000. 2/1/96

CA   2    106930000422375     98   $22,182.53     1213 Morse Court
12.25%    1/1/11    100  $67500
95605     180  05   9422375   $22,500.  12/7/95   273.67    West
Sacramento
33   06   173  1    $90,000.  2/1/96


CA   2    106910000422376     98   $9,686.01 9822 East      9.75%
1/1/11    80   $202000
91780     180  01   9422376   $10,000.  12/7/95   105.94    Temple City
39   00   173  1    $265,000. 2/1/96

CA   2    106930000422380     98   $20,666.55     270 Mesa Verde
12.5%     1/1/11    100  $164000
95076     180  05   9422380   $21,000.  12/7/95   258.83    Watsonville
39   06   173  1    $186,000. 2/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422381     98   $42,393.31     16311 Monica   12.25%
 1/1/11    100  $172000
90701     180  05   9422381   $43,000.  12/6/95   523.01    Cerritos
46   06   173  1    $215,000. 2/1/96

CA   2    106920000422382     98   $27,196.69     473 El Cajon   11.%
1/1/11    90   $138750
95111     180  05   9422382   $27,700.  12/7/95   314.84    San
Jose
35   06   173  1    $185,000. 2/1/96


CA   2    106920000422383     98   $34,630.21     28031 Gallina  10.75%
1/1/11    90   $175850
92692     180  03   9422383   $35,200.  12/6/95   394.57    Mission Viejo
38   00   173  1    $235,000. 2/1/96

CA   2    106910000422384     98   $25,949.5 4074 Camellia  9.5% 1/1/11
 78   $203100
91604     180  05   9422384   $26,500.  12/7/95   276.72    Los
Angeles
21   00   173  1    $295,000. 2/1/96


CA   2    106930000422385     98   $12,807.89     26662 Lope De  11.75%
 1/1/11    95   $162981
92691     180  05   9422385   $13,000.  12/7/95   153.94    Mission Viejo
42   06   173  1    $186,000. 2/1/96


CA   2    106920000422401     98   $25,548.61     2229 Cordoba   11.25%
1/1/11    90   $129750
94509     180  05   9422401   $25,950.  12/1/95   299.03    Antioch
38   06   173  1    $173,000. 2/1/96

CA   2    206910000422407     98   $24,621.69     910 Wyval      12.99%
12/15/10  32   $6031
91720     180  05   9422407   $25,000.  12/5/95   316.15    Corona
29   06   172  1    $100,000. 1/15/96


CA   2    206910000422413     98   $24,635.03     17217 Gard     11.88%
1/1/11    35   $48824
90701     180  05   9422413   $25,000.  12/5/95   298.12    Artesia
35   06   173  1    $213,000. 2/1/96

WA   2    253930000422419     98   $28,602.07     1026 Hoyt      12.55%
1/1/11    94   $137198
98201     180  05   9422419   $29,000.  12/7/95   358.38    Everett
37   02   173  1    $177,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422424     98   $24,490.32     417 Sandy Creek
11.% 1/1/11    89   $249600
91902     180  05   9422424   $25,000.  12/1/95   284.15    Chula
Vista
39   06   173  1    $311,000. 2/1/96

IL   2    117930000422425     98   $49,131.92     2502 Bainbridge     11.5%
   12/21/10  99   $204000
60506     180  05   9422425   $50,000.  12/21/95  584.10    Aurora
35   00   172  1    $259,000. 1/21/96


CA   2    106910000422433     98   $48,197.77     1147 Grand     10.625%
1/1/11    90   $203000
91719     180  05   9422433   $49,000.  12/1/95   545.45    Corona
35   00   173  1    $280,000. 2/1/96

CA   2    106920000422435     98   $35,399.29     2527 Janet Lee
10.5%     12/1/10   89   $181500
91214     180  05   9422435   $36,300.  11/14/95  401.26    La
Crescenta Area
27   00   172  1    $245,000. 1/1/96


CA   2    106930000422436     98   $22,627.79     1991 Hill Avenue
11.5%     12/1/10   97   $102505
95501     180  05   9422436   $25,000.  11/29/95  292.05    Eureka
18   06   172  1    $132,000. 1/1/96


UT   2    149930000422441     98   $21,155.51     5332 South     12.375%
12/1/10   100  $73318
84107     180  05   9422441   $21,500.  11/27/95  263.25    Murray
45   06   172  1    $95,000.  1/1/96

CA   2    206930000422452     98   $24,599.95     29075 Poppy    12.43%
1/1/11    99   $149000
91351     180  05   9422452   $25,000.  12/7/95   306.99    Santa
Clarita
37   03   173  1    $176,000. 2/1/96


UT   2    249930000422454     98   $49,313.97     1363 West      12.55%
1/1/11    100  $158158
84025     180  05   9422454   $50,000.  12/7/95   617.89    Farmington
47   02   173  1    $209,000. 2/1/96

CO   2    206920000422455     98   $29,516.57     1491 East      10.8%
1/1/11    79   $98927
80122     180  07   9422455   $30,000.  12/8/95   337.22    Littleton
41   02   173  1    $165,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000422485     98   $37,743.12     198 South      11.925%
1/1/11    90   $99360
95678     180  05   9422485   $38,300.  12/8/95   457.82    Roseville
37   06   173  1    $153,000. 2/1/96

CA   2    106910000422486     98   $45,075.56     31 Headland    9.875%
1/1/11    64   $650000
90275     180  05   9422486   $46,000.  12/20/95  490.81    Rancho Palos
38   01   173  1    $1,100,000.    2/1/96


CA   2    206930000422493     98   $26,965.84     1370 Marigold  11.625%
 1/1/11    95   $146000
94928     180  05   9422493   $27,375.  12/8/95   321.97    Rohnert Park
48   01   173  1    $182,500. 2/1/96

CA   2    206930000422494     98   $42,039.2 3512 High Street    11.675%
 1/1/11    100  $27180
95838     180  05   9422494   $42,700.  12/8/95   503.58    Sacramento
25   06   173  1    $70,000.  2/1/96


CA   2    206930000422507     98   $24,653.14     14323 Breezeway
12.43%    1/1/11    98   $222735
92128     180  05   9422507   $25,000.  12/11/95  306.99    San
Diego
44   02   173  1    $253,000. 2/1/96


CO   2    208920000422508     98   $21,176.03     1517 Twin Sisters
10.375%   1/1/11    90   $112500
80501     180  05   9422508   $22,500.  12/7/95   246.97    Longmont
44   02   173  1    $150,000. 2/1/96

OR   2    241920000422509     98   $27,330.1 970 S Fir Street    11.8%
1/1/11    84   $81000
97013     180  05   9422509   $27,800.  12/8/95   330.08    Canby
38   03   173  1    $130,000. 2/1/96


CA   2    206930000422510     98   $39,097.06     4978 Antioch   12.55%
1/1/11    100  $174095
94587     180  05   9422510   $39,750.  12/8/95   491.22    Union
City
40   02   173  1    $214,000. 2/1/96

CA   2    106920000422516     98   $49,264.56     318 Narcissus  11.8%
12/10/10  90   $600000
92625     180  05   9422516   $50,000.  11/20/95  593.67    Corona
Del Mar
46   02   172  1    $725,000. 1/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208930000422524     98   $26,582.18     9874 Grove     12.75%
12/1/10   100  $122000
80030     180  03   9422524   $27,000.  11/21/95  337.19    Westminster
43   06   172  1    $149,000. 1/1/96

CA   2    206930000422525     98   $39,782.18     3209south Olive
13.25%    1/1/11    100  $176633
92707     180  05   9422525   $40,300.  12/1/95   516.54    Santa
Ana
46   06   173  1    $217,000. 2/1/96


CA   2    106920000422527     98   $40,916.26     1674 Calcite   10.625%
1/1/11    90   $333800
94550     180  05   9422527   $41,700.  12/11/95  464.19    Livermore
45   00   173  1    $417,500. 2/1/96

CA   1    106910000422534     98   $56,012.95     1711 Andreas   10.%
1/1/11    17   $0
95076     180  03   9422534   $57,000.  12/5/95   612.52    Watsonville
36   00   173  1    $346,000. 2/1/96


CA   2    106930000422537     98   $15,482.73     787 Beachnut   12.625%
1/1/11    95   $169600
93065     180  05   9422537   $15,850.  12/1/95   196.65    Simi
Valley
34   01   173  1    $212,000. 2/1/96


CA   2    206930000422575     98   $23,195.83     1215 West      13.5%
1/1/11    100  $171162
92802     180  05   9422575   $23,500.  12/7/95   305.11    Anaheim
34   06   173  1    $195,000. 2/1/96

WA   2    153930000422583     98   $20,962.64     1225 65th      12.5%
12/1/10   100  $146500
98424     180  05   9422583   $21,300.  11/21/95  262.53    Tacoma
49   06   172  1    $168,000. 1/1/96


CA   2    206930000422591     98   $26,584.22     11119 Hershey  11.3%
1/1/11    95   $144000
91352     180  05   9422591   $27,000.  12/11/95  311.99    Los
Angeles
43   01   173  1    $180,000. 2/1/96

GA   2    113920000422593     98   $21,313.87     1354 Treewood  9.9%
1/1/11    90   $108250
30062     180  05   9422593   $21,750.  12/29/95  232.40    Marietta
42   00   173  1    $145,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422601     98   $39,207.19     1192 Zumstein  11.5%
1/1/11    100  $168026
95366     180  05   9422601   $39,900.  12/1/95   466.11    Ripon
26   06   173  1    $208,000. 2/1/96

CA   2    106930000422602     98   $44,316.61     899 Windridge  11.5%
1/1/11    100  $203150
92069     180  05   9422602   $45,000.  12/4/95   525.69    San
Marcos
36   06   173  1    $250,000. 2/1/96


CA   2    106920000422604     98   $24,613.25     6317 North     11.25%
1/1/11    81   $221712
91775     180  05   9422604   $25,000.  12/8/95   288.09    Temple City
44   06   173  1    $305,000. 2/1/96

CA   2    106920000422605     98   $13,674.99     1806 Allepo Court
10.75%    1/1/11    90   $111600
91362     180  01   9422605   $13,900.  12/12/95  155.81    Thousand Oaks

45   00   173  1    $139,500. 2/1/96


CA   2    106920000422606     98   $36,508.7 311 South 14th      10.75%
1/1/11    90   $186000
95112     180  05   9422606   $37,200.  12/8/95   416.99    San
Jose
31   06   173  1    $248,000. 2/1/96


CA   2    106920000422607     98   $46,961.3 1103 Dwyer     11.% 1/1/11
90   $235500
95120     180  05   9422607   $47,100.  12/11/95  448.54    San
Jose
34   00   173  1    $314,000. 2/1/96

CA   2    106920000422611     98   $28,551.42     380 Via Largo  11.25%
1/1/11    90   $232000
95037     180  05   9422611   $29,000.  12/7/95   334.18    Morgan Hill
40   00   173  1    $290,000. 2/1/96


CA   2    106920000422614     98   $43,387.67     665 Laguna Drive
11.% 1/1/11    90   $348000
93065     180  05   9422614   $43,500.  12/11/95  414.26    Simi
Valley
41   06   173  1    $435,000. 2/1/96

CA   2    106920000422616     98   $28,235.42     3808 Santa Cruz
10.75%    1/1/11    90   $230350
93063     180  05   9422616   $28,700.  12/11/95  321.71    Simi
Valley
41   00   173  1    $288,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422618     98   $33,706.37     1228 Oak Knoll      11.%
1/1/11    90   $276640
95129     180  05   9422618   $34,500.  11/29/95  392.13    San
Jose
40   00   173  1    $346,000. 2/1/96

IL   2    117930000422624     98   $25,536.28     504 Wesley     12.3%
12/29/10  100  $103600
61821     180  05   9422624   $25,900.  12/29/95  315.86    Champaign
40   00   172  1    $129,500. 1/29/96


CA   2    206930000422626     98   $24,605.94     11820 Redbank  12.55%
  12/5/10   100  $120000
91352     180  05   9422626   $25,000.  12/1/95   308.94    Sun
Valley (area)
38   01   172  1    $145,000. 1/5/96

CA   2    106920000422636     98   $28,755.9 2509 South     10.885%
12/1/10   90   $150000
92704     180  05   9422636   $30,000.  11/27/95  338.82    Santa
Ana
45   06   172  1    $200,000. 1/1/96


CA   2    106910000422647     98   $25,613.7 28821 Aloma    12.15%
1/5/11    83   $148000
92677     180  05   9422647   $26,000.  12/14/95  314.56    Laguna
Niguel
40   02   173  1    $210,000. 2/5/96


CA   2    106930000422648     98   $39,467.19     412 Topsail Drive
12.9%     1/10/11   95   $182000
94591     180  05   9422648   $40,000.  12/21/95  503.47    Vallejo
41   02   173  1    $235,000. 2/10/96

CA   2    106920000422649     98   $34,478.05     7938 McConnell
11.65%    1/15/11   91   $421460
90045     180  05   9422649   $35,000.  12/14/95  412.21    Los
Angeles
38   02   173  1    $505,000. 2/15/96


CA   2    106920000422651     90   $47,763.74     2883 Fieldview
11.4%     2/10/11   90   $388000
94583     180  05   9422651   $48,500.  2/1/96    563.49    San Ramon
36   00   174  1    $485,000. 3/10/96

IL   2    117910000422656     98   $29,241.  12090 Walker   10.4%
1/10/11   66   $101127
60439     180  05   9422656   $30,000.  1/5/96    329.76    Lemont
42   02   173  1    $200,000. 2/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
GA   2    113920000422657     98   $16,461.94     3130 Shaw Road
13.65%    12/8/10   95   $103000
30066     180  05   9422657   $16,700.  12/4/95   218.49    Marietta
49   02   172  1    $126,000. 1/8/96

CA   2    106930000422658     98   $9,765.05 8218 Creekside      12.9%
1/10/11   94   $341300
94568     180  05   9422658   $10,000.  12/21/95  125.87    Dublin
32   03   173  1    $375,000. 2/10/96


CA   2    206930000422663     98   $61,084.9 27692 East 16th     13.3%
12/1/10   100  $89481
94544     180  05   9422663   $62,000.  11/14/95  796.73    Hayward
50   06   172  1    $152,500. 1/1/96

ID   2    216920000422665     98   $11,216.32     1261 McKinley  10.8%
1/1/11    90   $46874
83201     180  05   9422665   $11,400.  12/11/95  128.14    Pocatello
34   02   173  1    $65,100.  2/1/96


CA   2    106930000422671     98   $11,800.97     3833 Lake      12.%
12/1/10   98   $153000
94555     180  05   9422671   $12,000.  11/22/95  144.02    Fremont
45   06   172  1    $170,000. 1/1/96


CA   2    106920000422677     98   $38,081.63     446 Fontanelle
11.125%   1/2/11    90   $168750
95111     180  05   9422677   $38,250.  12/12/95  367.88    San
Jose
48   06   173  1    $230,000. 2/1/96

CA   2    106910000422679     98   $24,571.86     36819 Nutmeg
10.125%   1/1/11    53   $111000
94560     180  05   9422679   $25,000.  12/11/95  270.57    Newark
48   06   173  1    $260,000. 2/1/96


CA   2    106920000422687     98   $27,823.14     35481 Lancero  10.75%
12/1/10   90   $141750
94536     180  05   9422687   $28,350.  11/16/95  317.79    Fremont
31   06   172  1    $189,000. 1/1/96

CA   2    106920000422696     98   $48,089.41     9470 Glen Arbor
10.75%    12/1/10   90   $230000
95005     180  05   9422696   $49,000.  11/9/95   549.26    Ben
Lomond
24   01   172  1    $310,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000422699     98   $18,646.92     6474 D Street  10.75%
12/1/10   90   $95250
97478     180  05   9422699   $19,000.  11/16/95  212.98    Springfield
31   01   172  1    $127,000. 1/1/96

CA   2    106920000422703     98   $46,187.69     600 Butte Street
11.55%    1/1/11    86   $251000
94965     180  05   9422703   $47,000.  12/19/95  550.54    Sausalito
41   02   173  1    $350,000. 2/1/96


CA   2    106920000422704     98   $4,780.06 39993 Fremont  11.9%
1/1/11    90   $88500
94538     180  05   9422704   $17,700.  12/13/95  211.29    Fremont
47   00   173  1    $118,000. 2/1/96

CA   2    106930000422705     98   $19,734.46     6357 Amberly   12.9%
1/15/11   95   $150600
92120     180  05   9422705   $20,000.  1/4/96    251.73    San Diego
33   03   173  1    $181,000. 2/15/96


NY   2    136920000422706     98   $21,266.47     1064 Fenwood   11.35%
 12/15/10  90   $108700
11580     180  05   9422706   $21,700.  12/7/95   251.43    N.
Valley Stream
29   00   172  1    $145,000. 1/15/96


WA   2    153920000422710     98   $23,483.13     600 Klickitat  11.45%
1/1/11    90   $191200
98110     180  05   9422710   $23,900.  12/11/95  278.44    Bainbridge
Island
32   00   173  1    $240,000. 2/1/96

CA   2    106930000422711     98   $42,393.31     24245 Juanita  12.25%
1/1/11    96   $172295
92677     180  09   9422711   $43,000.  12/12/95  523.01    Laguna
Niguel
47   06   173  1    $225,000. 2/1/96


GA   2    113920000422712     98   $23,701.19     4538 Kingsgate
10.75%    1/1/11    90   $120750
30338     180  05   9422712   $24,150.  12/12/95  270.71    Dunwoody
40   00   173  1    $161,000. 2/1/96

CA   2    106920000422713     98   $35,770.97     4700 Moon Lake
11.7%     1/1/11    85   $179250
95667     180  05   9422713   $35,850.  12/12/95  360.50    Placerville
50   00   173  1    $255,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422714     98   $40,717.32     3288 Kato Court
12.25%    1/1/11    100  $123700
95682     180  05   9422714   $41,300.  12/11/95  502.33    Shingle Springs

48   06   173  1    $165,000. 2/1/96

CA   2    106920000422715     98   $31,516.2 211 Mayhew     11.5%
1/1/11    81   $206500
94596     180  05   9422715   $32,000.  12/8/95   373.82    Walnut
Creek
50   00   173  1    $295,000. 2/1/96


CA   2    106930000422716     98   $36,296.74     402 Ray Street 10.5%
12/1/10   90   $47724
93308     180  05   9422716   $37,000.  11/22/95  409.00    Bakersfield
39   06   172  1    $95,000.  1/1/96

DC   2    111920000422717     98   $46,318.15     2230 California     9.%
1/1/11    86   $232500
20008     180  05   9422717   $46,500.  12/15/95  374.15    Washington
44   00   173  1    $325,000. 2/1/96


DC   2    111920000422718     98   $9,781.41 3051 Idaho     9.375%
9/1/10    90   $59300
20016     180  01   9422718   $10,000.  8/31/95   83.18     Washington
42   00   169  1    $77,000.  10/1/95


CA   2    106920000422720     98   $21,153.5 12561 Caminito      10.8%
1/1/11    85   $161250
92128     180  03   9422720   $21,500.  12/12/95  241.68    San
Diego
30   01   173  1    $215,000. 2/1/96

CA   2    206920000422721     98   $48,068.65     1452 Chavez Way
10.5%     12/1/10   90   $203000
95131     180  05   9422721   $49,000.  11/30/95  541.65    San
Jose
36   01   172  1    $280,000. 1/1/96


WA   2    253930000422723     98   $24,623.76     25232 111th    11.55%
1/1/11    91   $115951
98031     180  05   9422723   $25,000.  12/8/95   292.84    Kent
40   03   173  1    $155,000. 2/1/96

OR   2    241920000422724     98   $39,389.94     1561 Ne   12.8%
1/1/11    93   $106000
97013     180  05   9422724   $40,000.  12/8/95   500.84    Canby
42   02   173  1    $157,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000422726     98   $34,433.44     10161 Mountain
10.75%    1/1/11    90   $175013
80126     180  03   9422726   $35,000.  12/6/95   392.34    Highlands
Ranch
31   06   173  1    $234,000. 2/1/96

CA   2    206920000422727     98   $49,176.5 7762 Pendon    12.05%
1/1/11    90   $308000
92009     180  05   9422727   $50,000.  12/13/95  516.23    Carlsbad
35   02   173  1    $400,000. 2/1/96


CA   2    206920000422728     98   $23,526.02     45597 Corte    11.125%
1/1/11    89   $187000
92542     180  03   9422728   $23,900.  12/11/95  273.53    Temecula  Area
44   06   173  1    $239,000. 2/1/96

NV   2    232930000422729     98   $26,150.66     8025 James     11.8%
12/15/10  95   $99750
89128     180  05   9422729   $26,600.  12/14/95  315.83    Las
Vegas
45   01   172  1    $133,000. 1/15/96


CA   2    106920000422730     98   $68,756.66     7776 Topaz Circle
11.25%    12/1/10   89   $203150
94568     180  05   9422730   $70,000.  11/13/95  806.64    Dublin
43   06   172  1    $310,000. 1/1/96


CA   2    206930000422731     98   $32,563.04     3242 Meade     12.93%
1/1/11    92   $91100
92116     180  05   9422731   $33,000.  12/13/95  416.01    San
Diego
48   06   173  1    $135,000. 2/1/96

OR   2    141920000422732     98   $16,684.08     2620 North     10.75%
12/1/10   88   $188000
97013     180  05   9422732   $17,000.  11/2/95   190.56    Canby
30   06   172  1    $235,000. 1/1/96


CA   2    206920000422733     98   $19,230.11     307 Nevada Street
10.55%    1/1/06    82   $168000
94110     120  05   9422733   $20,000.  12/12/95  270.43    San
Francisco
44   03   113  1    $230,000. 2/1/96

CA   2    106920000422746     98   $25,036.7 16155 De Witt  11.%
12/1/10   85   $191250
95037     180  05   9422746   $25,500.  11/14/95  289.83    Morgan Hill
43   00   172  1    $255,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422748     98   $29,535.61     25136 Poderio  12.%
1/1/11    97   $143130
92065     180  03   9422748   $30,000.  12/4/95   360.05    Ramona
49   06   173  1    $180,000. 2/1/96

WA   2    153920000422751     98   $36,689.16     2201 179th     10.5%
1/1/11    89   $187125
98052     180  05   9422751   $37,400.  12/4/95   413.42    Redmond
41   00   173  1    $255,000. 2/1/96


GA   2    113910000422754     98   $119,423.04    340 Gear Road  9.75%
 1/1/11    75   $203100
30622     180  05   9422754   $121,900. 12/4/95   1291.36   Bogart
19   01   173  1    $435,000. 2/1/96

WA   2    153910000422755     98   $23,191.28     15881 Sandy    10.%
1/1/11    65   $73400
98370     180  05   9422755   $23,600.  12/5/95   253.61    Poulsbo
50   06   173  1    $150,000. 2/1/96


MD   2    224930000422756     98   $28,542.82     2 Offspring Court
12.55%    1/1/11    95   $106443
21128     180  05   9422756   $29,000.  12/22/95  358.38    Perry
Hall
47   03   173  1    $143,000. 2/1/96


CA   2    206930000422757     98   $23,310.08     21292 Limber   12.05%
1/1/11    94   $196816
92692     180  05   9422757   $23,650.  12/12/95  284.60    Mission Viejo
44   06   173  1    $235,000. 2/1/96

CA   2    206930000422759     98   $38,089.56     43308 Lookabout
12.55%    12/6/10   100  $126056
93532     180  05   9422759   $38,750.  12/2/95   478.86    Lake
Hughes
24   01   172  1    $165,000. 1/6/96


CA   2    106920000422771     98   $20,154.44     1112 Kilkarney
10.3%     1/1/11    89   $199200
94598     180  05   9422771   $20,500.  12/12/95  224.07    Walnut
Creek
42   01   173  1    $249,000. 2/1/96

CA   2    106920000422775     98   $31,130.94     730 Alameda De
10.3%     11/30/10  90   $255600
94002     178  05   9422775   $31,950.  12/31/95  350.05    Belmont
18   06   171  1    $320,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422777     98   $49,131.01     187 Conifer Circle
11.5%     12/1/10   87   $113740
91301     180  03   9422777   $50,000.  11/16/95  584.09    Agoura
50   06   172  1    $190,000. 1/1/96

CA   2    106930000422779     98   $47,214.09     7710 Pineville
11.75%    12/1/10   97   $247900
94552     180  03   9422779   $50,000.  11/16/95  592.07    Castro
Valley
35   06   172  1    $310,000. 1/1/96


CA   2    206910000422781     98   $53,923.77     1857 Hekpa Drive
10.175%   1/1/11    78   $130270
96150     180  05   9422781   $55,000.  12/13/95  596.94    South
Lake Tahoe
44   06   173  1    $240,000. 2/1/96

FL   2    112920000422808     98   $78,598.16     701 Warren Road
11.4%     1/1/11    90   $258936
33549     180  05   9422808   $80,000.  12/28/95  929.48    Lutz
38   06   173  1    $378,000. 2/1/96


MD   2    124930000422809     98   $14,779.39     2916 Marlow    11.8%
1/1/11    95   $211000
20904     180  05   9422809   $15,000.  12/15/95  178.10    Silver
Spring
44   02   173  1    $239,000. 2/1/96


CO   2    208910000422817     98   $15,218.68     1379 Kerr Gulch
9.525%    1/1/11    42   $207000
80439     180  05   9422817   $23,000.  12/22/95  240.52    Evergreen
31   06   173  1    $550,000. 2/1/96

WA   2    253920000422820     98   $48,842.97     11323 Se 269th
11.04%    1/1/11    88   $112558
98031     180  05   9422820   $50,000.  12/13/95  569.55    Kent
37   02   173  1    $185,000. 2/1/96


CA   2    206920000422824     98   $42,428.71     4454 17th Street
10.25%    1/1/11    89   $351200
94114     180  05   9422824   $43,900.  12/11/95  478.49    San
Francisco
35   00   173  1    $445,000. 2/1/96

CA   2    206920000422836     98   $49,005.38     4440 West 59th
9.99%     12/10/10  80   $160462
90043     180  05   9422836   $50,000.  12/5/95   537.00    Los
Angeles
44   01   172  1    $265,000. 1/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000422860     98   $31,077.82     6555 Paradise  12.8%
1/1/11    100  $148461
92114     180  05   9422860   $31,500.  12/15/95  394.41    San
Diego
48   06   173  1    $180,000. 2/1/96

WA   2    253910000422862     98   $16,297.61     19836 31st     9.5%
1/1/06    76   $107580
98155     120  05   9422862   $17,000.  12/13/95  219.98    Seattle
46   02   113  1    $165,000. 2/1/96


FL   2    212930000422864     98   $16,016.38     3082 Lillian Lane
11.55%    1/1/11    100  $117603
33063     180  05   9422864   $16,300.  12/15/95  190.93    Margate
44   02   173  1    $134,000. 2/1/96

CA   2    206930000422868     98   $22,596.38     2965 Mc Cloud
12.125%   1/1/11    82   $102270
91761     180  03   9422868   $22,950.  12/14/95  277.29    Ontario
36   06   173  1    $153,000. 2/1/96


UT   2    249930000422870     98   $19,405.62     3047 South     13.125%
1/1/11    100  $67242
84010     180  01   9422870   $19,700.  12/18/95  250.88    Bountiful
50   03   173  1    $87,000.  2/1/96


HI   2    215920000422871     98   $68,929.46     2540 Henry Street
11.375%   1/1/11    68   $212441
96817     180  05   9422871   $70,000.  12/13/95  812.18    Honolulu
36   06   173  1    $421,000. 2/1/96

CA   2    206930000422872     98   $35,935.27     1728 Juniper   12.625%
1/1/11    94   $192000
90503     180  01   9422872   $36,000.  12/13/95  446.64    Torrance
47   00   173  1    $243,000. 2/1/96


CA   2    106930000422873     98   $44,078.1 1368 Corvidae  12.625%
1/1/11    92   $299850
92009     180  03   9422873   $45,000.  12/1/95   558.30    Carlsbad
35   00   173  1    $375,000. 2/1/96

CA   2    206930000422876     98   $47,144.3 13817 Mindora  12.55%
12/7/10   99   $203000
91342     180  05   9422876   $48,000.  12/4/95   593.17    Sylmar
36   01   172  1    $255,000. 1/7/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422880     98   $16,718.51     2724 Crystal Tree
10.5%     1/1/11    81   $114037
96001     180  05   9422880   $17,000.  12/6/95   187.92    Redding
32   06   173  1    $162,000. 2/1/96

CA   2    106920000422883     98   $58,884.95     825 Spruance   10.75%
1/1/11    90   $203150
94404     180  09   9422883   $60,000.  12/4/95   672.57    Foster
City
34   01   173  1    $295,000. 2/1/96


CA   2    106920000422884     98   $52,255.03     160 Los Angeles
11.25%    12/1/10   90   $243552
94960     180  05   9422884   $53,200.  11/29/95  613.05    San
Anselmo
46   01   172  1    $330,000. 1/1/96

CA   2    106930000422885     98   $27,022.55     24709 Ravenna  11.5%
12/1/10   94   $151655
90745     180  05   9422885   $27,500.  11/28/95  321.25    Carson
31   06   172  1    $192,000. 1/1/96


CA   2    106930000422886     98   $27,744.52     2475 Mountain  11.5%
12/1/10   100  $111571
91767     180  05   9422886   $28,300.  11/2/95   330.60    Pomona
44   06   172  1    $140,000. 1/1/96


CA   2    106920000422888     98   $42,519.43     9361 Beckford  11.05%
1/1/11    85   $201600
91324     180  05   9422888   $43,200.  12/12/95  492.37    Los
Angeles
38   00   173  1    $288,000. 2/1/96

CA   2    106920000422889     98   $55,858.33     5636 Kent Place
11.05%    1/1/11    90   $203000
93117     180  05   9422889   $58,000.  12/8/95   661.05    Goleta
43   00   173  1    $290,000. 2/1/96


CA   2    106920000422891     98   $24,606.19     18920 Killimore
11.05%    1/1/11    90   $220000
91326     180  05   9422891   $25,000.  12/6/95   284.93    Los
Angeles
36   00   173  1    $275,000. 2/1/96

CA   2    106930000422892     98   $20,800.17     9500 Pico Vista
12.9%     3/15/11   95   $157800
90240     180  05   9422892   $21,000.  2/16/96   264.32    Downey
38   02   175  1    $190,000. 4/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422893     90   $9,860.84 9556 Hickory   12.4%
1/10/11   96   $59635
92345     180  05   9422893   $10,000.  12/29/95  122.60    Hesperia
28   06   173  1    $73,000.  2/10/96

CA   2    106920000422899     98   $14,746.56     129 South      11.8%
12/1/10   86   $202800
92807     180  05   9422899   $15,000.  11/16/95  178.11    Anaheim
47   02   172  1    $255,000. 1/1/96


CA   2    106920000422901     98   $73,673.87     1470      11.3%
12/10/10  91   $375851
93460     180  05   9422901   $75,000.  11/14/95  866.63    Santa
Ynez
43   01   172  1    $500,000. 1/10/96

CA   2    106910000422904     98   $17,967.12     4551 Don Miguel
11.3%     11/10/10  90   $148000
90008     180  05   9422904   $18,500.  10/25/95  213.77    Los
Angeles
31   00   171  1    $185,000. 12/10/95


VA   2    151930000422948     98   $35,921.5 2836 Brook Drive    11.75%
  1/1/11    93   $192000
22042     180  05   9422948   $36,000.  12/15/95  363.39    Falls
Church
41   00   173  1    $247,000. 2/1/96


VA   2    151930000422950     98   $25,153.42     8186 Cliffview
12.5%     1/1/11    94   $134400
22153     180  03   9422950   $25,200.  12/15/95  268.95    Springfield
46   00   173  1    $170,000. 2/1/96

CA   2    106930000422953     98   $39,442.15     42926 Everglades
12.375%   1/1/11    98   $185000
94538     180  05   9422953   $40,000.  12/26/95  489.76    Fremont
50   01   173  1    $231,500. 2/1/96


IN   2    118930000422955     98   $29,874.48     Rt 7 Box Es 8  12.3%
12/29/10  100  $121200
47460     180  05   9422955   $30,300.  12/29/95  369.52    Spencer
36   00   172  1    $152,000. 1/29/96

CA   2    106920000422956     98   $71,002.42     1386 Miller Drive
11.125%   1/1/11    90   $326699
90069     180  05   9422956   $76,000.  12/13/95  869.79    Los
Angeles
30   06   173  1    $450,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    136920000422963     98   $16,692.22     206 Pine Street     11.3%
   12/10/10  90   $136000
11762     180  05   9422963   $17,000.  12/8/95   196.44    Massapequa
Park
33   00   172  1    $170,000. 1/10/96

CA   2    106920000422964     98   $16,036.63     1440 Los Robles
11.65%    1/1/11    90   $151900
91104     180  05   9422964   $19,000.  12/26/95  223.77    Pasadena
34   00   173  1    $189,900. 2/1/96


CA   2    206930000422965     98   $40,427.28     207 Park Rose  12.43%
1/1/11    95   $203150
91016     180  05   9422965   $41,000.  12/21/95  503.47    Monrovua
40   06   173  1    $257,000. 2/1/96

CA   2    206930000422966     98   $59,147.97     13070 Apple    12.18%
1/1/11    90   $280832
95693     180  05   9422966   $60,000.  12/18/95  727.07    Wilton
45   02   173  1    $380,000. 2/1/96


CA   2    106920000422967     98   $61,007.65     18549 Doral Way
10.875%   1/1/11    90   $497500
91356     180  03   9422967   $62,000.  12/13/95  699.83    Los
Angeles
43   00   173  1    $625,000. 2/1/96


CA   2    106930000422977     98   $24,613.6 8504 Aspen Crest    13.%
12/1/10   100  $126000
95624     180  05   9422977   $25,000.  11/13/95  316.31    Elk
Grove
45   06   172  1    $151,000. 1/1/96

CA   2    206930000422980     98   $37,920.46     187 North      13.99%
12/15/10  94   $178768
91320     180  05   9422980   $38,450.  12/7/95   511.80    Newbury Park
46   06   172  1    $232,000. 1/15/96


CA   2    106930000422981     98   $49,891.02     5755 Allott    11.75%
1/1/11    95   $268000
91401     180  05   9422981   $50,000.  12/13/95  504.70    City
Of Los
12   00   173  1    $335,000. 2/1/96

CA   2    106920000422985     98   $21,881.62     23318 Cedartown
10.5%     1/1/11    84   $193500
91321     180  05   9422985   $22,250.  12/6/95   245.95    Newhall Area
36   06   173  1    $258,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000422987     98   $31,961.91     789 Eucalyptus
10.5%     1/1/11    90   $260000
94947     180  05   9422987   $32,500.  12/7/95   359.25    Novato
34   00   173  1    $325,500. 2/1/96

CA   2    106920000422988     98   $22,914.18     1103 Crest Ridge
10.5%     1/1/11    90   $154000
94521     180  09   9422988   $23,300.  12/7/95   257.56    Concord
44   01   173  1    $197,000. 2/1/96


CA   2    106920000422989     98   $24,430.22     3507 Hunters   10.75%
1/1/11    90   $323052
94558     180  05   9422989   $25,000.  12/4/95   280.24    Napa
46   06   173  1    $390,000. 2/1/96

CA   2    106920000422991     98   $38,091.86     19541 Misty    10.95%
1/1/11    90   $194450
92679     180  03   9422991   $38,800.  12/13/95  439.78    Trabuco
Canyon
41   00   173  1    $260,000. 2/1/96


CA   2    106920000422992     98   $36,490.01     4615 Royal     10.55%
1/1/11    90   $183750
95136     180  05   9422992   $36,700.  12/15/95  337.08    San
Jose
32   01   173  1    $245,000. 2/1/96


CA   2    106920000422993     98   $34,118.61     1517 San Ardo  11.5%
1/1/11    90   $242022
95125     180  05   9422993   $35,000.  12/12/95  408.87    San
Jose
37   06   173  1    $310,000. 2/1/96

CA   2    106930000422994     98   $27,407.79     3009 Grant Street
12.25%    1/1/11    95   $108000
94520     180  05   9422994   $27,800.  12/13/95  338.13    Concord
44   06   173  1    $143,000. 2/1/96


CA   2    206930000422995     98   $17,908.3 625-627 West   12.43%
1/1/11    93   $137596
91001     180  05   9422995   $20,000.  12/20/95  245.59    Altadena
41   06   173  1    $170,000. 2/1/96

CA   2    106920000422996     98   $29,033.14     17425 Parthenia     11.%
1/1/11    90   $236000
91325     180  05   9422996   $29,500.  12/1/95   335.30    City
Of Los
32   00   173  1    $295,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000422999     98   $60,046.68     1729 Rockville Rd
12.% 1/1/11    100  $256000
94585     180  05   9422999   $64,000.  12/15/95  768.11    Suisun
City
25   06   173  1    $320,000. 2/1/96

CA   2    106920000423005     98   $41,372.26     4227 Guilford  11.625%
1/1/11    90   $203000
94550     180  05   9423005   $42,000.  12/7/95   493.99    Livermore
37   01   173  1    $275,000. 2/1/96


CA   2    106920000423006     98   $21,466.59     15130 Venetian
11.375%   1/1/11    84   $203150
95037     180  05   9423006   $21,800.  12/6/95   252.94    Morgan Hill
38   01   173  1    $268,000. 2/1/96

OH   2    139930000423007     98   $15,777.39     16259 Edgington
12.4%     2/1/11    100  $63900
45176     180  05   9423007   $16,000.  2/1/96    196.16    Williamsburg
38   00   174  1    $79,900.  3/1/96


UT   2    149930000423013     98   $33,725.28     2503 Taylor    11.425%
1/1/06    100  $72931
84401     120  05   9423013   $34,900.  12/7/95   489.18    Ogden
30   06   113  1    $108,000. 2/1/96


CA   2    206930000423017     98   $49,313.97     28 Overpass Road
12.55%    1/1/11    94   $189311
95076     180  05   9423017   $50,000.  12/31/95  617.89    Watsonville
50   02   173  1    $255,000. 2/1/96

WA   2    253910000423019     98   $36,136.17     17025     9.55%
1/1/11    80   $115156
98037     180  05   9423019   $36,800.  12/14/95  385.39    Lynnwood
45   02   173  1    $191,000. 2/1/96


FL   2    212930000423020     98   $30,494.07     8034 Brocatal  12.175%
1/1/11    100  $68814
32822     180  05   9423020   $31,000.  12/15/95  375.55    Orlando
40   02   173  1    $100,000. 2/1/96

CA   2    206920000423025     98   $20,798.88     1847 Gabriel   10.55%
1/1/11    90   $169600
95403     180  05   9423025   $21,200.  12/14/95  235.00    Santa
Rosa
50   06   173  1    $212,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423038     98   $22,045.5 495 Equity Court    11.%
1/1/11    89   $179200
95492     180  05   9423038   $22,400.  12/18/95  254.60    Windsor
17   01   173  1    $228,000. 2/1/96

OR   2    241930000423053     98   $19,705.27     2244 Wisconsin
11.8%     1/1/11    92   $80000
97402     180  05   9423053   $20,000.  12/15/95  237.47    Eugene
35   02   173  1    $109,500. 2/1/96


CA   2    106920000423060     98   $13,156.57     131 North Third     11.%
12/1/10   90   $107100
93906     180  05   9423060   $13,400.  11/30/95  152.30    Salinas
47   01   172  1    $134,000. 1/1/96

CA   2    106930000423061     98   $35,782.32     2050 Darin Drive
11.75%    12/1/10   100  $60582
95521     180  05   9423061   $36,400.  11/30/95  431.02    Arcata
44   06   172  1    $97,500.  1/1/96


UT   2    149920000423070     98   $27,418.36     7937 South     9.5%
1/1/11    85   $210000
84121     180  05   9423070   $28,000.  12/11/95  292.38    Salt
Lake City
29   06   173  1    $280,000. 2/1/96


WA   2    253930000423075     98   $11,204.29     3918 North     11.88%
1/1/11    99   $111297
98407     180  05   9423075   $11,400.  12/15/95  135.94    Tacoma
30   02   173  1    $125,000. 2/1/96

CA   2    206930000423077     98   $15,162.86     15260 Orchid   11.3%
1/1/11    100  $64531
92335     180  05   9423077   $15,400.  12/15/95  177.95    Fontana
26   02   173  1    $80,000.  2/1/96


UT   2    149920000423083     98   $650.71   685 West 2225  11.8%
1/1/11    90   $160900
84075     180  05   9423083   $23,000.  12/18/95  273.09    Syracuse
49   06   173  1    $205,000. 2/1/96

WA   2    253930000423091     98   $22,161.36     13314 Se 181st
11.55%    1/1/11    100  $176880
98058     180  05   9423091   $22,500.  12/15/95  263.56    Renton
40   02   173  1    $200,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423092     98   $30,394.08     41433 Ellen Street
10.625%   1/1/11    90   $154500
94538     180  05   9423092   $30,900.  12/15/95  343.97    Fremont
44   01   173  1    $206,000. 2/1/96

CA   2    106930000423100     98   $38,796.96     844 Mango      11.375%
1/1/11    95   $215200
94087     180  05   9423100   $40,300.  12/7/95   467.58    Sunnyvale
42   00   173  1    $269,000. 2/1/96


MD   2    124920000423104     98   $42,395.13     53 New    10.55%
2/1/11    85   $105500
21158     180  05   9423104   $43,000.  12/29/95  476.66    Westminster
43   06   174  1    $175,000. 3/1/96

MD   2    124930000423105     98   $54,935.97     21006 York Road
12.05%    1/1/11    100  $128000
21120     180  05   9423105   $55,800.  12/20/95  671.49    Parkton
43   06   173  1    $185,000. 2/1/96


FL   2    212910000423106     98   $47,172.47     108 West  10.05%
1/1/11    80   $83560
32746     180  05   9423106   $48,000.  12/20/95  517.28    Lake
Mary
30   02   173  1    $165,000. 2/1/96


CO   2    208920000423119     98   $26,553.92     4421 Picadilly
10.525%   1/1/11    78   $180953
80526     180  05   9423119   $27,000.  12/22/95  298.88    Fort
Collins
39   02   173  1    $267,000. 2/1/96

CA   2    106930000423120     98   $35,203.27     18 Parterre    11.375%
1/1/11    95   $190900
92610     180  03   9423120   $35,750.  12/12/95  414.79    Foothill Ranch

41   00   173  1    $238,651. 2/1/96


CA   2    206930000423128     98   $49,337.57     4326 Arabian   12.925%
1/1/11    95   $203150
94550     180  05   9423128   $50,000.  12/20/95  630.16    Livermore
39   01   173  1    $269,000. 2/1/96

CA   2    206930000423129     98   $50,138.46     380 Mount Oso  11.8%
1/1/11    100  $203160
95376     180  05   9423129   $51,000.  12/18/95  605.54    Tracy
46   03   173  1    $255,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000423131     98   $39,498.  24871 La Vida  13.5%
1/1/11    97   $192000
92677     180  05   9423131   $40,000.  12/15/95  519.33    Laguna
Niguel
41   06   173  1    $240,000. 2/1/96

HI   2    115920000423135     98   $97,957.39     450 Kupaua Place
10.875%   1/1/11    83   $362102
96821     180  05   9423135   $100,000. 12/12/95  1128.76   Honolulu
29   06   173  1    $560,000. 2/1/96


CA   2    106920000423136     98   $25,492.48     1663 Bianca    10.5%
1/1/11    88   $135000
91750     180  05   9423136   $26,000.  12/4/95   287.40    La
Verne
18   03   173  1    $184,000. 2/1/96

CO   2    108910000423161     98   $26,100.07     13300 West 72nd
10.625%   12/1/10   90   $213200
80005     180  05   9423161   $26,600.  11/29/95  296.10    Arvada
39   06   172  1    $266,500. 1/1/96


IL   2    117930000423164     98   $13,805.21     14542 S Short  12.4%
1/20/11   100  $94939
60469     180  05   9423164   $14,000.  12/26/95  171.64    Posen
24   02   173  1    $110,000. 2/20/96


CA   2    106910000423167     98   $9,892.05 5614 Briarwood      11.4%
3/1/11    71   $130612
93711     180  05   9423167   $10,000.  2/23/96   116.18    Fresno
49   02   175  1    $200,000. 4/1/96

IL   2    117930000423168     98   $27,610.39     3050 Scott     12.4%
1/10/11   100  $161546
60422     180  05   9423168   $28,000.  1/4/96    343.29    Flossmoor
35   02   173  1    $190,000. 2/10/96


CA   2    106920000423169     97   $58,000.  28981 Top Of   11.4%
1/10/11   90   $464000
92651     177  05   9423169   $58,000.  12/19/95  678.06    Laguna
Beach
38   00   173  1    $580,000. 5/10/96

CA   2    106920000423174     90   $22,156.7 10095 Atascadero    11.4%
1/10/11   90   $148500
93422     180  05   9423174   $22,500.  12/19/95  261.41    Atascadero
35   01   173  1    $190,000. 2/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423176     90   $14,748.12     12463 Horado   11.65%
1/15/11   91   $122500
92128     180  03   9423176   $15,000.  1/5/96    176.66    San Diego
42   02   173  1    $152,000. 2/15/96

UT   2    149920000423178     98   $19,636.6 674 South 1250      11.%
12/1/10   86   $113650
84062     180  05   9423178   $20,000.  11/27/95  227.32    Pleasant Grove
42   01   172  1    $157,000. 1/1/96


CA   2    206920000423186     98   $15,112.6 850 Beckville  11.25%
1/1/11    85   $119458
91010     180  05   9423186   $15,350.  12/18/95  176.88    Duarte
34   00   173  1    $160,000. 2/1/96

WA   2    253930000423191     98   $24,640.66     804 South 208th
12.05%    1/1/11    100  $152395
98198     180  05   9423191   $25,000.  12/15/95  300.85    Des
Moines
43   02   173  1    $177,500. 2/1/96


CA   2    206920000423193     98   $34,266.1 30508 Buckskin      11.55%
1/1/11    90   $166242
93561     180  05   9423193   $35,000.  12/18/95  409.98    Tehachapi
26   02   173  1    $225,000. 2/1/96


FL   2    212930000423207     98   $22,176.63     480 29th Street
12.05%    1/1/11    100  $67010
33964     180  05   9423207   $22,500.  12/27/95  270.76    Naples
50   02   173  1    $90,000.  2/1/96

WA   2    253930000423209     98   $49,409.55     19221 Southeast
12.55%    1/1/11    95   $150000
98042     180  05   9423209   $49,500.  12/18/95  530.21    Kent
50   03   173  1    $210,000. 2/1/96


CA   2    106930000423210     98   $49,261.17     1422 Hanson    11.75%
1/1/11    95   $187500
92065     180  05   9423210   $50,000.  12/7/95   592.07    Ramona
34   02   173  1    $250,000. 2/1/96

CA   2    106930000423211     98   $30,629.77     144 Post Avenue
11.5%     1/1/11    100  $132000
93657     180  05   9423211   $31,100.  12/11/95  363.31    Sanger
35   01   173  1    $163,500. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423212     98   $23,838.16     703 Cromwell   10.5%
1/1/11    90   $194400
93611     180  05   9423212   $24,300.  12/8/95   268.61    Clovis
35   02   173  1    $243,000. 2/1/96

WA   2    253910000423223     98   $15,512.36     6407 Okanogan  9.25%
  1/1/06    81   $59180
98499     120  05   9423223   $16,100.  12/18/95  206.13    Tacoma
30   02   113  1    $94,000.  2/1/96


WA   2    253930000423224     98   $19,172.7 1411 South 260th    12.55%
  1/1/11    95   $104000
98032     180  05   9423224   $19,500.  12/19/95  240.98    Kent
39   02   173  1    $130,000. 2/1/96

FL   2    212920000423225     98   $19,621.56     1211 Nw 89th   10.55%
1/1/11    83   $100300
33024     180  05   9423225   $20,000.  12/20/95  221.70    Pembroke
Pines
39   02   173  1    $145,000. 2/1/96


CA   2    206930000423226     98   $39,487.13     11080 58th Street
12.05%    1/1/11    100  $134784
91752     180  05   9423226   $40,200.  12/18/95  483.76    Mira
Loma
42   03   173  1    $175,000. 2/1/96


CA   2    206930000423227     98   $28,306.2 4654 Bannister      12.55%
1/1/11    100  $141129
91732     180  05   9423227   $28,700.  12/18/95  354.67    El
Monte
33   02   173  1    $170,000. 2/1/96

WA   2    253910000423228     98   $48,965.91     765 Hazel Dell
9.55%     1/1/11    71   $40426
98611     180  05   9423228   $50,000.  12/18/95  523.62    Castle
Rock
37   02   173  1    $128,000. 2/1/96


WA   2    253930000423229     98   $45,101.64     12011 Se 218th
13.05%    1/1/11    95   $144119
98031     180  03   9423229   $45,700.  12/18/95  579.72    Kent
50   02   173  1    $201,000. 2/1/96

CA   2    206920000423239     98   $72,893.45     36 Barneburg   10.55%
1/1/11    89   $356800
92679     180  05   9423239   $73,100.  12/18/95  671.41    Dove
Canyon
40   06   173  1    $487,840. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000423249     98   $17,677.73     4108 Bishop Pine
12.5%     12/1/10   100  $150000
94550     180  09   9423249   $18,000.  11/28/95  221.85    Livermore
49   06   172  1    $168,000. 1/1/96

OH   2    139930000423251     98   $28,482.92     8168 Summer    12.3%
12/29/10  100  $115600
45040     180  03   9423251   $28,950.  12/29/95  353.06    Mason
37   00   172  1    $144,554. 1/29/96


IN   2    118910000423252     98   $20,073.91     410 East Roy   12.4%
12/21/10  100  $81600
46590     180  05   9423252   $20,400.  12/21/95  250.11    Winona Lake
37   00   172  1    $102,000. 1/21/96

CA   2    106920000423253     98   $38,720.17     2690 Tuscany   10.875%
 1/1/11    89   $315050
94550     180  05   9423253   $39,350.  12/18/95  444.17    Livermore
45   00   173  1    $400,000. 2/1/96


CA   2    106930000423254     98   $39,152.74     8466 Hedgpath  12.5%
1/1/11    95   $96126
95252     180  05   9423254   $39,700.  12/19/95  489.31    Valley
Springs
45   06   173  1    $143,000. 2/1/96


CA   2    106930000423255     98   $26,680.72     3144 Ponderosa
12.75%    1/1/11    95   $118000
94509     180  05   9423255   $27,100.  12/15/95  338.43    Antioch
37   06   173  1    $154,000. 2/1/96

CA   2    106920000423256     98   $28,559.56     260 North      11.45%
1/1/11    90   $240000
92621     180  03   9423256   $29,000.  12/18/95  337.85    Brea
40   06   173  1    $300,000. 2/1/96


CA   2    106920000423261     98   $24,555.91     68 Clareview   11.25%
1/1/11    86   $115000
95127     180  05   9423261   $25,000.  12/19/95  288.09    San
Jose
45   02   173  1    $163,000. 2/1/96

CA   2    106930000423263     98   $36,515.24     15921 Bayberry
12.25%    1/1/11    95   $195960
94580     180  03   9423263   $36,700.  12/14/95  384.58    San
Lorenzo
34   00   173  1    $244,950. 2/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000423304     98   $24,643.12     155 Amigos Way
12.125%   1/1/11    91   $161000
92028     180  05   9423304   $25,000.  12/21/95  302.06    Fallbrook
31   06   173  1    $205,000. 2/1/96

CO   2    208920000423305     98   $35,757.2 10018 South    10.5%
1/1/11    90   $182350
80126     180  03   9423305   $36,450.  12/22/95  402.92    Highlands
Ranch
35   00   173  1    $243,144.34    2/1/96


UT   2    149930000423310     98   $14,740.25     8579 South 240      10.%
1/1/11    95   $57750
84070     180  05   9423310   $15,000.  12/18/95  161.19    Sandy
28   00   173  1    $77,000.  2/1/96

CA   2    206930000423313     98   $48,690.26     504-504 1/2    12.8%
1/1/11    100  $208000
90291     180  05   9423313   $50,000.  12/13/95  626.06    Los
Angeles
39   06   173  1    $260,000. 2/1/96


VA   2    151920000423317     98   $53,378.14     3605 North     11.55%
1/1/11    90   $351500
22207     180  05   9423317   $53,500.  12/21/95  531.85    Arlington
50   06   173  1    $450,000. 2/1/96


WA   2    253930000423319     98   $25,550.61     22026 Tonya    11.55%
 1/1/11    100  $113481
98036     180  05   9423319   $26,000.  12/19/95  304.56    Brier
42   02   173  1    $140,000. 2/1/96

CA   2    106930000423322     98   $33,894.11     20406 Via      11.375%
1/1/11    93   $184000
92686     180  03   9423322   $34,500.  12/13/95  400.29    Yorba
Linda
36   00   173  1    $235,000. 2/1/96


WA   2    153920000423324     98   $41,320.1 13920 Mima     10.75%
1/1/11    87   $270000
98556     180  05   9423324   $42,000.  12/12/95  470.80    Littlerock
41   06   173  1    $360,000. 2/1/96

CA   2    106910000423325     98   $26,537.64     2706 Derby Drive
10.125%   1/1/11    56   $207000
94583     180  03   9423325   $27,000.  12/8/95   292.21    San
Ramon
45   01   173  1    $420,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423326     98   $11,766.79     17405 Hada Drive
10.25%    1/1/11    86   $168000
92127     180  05   9423326   $12,000.  12/7/95   130.79    San
Diego
37   01   173  1    $210,000. 2/1/96

OR   2    241930000423330     98   $29,499.04     3245 Midway
11.925%   1/1/11    96   $57613
97301     180  05   9423330   $30,000.  12/19/95  358.60    Salem
40   02   173  1    $92,000.  2/1/96


CA   2    206930000423331     98   $16,798.9 7814 Madera    12.43%
2/1/11    92   $121839
92345     180  05   9423331   $17,000.  1/3/96    208.75    Hesperia
41   02   174  1    $152,000. 3/1/96

CA   2    206920000423333     98   $34,517.03     591 North      12.5%
1/1/11    89   $301000
92262     180  05   9423333   $35,000.  12/19/95  431.38    Palm
Springs
39   06   173  1    $380,000. 2/1/96


UT   2    149920000423353     98   $14,495.66     940 East Tahnia
10.75%    12/20/05  84   $177000
84121     120  05   9423353   $15,000.  12/20/95  204.51    Salt
Lake City
49   06   112  1    $230,000. 1/1/96


CO   2    208920000423358     98   $9,837.23 1995 Dover Street   10.55%
 1/1/11    84   $91500
80020     180  05   9423358   $10,000.  12/22/95  110.85    Broomfield
45   03   173  1    $122,000. 2/1/96

WA   2    253920000423359     98   $17,746.34     8127 30th      10.55%
2/1/11    86   $82658
98126     180  05   9423359   $18,000.  1/3/96    199.53    Seattle
42   02   174  1    $118,000. 3/1/96


CA   2    206930000423368     98   $49,306.23     205 E Avenida  12.43%
1/1/11    99   $219600
92672     180  05   9423368   $50,000.  12/23/95  613.99    San
Clemente
44   03   173  1    $275,000. 2/1/96

CO   2    208920000423377     98   $14,298.54     1455 Mayfield  10.525%
 1/1/11    83   $105000
80501     180  05   9423377   $14,600.  12/22/95  161.61    Longmont
39   06   173  1    $145,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212930000423381     98   $13,757.13     9393 Lake Lotta
12.425%   1/1/11    99   $60500
34734     180  09   9423381   $14,500.  12/22/95  178.01    Gotha
26   01   173  1    $76,000.  2/1/96

CA   2    206930000423398     98   $40,437.44     8581 Paseo Del
12.55%    1/1/11    100  $164000
92071     180  03   9423398   $41,000.  12/1/95   506.67    Santee
44   00   173  1    $205,000. 2/1/96


WA   2    153930000423400     98   $46,699.59     39605 12th     11.75%
1/1/11    93   $144000
98580     180  05   9423400   $47,400.  12/19/95  561.28    Roy
38   06   173  1    $206,000. 2/1/96

CA   2    106930000423401     98   $14,810.94     1037 Mepham    11.75%
  2/1/11    100  $147600
94565     180  03   9423401   $15,000.  1/12/96   177.62    Pittsburg
42   02   174  1    $164,000. 3/1/96


CA   2    106930000423402     98   $25,919.13     1800 N. Deborah
11.75%    2/1/11    100  $78750
95376     180  05   9423402   $26,250.  12/28/95  310.83    Tracy
45   03   174  1    $105,000. 3/1/96


CA   2    106930000423403     98   $18,534.78     4959 Deertrack
12.25%    1/1/11    100  $66200
95636     180  05   9423403   $18,800.  12/21/95  228.66    Grizzly
Flats
45   02   173  1    $85,000.  2/1/96

UT   2    149930000423408     98   $46,059.23     3704 West      12.55%
1/1/11    100  $57507
84120     180  05   9423408   $46,700.  12/21/95  577.11    West
Valley City
36   06   173  1    $105,000. 2/1/96


VA   2    151930000423411     98   $38,705.81     1508 Russell Road
11.5%     1/1/11    95   $209600
22301     180  05   9423411   $39,300.  12/20/95  459.10    Alexandria
38   06   173  1    $262,000. 2/1/96

MD   2    124930000423412     98   $45,335.78     11904 Renwood  12.%
1/1/11    95   $247000
20852     180  05   9423412   $46,000.  12/20/95  552.08    Rockville
25   00   173  1    $310,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149910000423421     98   $32,415.65     6861 South 2510
9.75%     1/1/11    62   $61791
84121     180  05   9423421   $33,000.  12/20/95  349.59    Salt
Lake City
50   00   173  1    $155,000. 2/1/96

CA   2    206930000423423     98   $49,190.63     425 Santiago   10.75%
1/1/11    100  $238500
90814     180  05   9423423   $50,000.  12/13/95  560.47    Long
Beach
37   06   173  1    $289,000. 2/1/96


FL   2    212920000423424     98   $11,211.68     7960 Nw 11th   10.55%
1/1/11    90   $67943
33024     180  05   9423424   $11,400.  12/21/95  126.37    Pembroke
Pines
37   02   173  1    $89,000.  2/1/96

CA   2    206930000423429     98   $36,810.46     2204 Athens    12.55%
12/7/10   93   $147539
93065     180  05   9423429   $37,400.  12/4/95   462.18    Simi
Valley
41   02   172  1    $200,000. 1/7/96


CA   2    106930000423436     98   $38,719.32     1076 Opal Street
11.75%    1/1/11    95   $172542
92109     180  01   9423436   $39,300.  12/14/95  465.36    San
Diego
42   01   173  1    $223,000. 2/1/96


VA   2    151920000423438     98   $20,970.52     6716 Barrett Road
11.25%    1/1/11    90   $106000
22042     180  05   9423438   $21,300.  12/21/95  245.45    Falls
Church
41   06   173  1    $142,000. 2/1/96

CA   2    106920000423439     98   $73,667.83     1016 Tanzania  11.25%
12/1/10   84   $465733
95661     180  05   9423439   $75,000.  11/28/95  864.26    Roseville
45   06   172  1    $650,000. 1/1/96


CA   2    106930000423440     98   $21,640.63     4200 Via Marisol
11.175%   1/1/11    100  $118935
90042     180  01   9423440   $22,000.  12/8/95   252.48    Los
Angeles
39   06   173  1    $141,000. 2/1/96

CA   2    106920000423441     98   $29,745.5 19023 Reinhart      11.55%
1/1/11    90   $149800
90746     180  05   9423441   $30,200.  12/4/95   353.76    Carson
44   06   173  1    $200,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000423448     98   $24,628.24     250 Saint Thomas
11.68%    2/1/11    89   $277294
91301     180  05   9423448   $25,000.  1/1/96    294.91    Oak Park Area
37   02   174  1    $342,000. 3/1/96

CA   2    106920000423452     98   $48,014.56     253 Nieto Avenue
11.625%   1/1/11    86   $260000
90803     180  05   9423452   $48,750.  12/8/95   573.37    Long
Beach
37   00   173  1    $360,000. 2/1/96


CA   2    106920000423454     98   $37,384.87     16133     10.75%
1/1/11    87   $304000
91403     180  05   9423454   $38,000.  12/4/95   425.96    Los
Angeles
22   00   173  1    $395,000. 2/1/96

CA   2    106920000423457     98   $44,916.21     237 Triana Way 11.25%
 1/1/11    89   $203150
94583     180  05   9423457   $45,700.  12/14/95  526.62    San
Ramon
33   00   173  1    $280,000. 2/1/96


CA   2    106920000423459     98   $72,178.99     4145 Quail Run
11.375%   1/1/11    90   $500000
94506     180  03   9423459   $73,300.  12/20/95  850.47    Danville
41   00   173  1    $637,000. 2/1/96


HI   2    115920000423460     98   $48,966.97     94-472 Alapine      10.5%
   1/1/11    83   $198125
96797     180  03   9423460   $50,000.  12/13/95  552.70    Waipahu
44   06   173  1    $300,000. 2/1/96

CA   2    106930000423461     98   $45,089.39     13909 Capewood
12.% 1/1/11    99   $194400
92128     180  03   9423461   $45,750.  12/1/95   549.08    San
Diego
41   06   173  1    $243,000. 2/1/96


CA   2    106920000423464     98   $17,650.76     6230 Ralston   10.625%
1/1/11    90   $141600
94805     180  05   9423464   $17,700.  12/20/95  163.57    Richmond
43   00   173  1    $177,000. 2/1/96

CA   2    106910000423465     98   $30,451.09     7825 Langlo    9.75%
1/1/11    78   $165734
93117     180  05   9423465   $31,000.  12/12/95  328.40    Goleta
35   06   173  1    $255,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423466     98   $29,469.6 9 Emme Street  9.875%
1/1/11    92   $135000
95019     180  05   9423466   $30,000.  12/8/95   320.09    Freedom
37   06   173  1    $180,000. 2/1/96

CA   2    106930000423467     98   $29,561.8 2401 Griffith  11.875%
1/1/11    95   $130380
90039     180  05   9423467   $30,000.  12/21/95  357.64    Los
Angeles
35   06   173  1    $170,000. 2/1/96


CA   2    206920000423468     98   $51,097.63     40784 Robin    11.675%
1/1/11    86   $157448
94538     180  05   9423468   $52,000.  12/20/95  613.26    Fremont
51   02   173  1    $246,000. 2/1/96

ID   2    216930000423470     98   $17,197.45     1290 North     11.55%
1/1/11    93   $42773
83647     180  05   9423470   $17,500.  12/20/95  204.99    Mountain
Home
39   02   173  1    $65,000.  2/1/96


WA   2    253930000423471     98   $16,253.22     623 Southwest  11.8%
1/1/11    95   $83112
98146     180  05   9423471   $16,500.  12/20/95  195.91    Seattle
36   02   173  1    $105,000. 2/1/96


CA   2    106910000423472     98   $28,198.94     132 Laura Street
9.875%    12/1/10   55   $97000
94112     180  05   9423472   $30,000.  11/21/95  320.09    San
Francisco
32   06   172  1    $232,000. 1/1/96

CA   2    106920000423479     98   $48,590.37     11220 Valley   10.875%
12/1/10   88   $396000
91602     180  05   9423479   $49,500.  11/27/95  558.74    Los
Angeles
16   06   172  1    $510,000. 1/1/96


CA   2    106920000423485     98   $32,110.45     4138 Milton Way
10.625%   1/1/11    88   $257850
94550     180  05   9423485   $32,200.  12/21/95  297.56    Livermore
41   00   173  1    $330,000. 2/1/96

CA   2    106930000423486     98   $20,660.42     432 Creekside  11.625%
2/1/11    95   $110400
95037     180  09   9423486   $20,700.  12/29/95  206.97    Morgan Hill
44   00   174  1    $138,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423487     98   $14,721.25     883 Redbird Drive
10.75%    12/1/10   89   $166153
95125     180  05   9423487   $15,000.  11/28/95  168.14    San
Jose
28   06   172  1    $205,000. 1/1/96

WA   2    253920000423493     98   $12,752.94     400 21st Avenue
10.5%     12/1/10   83   $101250
98354     180  05   9423493   $13,000.  11/22/95  143.70    Milton
36   01   172  1    $138,000. 1/1/96


CA   2    106930000423494     98   $26,610.1 5171 Tasman    12.% 1/1/11
 93   $171363
92649     180  05   9423494   $27,000.  12/21/95  324.05    Huntington
Beach
42   06   173  1    $215,000. 2/1/96

CA   2    206930000423508     98   $54,279.58     3080 Baronscourt
13.05%    1/1/11    100  $244167
95132     180  05   9423508   $55,000.  12/20/95  697.69    San
Jose
41   02   173  1    $300,000. 2/1/96


WA   2    253930000423509     98   $24,657.01     138 East 67th  12.55%
1/1/11    95   $51000
98404     180  05   9423509   $25,000.  12/21/95  308.94    Tacoma
50   02   173  1    $80,500.  2/1/96


WA   2    253930000423510     98   $20,282.77     26424 187th    12.8%
1/1/11    100  $99330
98042     180  05   9423510   $20,600.  12/21/95  257.93    Kent
48   03   173  1    $120,000. 2/1/96

CA   2    106920000423511     98   $33,437.01     106 Karen Court
10.5%     1/1/11    84   $203150
95004     180  05   9423511   $34,000.  12/13/95  375.84    Aromas
43   01   173  1    $283,000. 2/1/96


CA   2    206920000423513     98   $80,617.94     14817 Pampas   11.55%
 1/1/11    89   $650000
90272     180  05   9423513   $82,600.  12/18/95  967.55    Los
Angeles
31   06   173  1    $832,000. 2/1/96

MT   2    130920000423515     98   $12,784.77     124 4th Avenue
10.5%     1/1/11    90   $64800
59912     180  05   9423515   $13,000.  12/13/95  143.70    Columbia Falls
45   06   173  1    $86,500.  2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000423517     98   $98,263.72     2331 S. W.     11.5%
1/1/11    88   $394800
97205     180  05   9423517   $100,000. 12/14/95  1168.19   Portland
49   06   173  1    $564,000. 2/1/96

FL   2    212930000423519     98   $27,080.11     703 Hamilton   11.55%
1/1/11    95   $103125
32701     180  05   9423519   $27,500.  12/22/95  322.13    Altamonte
Springs
41   02   173  1    $137,500. 2/1/96


CA   2    106930000423520     98   $35,715.84     14120 Fairgrove
13.65%    11/1/10   100  $108700
91746     180  05   9423520   $36,300.  10/18/95  474.92    La
Puente Area
36   06   171  1    $145,000. 12/1/95

UT   2    149920000423522     98   $9,848.8  1166 East Violet    11.5%
1/1/11    84   $91500
84094     180  05   9423522   $10,000.  12/20/95  116.82    Sandy
48   06   173  1    $122,000. 2/1/96


CA   2    206920000423525     98   $39,404.84     18531 Agate    11.675%
1/1/11    90   $228906
94546     180  05   9423525   $40,000.  12/21/95  471.74    Castro
Valley
45   02   173  1    $300,000. 2/1/96


CA   2    106920000423532     98   $30,263.41     9471 Dillard Road
11.% 1/1/11    71   $153750
95693     180  05   9423532   $30,750.  12/14/95  349.50    Wilton
41   00   173  1    $260,000. 2/1/96

CA   2    106920000423536     98   $21,839.1 601 Forest     10.75%
1/1/11    90   $198400
94301     180  01   9423536   $24,800.  12/15/95  278.00    Palo
Alto
19   00   173  1    $250,000. 2/1/96


CA   2    106930000423537     98   $21,182.3 2117 First Street   11.75%
1/1/11    92   $150000
94559     180  05   9423537   $21,500.  12/7/95   254.59    Napa
40   06   173  1    $187,500. 2/1/96

WA   2    253930000423539     98   $23,867.95     1707 Nw 104th  12.55%
  1/1/11    95   $90750
98685     180  05   9423539   $24,200.  12/21/95  299.06    Vancouver
31   06   173  1    $121,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000423540     98   $25,595.04     1301 Cathay    11.175%
1/1/11    90   $131250
95122     180  05   9423540   $26,000.  12/21/95  298.38    San
Jose
33   02   173  1    $175,000. 2/1/96

UT   2    149920000423542     98   $34,507.64     1609 South 350
12.3%     1/1/11    90   $75086
84037     180  05   9423542   $35,000.  12/11/95  426.84    Kaysville
48   06   173  1    $123,000. 2/1/96


WA   2    253920000423546     98   $34,989.8 17427 5th      12.05%
1/1/11    90   $194000
98012     180  05   9423546   $35,500.  12/21/95  427.20    Bothell
45   02   173  1    $255,000. 2/1/96

CO   2    208910000423548     98   $9,827.24 8909 Four Wheel
10.025%   1/1/11    80   $102000
80537     180  05   9423548   $10,000.  12/26/95  107.61    Loveland
38   06   173  1    $140,000. 2/1/96


CA   2    206920000423554     98   $38,406.57     15134 Rolling  11.43%
1/15/11   87   $107703
91709     180  05   9423554   $39,000.  12/28/95  453.86    Chino
Hills
31   06   173  1    $170,000. 2/15/96


WA   2    253920000423557     98   $29,451.17     6103 Northeast
10.925%   1/1/11    88   $93851
98155     180  05   9423557   $30,000.  12/21/95  339.57    Seattle
37   02   173  1    $141,000. 2/1/96

WA   2    253920000423559     98   $47,540.06     9509 North     11.05%
1/1/11    90   $120449
99208     180  05   9423559   $48,301.  12/21/95  550.51    Spokane
50   02   173  1    $187,500. 2/1/96


CA   2    206920000423560     98   $62,221.19     3602 Mono Place
11.8%     1/1/11    90   $193346
95616     180  05   9423560   $63,150.  12/22/95  749.80    Davis
46   06   173  1    $285,000. 2/1/96

CA   2    106920000423561     98   $55,448.86     8832 Appian Way
10.95%    1/1/11    89   $560000
90046     180  05   9423561   $60,000.  12/22/95  680.08    Los
Angeles
42   01   173  1    $700,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423562     98   $22,627.67     34405 Anzio    10.75%
1/1/11    90   $197600
94555     180  01   9423562   $23,000.  12/21/95  257.82    Fremont
23   01   173  1    $247,000. 2/1/96

GA   2    113920000423563     98   $39,598.17     445 Laurian View
11.% 1/1/11    96   $198600
30075     180  03   9423563   $39,700.  12/20/95  451.23    Roswell
39   00   173  1    $249,573. 2/1/96


WA   2    253930000423576     98   $39,399.22     8221 Walthew   12.5%
 1/1/11    99   $85041
98503     180  05   9423576   $40,000.  12/8/95   493.01    Olympia
44   01   173  1    $127,000. 2/1/96

UT   2    149920000423578     98   $18,309.1 6064 South 4590     10.75%
1/1/11    90   $93750
84118     180  05   9423578   $18,750.  12/21/95  210.18    Salt
Lake City
34   00   173  1    $125,000. 2/1/96


CA   2    206920000423580     98   $45,206.04     5233 San Pablo
9.675%    1/1/11    90   $203150
94803     180  05   9423580   $46,150.  12/22/95  486.79    El
Sobrante
31   02   173  1    $277,000. 2/1/96


FL   2    112930000423589     98   $31,439.22     1230 Nw 126    11.5%
2/1/11    99   $83088
33323     180  03   9423589   $31,850.  12/28/95  372.07    Sunrise
51   06   174  1    $117,000. 3/1/96

CO   2    208930000423591     98   $20,753.16     1706      12.5%     2/1/11
  100  $110190
80526     180  05   9423591   $21,000.  12/27/95  258.83    Fort
Collins
43   06   174  1    $132,000. 3/1/96


CA   2    106930000423593     98   $19,504.03     787 North Fair
11.625%   1/1/11    95   $105000
94086     180  01   9423593   $19,800.  12/26/95  232.88    Sunnyvale
40   06   173  1    $132,000. 2/1/96

CA   2    106930000423598     98   $17,109.88     5011 Fleming   11.625%
 1/1/11    92   $92000
94804     180  05   9423598   $17,250.  12/26/95  172.47    Richmond
40   00   173  1    $120,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000423603     98   $34,454.91     1408 Cherokee
11.175%   1/1/11    90   $139275
93906     180  05   9423603   $35,000.  12/27/95  401.66    Salinas
30   03   173  1    $195,000. 2/1/96

CA   2    206930000423606     98   $38,076.73     3225 Pine Spring
11.55%    1/1/11    95   $203150
95121     180  05   9423606   $39,100.  12/22/95  458.01    San
Jose
39   02   173  1    $255,000. 2/1/96


CA   2    106930000423640     98   $30,230.21     2606 South Halm
11.5%     1/1/11    95   $161600
90034     180  05   9423640   $30,300.  12/28/95  300.06    Los
Angeles
43   00   173  1    $202,000. 2/1/96

UT   2    249930000423660     98   $34,795.14     701 West 2140  12.%
12/28/10  93   $84364
84043     180  05   9423660   $36,500.  12/21/95  438.06    Lehi
25   02   172  1    $130,000. 1/28/96


CA   2    206920000423664     98   $31,407.05     287 Reichling  10.5%
1/1/11    90   $163100
94044     180  05   9423664   $32,600.  12/8/95   360.36    Pacifica
40   01   173  1    $217,500. 2/1/96


IN   2    118930000423668     98   $14,758.01     3057 Dutchmill 12.3%
12/29/10  100  $60000
46368     180  05   9423668   $15,000.  12/29/95  182.93    Portage
29   00   172  1    $75,000.  1/29/96

CA   2    206930000423670     98   $24,683.27     358 West 8th   13.4%
1/1/11    96   $101469
91786     180  05   9423670   $25,000.  12/16/95  322.92    Upland
29   02   173  1    $132,000. 2/1/96


UT   2    249930000423672     98   $49,400.58     519 North 280  13.99%
1/1/11    91   $88749
84057     180  05   9423672   $50,000.  12/26/95  665.53    Orem
50   02   173  1    $154,000. 2/1/96

UT   2    149920000423673     98   $33,607.61     3344 East      10.5%
1/1/11    88   $202150
84124     180  05   9423673   $35,000.  12/21/95  386.89    Salt
Lake City
27   06   173  1    $270,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000423675     98   $32,641.58     10404 Northeast
12.5%     1/1/11    95   $73705
98662     180  05   9423675   $33,100.  12/14/95  407.96    Vancouver
49   06   173  1    $112,500. 2/1/96

CA   2    106920000423676     98   $34,451.96     1943 La Cresta
11.125%   1/1/11    90   $172000
92021     180  05   9423676   $35,000.  12/11/95  400.56    El
Cajon
45   06   173  1    $230,000. 2/1/96


MD   2    124930000423677     98   $22,812.6 116 Southwood  12.%
1/1/11    95   $127200
20901     180  05   9423677   $23,850.  12/29/95  286.24    Silver
Spring
36   00   173  1    $159,000. 2/1/96

WA   2    153920000423686     98   $30,927.64     12318 43rd Drive
11.% 12/1/10   90   $157500
98208     180  03   9423686   $31,500.  11/28/95  358.03    Everett
28   06   172  1    $210,000. 1/1/96


UT   2    149930000423697     98   $11,818.6 8490 South 1575     11.5%
12/26/10  93   $94526
84093     180  05   9423697   $12,000.  12/27/95  140.18    Sandy
43   00   172  1    $115,000. 1/26/96


UT   2    149920000423700     98   $18,459.98     5928 West Tin  11.05%
12/21/10  84   $58691
84118     180  05   9423700   $18,800.  12/21/95  214.27    Salt
Lake City
31   02   172  1    $93,000.  1/1/96

CA   2    206930000423702     98   $25,676.13     1745 Norval    12.5%
1/1/11    89   $79862
91766     180  05   9423702   $26,800.  12/8/95   330.32    Pomona
41   06   173  1    $120,000. 2/1/96


CA   2    106930000423704     98   $31,175.6 1941 Newport   12.75%
10/15/10  100  $107986
94565     180  05   9423704   $31,800.  10/10/95  397.13    Pittsburg
45   02   170  1    $140,000. 11/15/95

CA   2    106920000423705     98   $49,063.04     8747 Verlane   11.75%
12/15/10  87   $180106
92119     180  05   9423705   $49,950.  11/30/95  591.47    San
Diego
38   02   172  1    $265,000. 1/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000423706     98   $10,837.57     77 Anacapa Court
13.25%    12/1/10   97   $144850
92610     180  01   9423706   $11,000.  11/7/95   140.99    El
Toro
48   06   172  1    $160,992. 1/1/96

CA   2    106930000423707     98   $34,040.26     17032 Bolero   13.25%
11/15/10  100  $300000
92648     180  05   9423707   $35,000.  10/30/95  448.61    Huntington
Beach
49   02   171  1    $335,000. 12/15/95


CA   2    106930000423708     98   $29,475.  1892 Clayton Way    12.75%
  11/15/10  100  $128716
94519     180  05   9423708   $30,000.  10/31/95  374.65    Concord
40   02   171  1    $160,000. 12/15/95

CA   2    106930000423709     98   $63,914.13     1006 Arlington
13.25%    12/1/10   100  $134749
94014     180  01   9423709   $65,000.  11/14/95  833.13    Daly
City
45   02   172  1    $200,000. 1/1/96


CA   2    106930000423710     98   $33,504.77     1317 Idlewood  12.75%
10/15/10  97   $257672
91202     180  05   9423710   $35,000.  10/10/95  437.09    Glendale
40   02   170  1    $303,000. 11/15/95


CA   2    106930000423724     98   $32,315.31     5447 Ridgewood
11.75%    1/1/11    95   $175200
94555     180  09   9423724   $32,800.  12/28/95  388.40    Fremont
37   00   173  1    $219,000. 2/1/96

CA   2    106920000423745     98   $50,878.97     176 Alta Vista
10.625%   2/1/11    90   $408000
94506     180  03   9423745   $51,000.  1/2/96    471.29    Danville
39   00   174  1    $510,000. 3/1/96


IL   2    117930000423746     98   $20,661.23     609 Sherwood   12.3%
12/29/10  100  $83950
61873     180  05   9423746   $21,000.  12/29/95  256.10    St
Joseph
38   00   172  1    $106,000. 1/29/96

CA   2    106920000423750     98   $36,166.65     12919 Melic    10.%
1/1/11    89   $184500
92129     180  05   9423750   $36,900.  12/15/95  396.53    San
Diego
45   01   173  1    $250,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423759     98   $38,131.1 10301 Donner   10.75%
1/1/11    90   $191250
96161     180  05   9423759   $38,250.  12/15/95  357.06    Truckee
45   02   173  1    $255,000. 2/1/96

CA   2    106930000423767     98   $16,446.65     3938 Highgate  11.75%
1/1/06    93   $107683
94565     120  05   9423767   $17,000.  12/19/95  241.45    Pittsburg
50   00   113  1    $135,000. 2/1/96


IL   2    117930000423774     98   $11,829.37     1540 16th Ave  12.3%
12/29/10  100  $48000
61265     180  05   9423774   $12,000.  12/29/95  146.34    Moline
19   00   172  1    $60,000.  1/29/96

MD   2    224930000423776     98   $24,832.7 6015 85th Avenue    11.8%
  2/1/11    95   $105000
20784     180  05   9423776   $25,150.  1/4/96    298.61    New
Carrollton
37   06   174  1    $137,000. 3/1/96


CA   2    106920000423778     98   $28,617.31     380 Hillview   11.25%
2/1/11    86   $198711
94536     180  05   9423778   $29,000.  1/2/96    334.18    Fremont
43   02   174  1    $265,000. 3/1/96


WA   2    125930000423779     98   $29,576.75     1101 North 31st
12.25%    1/1/11    93   $88000
98056     180  05   9423779   $30,000.  12/22/95  364.89    Renton
39   06   173  1    $128,000. 2/1/96

WA   2    153910000423781     98   $41,900.35     22542 Northeast
12.25%    1/1/11    94   $138000
98053     180  05   9423781   $42,500.  12/25/95  516.93    Redmond
38   06   173  1    $194,000. 2/1/96


CA   2    106930000423786     98   $15,609.56     5520 Paragon   12.125%
1/1/11    100  $124000
95677     180  05   9423786   $16,000.  12/14/95  193.32    Rocklin
34   02   173  1    $140,000. 2/1/96

CA   2    106920000423790     98   $38,258.79     11341 Donovan  10.55%
  1/1/11    90   $311200
90720     180  05   9423790   $38,900.  12/8/95   431.21    Los
Alamitos
32   00   173  1    $389,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000423793     98   $52,314.19     2531 Bowker    13.175%
 1/1/11    100  $178972
95608     180  05   9423793   $53,000.  12/7/95   676.69    Carmichael
45   01   173  1    $232,000. 2/1/96

WA   2    253930000423797     98   $29,636.56     4723 Se Land
12.175%   2/1/11    99   $163000
98366     180  05   9423797   $30,000.  1/3/96    363.43    Port Orchard
30   02   174  1    $195,000. 3/1/96


UT   2    249920000423807     98   $11,640.67     555 West 500   11.3%
12/29/10  90   $72750
84321     180  05   9423807   $14,000.  12/22/95  161.77    Logan
43   06   172  1    $97,000.  1/29/96

IL   2    217920000423808     98   $16,494.34     44 North Lisk  12.%
2/1/11    90   $135200
60030     180  05   9423808   $16,700.  12/28/95  200.43    Hainesville
33   06   174  1    $169,000. 3/1/96


CA   2    106920000423814     98   $58,934.24     32012 Isle Vista
11.25%    1/1/11    90   $480000
92677     180  03   9423814   $60,000.  12/6/95   691.41    Laguna
Niguel
10   00   173  1    $600,000. 2/1/96


IL   2    217920000423820     98   $50,326.82     3924 Beaver Run
11.05%    1/1/11    90   $410000
60047     180  05   9423820   $51,250.  12/29/95  584.12    Long
Grove
19   00   173  1    $512,500. 2/1/96

CA   2    206920000423821     98   $19,740.25     171 Robin Court
11.425%   2/1/11    90   $154400
95632     180  05   9423821   $20,000.  1/2/96    232.69    Galt
46   02   174  1    $195,000. 3/1/96


CA   2    106930000423829     98   $44,386.88     2015 Lucille   12.625%
1/1/11    95   $184805
95209     180  05   9423829   $45,000.  12/5/95   558.30    Stockton
45   06   173  1    $243,000. 2/1/96

CA   2    106920000423830     98   $73,758.18     3570 Lone Jack
10.5%     1/1/11    89   $440066
92024     180  05   9423830   $75,000.  12/19/95  829.05    Encinitas
41   06   173  1    $580,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000423832     98   $44,144.7 5335 Reese Road     10.5%
1/1/11    88   $518778
90505     180  05   9423832   $45,000.  12/12/95  497.43    Torrance
39   06   173  1    $648,000. 2/1/96

CA   2    106920000423833     98   $32,471.82     1487 Aster Lane
10.875%   1/1/11    90   $157073
94550     180  05   9423833   $33,000.  12/15/95  372.49    Livermore
33   06   173  1    $212,000. 2/1/96


CO   2    208930000423835     98   $14,937.25     8120 Hallett Court
12.3%     1/1/11    100  $68850
80525     180  03   9423835   $15,150.  12/18/95  184.76    Fort
Collins
42   01   173  1    $84,000.  2/1/96

CA   2    206910000423836     98   $29,619.95     23922 Sutton   13.4%
1/1/11    80   $127327
92630     180  05   9423836   $30,000.  12/18/95  387.50    El
Toro
48   06   173  1    $198,000. 2/1/96


GA   2    213930000423841     98   $25,672.33     1265 Wheatfield
11.75%    2/1/11    100  $113830
30243     180  05   9423841   $26,000.  1/2/96    307.87    Lawrenceville
45   06   174  1    $140,000. 3/1/96


GA   2    113920000423843     98   $39,055.33     3432 Wynnton   9.9%
2/1/11    89   $198500
30319     180  05   9423843   $39,700.  1/10/96   424.19    Atlanta
30   00   174  1    $268,000. 3/1/96

OR   2    241930000423844     98   $27,592.87     1120 Se Cora   11.925%
1/1/11    91   $131250
97202     180  05   9423844   $28,000.  12/28/95  334.70    Portland
35   02   173  1    $175,000. 2/1/96


CA   2    106930000423848     98   $50,944.79     25 Promontory  11.875%
 1/1/11    95   $275750
92679     180  03   9423848   $51,700.  12/21/95  616.34    Dove
Canyon
40   00   173  1    $345,000. 2/1/96

CA   2    106930000423849     98   $49,235.33     5409 Sunfield  11.375%
1/1/11    100  $148795
90712     180  05   9423849   $50,000.  12/6/95   580.13    Lakewood
38   06   173  1    $200,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
GA   2    113920000423853     98   $14,002.38     4425 Pamela    12.4%
1/4/11    90   $110537
30331     180  05   9423853   $14,200.  12/29/95  174.10    Atlanta
45   02   173  1    $140,000. 2/4/96

CA   2    106910000423855     98   $11,332.93     626 Cochise    10.625%
1/1/11    78   $78000
96150     180  05   9423855   $11,550.  12/4/95   128.57    South
Lake Tahoe
37   06   173  1    $115,000. 2/1/96


CO   2    208910000423856     98   $22,594.49     16337 Ledge    9.8%
1/1/11    88   $138000
80134     180  03   9423856   $23,000.  12/29/95  244.36    Parker
38   06   173  1    $184,000. 2/1/96

CA   2    206930000423860     98   $24,695.65     13903 Clearcrest
12.125%   2/1/11    95   $102472
91706     180  05   9423860   $25,000.  1/1/96    302.06    Baldwin Park
45   02   174  1    $135,000. 3/1/96


CA   2    106920000423861     98   $34,673.9 16063 Medlar   11.625%
1/1/11    90   $275271
91709     180  05   9423861   $35,200.  12/1/95   414.00    Chino
Hills
43   06   173  1    $345,000. 2/1/96


CA   2    106910000423865     80   $29,498.78     31609 Foxfield
10.4%     2/1/11    76   $369000
91361     180  05   9423865   $30,000.  1/8/96    329.76    Westlake
Village
42   02   174  1    $530,000. 3/1/96

CA   2    106920000423883     98   $21,473.08     641 Renaissance
10.5%     1/1/11    87   $177600
94585     180  05   9423883   $22,200.  12/19/95  245.40    Fairfield
30   00   173  1    $232,000. 2/1/96


CA   2    106920000423884     98   $34,225.17     2040 Sutter Street  11.%
1/1/11    90   $178500
94115     180  01   9423884   $35,700.  12/22/95  405.77    San
Francisco
42   01   173  1    $240,000. 2/1/96

CA   2    106920000423886     98   $26,239.42     23437 Evalyn   11.5%
1/1/11    89   $210400
90505     180  05   9423886   $26,300.  12/27/95  260.45    Torrance
50   00   173  1    $268,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000423888     98   $38,910.24     7 Torrigiani Aisle
11.5%     1/1/11    95   $208000
92714     180  01   9423888   $39,000.  12/28/95  386.21    Irvine
39   02   173  1    $260,000. 2/1/96

CA   2    106930000423890     98   $32,334.83     4151 Tulare Court
11.7%     2/1/06    100  $161545
94509     120  05   9423890   $33,400.  1/4/96    473.42    Antioca
38   06   114  1    $195,000. 3/1/96


CA   2    106930000423891     98   $17,585.85     7337 Heather   12.25%
2/1/11    87   $72304
95842     180  05   9423891   $17,800.  1/3/96    216.50    Sacramento
43   01   174  1    $104,000. 3/1/96

CA   2    106930000423912     98   $41,995.21     1423 Post Avenue
11.375%   1/1/11    95   $228000
90501     180  05   9423912   $42,750.  12/22/95  496.01    Torrance
38   00   173  1    $285,000. 2/1/96


CA   2    106920000423914     98   $19,823.61     1218 N. Miller      10.8%
   2/1/11    90   $100500
93454     180  05   9423914   $20,100.  1/4/96    225.94    Santa Maria
38   06   174  1    $134,000. 3/1/96


UT   2    249930000423926     98   $49,294.56     11694 South    12.25%
1/4/11    92   $175000
84092     180  05   9423926   $50,000.  12/28/95  608.15    Sandy
36   02   173  1    $245,000. 2/4/96

OR   2    241920000423930     98   $26,147.86     5483 Nw Burning
11.175%   2/1/11    85   $68722
97229     180  05   9423930   $26,500.  1/3/96    304.12    Portland
29   02   174  1    $112,500. 3/1/96


CA   2    106930000423934     98   $29,548.5 5845 Rexford   11.55%
1/1/11    97   $227698
90630     180  05   9423934   $30,000.  12/13/95  351.42    Cypress
35   06   173  1    $268,000. 2/1/96

CA   2    106930000423938     98   $12,803.48     5922 East Thorn
11.5%     1/1/11    100  $92970
92105     180  05   9423938   $13,000.  12/18/95  151.86    San
Diego
42   06   173  1    $106,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000423940     98   $43,349.84     2512 N.e. 292nd
11.75%    1/1/11    100  $132750
98607     180  05   9423940   $44,000.  12/20/95  521.02    Camas
41   06   173  1    $177,000. 2/1/96

CA   2    106910000423942     98   $25,802.4 1975 White Oak      9.%
1/1/11    74   $165688
92069     180  05   9423942   $26,300.  12/14/95  266.75    San
Marcos
30   06   173  1    $260,000. 2/1/96


CA   2    106920000423943     98   $30,901.3 387 East  10.5%     1/1/11
90   $97742
93720     180  03   9423943   $31,500.  12/19/95  348.20    Fresno
40   06   173  1    $144,000. 2/1/96

CA   2    106930000423944     98   $35,935.36     1167-g La      11.25%
1/1/11    93   $236000
94089     180  01   9423944   $36,500.  12/20/95  420.61    Sunnyvale
40   01   173  1    $295,000. 2/1/96


CA   2    106930000423946     98   $19,652.73     4005 Carmel    11.5%
1/1/11    96   $102600
92130     180  01   9423946   $20,000.  12/22/95  233.64    San
Diego
43   06   173  1    $129,000. 2/1/96


CA   2    106930000423950     98   $25,063.3 2517 Chant Court    11.65%
 1/1/11    95   $136000
95122     180  05   9423950   $25,500.  12/19/95  300.32    San
Jose
37   01   173  1    $170,000. 2/1/96

CA   2    106910000423952     98   $36,191.66     64 Oakmore Drive
9.65%     1/1/11    80   $203150
95127     180  05   9423952   $36,850.  11/29/95  388.14    San
Jose
40   06   173  1    $300,000. 2/1/96


CA   2    106930000423958     98   $38,418.41     1475 Sonny's Way
11.65%    1/1/11    93   $208000
95023     180  03   9423958   $39,000.  12/19/95  459.32    Hollister
35   00   173  1    $266,000. 2/1/96

CA   2    106930000423961     98   $27,408.76     27855 Kalmia   11.55%
1/1/11    100  $197000
92555     180  05   9423961   $28,000.  12/13/95  327.99    Morena Valley
48   06   173  1    $225,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141930000423967     98   $27,244.82     3335 Winola    12.125%
1/1/11    100  $55261
97302     180  05   9423967   $27,700.  12/8/95   334.68    Salem
46   06   173  1    $83,000.  2/1/96

OR   2    141920000423972     98   $33,553.68     4433 Thunder   12.375%
 1/1/11    81   $103777
97035     180  01   9423972   $34,100.  12/14/95  417.52    Lake
Oswego
42   01   173  1    $170,500. 2/1/96


CA   2    106920000423976     98   $49,190.63     2942 Motor     10.75%
1/1/11    90   $400000
90064     180  05   9423976   $50,000.  12/7/95   560.47    Los
Angeles
35   00   173  1    $500,000. 2/1/96

OR   2    141910000423980     98   $13,739.31     12532 Southeast     11.%
1/1/11    90   $71250
97236     180  05   9423980   $14,000.  12/4/95   159.12    Portland
30   06   173  1    $95,000.  2/1/96


CA   2    106920000423989     98   $23,522.16     2420 Canyon    10.75%
1/1/11    88   $264800
94583     180  03   9423989   $24,000.  12/8/95   269.03    San
Ramon
27   01   173  1    $331,000. 2/1/96


CA   2    106920000423991     98   $32,112.08     210 East 16th  10.25%
12/1/10   90   $263378
92627     180  03   9423991   $33,000.  11/13/95  359.68    Costa
Mesa
45   01   172  1    $330,000. 1/1/96

CA   2    206930000424008     98   $24,126.24     1490 Lloyd     12.55%
2/1/11    95   $130400
95206     180  05   9424008   $24,450.  12/28/95  302.15    Stockton
49   01   174  1    $163,000. 3/1/96


CA   2    206910000424010     98   $29,994.96     790 Admiral    10.5%
1/1/11    76   $361000
91301     180  05   9424010   $30,500.  12/19/95  337.15    Oak
Park Area
42   01   173  1    $520,000. 2/1/96

CA   2    206930000424013     98   $23,669.12     22618 Neptune  12.5%
1/1/11    95   $128000
90745     180  05   9424013   $24,000.  12/20/95  295.81    Carson
44   01   173  1    $160,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000424014     98   $28,038.65     7905 Southwest
10.75%    1/1/11    90   $115450
97007     180  05   9424014   $28,500.  12/4/95   319.47    Beaverton
42   01   173  1    $160,000. 2/1/96

CA   2    206920000424016     98   $19,291.81     4235 Santa Rita
11.68%    2/1/11    85   $115411
95111     180  05   9424016   $19,550.  1/9/96    230.62    San Jose
38   02   174  1    $160,000. 3/1/96


CA   2    106920000424017     98   $24,773.24     2454 Via Espada
10.25%    1/1/11    85   $215000
94566     180  03   9424017   $25,200.  12/22/95  274.67    Pleasanton
42   06   173  1    $285,000. 2/1/96

CA   2    106920000424018     98   $24,586.07     8958 Caminito  10.5%
1/1/11    90   $203150
92037     180  09   9424018   $25,000.  12/22/95  276.35    San
Diego
35   06   173  1    $255,000. 2/1/96


CA   2    106920000424019     98   $17,608.37     5120 Cedarwood
11.3%     11/10/10  90   $144000
95667     180  05   9424019   $18,000.  10/18/95  208.00    Placerville
42   00   171  1    $180,000. 12/10/95


IL   2    117910000424021     98   $24,444.66     On 108 Nepil   11.35%
10/1/10   83   $128000
60187     180  05   9424021   $25,000.  9/25/95   289.67    Wheaton
46   02   170  1    $185,000. 11/1/95

CA   2    106920000424024     98   $24,523.49     212 Avenida    11.3%
11/10/10  90   $200000
92672     180  05   9424024   $25,000.  10/26/95  288.88    San
Clemente
42   00   171  1    $250,000. 12/10/95


CA   2    106920000424026     90   $24,287.06     10725 Sunrise  11.65%
2/1/11    90   $196800
95603     180  05   9424026   $24,600.  1/5/96    289.73    Auburn
36   01   174  1    $246,000. 3/1/96

OR   2    241920000424029     98   $43,830.26     2735 Sw 24th   11.55%
1/1/11    93   $104107
97080     180  05   9424029   $44,500.  12/21/95  521.26    Gresham
39   03   173  1    $160,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424030     98   $38,116.48     197 Coleman    9.55%
1/1/11    95   $204000
94901     180  05   9424030   $38,250.  12/22/95  323.02    San
Rafael
31   00   173  1    $255,000. 2/1/96

CA   2    106920000424036     98   $39,844.42     2754 Santa Ynez
10.75%    1/1/11    90   $202450
93063     180  05   9424036   $40,500.  12/14/95  453.98    Simi
Valley
38   00   173  1    $270,000. 2/1/96


CA   2    206930000424043     98   $73,994.73     13572 Lindamere
12.8%     1/1/11    100  $200582
92128     180  03   9424043   $75,000.  12/12/95  939.08    San
Diego
43   06   173  1    $276,000. 2/1/96

CA   2    106920000424045     98   $16,448.4 1001 Bostwick  10.5%
1/1/11    87   $191000
95062     180  05   9424045   $17,000.  12/14/95  187.92    Santa
Cruz
46   06   173  1    $240,000. 2/1/96


FL   2    212930000424055     98   $29,480.67     2214 Oldfield  11.55%
1/1/11    100  $114000
32837     180  03   9424055   $30,000.  12/15/95  351.41    Orlando
42   06   173  1    $145,000. 2/1/96


CA   2    206930000424057     98   $31,965.75     26591 Kari Brook
12.8%     2/1/11    100  $197600
92630     180  05   9424057   $32,400.  1/1/96    405.68    Lake Forest
50   03   174  1    $230,000. 3/1/96

CA   2    106920000424058     98   $24,447.79     9414 Olympia   11.125%
 2/1/11    90   $196000
94583     180  05   9424058   $24,500.  1/2/96    235.64    San Ramon
31   03   174  1    $245,000. 3/1/96


UT   2    249930000424066     98   $19,856.46     4365 South 1300
12.55%    1/4/11    95   $90000
84123     180  05   9424066   $24,000.  12/28/95  296.59    Salt
Lake City
24   02   173  1    $121,000. 2/4/96

CA   2    206910000424068     98   $36,547.29     2338 Gunn Road
11.675%   1/1/11    100  $101389
95608     180  05   9424068   $38,500.  12/7/95   454.05    Carmichael
37   06   173  1    $140,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424090     98   $40,926.63     10 Stoney Pointe
10.75%    1/1/11    90   $204014
92677     180  01   9424090   $41,600.  12/26/95  466.31    Laguna
Niguel
46   02   173  1    $273,000. 2/1/96

CA   2    106930000424091     98   $42,563.94     1435 Cuciz Lane
11.5%     1/1/11    93   $195000
95035     180  03   9424091   $45,000.  12/21/95  525.69    Milpitas
38   01   173  1    $260,000. 2/1/96


CA   2    106920000424092     98   $22,682.29     5321 Starflower
10.75%    2/1/11    85   $174000
94550     180  05   9424092   $23,000.  12/29/95  257.82    Livermore
44   01   174  1    $232,000. 3/1/96

CA   2    106920000424094     98   $98,643.62     5920 River Glen
10.95%    2/1/11    90   $470000
95608     180  05   9424094   $100,000. 1/3/96    1133.46   Carmichael
29   06   174  1    $640,000. 3/1/96


CA   2    206920000424108     98   $34,341.49     31523 Cherry   10.75%
12/20/10  88   $114000
91384     180  05   9424108   $35,000.  12/16/95  392.33    Castaic
31   02   172  1    $170,000. 1/20/96


CO   2    208920000424110     98   $18,716.59     11909 East Bates    9.9%
2/1/11    87   $120000
80014     180  05   9424110   $19,000.  1/5/96    203.02    Aurora
28   03   174  1    $160,000. 3/1/96

CA   2    206920000424111     98   $30,299.46     2025 Mezes     10.25%
1/1/11    87   $346000
94002     180  05   9424111   $30,900.  12/22/95  336.79    Belmont
40   01   173  1    $435,000. 2/1/96


MD   2    124930000424112     98   $29,316.23     10 Ellington Drive
11.55%    2/1/11    96   $98101
21403     180  05   9424112   $30,000.  1/2/96    351.41    Annapolis
25   06   174  1    $134,000. 3/1/96

FL   2    112930000424116     98   $24,656.94     10315     12.55%
1/1/11    92   $84950
33923     180  05   9424116   $25,000.  12/12/95  314.06    Bonita
Springs
31   03   173  1    $120,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424117     98   $9,860.84 1413 Village   12.4%
1/1/11    93   $119800
93436     180  05   9424117   $10,000.  12/14/95  122.60    Lompoc
40   02   173  1    $140,000. 2/1/96

CA   2    106920000424119     90   $27,474.3 10 St. Pierre  11.4%
1/10/11   90   $223400
92679     180  03   9424119   $27,900.  12/20/95  324.15    Dove
Canyon
44   00   173  1    $279,365. 2/10/96


OR   2    141930000424126     98   $27,289.69     830 22nd Avenue
11.875%   1/1/11    97   $97125
97304     180  05   9424126   $28,000.  12/19/95  333.80    Salem
35   02   173  1    $129,500. 2/1/96

WA   2    253930000424127     98   $15,010.23     1813 Baker     12.95%
1/1/11    93   $95717
98201     180  05   9424127   $15,400.  12/21/95  194.34    Everett
49   02   173  1    $120,000. 2/1/96


CO   2    208930000424128     98   $28,602.07     404 Arms Lane  12.55%
 1/1/11    100  $40525
80817     180  05   9424128   $29,000.  12/27/95  358.38    Fountain
50   02   173  1    $70,000.  2/1/96


CA   2    106920000424129     98   $34,366.19     19017 Connie   11.375%
 1/1/11    90   $113366
95949     180  05   9424129   $34,900.  12/19/95  404.93    Grass
Valley
49   02   173  1    $165,000. 2/1/96

ID   2    216930000424131     98   $33,578.38     2912 Greentree
11.925%   2/1/11    93   $89510
83404     180  05   9424131   $34,000.  1/2/96    406.42    Idaho Falls
45   02   174  1    $133,000. 3/1/96


CA   2    106910000424132     98   $41,036.98     18443 Twin     9.75%
1/1/11    74   $840000
95030     180  05   9424132   $41,800.  12/18/95  442.81    Monte
Sereno
23   01   173  1    $1,200,000.    2/1/96

CA   2    106930000424133     98   $49,226.33     11778 Almond   12.75%
 1/1/11    90   $412000
92354     180  05   9424133   $50,000.  12/21/95  624.42    Loma
Linda
43   06   173  1    $515,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424135     98   $33,512.67     3966 Alcove    10.75%
1/1/11    90   $274400
91604     180  05   9424135   $34,300.  12/26/95  384.49    Los
Angeles
43   00   173  1    $343,000. 2/1/96

MD   2    224920000424136     98   $15,839.16     449 Maryland   11.3%
2/1/11    90   $110000
21122     180  05   9424136   $16,050.  1/3/96    185.46    Pasandena
34   06   174  1    $141,000. 3/1/96


OR   2    141920000424137     98   $89,920.92     8700 Southeast
11.5%     1/1/11    90   $250000
97009     180  05   9424137   $92,700.  12/21/95  1082.91   Boring
15   02   173  1    $382,000. 2/1/96

CA   2    106920000424138     98   $54,736.84     5 Williams     10.8%
2/1/11    90   $277500
94044     180  03   9424138   $55,500.  1/5/96    623.86    Foster City
40   01   174  1    $370,000. 3/1/96


WA   2    153930000424139     98   $39,380.58     15916 Norhtwest
12.% 1/1/11    94   $160000
98642     180  05   9424139   $40,000.  12/21/95  480.07    Ridgefield
37   02   173  1    $215,000. 2/1/96


CA   2    206920000424143     98   $88,896.82     2177 Twisted   12.05%
2/1/11    89   $450000
91901     180  05   9424143   $90,000.  1/3/96    1083.05   Alpine
34   01   174  1    $610,000. 3/1/96

CA   2    106930000424144     98   $36,952.25     711 Flint Spear
11.875%   1/1/11    95   $200000
91789     180  05   9424144   $37,500.  12/19/95  447.05    Walnut
39   00   173  1    $251,000. 2/1/96


CA   2    206920000424145     98   $49,296.7 1944 Reliez    10.55%
2/1/11    90   $249126
94549     180  03   9424145   $50,000.  1/3/96    554.25    Lafayette
49   06   174  1    $335,000. 3/1/96

NV   2    131930000424146     98   $25,830.34     2410 El Brio   12.25%
1/1/11    100  $104800
89014     180  03   9424146   $26,200.  12/20/95  318.67    Henderson
32   02   173  1    $131,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    217930000424147     98   $71,196.39     11614 South    13.05%
2/1/11    95   $193004
60448     180  05   9424147   $72,000.  1/8/96    913.34    Mokena
50   06   174  1    $280,000. 3/1/96

CA   2    106930000424149     98   $44,547.32     8229 Citadel Way
12.% 1/1/11    100  $89709
95826     180  05   9424149   $45,200.  12/21/95  542.48    Sacramento
35   02   173  1    $135,000. 2/1/96


CA   2    106920000424150     98   $19,184.37     1774 Potrero   10.75%
1/1/11    87   $245600
95124     180  05   9424150   $19,500.  12/19/95  218.58    San
Jose
46   01   173  1    $307,000. 2/1/96

IL   2    117930000424151     98   $28,187.04     136 Park Crest      12.%
1/19/11   98   $114400
61032     180  05   9424151   $28,600.  1/19/96   343.25    Freeport
32   06   173  1    $146,000. 2/19/96


CA   2    106920000424152     98   $31,049.86     240 Summertree
10.375%   2/1/11    90   $252000
94550     180  05   9424152   $31,500.  1/4/96    345.76    Livermore
44   01   174  1    $315,000. 3/1/96


CA   2    206930000424153     98   $6,661.31 3562 Broken    12.3%
2/1/11    99   $200488
91760     180  05   9424153   $25,000.  1/4/96    304.88    Norco
24   06   174  1    $230,000. 3/1/96

CA   2    106920000424156     98   $43,926.33     7015 Elverton  10.125%
1/1/11    90   $384000
94611     180  05   9424156   $48,000.  12/28/95  519.49    Oakland
33   01   173  1    $480,000. 2/1/96


CA   2    106930000424157     98   $38,166.52     1549 Corte De  12.5%
1/1/11    95   $203000
95118     180  05   9424157   $38,700.  12/18/95  476.99    San
Jose
41   00   173  1    $255,000. 2/1/96

CA   2    106930000424158     98   $34,458.6 15 Via Torre   11.25%
1/1/11    93   $204350
92688     180  03   9424158   $35,000.  12/28/95  403.32    Rancho Santa
42   02   173  1    $260,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424159     98   $27,039.52     8756      13.% 1/1/11
100  $149000
95624     180  05   9424159   $27,400.  12/5/95   346.68    Elk
Grove
50   06   173  1    $177,000. 2/1/96

CA   2    106920000424160     98   $16,238.88     2856      11.% 1/1/11
90   $132000
94509     180  03   9424160   $16,500.  12/22/95  187.54    Antioch
39   01   173  1    $165,000. 2/1/96


MI   2    226910000424164     98   $10,705.81     43476 Hillsboro     12.%
2/1/06    81   $149250
48038     120  05   9424164   $11,000.  1/4/96    157.82    Clinton
Township
37   01   114  1    $199,000. 3/1/96

WA   2    253920000424170     98   $21,532.33     10015 28th Street
11.925%   2/1/11    90   $147316
98258     180  05   9424170   $21,850.  1/4/96    261.18    Lake Stevens
47   02   174  1    $188,000. 3/1/96


OR   2    241910000424171     98   $18,732.71     3818 19th Avenue
10.55%    2/1/11    81   $70908
97116     180  05   9424171   $19,000.  1/4/96    210.62    Forest Grove
22   02   174  1    $111,000. 3/1/96


CA   2    206910000424199     98   $49,252.57     1860 Loma Vista
9.875%    2/1/11    79   $1020000
90210     180  05   9424199   $50,000.  1/25/96   533.49    Beverly Hills
37   06   174  1    $1,360,000.    3/1/96

CO   2    208920000424201     98   $12,803.47     576 W Linden   9.75%
2/1/11    84   $207000
80027     180  05   9424201   $13,000.  1/2/96    137.72    Louisville
44   06   174  1    $263,000. 3/1/96


GA   2    113920000424202     98   $36,448.19     130 The Prado  9.9%
2/1/11    90   $296000
30309     180  05   9424202   $37,000.  2/1/96    395.34    Atlanta
24   00   174  1    $370,000. 3/1/96

UT   2    149910000424204     98   $10,326.94     12859 South    10.55%
12/29/10  46   $101321
84020     180  05   9424204   $10,500.  12/29/95  116.39    Draper
46   01   172  1    $247,000. 1/29/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000424205     98   $16,378.  1390 Dentwood  11.45%
2/1/11    90   $183197
95118     180  05   9424205   $16,600.  1/4/96    193.39    San Jose
38   02   174  1    $224,000. 3/1/96

WA   2    253920000424206     98   $27,220.26     4109 North     11.425%
2/1/11    85   $86167
98407     180  05   9424206   $28,200.  1/4/96    328.09    Tacoma
39   02   174  1    $135,000. 3/1/96


CA   2    106920000424207     98   $27,603.93     1078 Suess Court
10.875%   2/1/11    90   $142500
95337     180  05   9424207   $28,500.  1/4/96    268.72    Manteca
43   00   174  1    $190,000. 3/1/96

CA   2    206920000424209     98   $17,771.58     1270 Perris Street
11.675%   2/1/11    88   $50020
92411     180  05   9424209   $18,000.  1/5/96    212.28    San
Bernardino
43   02   174  1    $78,000.  3/1/96


MD   2    124910000424213     98   $49,105.53     454 Ridge Road 11.8%
 1/1/11    100  $113978
21911     180  05   9424213   $50,000.  12/8/95   593.67    Rising
Sun
44   02   173  1    $164,000. 2/1/96


CA   2    206920000424237     98   $22,443.51     3909 Elston    10.925%
2/1/11    85   $150000
94602     180  05   9424237   $23,000.  1/5/96    260.34    Oakland
42   06   174  1    $205,000. 3/1/96

CA   2    206930000424242     98   $39,023.46     5635 Cambridge
12.93%    2/1/11    95   $82131
91763     180  05   9424242   $39,469.  1/5/96    497.56    Montclair
38   06   174  1    $128,000. 3/1/96


CA   2    206930000424245     98   $28,627.68     403 Dawnridge  11.55%
 2/1/11    99   $94700
95678     180  05   9424245   $29,000.  1/8/96    339.70    Roseville
38   06   174  1    $125,000. 3/1/96

CA   2    206930000424246     98   $24,364.42     2165 Temple Ave
11.3%     2/1/11    99   $82926
95382     180  05   9424246   $25,000.  1/5/96    288.88    Turlock
45   06   174  1    $110,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000424247     98   $30,035.82     6470 Mojave    13.99%
1/15/11   86   $262400
95120     180  05   9424247   $30,400.  12/28/95  404.65    San
Jose
33   06   173  1    $344,000. 2/15/96

CA   2    206910000424248     98   $86,770.59     639 Foxwood    10.625%
 2/1/11    80   $500000
91011     180  05   9424248   $88,000.  1/5/96    979.58    La
29   01   174  1    $735,000. 3/1/96


CA   2    206920000424249     98   $35,245.66     317 Misty Falls
10.3%     2/1/11    90   $179250
******    180  05   9424249   $35,850.  1/10/96   391.85    Simi Valley
36   01   174  1    $239,000. 3/1/96

CA   2    206930000424252     98   $36,567.13     36567 Palomino
12.55%    2/1/11    94   $139910
92270     180  05   9424252   $37,000.  1/2/96    457.24    Rancho
Mirage
38   03   174  1    $190,000. 3/1/96


ID   1    141910000424262     98   $59,171.21     1817 Carey Road
10.75%    2/1/11    50   $0
83544     180  05   9424262   $60,000.  1/5/96    672.57    Orofino
49   02   174  1    $122,000. 3/1/96


UT   2    149930000424264     98   $32,881.24     575 North 2430
11.25%    1/1/11    100  $81101
84601     180  05   9424264   $33,500.  12/28/95  386.04    Provo
44   02   173  1    $115,000. 2/1/96

CA   2    106920000424265     98   $44,842.39     14255 Wyrick   10.25%
2/1/11    90   $364000
95124     180  05   9424265   $45,500.  1/3/96    495.93    San Jose
40   00   174  1    $455,000. 3/1/96


CA   2    206930000424270     98   $36,922.6 169 Bergwall Way    11.3%
  2/1/11    95   $105000
94591     180  05   9424270   $37,500.  1/5/96    433.31    Vallejo
32   06   174  1    $150,000. 3/1/96

CA   2    106920000424277     98   $41,699.78     122 Bradley Drive
13.% 9/10/10   91   $340400
95060     180  05   9424277   $42,600.  8/23/95   539.00    Santa
Cruz
42   00   169  1    $425,500. 10/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424279     98   $20,699.89     521 Santa Fe   10.375%
2/1/11    89   $200800
94706     180  05   9424279   $21,000.  1/5/96    230.51    Albany
31   01   174  1    $251,000. 3/1/96

CA   2    106920000424280     98   $43,505.2 1200 Erin Way  11.4%
1/1/11    87   $154655
95008     180  05   9424280   $44,200.  12/20/95  513.53    Campbell
45   02   173  1    $230,000. 2/1/96


CA   2    106930000424282     98   $24,621.37     2003 Coolingreen
11.5%     1/1/11    100  $159000
92024     180  09   9424282   $25,000.  12/29/95  292.05    Encinitas
30   01   173  1    $185,000. 2/1/96

CA   2    106920000424283     98   $43,245.33     P.o. Box 1503  11.65%
1/5/11    90   $136828
95476     180  05   9424283   $43,900.  12/20/95  517.03    Sonoma
37   02   173  1    $201,000. 2/5/96


CA   2    106930000424285     97   $41,306.97     4989 Vanderbilt
12.4%     1/20/11   98   $171000
95130     180  05   9424285   $42,000.  1/8/96    515.51    San Jose
25   02   173  1    $218,000. 2/20/96


CA   2    106920000424286     97   $31,842.16     1001 Via Cordova
11.7%     2/15/11   90   $231357
90732     179  05   9424286   $32,000.  1/19/96   380.25    San
Pedro
46   04   174  1    $295,000. 4/15/96

MD   2    224920000424309     98   $36,328.38     221 S.    12.175%
2/1/11    92   $239400
20850     180  05   9424309   $36,800.  1/18/96   445.81    Rockville
30   06   174  1    $303,000. 3/1/96


CA   2    206910000424310     98   $22,176.29     1208 East 13th      10.3%
   2/1/11    77   $89749
91786     180  05   9424310   $22,500.  1/5/96    245.93    Upland
44   02   174  1    $146,000. 3/1/96

CA   2    106920000424311     98   $37,555.53     733 Swanswood
10.375%   2/1/11    90   $304800
95120     180  05   9424311   $38,100.  1/10/96   418.21    San
Jose
42   00   174  1    $381,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000424356     98   $32,079.57     5451 Ontario   10.25%
2/1/11    90   $162750
94555     180  05   9424356   $32,550.  1/3/96    354.78    Fremont
41   01   174  1    $217,000. 3/1/96

CA   2    206920000424358     98   $24,418.66     5355 North     10.55%
2/1/11    85   $152794
93611     180  05   9424358   $25,000.  1/19/96   277.13    Clovis
31   06   174  1    $210,000. 3/1/96


CO   2    208920000424360     98   $14,937.97     725 Hilltop Street
10.425%   2/1/11    90   $76850
80501     180  05   9424360   $15,400.  1/10/96   169.52    Longmont
42   02   174  1    $102,500. 3/1/96

CO   2    208910000424361     98   $103,410.42    617 North County
9.6% 2/1/11    80   $162601
80537     180  05   9424361   $105,300. 1/5/96    1105.93   Loveland
40   06   174  1    $335,000. 3/1/96


CA   2    106910000424363     98   $17,543.89     3572 Ballantyne
10.3%     2/1/11    80   $207000
94588     180  05   9424363   $17,800.  1/10/96   194.56    Pleasanton
39   06   174  1    $281,000. 3/1/96


CA   2    106920000424377     98   $22,929.53     2317 West Lori
12.5%     1/1/11    90   $116250
92706     180  05   9424377   $23,250.  12/20/95  286.56    Santa
Ana
43   00   173  1    $155,000. 2/1/96

CA   2    106910000424387     98   $24,605.94     312 Starling Court
9.375%    2/1/11    76   $203000
94941     180  05   9424387   $25,000.  1/8/96    259.17    Mill Valley
44   01   174  1    $300,000. 3/1/96


CA   2    106910000424389     98   $26,014.93     8824 Arrowhead
9.375%    2/1/11    61   $62291
92071     180  05   9424389   $26,500.  1/2/96    274.72    Santee
30   01   174  1    $146,000. 3/1/96

CA   2    106920000424390     98   $27,044.7 2812 King      10.5%
1/1/11    90   $167000
95762     180  05   9424390   $27,500.  12/26/95  303.98    El
Dorado Hills
43   06   173  1    $217,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424391     98   $24,457.46     1295 Eataide   11.25%
1/1/11    95   $137600
92020     180  05   9424391   $25,000.  12/28/95  288.09    El
Cajon
40   01   173  1    $172,000. 2/1/96

WA   2    153930000424392     98   $44,729.14     601 Northeast  11.75%
1/1/11    100  $77533
98685     180  05   9424392   $45,400.  12/22/95  537.60    Vancouver
40   01   173  1    $123,000. 2/1/96


CA   2    106930000424393     98   $33,711.88     2804 Sargent   12.125%
1/1/11    100  $136800
94806     180  05   9424393   $34,200.  12/26/95  413.21    San
Pablo
32   02   173  1    $171,000. 2/1/96

CA   2    106920000424397     98   $47,190.77     38133 Cambridge
10.3%     2/1/11    90   $252000
94536     180  05   9424397   $48,000.  1/9/96    524.66    Freemont
42   01   174  1    $336,000. 3/1/96


WA   2    253930000424399     98   $17,589.31     505 East Kedlin
12.425%   2/1/11    100  $85195
99218     180  05   9424399   $17,800.  1/8/96    218.52    Spokane
38   02   174  1    $103,000. 3/1/96


OR   2    241930000424400     98   $23,708.26     7250 Sw 167th
12.425%   2/1/11    100  $102598
97007     180  05   9424400   $24,042.  1/8/96    295.15    Beaverton
40   03   174  1    $127,000. 3/1/96

CA   2    206920000424401     98   $39,526.53     564 Redwood
12.425%   2/1/11    94   $147470
95036     180  05   9424401   $40,000.  1/8/96    491.06    Milpitas
38   02   174  1    $200,000. 3/1/96


MD   2    124930000424408     98   $13,334.5 2841 Bynum     12.05%
2/1/11    100  $150000
21009     180  05   9424408   $13,500.  1/24/96   162.46    Abingdon
49   06   174  1    $165,000. 3/1/96

CA   2    206930000424409     98   $49,435.57     509 Macdonald  12.93%
 2/1/11    99   $152070
91103     180  05   9424409   $50,000.  1/8/96    630.32    Pasadena
49   03   174  1    $205,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000424411     98   $26,471.49     21308 Sweet    12.05%
2/1/11    100  $224419
22011     180  03   9424411   $26,800.  1/25/96   322.51    Ashburn
36   06   174  1    $252,000. 3/1/96

UT   2    149920000424417     98   $17,345.46     263 East Park  10.625%
1/1/11    88   $108750
84651     180  05   9424417   $17,800.  12/19/95  198.14    Elk
Ridge
41   06   173  1    $145,000. 2/1/96


FL   2    212920000424419     98   $18,430.93     4235 Southwest
10.3%     3/1/11    90   $120731
33175     180  05   9424419   $18,700.  1/31/96   204.40    Miami
35   06   175  1    $155,000. 4/1/96

OR   2    141920000424422     98   $18,540.95     18477 Bryant   10.5%
1/1/11    90   $151600
97034     180  05   9424422   $18,900.  12/19/95  208.92    Lake
Oswego
34   00   173  1    $190,000. 2/1/96


CA   2    106930000424427     98   $34,876.94     25661 Frost Lane
11.75%    1/1/11    95   $189200
91381     180  03   9424427   $35,400.  12/15/95  419.18    Stevenson
Ranch
44   00   173  1    $237,500. 2/1/96


CA   2    106920000424434     98   $36,037.79     13122 East Mesa
11.375%   1/1/11    90   $164000
93021     180  03   9424434   $36,600.  12/5/95   424.65    Moorpark
42   01   173  1    $224,000. 2/1/96

CA   2    106930000424435     98   $46,002.  270 East Los   11.625%
1/1/11    90   $374000
93066     180  05   9424435   $46,700.  12/13/95  549.26    Somis
Area
39   01   173  1    $470,000. 2/1/96


UT   2    149930000424445     98   $53,385.18     4926 South     11.75%
2/1/06    99   $135000
84403     120  05   9424445   $55,000.  1/11/96   781.16    Ogden
36   06   114  1    $192,000. 3/1/96

CA   2    106920000424456     98   $16,737.03     841 Wilson     11.25%
1/1/11    89   $177000
94947     180  05   9424456   $17,000.  12/22/95  195.90    Novato
47   06   173  1    $220,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424459     98   $49,926.07     5984 Dry Oak   11.%
1/1/11    90   $326250
95120     180  09   9424459   $61,700.  12/22/95  701.28    San
Jose
26   00   173  1    $435,000. 2/1/96

CA   2    106920000424460     98   $30,034.62     869 Balboa Lane
11.4%     1/10/11   90   $244000
94404     180  05   9424460   $30,500.  1/2/96    354.36    Foster City
36   00   173  1    $305,000. 2/10/96


CA   2    206910000424465     98   $28,553.42     2977 Calle De  11.3%
1/1/11    90   $232000
95148     180  03   9424465   $29,000.  12/15/95  335.10    San
Jose
31   06   173  1    $290,000. 2/1/96

CA   2    106910000424481     98   $31,371.82     3875 Suncrest  10.5%
1/1/11    90   $255200
95132     180  05   9424481   $31,900.  12/18/95  352.63    San
Jose
31   00   173  1    $319,000. 2/1/96


CO   2    208920000424487     98   $34,349.14     4822 No   11.45%
2/11/11   89   $99830
80104     180  05   9424487   $34,800.  1/10/96   405.42    Castle
Rock
39   02   174  1    $152,000. 3/1/96


CA   2    106910000424489     98   $16,560.28     2109 Avenida   9.75%
2/1/11    60   $203150
90275     180  05   9424489   $16,800.  1/3/96    177.97    Rancho Palos
42   00   174  1    $372,500. 3/1/96

CA   2    106920000424498     98   $13,809.84     866 Hyde Avenue
11.8%     11/20/10  88   $236000
95014     180  05   9424498   $14,100.  11/14/95  167.42    Cupertino
26   06   171  1    $285,000. 12/20/95


CA   2    206920000424499     98   $24,644.34     448 Lomita Av
10.425%   2/1/11    90   $204800
94030     180  05   9424499   $25,000.  1/9/96    275.19    Millbrae
45   00   174  1    $256,000. 3/1/96

CA   2    206920000424501     98   $36,960.44     16979 Oscar    10.3%
2/1/11    90   $187500
95949     180  05   9424501   $37,500.  1/9/96    409.89    Grass Valley
36   01   174  1    $250,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424502     98   $35,399.89     7844 Valle Vista
10.425%   1/1/11    92   $169383
91730     180  05   9424502   $36,000.  12/22/95  396.28    Rancho
45   02   173  1    $225,000. 2/1/96

OR   2    141920000424503     98   $20,636.63     8912 Northeast
11.75%    2/1/11    90   $82564
97220     180  05   9424503   $20,900.  1/2/96    247.48    Portland
46   02   174  1    $115,000. 3/1/96


CA   2    106920000424504     98   $38,153.17     1226 West      10.5%
2/1/11    88   $193500
92706     180  05   9424504   $38,700.  1/3/96    427.79    Santa Ana
32   00   174  1    $265,000. 3/1/96

CA   2    106910000424526     98   $25,766.22     3376 Crocker   10.5%
1/1/11    70   $173138
95726     180  05   9424526   $26,200.  12/18/95  289.61    Pollock Pines
34   06   173  1    $285,000. 2/1/96


CA   2    106920000424530     98   $29,131.59     2071 Indiana   11.%
1/1/11    89   $160400
93030     180  05   9424530   $29,600.  12/22/95  336.43    Oxnard
46   00   173  1    $214,000. 2/1/96


CA   2    106930000424534     98   $62,871.24     3512 Crownridge
12.5%     1/2/11    95   $340000
91403     180  05   9424534   $63,750.  12/26/95  785.73    Los
Angeles
41   00   173  1    $425,000. 2/1/96

CA   2    106920000424537     98   $33,234.2 3171 Riddle Road    10.75%
 2/1/11    90   $168750
95117     180  05   9424537   $33,700.  1/9/96    377.76    San Jose
40   00   174  1    $225,000. 3/1/96


CA   2    106930000424539     98   $49,425.92     3465 Mount     12.75%
2/1/11    97   $143592
95127     180  05   9424539   $50,000.  1/10/96   624.42    San
Jose
49   02   174  1    $200,000. 3/1/96

CA   2    106920000424540     98   $23,175.42     1794 Cardel Way
10.75%    2/1/11    90   $187500
95124     180  05   9424540   $23,500.  1/8/96    263.42    San Jose
32   06   174  1    $235,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424541     98   $35,329.73     741 Burchett   11.25%
2/1/11    100  $140000
91202     180  05   9424541   $36,000.  1/9/96    414.84    Glendale
43   02   174  1    $177,000. 3/1/96

CA   2    106920000424542     98   $25,420.3 5329 South     10.75%
2/1/11    90   $206400
90230     180  05   9424542   $25,800.  1/1/96    289.20    Culver City
31   00   174  1    $258,000. 3/1/96


CA   2    106920000424543     98   $44,305.36     15556 Old Ranch
11.25%    2/1/11    87   $520000
95030     180  05   9424543   $45,000.  1/5/96    518.56    Los Gatos
40   01   174  1    $650,000. 3/1/96

CA   2    106920000424576     98   $48,304.74     523 De Carlie  10.625%
3/1/11    90   $387400
95008     180  05   9424576   $48,400.  1/26/96   447.26    Campbell
43   00   175  1    $484,750. 4/1/96


CA   2    106920000424577     98   $27,997.06     363 Odin Place 11.125%
 2/1/11    90   $228000
94523     180  05   9424577   $28,500.  1/10/96   326.17    Pleasant Hill
45   01   174  1    $285,000. 3/1/96


CA   2    206930000424578     98   $30,633.07     742 Harvard Bend
12.425%   2/1/11    100  $110000
95695     180  05   9424578   $31,000.  1/11/96   380.57    Woodland
40   06   174  1    $142,000. 3/1/96

CA   2    106930000424581     97   $20,538.  1242 Via Vista      12.4%
12/20/10  100  $118000
92506     180  05   9424581   $21,500.  12/8/95   264.20    Riverside
44   02   172  1    $140,000. 1/20/96


CA   2    106920000424583     98   $49,565.07     10121 Valley   10.55%
2/1/11    90   $404000
91602     180  05   9424583   $50,500.  1/8/96    559.79    Los Angeles
28   00   174  1    $505,000. 3/1/96

CA   2    206920000424584     98   $29,027.86     900 Lennix Drive
10.875%   2/1/11    90   $119000
95470     180  05   9424584   $29,500.  1/3/96    332.98    Redwood
Valley
32   01   174  1    $165,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000424588     98   $24,719.99     6811 Palouse   11.%
3/1/11    86   $176250
99036     180  05   9424588   $25,000.  2/6/96    284.15    Valleyford
40   02   175  1    $235,000. 4/1/96

CA   2    206930000424594     98   $39,747.31     42654 25th Street
10.75%    12/25/10  90   $112283
93536     180  05   9424594   $40,500.  12/18/95  453.98    Lancaster
37   02   172  1    $170,000. 1/25/96


CA   2    106910000424595     98   $38,448.95     1169 Silver    10.9%
1/1/11    90   $192300
95120     180  09   9424595   $38,550.  12/26/95  364.21    San
Jose
41   00   173  1    $256,525. 2/1/96

OR   2    241920000424602     98   $21,480.24     6224 Ne Willow
11.925%   2/1/11    88   $44020
97213     180  05   9424602   $21,750.  1/10/96   259.99    Portland
29   03   174  1    $75,000.  3/1/96


CA   2    206920000424603     98   $21,714.33     5700 Oleander  11.425%
 2/1/11    89   $250430
94555     180  03   9424603   $22,000.  1/10/96   255.95    Fremont
34   02   174  1    $308,000. 3/1/96


CO   2    208910000424605     98   $41,722.81     7270 South Cook
10.125%   2/1/06    84   $120159
80122     120  03   9424605   $43,000.  1/17/96   571.23    Littleton
23   06   114  1    $195,000. 3/1/96

CA   2    106930000424606     98   $65,103.76     105 Parkhaven  11.625%
 1/1/11    95   $348000
94506     180  03   9424606   $65,250.  12/20/95  652.40    Danville
36   00   173  1    $435,000. 2/1/96


CA   2    206910000424608     98   $24,459.23     749 Farringdon
9.05%     3/1/11    72   $207000
94010     180  05   9424608   $25,000.  2/14/96   254.31    Burlingame
34   01   175  1    $325,000. 4/1/96

CA   2    206920000424610     98   $40,482.18     2 Elm Court    9.925%
3/1/11    90   $206250
94044     180  05   9424610   $41,000.  2/16/96   438.71    Pacifica
43   06   175  1    $275,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424611     98   $19,655.24     6526 Ocean Crest
11.75%    1/1/11    95   $106400
90275     180  01   9424611   $19,950.  12/20/95  236.23    Rancho Palos
23   00   173  1    $133,000. 2/1/96

CA   2    106920000424616     98   $19,380.81     17410 Clinton  10.9%
1/1/11    85   $150000
95642     180  05   9424616   $20,000.  12/5/95   226.07    Jackson
37   03   173  1    $200,000. 2/1/96


CA   2    206930000424617     98   $28,969.09     36911 Avenue 15
12.925%   2/1/11    95   $79899
93638     180  05   9424617   $29,300.  1/16/96   369.27    Madera
30   06   174  1    $115,000. 3/1/96

CA   2    106920000424618     98   $31,479.15     707 Riverside  10.75%
1/1/11    86   $203150
95060     180  05   9424618   $32,000.  12/14/95  358.70    Santa
Cruz
34   01   173  1    $275,000. 2/1/96


WA   2    153920000424619     98   $16,785.05     6001 205th     11.75%
2/1/11    81   $135919
98390     180  05   9424619   $17,000.  1/2/96    201.30    Summer
46   06   174  1    $190,000. 3/1/96


CA   2    106910000424620     98   $38,177.23     9729 Elmhurst  10.%
2/1/11    77   $441000
95746     180  05   9424620   $38,750.  1/2/96    416.41    Granite Bay
50   01   174  1    $630,000. 3/1/96

HI   2    115920000424621     98   $48,584.73     98-1556   10.5%
2/1/11    86   $265700
96782     180  05   9424621   $50,000.  1/3/96    552.70    Pearl City
40   06   174  1    $369,000. 3/1/96


HI   2    115920000424622     98   $55,144.86     2885 Oahu      10.5%
2/1/11    90   $492000
96822     180  05   9424622   $61,500.  1/8/96    679.82    Honolulu
27   00   174  1    $615,000. 3/1/96

CA   2    206920000424623     98   $24,729.95     11738     10.55%
2/1/11    90   $124400
******    180  01   9424623   $24,800.  1/17/96   227.78    Moorpark
42   01   174  1    $165,865. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424624     98   $17,780.9 13078 Oberlin  12.125%
2/1/11    100  $131965
91342     180  05   9424624   $18,000.  1/2/96    217.48    Sylmar
38   06   174  1    $150,000. 3/1/96

AZ   2    204930000424625     98   $26,327.36     5936 West      12.425%
2/1/11    99   $77890
85304     180  03   9424625   $27,000.  1/10/96   331.46    Glendale
40   02   174  1    $107,000. 3/1/96


WA   2    253930000424626     98   $25,198.16     3421 57th      12.425%
2/1/11    100  $117157
98422     180  05   9424626   $25,500.  1/10/96   313.05    Tacoma
43   03   174  1    $143,000. 3/1/96

IL   2    117930000424627     98   $24,648.95     18877 W Park   12.3%
1/12/11   100  $99900
60046     180  03   9424627   $25,000.  1/12/96   304.88    Lake
Villa
37   06   173  1    $125,000. 2/12/96


FL   2    212920000424628     98   $9,832.13 162 Bunker Lane     10.05%
2/1/11    89   $53600
32771     180  05   9424628   $10,000.  1/12/96   107.77    Sanford
34   06   174  1    $71,500.  3/1/96


CA   2    106920000424629     98   $29,900.32     958 Bellomo    10.75%
2/1/11    90   $166500
94086     180  03   9424629   $33,300.  1/2/96    373.28    Sunnyvale
21   01   174  1    $222,000. 3/1/96

CA   2    106920000424630     98   $48,330.83     23 Shadow Tree
10.875%   2/1/11    90   $392000
94506     180  03   9424630   $49,000.  1/10/96   553.09    Danville
46   00   174  1    $490,000. 3/1/96


WA   2    153930000424636     98   $36,554.08     16732 Southeast
11.5%     1/1/11    99   $116250
98042     180  05   9424636   $37,200.  12/7/95   434.57    Kent
31   06   173  1    $155,000. 2/1/96

CA   2    106930000424693     98   $87,582.75     64 Alta Vista  12.75%
2/1/11    95   $318000
94941     180  05   9424693   $88,600.  1/17/96   1106.47   Mill Valley
43   06   174  1    $428,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000424699     98   $54,371.49     631 Mayrum     12.8%
2/1/11    98   $178654
93111     180  05   9424699   $55,000.  1/11/96   688.66    Santa
Barbara
35   02   174  1    $240,000. 3/1/96

CA   2    206910000424701     98   $16,254.29     14936 Royal Way
10.175%   2/1/11    79   $105238
96161     180  05   9424701   $16,500.  1/10/96   179.08    Truckee
22   02   174  1    $155,000. 3/1/96


CA   2    106920000424711     98   $7,037.86 22734 Marjorie      11.625%
2/1/11    90   $231600
90505     180  05   9424711   $28,950.  1/8/96    289.45    Torrance
38   00   174  1    $290,000. 3/1/96

WA   2    253920000424714     98   $21,720.83     6714 East 7th  11.675%
2/1/11    90   $54923
99212     180  05   9424714   $22,000.  1/11/96   259.45    Spokane
43   02   174  1    $86,000.  3/1/96


OR   2    241930000424716     98   $24,883.85     5297 North     11.8%
2/1/11    95   $94500
97754     180  05   9424716   $25,200.  1/12/96   299.21    Prineville
44   06   174  1    $126,000. 3/1/96


CA   2    206920000424717     98   $71,513.91     1100 Brittany  10.925%
2/1/11    90   $580000
94574     180  05   9424717   $72,500.  1/11/96   820.62    St
Helena
39   00   174  1    $725,000. 3/1/96

CA   2    106930000424740     98   $21,233.64     100 Pine Circle
11.25%    1/1/11    100  $94534
93930     180  05   9424740   $23,000.  12/27/95  265.04    King
City
43   06   173  1    $118,000. 2/1/96


CA   2    106920000424742     98   $27,299.64     4075 Michael   10.25%
2/1/11    90   $138750
94538     180  05   9424742   $27,700.  1/3/96    301.92    Fremont
33   00   174  1    $185,000. 3/1/96

VA   2    251930000424744     98   $20,341.58     1330 Northgate
11.8%     2/1/11    95   $77250
22090     180  09   9424744   $20,600.  1/18/96   244.59    Reston
44   06   174  1    $103,000. 3/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000424755     98   $52,848.59     1125 Woodside  9.75%
 2/1/11    80   $207000
94707     180  05   9424755   $53,000.  1/8/96    455.35    Berkeley
42   00   174  1    $325,000. 3/1/96

CA   2    106920000424756     98   $24,094.35     5647 Wells Court
10.5%     2/1/11    90   $196000
95123     180  05   9424756   $24,500.  1/4/96    270.82    San Jose
21   01   174  1    $245,000. 3/1/96


CA   2    106920000424757     98   $20,660.04     1648-1650 3rd  10.75%
2/1/11    90   $154279
94550     180  05   9424757   $21,000.  12/29/95  235.40    Livermore
42   06   174  1    $195,000. 3/1/96

CA   2    106910000424758     98   $11,784.94     1512 Keesling  9.65%
1/1/01    47   $119000
95125     60   05   9424758   $13,000.  12/22/95  273.98    San
Jose
36   06   53   1    $285,000. 2/1/96


WA   2    153930000424759     98   $12,832.36     5401 133rd Street
11.5%     2/1/11    92   $133000
98208     180  05   9424759   $13,000.  1/10/96   151.86    Everett
35   03   174  1    $160,000. 3/1/96


CA   2    106930000424760     98   $34,558.89     178 Dulverton  11.75%
2/1/11    91   $228200
95630     180  05   9424760   $35,000.  1/11/96   414.45    Folsom
32   02   174  1    $290,000. 3/1/96

GA   2    113910000424761     98   $24,613.57     5605 Truman    9.5%
2/1/11    87   $161000
30506     180  05   9424761   $25,000.  12/29/95  261.06    Gainesville
35   00   174  1    $215,000. 3/1/96


CA   2    106930000424762     98   $66,193.91     575 Barto Street
12.25%    2/1/11    93   $288000
95051     180  05   9424762   $67,000.  1/10/96   814.92    Santa
Clara
41   06   174  1    $382,000. 3/1/96

CA   2    106930000424763     98   $58,800.66     1817 South     12.5%
2/1/11    100  $178500
91803     180  05   9424763   $59,500.  1/23/96   733.35    Alhambra
29   02   174  1    $238,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424769     98   $45,051.38     108 South Cristal
12.25%    3/1/11    100  $194317
92621     180  03   9424769   $45,600.  2/9/96    554.63    Brea
35   06   175  1    $240,000. 4/1/96

MI   2    226930000424787     98   $23,346.11     31275 Saratoga Ct
11.5%     2/1/11    95   $124800
48093     180  05   9424787   $23,400.  1/12/96   231.73    Warren
39   01   174  1    $156,000. 3/1/96


CA   2    206930000424792     98   $58,810.8 1162 Huntridge      12.93%
2/1/11    100  $250400
92705     180  05   9424792   $59,600.  1/12/96   751.34    Santa
Ana
31   06   174  1    $310,000. 3/1/96

CA   2    206920000424793     98   $24,639.03     15712 Gundry   12.%
2/1/11    86   $133608
90723     180  05   9424793   $25,000.  1/15/96   300.04    Paramount
23   06   174  1    $185,000. 3/1/96


UT   2    249930000424795     98   $39,053.91     1016 No 1100   12.925%
 2/1/11    96   $84638
84025     180  05   9424795   $39,500.  1/11/96   497.82    Farmington
45   02   174  1    $130,665. 3/1/96


CA   2    106920000424797     98   $35,596.39     1228 Edgemont  10.75%
  2/1/11    90   $125225
92102     180  05   9424797   $38,000.  1/2/96    425.96    San Diego
44   02   174  1    $182,000. 3/1/96

WA   2    253930000424798     98   $39,831.94     14315 1st Avenue
12.925%   2/1/11    95   $118345
98177     180  05   9424798   $40,300.  1/12/96   507.91    Seattle
50   02   174  1    $167,000. 3/1/96


OR   2    241930000424809     98   $13,829.99     1724 Lithia Way
12.175%   2/1/11    100  $82242
97540     180  05   9424809   $14,000.  1/12/96   169.60    Talent
25   03   174  1    $97,000.  3/1/96

VA   2    151930000424815     98   $45,466.91     2030 George    11.5%
12/1/10   95   $273760
22182     180  03   9424815   $50,000.  11/30/95  584.09    Vienna
41   00   172  1    $342,200. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    224920000424816     98   $19,225.7 8802 Brightwood     10.55%
  2/1/11    88   $117000
20744     180  05   9424816   $19,500.  1/16/96   216.16    Ft.
Washington
42   06   174  1    $156,000. 3/1/96

WA   2    153930000424821     98   $29,663.59     13111 W.  13.% 2/1/11
94   $141594
99026     180  05   9424821   $30,000.  1/2/96    379.57    Nine Mile
Falls
0    06   174  1    $184,000. 3/1/96


CA   2    206930000424827     98   $36,030.27     14845 Rockridge
12.3%     2/1/11    100  $83256
92335     180  05   9424827   $36,740.  1/12/96   448.06    Fontana
34   02   174  1    $120,000. 3/1/96

CA   2    106910000424889     98   $56,682.63     25 Hillcrest   11.5%
2/1/11    90   $455000
90274     180  03   9424889   $56,800.  1/11/96   562.49    Rolling Hills
45   00   174  1    $569,000. 3/1/96


MA   2    225920000424911     98   $38,463.72     9 Magnolia Street
10.8%     2/1/11    90   $195000
01701     180  05   9424911   $39,000.  1/17/96   438.39    Framingham
35   06   174  1    $260,000. 3/1/96


CA   2    206930000424915     98   $47,495.34     258 East 20th  12.75%
2/1/11    96   $180000
92627     180  05   9424915   $50,000.  1/8/96    624.42    Costa Mesa
46   01   174  1    $240,000. 3/1/96

CA   2    206920000424916     98   $52,477.87     6518 Paseo Del
12.675%   2/1/11    90   $172609
95758     180  05   9424916   $53,200.  1/16/96   661.77    Elk
Grove
47   06   174  1    $251,000. 3/1/96


UT   2    149930000424920     98   $22,660.15     4379 South     11.75%
2/1/11    95   $86250
84120     180  05   9424920   $23,000.  1/16/96   272.35    West
Valley City
42   06   174  1    $115,000. 3/1/96

DC   2    111930000424922     98   $46,534.33     3829 Windom    12.%
2/1/11    95   $251600
20016     180  05   9424922   $47,150.  1/15/96   565.88    Washington
33   00   174  1    $315,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000424923     98   $25,474.81     810 Woodside   11.75%
 2/1/11    94   $137600
20910     180  05   9424923   $25,800.  1/17/96   305.51    Silver
Spring
40   00   174  1    $175,000. 3/1/96

UT   2    249920000424924     98   $28,631.97     941 East Tahnia
11.675%   2/1/11    87   $170000
84121     180  05   9424924   $29,000.  1/16/96   342.01    Salt
Lake City
30   02   174  1    $229,000. 3/1/96


MD   2    224930000424932     98   $43,599.2 24708 Ridge Road    11.8%
  2/1/11    95   $197000
20872     180  05   9424932   $44,250.  1/19/96   525.39    Damascus
35   06   174  1    $255,000. 3/1/96

CA   2    206930000424936     98   $24,704.25     21962 Birchwood
12.43%    2/15/11   94   $161273
92692     180  03   9424936   $25,000.  1/27/96   306.99    Mission Viejo
31   06   174  1    $199,000. 3/15/96


CA   2    106920000424939     90   $9,909.86 506 Montclair  11.9%
2/10/11   86   $144000
94606     178  05   9424939   $10,000.  1/19/96   120.05    Oakland
45   00   174  1    $180,000. 5/10/96


CA   2    106920000424940     90   $71,948.9 8 Marquard Road     11.85%
  2/10/11   90   $402800
93924     178  05   9424940   $72,500.  1/24/96   865.57    Carmel
Valley
50   03   174  1    $530,000. 5/10/96

CA   2    106930000424942     98   $37,213.22     22152 Windward
11.55%    1/1/11    95   $204400
92630     180  03   9424942   $38,250.  12/18/95  448.05    Lake
Forest
35   00   173  1    $255,500. 2/1/96


CA   2    106920000424943     98   $28,509.77     1135 Belleau   11.%
2/1/11    90   $144750
94579     180  05   9424943   $28,900.  1/10/96   328.48    San
Leandro
32   01   174  1    $193,000. 3/1/96

CA   2    106930000424951     98   $22,229.06     612 Denise Drive
12.25%    2/1/11    95   $90931
95776     180  05   9424951   $22,500.  1/19/96   273.67    Woodland
41   02   174  1    $120,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000424952     98   $14,819.56     34745 East Towle
12.25%    2/1/11    99   $113500
95701     180  05   9424952   $15,000.  1/19/96   182.44    Alta
37   06   174  1    $131,000. 3/1/96

CA   2    106920000424953     98   $49,305.84     519 Baywood    10.7%
2/1/11    90   $164500
95252     180  03   9424953   $50,000.  1/19/96   558.92    Valley
Springs
27   02   174  1    $240,000. 3/1/96


CA   2    106930000424954     98   $39,518.74     568 Carr Avenue
12.25%    2/1/11    95   $158000
95004     180  05   9424954   $40,000.  1/15/96   486.52    Aromas
50   02   174  1    $210,000. 3/1/96

CA   2    106920000424956     98   $15,581.75     8871 Anona Way
10.75%    2/1/11    90   $126400
95662     180  05   9424956   $15,800.  1/18/96   177.11    Orangevale
25   02   174  1    $158,000. 3/1/96


CA   2    106920000424957     98   $49,333.75     467 Rockport   11.45%
2/1/11    85   $330694
95630     180  05   9424957   $50,000.  1/19/96   582.51    Folsom
50   02   174  1    $450,000. 3/1/96


CA   2    106920000424959     98   $38,494.67     1687 Chesterton
11.45%    2/1/11    90   $195000
95133     180  05   9424959   $39,000.  1/18/96   454.36    San
Jose
37   01   174  1    $260,000. 3/1/96

CA   2    106920000424960     98   $67,903.07     30044 Torrepines
10.95%    2/1/11    90   $336000
91301     180  05   9424960   $69,000.  1/15/96   782.09    Agoura
Hills
36   02   174  1    $450,000. 3/1/96


CA   2    106920000424962     98   $66,299.76     20211 East     10.5%
2/1/11    85   $515000
92669     180  05   9424962   $67,250.  1/8/96    743.38    Orange
43   03   174  1    $685,000. 3/1/96

FL   2    212910000424990     98   $29,546.32     155 Ocean Lane
9.75%     2/1/11    80   $134464
33149     180  06   9424990   $30,000.  1/19/96   317.81    Key
Biscayne
36   06   174  1    $207,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000424991     98   $28,731.66     381 Monaco     10.625%
2/1/11    90   $144000
94587     180  05   9424991   $28,800.  1/17/96   266.14    Union
City
29   00   174  1    $192,000. 3/1/96

CO   2    208920000424992     98   $30,833.46     9272 Sand Hill
9.875%    2/1/11    89   $187000
80126     180  03   9424992   $33,500.  1/17/96   357.44    Highlands
Ranch
26   06   174  1    $250,000. 3/1/96


FL   2    112930000424993     98   $31,266.05     1515 Skye Court
12.4%     1/22/11   100  $127920
32712     180  05   9424993   $31,980.  1/22/96   392.08    Apopka
18   00   173  1    $159,900. 2/22/96

CA   2    211910000424996     98   $105,389.82    27495 Hidden   9.8%
2/1/11    80   $749000
92653     180  03   9424996   $107,000. 1/23/96   1136.77   Laguna Hills
35   00   174  1    $1,070,000.    3/1/96


CA   2    106930000425003     98   $25,687.17     560 Ruby Road  12.25%
 2/1/11    94   $171060
94550     180  05   9425003   $26,000.  1/8/96    316.24    Livermore
49   02   174  1    $210,000. 3/1/96


CA   2    106930000425004     98   $26,598.05     18904 Avenue   11.5%
2/1/11    97   $88000
93221     180  05   9425004   $27,000.  1/9/96    315.41    Exeter
38   02   174  1    $119,000. 3/1/96

CA   2    106910000425010     98   $36,385.65     18395 Clemson  10.65%
  2/1/11    90   $288000
95070     180  05   9425010   $36,900.  12/29/95  411.33    Saratoga
43   01   174  1    $361,000. 3/1/96


CA   2    106930000425011     98   $37,654.58     664 North      11.65%
2/1/11    95   $166318
95128     180  05   9425011   $41,500.  12/22/95  488.76    San
Jose
35   06   174  1    $220,000. 3/1/96

IN   2    118930000425023     98   $24,069.41     16800     11.99%
1/23/11   97   $97600
46635     180  05   9425023   $24,400.  1/23/96   292.69    South
Bend
31   06   173  1    $126,000. 2/23/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425024     98   $37,401.19     7667 Locke Road
10.875%   2/1/11    90   $187500
95688     180  05   9425024   $37,500.  1/18/96   353.58    Vacaville
36   01   174  1    $250,000. 3/1/96

CA   2    206930000425030     98   $34,923.4 25232 Via      11.% 2/1/11
95   $131240
92677     180  05   9425030   $35,000.  1/18/96   333.31    Laguna
Niguel
43   00   174  1    $174,990. 3/1/96


CA   2    206910000425047     98   $16,221.84     1561 Keyes Road
10.3%     2/1/11    80   $166752
92065     180  05   9425047   $16,500.  1/17/96   180.35    Ramona
34   02   174  1    $230,000. 3/1/96

CA   2    206930000425050     98   $49,428.57     9615 Ramsgate  12.8%
2/1/11    99   $116160
92071     180  05   9425050   $50,000.  1/18/96   626.06    Santee
49   02   174  1    $169,000. 3/1/96


CA   2    206910000425066     98   $59,142.55     30435 Seahorse
10.375%   2/1/11    66   $203000
92587     180  03   9425066   $60,000.  1/18/96   658.60    Canyon Lake
46   00   174  1    $400,000. 3/1/96


MD   2    124930000425067     98   $47,306.89     4521 Saul Road 11.5%
 2/1/11    94   $252800
20895     180  05   9425067   $47,400.  1/23/96   469.40    Kensington
37   00   174  1    $320,000. 3/1/96

CA   2    206910000425068     98   $24,585.  10439 La  11.99%    12/1/10
87   $160000
92708     180  05   9425068   $25,000.  11/27/95  299.88    Fountain
Valley
45   06   172  1    $215,000. 1/1/96


MA   2    225910000425069     98   $19,760.41     50 Ceasar Chelor
9.075%    3/1/01    80   $130500
02093     60   05   9425069   $21,500.  1/30/96   447.09    Wrentham
19   06   55   1    $192,000. 4/1/96

CA   2    106930000425074     98   $38,434.09     5146 El Carro  12.125%
2/1/11    95   $206000
93013     180  05   9425074   $38,500.  1/19/96   399.72    Carpinteria
41   00   174  1    $257,500. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    241930000425075     98   $30,633.07     16341 Se  12.425%
2/1/11    93   $72000
97233     180  05   9425075   $31,000.  1/18/96   380.57    Portland
33   02   174  1    $111,000. 3/1/96

CA   2    106920000425076     98   $41,419.85     3633-3635 Lewis
10.75%    2/1/11    90   $210000
90807     180  01   9425076   $42,000.  1/10/96   470.80    Long
Beach
33   00   174  1    $280,000. 3/1/96


CA   2    106930000425077     98   $25,672.34     11927 Prospect
11.75%    2/1/11    100  $207000
95670     180  03   9425077   $26,000.  1/19/96   307.87    Gold
River
47   01   174  1    $233,000. 3/1/96

CA   2    106920000425078     98   $42,406.94     254 Clemente   11.%
2/1/11    90   $340000
94018     180  05   9425078   $42,500.  1/17/96   404.74    El
Granada
43   00   174  1    $425,000. 3/1/96


CA   2    106910000425079     98   $14,768.18     2972 Canna Street
9.5% 2/1/11    77   $233213
91360     180  05   9425079   $15,000.  1/18/96   156.63    Thousand Oaks
29   06   174  1    $325,000. 3/1/96


CA   2    106930000425080     98   $26,872.77     1104 U Street  12.25%
2/1/11    95   $102000
95673     180  05   9425080   $27,200.  1/19/96   330.83    Reo
Linda
34   02   174  1    $136,000. 3/1/96

CO   2    208930000425085     98   $49,190.63     3962 W 102nd   10.75%
 2/1/11    93   $319000
80030     180  05   9425085   $50,000.  1/15/96   560.47    Westminster
35   06   174  1    $400,000. 3/1/96


CO   2    208910000425086     98   $17,230.14     6534 Gindler   9.525%
2/1/11    53   $203150
80526     180  05   9425086   $17,500.  1/22/96   183.00    Fort
Collins
41   06   174  1    $420,000. 3/1/96

CO   2    208920000425087     98   $31,794.32     1706 Westchester
10.5%     2/1/11    88   $155000
80525     180  05   9425087   $32,250.  1/24/96   356.49    Fort
Collins
38   02   174  1    $215,000. 3/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000425090     98   $21,998.71     2518 North Marty
12.925%   2/1/11    100  $63723
93722     180  05   9425090   $22,250.  1/23/96   280.42    Fresno
49   02   174  1    $86,000.  3/1/96

CA   2    206920000425091     98   $13,328.67     263 Cole Avenue
11.675%   2/1/11    90   $67500
93612     180  05   9425091   $13,500.  1/19/96   159.21    Clovis
41   06   174  1    $90,000.  3/1/96


CA   2    106920000425092     98   $21,601.29     1170 Shady     10.875%
2/1/11    90   $173550
94526     180  09   9425092   $21,650.  1/19/96   204.14    Danville
38   00   174  1    $216,950. 3/1/96

CA   2    106930000425096     98   $41,476.74     14871 Trojan   11.875%
2/1/11    100  $167429
92647     180  05   9425096   $42,000.  1/4/96    500.70    Huntington
Beach
34   06   174  1    $210,000. 3/1/96


CA   2    206910000425097     98   $35,655.63     3718 Bobwhite
10.125%   2/1/11    90   $178850
94555     180  03   9425097   $35,750.  1/9/96    317.04    Fremont
41   00   174  1    $239,000. 3/1/96


CA   2    206920000425098     98   $40,090.53     2286 Copely    10.75%
12/27/10  89   $184000
93063     180  05   9425098   $40,750.  12/22/95  456.79    Simi
Valley
40   02   172  1    $255,000. 1/27/96

CA   2    206920000425099     98   $34,516.56     8730 Kittyhawk
10.75%    12/18/10  90   $136000
90045     180  05   9425099   $35,000.  12/14/95  392.33    Los
Angeles
41   02   172  1    $190,000. 1/18/96


CA   2    106920000425100     98   $29,931.46     7008 Vista Olas
10.8%     2/1/11    87   $187500
92009     180  03   9425100   $30,000.  1/24/96   281.17    Carlsbad
39   06   174  1    $250,000. 3/1/96

CA   2    106930000425102     98   $42,958.09     418 No Lajolla
11.875%   2/1/11    95   $232000
90048     180  05   9425102   $43,500.  1/10/96   518.58    Los
Angeles
39   00   174  1    $290,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141930000425104     98   $49,388.9 15230 Sw  12.25%    2/1/11
 96   $83552
97007     180  05   9425104   $50,000.  1/8/96    608.15    Beaverton
50   06   174  1    $140,000. 3/1/96

CA   2    206920000425105     98   $91,466.48     831 Winston    11.05%
3/1/11    90   $650000
91108     180  05   9425105   $92,500.  2/15/96   1054.26   San Marino
40   06   175  1    $825,000. 4/1/96


WA   2    153920000425108     98   $15,988.2 1215 N.w. 48th      11.5%
2/1/11    90   $102617
98663     180  05   9425108   $16,200.  1/4/96    189.25    Vancouver
39   06   174  1    $133,000. 3/1/96

UT   2    249930000425116     98   $28,841.06     1563 South 250
11.3%     2/3/11    96   $109125
84037     180  05   9425116   $29,225.  1/12/96   337.70    Kaysville
38   01   174  1    $145,500. 3/3/96


CA   2    206920000425122     98   $26,394.05     12998 Torrey   10.3%
2/1/11    89   $153750
95602     180  03   9425122   $27,000.  1/22/96   295.12    Auburn
26   06   174  1    $205,000. 3/1/96


CA   2    106930000425130     98   $16,334.1 4 Via Bandada  11.375%
2/1/11    96   $288450
92688     180  03   9425130   $16,550.  1/9/96    192.02    Rancho Santa
45   06   174  1    $321,000. 3/1/96

CA   2    106910000425131     98   $39,428.4 30256 Via Reata     10.375%
 2/1/11    38   $15000
92677     180  01   9425131   $40,000.  1/15/96   439.06    Laguna
Niguel
39   02   174  1    $147,000. 3/1/96


CO   2    206930000425134     98   $19,615.78     2094 South Xenia
11.5%     2/1/11    100  $106743
90231     180  01   9425134   $20,000.  1/25/96   233.64    Denver
42   06   174  1    $128,000. 3/1/96

CO   2    208920000425136     98   $38,999.05     32688 Janelle  10.5%
2/1/11    86   $153500
80403     180  05   9425136   $40,000.  1/23/96   442.16    Golden
35   06   174  1    $225,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249930000425138     98   $69,362.07     8313 South 4800
12.3%     1/19/11   100  $64600
84088     180  05   9425138   $70,350.  1/15/96   857.94    West
Jordan
50   02   173  1    $135,000. 2/19/96

UT   2    249930000425139     98   $32,295.81     1132 East 750  11.8%
1/23/11   96   $80663
84041     180  05   9425139   $33,300.  1/17/96   395.38    Layton
32   02   173  1    $119,000. 2/23/96


CA   2    106920000425142     98   $19,733.04     7121 Sherry Lane
11.125%   2/1/11    88   $175199
95356     180  05   9425142   $20,000.  1/8/96    228.89    Modesto
42   06   174  1    $223,000. 3/1/96

WA   2    153920000425143     98   $34,527.43     26215 33rd     11.%
2/1/11    88   $84789
98032     180  05   9425143   $35,000.  1/8/96    397.81    Kent
24   06   174  1    $137,000. 3/1/96


UT   2    149920000425144     98   $41,406.53     5110 West 5320 10.5%
2/1/11    90   $34936
84118     180  05   9425144   $42,000.  1/8/96    464.27    Salt Lake City
37   06   174  1    $86,000.  3/1/96


UT   2    249930000425145     98   $26,684.15     608 South 520  12.55%
1/24/11   94   $122000
84058     180  05   9425145   $27,000.  1/18/96   333.66    Orem
26   06   173  1    $160,000. 2/24/96

CA   2    106920000425146     98   $39,814.18     2700 Colony    10.25%
2/1/11    71   $148570
94541     180  03   9425146   $40,500.  1/8/96    441.43    Hayward
40   01   174  1    $270,000. 3/1/96


CA   2    106920000425147     98   $40,595.02     18321 Blackhawk
10.25%    2/1/11    93   $228200
91326     180  05   9425147   $41,500.  1/9/96    452.33    Los Angeles
44   01   174  1    $290,000. 3/1/96

CA   2    106920000425149     98   $35,376.58     3892 Woodcreek
10.% 2/1/11    90   $287137
95117     180  05   9425149   $36,000.  1/10/96   386.86    San
Jose
29   06   174  1    $360,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   1    112920000425150     98   $19,731.18     7114 Cane Hills
11.05%    2/1/11    16   $0
32819     180  05   9425150   $20,000.  1/12/96   227.95    Orlando
39   06   174  1    $125,000. 3/1/96

NV   2    232920000425154     98   $66,609.25     1899 Hillsboro
11.25%    2/15/11   87   $540000
89014     180  03   9425154   $67,500.  1/19/96   777.83    Henderson
34   00   174  1    $700,000. 3/15/96


CA   2    106930000425155     98   $36,929.3 6560 Crestwood
11.625%   2/1/11    93   $240000
94552     180  03   9425155   $37,000.  1/19/96   369.94    Castro
Valley
38   06   174  1    $300,000. 3/1/96

CA   2    206930000425156     98   $59,255.97     13155 Mount    11.925%
 2/1/11    95   $324000
95665     180  05   9425156   $60,000.  1/22/96   717.21    Pine
Grove
39   06   174  1    $405,000. 3/1/96


OH   2    139930000425166     98   $33,596.6 930 Vicki Path 12.4%
2/27/11   100  $136000
44278     180  05   9425166   $34,000.  2/27/96   416.85    Tallmadge
25   00   174  1    $170,000. 3/27/96


CA   2    106920000425180     98   $20,889.19     119 Woodard    10.85%
10/10/10  90   $171900
95630     180  05   9425180   $21,400.  9/26/95   241.23    Folsom
37   00   170  1    $214,990. 11/10/95

CA   2    106920000425181     98   $20,623.87     1017-1019 N.   12.5%
11/1/10   88   $231373
91711     180  05   9425181   $21,000.  10/18/95  258.83    Claremont
40   00   171  1    $290,000. 12/1/95


CA   2    106930000425182     98   $24,307.24     6120 E. Birkdale
12.99%    9/1/10    95   $178743
90815     180  05   9425182   $25,000.  8/2/95    316.15    Long Beach
44   02   169  1    $215,000. 10/1/95

CA   2    106920000425189     98   $57,443.86     5023 West      10.625%
2/1/11    89   $470000
90056     180  05   9425189   $58,400.  1/22/96   650.09    Los
Angeles
36   06   174  1    $600,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000425220     98   $25,266.74     2266 Saffron Lane
10.3%     2/1/11    90   $134700
95664     180  05   9425220   $25,700.  1/22/96   280.91    Pilot
Hill
30   06   174  1    $180,000. 3/1/96

CA   2    106910000425237     98   $19,607.72     2717 Pradera   10.15%
12/1/10   81   $369185
93923     180  05   9425237   $20,000.  11/8/95   216.77    Carmel
31   03   172  1    $485,000. 1/1/96


CA   2    106920000425238     98   $31,237.58     4021 Bouton    11.3%
11/1/10   89   $256800
90712     180  05   9425238   $32,100.  10/27/95  370.92    Lakewood
40   00   171  1    $325,000. 12/1/95

CA   2    106920000425239     98   $14,590.51     2631 West 157th
11.25%    11/20/10  88   $156093
90249     180  05   9425239   $15,000.  10/18/95  172.86    Gardena
30   02   171  1    $195,000. 12/20/95


OR   2    141930000425243     98   $43,445.46     9411 Southeast
11.75%    2/1/11    95   $113649
97266     180  05   9425243   $44,000.  1/12/96   521.02    Portland
32   01   174  1    $166,000. 3/1/96


CA   2    106910000425246     98   $22,009.82     13199 Triumph  9.25%
2/1/11    75   $207000
92064     180  05   9425246   $22,500.  1/10/96   231.57    Poway
34   01   174  1    $310,000. 3/1/96

IN   2    118930000425247     98   $27,368.26     940 West Upland
12.3%     2/23/11   99   $110400
46158     180  05   9425247   $27,700.  2/23/96   337.81    Mooresville
36   00   174  1    $140,000. 3/23/96


GA   2    113920000425248     98   $19,963.43     545 Leather    12.55%
1/26/11   90   $160000
30075     180  05   9425248   $20,000.  1/22/96   214.23    Roswell
32   02   173  1    $200,000. 2/26/96

CO   2    208920000425251     98   $16,572.02     12263 Bellaire
9.875%    2/1/11    90   $84000
80241     180  05   9425251   $16,800.  1/22/96   179.26    Thornton
37   06   174  1    $112,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
AZ   2    204920000425252     98   $31,821.5 19428 North 73rd
11.175%   2/1/11    90   $161250
85308     180  05   9425252   $32,250.  1/22/96   370.10    Glendale
26   02   174  1    $215,000. 3/1/96

UT   2    149910000425267     98   $30,531.42     1061 West 1530
9.75%     2/1/11    80   $61077
84057     180  05   9425267   $31,000.  1/5/96    328.40    Orem
39   06   174  1    $116,000. 3/1/96


CA   2    106920000425268     98   $17,229.3 4886 Lafayette      11.25%
1/1/11    90   $140000
93003     180  05   9425268   $17,500.  12/20/95  201.66    Ventura
40   00   173  1    $175,000. 2/1/96

WA   2    153920000425269     98   $15,276.  4413 59th Street    10.25%
2/1/11    85   $117000
98443     180  05   9425269   $15,500.  1/16/96   168.94    Tacoma
26   01   174  1    $156,000. 3/1/96


CA   2    106930000425270     98   $26,663.63     621 Falcon Way
11.875%   2/1/11    99   $129000
95661     180  05   9425270   $27,000.  12/28/95  321.88    Roseville
33   02   174  1    $158,000. 3/1/96


CA   2    106920000425273     98   $35,602.91     31861 Old      10.75%
2/1/11    90   $189000
92679     180  03   9425273   $37,800.  1/19/96   423.72    Trabuco Canyon
32   00   174  1    $252,000. 3/1/96

CA   2    106920000425275     98   $48,888.69     9470 Oakleaf Way
10.75%    2/1/11    90   $203150
95746     180  05   9425275   $49,700.  1/23/96   557.11    Granite
Bay
38   06   174  1    $281,000. 3/1/96


WA   2    253930000425276     98   $17,271.31     914 85th Street Se
12.925%   2/1/11    92   $108636
98208     180  05   9425276   $17,500.  1/24/96   220.55    Everett
36   03   174  1    $137,500. 3/1/96

CA   2    106920000425277     98   $31,929.97     2056 Mayview   11.%
2/1/11    90   $256000
90027     180  05   9425277   $32,000.  1/23/96   304.74    Los
Angeles
33   06   174  1    $320,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000425278     98   $40,407.44     414 5th Avenue
10.25%    2/1/11    85   $54000
98371     180  05   9425278   $41,000.  1/19/96   446.88    Puyallup
33   06   174  1    $112,000. 3/1/96

CA   2    106930000425279     98   $24,684.94     11805 Dutch Bar
11.75%    2/1/11    91   $258000
95670     180  03   9425279   $25,000.  1/24/96   296.03    Rancho
Cordova
27   06   174  1    $311,000. 3/1/96


CA   2    206930000425289     98   $18,736.27     631 East John  12.425%
2/1/11    100  $125637
93905     180  05   9425289   $19,000.  1/22/96   233.25    Salinas
45   02   174  1    $145,000. 3/1/96

CA   2    206930000425290     98   $41,305.2 13530 Tawny    12.425%
2/1/11    100  $167000
91709     180  03   9425290   $41,800.  1/23/96   513.16    Chino
Hills
41   06   174  1    $209,000. 3/1/96


CA   2    206930000425291     98   $48,436.24     1500 Faymont   11.3%
3/1/11    95   $268000
90266     180  05   9425291   $50,000.  2/1/96    577.75    Manhattan
Beach
41   06   175  1    $335,000. 4/1/96


CA   2    206920000425292     98   $44,197.88     505 24th Street
11.05%    2/1/11    90   $358400
90254     180  05   9425292   $44,800.  1/23/96   510.60    Hermosa Beach
26   06   174  1    $448,000. 3/1/96

OR   2    141930000425298     98   $22,124.14     61879 Avonlea  12.%
2/1/11    100  $89600
97702     180  05   9425298   $22,400.  1/5/96    268.84    Bend
23   06   174  1    $112,000. 3/1/96


CA   2    106920000425302     98   $35,502.73     11331 Culver   10.75%
2/1/11    90   $180000
90230     180  05   9425302   $36,000.  1/12/96   403.54    Los
Angeles
46   06   174  1    $240,000. 3/1/96

OR   2    141930000425303     98   $43,964.62     490 Collins Crest
12.25%    2/1/11    95   $97101
97027     180  05   9425303   $44,500.  1/5/96    541.25    Gladstone
38   00   174  1    $150,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000425305     98   $31,709.26     17517 N.e. 2nd
12.125%   2/1/11    98   $81308
98684     180  05   9425305   $32,100.  1/11/96   387.84    Vancouver
50   06   174  1    $116,000. 3/1/96

WA   2    153930000425306     98   $30,588.22     2615 P Street  12.25%
2/1/11    100  $54927
98663     180  05   9425306   $31,000.  1/10/96   377.05    Vancouver
48   06   174  1    $86,000.  3/1/96


CA   2    206920000425310     98   $62,094.56     18571 East     12.05%
2/1/11    90   $384000
91748     180  05   9425310   $63,000.  1/22/96   758.13    Rowland
Heights
47   02   174  1    $497,000. 3/1/96

FL   2    212930000425357     98   $26,269.07     1300 Southwest
11.925%   2/1/11    100  $106400
33432     180  05   9425357   $26,600.  1/26/96   317.96    Boca
Raton
41   06   174  1    $133,000. 3/1/96


UT   2    149920000425380     98   $33,511.35     6327 West 3570
12.05%    2/1/11    88   $45882
84120     180  05   9425380   $34,000.  1/26/96   409.15    West
Valley City
50   06   174  1    $91,000.  3/1/96


FL   2    112910000425382     98   $32,280.21     12511 Northwest
11.55%    3/1/11    100  $102000
33323     180  03   9425382   $32,700.  2/6/96    383.04    Sunrise
37   06   175  1    $135,000. 4/1/96

CA   2    206930000425383     98   $43,601.91     2042 Avenida   12.925%
 3/1/11    95   $235200
91709     180  05   9425383   $44,100.  2/14/96   555.80    Chino
Hills
29   06   175  1    $294,000. 4/1/96


CA   2    206920000425387     98   $25,176.03     609 East  11.43%
3/1/11    97   $220904
92665     180  05   9425387   $25,450.  2/14/96   296.17    Orange
42   02   175  1    $255,000. 4/1/96

CA   2    206930000425389     98   $15,656.71     7032 Laurel Oak
12.425%   2/1/11    92   $107000
95628     180  05   9425389   $16,000.  1/24/96   196.42    Fair
Oaks
40   06   174  1    $135,000. 3/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425392     98   $60,213.27     3242 New Jersey
11.5%     2/1/11    89   $176000
95124     180  05   9425392   $61,000.  1/12/96   712.60    San
Jose
49   01   174  1    $268,000. 3/1/96

WA   2    153930000425393     98   $13,716.54     8832 8th Avenue
11.25%    2/1/11    100  $121000
98204     180  05   9425393   $13,900.  1/4/96    160.18    Everett
44   06   174  1    $136,000. 3/1/96


CO   2    208920000425404     98   $24,654.38     1047 Venice    12.175%
2/1/11    85   $68210
80501     180  05   9425404   $25,000.  1/25/96   302.86    Longmont
47   02   174  1    $110,000. 3/1/96

FL   2    212930000425406     98   $18,341.83     4907 6th Avenue
12.425%   2/1/11    100  $76289
34208     180  05   9425406   $18,600.  1/26/96   228.34    Bradenton
31   02   174  1    $95,000.  3/1/96


CA   2    206930000425408     98   $15,590.34     2622 Pointe    12.5%
2/1/11    98   $164000
91709     180  03   9425408   $16,400.  1/18/96   202.13    Chino
Hills
39   01   174  1    $185,000. 3/1/96


DC   2    111920000425410     98   $25,421.19     1737 Harvard   9.375%
2/1/11    90   $127500
20009     180  09   9425410   $25,500.  1/16/96   212.10    Washington
32   00   174  1    $170,000. 3/1/96

VA   2    151920000425411     98   $30,497.83     6016 22nd Street    9.%
2/1/11    90   $207000
22205     180  05   9425411   $30,600.  1/22/96   246.21    Arlington
31   00   174  1    $264,500. 3/1/96


MD   2    124920000425416     98   $30,751.42     19909 Knollcross
12.5%     2/1/11    90   $246900
20876     180  03   9425416   $30,800.  1/24/96   328.72    Germantown
42   00   174  1    $308,660. 3/1/96

VA   2    151930000425417     98   $50,894.26     3020 Leefield  11.25%
2/1/11    95   $272000
22071     180  05   9425417   $51,000.  1/27/96   495.34    Herndon
42   00   174  1    $340,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425419     98   $32,000.35     3002 Cottonwood
11.625%   2/1/11    91   $162000
92665     180  05   9425419   $33,000.  1/18/96   388.13    Orange
41   06   174  1    $216,000. 3/1/96

CA   2    106920000425420     98   $21,187.43     3250 Midas     10.625%
2/1/11    86   $147004
95677     180  05   9425420   $21,500.  1/10/96   239.33    Rocklin
27   06   174  1    $198,000. 3/1/96


CA   2    106920000425422     98   $18,500.  298 Princeton  10.375%
2/1/11    85   $157500
92626     180  05   9425422   $20,000.  1/10/96   219.53    Costa
Mesa
44   06   174  1    $210,000. 3/1/96

CA   2    106930000425423     98   $24,145.38     22830 Mountain
11.875%   2/1/11    95   $135950
91719     180  03   9425423   $24,450.  1/19/96   291.48    Corona
42   00   174  1    $170,000. 3/1/96


OR   2    241930000425474     98   $15,392.89     4661 Bluebelle
11.3%     2/1/11    100  $71710
97478     180  05   9425474   $16,000.  1/25/96   184.88    Springfield
22   06   174  1    $88,000.  3/1/96


FL   2    212910000425475     98   $20,287.79     8062 Sw 133    10.375%
2/1/06    80   $84000
33183     120  05   9425475   $20,900.  1/26/96   280.55    Miami
45   06   114  1    $132,000. 3/1/96

MI   2    226920000425478     98   $118,552.18    4540 River Trail
12.25%    2/1/11    39   $118750
48301     180  05   9425478   $118,750. 2/1/96    1244.38   Bloomfield
Hills
36   00   174  1    $620,000. 3/1/96


CA   2    106920000425479     98   $39,089.01     512 Longfellow
10.75%    2/1/11    90   $275000
90254     180  05   9425479   $40,000.  1/25/96   448.38    Hermosa Beach
31   01   174  1    $350,000. 3/1/96

IL   2    117930000425480     98   $24,632.45     125 Woodcrest  12.4%
1/26/11   100  $99920
60107     180  05   9425480   $24,980.  1/23/96   306.26    Streamwood
38   00   173  1    $126,000. 2/26/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000425481     98   $24,653.08     22707 Northeast
10.7%     2/1/11    87   $296000
98072     180  03   9425481   $25,000.  1/24/96   279.46    Redmond
39   01   174  1    $370,000. 3/1/96

CA   2    106930000425482     98   $98,344.99     14226 Half Moon
12.% 2/1/11    100  $340383
92014     180  05   9425482   $99,600.  1/12/96   1195.37   San Diego
43   02   174  1    $441,000. 3/1/96


GA   2    113930000425483     98   $16,474.61     5785 Rolling   12.%
2/1/11    95   $90700
30130     180  05   9425483   $17,000.  1/25/96   204.03    Cumming
43   02   174  1    $113,400. 3/1/96

WA   2    153920000425484     98   $19,914.58     4007 West      10.5%
2/1/11    90   $76100
99205     180  05   9425484   $20,200.  1/24/96   223.29    Spokane
39   02   174  1    $107,000. 3/1/96


CA   2    106920000425485     98   $26,664.54     37 Via Caseta  12.%
2/1/11    83   $162800
92688     180  03   9425485   $27,000.  1/22/96   324.05    Rancho Santa
43   02   174  1    $230,000. 3/1/96


NV   2    132930000425486     98   $87,376.16     1613 Night Wind
10.75%    2/1/11    32   $22600
89117     180  05   9425486   $88,600.  1/8/96    993.16    Las Vegas
42   02   174  1    $350,000. 3/1/96

CA   2    106920000425487     98   $24,646.76     4632 Piper Street
10.5%     2/1/11    87   $151667
94538     180  05   9425487   $25,000.  1/9/96    276.35    Fremont
32   06   174  1    $205,000. 3/1/96


CA   2    106910000425488     98   $11,133.02     4301-4303      9.25%
2/1/11    78   $264750
94611     180  05   9425488   $11,800.  1/17/96   121.44    Oakland
33   06   174  1    $357,000. 3/1/96

FL   2    212930000425490     98   $15,836.62     7204 West 34th      12.%
3/1/11    100  $94964
33016     180  05   9425490   $16,000.  2/22/96   192.03    Hialeah
36   06   175  1    $111,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000425493     98   $36,981.99     12160 Lamb     10.75%
2/1/11    90   $200000
90680     180  03   9425493   $37,500.  1/16/96   420.36    Tustin
43   00   174  1    $265,000. 3/1/96

CA   2    206930000425495     98   $39,303.26     10056 Mann     13.99%
10/15/10  95   $292500
95014     180  05   9425495   $40,000.  9/26/95   532.43    Cupertino
44   02   170  1    $350,000. 11/15/95


CA   2    206920000425496     98   $36,565.14     14734 Fairvilla     12.5%
   2/1/11    90   $146133
90638     180  05   9425496   $37,000.  1/24/96   456.03    La
Mirada
50   06   174  1    $205,000. 3/1/96

FL   2    112930000425497     98   $17,786.46     158 Edge Avenue
12.4%     2/2/11    95   $77000
32580     180  05   9425497   $18,000.  1/29/96   220.68    Valparaiso
31   06   174  1    $100,000. 2/29/96


TX   2    148930000425501     98   $18,558.64     8809 Escabosa  11.55%
2/1/11    92   $100350
78748     180  03   9425501   $18,800.  1/24/96   220.22    Austin
28   00   174  1    $130,000. 3/1/96


CA   2    106920000425502     98   $61,510.96     40 Headland    11.%
1/1/11    90   $500000
94506     180  03   9425502   $62,500.  12/26/95  710.37    Danville
39   00   173  1    $625,000. 2/1/96

IL   2    117920000425505     98   $24,664.01     2140 Cimarron  11.05%
2/1/11    90   $202938
60101     180  05   9425505   $25,000.  1/10/96   284.93    Addison
44   06   174  1    $254,000. 3/1/96


WA   2    253930000425506     98   $41,392.33     1313 Ebb Tide
12.175%   2/1/11    100  $153000
98502     180  05   9425506   $41,900.  1/24/96   507.60    Olympia
25   02   174  1    $195,000. 3/1/96

CO   2    208920000425515     98   $9,848.17 2820 Morgan    10.3%
2/1/11    86   $90900
80526     180  05   9425515   $10,000.  1/25/96   109.30    Fort
Collins
31   06   174  1    $118,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000425518     98   $20,268.51     1110 Hutchings
12.925%   2/1/11    100  $139217
94577     180  05   9425518   $20,500.  1/24/96   258.36    San
Leandro
49   02   174  1    $160,000. 3/1/96

CO   2    208920000425520     98   $11,324.96     427 Dickerson  11.425%
 2/1/11    86   $65700
80501     180  05   9425520   $11,500.  1/26/96   133.79    Longmont
46   03   174  1    $90,000.  3/1/96


CA   2    206930000425521     98   $28,831.14     15256 Dickens  13.43%
2/1/11    94   $198756
95124     180  05   9425521   $29,200.  1/24/96   377.75    San
Jose
46   02   174  1    $245,000. 3/1/96

CA   2    206920000425546     98   $19,738.92     1869 Middleton
11.425%   3/1/11    88   $104136
90062     180  05   9425546   $20,000.  1/31/96   232.69    Los
Angeles
32   06   175  1    $142,000. 4/1/96


CA   2    106920000425553     98   $39,917.38     1910 Hillcrest
11.55%    2/1/11    90   $320000
90254     180  05   9425553   $40,000.  1/17/96   396.12    Hermosa Beach
35   00   174  1    $400,000. 3/1/96


KY   2    221920000425564     98   $14,804.71     1921 Elba Drive
11.425%   2/1/11    85   $64562
40218     180  05   9425564   $15,000.  1/26/96   174.51    Louisville
36   06   174  1    $94,000.  3/1/96

ID   2    216910000425568     98   $14,249.26     1224 Hancock   9.8%
2/1/11    80   $49279
83201     180  07   9425568   $14,480.  1/11/96   153.84    Pocatello
45   03   174  1    $79,700.  3/1/96


CA   2    206920000425570     98   $28,687.79     12079 Fairhope
11.43%    3/1/11    90   $178000
92128     180  05   9425570   $29,000.  2/1/96    337.49    San Diego
40   06   175  1    $230,000. 4/1/96

CA   2    206920000425571     98   $29,059.2 3714 Lynx Court     10.5%
2/1/11    90   $236000
95136     180  05   9425571   $29,500.  1/26/96   269.85    San
Jose
30   00   174  1    $295,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000425574     98   $24,646.76     3062 San Luis  10.5%
2/1/11    90   $200000
95118     180  05   9425574   $25,000.  1/24/96   276.35    San
Jose
40   00   174  1    $250,000. 3/1/96

CA   2    106910000425578     98   $15,585.45     8455 Rhoda Ave 9.5%
2/1/11    76   $207000
94568     180  05   9425578   $16,000.  1/17/96   167.08    Dublin
27   06   174  1    $295,000. 3/1/96


CA   2    106920000425579     98   $39,126.22     27292 Borrasca 10.25%
 2/1/11    90   $197222
92691     180  05   9425579   $39,700.  1/9/96    432.71    Mission Viejo
4    01   174  1    $265,000. 3/1/96

CA   2    106920000425580     98   $16,759.29     2612 I Street  10.5%
2/1/11    88   $81131
95501     180  05   9425580   $17,000.  1/17/96   187.92    Eureka
43   06   174  1    $112,000. 3/1/96


DC   2    111930000425581     98   $8,637.13 1637 Hobart    11.5%
2/1/11    100  $166250
20009     180  07   9425581   $8,750.   1/31/96   102.22    Washington
27   06   174  1    $175,000. 3/1/96


CA   2    206920000425582     98   $56,458.98     23815 Secretariat   9.5%
2/1/11    90   $460000
93940     180  05   9425582   $57,500.  1/19/96   600.43    Monterey
38   00   174  1    $575,000. 3/1/96

CA   2    206930000425583     98   $39,570.86     1621 South Holt
13.99%    2/15/11   98   $164630
90035     180  05   9425583   $40,000.  1/22/96   532.43    Los
Angeles
42   02   174  1    $210,000. 3/15/96


CO   2    208910000425593     98   $10,824.02     18 Meadowland  9.025%
  2/1/11    80   $205045
80468     180  05   9425593   $13,000.  1/29/96   132.05    Nederland
43   06   174  1    $275,000. 3/1/96

CA   2    106930000425594     98   $38,503.56     1127 Vallecito Rd
11.625%   2/1/11    95   $208000
93013     180  05   9425594   $39,000.  1/25/96   389.94    Carpinteria
38   00   174  1    $260,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000425595     98   $23,190.63     4752 McCoy     11.8%
2/1/11    95   $201450
95130     180  05   9425595   $23,700.  1/26/96   281.40    San
Jose
32   06   174  1    $237,000. 3/1/96

CA   2    206930000425599     98   $65,428.46     6411 Faustino  11.925%
2/1/11    100  $198750
95831     180  05   9425599   $66,250.  1/26/96   791.92    Sacramento
25   06   174  1    $265,000. 3/1/96


FL   2    212930000425600     98   $18,539.01     2957 Forest Circle
12.425%   2/1/11    92   $67640
33584     180  05   9425600   $18,800.  1/26/96   230.80    Seffner
43   02   174  1    $94,000.  3/1/96

CA   2    206920000425601     98   $62,155.44     5495 Avenida   11.68%
3/1/11    85   $271205
92686     180  05   9425601   $63,000.  2/8/96    743.18    Yorba Linda
41   02   175  1    $394,000. 4/1/96


CA   2    106920000425615     98   $16,079.65     984 Kiely Blvd. #l
10.5%     2/1/11    90   $82500
95051     180  01   9425615   $16,500.  1/25/96   182.39    Santa
Clara
17   01   174  1    $110,000. 3/1/96


CA   2    106920000425617     98   $78,702.15     1065 Pine Avenue
11.45%    2/1/11    87   $230000
95125     180  05   9425617   $80,000.  1/25/96   932.01    San
Jose
39   01   174  1    $360,000. 3/1/96

CA   2    106910000425620     98   $49,308.82     2616 Kronen    10.75%
2/1/11    68   $300344
92506     180  05   9425620   $50,000.  1/26/96   560.47    Riverside
41   06   174  1    $520,000. 3/1/96


CA   2    106920000425621     98   $40,910.26     17701 Bruce    11.%
2/1/11    90   $328000
95030     180  05   9425621   $41,000.  1/25/96   390.45    Monte
Sereno
45   00   174  1    $410,000. 3/1/96

CA   2    106920000425622     98   $37,876.79     2920 Fulam Court
10.75%    2/1/11    90   $222500
95672     180  05   9425622   $38,500.  1/26/96   431.56    Rescue
33   01   174  1    $290,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425623     98   $14,792.82     4843 Tilden    10.75%
2/1/11    90   $120714
91423     180  05   9425623   $15,000.  1/26/96   168.14    Sherman Oaks
37   06   174  1    $151,000. 3/1/96

CA   2    106930000425624     98   $24,699.25     3508 Columbine
12.25%    2/1/11    100  $174600
95127     180  05   9425624   $25,000.  1/11/96   304.07    San
Jose
35   02   174  1    $200,000. 3/1/96


CA   2    206930000425627     98   $29,715.86     11080 Milky    12.8%
3/1/11    97   $126500
91752     180  05   9425627   $30,000.  1/29/96   375.63    Mira
Loma
40   02   175  1    $163,000. 4/1/96

CA   2    206930000425628     98   $80,321.51     247 Muirfield  12.8%
2/1/11    82   $975000
90005     180  05   9425628   $81,250.  1/25/96   1017.34   Los Angeles
41   02   174  1    $1,300,000.    3/1/96


CA   2    106920000425631     97   $21,809.77     1167 Foxboro   12.4%
2/15/11   91   $203842
91911     178  05   9425631   $22,000.  1/25/96   271.05    Chula
Vista
44   04   174  1    $250,000. 5/15/96


WA   2    153920000425636     97   $40,521.59     1525 South     11.85%
2/1/11    90   $206200
98465     180  05   9425636   $41,000.  1/29/96   488.09    Tacoma
40   00   174  1    $275,000. 3/1/96

CA   2    106930000425669     98   $18,173.37     913 Rose Bud   12.25%
2/1/11    93   $120400
95407     180  05   9425669   $19,000.  1/22/96   199.10    Santa
Rosa
23   06   174  1    $150,500. 3/1/96


CA   2    206930000425682     98   $32,913.17     1401 Park Avenue
12.625%   2/15/11   98   $124904
92583     180  05   9425682   $33,300.  1/30/96   413.14    San
Jacinto
33   06   174  1    $162,000. 3/15/96

CA   2    106910000425685     98   $16,754.32     7856 Deborah   10.25%
2/1/11    69   $88808
91945     180  05   9425685   $17,000.  1/19/96   185.29    Lemon
Grove
30   06   174  1    $154,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425686     98   $31,241.87     4423      10.25%
2/1/11    88   $189000
94928     180  05   9425686   $31,700.  1/18/96   345.51    Rohnert Park
38   06   174  1    $252,000. 3/1/96

WA   2    153920000425687     98   $19,729.9 9005 Northeast      11.%
2/1/11    91   $83616
98682     180  05   9425687   $20,000.  1/16/96   227.32    Vancouver
40   06   174  1    $115,000. 3/1/96


CA   2    106920000425688     98   $36,999.45     3555 Ames Place
11.125%   2/1/11    90   $204700
92008     180  05   9425688   $37,500.  1/19/96   429.17    Carlsbad
37   06   174  1    $270,000. 3/1/96

CA   2    206930000425689     98   $29,639.07     3541 Wilcox    12.25%
2/1/11    100  $279000
92106     180  05   9425689   $30,000.  1/29/96   364.89    San
Diego
44   01   174  1    $310,000. 3/1/96


OR   2    241930000425691     98   $30,319.81     2250 Se 146th  13.425%
2/1/11    95   $59556
97233     180  05   9425691   $30,650.  1/25/96   396.41    Portland
39   02   174  1    $95,000.  3/1/96


CA   2    106930000425695     98   $25,489.08     5253 Silkwood
11.375%   2/1/11    100  $149031
92056     180  05   9425695   $25,900.  1/18/96   300.51    Oceanside
44   01   174  1    $175,000. 3/1/96

CA   2    206930000425697     98   $12,328.51     7302 Bright    12.55%
2/1/11    100  $112500
90602     180  01   9425697   $12,500.  1/22/96   154.47    Whittier
30   06   174  1    $125,000. 3/1/96


CA   2    106920000425739     98   $35,090.79     36 Oaktree Lane
10.75%    2/1/11    90   $177750
92715     180  09   9425739   $35,550.  1/23/96   331.85    Irvine
36   00   174  1    $237,000. 3/1/96

CA   2    206920000425754     98   $15,673.89     412 Diana Place
10.75%    2/1/11    90   $128000
92633     180  05   9425754   $16,000.  1/9/96    179.35    Fullerton
41   02   174  1    $160,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000425770     98   $18,927.49     16205 Lafortuna
11.625%   2/1/11    86   $94850
92551     180  03   9425770   $18,970.  1/29/96   189.67    Morena Valley
37   00   174  1    $133,000. 3/1/96

CA   2    106920000425771     98   $26,240.57     540 Nash Road  9.875%
 2/1/11    90   $124169
95023     180  05   9425771   $27,200.  1/18/96   290.22    Hollister
45   06   174  1    $170,000. 3/1/96


OR   2    141930000425772     98   $39,439.9 7620 S.w. Leslie    11.75%
2/1/11    95   $97420
97223     180  05   9425772   $40,100.  1/17/96   474.84    Tigard
44   06   174  1    $145,000. 3/1/96

CA   2    106930000425773     98   $43,050.97     1627 Ginsberg  11.75%
2/1/11    100  $115133
92114     180  05   9425773   $43,700.  1/23/96   517.47    San
Diego
47   06   174  1    $159,000. 3/1/96


FL   2    212920000425782     98   $34,545.47     734 Rider Road 11.425%
 2/1/11    86   $105295
33435     180  05   9425782   $35,000.  1/30/96   407.20    Boynton Beach
47   02   174  1    $165,000. 3/1/96


CA   2    206930000425784     98   $35,574.08     1806 Charmeran
12.43%    2/15/11   93   $149688
95124     180  05   9425784   $36,000.  2/3/96    442.07    San Jose
37   06   174  1    $200,000. 3/15/96

CA   2    206920000425788     98   $17,810.58     4724 Conejo    11.675%
3/1/11    90   $144000
91364     180  05   9425788   $18,000.  1/29/96   212.28    Woodland Hills
39   06   175  1    $180,000. 4/1/96


CO   2    208930000425806     98   $18,255.89     13914 West 65th
11.25%    2/1/11    100  $146400
80004     180  05   9425806   $18,500.  1/26/96   213.18    Arvada
31   06   174  1    $165,000. 3/1/96

CA   2    106930000425814     98   $33,057.91     395 Marshall   11.75%
2/1/11    92   $270400
94952     180  05   9425814   $33,800.  1/9/96    341.18    Petaluma
33   00   174  1    $333,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   1    106910000425816     98   $25,003.26     840 Loma Drive
10.55%    2/1/11    7    $0
90254     180  05   9425816   $25,360.  1/2/96    281.12    Hermosa
Beach
36   01   174  1    $393,000. 3/1/96

WA   2    153920000425839     98   $24,712.19     8522 46th Street
10.7%     3/1/11    85   $206250
98335     180  03   9425839   $25,000.  2/1/96    279.46    Gig Harbor
45   02   175  1    $275,000. 4/1/96


CA   2    106930000425842     98   $29,630.57     1527      12.% 3/1/11
94   $181000
95132     180  05   9425842   $30,000.  2/1/96    360.05    San Jose
29   02   175  1    $225,000. 4/1/96

FL   2    112920000425863     98   $25,033.9 2043 Nottingham     11.25%
 3/1/11    89   $28602
32935     180  05   9425863   $25,300.  2/1/96    291.54    Melbourne
46   00   175  1    $60,900.  4/1/96


UT   2    149910000425866     98   $21,330.88     308 East Casa  9.7%
2/1/06    39   $28849
84014     120  05   9425866   $22,000.  1/29/96   287.09    Centerville
39   06   114  1    $132,000. 3/1/96


CA   2    106930000425869     98   $19,750.97     4414 Salisbury
11.88%    2/1/11    100  $197950
92008     180  05   9425869   $20,000.  1/26/96   238.49    Carlsbad
35   06   174  1    $220,000. 3/1/96

CA   2    106920000425870     98   $22,516.44     17362 Madera   10.8%
2/1/11    90   $196000
92647     180  05   9425870   $24,500.  1/15/96   229.62    Huntington
Beach
45   00   174  1    $245,000. 3/1/96


CA   2    106920000425875     97   $79,201.08     16125 Francesca
11.9%     1/10/11   90   $640000
95030     180  05   9425875   $80,000.  12/21/95  960.88    Monte
Sereno
42   00   173  1    $800,000. 2/10/96

CA   2    106920000425876     97   $9,835.   64 Oak Meadow  11.65%
1/10/11   82   $620000
94507     180  05   9425876   $10,000.  12/22/95  118.23    Alamo
41   01   173  1    $775,000. 2/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000425878     97   $64,739.88     4 Windeler Court
11.9%     1/1/11    58   $310800
94556     180  05   9425878   $65,000.  12/27/95  776.76    Moraga
29   00   173  1    $650,000. 2/1/96

CA   2    206930000425883     98   $16,601.18     1446 Plymouth
12.425%   3/1/11    95   $63000
93612     180  09   9425883   $16,800.  2/12/96   206.24    Clovis
39   06   175  1    $84,000.  4/1/96


CA   2    206910000425886     98   $22,799.23     604-d San Michel
10.5%     2/1/11    90   $116250
92626     180  09   9425886   $23,250.  1/22/96   257.01    Cost
Mesa
35   06   174  1    $155,000. 3/1/96

CA   2    206910000425888     98   $29,994.96     637 Belvedere  10.5%
2/1/11    87   $199500
94510     180  05   9425888   $30,500.  1/17/96   337.15    Benicia
45   06   174  1    $266,000. 3/1/96


CA   2    206920000425889     98   $26,914.27     2658 Glen      10.5%
2/1/11    84   $191000
95148     180  05   9425889   $27,300.  1/22/96   301.77    San
Jose
29   06   174  1    $260,000. 3/1/96


CA   2    206920000425890     98   $14,955.16     19602 Westwinds
11.5%     2/1/11    90   $136000
92646     180  05   9425890   $17,000.  1/16/96   198.59    Huntington
Beach
29   00   174  1    $170,000. 3/1/96

CA   2    106920000425892     98   $42,899.15     247 Elk Street 10.75%
2/1/11    86   $254978
95065     180  05   9425892   $43,500.  1/12/96   487.61    Santa
Cruz
37   01   174  1    $351,000. 3/1/96


MI   2    226920000425893     98   $25,702.56     43102 Herring Dr
12.8%     3/1/11    100  $173000
48038     180  05   9425893   $26,000.  2/5/96    325.55    Clinton
Township
43   01   175  1    $200,000. 4/1/96

CA   2    106930000425894     98   $39,472.12     923 Amelia Court
11.25%    2/1/11    92   $239800
95492     180  05   9425894   $40,000.  1/17/96   460.94    Windsor
45   01   174  1    $305,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000425895     98   $28,811.49     14914 N.e.33rd
11.25%    2/1/11    100  $87750
98682     180  05   9425895   $29,200.  1/19/96   336.48    Vancouver
45   01   174  1    $117,000. 3/1/96

CA   2    106920000425896     98   $39,406.03     707 North      11.375%
2/1/11    90   $338400
90266     180  05   9425896   $40,000.  1/19/96   464.10    Manhattan
Beach
43   06   174  1    $423,000. 3/1/96


CA   2    106930000425897     98   $45,914.44     1311 Lydia Court
12.125%   2/1/11    99   $195562
95492     180  05   9425897   $46,500.  1/22/96   561.82    Windsor
41   06   174  1    $245,000. 3/1/96

CA   2    106930000425898     98   $27,653.69     39112 Via      12.25%
2/1/11    95   $106500
92563     180  05   9425898   $28,000.  1/17/96   340.56    Murrieta
36   06   174  1    $142,000. 3/1/96


UT   2    149920000425903     98   $15,307.59     1057 North     11.%
3/1/11    90   $62969
84116     180  05   9425903   $15,481.  2/1/96    175.96    Salt Lake City
45   06   175  1    $87,500.  4/1/96


CA   2    106930000425909     98   $24,014.4 7313 Sunsilver      12.5%
2/1/11    95   $78260
95828     180  05   9425909   $24,300.  1/10/96   299.50    Sacramento
43   06   174  1    $108,000. 3/1/96

CA   2    106920000425912     98   $19,958.64     930 Antelope   10.3%
2/1/11    90   $101250
94513     180  03   9425912   $20,250.  1/30/96   221.34    Brentwood
31   01   174  1    $135,000. 3/1/96


UT   2    149930000425914     98   $25,862.16     3832 South 825
11.75%    2/1/11    100  $78750
84010     180  05   9425914   $26,250.  1/17/96   310.83    Bountiful
38   06   174  1    $105,000. 3/1/96

ID   2    116920000425916     98   $24,670.06     4055 S Chinook
11.25%    2/1/11    88   $256000
83833     180  05   9425916   $25,000.  1/18/96   288.09    Harrison
40   06   174  1    $320,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
HI   2    115910000425918     98   $34,459.01     1351 Laukahi   9.5%
2/1/11    79   $650000
96821     180  05   9425918   $35,000.  1/9/96    365.48    Honolulu
45   06   174  1    $878,000. 3/1/96

CA   2    206910000425921     98   $9,621.52 9312 Lampson   10.375%
2/1/11    78   $105885
92614     180  05   9425921   $10,000.  1/25/96   109.77    Garden
Grove
47   06   174  1    $150,000. 3/1/96


GA   2    113920000425932     98   $29,202.99     340 Fairleaf Court  9.%
3/1/11    90   $236800
30202     180  03   9425932   $29,600.  2/21/96   300.22    Alpharetta
38   00   175  1    $296,000. 4/1/96

GA   2    113920000425933     98   $25,925.1 2452 Arcadia   9.9% 3/1/11
90   $131400
30101     180  03   9425933   $26,250.  2/29/96   280.48    Acworth
17   00   175  1    $175,400. 4/1/96


MD   2    124910000425935     98   $24,952.37     2136 Redthorn  10.5%
2/1/06    88   $42000
21220     120  07   9425935   $25,700.  1/30/96   346.78    Baltimore
43   06   114  1    $77,000.  3/1/96


MD   2    124930000425936     98   $32,152.28     16212 Dorset   12.15%
3/1/11    99   $197500
20707     180  05   9425936   $32,500.  2/21/96   393.20    Laurel
41   06   175  1    $233,000. 4/1/96

CA   2    106920000425944     98   $38,936.85     5807 Del Trigo      11.%
3/1/11    87   $180486
94517     180  05   9425944   $40,000.  2/1/96    454.64    Clayton
39   06   175  1    $255,000. 4/1/96


CA   2    106910000425961     98   $28,332.89     139 Amber Way
11.25%    2/1/11    94   $178400
94550     180  05   9425961   $30,000.  1/2/96    345.70    Livermore
22   06   174  1    $223,000. 3/1/96

MD   2    224930000425972     98   $46,797.88     108 Hughlett   10.%
2/1/11    95   $147249
21601     180  05   9425972   $47,500.  1/24/96   510.44    Easton
44   02   174  1    $205,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000425978     98   $37,481.04     2031 South 279th
10.875%   2/1/11    98   $142035
98003     180  05   9425978   $38,000.  1/22/96   428.93    Federal
Way
28   06   174  1    $185,000. 3/1/96

CA   2    106920000425979     98   $34,823.37     16533 Mira Bella
11.% 2/1/11    90   $291050
95037     180  05   9425979   $35,300.  1/19/96   401.22    Morgan Hill
50   06   174  1    $363,848. 3/1/96


CA   2    106920000425980     98   $45,578.49     1130 Brockman  11.%
2/1/11    90   $376000
95476     180  05   9425980   $47,000.  1/24/96   534.20    Sonoma
49   06   174  1    $470,000. 3/1/96

CA   2    106930000425981     98   $17,970.64     1437 Country   11.75%
2/1/11    95   $328100
91902     180  05   9425981   $18,200.  1/23/96   215.51    Chula
Vista
42   06   174  1    $365,000. 3/1/96


CO   2    206920000425985     98   $10,817.89     31082 Wildwoods
10.5%     2/1/11    89   $283389
80439     180  05   9425985   $11,000.  1/31/96   121.59    Evergreen
40   00   174  1    $333,399. 3/1/96


CO   2    208930000425991     98   $27,230.17     4913 Hackamore
12.425%   3/1/11    97   $77667
80918     180  05   9425991   $27,500.  2/1/96    337.60    Colorado
Springs
43   02   175  1    $109,000. 4/1/96

UT   2    249920000425992     98   $20,314.7 1257 East Elgin     12.45%
2/5/11    90   $82000
84106     180  05   9425992   $20,600.  1/23/96   253.23    Salt
Lake City
36   02   174  1    $114,000. 3/1/96


CA   2    206930000425996     98   $44,608.64     19 Cedar Hollow
11.3%     3/1/11    95   $240750
94526     180  03   9425996   $45,100.  1/31/96   521.13    Danville
35   00   175  1    $301,000. 4/1/96

OR   2    241930000426001     98   $35,943.78     284 Sw Nancy
12.425%   3/1/11    100  $128609
97030     180  05   9426001   $36,300.  1/31/96   445.64    Gresham
28   02   175  1    $165,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426005     98   $41,473.12     458 South Henry
11.8%     2/1/11    90   $183730
95117     180  05   9426005   $42,000.  1/26/96   498.68    San
Jose
49   01   174  1    $252,000. 3/1/96

CA   2    106930000426010     98   $20,214.13     5212-5212 1/2  12.375%
 2/1/11    95   $112000
90042     180  05   9426010   $20,500.  1/17/96   251.00    Los
Angeles
43   02   174  1    $140,000. 3/1/96


CA   2    106920000426011     98   $18,746.37     47 Highland    11.125%
2/1/11    90   $157600
92715     180  07   9426011   $19,000.  1/25/96   217.45    Irvine
34   01   174  1    $197,000. 3/1/96

CA   2    106930000426014     98   $18,960.82     2996 Pennington
11.875%   2/1/11    95   $72000
95953     180  05   9426014   $19,200.  1/19/96   228.89    Live
Oak
35   01   174  1    $96,000.  3/1/96


OR   2    141930000426023     98   $19,329.24     1437 Northeast
10.75%    2/1/11    95   $97677
97030     180  05   9426023   $19,600.  1/22/96   219.71    Gresham
39   06   174  1    $123,500. 3/1/96


CA   2    106910000426024     98   $9,818.96 2705 Westberry      9.5%
2/1/11    79   $170000
95132     180  05   9426024   $10,000.  1/22/96   104.43    San
Jose
39   01   174  1    $230,000. 3/1/96

CA   2    106920000426025     98   $35,497.04     1012 East Red  10.625%
 2/1/11    90   $180000
93010     180  05   9426025   $36,000.  1/23/96   400.74    Camarillo
41   06   174  1    $240,000. 3/1/96


CA   2    106930000426026     98   $38,514.17     3031 Bollate Lane
11.875%   2/1/11    95   $208000
95616     180  05   9426026   $39,000.  1/18/96   464.93    Davis
33   06   174  1    $260,000. 3/1/96

CA   2    106930000426027     98   $28,881.36     4581 Burnt Oak
11.75%    2/1/11    93   $156000
95667     180  05   9426027   $29,250.  1/23/96   346.36    Placerville
36   00   174  1    $200,000. 3/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000426028     98   $26,006.66     365 A Street   12.25%
2/1/11    90   $54500
97071     180  05   9426028   $26,400.  1/24/96   321.10    Woodburn
45   06   174  1    $90,000.  3/1/96

CA   2    106930000426046     98   $13,723.02     8 Codoniz 13.4%
1/1/11    95   $145000
92688     180  05   9426046   $13,900.  12/11/95  179.64    Rancho Santa
46   02   173  1    $168,000. 2/1/96


CA   2    106920000426047     98   $19,694.83     27224 Ellison  11.4%
1/10/11   89   $154300
91355     180  05   9426047   $20,000.  12/5/95   232.37    Valencia
35   02   173  1    $198,000. 2/10/96

CA   2    106910000426048     98   $24,393.79     14 Germaine    10.25%
10/15/10  77   $228000
94949     180  05   9426048   $25,000.  9/29/95   271.44    Novao
50   01   170  1    $330,000. 11/15/95


CA   2    106920000426050     98   $20,795.05     100 Acacia     10.25%
2/1/11    90   $168800
94066     180  05   9426050   $21,100.  1/24/96   229.98    San
Bruno
39   00   174  1    $211,000. 3/1/96


CA   2    106920000426051     98   $33,338.71     2244 North 31st
10.5%     2/1/11    90   $129820
92104     180  05   9426051   $33,900.  1/24/96   374.73    San
Diego
49   06   174  1    $182,000. 3/1/96

CA   2    106920000426052     98   $59,199.06     154 Junco Drive
11.125%   2/1/11    82   $195667
95060     180  05   9426052   $60,000.  1/19/96   686.68    Santa
Cruz
39   06   174  1    $315,000. 3/1/96


CA   2    106920000426053     98   $20,672.15     844 Oak Terrace
11.375%   2/1/11    90   $105000
95667     180  05   9426053   $21,000.  1/24/96   243.65    Placerville
34   06   174  1    $140,000. 3/1/96

CA   2    106930000426055     98   $14,454.37     2425 West      12.25%
3/1/11    95   $107000
90220     180  05   9426055   $14,600.  2/1/96    177.58    Compton
45   06   175  1    $128,000. 4/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000426056     98   $24,339.81     1425 Maynard   10.25%
 3/1/11    83   $147660
91010     180  05   9426056   $24,700.  2/1/96    269.22    Duarte
36   06   175  1    $209,000. 4/1/96

CO   2    206920000426057     98   $83,945.54     2480 East Long
9.875%    3/1/11    90   $680000
80121     180  05   9426057   $85,000.  2/1/96    906.93    Greenwood
27   06   175  1    $850,000. 4/1/96


CA   2    106930000426058     98   $62,428.19     62 Eastwood    13.25%
3/1/11    88   $183000
94112     180  05   9426058   $63,000.  2/1/96    807.49    San Francisco
48   02   175  1    $280,000. 4/1/96

CA   2    106920000426059     98   $25,823.13     2702 Cowper    10.75%
2/1/11    90   $396000
94306     180  05   9426059   $49,500.  1/2/96    554.87    Palo Alto
36   00   174  1    $495,000. 3/1/96


CA   2    106920000426060     98   $41,934.53     886 Hilmar Street
11.7%     3/1/11    90   $336000
95050     180  05   9426060   $42,000.  2/1/96    422.34    Santa Clara
42   00   175  1    $420,000. 4/1/96


WA   2    153930000426061     98   $47,657.61     4807 147th     12.%
3/1/11    95   $203150
98258     180  05   9426061   $48,200.  2/1/96    578.48    Lake Stevens
43   06   175  1    $265,000. 4/1/96

CO   2    208920000426063     98   $15,247.9 10303 Severance     10.55%
 3/1/11    90   $112100
80134     180  03   9426063   $15,700.  2/1/96    174.03    Parker
23   06   175  1    $142,000. 4/1/96


MD   2    124920000426068     98   $9,975.65 17025 Moss Side     10.5%
 2/1/11    89   $98400
20832     180  01   9426068   $10,000.  1/27/96   91.47     Olney
39   00   174  1    $123,000. 3/1/96

VA   2    151920000426069     98   $28,499.2 2809 N Edison  9.5% 1/1/11
  90   $151400
22207     180  05   9426069   $28,600.  12/29/95  240.48    Arlington
47   01   173  1    $201,500. 2/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000426070     98   $36,746.89     2663 Annapolis
11.75%    1/1/11    99   $94934
92408     180  05   9426070   $37,300.  12/22/95  441.68    San
Bernardino
50   06   173  1    $134,000. 2/1/96

VA   2    151920000426071     98   $21,644.51     1600 N Oak     9.%
2/1/11    90   $176000
22209     180  06   9426071   $22,000.  1/22/96   223.14    Arlington
25   00   174  1    $220,000. 3/1/96


CA   1    206910000426080     98   $50,411.1 366 North      12.% 2/1/11
10   $0
90049     180  05   9426080   $50,500.  1/30/96   519.45    Los
Angeles
36   00   174  1    $505,000. 3/1/96

CA   2    106930000426084     98   $49,512.79     5725 Hughes    12.5%
3/1/11    95   $105387
92115     180  05   9426084   $50,000.  2/1/96    616.26    San Diego
43   06   175  1    $164,000. 4/1/96


CA   2    106920000426090     98   $49,433.55     9 Phillips Circle
10.875%   3/1/11    90   $404331
92677     180  03   9426090   $50,000.  2/1/96    564.38    Laguna Niguel
22   06   175  1    $510,000. 4/1/96


CA   2    206930000426091     98   $40,134.16     932 North      13.3%
3/1/11    96   $195119
90640     180  05   9426091   $40,500.  2/1/96    520.44    Montebello
50   06   175  1    $248,000. 4/1/96

CA   2    106920000426095     98   $28,421.47     2901 Old San   10.5%
2/1/11    89   $231900
95073     180  05   9426095   $28,900.  1/5/96    319.47    Soquel
12   00   174  1    $295,000. 3/1/96


CA   2    106920000426096     98   $45,279.82     2287 Solway    12.925%
1/1/11    89   $238692
91360     180  05   9426096   $45,800.  12/7/95   577.22    Thousand Oaks
50   06   173  1    $320,000. 2/1/96

CA   2    106920000426130     98   $26,124.04     2630 Owens     11.75%
3/1/11    90   $132000
94533     180  05   9426130   $26,400.  2/12/96   312.61    Fairfield
39   06   175  1    $176,000. 4/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426138     98   $45,796.95     20032 Colgate  11.5%
2/1/11    95   $248000
92646     180  05   9426138   $46,500.  1/12/96   543.21    Huntington
Beach
38   00   174  1    $310,000. 3/1/96

OR   2    141920000426142     98   $86,152.5 22382 S Penman
10.875%   2/1/11    88   $203150
97045     180  05   9426142   $87,600.  1/5/96    988.79    Oregon City
43   00   174  1    $331,000. 3/1/96


OR   2    141920000426144     98   $18,692.45     3235 Valley Crest
10.75%    2/1/11    90   $98250
97116     180  05   9426144   $19,000.  1/3/96    212.98    Forest Grove
46   06   174  1    $131,000. 3/1/96

CA   2    206920000426148     98   $12,943.02     10796 Corte    10.55%
3/1/11    87   $184000
92127     180  03   9426148   $15,000.  2/2/96    166.28    San Diego
38   06   175  1    $230,000. 4/1/96


MI   2    226920000426155     98   $17,665.12     1104 Eagle Nest
11.3%     3/1/11    87   $115500
48306     180  05   9426155   $18,000.  2/8/96    207.99    Rochester
38   01   175  1    $155,000. 4/1/96


CA   2    206930000426157     98   $24,362.76     2247 Renwick   11.8%
2/16/11   98   $74540
94509     180  01   9426157   $25,000.  1/26/96   296.83    Antioch
29   06   174  1    $102,000. 3/16/96

WA   2    253930000426160     98   $25,692.25     1311 South F   12.425%
 3/1/11    100  $83964
99204     180  05   9426160   $26,000.  2/2/96    319.19    Spokane
39   02   175  1    $110,000. 4/1/96


CA   2    206920000426169     98   $41,625.22     18490 Murphy
10.925%   3/1/11    90   $336800
95037     180  05   9426169   $42,100.  2/5/96    476.53    Morgan Hill
42   01   175  1    $421,000. 4/1/96

CO   2    208930000426170     98   $44,442.9 10643 Shady    13.25%
3/1/11    95   $239200
80465     180  05   9426170   $44,850.  2/2/96    574.86    Morrison
45   06   175  1    $299,000. 4/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000426176     98   $27,230.29     1962 West      12.43%
3/1/11    100  $162477
92804     180  05   9426176   $27,500.  2/8/96    337.70    Anaheim
41   06   175  1    $190,000. 4/1/96

CA   2    206930000426177     98   $44,349.15     3210 Phairfield
12.93%    3/1/11    95   $198255
93312     180  05   9426177   $44,768.  2/8/96    564.36    Bakersfield
43   06   175  1    $256,500. 4/1/96


MI   2    226920000426184     98   $15,789.83     18592 Elm Court
11.3%     3/1/11    87   $105000
48044     180  05   9426184   $16,000.  2/7/96    184.89    Macomb
41   01   175  1    $140,000. 4/1/96

CA   2    106920000426186     98   $31,543.71     2460 Claret Street
10.4%     2/1/11    89   $142528
94558     180  05   9426186   $32,000.  1/16/96   351.75    Napa
40   06   174  1    $198,000. 3/1/96


CA   2    106930000426187     98   $47,403.38     589 Bayona Loop
11.9%     2/1/11    95   $180000
91910     180  05   9426187   $48,000.  1/24/96   573.00    Chula
Vista
46   06   174  1    $240,000. 3/1/96


CA   2    106920000426188     98   $40,305.67     7261 Martwood  10.4%
 2/1/11    90   $173893
95120     180  05   9426188   $42,000.  1/25/96   461.67    San
Jose
31   06   174  1    $240,000. 3/1/96

CA   2    106920000426191     98   $24,673.89     17727 Tulsa Street
11.375%   2/1/11    90   $210400
91344     180  05   9426191   $25,000.  1/25/96   290.06    Los
Angeles
39   06   174  1    $263,000. 3/1/96


CA   2    106920000426192     98   $24,446.41     676 Ladera Way 10.4%
 2/1/11    87   $165000
94044     180  05   9426192   $24,800.  1/25/96   272.60    Pacifica
38   01   174  1    $220,000. 3/1/96

CA   2    106930000426193     98   $38,508.48     19711 Galway   11.75%
 2/1/11    95   $146250
90746     180  05   9426193   $39,000.  1/22/96   461.81    Carson
31   06   174  1    $195,000. 3/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000426194     98   $16,355.83     5263 West A    10.5%
2/1/11    90   $84750
97068     180  05   9426194   $16,600.  1/24/96   183.50    West
Linn
43   06   174  1    $113,000. 3/1/96

CA   2    106920000426195     98   $22,439.23     505 Westgate   11.%
2/1/11    90   $114000
91103     180  05   9426195   $22,800.  1/26/96   259.14    Pasadena
39   00   174  1    $152,000. 3/1/96


CA   2    106920000426196     98   $46,836.38     2900 Bryant Street
10.625%   2/1/11    90   $380000
94306     180  05   9426196   $47,500.  1/23/96   528.75    Palo
Alto
41   06   174  1    $475,000. 3/1/96

UT   2    249920000426263     98   $39,474.57     1393 East Heather
11.3%     2/1/11    82   $159686
84040     180  05   9426263   $40,000.  1/25/96   462.20    Layton
44   06   174  1    $245,500. 3/1/96


CA   2    206920000426265     98   $16,759.78     3335 Sutter Street
10.5%     2/1/11    86   $114500
94062     180  05   9426265   $17,000.  1/18/96   187.92    Oakland
25   01   174  1    $153,000. 3/1/96


CA   2    206910000426266     98   $24,613.57     1931 West 66th      9.5%
2/1/11    76   $91770
90047     180  05   9426266   $25,000.  1/24/96   261.06    Los
Angeles
25   06   174  1    $155,000. 3/1/96

CA   2    206920000426268     98   $41,288.77     19641 Island Bay
10.25%    2/1/11    90   $336000
92648     180  05   9426268   $42,000.  1/17/96   457.78    Huntington
Beach
32   00   174  1    $420,000. 3/1/96


WA   2    253930000426271     98   $36,681.62     1834 Southwest
10.925%   3/1/11    100  $101857
98023     180  05   9426271   $37,100.  2/5/96    419.93    Federal Way
40   06   175  1    $139,000. 4/1/96

CA   2    206920000426281     98   $24,646.76     788 Clear Springs
10.5%     2/1/11    85   $200000
91719     180  03   9426281   $25,000.  1/8/96    276.35    Corona
40   00   174  1    $267,000. 3/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000426284     98   $52,087.08     410 Huntley Drive
11.% 2/1/11    83   $203150
90048     180  05   9426284   $52,800.  1/12/96   600.12    W.
Hollywood
37   06   174  1    $310,000. 3/1/96

CA   2    106910000426286     98   $24,650.73     2413 Navajo    10.625%
2/1/11    90   $204000
92670     180  05   9426286   $25,000.  1/24/96   278.29    Placentia
27   00   174  1    $255,000. 3/1/96


CA   2    106930000426287     98   $54,314.78     5445 Via Fonte 11.875%
 2/1/11    83   $223000
92686     180  09   9426287   $55,000.  1/22/96   655.68    Yorba
Linda
33   06   174  1    $335,000. 3/1/96

CA   2    206920000426290     98   $24,212.57     2237 Avenida   13.99%
2/1/11    81   $255910
92673     180  05   9426290   $24,500.  1/12/96   326.12    San
Clemente
35   06   174  1    $350,000. 3/1/96


CA   2    206930000426291     98   $29,651.5 17148 Barneston
12.625%   2/1/11    92   $229960
91344     180  05   9426291   $30,000.  1/16/96   372.20    Granada Hills
11   06   174  1    $285,000. 3/1/96


CA   2    206920000426292     98   $23,576.22     2643      9.875%
2/1/11    87   $276000
95382     180  05   9426292   $24,000.  1/25/96   256.07    Turlock
37   01   174  1    $345,000. 3/1/96

CA   2    106920000426294     98   $19,718.72     432 West  10.625%
3/1/11    90   $132150
90302     180  05   9426294   $20,000.  2/7/96    222.63    Ingelwood
45   00   175  1    $170,000. 4/1/96


CA   2    106920000426303     98   $21,716.27     23545 Victory  11.5%
2/1/11    90   $116250
91307     180  01   9426303   $22,000.  1/17/96   257.00    West
Hill Area
36   06   174  1    $155,000. 3/1/96

OR   2    141920000426305     98   $14,546.27     3406 Coeur     10.75%
2/1/11    81   $206400
97068     180  03   9426305   $14,750.  1/12/96   165.34    West
Linn
39   00   174  1    $275,000. 3/1/96






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Home Equity Loan Listing - 1996-HS2     50025/26
     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000426308     98   $29,585.64     2622 2nd Street
10.75%    2/1/11    90   $150000
91750     180  05   9426308   $30,000.  1/16/96   336.28    Laverne
43   06   174  1    $200,000. 3/1/96

AL   2    201930000426313     98   $45,700.32     1016 30th Street
12.5%     3/1/11    95   $57372
36867     180  05   9426313   $46,150.  2/6/96    568.81    Phenix City
47   02   175  1    $109,000. 4/1/96


CA   2    106910000426316     98   $27,273.5 3101 California     10.25%
3/1/11    78   $96111
95608     180  05   9426316   $48,000.  2/4/96    523.18    Carmichael
43   03   175  1    $185,000. 4/1/96

CA   2    106930000426317     98   $27,997.55     19472 Misty    11.75%
3/1/11    99   $210072
92679     180  03   9426317   $30,000.  2/2/96    355.24    Trabuco
Canyon
35   06   175  1    $242,500. 4/1/96


WA   2    153910000426318     98   $24,145.9 4076 Crystal   10.25%
3/1/11    90   $196000
98110     180  05   9426318   $24,500.  2/13/96   267.04    Bainbridge
Island
23   01   175  1    $245,000. 4/1/96


CA   2    106920000426320     98   $51,443.81     27 Larkfield Lane
11.5%     3/1/11    90   $416000
92677     180  03   9426320   $52,000.  2/2/96    607.46    Laguna Niguel
38   00   175  1    $525,000. 4/1/96

OR   2    141930000426327     98   $44,365.14     201 Southeast  12.25%
2/1/11    94   $78050
97140     180  05   9426327   $45,000.  1/5/96    547.33    Sherwood
43   06   174  1    $132,000. 3/1/96


CT   2    209920000426330     98   $12,577.83     35 Claremont   11.%
3/1/11    90   $63750
06010     180  05   9426330   $12,750.  2/9/96    144.92    Bristol
34   06   175  1    $85,000.  4/1/96

CA   2    106930000426345     98   $24,613.17     2305 Carrigan  12.75%
1/1/11    92   $71344
95380     180  05   9426345   $25,000.  12/12/95  312.21    Turlock
47   02   173  1    $105,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426346     98   $24,613.17     10468 Ferina   12.75%
12/15/10  100  $157000
90706     180  05   9426346   $25,000.  12/6/95   312.21    Bellflower
26   02   172  1    $182,000. 1/15/96

CA   2    106920000426347     98   $37,035.76     818 Oak Street 11.75%
1/1/11    89   $103000
94513     180  05   9426347   $38,000.  12/15/95  449.97    Brentwood
28   02   173  1    $160,000. 2/1/96


CA   2    106930000426348     98   $40,365.59     1216 Pavoreal  12.75%
12/5/10   97   $186784
92673     180  01   9426348   $41,000.  11/29/95  512.02    San
Clemente
45   06   172  1    $235,000. 1/5/96

CA   2    106920000426349     98   $21,674.93     5407 Yerba     11.75%
1/1/11    83   $163667
95409     180  05   9426349   $22,000.  12/14/95  260.51    Santa
Rosa
29   02   173  1    $225,000. 2/1/96


CA   2    106920000426350     98   $44,365.14     1386 Redmond   12.25%
  2/1/11    82   $188411
95120     180  05   9426350   $45,000.  1/10/96   547.33    San
Jose
45   02   174  1    $285,000. 3/1/96


CA   2    106930000426351     98   $29,535.81     241 Stoakes    12.75%
12/1/10   100  $180000
94577     180  05   9426351   $30,000.  11/21/95  374.66    San
Leandro
25   02   172  1    $211,000. 1/1/96

CA   2    106930000426352     98   $26,627.43     4614 Hedda Street
12.75%    1/1/11    96   $139711
90712     180  05   9426352   $27,000.  12/22/95  337.19    Lakewood
23   02   173  1    $175,000. 2/1/96


CA   2    106930000426353     98   $35,219.25     1017 Chalone   12.75%
1/1/11    98   $96600
95358     180  05   9426353   $35,700.  12/23/95  445.84    Modesto
45   02   173  1    $135,000. 2/1/96

CA   2    106930000426355     98   $24,577.53     669 Cherry     13.25%
12/1/10   97   $130000
95476     180  01   9426355   $25,000.  11/22/95  320.43    Sonoma
50   02   172  1    $160,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426357     98   $29,290.21     4380 Carmel    12.75%
2/1/11    99   $274500
92008     180  05   9426357   $30,000.  1/15/96   374.65    Carlsbad
33   02   174  1    $310,000. 3/1/96

CA   2    106930000426374     98   $20,255.29     5715 Hillview  10.3%
3/1/11    90   $164000
91401     180  05   9426374   $20,500.  2/6/96    224.07    Van Nuys
20   00   175  1    $205,000. 4/1/96


IL   2    117920000426377     98   $27,688.71     3116 Vermont   11.3%
11/10/10  90   $146000
60098     180  05   9426377   $28,900.  11/3/95   333.94    Woodstock
21   03   171  1    $195,000. 12/10/95

CA   2    106930000426378     98   $49,064.23     26787 Vista Del
13.25%    1/15/11   97   $204810
92624     180  05   9426378   $50,000.  12/26/95  640.87    Capistrano
Beach
40   02   173  1    $265,000. 2/15/96


CA   2    106920000426379     98   $28,507.86     16792 Columbia
11.75%    12/15/10  90   $265996
94552     180  03   9426379   $29,000.  12/4/95   343.40    Castro
Valley
45   02   172  1    $330,000. 1/15/96


CA   2    106920000426388     98   $40,027.37     408 Sutton Circle
10.55%    3/1/11    90   $202500
94506     180  03   9426388   $40,500.  2/2/96    448.94    Danville
45   01   175  1    $270,000. 4/1/96

MD   2    124920000426401     98   $41,817.5 10329 Crestmoor     10.8%
 3/1/11    90   $150000
20901     180  05   9426401   $42,300.  2/12/96   475.48    Silver
Spring
39   02   175  1    $215,000. 4/1/96


MD   2    124910000426402     98   $12,669.93     1904 Ardenwood
12.05%    3/1/11    100  $74650
21114     180  01   9426402   $12,800.  2/8/96    154.03    Crofton
28   06   175  1    $87,500.  4/1/96

CA   2    106920000426403     98   $33,626.08     2067 Emory     11.4%
1/1/11    90   $272000
95126     180  05   9426403   $34,000.  12/7/95   395.03    San
Jose
42   00   173  1    $340,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    224920000426407     98   $56,378.95     1613 Billman   11.3%
3/1/11    90   $130000
20902     180  05   9426407   $57,000.  2/9/96    658.64    Silver Spring
45   06   175  1    $210,000. 4/1/96

CA   2    206930000426408     98   $23,896.45     23541 Knapps   11.8%
2/22/11   100  $51717
92325     180  05   9426408   $24,200.  2/1/96    287.33    Crestline
41   06   174  1    $76,000.  3/22/96


CO   2    208920000426413     98   $19,778.36     11339 Chase Way
11.675%   3/1/11    87   $109822
80020     180  05   9426413   $20,000.  2/7/96    235.87    Westminster
43   02   175  1    $150,000. 4/1/96

CO   2    208920000426418     98   $98,947.61     3222 South     11.675%
3/1/11    87   $164821
80210     180  05   9426418   $100,000. 2/9/96    1179.34   Denver
22   02   175  1    $305,000. 4/1/96


WA   2    153920000426428     98   $12,122.3 2856 Southwest      10.25%
 2/1/11    84   $297600
98166     180  05   9426428   $12,400.  1/29/96   135.15    Seattle
35   06   174  1    $372,000. 3/1/96


CA   2    106910000426429     98   $19,714.21     38257 East Kings
10.375%   2/1/11    73   $180000
93621     180  05   9426429   $20,000.  1/4/96    219.53    Dunlap
34   06   174  1    $275,000. 3/1/96

CA   2    106920000426430     98   $24,835.86     3613 Amethyst  10.5%
2/1/11    90   $179745
95677     180  05   9426430   $26,000.  1/31/96   287.40    Rocklin
41   06   174  1    $230,000. 3/1/96


UT   2    149920000426432     98   $21,643.64     9467 South 220
10.75%    2/1/11    93   $90900
84070     180  05   9426432   $22,000.  1/26/96   246.61    Sandy
50   06   174  1    $122,000. 3/1/96

CA   2    106920000426434     98   $27,909.08     5580 Via Contada
10.75%    2/1/11    90   $207000
92687     180  05   9426434   $28,300.  1/23/96   317.23    Yorba
Linda
37   00   174  1    $261,500. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426436     98   $19,716.97     1551 Conway
12.625%   2/1/11    92   $140000
92027     180  05   9426436   $20,000.  1/26/96   248.13    Escodido
49   01   174  1    $175,000. 3/1/96

CA   2    106930000426437     98   $20,426.22     254 Minnesota  11.75%
2/1/11    100  $111126
92020     180  05   9426437   $20,700.  1/26/96   245.12    El
Cajon
47   06   174  1    $132,000. 3/1/96


CA   2    106930000426438     98   $42,302.51     47493 Towhee   11.25%
 2/1/11    99   $184000
94539     180  05   9426438   $43,000.  1/16/96   495.51    Fremont
37   01   174  1    $230,000. 3/1/96

CA   2    106920000426440     98   $21,702.97     240 West  11.% 2/1/11
88   $91163
95501     180  05   9426440   $22,000.  1/18/96   250.05    Eureka
44   01   174  1    $129,000. 3/1/96


CA   2    206930000426441     98   $10,395.76     710 Ball Avenue
12.3%     3/1/11    97   $141409
92026     180  05   9426441   $10,500.  2/6/96    128.05    Escondido
31   03   175  1    $157,500. 4/1/96


NY   2    236930000426460     98   $45,268.52     6 Griffen Court
11.675%   3/1/11    95   $415000
11764     180  05   9426460   $45,750.  2/9/96    539.55    Miller Place
38   06   175  1    $485,000. 4/1/96

CA   2    106920000426466     98   $35,530.3 20025 Gypsy    10.8%
1/1/11    90   $289000
91364     180  05   9426466   $36,200.  12/15/95  406.91    Los
Angeles
37   00   173  1    $362,000. 2/1/96


NV   2    132930000426479     98   $46,720.81     14265 Via      11.%
3/1/11    94   $252000
89511     180  03   9426479   $47,250.  2/8/96    537.04    Reno
37   00   175  1    $320,000. 4/1/96

CA   2    206910000426482     98   $14,813.91     915 Lenosa Lane
9.875%    3/1/11    80   $207000
93422     180  05   9426482   $15,000.  2/1/96    160.05    Atascadero
34   06   175  1    $280,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000426486     98   $25,071.21     2266 Lindale   12.93%
3/1/11    95   $126692
93065     180  05   9426486   $25,308.  2/7/96    319.04    Simi Valley
44   02   175  1    $160,000. 4/1/96

CO   2    208920000426492     98   $29,648.31     1728 Lakeview  10.5%
3/1/11    87   $208500
80524     180  05   9426492   $30,000.  2/8/96    331.62    Fort Collins
37   06   175  1    $275,000. 4/1/96


CA   2    106920000426493     98   $54,140.02     4011 Los Arabis
10.25%    3/1/11    90   $439200
94959     180  05   9426493   $54,900.  2/1/96    598.38    Lafayeette
28   00   175  1    $549,000. 4/1/96

CA   2    106920000426495     98   $47,617.52     635 Laurelwood
10.5%     2/1/11    90   $298200
94550     180  05   9426495   $48,300.  1/29/96   533.91    Livermore
42   01   174  1    $385,000. 3/1/96


CA   2    106920000426496     98   $20,069.39     448 Gatehouse  10.75%
2/1/11    90   $191032
95687     180  05   9426496   $20,400.  1/23/96   228.67    Vacaville
49   01   174  1    $235,000. 3/1/96


CA   2    106910000426497     98   $16,489.54     83 Hillview Drive
11.75%    2/1/11    95   $121000
95425     180  05   9426497   $16,700.  1/26/96   197.75    Cloverdale
35   06   174  1    $145,000. 3/1/96

FL   2    212920000426498     98   $18,219.53     9767 Huntsman  11.%
3/1/06    80   $80521
32514     120  05   9426498   $18,750.  2/8/96    258.29    Pensacola
25   06   115  1    $125,000. 4/1/96


HI   2    115910000426500     98   $19,704.38     519b Iao Valley     10.%
2/1/11    52   $215000
96793     180  05   9426500   $20,000.  1/29/96   214.92    Wailuku
43   06   174  1    $455,000. 3/1/96

CA   2    206920000426510     90   $31,687.75     120 Whittier Road
10.675%   4/1/11    89   $172500
94523     180  05   9426510   $32,000.  3/14/96   357.21    Pleasant Hill
41   06   176  1    $230,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000426513     98   $40,974.08     1713 Dogwood
11.775%   3/1/11    95   $219000
22302     180  07   9426513   $41,050.  2/26/96   415.15    Alexandria
34   00   175  1    $274,000. 4/1/96

CA   2    106930000426520     98   $32,964.23     4 Avellino     11.375%
2/1/11    98   $172598
92720     180  03   9426520   $33,400.  1/18/96   387.53    Irvine
42   06   174  1    $212,000. 3/1/96


DC   2    111920000426542     98   $90,733.14     1748 Euclid    9.625%
3/1/11    90   $300332
20009     180  09   9426542   $91,000.  2/9/96    773.49    Washington
50   06   175  1    $435,000. 4/1/96

UT   2    149920000426543     98   $49,324.9 1296 North Oak      11.%
2/1/11    90   $219750
84604     180  05   9426543   $50,000.  12/29/95  568.30    Provo
35   06   174  1    $300,000. 3/1/96


CA   2    106930000426563     98   $53,901.56     6 Bear Creek   11.8%
3/1/11    91   $288650
94952     180  03   9426563   $54,100.  2/5/96    642.35    Petaluma
37   00   175  1    $380,000. 4/1/96


OR   2    241930000426565     98   $33,666.36     214 Ne 83rd    12.425%
3/1/11    100  $58000
97220     180  05   9426565   $34,000.  2/8/96    417.40    Portland
40   06   175  1    $92,000.  4/1/96

CA   2    106930000426573     98   $29,605.93     4956 Paseo     11.3%
3/1/11    95   $136000
95118     180  03   9426573   $30,000.  2/9/96    346.65    San Jose
36   01   175  1    $175,000. 4/1/96


VA   2    251920000426574     98   $23,242.56     120 Polk Drive 11.3%
3/1/11    90   $80000
22111     180  05   9426574   $23,500.  2/13/96   271.54    Manassas Park
44   06   175  1    $115,000. 4/1/96

CA   2    206920000426575     98   $39,127.26     6234 Woosley   10.3%
3/1/11    90   $198000
95123     180  05   9426575   $39,600.  2/9/96    432.84    San Jose
40   00   175  1    $264,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MI   2    226930000426577     98   $11,886.35     4617 Woodland  12.8%
3/1/11    94   $89400
48073     180  05   9426577   $12,000.  2/14/96   150.25    Royal
Oak
48   01   175  1    $108,000. 4/1/96

CA   2    106930000426581     98   $43,244.22     619 Ivy Drive  11.75%
3/1/11    100  $125000
94025     180  05   9426581   $44,100.  2/8/96    522.20    Menlo Park
37   02   175  1    $170,000. 4/1/96


WA   2    153930000426582     98   $21,962.54     310 Northeast  11.5%
3/1/11    100  $95764
98155     180  05   9426582   $22,200.  2/1/96    259.34    Seattle
41   06   175  1    $118,000. 4/1/96

CA   2    106920000426583     98   $32,343.66     87 Honey Lane  11.2%
3/1/11    90   $162000
94561     180  05   9426583   $32,400.  2/7/96    313.46    Oakley
35   06   175  1    $216,000. 4/1/96


CA   2    106920000426584     98   $49,913.08     28 Lyon;  11.2%
3/1/11    89   $400600
92657     180  03   9426584   $50,000.  2/6/96    483.73    Newport
Coast
44   00   175  1    $511,510. 4/1/96


CA   2    106920000426585     98   $13,005.19     9419 Ivydale   10.75%
3/1/11    90   $105600
95758     180  05   9426585   $13,200.  2/6/96    147.97    Elk Grove
25   02   175  1    $132,000. 4/1/96

HI   2    115920000426588     98   $45,869.66     50 Mokuahi Street   11.%
2/1/11    90   $232500
96768     180  05   9426588   $46,500.  1/24/96   528.52    Makawao
42   06   174  1    $310,000. 3/1/96


CA   2    106920000426591     98   $71,652.04     18816 Academy  11.5%
  2/1/11    89   $581100
92648     180  03   9426591   $72,600.  1/29/96   848.11    Huntington
Beach
40   00   174  1    $739,651. 3/1/96

CA   2    106920000426592     98   $37,564.56     3812 North     10.75%
3/1/11    88   $207000
91301     180  05   9426592   $38,000.  1/31/96   425.96    Los
Angeles
35   01   175  1    $280,000. 4/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000426599     98   $49,202.84     32539 Bowman
10.625%   3/1/11    90   $422400
91361     180  05   9426599   $49,900.  2/1/96    555.47    Westlake
Village
40   00   175  1    $528,000. 4/1/96

AZ   2    104920000426603     98   $20,726.05     15801 North 7th
11.375%   2/1/11    89   $135009
85023     180  05   9426603   $21,000.  1/30/96   243.65    Phoenix
39   02   174  1    $176,000. 3/1/96


ID   2    116910000426607     98   $23,586.24     7253 Southside
10.05%    1/29/11   73   $66504
83686     180  05   9426607   $24,000.  1/23/96   258.64    Nampa
23   06   173  1    $125,000. 2/29/96

CA   2    106910000426613     98   $11,182.15     104 Gold Hunter
9.55%     3/1/11    55   $207000
94404     180  05   9426613   $13,000.  2/12/96   109.79    Foster
City
38   01   175  1    $400,000. 4/1/96


CA   2    206930000426621     98   $31,361.81     7804 Creekside
12.8%     3/1/11    100  $205700
94588     180  09   9426621   $31,600.  2/9/96    395.67    Pleasanton
50   06   175  1    $238,000. 4/1/96


MI   2    226920000426627     98   $24,198.3 18852 Beverly  10.25%
3/1/11    77   $122250
48025     180  05   9426627   $24,250.  2/9/96    217.30    Beverly Hills
19   06   175  1    $192,000. 4/1/96

CA   2    206930000426673     98   $29,746.31     24522 Tarzona  13.99%
3/1/11    94   $156765
92692     180  05   9426673   $30,000.  2/3/96    399.32    Mission Viejo
50   06   175  1    $200,000. 4/1/96


CA   2    206920000426677     98   $26,229.15     19 Rivermoor   10.8%
3/1/11    90   $198400
95831     180  05   9426677   $26,600.  2/12/96   299.00    Sacramento
43   06   175  1    $250,000. 4/1/96

FL   2    212920000426678     98   $15,723.34     14525 Sw 88th  10.925%
 3/1/11    87   $29000
33177     180  01   9426678   $16,000.  2/9/96    181.10    Miami
31   00   175  1    $52,000.  4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000426680     98   $29,610.4 909 East Palmer     11.425%
 3/1/11    97   $94058
90221     180  05   9426680   $30,000.  1/31/96   349.03    Compton
46   06   175  1    $128,000. 4/1/96

CA   2    106930000426682     98   $19,790.79     136 North First
11.75%    3/1/11    100  $163600
93906     180  05   9426682   $20,000.  2/1/96    236.83    Salinas
42   06   175  1    $185,000. 4/1/96


CA   2    106930000426683     98   $26,634.34     5941 Clark     11.75%
2/1/11    95   $144000
90712     180  05   9426683   $27,000.  1/29/96   319.72    Lakewood
42   01   174  1    $180,000. 3/1/96

IN   2    118930000426691     98   $24,670.95     4518 Mohr      11.95%
2/28/11   100  $99920
46163     180  05   9426691   $24,980.  2/28/96   299.00    New
Palestine
35   00   174  1    $124,900. 3/28/96


WA   2    253930000426692     98   $24,508.41     101 East 72nd  12.425%
 3/1/11    100  $77649
98404     180  05   9426692   $25,000.  2/8/96    306.91    Tacoma
37   06   175  1    $103,000. 4/1/96


MN   2    227930000426693     98   $44,431.29     2656 North     12.925%
3/1/11    92   $76368
55110     180  05   9426693   $45,000.  2/15/96   567.14    White
Bear Lake
48   06   175  1    $132,000. 4/1/96

UT   2    249930000426703     98   $23,379.78     4026 West      12.8%
2/12/11   95   $119800
84095     180  05   9426703   $23,650.  2/6/96    296.12    Jordan
35   06   174  1    $151,000. 3/12/96


UT   2    249930000426704     98   $34,183.3 1104 East Dover     12.%
2/13/11   100  $197200
84604     180  05   9426704   $34,800.  2/7/96    417.66    Provo
44   02   174  1    $232,000. 3/13/96

CA   2    206920000426708     98   $29,117.1 15325     11.43%    3/1/11
90   $236000
92714     180  05   9426708   $29,500.  2/12/96   343.30    Irvine
36   06   175  1    $295,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000426709     98   $49,455.25     1778 Fullerton      11.3%
   3/1/11    70   $344650
90631     180  05   9426709   $50,000.  2/12/96   577.75    La
Habra Heights
43   06   175  1    $566,000. 4/1/96

CA   2    106920000426715     98   $18,904.54     112 Richard Place
10.9%     2/1/11    89   $102000
95687     180  05   9426715   $19,000.  1/26/96   179.51    Vacaville
33   06   174  1    $136,000. 3/1/96


UT   2    149920000426757     98   $39,760.01     6811 South     11.25%
3/1/11    90   $74899
84084     180  05   9426757   $40,200.  2/14/96   463.24    West
Jordan
46   06   175  1    $128,000. 4/1/96

CA   2    206930000426787     98   $27,731.63     4739 Forest    12.675%
3/1/11    100  $92000
95823     180  05   9426787   $28,000.  2/13/96   348.30    Sacramento
41   01   175  1    $120,000. 4/1/96


CA   2    206930000426789     98   $18,772.48     3626 Sierra Circle
12.3%     3/1/11    96   $100600
91792     180  01   9426789   $19,000.  2/12/96   231.71    West
Covina
39   02   175  1    $125,000. 4/1/96


CA   2    206930000426792     98   $89,106.47     22328 Cass     12.3%
3/5/11    96   $225980
91364     180  05   9426792   $90,000.  2/14/96   1097.58   Woodland Hills
44   02   175  1    $330,000. 4/5/96

UT   2    149920000426793     98   $24,631.25     8025 South     10.3%
2/15/11   81   $119859
84088     180  05   9426793   $25,000.  2/15/96   273.26    West
Jordan
23   06   174  1    $180,000. 3/15/96


CA   2    106910000426797     98   $29,712.75     5932 Santa     10.125%
3/1/11    79   $167378
92645     180  05   9426797   $30,000.  2/2/96    266.05    Garden Grove
37   06   175  1    $250,000. 4/1/96

UT   2    249920000426799     98   $68,163.3 10847 South    10.75%
2/14/11   90   $96400
84070     180  05   9426799   $70,000.  2/8/96    784.66    Sandy
33   02   174  1    $185,500. 3/14/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    106930000426800     98   $38,570.15     35134 56th     11.25%
3/1/11    98   $126958
98001     180  05   9426800   $39,000.  2/2/96    449.41    Auburn
43   01   175  1    $171,000. 4/1/96

CA   2    106930000426801     98   $60,697.03     28068 Farmhill
12.625%   3/1/11    100  $185034
94542     180  05   9426801   $61,900.  2/5/96    767.97    Hayward
37   01   175  1    $247,000. 4/1/96


CA   2    106930000426806     98   $39,642.68     113 Hop Ranch  12.05%
 3/1/11    95   $212000
95403     180  03   9426806   $39,700.  2/14/96   409.89    Santa
Rosa
31   00   175  1    $265,000. 4/1/96

MI   2    226930000426808     98   $92,952.86     648 Dewey 12.5%
3/1/06    94   $280400
48009     120  05   9426808   $95,000.  2/14/96   1390.57   Birmingham
22   03   115  1    $400,000. 4/1/96


CA   2    206930000426819     98   $44,578.96     1239 Gingerwood
12.93%    3/1/11    97   $231413
95035     180  05   9426819   $45,000.  2/16/96   567.29    Milpitas
50   06   175  1    $286,000. 4/1/96


MD   2    124930000426825     98   $29,937.78     7718 Quest Lane
11.25%    3/1/11    95   $160000
20720     180  03   9426825   $30,000.  2/14/96   291.38    Bowie
42   00   175  1    $200,000. 4/1/96

CA   2    106920000426826     98   $34,607.88     530 Irving Street   11.%
3/1/11    89   $152000
95128     180  05   9426826   $35,000.  2/5/96    397.81    San Jose
42   06   175  1    $212,000. 4/1/96


CA   2    106930000426827     98   $21,770.08     186 West Agua  11.75%
 3/1/11    100  $88000
95476     180  01   9426827   $22,000.  2/1/96    260.51    Sonoma
38   06   175  1    $110,000. 4/1/96

CA   2    206920000426833     98   $16,780.76     109 Gable Way  11.5%
2/28/11   90   $120656
93637     180  05   9426833   $17,000.  2/8/96    198.59    Madera
44   01   174  1    $153,000. 3/28/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CT   2    208920000426838     98   $14,763.54     8 White Tail Lane
10.75%    3/1/11    90   $78750
06492     180  01   9426838   $15,000.  2/13/96   168.14    Wallingford
20   02   175  1    $105,000. 4/1/96

CA   2    106930000426858     98   $37,108.08     3117 East Cade
11.75%    3/1/11    95   $91677
90805     180  05   9426858   $37,500.  2/13/96   444.05    Long
Beach
45   06   175  1    $136,000. 4/1/96


CA   2    106910000426860     98   $18,965.5 1159 Brussels  11.% 3/1/11
90   $152000
94134     180  07   9426860   $19,000.  2/12/96   180.94    San
Francisco
36   00   175  1    $190,000. 4/1/96

GA   2    113930000426862     98   $9,769.13 155 Heard Drive     11.45%
3/1/06    96   $66243
30534     120  05   9426862   $10,000.  2/9/96    140.31    Dawsonville
40   06   115  1    $80,000.  4/1/96


FL   2    212930000426865     98   $23,518.11     8886 Indian River
12.425%   3/1/11    95   $144257
33437     180  03   9426865   $23,800.  2/16/96   292.18    Boyton
Beach
36   06   175  1    $177,000. 4/1/96


CA   2    106930000426866     98   $29,714.51     541 Burwood    12.75%
3/1/11    95   $173058
94509     180  05   9426866   $30,000.  2/12/96   374.65    Antioch
50   06   175  1    $214,000. 4/1/96

WA   2    153930000426867     98   $46,494.9 1685 Northwest      12.%
3/1/11    95   $138250
98370     180  05   9426867   $47,000.  2/12/96   564.08    Poulsbo
40   06   175  1    $195,000. 4/1/96


CA   2    206920000426868     98   $31,139.23     6639 Gunn Drive
10.675%   3/1/11    90   $249600
94611     180  05   9426868   $31,200.  2/12/96   289.49    Oakland
39   00   175  1    $312,000. 4/1/96

CA   2    211910000426870     98   $44,422.44     4051 Salacia   10.5%
3/1/11    89   $236500
92720     180  05   9426870   $45,000.  2/15/96   497.43    Irvine
37   06   175  1    $319,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    236920000426871     98   $49,382.82     1049 Edgegrove
9.93%     4/1/11    90   $297663
10309     180  05   9426871   $50,000.  3/8/96    535.16    Staten Island
36   02   176  1    $390,000. 5/1/96

NY   2    236910000426873     98   $54,274.19     77 Peterson Place
11.25%    3/1/11    90   $191708
11563     180  05   9426873   $55,000.  2/15/96   633.79    Lynbrook
23   06   175  1    $275,000. 4/1/96


UT   2    149920000426878     98   $27,403.76     8797 South 1700
10.625%   3/1/11    90   $122500
84093     180  05   9426878   $27,700.  2/2/96    308.35    Sandy
45   06   175  1    $167,000. 4/1/96

CA   2    106930000426879     98   $29,693.68     70 El Bonita Way
12.% 3/1/11    100  $125600
94510     180  05   9426879   $30,000.  2/1/96    360.05    Benicia
45   06   175  1    $157,000. 4/1/96


FL   2    112920000426881     98   $12,794.12     127 Heron      12.25%
11/1/10   88   $98615
33411     180  05   9426881   $13,000.  10/10/95  158.12    Royal
Palm Beach
22   02   171  1    $128,000. 12/1/95


CA   2    206930000426882     98   $27,230.17     3816 Blackfoot
12.425%   3/1/11    93   $120000
95843     180  05   9426882   $27,500.  2/15/96   337.60    Antelope
40   06   175  1    $159,500. 4/1/96

IL   2    117930000426888     98   $45,071.44     8943 W. 83rd   14.%
12/20/10  94   $103300
60458     180  05   9426888   $46,000.  11/27/95  612.60    Justice
29   02   172  1    $160,000. 1/20/96


CA   2    206920000426896     98   $37,875.42     43 Bayport Court
10.3%     3/1/11    88   $280000
94070     180  05   9426896   $40,000.  2/14/96   437.21    San
Carlos
44   06   175  1    $365,000. 4/1/96

CA   2    106930000426899     98   $83,694.17     5421 Round     11.875%
3/1/11    95   $452000
91302     180  03   9426899   $84,750.  2/23/96   1010.34   Hidden Hills
24   00   175  1    $565,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000426910     98   $28,097.3 5760 Chambertin     10.5%
2/1/11    90   $230800
95118     180  03   9426910   $28,850.  1/22/96   318.91    San
Jose
45   00   174  1    $288,500. 3/1/96

MD   2    224930000426918     98   $40,840.45     7728 Twin Oaks
12.3%     3/1/11    95   $220000
20723     180  05   9426918   $41,250.  2/9/96    503.06    Laurel
47   06   175  1    $275,000. 4/1/96


OR   2    241920000426919     98   $66,420.1 17405 Wren Court
11.325%   4/1/11    90   $337000
97034     180  03   9426919   $67,000.  3/12/96   775.25    Lake
Osewgo
39   01   176  1    $450,000. 5/1/96

CA   2    206920000426920     98   $43,536.95     924 Knob Hill  11.675%
3/1/11    89   $352000
90277     180  05   9426920   $44,000.  2/14/96   518.91    Redondo Beach
42   06   175  1    $445,000. 4/1/96


CA   2    206920000426927     98   $24,727.62     3766 Gaviota   14.99%
1/1/11    96   $201449
90807     180  05   9426927   $25,000.  12/19/95  349.73    Long
Beach
44   06   173  1    $238,000. 2/1/96


CA   2    106910000426928     98   $16,505.15     43 El Cencerro 12.24%
3/1/11    98   $174484
92688     180  03   9426928   $17,600.  2/19/96   184.29    Rancho Santa
42   06   175  1    $198,000. 4/1/96

CA   2    206920000426945     98   $14,820.96     2456      10.3%     3/1/11
  89   $109000
91945     180  05   9426945   $15,000.  2/9/96    163.95    Lemon Grove
44   01   175  1    $140,500. 4/1/96


CA   2    106920000426946     98   $28,173.29     457 Quince Street
10.25%    3/1/11    90   $159750
95492     180  05   9426946   $31,950.  2/1/96    348.24    Windsor
29   01   175  1    $213,000. 4/1/96

FL   2    212930000426949     98   $32,337.09     4630 Southwest
12.675%   3/1/11    95   $97500
33175     180  05   9426949   $32,650.  2/16/96   406.14    Miami
45   06   175  1    $137,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000426950     98   $21,816.7 10660 South    10.425%
3/1/11    86   $165000
95014     180  05   9426950   $23,000.  2/16/96   253.17    Cupertino
43   06   175  1    $220,000. 4/1/96

CA   2    206920000426951     98   $27,983.77     2640 Macadamia
10.3%     3/1/11    87   $198750
91709     180  05   9426951   $29,250.  2/22/96   319.71    Chino
Hills
36   01   175  1    $265,000. 4/1/96


CA   2    106920000426959     98   $40,014.31     2032 Orestes Way
10.25%    3/1/11    90   $202500
95008     180  05   9426959   $40,500.  2/6/96    441.43    Campbell
35   00   175  1    $270,000. 4/1/96

CA   2    106920000426960     98   $29,648.31     750 Coyote Street
10.5%     3/1/11    89   $147247
95035     180  05   9426960   $30,000.  2/5/96    331.62    Milpitas
45   01   175  1    $200,000. 4/1/96


CA   2    106930000426961     98   $33,057.89     2287 Cordero   11.25%
3/1/11    95   $128000
93065     180  05   9426961   $33,500.  2/1/96    386.04    Simi Valley
42   01   175  1    $170,000. 4/1/96


OR   2    141930000426962     98   $26,454.39     36905 Northeast
11.5%     2/1/11    95   $139366
97132     180  05   9426962   $26,800.  1/30/96   313.07    Newberg
30   02   174  1    $175,000. 3/1/96

UT   2    106930000426963     98   $41,865.66     740 South 1680
11.75%    3/1/11    95   $91012
84062     180  05   9426963   $42,400.  2/6/96    502.07    Pleasant
Grove
43   02   175  1    $140,500. 4/1/96


CA   2    106930000426964     98   $49,369.83     1018 Greta Street
11.75%    2/1/11    100  $124929
92021     180  05   9426964   $50,000.  1/29/96   592.07    El
Cajon
48   02   174  1    $175,000. 3/1/96

CA   2    106920000426968     98   $71,650.07     11619 Lerdo Ave
10.5%     3/1/11    90   $580000
91344     180  05   9426968   $72,500.  2/2/96    801.41    Los Angeles
35   00   175  1    $725,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000426969     98   $25,788.27     301 South El   9.5%
3/1/11    80   $660000
90212     180  05   9426969   $37,000.  1/31/96   386.36    Beverly Hills
34   06   175  1    $880,000. 4/1/96

CA   2    206910000426972     98   $9,885.21 2601 Silverado      12.75%
2/13/11   100  $124000
91761     180  05   9426972   $10,000.  2/8/96    124.88    Ontario
40   01   174  1    $134,000. 3/13/96


CA   2    106910000426978     98   $39,486.83     371 Juanita Way     9.5%
3/1/11    78   $650000
94022     180  05   9426978   $40,000.  2/5/96    417.69    Los Altos
37   06   175  1    $890,000. 4/1/96

NV   2    132920000426980     98   $17,055.57     9604 Sweet Sage
10.5%     3/1/11    87   $116250
89129     180  05   9426980   $17,300.  2/6/96    191.23    Las Vegas
38   01   175  1    $155,000. 4/1/96


OR   2    141920000426988     98   $29,312.5 5837 Sw   11.375%   3/1/11
 90   $237600
97221     180  05   9426988   $29,700.  2/7/96    344.60    Portland
31   06   175  1    $297,000. 4/1/96


CA   2    106910000426989     98   $42,001.76     19642 Island Bay
10.5%     3/1/11    90   $340000
92648     180  05   9426989   $42,500.  2/5/96    469.79    Huntington
Beach
38   00   175  1    $425,000. 4/1/96

CA   2    106930000426991     98   $34,729.54     19525 Turtle   12.75%
4/1/11    95   $188000
91326     180  05   9426991   $35,200.  3/27/96   382.52    Northridge
46   06   176  1    $235,000. 5/1/96


UT   2    249930000426992     98   $24,823.73     844 East 2700  13.5%
4/1/11    98   $101221
84106     180  05   9426992   $25,000.  3/1/96    324.58    Salt Lake City
45   06   176  1    $130,000. 5/1/96

CA   2    106920000426994     98   $24,365.37     6412 Forehand  10.25%
3/1/11    90   $261000
95003     180  03   9426994   $32,000.  2/2/96    348.78    Aptos
25   00   175  1    $328,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000426995     98   $35,538.14     3346 Mira Vista     9.5%
3/1/11    75   $147000
95132     180  05   9426995   $36,000.  2/2/96    375.92    San Jose
41   01   175  1    $245,000. 4/1/96

CA   2    106930000426996     98   $66,208.41     729 Valparaiso
12.25%    3/1/11    95   $353600
91711     180  03   9426996   $66,300.  2/2/96    694.76    Claremont
45   00   175  1    $442,000. 4/1/96


CA   2    106920000427003     98   $23,758.46     28531 Bud Court
10.625%   3/1/11    90   $204000
91350     180  05   9427003   $24,000.  2/5/96    221.78    Saugus Area
31   01   175  1    $255,000. 4/1/96

CA   2    106930000427004     98   $37,419.84     520 Laver Way
10.625%   3/1/11    95   $202400
92660     180  01   9427004   $37,950.  2/7/96    422.44    Newport
Beach
41   00   175  1    $253,000. 4/1/96


IL   2    117920000427006     98   $16,306.58     477 Arlington  10.5%
3/1/11    85   $207000
60137     180  05   9427006   $16,500.  2/15/96   182.39    Glen
Ellyn
34   00   175  1    $264,000. 4/1/96


CA   2    206930000427012     98   $31,201.66     1800 South     12.8%
3/1/11    95   $168000
90019     180  05   9427012   $31,500.  2/8/96    394.41    Los Angeles
36   06   175  1    $210,000. 4/1/96

CA   2    206920000427013     98   $18,800.11     12116 Aegean   11.68%
 3/15/11   90   $143000
90650     180  05   9427013   $19,000.  2/26/96   224.14    Norwalk
42   06   175  1    $180,000. 4/15/96


CA   2    206930000427017     98   $29,208.81     3240 Flaxton   12.425%
3/1/11    93   $90342
91767     180  05   9427017   $29,500.  2/15/96   362.16    Pomona
25   06   175  1    $130,000. 4/1/96

FL   2    212910000427023     98   $31,406.41     2608 Prospect  9.9%
3/1/11    80   $150898
33629     180  05   9427023   $31,800.  2/29/96   339.78    Tampa
47   06   175  1    $230,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000427061     98   $43,415.3 6605 Beachview
10.675%   3/1/11    95   $348000
90275     180  03   9427061   $43,500.  2/16/96   403.61    Rancho Palos
41   00   175  1    $415,000. 4/1/96

MT   2    130920000427064     98   $22,097.54     801 Coyote Lane
11.% 2/1/11    90   $75200
59404     180  05   9427064   $22,400.  1/18/96   254.60    Great
Falls
33   06   174  1    $108,500. 3/1/96


VA   2    151930000427065     98   $47,776.45     8241 The Midway
11.25%    3/1/11    95   $265950
22003     180  05   9427065   $49,850.  2/21/96   574.44    Annandale
32   00   175  1    $333,000. 4/1/96

CA   2    106930000427079     98   $20,849.67     437 Lyoncross  12.25%
3/1/11    99   $182000
95123     180  05   9427079   $22,000.  2/15/96   267.59    San
Jose
45   02   175  1    $208,000. 4/1/96


CA   2    106920000427080     98   $24,654.65     4384 Raty Lane 10.75%
 3/1/11    90   $125250
95633     180  05   9427080   $25,000.  2/20/96   280.24    Garden
Valley
31   01   175  1    $167,000. 4/1/96


CA   2    106930000427081     98   $41,178.99     1937 Edgecrest
11.75%    3/1/11    100  $166400
95122     180  05   9427081   $41,600.  2/14/96   492.60    San
Jose
39   01   175  1    $208,000. 4/1/96

CA   2    106920000427082     98   $34,625.62     434 North      11.5%
3/1/11    90   $280000
90004     180  05   9427082   $35,000.  2/16/96   408.87    Larchmont
39   00   175  1    $350,000. 4/1/96


WA   2    153930000427085     98   $28,080.74     34051 51st     12.%
3/1/11    95   $98000
98001     180  05   9427085   $29,000.  2/16/96   348.05    Auburn
45   06   175  1    $135,000. 4/1/96

CA   2    106930000427086     98   $34,634.21     7008 Ricky Court
11.75%    3/1/11    100  $109112
95252     180  05   9427086   $35,000.  2/15/96   414.45    Valley
Springs
38   06   175  1    $145,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000427087     98   $33,345.91     1102 Hickory   12.75%
3/1/11    95   $180000
94533     180  05   9427087   $33,750.  2/15/96   421.48    Fairfield
41   01   175  1    $225,000. 4/1/96

CA   2    106930000427088     98   $23,760.62     1244 Monteagle
12.25%    3/1/11    95   $132000
95127     180  05   9427088   $24,000.  2/14/96   291.91    San
Jose
45   06   175  1    $165,000. 4/1/96


CA   2    206930000427091     98   $45,395.76     2651 Plaza     11.3%
2/28/11   100  $193590
95132     180  05   9427091   $46,000.  2/9/96    531.53    San Jose
43   06   174  1    $240,000. 3/28/96

CA   2    106920000427100     98   $35,605.97     2214 Barrington
11.25%    3/1/11    85   $180000
94080     180  09   9427100   $36,000.  2/6/96    414.84    South San
42   01   175  1    $255,000. 4/1/96


WA   2    153920000427101     98   $33,607.18     4443 242 Ave.se
10.25%    3/1/11    90   $194000
98029     180  03   9427101   $34,100.  2/1/96    371.67    Issaquah
29   03   175  1    $253,500. 4/1/96


CA   2    106920000427104     98   $15,623.04     1063 Tahiti Lane    11.%
3/1/11    83   $152250
94502     180  03   9427104   $15,800.  2/1/96    179.58    Alameda
4    01   175  1    $203,000. 4/1/96

CA   2    106910000427105     98   $32,562.23     3818 Royal     9.125%
3/1/11    80   $207000
91403     180  05   9427105   $33,000.  2/20/96   337.17    Sherman Oaks
39   00   175  1    $300,000. 4/1/96


CA   2    106930000427106     98   $34,286.64     3202 Ingley Street
11.25%    3/1/11    88   $74704
95501     180  05   9427106   $34,750.  2/1/96    400.44    Eureka
42   02   175  1    $125,000. 4/1/96

CA   2    106930000427108     98   $33,619.22     1519 Riverside      11.%
3/1/11    100  $266000
91506     180  05   9427108   $34,000.  2/5/96    386.44    Burbank
42   01   175  1    $300,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000427109     98   $40,950.34     19920 72nd Place
11.25%    3/1/11    97   $158087
98290     180  05   9427109   $42,000.  2/5/96    483.98    Snohomish
33   01   175  1    $208,000. 4/1/96

CA   2    206930000427116     98   $33,677.05     16775 Lake Knoll
12.8%     3/1/11    98   $150824
92503     180  03   9427116   $34,000.  2/1/96    425.72    Riverside
44   06   175  1    $190,000. 4/1/96


UT   2    149920000427119     98   $37,585.6 5769 South     11.% 3/1/11
90   $55488
84121     180  01   9427119   $38,100.  2/8/96    433.04    Salt Lake
50   06   175  1    $104,000. 4/1/96

CA   2    106930000427123     98   $44,414.83     5234 Maricopa
11.452%   3/1/11    95   $240000
90503     180  05   9427123   $45,000.  2/22/96   524.31    Torrance
11   06   175  1    $300,000. 4/1/96


FL   2    212930000427124     98   $26,623.41     7751 Northwest
11.925%   3/1/11    95   $58572
33024     180  05   9427124   $26,900.  2/21/96   321.55    Pembroke Pines
45   06   175  1    $90,000.  4/1/96


CA   2    206920000427125     98   $37,407.66     4670 Black     10.55%
3/1/11    90   $187500
94566     180  05   9427125   $37,500.  2/14/96   344.43    Pleasanton
38   00   175  1    $250,000. 4/1/96

GA   2    113920000427126     98   $18,619.05     1110 Rosewood  9.9%
12/1/10   90   $152000
30202     180  03   9427126   $19,000.  11/29/95  203.01    Alpharetta
38   06   172  1    $192,000. 1/1/96


WA   2    253920000427127     98   $59,535.04     915 West Laurel
10.55%    3/1/11    90   $207000
98248     180  05   9427127   $60,300.  2/20/96   668.43    Ferndale
27   06   175  1    $297,000. 4/1/96

CO   2    208920000427138     98   $33,613.15     6592 North     9.5%
3/1/11    87   $170250
80134     180  03   9427138   $34,050.  2/15/96   355.56    Parker
28   00   175  1    $235,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    236930000427154     98   $30,600.18     6 Scudders Place
11.5%     3/1/11    95   $116250
11727     180  05   9427154   $31,000.  2/23/96   362.14    Coram
43   06   175  1    $155,000. 4/1/96

IL   2    117930000427159     98   $42,072.97     34050 N Sulkey
11.95%    2/20/11   99   $170450
60030     180  05   9427159   $42,600.  2/20/96   509.90    Grayslake
39   00   174  1    $216,500. 3/20/96


CA   2    206920000427184     98   $35,432.7 905-203 Sunrose     10.8%
3/1/11    90   $177750
94086     180  01   9427184   $35,500.  2/21/96   332.72    Sunnyvale
42   06   175  1    $237,000. 4/1/96

CO   2    108920000427196     98   $9,821.66 4364 Libson    10.75%
3/1/11    90   $86400
80249     180  05   9427196   $10,800.  2/19/96   121.06    Denver
35   06   175  1    $108,000. 4/1/96


CA   2    106920000427197     98   $19,502.03     3387 Brittan   10.4%
3/1/11    85   $174350
94070     180  01   9427197   $21,650.  2/6/96    237.98    San Carlos
39   01   175  1    $232,500. 4/1/96


CA   2    106910000427198     98   $14,805.83     5099 Patti Jo  9.4%
3/1/11    53   $63087
95608     180  05   9427198   $15,000.  2/9/96    155.73    Carmichael
37   06   175  1    $148,000. 4/1/96

CA   2    106910000427199     98   $13,778.74     15 Vienna Drive
9.25%     3/1/11    80   $206000
95035     180  05   9427199   $14,000.  2/6/96    144.09    Milpitas
26   06   175  1    $275,000. 4/1/96


CA   2    106920000427200     98   $17,294.82     1234 Santa Clara
10.5%     3/1/11    90   $67682
95501     180  05   9427200   $17,500.  2/8/96    193.44    Eureka
37   06   175  1    $95,000.  4/1/96

CA   2    106920000427201     98   $28,857.66     4292 Baylor Way
10.5%     3/1/11    90   $146250
94550     180  05   9427201   $29,200.  2/12/96   322.78    Livermore
40   01   175  1    $195,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000427202     98   $49,225.83     215 Central    10.75%
3/1/11    89   $452000
94117     180  05   9427202   $50,000.  2/6/96    560.47    San Francisco
40   06   175  1    $565,000. 4/1/96

NV   2    232930000427213     98   $11,065.5 4533 Savin Circle   12.93%
3/15/11   99   $101100
89130     180  03   9427213   $11,170.  2/27/96   140.81    Las
Vegas
46   06   175  1    $113,500. 4/15/96


WA   2    253920000427249     98   $63,886.62     3800 34th      10.3%
4/1/11    90   $156000
98126     180  05   9427249   $64,500.  3/12/96   705.01    Seattle
45   06   176  1    $245,000. 5/1/96

CA   2    206920000427256     98   $19,765.54     5004 North     10.5%
3/1/11    83   $188250
91780     180  05   9427256   $20,000.  2/6/96    221.08    Temple City
44   06   175  1    $251,000. 4/1/96


WA   2    253920000427257     98   $14,797.7 4091 Dogwood   10.5%
3/1/11    85   $116250
98310     180  05   9427257   $15,000.  2/5/96    165.81    Bremerton
27   06   175  1    $155,000. 4/1/96


CA   2    106930000427278     98   $49,411.74     2371 Sunrise   12.49%
2/15/11   98   $161813
95124     180  05   9427278   $50,000.  1/24/96   615.94    San
Jose
43   06   174  1    $218,000. 3/15/96

CA   2    106930000427279     98   $16,986.45     5350 Edgeview  12.99%
 2/1/11    98   $192063
94514     180  05   9427279   $17,290.  1/14/96   218.65    Byron
46   06   174  1    $215,000. 3/1/96


CA   2    206920000427285     98   $47,404.96     18702 Bear Creek
10.55%    3/1/11    92   $380000
95030     180  05   9427285   $47,500.  2/26/96   436.28    Los
Gatos
40   00   175  1    $465,000. 4/1/96

UT   2    149910000427292     98   $40,519.36     175 West 300   10.5%
3/1/11    77   $38023
84062     180  05   9427292   $41,000.  2/2/96    453.21    Pleasant
Grove
42   00   175  1    $103,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000427297     98   $29,707.42     5226 Roeder Road
12.5%     3/1/11    90   $127167
95111     180  05   9427297   $30,000.  2/1/96    369.76    San Jose
43   06   175  1    $175,000. 4/1/96

FL   2    112930000427299     98   $32,663.03     9508 Sw 118    12.%
3/1/11    95   $123750
33186     180  05   9427299   $33,000.  2/23/96   396.06    Miami
34   02   175  1    $165,000. 4/1/96


CA   2    106930000427303     98   $29,661.06     1391 Buena Vista
11.5%     4/1/11    95   $129915
95023     180  05   9427303   $30,000.  3/14/96   350.46    Hollister
39   06   176  1    $170,000. 5/1/96

MI   2    226920000427345     98   $23,683.49     90 Eileen Dr   11.55%
3/1/11    93   $115525
48302     180  05   9427345   $24,000.  2/22/96   281.13    West
Bloomfield
40   06   175  1    $151,000. 4/1/96


CA   2    206930000427347     98   $65,349.34     8818 Old Country
12.375%   3/1/11    95   $352000
95661     180  03   9427347   $66,000.  2/20/96   808.10    Roseville
36   01   175  1    $441,500. 4/1/96


CA   2    106920000427349     98   $25,949.19     745 Waddell Way
10.75%    3/1/11    90   $131250
95357-2   180  05   9427349   $26,250.  2/7/96    294.25    Modesto
31   01   175  1    $175,000. 4/1/96

CA   2    106920000427351     98   $26,061.23     8680 Duryea    10.5%
3/1/11    93   $107706
95828     180  05   9427351   $26,500.  2/5/96    292.93    Sacramento
42   06   175  1    $145,000. 4/1/96


CA   2    206930000427354     98   $27,205.56     3033 Tulare Drive
12.43%    3/1/11    100  $202367
95132     180  05   9427354   $27,475.  2/20/96   337.38    San
Jose
40   06   175  1    $230,000. 4/1/96

UT   2    249910000427355     98   $26,557.91     2521 South Green
13.3%     3/1/11    100  $105200
84106     180  05   9427355   $26,800.  2/16/96   344.39    Salt
Lake City
41   06   175  1    $132,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000427365     98   $42,114.1 920 Amelia Court
10.775%   3/1/11    86   $188000
95492     180  05   9427365   $42,200.  2/26/96   394.72    Windsor
49   06   175  1    $270,000. 4/1/96

CA   2    206920000427366     98   $49,383.14     2752 Bitternut
10.65%    3/1/11    90   $207000
93065     180  05   9427366   $49,500.  2/26/96   458.36    Simi
Valley
45   06   175  1    $285,000. 4/1/96


CA   2    206930000427367     98   $37,280.56     9207 Otter River
11.75%    3/1/11    95   $199200
92708     180  05   9427367   $37,350.  2/21/96   377.02    Fountain Valley

40   00   175  1    $249,000. 4/1/96

CA   2    206930000427368     98   $30,716.21     5197 Amelia    13.275%
3/1/11    95   $164000
95118     180  05   9427368   $30,750.  2/22/96   346.78    San
Jose
36   01   175  1    $205,000. 4/1/96


IN   2    118930000427369     98   $50,194.56     8176 Creekway  11.95%
2/23/11   98   $202100
46168     180  05   9427369   $50,600.  2/23/96   518.53    Plainfield
35   00   174  1    $260,000. 3/23/96


CA   2    106920000427375     98   $14,025.84     1351 Vallerand      10.%
3/1/11    90   $114000
95376     180  05   9427375   $14,200.  2/14/96   152.59    Tracy
24   00   175  1    $142,500. 4/1/96

CA   2    106910000427376     98   $34,792.05     2421 Graham    10.%
3/1/11    90   $284000
90278     180  05   9427376   $35,500.  2/13/96   381.48    Reondo Beach
42   00   175  1    $355,000. 4/1/96


WA   2    153920000427377     98   $20,764.78     3808 Northeast      11.%
3/1/11    89   $103000
98125     180  05   9427377   $21,000.  2/12/96   238.69    Seattle
44   06   175  1    $140,000. 4/1/96

CA   2    106920000427381     98   $21,458.78     24015 Gilmore  10.75%
 3/1/11    90   $172000
91307     180  05   9427381   $21,500.  2/16/96   200.70    West
Hills Area
32   00   175  1    $215,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000427382     98   $42,382.96     10720 55th     12.5%
3/1/11    100  $97103
98178     180  05   9427382   $42,800.  2/9/96    527.52    Seattle
48   06   175  1    $140,000. 4/1/96

CO   2    208930000427386     98   $25,756.63     345 Pucket Circle
12.925%   3/1/11    94   $62942
80911     180  05   9427386   $26,000.  2/22/96   327.68    Colorado
Springs
50   02   175  1    $95,000.  4/1/96


CA   2    106920000427387     98   $63,988.53     115 Alta Vista      11.2%
   3/1/11    89   $512800
94062     180  05   9427387   $64,100.  2/22/96   620.15    Woodside
41   01   175  1    $650,000. 4/1/96

CA   2    106920000427388     98   $40,036.57     6567 San Ignacio
11.25%    3/1/11    90   $204750
95119     180  05   9427388   $40,700.  2/22/96   469.00    San
Jose
45   00   175  1    $273,000. 4/1/96


GA   2    113920000427390     98   $28,733.49     320 Declaire Way
10.75%    3/1/11    90   $230400
30067     180  05   9427390   $28,800.  2/16/96   268.84    Marietta
41   00   175  1    $288,000. 4/1/96


VA   2    251920000427391     98   $48,922.32     6449 Springhouse
10.55%    3/1/11    90   $207000
22024     180  05   9427391   $49,500.  2/22/96   548.71    Clifton
35   06   175  1    $285,000. 4/1/96

CA   2    106920000427392     98   $44,516.44     8826 Megan     11.45%
3/1/11    90   $207000
91304     180  05   9427392   $45,000.  2/20/96   524.26    West
Hills Area
46   02   175  1    $280,000. 4/1/96


CA   2    206930000427393     98   $39,573.16     7546 Bernice   11.525%
3/1/11    100  $119000
94928     180  05   9427393   $40,000.  2/22/96   467.91    Rohnert Park
43   06   175  1    $159,000. 4/1/96

CA   2    206930000427394     98   $21,317.35     5002 Country   11.525%
4/1/11    100  $102000
94928     180  09   9427394   $21,500.  2/27/96   251.50    Rohnert Park
45   06   176  1    $123,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212930000427395     98   $11,346.78     3012 Nicholson
12.525%   3/1/11    100  $75500
32792     180  05   9427395   $11,500.  2/29/96   122.96    Winter
Park
30   06   175  1    $87,000.  4/1/96

AZ   2    204920000427406     98   $18,709.3 18735 East Via      10.65%
3/1/11    90   $95500
85242     180  05   9427406   $19,700.  2/22/96   219.60    Queen
Creek
30   06   175  1    $128,000. 4/1/96


UT   2    249920000427414     98   $34,003.6 447 South 700  10.3%
2/26/11   94   $138000
84302     180  05   9427414   $34,500.  2/20/96   377.10    Brigham City
35   01   174  1    $185,000. 3/26/96

CA   2    206920000427418     98   $24,568.12     7165 Albany    10.65%
3/1/11    90   $198400
95020     180  05   9427418   $24,800.  2/21/96   229.64    Gilroy
44   00   175  1    $248,000. 4/1/96


IN   2    118920000427430     98   $9,886.97 419 Clyde Avenue    10.9%
4/1/11    90   $45800
46201     180  05   9427430   $10,000.  3/5/96    113.04    Indianapolis
30   01   176  1    $62,000.  5/1/96


MD   2    124920000427431     98   $27,737.63     2313 Penny     10.65%
4/1/11    90   $50581
21210     180  01   9427431   $28,000.  3/11/96   312.12    Baltimore
41   06   176  1    $88,000.  5/1/96

MD   2    124930000427432     98   $39,119.1 2641      12.15%    3/1/11
100  $99685
21158     180  05   9427432   $39,600.  2/21/96   479.09    Westminister
38   01   175  1    $140,000. 4/1/96


CA   2    106920000427435     98   $40,310.71     1335 French    10.25%
3/1/11    90   $204000
95035     180  03   9427435   $40,800.  2/13/96   444.70    Milpitas
36   00   175  1    $272,000. 4/1/96

CA   2    106930000427436     98   $40,458.96     2625 Meadow    11.25%
 3/1/11    100  $156000
92123     180  05   9427436   $41,000.  2/13/96   472.46    San
Diego
37   06   175  1    $197,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000427437     98   $17,784.5 1257      12.125%   3/1/11
95   $67500
92223     180  05   9427437   $18,000.  2/9/96    217.48    Beaumont
37   06   175  1    $90,000.  4/1/96

CA   2    106930000427438     98   $42,575.91     5480 Lenora Road
12.625%   3/1/11    95   $198761
94803     180  05   9427438   $43,000.  2/12/96   533.49    Richmond
42   06   175  1    $255,000. 4/1/96


FL   2    212910000427442     98   $11,865.32     423 Gaunt Street
11.025%   3/1/11    74   $39403
33934     180  05   9427442   $12,000.  2/26/96   136.58    Immokalee
49   02   175  1    $70,000.  4/1/96

OR   2    241930000427451     98   $26,929.98     7118 N Kellogg
12.3%     3/1/11    100  $62752
97203     180  05   9427451   $27,200.  2/13/96   331.71    Portland
42   02   175  1    $90,000.  4/1/96


OR   2    241920000427458     98   $29,684.28     7890 Sw 184th
11.675%   3/1/11    88   $119038
97007     180  03   9427458   $30,000.  2/21/96   353.80    Aloha
45   06   175  1    $170,000. 4/1/96


MD   2    124920000427461     98   $21,629.1 3915 Rickover  10.3%
2/1/11    89   $208000
20902     180  05   9427461   $22,000.  1/5/96    240.47    Silver Spring
38   00   174  1    $260,000. 3/1/96

VA   2    151920000427463     98   $9,801.87 3830 Charles   10.3%
11/1/10   83   $177000
22033     178  03   9427463   $10,000.  12/18/95  109.82    Fairfax
21   00   171  1    $226,000. 2/1/96


VA   2    251930000427467     98   $27,056.26     12711 Roark    11.8%
3/1/11    100  $252579
22071     180  05   9427467   $27,400.  1/29/96   325.33    Herndon
51   06   175  1    $280,000. 4/1/96

CA   2    106990000427471     98   $20,810.53     3061 Buckboard
10.875%   4/1/11    90   $110250
95667     180  03   9427471   $21,000.  2/29/96   237.04    Placerville
32   06   176  1    $147,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    108920000427473     98   $12,643.82     17468 E   11.% 3/1/11
79   $54926
80015     180  05   9427473   $12,900.  2/23/96   146.62    Aurora
32   01   175  1    $86,000.  4/1/96

CA   2    106920000427476     98   $26,957.89     1384 Bryan     11.7%
3/1/11    90   $216000
95118     180  05   9427476   $27,000.  2/21/96   271.51    San
Jose
50   06   175  1    $270,000. 4/1/96


CA   2    106930000427477     98   $24,046.07     3084 Quinto Way
11.75%    3/1/11    100  $164689
95124     180  05   9427477   $24,300.  2/14/96   287.74    San
Jose
39   06   175  1    $189,000. 4/1/96

CA   2    106920000427478     98   $39,570.16     18923 Santee   11.45%
3/1/11    91   $169147
92082     180  05   9427478   $40,000.  2/23/96   466.01    Valley
Center
33   06   175  1    $230,000. 4/1/96


WA   2    153910000427480     98   $15,794.71     10632 Northeast
9.5% 3/1/11    80   $207000
98110     180  05   9427480   $16,000.  2/22/96   167.08    Bainbridge
Island
44   00   175  1    $280,000. 4/1/96


CA   2    106930000427481     98   $52,495.62     615 Bonaccorso
12.75%    3/1/11    96   $169276
95133     180  05   9427481   $53,000.  2/20/96   661.88    San
Jose
48   02   175  1    $232,000. 4/1/96

WA   2    153910000427482     98   $21,717.76     421 Buchanan   9.5%
3/1/11    79   $207000
98942     180  05   9427482   $22,000.  2/21/96   229.73    Selah
44   06   175  1    $290,000. 4/1/96


CA   2    106920000427483     98   $14,409.23     1653      10.75%
3/1/11    89   $244000
95124     180  05   9427483   $24,500.  2/23/96   274.63    San
Jose
32   01   175  1    $305,000. 4/1/96

CA   2    106930000427484     98   $83,657.13     321 West Main  12.25%
 3/1/11    97   $292500
95030     180  05   9427484   $84,500.  2/26/96   1027.77   Los Gatos
41   01   175  1    $390,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208920000427499     98   $23,344.39     331 Laurel Way 9.65%
3/1/01    90   $200000
80026     60   05   9427499   $25,000.  2/19/96   526.88    Lafayette
26   01   55   1    $250,000. 4/1/96

FL   2    212930000427506     98   $16,635.18     20700/02  12.425%
3/1/11    10   $53541
33189     180  05   9427506   $16,800.  2/28/96   206.24    Miami
42   06   175  1    $704,000. 4/1/96


CA   2    206920000427508     98   $17,971.  4925 Roosevelt      11.55%
3/1/11    90   $90000
94805     180  05   9427508   $18,000.  2/22/96   178.94    Richmond
39   06   175  1    $120,000. 4/1/96

CA   2    106930000427511     98   $40,600.52     2225 Lassen Place
12.5%     3/1/11    95   $238726
95616     180  05   9427511   $41,000.  2/13/96   505.33    Davis
45   06   175  1    $295,000. 4/1/96


CA   2    106920000427513     98   $38,557.63     9732 Sombra    10.875%
 3/1/11    90   $195000
91040     180  05   9427513   $39,000.  2/12/96   440.22    Los
Angeles
41   00   175  1    $260,000. 4/1/96


CA   2    106930000427514     98   $41,550.77     13992 Strawberry
11.5%     3/1/11    92   $280000
95946     180  03   9427514   $42,000.  2/9/96    490.64    Penn Valley
40   06   175  1    $350,000. 4/1/96

CO   2    208920000427517     98   $17,793.74     6105 S. Ponds  10.75%
3/1/11    86   $126750
80123     180  03   9427517   $18,000.  2/23/96   201.77    Littleton
39   06   175  1    $169,000. 4/1/96


AZ   2    104930000427521     98   $24,673.89     608 W. Sherri  11.375%
3/1/11    100  $95000
85233     180  05   9427521   $25,000.  2/13/96   290.06    Gilbert
43   06   175  1    $120,000. 4/1/96

CA   2    106910000427523     98   $43,507.22     3648 Kirk Road 11.%
3/1/11    90   $179000
95124     180  05   9427523   $44,000.  2/7/96    500.10    San Jose
43   06   175  1    $248,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000427524     98   $28,195.91     6092 Lean      10.5%
3/1/11    90   $143250
95123     180  05   9427524   $28,600.  2/12/96   316.14    San
Jose
35   01   175  1    $191,000. 4/1/96

CA   2    106920000427525     98   $47,127.96     444 Kempton    10.25%
3/1/11    90   $382000
91202     180  05   9427525   $47,700.  2/8/96    519.91    Glendale
39   00   175  1    $477,500. 4/1/96


CA   2    106920000427526     98   $47,239.02     562 Napa Road  10.25%
 3/1/11    89   $196402
95476     180  05   9427526   $48,000.  2/14/96   523.18    Sonoma
33   01   175  1    $277,000. 4/1/96

CA   2    106920000427527     98   $99,642.35     20747 Scenic   11.05%
3/1/11    87   $549000
95120     180  05   9427527   $100,000. 2/23/96   956.10    San
Jose
43   01   175  1    $749,000. 4/1/96


CA   2    106930000427529     90   $13,776.16     2343 Azuba Court
12.4%     12/1/10   95   $100000
95380     180  05   9427529   $14,000.  11/16/95  171.65    Turlcok
33   06   172  1    $120,000. 1/1/96


CA   2    106920000427530     98   $35,854.61     3939 Starland  11.3%
12/15/10  87   $292000
91011     180  05   9427530   $36,500.  11/30/95  421.76    La
Canada
41   03   172  1    $380,000. 1/15/96

FL   2    212930000427531     98   $25,778.96     5568      12.425%
3/1/06    100  $73523
34642     120  05   9427531   $26,470.  2/23/96   386.30    Seminole
42   06   115  1    $100,000. 4/1/96


CA   2    106920000427534     98   $41,406.68     2612 Oak Avenue
10.875%   3/1/11    92   $332000
90266     180  05   9427534   $41,500.  2/16/96   391.30    Manhattan
Beach
26   00   175  1    $410,000. 4/1/96

VA   2    151920000427535     98   $13,686.07     1545 The Cliffs     9.%
1/1/11    90   $69750
22958     180  01   9427535   $13,950.  1/5/96    141.49    Wintergreen
41   00   173  1    $93,000.  2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000427542     98   $66,347.3 1737 East La Har    10.75%
2/28/11   89   $81335
84106     180  05   9427542   $67,450.  2/22/96   756.08    Salt
Lake City
44   02   174  1    $168,000. 3/28/96

CA   2    106930000427543     98   $24,619.84     152 Linda Lane 14.25%
 12/1/10   96   $188945
94523     180  05   9427543   $25,000.  11/15/95  337.15    Pleasant Hill
34   03   172  1    $225,000. 1/1/96


CA   2    206930000427544     98   $49,467.74     24785 Queens   13.55%
3/1/11    95   $303744
92656     180  03   9427544   $50,000.  2/22/96   650.82    Laguna
Niguel
44   06   175  1    $373,000. 4/1/96

UT   2    149910000427548     98   $21,333.38     44 North 300 East   10.%
3/1/11    72   $50000
84003     180  05   9427548   $22,000.  2/8/96    236.41    American
Fork
39   06   175  1    $101,000. 4/1/96


UT   2    149930000427551     98   $21,777.97     446 West 500   12.125%
3/1/11    94   $91500
84043     180  05   9427551   $22,000.  2/7/96    265.81    Lehi
40   06   175  1    $122,000. 4/1/96


CA   2    106910000427552     98   $31,598.53     7 Ocean Ridge  9.75%
3/1/11    70   $314000
92677     180  03   9427552   $32,000.  2/22/96   339.00    Laguna
Niguel
45   00   175  1    $496,000. 4/1/96

CA   2    211910000427553     98   $16,332.35     2516 Key West  9.8%
4/1/11    80   $75000
95826     180  05   9427553   $16,600.  2/28/96   176.36    Sacramento
22   06   176  1    $114,500. 5/1/96


UT   2    149920000427554     98   $14,524.89     1604 South Major
10.925%   2/27/11   90   $53539
84115     180  05   9427554   $14,860.  2/27/96   168.20    Salt
Lake City
44   06   174  1    $76,000.  3/27/96

CA   2    106920000427555     98   $14,826.53     200 Morrene    10.65%
3/1/11    86   $197000
95008     180  05   9427555   $15,000.  2/13/96   167.21    Campbell
46   06   175  1    $247,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000427557     98   $38,538.61     39375 Zacate   10.4%
3/1/11    90   $195000
94539     180  05   9427557   $39,000.  2/7/96    428.69    Fremont
36   00   175  1    $260,000. 4/1/96

CA   2    106910000427558     98   $55,712.18     581 Kingston   11.9%
3/1/11    95   $301600
94002     180  05   9427558   $56,550.  2/13/96   675.06    Belmont
31   00   175  1    $377,000. 4/1/96


CA   2    206910000427561     98   $58,086.98     5264 Mohave    9.99%
2/10/11   80   $165283
93063     180  05   9427561   $59,000.  2/5/96    633.66    Simi Valley
47   01   174  1    $283,000. 3/10/96

CO   2    108920000427574     98   $20,275.62     9246 South     11.25%
3/1/11    90   $164000
80126     180  03   9427574   $20,500.  2/23/96   236.23    Highlands
Ranch
38   02   175  1    $205,000. 4/1/96


CA   2    206920000427575     98   $43,604.86     1336 Chiplay   10.925%
4/1/11    90   $80100
95122     180  05   9427575   $44,000.  2/29/96   498.03    San
Jose
38   06   176  1    $138,000. 5/1/96


FL   2    212910000427577     98   $43,480.66     329 West 42    10.425%
3/1/11    39   $20000
33012     180  05   9427577   $44,000.  2/27/96   484.33    Hialeah
42   06   175  1    $167,000. 4/1/96

CA   2    106920000427578     98   $28,424.99     171 Nelson Way 10.5%
 3/1/11    86   $198750
95472     180  05   9427578   $29,000.  2/5/96    320.57    Sebastopol
33   06   175  1    $265,000. 4/1/96


CA   2    206930000427591     98   $29,696.47     21300 Via De La
12.8%     3/1/11    92   $340000
92687     180  05   9427591   $30,000.  2/15/96   375.63    Yorba
Linda
39   06   175  1    $405,000. 4/1/96

CA   2    106930000427601     98   $49,321.06     130 Lido Circle
11.75%    3/1/11    88   $115339
95826     180  05   9427601   $50,000.  2/13/96   592.07    Sacramento
44   02   175  1    $188,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000427604     98   $14,971.25     10430 Northeast
10.75%    3/1/11    90   $125600
98110     180  05   9427604   $15,000.  2/23/96   140.02    Bainbridge
Island
36   01   175  1    $157,000. 4/1/96

CA   2    106930000427606     98   $45,025.33     3265 East View
11.75%    3/1/11    100  $170328
95682     180  05   9427606   $45,600.  2/26/96   539.96    Shingle Springs

45   06   175  1    $216,000. 4/1/96


CA   2    106920000427608     98   $29,557.38     3747 Sapphire  10.75%
3/1/11    90   $239900
91436     180  05   9427608   $29,900.  2/15/96   335.16    Encino
24   00   175  1    $299,900. 4/1/96

CA   2    206920000427609     98   $15,774.95     253 Emerald Oak
10.55%    3/1/11    85   $104000
95632     180  05   9427609   $16,000.  2/26/96   177.36    Galt
35   01   175  1    $142,000. 4/1/96


CA   2    206930000427610     98   $65,488.81     1100 Via Zumaya
12.3%     3/1/11    95   $355200
90274     180  05   9427610   $66,600.  2/23/96   700.47    Palos
Verdes
38   00   175  1    $444,000. 4/1/96


CA   2    106930000427611     98   $34,625.62     9054 Lemon     11.5%
3/1/11    93   $89612
91977     180  05   9427611   $35,000.  2/16/96   408.87    Spring
Valley
34   02   175  1    $135,000. 4/1/96

OR   2    141930000427612     98   $29,683.47     3160 Southeast
11.25%    3/1/11    100  $104638
97060     180  05   9427612   $30,100.  2/15/96   346.86    Troutdale
33   06   175  1    $135,000. 4/1/96


CA   2    106920000427613     98   $74,921.42     35 Harrison    10.625%
3/1/11    85   $606400
94965     180  05   9427613   $75,800.  2/16/96   843.78    Sausalito
49   00   175  1    $806,000. 4/1/96

CA   2    106920000427614     98   $23,810.98     617 Baker Drive
10.25%    3/1/11    90   $120750
95366     180  05   9427614   $24,100.  2/15/96   262.68    Ripon
32   01   175  1    $161,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000427615     98   $10,861.74     1760 Sageland  11.55%
3/1/11    100  $206000
95131     180  05   9427615   $11,000.  2/26/96   128.85    San
Jose
42   06   175  1    $219,000. 4/1/96

CA   2    206930000427616     98   $17,824.64     15621 Van Buren
12.5%     3/1/11    93   $149000
92655     180  05   9427616   $18,000.  2/13/96   221.85    Midway City
Area
46   02   175  1    $180,000. 4/1/96


CA   2    206920000427621     98   $19,766.59     23206 Hatteras
10.55%    3/1/11    84   $280000
91367     180  05   9427621   $20,000.  2/21/96   221.70    Los
Angeles
33   06   175  1    $360,000. 4/1/96

WA   2    153920000427622     98   $20,957.51     2405 South Bates
10.5%     3/1/11    86   $82200
99206     180  05   9427622   $21,000.  2/14/96   192.10    Spokane
39   06   175  1    $120,000. 4/1/96


VA   2    151930000427624     98   $35,779.58     3424 Monarch   11.5%
3/1/11    93   $191200
22003     180  05   9427624   $35,850.  2/29/96   355.02    Annandale
35   00   175  1    $244,500. 4/1/96


DC   2    111930000427625     98   $34,809.84     1511 22nd Street
11.5%     3/1/11    94   $189600
20037     180  05   9427625   $35,550.  2/29/96   415.29    Washington
31   00   175  1    $241,000. 4/1/96

MD   2    124910000427626     98   $39,353.87     301 Anderson   10.5%
2/1/11    90   $315600
20850     180  05   9427626   $39,450.  1/25/96   360.86    Rockville
21   00   174  1    $394,500. 3/1/96


CA   2    206920000427630     98   $49,465.24     5073 McGill Way
11.5%     3/1/11    90   $424000
92130     180  05   9427630   $50,000.  2/26/96   584.09    San
Diego
44   00   175  1    $530,000. 4/1/96

CA   2    106930000427631     98   $49,244.08     41 Northridge  11.5%
2/1/11    93   $324000
93105     180  05   9427631   $50,000.  1/25/96   584.09    Santa
Barbara
35   01   174  1    $405,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000427642     98   $29,682.1 44456 San      13.05%
3/1/11    94   $124000
92260     180  05   9427642   $30,000.  2/23/96   380.56    Palm
Desert
45   06   175  1    $165,000. 4/1/96

CA   2    206920000427643     98   $31,407.26     39876 Parada   9.925%
4/1/11    90   $159000
94560     180  03   9427643   $31,800.  3/18/96   340.27    Newark
43   01   176  1    $212,000. 5/1/96


GA   2    113910000427645     98   $39,411.38     4805 Watson    10.05%
2/1/11    73   $54820
30130     180  05   9427645   $40,000.  1/15/96   431.07    Cumming
47   02   174  1    $130,000. 3/1/96

CA   2    206910000427647     98   $19,750.18     14210 Los      9.8%
3/11/11   78   $79257
91706     180  05   9427647   $20,000.  2/21/96   212.48    Baldwin Park
26   06   175  1    $128,000. 4/1/96


CA   2    206930000427648     98   $44,177.12     603 North      12.3%
3/1/11    95   $236000
90277     180  01   9427648   $44,250.  2/26/96   465.40    Redondo Beach
43   00   175  1    $295,000. 4/1/96


CO   2    208920000427652     98   $9,374.76 4419 Pipit Court    10.75%
3/1/11    82   $95542
80526     180  05   9427652   $10,000.  2/23/96   112.09    Fort
Collins
31   06   175  1    $129,500. 4/1/96

MD   2    124930000427657     98   $18,963.99     19821 Filbert  11.663%
2/1/11    94   $109200
20879     180  03   9427657   $19,000.  1/5/96    190.52    Gaithersburg
35   06   174  1    $136,500. 3/1/96


IL   2    217920000427658     98   $26,684.89     417 Columbine  10.55%
3/1/11    90   $116250
60440     180  03   9427658   $27,000.  2/21/96   299.30    Bolingbrook
28   01   175  1    $160,000. 4/1/96

IN   2    116920000427659     90   $15,756.87     8033 East Old Us
10.9%     4/1/11    90   $79500
46723     180  05   9427659   $15,900.  3/8/96    179.72    Churubusco
44   06   176  1    $106,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000427660     98   $14,740.71     1213 Brewster  11.55%
 1/1/11    100  $75686
21227     180  07   9427660   $15,000.  12/20/95  175.71    Baltimore
45   06   173  1    $91,000.  2/1/96

MD   2    124930000427719     98   $37,524.41     11404 Trillum  10.75%
3/1/11    95   $203150
20721     180  05   9427719   $38,050.  2/26/96   426.52    Bowie
23   00   175  1    $254,000. 4/1/96


CA   2    106920000427724     98   $21,539.33     5440 Harvard   10.875%
3/1/11    90   $97510
91763     180  05   9427724   $22,000.  2/13/96   248.33    Montclair
34   02   175  1    $133,000. 4/1/96

CA   2    106920000427725     98   $37,297.28     790 Avenida    10.25%
3/1/11    90   $197250
91910     180  03   9427725   $37,750.  2/13/96   411.46    Chula
Vista
43   01   175  1    $263,000. 4/1/96


CA   2    106920000427726     98   $50,254.54     4260 Grand     10.125%
3/1/11    90   $408000
93023     180  05   9427726   $51,000.  2/5/96    551.96    Ojai Area
33   06   175  1    $510,000. 4/1/96


CA   2    153920000427731     98   $24,713.5 2903 Sorrento  10.75%
3/1/11    89   $244000
94587     180  03   9427731   $25,000.  2/5/96    280.24    Union City
38   06   175  1    $305,000. 4/1/96

WA   2    153920000427732     98   $19,184.59     1426 East 67th
11.75%    3/1/11    90   $74200
98404     180  05   9427732   $19,400.  2/5/96    229.72    Tacoma
43   06   175  1    $104,000. 4/1/96


WA   2    106920000427734     98   $15,806.68     8702 Ne   10.5%
3/1/11    90   $129600
98629     180  05   9427734   $16,000.  2/16/96   176.86    Lacenter
34   06   175  1    $162,000. 4/1/96

CA   2    106930000427735     98   $36,307.44     1630 Westmont  11.5%
 3/1/11    94   $212000
95008     180  05   9427735   $36,700.  2/13/96   428.73    Campbell
43   01   175  1    $267,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116930000427736     98   $19,793.39     4707 East      11.875%
3/1/11    100  $135000
83642     180  03   9427736   $20,000.  2/14/96   238.43    Meridian
38   06   175  1    $155,000. 4/1/96

NV   2    132930000427738     98   $13,866.74     145 Nicole Drive
12.75%    3/1/11    94   $102642
89436     180  05   9427738   $14,000.  2/10/96   174.84    Sparks
45   06   175  1    $125,000. 4/1/96


CA   2    106920000427739     98   $49,202.84     900 Latigo     10.625%
3/1/11    90   $440000
90265     180  05   9427739   $49,900.  2/14/96   555.47    Malibu
Area
42   00   175  1    $550,000. 4/1/96

CO   2    208930000427740     98   $19,345.17     304 Muriel Drive
12.25%    4/1/11    93   $74300
80223     180  05   9427740   $19,500.  3/4/96    237.18    Northglen
44   02   176  1    $101,000. 5/1/96


UT   2    149910000427744     98   $22,730.08     9468 South     10.5%
3/1/11    78   $128581
84095     180  05   9427744   $23,000.  2/23/96   254.24    South
Jordan
42   00   175  1    $195,000. 4/1/96


UT   2    149910000427746     98   $82,254.97     1366 South     9.75%
3/1/11    80   $200000
84108     180  05   9427746   $83,300.  2/23/96   882.45    Salt
Lake City
41   06   175  1    $355,000. 4/1/96

CA   2    206930000427749     98   $21,951.6 15444 Paseo    12.43%
4/1/11    100  $145875
92129     180  05   9427749   $22,125.  2/29/96   271.69    San
Diego
34   06   176  1    $168,000. 5/1/96


CA   2    206920000427753     98   $27,159.32     258 Sun Ridge  11.175%
 4/1/11    87   $312800
94583     180  03   9427753   $27,200.  2/28/96   262.64    San
Ramon
35   01   176  1    $391,000. 5/1/96

CA   2    206930000427754     98   $37,428.88     2971 Mallorca  10.8%
3/1/11    90   $300000
94587     180  05   9427754   $37,500.  2/26/96   351.47    Union
City
35   00   175  1    $375,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000427755     98   $31,398.13     16269 Sun      12.125%
3/1/11    95   $169500
92503     180  03   9427755   $31,785.  2/26/96   384.03    Riverside
46   00   175  1    $211,900. 4/1/96

CO   2    208920000427757     98   $14,713.68     491 Orange Court
10.625%   4/1/06    89   $82004
80220     120  05   9427757   $15,000.  2/29/96   203.45    Denver
43   02   116  1    $109,000. 5/1/96


OR   2    241930000427759     98   $32,609.63     38641 Southeast
11.875%   3/1/11    100  $83025
97055     180  05   9427759   $32,950.  2/14/96   392.81    Sandy
39   06   175  1    $116,000. 4/1/96

CA   2    206930000427772     98   $49,524.15     3311 North     12.75%
3/1/11    95   $136132
91711     180  05   9427772   $50,000.  2/14/96   624.42    Claremont
49   06   175  1    $197,000. 4/1/96


FL   2    112920000427777     98   $37,517.11     15 Deerpath Drive
10.8%     3/1/11    83   $189750
34677     180  03   9427777   $37,950.  2/28/96   426.58    Oldsmar
37   00   175  1    $275,000. 4/1/96


MD   2    124920000427778     98   $21,155.89     6019 Mustang   10.8%
3/1/11    90   $96500
20737     180  05   9427778   $21,400.  2/26/96   240.55    Riverdale
47   06   175  1    $131,000. 4/1/96

AZ   2    204930000427779     98   $40,827.84     3232 West Eugie
13.175%   3/1/11    99   $63606
85029     180  05   9427779   $41,300.  2/26/96   462.52    Pheonix
50   06   175  1    $106,000. 4/1/96


GA   2    113930000427782     98   $43,550.75     1977 Stafford  12.%
3/1/11    95   $165000
30062     180  05   9427782   $44,000.  2/26/96   528.07    Marietta
19   01   175  1    $220,000. 4/1/96

CA   2    106920000427787     98   $34,548.58     5611 Bellagio  11.5%
3/1/11    86   $350000
95118     180  05   9427787   $35,000.  2/26/96   408.87    San
Jose
38   01   175  1    $450,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000427790     98   $34,987.12     5847 Falon Way 13.5%
 4/1/11    95   $183000
95123     180  05   9427790   $35,300.  3/1/96    458.31    San Jose
50   02   176  1    $230,000. 5/1/96

GA   1    113920000427822     98   $67,907.1 3524 Windemere      12.3%
 2/16/11   89   $0
30815     180  05   9427822   $68,000.  2/12/96   715.20    Hephzibah
49   02   174  1    $77,000.  3/16/96


CT   2    209920000427841     98   $24,695.93     41 Hoffman Street
10.8%     4/1/11    90   $92000
06790     180  05   9427841   $25,000.  3/5/96    281.02    Torrington
37   02   176  1    $130,000. 5/1/96

CA   2    106910000427843     98   $25,658.92     3549 Ballantyne
9.25%     3/1/11    70   $207000
94588     180  05   9427843   $26,000.  2/21/96   267.59    Pleasanton
36   01   175  1    $333,000. 4/1/96


CA   2    106930000427844     98   $28,404.08     876 Lexington  12.25%
3/1/11    100  $186000
93906     180  05   9427844   $28,750.  2/1/96    349.69    Salinas
42   00   175  1    $215,000. 4/1/96


CA   2    106920000427845     98   $34,777.88     3035 McKinley  10.25%
  3/1/11    90   $176200
95051     180  05   9427845   $35,200.  2/16/96   383.66    Santa
Clara
45   00   175  1    $235,000. 4/1/96

CA   2    106920000427846     98   $38,532.22     1339 Kruger    10.25%
3/1/11    97   $212000
94536     180  05   9427846   $39,000.  2/21/96   425.08    Fremont
44   01   175  1    $260,000. 4/1/96


CA   2    106920000427847     98   $22,569.03     4704 Hearthstone
10.25%    3/1/11    90   $183200
95762     180  05   9427847   $22,900.  2/21/96   249.60    El
Dorado Hills
40   00   175  1    $229,000. 4/1/96

CA   2    106920000427848     98   $24,636.47     803 Corlista Drive
10.875%   3/1/11    90   $182000
95128     180  05   9427848   $25,000.  2/15/96   282.19    San
Jose
48   01   175  1    $230,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116930000427851     98   $25,325.48     509 Teton Drive     12.%
3/1/11    100  $79294
83338     180  05   9427851   $25,600.  2/12/96   307.24    Jerome
37   06   175  1    $105,000. 4/1/96

WA   2    153910000427852     98   $20,238.98     3715 East Union
9.175%    3/1/06    80   $207000
98122     120  05   9427852   $21,000.  2/16/96   268.01    Seattle
39   00   115  1    $285,000. 4/1/96


CA   2    206920000427857     98   $74,466.05     4 Nidden  11.925%
4/1/11    89   $646000
92715     180  03   9427857   $75,000.  3/1/96    767.13    Irvine
41   06   176  1    $810,464. 5/1/96

CA   2    206930000427859     98   $35,946.6 2112 Bluerock  11.925%
3/1/11    95   $191000
94521     180  03   9427859   $36,000.  2/27/96   368.22    Concord
31   00   175  1    $238,950. 4/1/96


CA   2    106920000427862     98   $18,460.09     2417 Carpinteria    9.5%
3/1/11    85   $140900
94509     180  05   9427862   $18,700.  2/23/96   195.27    Antioch
25   00   175  1    $188,000. 4/1/96


CA   2    106920000427864     98   $32,623.58     1200 Brooksdale
10.8%     3/1/11    90   $165000
94513     180  05   9427864   $33,000.  2/27/96   370.94    Brentwood
49   01   175  1    $220,000. 4/1/96

CA   2    106930000427871     97   $39,609.11     22586 South Bear
11.35%    2/1/11    86   $590000
92562     180  03   9427871   $40,000.  1/18/96   464.58    Murrieta
38   03   174  1    $740,000. 3/1/96


VA   2    251920000427872     98   $22,740.09     16738 Friar Loop
11.55%    4/1/11    90   $188000
22026     180  03   9427872   $23,500.  3/11/96   275.27    Dumfries
42   06   176  1    $235,000. 5/1/96

CA   2    106920000427874     98   $24,676.22     4211 Teesdale  9.875%
4/1/11    89   $222000
91604     180  05   9427874   $25,000.  3/1/96    266.74    Studio City
37   00   176  1    $278,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000427875     98   $28,675.21     283 Esteban Way
11.% 3/1/11    86   $164000
95119     180  03   9427875   $29,000.  2/23/96   329.61    San
Jose
42   06   175  1    $225,000. 4/1/96

CA   2    106930000427876     98   $33,254.31     1012 West      11.925%
3/1/11    95   $126000
90502     180  05   9427876   $33,600.  2/16/96   401.64    Torrance
38   06   175  1    $168,000. 4/1/96


CA   2    106920000427878     98   $31,832.07     1910 Briarwood
10.75%    3/1/11    84   $190000
95051     180  05   9427878   $32,500.  2/9/96    364.31    Santa Clara
31   02   175  1    $267,000. 4/1/96

CA   2    106920000427879     98   $9,493.25 5105 Avocado   11.% 3/1/11
  85   $59700
92686     180  01   9427879   $10,000.  2/27/96   113.66    Yorba
Linda
39   00   175  1    $82,000.  4/1/96


CA   2    106920000427881     98   $59,825.98     397 St. Martin
12.75%    3/1/11    95   $319950
94065     180  03   9427881   $59,900.  2/27/96   650.93    Redwood City
43   00   175  1    $399,990. 4/1/96


WA   2    253910000427884     98   $21,790.29     9725 62nd Drive
10.275%   4/1/11    70   $75837
98270     180  05   9427884   $22,000.  3/12/96   240.13    Marysville
30   06   176  1    $141,000. 5/1/96

WA   2    153910000427886     98   $43,482.21     21004 126th    12.75%
3/1/11    100  $153000
98031     180  03   9427886   $43,900.  2/26/96   548.24    Kent
50   06   175  1    $197,500. 4/1/96


CA   2    106930000427887     98   $24,697.63     8105 Eagle Peak     12.%
4/1/11    95   $110000
95843     180  05   9427887   $24,900.  3/4/96    298.84    Antelope
31   02   176  1    $142,000. 5/1/96

CA   2    106920000427888     98   $36,776.49     93 Coburn Street    11.%
4/1/11    90   $187000
95139     180  05   9427888   $37,400.  3/1/96    425.09    San Jose
34   00   176  1    $249,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000427918     98   $49,556.11     835 19th Street
11.05%    4/1/11    90   $294218
90254     180  05   9427918   $50,000.  2/29/96   569.87    Hermosa Beach
33   06   176  1    $385,000. 5/1/96

CA   2    206920000427936     98   $10,027.38     3361 Nike Court
10.875%   3/1/11    98   $50400
95827     180  05   9427936   $10,050.  2/27/96   94.76     Sacramento
36   00   175  1    $62,000.  4/1/96


CA   2    206910000427946     98   $18,430.77     24942 Broadmore
12.5%     3/1/11    95   $132394
94577     180  05   9427946   $18,650.  2/14/96   229.87    Hayward
45   06   175  1    $159,000. 4/1/96

CA   2    206920000427948     98   $43,913.86     335 Filbert Street  10.5%
   3/1/11    90   $202500
94019     180  05   9427948   $45,000.  2/15/96   497.43    Half
Moon Bay
29   06   175  1    $275,000. 4/1/96


IL   2    217920000427956     98   $32,920.13     745 Carol Avenue
10.8%     3/1/11    90   $166500
60098     180  05   9427956   $33,300.  3/1/96    374.32    Woodstock
39   00   175  1    $222,000. 4/1/96


CA   2    106920000427958     98   $36,852.69     15831 Prairie  10.25%
3/1/11    90   $298400
92064     180  05   9427958   $37,300.  2/21/96   406.55    Poway
33   01   175  1    $373,000. 4/1/96

CA   2    106920000427959     98   $71,165.45     1039 Audrey    10.625%
3/1/11    90   $207000
95008     180  05   9427959   $72,000.  2/21/96   801.48    Campbell
45   00   175  1    $310,000. 4/1/96


CA   2    106920000427961     98   $38,522.47     13447 Samantha
11.% 3/1/11    90   $195000
92129     180  05   9427961   $39,000.  2/20/96   443.27    San
Diego
40   01   175  1    $260,000. 4/1/96

CA   2    106920000427962     98   $29,222.  17531 Superior      10.4%
4/1/11    90   $236000
91325     180  05   9427962   $29,500.  3/1/96    324.27    Northridge
Area
38   00   176  1    $295,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000427965     98   $27,738.01     6912 Tipu Place
12.93%    3/15/11   95   $93513
91739     180  05   9427965   $28,000.  3/6/96    352.98    Rancho
44   06   175  1    $128,000. 4/15/96

MD   2    124930000427967     98   $42,514.64     7715 Old Chester
11.5%     3/1/11    94   $236800
20817     180  05   9427967   $44,400.  3/1/96    439.69    Bethesda
41   00   175  1    $300,000. 4/1/96


MD   2    224930000427971     98   $21,028.49     4008 Rouen Road
12.05%    4/1/11    95   $92766
21133     180  05   9427971   $21,200.  3/1/96    255.12    Randallstown
44   02   176  1    $120,000. 5/1/96

CA   2    206920000427972     98   $97,785.76     17960 Calle Los
10.675%   4/1/11    86   $178150
91748     180  05   9427972   $100,000. 2/28/96   1116.27   Rowland
Heights
49   06   176  1    $325,000. 5/1/96


MD   2    224930000427973     98   $94,266.8 16925 Glen Oak      12.55%
  4/1/11    100  $164968
20855     180  05   9427973   $95,000.  2/29/96   1173.99   Rockville
50   06   176  1    $260,000. 5/1/96


CA   2    206930000427975     98   $41,118.45     2332 Montcliff
13.675%   3/1/11    95   $120013
92139     180  05   9427975   $41,480.  2/27/96   543.38    San
Diego
48   06   175  1    $170,000. 4/1/96

ID   2    216920000427976     98   $22,169.67     2058 Henryanna
11.925%   3/1/11    90   $88860
83404     180  05   9427976   $22,400.  2/28/96   267.76    Idaho
Falls
39   06   175  1    $124,000. 4/1/96


CA   2    206920000427977     98   $26,425.92     5052 East Tower
12.175%   3/1/11    90   $49738
93725     180  05   9427977   $26,750.  2/27/96   324.06    Fresno
48   06   175  1    $85,000.  4/1/96

NV   2    232920000427982     98   $25,771.29     3516 Moreno    11.15%
4/1/11    90   $120891
89129     180  05   9427982   $26,000.  3/5/96    297.97    Las Vegas
29   02   176  1    $165,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000427987     98   $40,440.06     19847 Horseshoe
10.875%   3/1/11    90   $328000
90290     180  05   9427987   $41,000.  2/29/96   462.80    Topanga Area
27   00   175  1    $410,000. 4/1/96

CA   2    206930000427989     98   $44,512.18     421 Princess Way
11.55%    4/1/11    100  $164884
95492     180  05   9427989   $45,000.  2/27/96   527.12    Windsor
42   02   176  1    $210,000. 5/1/96


CT   2    208910000427994     98   $51,362.17     63 Riverton Road    10.%
3/1/11    45   $51476
06065     180  05   9427994   $52,000.  2/29/96   558.79    Barkhamsted
35   02   175  1    $235,000. 4/1/96

CA   2    106990000428022     98   $74,583.29     2416 John ST   12.925%
 5/1/11    96   $578000
90266     180  05   9428022   $75,000.  4/11/96   945.23    Manhattan
Beach
35   06   177  1    $685,000. 6/1/96


CA   2    206930000428023     98   $39,668.76     13851 McMains  11.8%
  4/1/11    99   $113417
92644     180  05   9428023   $40,000.  3/8/96    474.93    Garden Grove
48   06   176  1    $155,000. 5/1/96


CA   2    106930000428029     98   $39,958.42     1302 South Sierra
12.5%     4/1/11    98   $213600
90019     180  05   9428029   $40,000.  3/6/96    426.90    Los Angeles
37   00   176  1    $260,000. 5/1/96

CA   2    106910000428043     98   $26,950.44     10322 Prosser  10.95%
3/1/11    82   $93935
96161     180  05   9428043   $27,000.  2/23/96   256.11    Truckee
36   06   175  1    $148,750. 4/1/96


CA   2    106920000428045     98   $22,745.33     713 Las Palmas
11.125%   3/1/11    86   $147187
92083     180  05   9428045   $23,000.  2/23/96   263.23    Vista
48   02   175  1    $198,000. 4/1/96

WA   2    153930000428046     98   $31,068.03     21422 Southeast
11.625%   3/1/11    100  $146548
98042     180  03   9428046   $31,400.  2/22/96   369.31    Kent
38   06   175  1    $178,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000428047     98   $23,075.61     4832 Valley Way
12.625%   3/1/11    95   $140073
94509     180  05   9428047   $23,300.  2/9/96    289.08    Antioch
41   02   175  1    $172,000. 4/1/96

CA   2    106920000428048     98   $84,492.68     40412 Valencia
10.5%     3/1/11    90   $207000
94539     180  05   9428048   $85,500.  2/21/96   945.12    Fremont
36   00   175  1    $325,000. 4/1/96


CA   2    206930000428050     98   $37,212.64     10841 Easthaven
12.625%   4/1/11    100  $124983
92071     180  05   9428050   $37,500.  2/29/96   465.25    Santee
40   02   176  1    $163,000. 5/1/96

CA   2    206920000428052     98   $27,671.76     28716 North Seco
10.5%     3/1/11    89   $207000
91350     180  05   9428052   $28,000.  2/20/96   309.51    Sangus
Area
34   06   175  1    $265,000. 4/1/96


CA   2    206920000428053     98   $11,859.31     1658 Borden    10.5%
3/1/11    85   $228000
94403     180  05   9428053   $12,000.  2/15/96   132.65    San
Mateo
37   06   175  1    $285,000. 4/1/96


CA   2    206920000428054     98   $35,380.33     140 West  10.5%
3/1/11    90   $175700
92672     180  05   9428054   $35,800.  2/16/96   395.73    San
Clemente
44   06   175  1    $235,000. 4/1/96

CA   2    206920000428055     98   $24,882.94     8274 South Bright
10.5%     3/1/11    87   $126000
95231     180  05   9428055   $25,200.  2/19/96   278.56    French
Camp
34   06   175  1    $175,000. 4/1/96


CA   2    206930000428056     98   $38,372.46     860 Camino     12.5%
3/1/11    95   $118000
92262     180  05   9428056   $38,750.  2/21/96   477.60    Palm
Springs
44   06   175  1    $165,000. 4/1/96

CA   2    206920000428057     98   $19,765.54     8967 State     10.5%
3/1/11    87   $133100
95451     180  05   9428057   $20,000.  2/9/96    221.08    Kelseyville
42   06   175  1    $177,500. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428063     98   $43,534.95     224 Carlester  11.9%
3/1/11    95   $232800
95032     180  05   9428063   $43,600.  2/29/96   445.12    Los
Gatos
40   00   175  1    $291,000. 4/1/96

CA   2    206930000428064     98   $24,755.55     1169 Brownwyk
10.65%    4/1/11    96   $128415
95822     180  05   9428064   $25,000.  3/1/96    278.68    Sacramento
41   06   176  1    $160,000. 5/1/96


CA   2    106930000428065     98   $28,984.8 1375 Ridgecrest     12.%
3/1/11    99   $89000
94564     180  09   9428065   $30,000.  2/13/96   360.05    Pinole
38   06   175  1    $121,000. 4/1/96

CA   2    206930000428067     98   $18,788.61     2081 Palmetto  12.775%
 4/1/11    98   $245700
92631     180  03   9428067   $20,000.  3/8/96    250.09    Fullerton
30   03   176  1    $273,000. 5/1/96


CA   2    106930000428069     98   $53,683.81     25622 Pacific  12.875%
3/1/11    95   $289700
92692     180  03   9428069   $54,300.  2/23/96   682.57    Mission Viejo
28   00   175  1    $362,178. 4/1/96


CA   2    206930000428072     98   $24,788.58     7690 Bradford  13.99%
3/15/11   100  $196841
93117     180  05   9428072   $25,000.  2/19/96   332.77    Goleta
48   06   175  1    $224,000. 4/15/96

CA   2    206930000428079     98   $26,074.62     930 North      11.99%
3/1/11    100  $148600
91506     180  05   9428079   $26,400.  2/22/96   316.67    Burbank
38   06   175  1    $175,000. 4/1/96


CA   2    206930000428080     98   $23,766.67     108 Renz Lane
12.525%   4/1/11    100  $207000
95441     180  05   9428080   $24,000.  3/22/96   296.20    Geyersville
32   06   176  1    $231,000. 5/1/96

CA   2    206930000428082     98   $31,613.91     16415 Provenza
12.025%   4/1/11    90   $149664
95949     180  05   9428082   $32,000.  3/13/96   384.57    Grass
Valley
40   01   176  1    $202,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000428084     98   $44,194.25     9178 Rolling   11.75%
4/1/06    95   $244287
21122     120  03   9428084   $45,000.  3/1/96    639.13    Pasadena
44   06   116  1    $305,000. 5/1/96

HI   2    115910000428110     98   $30,640.69     1213 Honokahua
10.625%   3/1/11    89   $304000
96825     180  03   9428110   $31,000.  2/21/96   345.08    Honolulu
33   00   175  1    $380,000. 4/1/96


FL   2    212920000428121     98   $99,411.09     785 Via   11.15%
4/1/11    82   $489540
32789     180  05   9428121   $100,000. 3/4/96    963.67    Winter Park
51   06   176  1    $720,000. 5/1/96

CA   2    106920000428123     98   $26,142.64     4197 Blackford      11.%
3/1/11    90   $131250
95117     180  09   9428123   $26,200.  2/14/96   249.51    San
Jose
39   01   175  1    $175,000. 4/1/96


CA   2    106920000428124     98   $75,991.89     2520 Lodi Lane 12.25%
 4/1/11    90   $250946
95124     180  05   9428124   $76,600.  3/1/96    931.68    San Jose
49   06   176  1    $364,000. 5/1/96


GA   2    113930000428125     98   $26,234.12     3543 Plantation
12.2%     4/1/06    95   $82000
30249     120  05   9428125   $26,700.  3/1/96    386.16    Loganville
31   02   116  1    $114,500. 5/1/96

CA   2    106920000428126     98   $28,466.14     3027 Twin Palms
10.9%     4/1/01    85   $288000
95003     60   05   9428126   $30,000.  3/4/96    650.78    Aptos
45   01   56   1    $375,000. 5/1/96


CA   2    106920000428129     98   $39,572.15     551 Flagler Street
11.5%     4/1/11    89   $173000
95127     180  05   9428129   $40,000.  3/12/96   467.28    San
Jose
40   03   176  1    $240,000. 5/1/96

CA   2    206920000428148     98   $14,428.84     9555 Adler Street
10.5%     3/1/11    90   $113200
91730     180  05   9428148   $14,600.  2/19/96   161.39    Rancho
33   06   175  1    $142,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000428150     98   $19,765.54     1626 Adeline   10.5%
3/1/11    76   $112500
94607     180  05   9428150   $20,000.  2/21/96   221.08    Oakland
27   01   175  1    $175,000. 4/1/96

CA   2    206920000428151     98   $9,477.48 6423 East Belice    10.5%
3/1/11    85   $180000
90815     180  05   9428151   $10,000.  2/23/96   110.54    Long
Beach
15   06   175  1    $225,000. 4/1/96


CA   2    206920000428152     98   $17,788.99     2423 Hill Lane
10.5%     3/1/11    88   $198400
90278     180  01   9428152   $18,000.  2/23/96   198.97    Redondo Beach
28   06   175  1    $248,000. 4/1/96

CA   2    206920000428153     98   $22,730.38     6840 Pepperidge
10.5%     3/1/11    91   $167000
91701     180  05   9428153   $23,000.  2/24/96   254.24    Rancho
32   06   175  1    $211,000. 4/1/96


CA   2    106930000428165     98   $44,486.34     208 St. Croix  11.75%
3/1/11    95   $240800
******    180  03   9428165   $45,100.  2/15/96   534.04    Agoura
39   00   175  1    $301,000. 4/1/96


CA   2    106920000428169     98   $32,626.15     13449 Aclare   10.875%
3/1/11    89   $180000
90703     180  05   9428169   $33,000.  2/20/96   372.49    Cerritos
37   06   175  1    $240,000. 4/1/96

WA   2    153920000428170     98   $24,568.43     9616 Northeast
10.5%     3/1/11    90   $87418
98682     180  05   9428170   $24,800.  2/20/96   274.14    Vancouver
36   06   175  1    $125,000. 4/1/96


ID   2    116930000428171     98   $20,614.15     2222 Illinois  11.75%
3/1/11    100  $64500
83706     180  05   9428171   $21,500.  2/21/96   254.59    Boise
33   06   175  1    $86,000.  4/1/96

CA   2    106920000428177     98   $27,713.23     4524 Adam Road
10.625%   3/1/11    90   $150000
93063     180  05   9428177   $28,400.  2/16/96   316.14    Simi
Valley
35   06   175  1    $200,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000428179     98   $29,704.24     133 Chesterfield
12.375%   3/1/11    98   $170183
95630     180  05   9428179   $30,000.  2/9/96    367.32    Folsom
50   06   175  1    $205,000. 4/1/96

CA   2    106930000428180     98   $45,761.01     36336 Coronado
11.625%   3/1/11    100  $138750
94536     180  05   9428180   $46,250.  2/21/96   543.97    Fremont
34   06   175  1    $185,000. 4/1/96


CA   2    106920000428182     98   $22,197.61     805 Berry Avenue
10.5%     3/1/11    86   $371200
94022     180  05   9428182   $23,200.  2/20/96   256.45    Los
Altos
40   00   175  1    $463,500. 4/1/96

CA   2    106920000428183     98   $33,206.1 33970 Sylvester     10.5%
3/1/11    90   $168000
94555     180  05   9428183   $33,600.  2/15/96   371.41    Fremont
33   01   175  1    $224,000. 4/1/96


ID   2    116910000428188     98   $35,760.94     North 14900    10.125%
3/1/11    80   $102185
83835     180  05   9428188   $36,200.  2/22/96   391.78    Hayden
41   06   175  1    $173,000. 4/1/96


CO   2    208920000428189     98   $15,553.39     11345 Chase Way
10.5%     4/1/11    90   $108500
80020     180  03   9428189   $15,700.  3/7/96    173.55    Westminster
38   02   176  1    $138,000. 5/1/96

CO   2    208920000428190     98   $15,841.62     11324 Chase Way
10.5%     4/1/11    90   $110000
80020     180  03   9428190   $16,000.  3/7/96    176.86    Broomfield
41   06   176  1    $141,000. 5/1/96


CA   2    206930000428220     98   $34,738.64     9640 Berkshire
12.93%    4/1/11    93   $126965
95492     180  05   9428220   $35,000.  3/6/96    441.23    Windsor
40   02   176  1    $175,000. 5/1/96

CA   2    206920000428222     98   $21,799.69     4552 Nipomo    10.775%
 4/1/11    87   $141000
90713     180  05   9428222   $22,000.  3/6/96    246.95    Lakewood
25   06   176  1    $188,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000428280     98   $37,607.46     4018 Terra Vista
11.875%   3/1/11    100  $152000
95821     180  05   9428280   $38,000.  2/23/96   453.01    Sacramento
39   06   175  1    $190,000. 4/1/96

CA   2    106930000428281     98   $41,701.61     2636 Emerald   11.875%
 3/1/11    98   $226800
95616     180  05   9428281   $42,500.  2/23/96   506.66    Davis
33   00   175  1    $277,500. 4/1/96


CA   2    206930000428282     98   $38,191.44     585 Monteleone
12.15%    4/1/11    95   $205600
91301     180  03   9428282   $38,500.  3/1/96    465.79    Agoura
32   00   176  1    $257,000. 5/1/96

CA   2    106910000428306     98   $72,801.92     5440 Estates   10.%
3/1/11    80   $207000
94618     180  05   9428306   $73,000.  2/23/96   640.63    Oakland
44   06   175  1    $350,000. 4/1/96


CA   2    206920000428311     98   $34,703.28     4560 Miller Oak
11.55%    4/1/11    88   $157929
95602     180  05   9428311   $35,000.  3/1/96    409.98    Auburn
42   02   176  1    $220,000. 5/1/96


MI   2    226920000428324     98   $23,820.82     23850 Barfield 12.9%
4/1/11    90   $92595
48336     180  05   9428324   $24,000.  3/6/96    302.09    Farmington
Hill
43   06   176  1    $130,000. 5/1/96

WI   2    155930000428328     98   $15,011.92     125 John Street
11.95%    3/8/11    100  $60800
53585     180  05   9428328   $15,200.  3/8/96    181.94    Sharon
32   00   175  1    $76,000.  4/8/96


CA   2    206920000428329     98   $25,767.63     3106 Brophy    11.65%
4/1/11    90   $129000
95821     180  05   9428329   $25,800.  3/6/96    258.45    Sacramento
40   06   176  1    $172,000. 5/1/96

CA   2    206920000428330     98   $36,952.83     2645 Olympic   10.65%
4/1/11    90   $189000
91709     180  05   9428330   $37,500.  3/5/96    418.02    Chino Hills
37   00   176  1    $252,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428331     98   $25,295.63     20544 Dumont   12.15%
 4/1/11    95   $411500
91364     180  05   9428331   $25,500.  3/5/96    308.51    Los Angeles
35   06   176  1    $460,000. 5/1/96

CA   2    106920000428336     98   $31,115.27     315 Ellen Court
11.15%    4/1/11    90   $252800
94903     180  05   9428336   $31,600.  3/4/96    304.52    San Rafael
42   00   176  1    $316,000. 5/1/96


CA   2    106920000428338     98   $27,246.55     39129 Sonora   10.65%
3/1/11    88   $161250
94538     180  05   9428338   $27,300.  2/19/96   252.79    Fremont
33   01   175  1    $215,000. 4/1/96

CA   2    106910000428339     98   $11,844.69     15 Del Monte   9.4%
3/11/11   66   $207000
94403     180  05   9428339   $12,000.  2/15/96   124.58    San
Mateo
36   01   175  1    $335,000. 4/1/96


CA   2    106920000428340     98   $31,134.87     25561 Pacific  10.625%
4/1/11    90   $207000
92692     180  03   9428340   $31,500.  3/8/96    350.65    Mission Viejo
39   00   176  1    $265,000. 5/1/96


CA   2    106920000428341     98   $19,861.03     625 El Dorado  10.65%
3/1/11    90   $99350
94611     180  01   9428341   $19,900.  2/22/96   184.27    Oakland
32   00   175  1    $132,500. 4/1/96

CA   2    106920000428342     98   $37,929.76     177 Valdivia   10.4%
3/1/11    90   $199500
94583     180  03   9428342   $39,900.  2/14/96   438.58    San
Ramon
34   01   175  1    $266,000. 4/1/96


CA   2    106920000428343     98   $28,532.49     7 Hall Court   10.65%
2/1/11    90   $228800
94558     180  05   9428343   $28,600.  1/18/96   264.83    Napa
45   00   174  1    $286,000. 3/1/96

CA   2    106920000428344     98   $16,070.12     2758 Sussex Drive
10.9%     3/1/11    90   $128000
95127     180  05   9428344   $16,100.  2/8/96    152.11    San Jose
50   06   175  1    $161,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428345     98   $28,137.19     10786 Porter Lane
10.65%    3/1/11    88   $176250
95127     180  05   9428345   $28,400.  2/14/96   262.98    San
Jose
22   06   175  1    $235,000. 4/1/96

CA   2    206910000428346     98   $24,199.19     13 Via Bacchus 9.99%
3/15/11   72   $112224
92656     180  01   9428346   $24,500.  2/26/96   263.13    Aliso
Viejo
43   06   175  1    $190,000. 4/15/96


CO   2    208930000428376     98   $19,843.07     5193 East 123rd
12.375%   4/1/11    94   $97214
80241     180  05   9428376   $20,000.  3/6/96    244.88    Tornton
50   02   176  1    $125,000. 5/1/96

CA   2    206930000428378     98   $11,523.49     227 Evelyn Way
11.525%   4/1/11    99   $120150
95630     180  05   9428378   $11,750.  3/5/96    137.45    Folsom
35   06   176  1    $133,500. 5/1/96


CA   2    106930000428379     98   $44,143.84     20101 Big Bend
12.625%   3/1/11    95   $235950
92646     180  05   9428379   $44,200.  2/28/96   476.02    Huntington
Beach
26   00   175  1    $295,000. 4/1/96


CA   2    106920000428381     98   $26,404.37     32046 Lazy Glen
11.125%   3/1/11    94   $133850
92679     180  03   9428381   $26,700.  2/27/96   305.57    Trabuco Cnyon
43   00   175  1    $172,000. 4/1/96

IN   2    118930000428384     98   $20,242.78     3711 Farrington
11.95%    3/8/11    100  $94300
47711     180  05   9428384   $23,580.  3/8/96    282.24    Evansville
33   06   175  1    $118,000. 4/8/96


GA   2    113920000428385     98   $44,551.16     3395 Berkeley  12.25%
4/1/11    90   $207000
30136     180  03   9428385   $45,000.  3/4/96    547.33    Berkeley Lake
50   06   176  1    $281,000. 5/1/96

CA   2    206920000428400     98   $34,705.4 19129 Pala Mesa
11.625%   3/20/11   83   $299813
91326     180  05   9428400   $35,000.  3/8/96    411.65    Northridge
42   06   175  1    $405,000. 4/20/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000428405     98   $14,807.99     2908 Candleberry
9.525%    4/1/11    80   $132107
94533     180  05   9428405   $15,000.  3/7/96    156.86    Fairfield
30   06   176  1    $184,000. 5/1/96

CA   2    206930000428406     98   $34,706.08     645 North Reeder
11.65%    4/1/11    94   $152343
91724     180  05   9428406   $35,000.  3/6/96    412.21    Covina
42   06   176  1    $200,000. 5/1/96


GA   2    113910000428414     98   $57,401.17     3700 Cloudland      10.%
3/1/11    70   $207000
30327     180  05   9428414   $58,000.  2/26/96   623.27    Atlanta
32   02   175  1    $379,000. 4/1/96

UT   2    149920000428421     98   $81,122.91     943 East 260   11.5%
4/1/11    86   $197403
84057     180  05   9428421   $82,000.  3/6/96    957.92    Orem
42   06   176  1    $325,000. 5/1/96


WA   2    253920000428436     98   $34,189.46     7415 South     10.9%
4/1/11    90   $87000
98408     180  05   9428436   $34,500.  3/6/96    389.96    Tacoma
49   06   176  1    $135,000. 5/1/96


CA   2    206930000428439     98   $33,675.23     2778 Waverly   12.75%
3/20/11   86   $203000
93010     180  05   9428439   $34,000.  3/8/96    424.60    Camarillo
41   06   175  1    $277,000. 4/20/96

IN   2    118930000428444     98   $535.03   502 East Morgan     11.95%
3/11/11   100  $108000
46304     180  05   9428444   $27,000.  3/11/96   323.18    Chesterton
35   06   175  1    $135,000. 4/11/96


CA   2    106930000428447     98   $38,076.78     4602 Narrot ST 11.625%
 4/1/11    95   $204800
90503     180  05   9428447   $38,400.  3/1/96    451.64    Torrance
31   00   176  1    $256,000. 5/1/96

CA   2    206930000428448     98   $65,617.01     1018 2nd Street,
12.65%    4/1/11    95   $350400
90403     180  01   9428448   $65,700.  3/6/96    708.84    Santa Monica
28   00   176  1    $438,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428449     90   $39,675.65     19771 Briarly  12.025%
4/1/11    94   $207292
92646     180  05   9428449   $40,000.  3/7/96    480.71    Huntington
Beach
45   06   176  1    $265,000. 5/1/96

CA   2    206930000428450     98   $53,927.88     750 East 25th  12.4%
4/1/11    95   $288000
91784     180  05   9428450   $54,000.  3/7/96    572.13    Upland
43   01   176  1    $360,000. 5/1/96


CA   2    106930000428488     98   $40,450.28     640 North      11.75%
4/1/11    95   $216000
91789     180  05   9428488   $40,500.  3/5/96    408.81    Walnut
40   00   176  1    $270,000. 5/1/96

CA   2    206920000428491     98   $23,693.26     3742 Sierrawood
11.43%    4/1/11    89   $157768
94519     180  05   9428491   $23,900.  3/11/96   278.14    Concord
45   06   176  1    $205,000. 5/1/96


CA   2    206930000428493     98   $49,534.83     29862     12.99%
4/1/11    95   $272000
92677     180  05   9428493   $50,000.  3/6/96    632.29    Laguna Niguel
49   01   176  1    $340,000. 5/1/96


IN   2    118930000428494     98   $19,794.84     6908 Swan Lane 11.95%
 3/21/11   96   $79900
46375     180  05   9428494   $20,000.  3/21/96   239.39    Schererville
37   06   175  1    $105,000. 4/21/96

CA   2    106920000428499     98   $19,814.09     4169 Vinton    11.%
4/1/11    86   $192000
90232     180  05   9428499   $20,000.  3/18/96   227.32    Culver
City
31   00   176  1    $247,000. 5/1/96


UT   2    249930000428500     98   $45,084.4 923 South 780  11.875%
3/6/11    100  $61441
84651     180  05   9428500   $45,555.  3/1/96    543.08    Payson
33   02   175  1    $107,000. 4/1/96

CA   2    106920000428506     98   $23,718.63     1856 Evergreen
10.5%     3/1/11    86   $165200
94401     180  05   9428506   $24,000.  2/29/96   265.30    San
Mateo
34   06   175  1    $221,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428507     98   $36,380.16     7949 East      10.75%
3/1/11    90   $182250
92669     180  05   9428507   $36,450.  2/23/96   340.25    Orange
40   00   175  1    $243,000. 4/1/96

CA   2    106910000428508     98   $12,833.21     3 Glen Drive   9.5%
3/1/11    75   $207000
94960     180  09   9428508   $13,000.  2/26/96   135.75    Fairfax
26   06   175  1    $295,000. 4/1/96


CA   2    106920000428510     98   $28,370.53     4927 West 139th
10.75%    3/1/11    90   $142100
90250     180  05   9428510   $28,425.  2/27/96   265.34    Hawthorne Area
42   00   175  1    $189,500. 4/1/96

CO   2    208920000428511     98   $29,667.81     1012 Park West
11.125%   4/1/11    95   $142710
81601     180  05   9428511   $30,000.  3/8/96    343.34    Glenwood
Springs
45   01   176  1    $182,000. 5/1/96


CA   2    106920000428512     98   $25,434.14     13 Arrowhead   11.%
3/1/11    87   $321600
94925     180  05   9428512   $26,000.  2/15/96   295.52    Corte
Madera
35   06   175  1    $402,000. 4/1/96


MD   2    124930000428513     98   $23,316.02     7202 Aquinas   12.4%
4/1/11    100  $107471
20772     180  05   9428513   $23,500.  3/26/96   288.12    Upper
Marlboro
43   02   176  1    $131,000. 5/1/96

VA   2    151930000428515     98   $32,741.67     5902 Mount     12.4%
4/1/11    100  $132000
22303     180  06   9428515   $33,000.  3/21/96   404.59    Alexanria
35   06   176  1    $165,000. 5/1/96


CA   2    106910000428517     98   $47,919.74     4221 Calhoun   11.55%
3/1/11    95   $256000
92649     180  05   9428517   $48,000.  2/16/96   477.17    Huntington
Beach
36   00   175  1    $320,000. 4/1/96

CA   2    145920000428520     98   $20,315.46     14161 Pebble   10.9%
4/1/11    90   $164000
92128     180  03   9428520   $20,500.  3/6/96    231.72    San Diego
40   06   176  1    $205,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428521     98   $123,073.32    42 Lockton Lane
10.75%    3/1/11    90   $600000
94945     180  05   9428521   $124,500. 2/14/96   1395.58   Novato
39   06   175  1    $805,000. 4/1/96

CA   2    106930000428522     98   $14,785.81     130 Brookdale  12.%
3/1/11    99   $123056
95687     180  05   9428522   $15,000.  2/22/96   180.03    Vacaville
34   06   175  1    $139,500. 4/1/96


CA   2    106910000428524     98   $28,747.26     2364 Burnham   11.25%
 4/1/11    90   $178000
93023     180  05   9428524   $29,000.  2/28/96   334.18    Ojai
33   06   176  1    $230,000. 5/1/96

AL   2    201920000428529     98   $19,731.34     7611 Pintail Lane
11.55%    4/1/11    90   $146572
35405     180  05   9428529   $19,900.  3/12/96   233.10    Tuscaloosa
45   06   176  1    $185,000. 5/1/96


CA   2    106920000428530     98   $24,874.15     132 12th Street
11.55%    3/1/11    90   $200000
90740     180  05   9428530   $25,000.  2/23/96   248.53    Seal
Beach
34   00   175  1    $250,000. 4/1/96


CA   2    106920000428531     98   $4,670.49 6343 Prospect  10.6%
3/1/11    88   $280000
95129     180  05   9428531   $25,000.  2/21/96   230.56    San
Jose,
39   00   175  1    $350,000. 4/1/96

CA   2    106920000428532     98   $38,625.81     2038 Lomita    10.75%
3/1/11    83   $193500
94580     180  05   9428532   $38,700.  2/6/96    361.26    San Lorenzo
35   00   175  1    $281,000. 4/1/96


CA   2    206920000428533     98   $13,873.1 1221 Mount     10.825%
4/1/11    86   $106979
95667     180  05   9428533   $14,000.  3/12/96   157.59    Placerville
40   06   176  1    $142,000. 5/1/96

GA   2    113920000428535     98   $19,011.87     51 Tanglewood  10.85%
  4/1/11    90   $96000
30263     180  05   9428535   $19,200.  3/6/96    216.42    Newnan
45   06   176  1    $128,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000428536     98   $24,752.51     22414 West     10.5%
4/1/11    86   $207000
91350     180  03   9428536   $25,000.  3/1/96    276.35    Santa Clarita
Area
31   06   176  1    $270,000. 5/1/96

CA   2    106930000428537     98   $43,638.17     140 South Beth
11.875%   4/1/11    95   $167250
92806     180  05   9428537   $44,000.  3/4/96    524.54    Anaheim
45   06   176  1    $223,000. 5/1/96


CA   2    206920000428541     98   $30,941.54     4631 Doyle Road
10.825%   4/1/11    85   $207000
95129     180  05   9428541   $31,000.  3/11/96   291.13    San
Jose
47   00   176  1    $280,000. 5/1/96

CA   2    206910000428542     98   $34,652.52     6967 Cliff Avenue
9.825%    4/1/11    74   $258000
94923     180  05   9428542   $35,000.  3/11/96   372.37    Bodego Bay
49   06   176  1    $400,000. 5/1/96


CA   2    206930000428543     98   $32,520.19     2806 Onrado    13.55%
4/1/11    95   $174800
90503     180  05   9428543   $32,750.  3/4/96    426.29    Torrance
48   06   176  1    $220,000. 5/1/96


CA   2    206920000428544     98   $47,587.9 12918 Cherokee      11.55%
 3/1/11    90   $262366
91739     180  05   9428544   $48,100.  2/15/96   563.43    Rancho
14   06   175  1    $345,000. 4/1/96

IL   2    217920000428546     90   $27,663.68     7953 William   10.45%
4/1/11    91   $140500
60514     180  05   9428546   $28,000.  3/14/96   308.64    Clarendon Hills

40   00   176  1    $186,750. 5/1/96


FL   2    112930000428549     98   $20,514.11     3041 Cascade   11.25%
4/1/06    100  $101000
34621     120  05   9428549   $21,000.  3/6/96    292.25    Clearwater
32   06   116  1    $122,000. 5/1/96

CO   2    208910000428552     98   $6,756.36 4514 North     9.525%
4/1/06    32   $75030
80538     120  05   9428552   $12,000.  3/8/96    155.44    Loveland
32   01   116  1    $280,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208910000428553     98   $32,520.91     1945 La Quinta
9.525%    4/1/11    80   $207000
80439     180  05   9428553   $33,000.  3/8/96    345.09    Evergreen
42   06   176  1    $300,000. 5/1/96

CA   2    106920000428556     98   $33,237.17     1274 Albion Lane
12.375%   4/1/11    90   $268000
94087     180  05   9428556   $33,500.  3/11/96   410.17    Sunnyvale
40   00   176  1    $335,000. 5/1/96


CA   2    106910000428557     98   $179,621.38    206 Roosevelt  10.5%
4/1/11    76   $450000
94114     180  05   9428557   $180,000. 3/28/96   1989.72   San Francisco
42   00   176  1    $835,000. 5/1/96

CA   2    106930000428558     98   $49,643.22     426 Oak Lane   13.375%
 4/1/11    95   $272000
91775     180  05   9428558   $50,000.  3/13/96   645.01    San
Gabriel
48   06   176  1    $340,000. 5/1/96


AZ   2    104920000428559     98   $9,839.97 6513 E    11.55%    4/1/11
87   $83384
85254     180  05   9428559   $10,000.  3/14/96   117.14    Scottsdale
39   06   176  1    $108,000. 5/1/96


CA   2    206920000428562     98   $55,460.14     149 Silver Fern
12.95%    3/11/11   90   $250800
93065     180  05   9428562   $56,000.  3/7/96    706.69    Simi Valley
42   06   175  1    $342,000. 4/11/96

VA   2    151930000428571     98   $39,642.14     1910 Sword Lane
11.% 5/1/11    96   $206300
22308     180  05   9428571   $39,750.  4/26/96   378.55    Alexandria
41   00   177  1    $257,900. 6/1/96


DC   2    111930000428572     98   $48,670.59     1920 16th Street
11.5%     4/1/11    94   $260000
20009     180  05   9428572   $48,750.  3/22/96   482.77    Washington
36   00   176  1    $330,000. 5/1/96

CA   2    106920000428574     98   $20,558.37     7672 Rowena    10.6%
3/1/11    91   $175124
92119     180  05   9428574   $20,800.  2/12/96   231.21    San
Diego
35   06   175  1    $217,500. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428575     98   $11,297.09     309 Almaden Way
10.55%    4/1/01    84   $207000
94403     60   05   9428575   $12,000.  3/11/96   258.22    San
Mateo
38   01   56   1    $262,500. 5/1/96

CA   2    206920000428576     98   $45,999.42     26392 Colina   11.43%
4/1/11    90   $232500
92691     180  05   9428576   $46,500.  3/12/96   541.14    Mission Viejo
34   03   176  1    $310,000. 5/1/96


CA   2    206930000428577     98   $24,314.88     1817 Chastain  12.775%
4/1/11    100  $60412
93304     180  05   9428577   $24,500.  3/8/96    306.37    Bakersfield
45   06   176  1    $85,000.  5/1/96

CA   2    206920000428578     98   $37,376.66     1402 Bernita Way
11.% 4/1/11    90   $189000
92020     180  05   9428578   $37,800.  3/8/96    429.63    El Cajon
36   00   176  1    $252,000. 5/1/96


VA   2    251910000428582     98   $38,528.06     7190 Brewster  10.15%
4/1/11    88   $232657
22186     180  03   9428582   $39,000.  3/9/96    422.68    Warrenton
30   02   176  1    $309,000. 5/1/96


CA   2    206920000428585     98   $97,553.68     116 Miramar    12.65%
4/1/11    94   $529408
93108     180  05   9428585   $98,500.  3/27/96   1223.67   Santa Barbara
45   06   176  1    $675,000. 5/1/96

CO   2    208920000428586     98   $47,851.92     107 Grand      9.%
4/1/11    90   $243750
80442     180  05   9428586   $48,750.  3/11/96   392.25    Fraser
19   00   176  1    $327,000. 5/1/96


VA   2    151930000428591     98   $52,946.68     8333 Chapel    12.65%
4/1/11    95   $283000
22003     180  05   9428591   $53,000.  3/29/96   571.83    Annandale
11   00   176  1    $353,800. 5/1/96

CA   2    206920000428594     98   $42,838.92     797 Pacu Terrace
11.7%     4/1/11    90   $207000
94537     180  03   9428594   $43,200.  3/11/96   510.16    Fremont
42   00   176  1    $278,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428595     98   $36,499.5 534 Christopher     11.95%
4/1/11    100  $128000
95492     180  05   9428595   $36,800.  3/11/96   440.48    Windsor
45   06   176  1    $165,000. 5/1/96

CA   2    206920000428596     98   $49,398.43     1936 North     12.25%
2/1/11    83   $251276
90068     180  05   9428596   $50,000.  1/2/96    608.15    Los Angeles
33   06   174  1    $365,000. 3/1/96


CA   2    206920000428597     98   $36,882.71     127 Palisades  12.75%
1/1/11    90   $250526
94015     180  05   9428597   $37,400.  12/18/95  467.07    Daly
City
40   06   173  1    $320,000. 2/1/96

CA   2    206930000428602     90   $39,503.49     1511 22nd      12.575%
4/1/11    95   $198571
94122     180  05   9428602   $40,000.  3/11/96   494.96    San
Francisco
34   06   176  1    $253,000. 5/1/96


CA   2    206920000428607     98   $38,630.  84 Welker Court     10.25%
4/1/11    90   $194250
95008     180  05   9428607   $38,800.  3/12/96   347.69    Campbell
36   00   176  1    $259,000. 5/1/96


CA   2    206930000428608     98   $39,916.47     9147 Togan     12.75%
4/1/11    100  $157689
92129     180  05   9428608   $40,300.  3/13/96   503.28    San
Diego
34   06   176  1    $198,000. 5/1/96

CA   2    106920000428609     98   $19,986.25     8674 Vinevalley     12.%
4/1/11    90   $161200
91352     180  05   9428609   $20,150.  3/14/96   241.83    Sun
Valley
45   00   176  1    $201,500. 5/1/96


CA   2    206920000428650     98   $61,800.03     2128 Highland  11.%
3/1/11    90   $500000
91006     180  05   9428650   $62,500.  2/15/96   710.37    Arcadia
44   06   175  1    $625,000. 4/1/96

CA   2    106930000428655     98   $35,384.96     8108 Solano    12.%
3/1/11    95   $190800
93004     180  05   9428655   $35,750.  2/26/96   429.06    Ventura
42   00   175  1    $238,500. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428656     98   $27,679.11     4222 Lost      10.75%
3/1/11    90   $224000
91301     180  03   9428656   $28,000.  2/15/96   313.87    Agoura
Hills
41   01   175  1    $280,000. 4/1/96

MI   2    226920000428663     98   $21,075.66     216 South Ann  11.9%
4/1/11    88   $123750
48176     180  05   9428663   $21,250.  3/13/96   253.67    Saline
40   01   176  1    $165,000. 5/1/96


CA   2    206930000428664     98   $30,749.55     8822 Anthony   13.05%
4/1/11    99   $168901
92647     180  05   9428664   $31,000.  3/11/96   393.25    Huntington
Beach
48   02   176  1    $202,000. 5/1/96

CA   2    206930000428665     98   $56,195.62     3924 Montego
12.825%   4/1/11    95   $300000
92649     180  09   9428665   $56,250.  3/15/96   614.55    Huntington
Beach
38   00   176  1    $375,000. 5/1/96


FL   2    212920000428670     98   $19,816.61     8833 Nw 150    10.7%
4/1/11    89   $112500
33016     180  05   9428670   $20,000.  3/13/96   223.57    Miami
38   06   176  1    $150,000. 5/1/96


UT   2    249930000428695     98   $48,818.25     225 East 200   11.775%
3/14/11   100  $68874
84634     180  05   9428695   $50,000.  3/8/96    592.87    Centerfield
32   02   175  1    $119,100. 4/14/96

CA   2    206920000428696     98   $29,717.83     1430 Bonnie    12.875%
4/1/11    92   $207000
91740     180  05   9428696   $30,000.  3/11/96   377.11    Glendora
32   06   176  1    $260,000. 5/1/96


UT   2    249920000428700     98   $18,095.02     190 North Main      11.%
3/13/11   90   $91500
84054     180  05   9428700   $18,300.  3/7/96    208.00    North Salt
Lake
31   06   175  1    $122,000. 4/13/96

CA   2    106920000428703     98   $40,419.04     345 Ingram Court
10.5%     4/1/11    90   $204000
95139     180  05   9428703   $40,800.  2/27/96   451.00    San
Jose
36   01   176  1    $272,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153920000428704     98   $20,100.55     1104 North     11.125%
3/1/11    90   $102000
99206     180  05   9428704   $20,400.  2/27/96   233.47    Spokane
35   06   175  1    $136,000. 4/1/96

CA   2    106920000428720     98   $25,512.23     200 Caldecott  11.2%
4/1/11    90   $128250
94618     180  01   9428720   $25,600.  3/13/96   247.67    Oakland
38   00   176  1    $172,000. 5/1/96


FL   2    212920000428721     98   $23,788.89     9310 Nw 43     11.15%
4/1/11    90   $120000
33351     180  03   9428721   $24,000.  3/12/96   275.05    Fort
Lauderdale
39   02   176  1    $161,000. 5/1/96

FL   2    112910000428726     98   $16,826.2 4726 S W 67    9.5% 4/1/11
73   $49845
33155     180  01   9428726   $17,000.  3/15/96   177.52    Miami
44   02   176  1    $92,000.  5/1/96


WA   2    253920000428727     98   $48,365.74     7711 168th Place
11.025%   4/1/11    90   $502000
98026     180  03   9428727   $48,800.  3/13/96   555.43    Edmonds
41   06   176  1    $612,000. 5/1/96


CA   2    106930000428729     98   $25,313.64     211 Coronado   12.49%
2/1/11    100  $104904
95376     180  05   9428729   $26,000.  1/18/96   320.29    Tracy
44   06   174  1    $132,000. 3/1/96

CA   2    106920000428730     98   $29,693.24     7286 Sleepy    11.99%
3/15/11   90   $172716
95120     180  03   9428730   $30,000.  3/6/96    359.86    San Jose
38   06   175  1    $226,000. 4/15/96


CA   2    106910000428731     98   $43,295.8 13833 Rose Drive    10.7%
3/15/11   68   $80394
94578     180  01   9428731   $43,800.  2/24/96   489.61    San
Leandro
23   06   175  1    $185,000. 4/15/96

CA   2    106930000428732     98   $39,589.25     23572 Valarta  12.49%
3/15/11   95   $153500
92691     180  05   9428732   $40,000.  3/5/96    492.75    Mission Viejo
45   06   175  1    $205,000. 4/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000428733     98   $27,726.94     2294 Menalto   12.49%
3/15/11   100  $150000
94303     180  05   9428733   $28,000.  2/28/96   344.92    East
Palo Alto
42   06   175  1    $178,000. 4/15/96

MD   2    124920000428736     98   $12,451.8 6801 Mayfair   12.25%
11/1/10   90   $125600
20707     180  05   9428736   $15,000.  10/19/95  182.45    Laurel
39   06   171  1    $157,000. 12/1/95


CA   2    106930000428742     98   $27,797.79     3386 Pepper Tree
13.25%    4/1/11    95   $149600
95127     180  05   9428742   $28,000.  3/21/96   358.89    San
Jose
30   01   176  1    $187,000. 5/1/96

CT   2    209930000428763     98   $15,120.75     19 Bertrorse   11.55%
4/1/11    95   $113000
06460     180  05   9428763   $15,250.  3/20/96   178.63    Milford
39   00   176  1    $135,000. 5/1/96


CA   2    206920000428764     98   $36,159.99     156 Exbourne   10.25%
4/1/11    90   $292800
94070     180  05   9428764   $36,600.  3/8/96    398.92    San Carlos
25   01   176  1    $366,000. 5/1/96


CA   2    206920000428765     98   $39,927.37     10554 Orange   11.%
4/1/11    90   $331200
95014     180  05   9428765   $40,000.  3/12/96   380.93    Cupertino
39   00   176  1    $414,000. 5/1/96

NY   2    236910000428769     98   $30,051.63     938 North      10.75%
3/5/11    90   $106400
11757     180  05   9428769   $30,400.  2/29/96   340.77    Lindenhurst
33   02   175  1    $152,000. 4/5/96


CA   2    206930000428773     98   $29,775.47     43384 Newport
12.875%   4/1/11    100  $150296
94538     180  05   9428773   $30,000.  3/21/96   377.11    Fremont
33   06   176  1    $182,000. 5/1/96

CA   2    106920000428781     98   $36,785.94     583 Seastorm   11.2%
4/1/11    90   $294850
94065     180  03   9428781   $36,850.  3/11/96   356.51    Redwood City
37   00   176  1    $368,590. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428803     98   $34,691.54     7 Blackwood    13.%
4/1/11    95   $186400
92692     180  03   9428803   $34,950.  3/14/96   442.20    Mission Viejo
38   06   176  1    $233,000. 5/1/96

WA   2    153930000428808     98   $15,120.02     1636 West      12.%
4/1/11    100  $71986
99204     180  05   9428808   $15,250.  3/1/96    183.03    Spokane
38   06   176  1    $88,000.  5/1/96


HI   2    115910000428809     98   $29,706.85     45-437 Nakuluai     10.%
4/1/11    57   $310500
96744     180  05   9428809   $30,000.  3/9/96    322.38    Kaneohe
44   06   176  1    $600,000. 5/1/96

CA   2    106930000428810     98   $37,687.52     1236 Eunice    11.875%
4/1/11    95   $120126
95695     180  05   9428810   $38,000.  2/28/96   453.01    Woodland
41   06   176  1    $167,000. 5/1/96


UT   2    249920000428815     98   $33,553.84     2183 West 13250
12.% 3/18/11   90   $90230
84065     180  05   9428815   $33,900.  3/12/96   406.86    Riverton
35   03   175  1    $138,000. 4/18/96


UT   2    249930000428816     98   $52,198.44     1816 South     12.75%
3/18/11   101  $96305
84010     180  05   9428816   $52,700.  3/12/96   658.14    Bountiful
49   06   175  1    $149,000. 4/18/96

NY   2    136920000428824     98   $19,774.98     219 Fairfield  10.95%
4/1/11    88   $150000
11514     180  05   9428824   $20,000.  3/14/96   226.69    Carle
Place
39   06   176  1    $195,000. 5/1/96


CA   2    106920000428825     98   $42,641.51     3660 Country   11.25%
4/1/11    90   $342000
94061     180  05   9428825   $42,700.  3/21/96   414.73    Redwood City
39   00   176  1    $427,500. 5/1/96

CA   2    206920000428826     98   $40,447.48     2806 Kinney    11.5%
4/1/11    90   $202500
94595     180  05   9428826   $40,500.  3/14/96   401.07    Walnut
Creek
37   06   176  1    $270,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428827     98   $91,729.06     9103 Valley Drive
12.875%   3/5/11    100  $182392
95212     180  05   9428827   $92,600.  2/6/96    1164.01   Stockton
31   02   175  1    $275,000. 4/5/96

CA   2    206930000428828     98   $27,804.91     1138 Woodrow
13.625%   4/1/11    92   $100761
92114     180  03   9428828   $28,000.  3/13/96   365.86    San
Diego
50   06   176  1    $140,000. 5/1/96


CA   2    206930000428829     98   $98,978.93     1516 Crestwood
12.% 4/1/11    99   $424000
94403     180  05   9428829   $100,000. 3/13/96   1200.17   San Mateo
38   06   176  1    $530,000. 5/1/96

CA   2    106920000428834     98   $39,389.72     13077 Briarwood
10.825%   4/1/11    90   $198750
90703     180  05   9428834   $39,750.  3/7/96    447.44    Cerritos
43   00   176  1    $265,000. 5/1/96


UT   2    149930000428835     98   $21,685.65     36 West 200    11.775%
4/1/11    95   $72981
84761     180  05   9428835   $22,000.  3/1/96    260.86    Parowan
33   06   176  1    $100,000. 5/1/96


CA   2    106910000428839     98   $9,863.37 397 Burr Street     9.625%
4/1/11    45   $49251
91720     180  05   9428839   $10,000.  3/11/96   105.18    Corona
37   06   176  1    $133,000. 5/1/96

CA   2    106920000428840     98   $33,214.74     13061 Eton Place
11.5%     4/1/11    92   $268000
92705     180  05   9428840   $33,500.  3/13/96   391.34    Santa
Ana Place
33   00   176  1    $330,000. 5/1/96


CA   2    106920000428841     98   $28,400.03     1403 East Kramer
11.75%    4/1/11    91   $129303
90746     180  05   9428841   $28,700.  3/11/96   339.85    Carson
39   02   176  1    $175,000. 5/1/96

CA   2    106920000428842     98   $24,752.71     9616 Carrari   12.%
4/1/11    90   $222000
91737     180  05   9428842   $25,500.  3/28/96   306.04    Rancho
32   06   176  1    $275,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000428843     98   $68,958.56     1010 Sherlock  12.75%
4/1/11    99   $207000
91501     180  05   9428843   $70,000.  3/11/96   874.19    Burbank
47   01   176  1    $280,000. 5/1/96

CA   2    106920000428845     98   $37,445.78     3182 South     11.%
4/1/11    90   $187500
90034     180  05   9428845   $37,500.  3/11/96   357.12    Los
Angeles
41   00   176  1    $250,000. 5/1/96


CA   2    106920000428846     98   $25,015.68     6245 Sunny     11.25%
4/1/11    90   $125250
91709     180  05   9428846   $25,050.  3/13/96   243.30    Chino
Hills
43   00   176  1    $167,000. 5/1/96

CA   2    106920000428847     98   $68,832.27     26970 Abbey    12.75%
4/1/11    90   $551200
92687     180  05   9428847   $68,900.  3/7/96    748.73    Yorba Linda
37   00   176  1    $689,000. 5/1/96


CA   2    106930000428848     98   $26,196.24     4315 Whitewood
13.% 4/1/11    95   $140000
90808     180  05   9428848   $26,250.  3/6/96    290.38    Long Beach
45   00   176  1    $175,000. 5/1/96


AZ   2    204930000428853     98   $18,971.49     6039 West      13.435%
2/1/11    95   $81288
85306     180  05   9428853   $19,000.  1/19/96   216.66    Glendale
46   06   174  1    $106,000. 3/1/96

CA   2    106930000428870     97   $15,792.72     15114 Hayford  12.%
2/1/11    94   $149000
90638     180  05   9428870   $16,000.  1/25/96   192.01    La
Mirada
27   02   174  1    $177,000. 3/1/96


CA   2    206930000428871     98   $36,695.74     6789 Frates Way
11.875%   4/1/11    100  $137315
95831     180  05   9428871   $37,000.  3/15/96   441.09    Sacramento
38   06   176  1    $175,000. 5/1/96

CA   2    106990000428872     98   $49,964.92     3301 Deaver DR 12.95%
  5/1/11    99   $207000
91720     180  05   9428872   $50,000.  4/11/96   551.15    Corona
21   02   177  1    $260,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000428877     97   $26,000.  17275 Orange   11.85%
2/20/11   88   $171962
92686     179  05   9428877   $26,000.  1/29/96   311.20    Yorba
Linda
50   02   174  1    $225,000. 4/20/96

CA   2    106930000428879     97   $10,000.  2842 North     12.% 2/10/11
92   $54000
92405     179  05   9428879   $10,000.  1/26/96   120.36    San
Bernardino
35   02   174  1    $70,000.  4/10/96


CA   2    106930000428880     97   $11,750.  635 Ridgefiled      12.5%
4/2/11    95   $145000
91711     178  05   9428880   $11,750.  3/23/96   145.92    Claremont
33   06   176  1    $165,000. 6/20/96

CA   2    106930000428882     97   $27,684.19     24836 Oxley    12.%
2/5/11    94   $111743
92562     180  05   9428882   $28,000.  1/29/96   336.24    Murrieta
38   02   174  1    $150,000. 3/5/96


MI   2    226920000428883     98   $17,190.21     752 Pleasant   11.95%
4/1/06    90   $70600
48362     120  05   9428883   $17,500.  3/20/96   250.57    Lake
Orion
33   01   116  1    $98,000.  5/1/96


CA   2    106920000428889     98   $32,439.7 32021 Via Oso  10.9%
4/1/11    90   $260000
92688     180  03   9428889   $32,500.  3/4/96    307.05    Trabuco
Canyon
38   00   176  1    $325,000. 5/1/96

MI   2    226930000428897     98   $39,706.99     1206 Thames    13.1%
4/1/11    91   $156000
48307     180  05   9428897   $40,000.  3/15/96   508.73    Rochester Hills

36   02   176  1    $216,000. 5/1/96


CO   2    208920000428898     98   $38,635.81     10 Partridge Lane
10.5%     4/1/11    90   $312000
80127     180  05   9428898   $39,000.  3/29/96   431.11    Littleton
32   06   176  1    $390,000. 5/1/96

CO   2    208910000428899     98   $20,838.4 8962 West      9.625%
4/1/01    74   $122000
80123     60   05   9428899   $22,000.  3/21/96   463.39    Littleton
30   06   56   1    $195,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000428907     98   $49,521.92     126 Donald     12.7%
4/1/11    95   $196444
91320     180  05   9428907   $50,000.  3/5/96    622.78    Thousand
Oaks
42   01   176  1    $260,000. 5/1/96

CA   2    206930000428910     98   $32,063.26     8430 Edwin Drive
13.5%     4/1/11    93   $287650
90046     180  05   9428910   $32,350.  3/18/96   420.01    Los
Angeles
29   06   176  1    $345,000. 5/1/96


CO   2    208920000428915     98   $9,932.62 3149 W 134th   10.875%
6/1/11    89   $94000
80020     180  05   9428915   $10,000.  4/8/96    112.88    Broomfield
21   06   178  1    $118,000. 7/1/96

CO   2    208920000428932     98   $36,347.73     9426 S Patty Lane
11.25%    4/1/11    90   $183750
80134     180  05   9428932   $36,750.  3/19/96   423.49    Parker
38   06   176  1    $245,000. 5/1/96


CA   2    206930000428964     90   $86,152.73     723 Portswood  13.25%
4/1/11    95   $325500
95120     180  05   9428964   $86,800.  3/15/96   1112.55   San Jose
36   01   176  1    $434,000. 5/1/96


CA   2    206920000428965     98   $34,608.  42602 Fern Circle   11.%
4/1/11    90   $176000
94538     180  05   9428965   $35,000.  3/15/96   397.81    Fremont
42   06   176  1    $235,000. 5/1/96

FL   2    206930000428966     98   $24,639.76     1426 35th Avenue
11.75%    4/1/11    100  $77000
32960     180  05   9428966   $24,900.  3/18/96   294.85    Vero
Beach
41   06   176  1    $102,000. 5/1/96


CA   2    106920000428990     98   $21,492.7 130 Gray Court 10.25%
4/1/11    93   $136207
95404     180  05   9428990   $21,700.  2/28/96   236.52    Santa
Rosa
28   06   176  1    $170,000. 5/1/96

CA   2    106910000428991     98   $49,881.44     54 Molino      9.75%
4/1/11    67   $450000
94941     180  05   9428991   $50,000.  2/28/96   429.58    Mill
Valley
33   00   176  1    $747,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000428992     98   $49,621.34     6060 East      12.75%
4/1/11    100  $218940
92807     180  05   9428992   $50,000.  3/15/96   624.42    Anaheim
36   06   176  1    $270,000. 5/1/96

FL   2    112930000428993     98   $20,791.52     2344 Asaph Court
12.3%     3/25/11   98   $79000
34639     180  03   9428993   $21,000.  3/20/96   256.10    Land
O Lakes
41   06   175  1    $103,000. 4/25/96


CA   2    206930000429006     98   $26,135.85     4160 Haveture  12.%
4/1/11    100  $223626
95682     180  05   9429006   $26,350.  3/15/96   316.24    Shingle Springs

44   06   176  1    $250,000. 5/1/96

MD   2    124930000429025     98   $28,266.16     1709 Bordeaux  11.9%
 5/1/11    100  $161500
21047     180  05   9429025   $28,500.  4/10/96   340.22    Fallston
34   02   177  1    $190,000. 6/1/96


MD   2    124930000429028     98   $35,936.99     916 Harvey Lane
11.65%    3/1/11    100  $129594
21009     180  05   9429028   $36,400.  2/23/96   428.70    Abingdon
31   06   175  1    $166,000. 4/1/96


CA   2    206920000429029     98   $46,769.87     627 21st Street
10.65%    4/1/01    88   $799389
90402     60   05   9429029   $50,000.  3/20/96   1078.41   Santa Monica
16   06   56   1    $975,000. 5/1/96

CA   2    206930000429030     98   $40,588.19     3380 Oakcreek
12.625%   4/1/11    100  $134000
95677     180  05   9429030   $41,000.  3/18/96   508.67    Rocklin
49   06   176  1    $175,000. 5/1/96


CA   2    206910000429031     98   $56,329.72     27640 Gainesville
11.375%   4/1/11    69   $54516
94545     180  05   9429031   $56,500.  3/18/96   554.13    Hayward
27   06   176  1    $161,000. 5/1/96

CA   2    106920000429034     97   $47,305.37     2402 Escalante 11.5%
4/10/11   90   $391800
91750     180  05   9429034   $47,500.  3/26/96   557.09    La
Verne
44   00   176  1    $489,850. 5/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000429035     98   $34,311.31     258 Vista Court
11.72%    4/1/11    100  $124132
93402     180  05   9429035   $34,600.  3/13/96   409.05    Los
Osos
36   06   176  1    $160,000. 5/1/96

CA   2    106920000429036     98   $42,536.92     20455 Via Linares
10.9%     4/1/11    90   $341200
92687     180  03   9429036   $42,600.  3/13/96   481.52    Yorba
Linda
36   00   176  1    $426,550. 5/1/96


CA   2    106930000429038     98   $33,053.96     4077 Cheshire  12.25%
4/1/11    95   $182400
90630     180  05   9429038   $33,600.  3/12/96   352.09    Cypress
36   00   176  1    $228,000. 5/1/96

CA   2    106920000429039     98   $31,444.62     9526 Lau Lane  11.15%
 4/1/11    90   $252000
94951     180  05   9429039   $31,500.  3/8/96    303.56    Penngrove
42   00   176  1    $315,000. 5/1/96


CA   2    206930000429041     98   $34,741.19     5136 Santa Anita    13.%
4/1/11    98   $145941
91780     180  05   9429041   $35,000.  3/15/96   442.83    Temple City
41   02   176  1    $185,000. 5/1/96


UT   2    249930000429047     98   $14,444.94     3390 North     13.25%
3/21/11   95   $47161
84518     180  05   9429047   $14,550.  3/15/96   186.49    Cleveland
35   02   175  1    $65,000.  4/21/96

CA   2    206930000429089     98   $58,451.12     538 Maria Drive
12.99%    3/1/11    100  $150070
94954     180  05   9429089   $59,000.  2/28/96   746.10    Petaluma
32   06   175  1    $211,000. 4/1/96


VA   2    151920000429107     98   $18,471.78     34 Liden Hill  10.75%
4/1/11    90   $148000
22075     180  05   9429107   $18,500.  3/28/96   172.69    Leesburg
47   06   176  1    $185,000. 5/1/96

CA   2    106930000429108     97   $20,468.14     14845 Astoria  13.%
4/5/11    93   $109000
91342     180  05   9429108   $21,000.  3/20/96   266.70    Sylmar
44   02   176  1    $140,000. 5/5/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000429119     98   $29,252.97     204 Valle Verde
10.5%     4/1/11    89   $255662
95023     180  03   9429119   $29,600.  3/4/96    327.20    Hollister
44   06   176  1    $324,000. 5/1/96

CA   2    106930000429120     98   $26,692.54     7779 Pardal Court
11.4%     3/1/11    97   $101645
95610     180  05   9429120   $27,000.  2/21/96   313.70    Citrus
Heights
35   06   175  1    $133,000. 4/1/96


NM   2    235930000429127     90   $40,182.23     352 Las Colinas
12.375%   4/1/11    95   $197000
87113     180  05   9429127   $40,500.  3/6/96    495.88    Albuquerque
35   06   176  1    $250,000. 5/1/96

HI   2    215920000429132     98   $23,089.79     41-563 Inoa ST 10.875%
4/1/11    90   $186400
96795     180  09   9429132   $23,300.  3/1/96    263.00    Waimanalo
28   06   176  1    $233,000. 5/1/96


ID   2    116910000429133     98   $19,782.09     4302 Christine 11.3%
3/20/11   83   $71816
83704     180  05   9429133   $20,000.  3/13/96   231.10    Bosie
29   06   175  1    $111,000. 4/20/96


CA   2    206920000429143     98   $24,037.07     2812 Dollar Street
11.375%   4/1/11    90   $121500
90712     180  05   9429143   $24,300.  3/19/96   281.94    Lakewood
35   00   176  1    $162,000. 5/1/96

UT   2    249930000429146     98   $40,468.39     1026 East Milky     12.%
3/21/11   95   $153000
84094     180  05   9429146   $40,800.  3/15/96   489.67    Sandy
46   02   175  1    $204,000. 4/21/96


FL   1    112920000429147     98   $17,348.19     5350 W 21 Court
11.3%     4/1/11    32   $0
33016     180  01   9429147   $17,500.  3/19/96   202.21    Miami
48   02   176  1    $55,000.  5/1/96

CA   2    206920000429151     98   $25,276.21     1045 Regency   11.175%
 5/1/11    90   $204000
95129     180  09   9429151   $25,500.  4/10/96   292.64    San
Jose
39   00   177  1    $255,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000429153     98   $59,049.4 628 Laurel     12.75%
4/1/11    90   $214695
94030     180  05   9429153   $59,500.  3/18/96   743.06    Millbrae
39   06   176  1    $305,000. 5/1/96

CA   2    206910000429166     98   $40,608.33     581 Canyon     10.25%
4/1/11    75   $96967
93546     180  05   9429166   $41,000.  3/7/96    446.88    Manmoth
Lakes
50   06   176  1    $185,000. 5/1/96


WA   2    253930000429167     98   $30,103.73     1117 Northeast
12.5%     4/1/11    100  $121600
98155     180  05   9429167   $30,400.  3/5/96    374.69    Seattle
38   06   176  1    $152,000. 5/1/96

CA   2    206920000429168     98   $25,757.24     14025 Leahy    10.5%
4/1/11    87   $207000
90706     180  05   9429168   $26,000.  3/5/96    287.40    Bellflower
42   01   176  1    $270,000. 5/1/96


CA   2    206930000429169     98   $41,245.74     2276 Stratford      11.5%
   4/1/11    100  $166400
91750     180  05   9429169   $41,600.  3/5/96    485.97    Laverne
43   06   176  1    $208,000. 5/1/96


CA   2    206910000429181     98   $17,501.74     20465 Hekeke   11.%
3/1/11    97   $96000
95346     180  05   9429181   $17,700.  2/21/96   201.18    Sugar
Pine
45   01   175  1    $118,000. 4/1/96

VA   2    151920000429188     98   $36,384.52     4345 Farm House
11.5%     5/1/11    90   $182250
22032     180  05   9429188   $36,450.  4/29/96   360.96    Fairfax
36   00   177  1    $243,000. 6/1/96


VA   2    151930000429198     98   $28,770.57     2035 North     11.25%
5/1/11    95   $153600
22205     180  05   9429198   $28,800.  4/10/96   279.72    Arlington
40   00   177  1    $194,000. 6/1/96

FL   2    112920000429199     98   $36,791.35     2523 Sw 181    11.75%
4/1/11    90   $185500
33029     180  03   9429199   $37,100.  4/1/96    439.31    Miramar
40   06   176  1    $248,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000429200     98   $62,528.51     53 La Perla    12.875%
4/1/11    100  $254400
92610     180  03   9429200   $63,000.  3/20/96   791.93    Foothill Ranch

33   06   176  1    $318,000. 5/1/96

UT   2    149930000429201     98   $40,600.02     9437 South     11.525%
4/1/06    97   $116680
84095     120  05   9429201   $41,350.  3/6/96    581.95    South Jordan
37   06   116  1    $163,000. 5/1/96


CA   2    106930000429202     95   $39,577.07     821 Grand      11.625%
4/1/11    100  $74839
92324     180  05   9429202   $40,000.  3/5/96    470.46    Colton
32   06   176  1    $115,000. 5/1/96

CA   2    106930000429205     98   $90,433.42     1112 Cortez    13.75%
5/1/11    95   $317000
94010     180  05   9429205   $90,900.  4/15/96   1195.33   Burlingame
43   01   177  1    $430,000. 6/1/96


CA   2    206930000429213     98   $42,384.95     4371 Wabasso   12.55%
 4/1/11    100  $101000
95633     180  05   9429213   $42,800.  3/20/96   528.91    Garder
Valley
50   01   176  1    $145,000. 5/1/96


FL   2    212920000429214     98   $9,883.16 1016 South     10.55%
4/1/11    87   $109000
32765     180  03   9429214   $10,000.  4/1/96    110.85    Oviedo
28   01   176  1    $137,000. 5/1/96

CA   2    206910000429215     98   $37,904.9 26615 North    9.5% 3/1/11
71   $228000
91351     180  05   9429215   $38,500.  2/16/96   402.03    Canyon Country

30   01   175  1    $380,000. 4/1/96


CA   2    206910000429230     98   $26,749.03     1610 Turnberry      13.%
4/1/11    99   $196611
92069     180  03   9429230   $27,000.  3/21/96   341.62    San
Marcos
27   06   176  1    $228,000. 5/1/96

CA   2    106910000429232     98   $79,388.5 173 Lowell Drive
13.125%   4/1/11    90   $521706
94526     180  05   9429232   $80,000.  3/19/96   1025.39   Danville
37   03   176  1    $675,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000429233     98   $44,579.8 2772 Hillview  10.5%
4/1/11    80   $179646
92660     180  01   9429233   $45,000.  3/14/96   497.43    Newport Beach
42   01   176  1    $282,000. 5/1/96

ID   2    216930000429234     98   $30,433.19     3615 East      12.775%
4/1/11    100  $43904
83401     180  05   9429234   $30,728.  3/19/96   384.25    Idaho
Falls
37   02   176  1    $75,000.  5/1/96


GA   2    113920000429236     98   $28,407.15     2067 South Cove
11.55%    4/1/11    90   $94650
30066     180  05   9429236   $28,650.  3/15/96   335.60    Marietta
34   02   176  1    $137,000. 5/1/96

WA   2    153930000429237     98   $16,824.42     8808 East Main
12.% 4/1/11    98   $66199
99212     180  05   9429237   $17,000.  3/6/96    204.03    Spokane
45   06   176  1    $85,000.  5/1/96


CA   2    106920000429239     98   $75,063.21     4130 21st Street    12.5%
   5/1/11    90   $288000
94114     180  05   9429239   $75,500.  4/1/96    930.55    San Francisco
41   06   177  1    $405,000. 6/1/96


ID   2    216930000429242     98   $43,595.18     3220 Meadow    13.125%
 4/1/11    100  $48175
83406     180  05   9429242   $44,000.  3/20/96   560.33    Idaho
Falls
44   06   176  1    $92,300.  5/1/96

CA   2    206930000429248     98   $32,730.14     746 Beryl ST   12.05%
4/1/11    100  $207000
92109     180  05   9429248   $33,000.  3/22/96   397.12    San
Diego
48   02   176  1    $240,000. 5/1/96


ID   2    116930000429249     98   $26,729.07     6809 Grunder   12.25%
3/19/11   100  $69500
83709     180  05   9429249   $27,000.  3/19/96   328.40    Boise
26   06   175  1    $96,500.  4/19/96

ND   2    138930000429250     98   $26,026.79     911 8th Street      12.5%
  4/1/06    95   $142000
58103     120  05   9429250   $26,600.  3/22/96   389.36    Fargo
31   06   116  1    $177,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000429253     98   $60,470.82     5068 Yucatan   11.3%
4/1/11    83   $178542
95118     180  05   9429253   $61,000.  3/22/96   704.86    San
Jose
40   06   176  1    $290,000. 5/1/96

UT   2    149920000429255     98   $23,728.99     3754 South     11.05%
3/21/11   87   $120590
84120     180  05   9429255   $24,100.  3/21/96   274.68    West
Valley City
37   06   175  1    $168,000. 4/21/96


CA   2    206910000429260     98   $24,960.17     116 Newell Drive
10.55%    4/1/11    80   $375000
95030     180  05   9429260   $25,000.  3/21/96   229.62    Los
Gatos
48   06   176  1    $500,000. 5/1/96

WA   2    153930000429261     98   $19,802.82     24608 East     12.375%
4/1/11    95   $75000
99025     180  05   9429261   $20,000.  3/5/96    244.88    Newman Lake
41   06   176  1    $100,000. 5/1/96


UT   2    149930000429262     80   $14,856.71     458 North Main
10.25%    4/1/11    50   $55472
84664     180  05   9429262   $15,000.  3/11/96   163.49    Mapleton
39   06   176  1    $142,000. 5/1/96


CA   2    106920000429263     98   $19,590.32     3713 Ortega Court
10.125%   4/1/11    84   $500000
94303     180  05   9429263   $20,000.  3/1/96    216.45    Palo Alto
40   01   176  1    $625,000. 5/1/96

CA   2    206920000429276     98   $27,757.23     4048 Sioux     13.99%
4/20/11   78   $229204
92117     180  05   9429276   $28,000.  3/22/96   372.70    San
Diego
49   06   176  1    $330,000. 5/20/96


CA   2    206910000429291     98   $49,389.46     660 South      10.05%
4/1/11    80   $198877
92807     180  05   9429291   $50,000.  3/22/96   538.83    Anaheim
39   06   176  1    $312,000. 5/1/96

FL   2    112930000429296     98   $9,900.69 706 South Amelia    12.3%
3/29/11   99   $39000
32724     180  05   9429296   $10,000.  3/29/96   121.96    Deland
32   06   175  1    $49,500.  4/29/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116920000429298     90   $11,573.84     1271 South Linda
10.2%     1/29/01   85   $91159
83709     60   05   9429298   $12,750.  1/24/96   272.16    Boise
29   02   53   1    $123,000. 2/29/96

AZ   2    504920000429305     98   $74,373.69     3041 East Ina  11.%
12/1/10   90   $378750
85718     180  05   9429305   $75,750.  11/13/95  860.97    Tucson
35   01   172  1    $505,000. 1/1/96


OH   2    139930000429306     98   $17,419.47     6200 Shearwater
11.95%    3/15/11   100  $70400
45014     180  05   9429306   $17,600.  3/15/96   210.67    Fairfield
36   00   175  1    $88,000.  4/15/96

CA   2    106910000429318     98   $30,546.42     1355 Terra Alta
10.25%    4/1/11    80   $207000
95035     180  03   9429318   $30,600.  3/22/96   274.21    Milpitas
37   00   176  1    $297,000. 5/1/96


CA   2    106920000429321     98   $49,312.78     21845     10.65%
4/1/11    90   $399200
92687     180  05   9429321   $49,900.  3/12/96   556.24    Yorba
Linda
45   06   176  1    $499,000. 5/1/96


UT   2    249920000429324     98   $15,725.97     844 East Stormy
11.25%    3/26/11   90   $127200
84094     180  05   9429324   $15,900.  3/20/96   183.22    Sandy
35   02   175  1    $159,000. 4/26/96

IL   2    217930000429326     98   $31,201.66     409 Moseley    12.8%
4/1/11    94   $91415
60123     180  05   9429326   $31,500.  3/25/96   394.41    Elgin
50   06   176  1    $131,000. 5/1/96


MD   2    124920000429339     98   $27,842.05     18628 Tanterra
12.75%    4/1/11    90   $139500
20833     180  03   9429339   $27,900.  3/25/96   303.19    Brookeville
41   06   176  1    $186,000. 5/1/96

CA   2    206930000429341     98   $98,827.89     93 Village Circle
12.925%   4/1/11    95   $528000
90266     180  03   9429341   $99,000.  3/22/96   1089.34   Manhattan
Beach
47   00   176  1    $660,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000429347     90   $41,315.76     2993 D Amico
11.925%   4/1/11    90   $147127
95148     180  05   9429347   $41,745.  3/21/96   499.00    San
Jose
45   02   176  1    $211,500. 5/1/96

CO   2    208920000429348     98   $31,509.27     2592 South     13.175%
4/1/11    90   $159000
80227     180  03   9429348   $31,800.  3/22/96   406.02    Lakewood
28   06   176  1    $212,000. 5/1/96


CO   2    208920000429352     98   $35,735.76     3730 Rochdale  10.75%
4/1/11    90   $172644
80525     180  05   9429352   $36,150.  3/25/96   405.22    Fort
Collins
27   06   176  1    $232,000. 5/1/96

CA   2    106920000429364     90   $24,541.77     2737 Wailea    12.25%
11/10/10  90   $247500
94533     180  05   9429364   $25,000.  10/24/95  304.08    Fairfield
31   06   171  1    $305,000. 12/10/95


CA   2    106920000429365     98   $16,401.74     1304 Shaefer   11.3%
11/20/10  91   $98000
95336     180  05   9429365   $17,000.  11/7/95   196.44    Manteca
31   06   171  1    $127,000. 12/20/95


FL   2    106920000429366     98   $34,405.99     73 Campina Court
11.4%     1/1/11    83   $68100
33134     180  05   9429366   $35,000.  12/8/95   406.64    Coral
Gables
26   02   173  1    $125,000. 2/1/96

CA   2    106920000429367     98   $73,956.46     25 Woodranch   12.4%
1/10/11   96   $396000
94526     180  05   9429367   $75,000.  12/9/95   919.52    Danville
39   01   173  1    $495,000. 2/10/96


CA   2    206930000429370     98   $41,483.04     4034 Aladdin   11.8%
4/1/11    95   $223200
92649     180  01   9429370   $41,850.  3/21/96   496.90    Huntington
Beach
34   00   176  1    $279,000. 5/1/96

IL   2    117930000429371     98   $9,887.28 8535 South     12.3%
3/25/11   100  $37900
60617     180  07   9429371   $10,000.  3/25/96   121.95    Chicago
32   06   175  1    $48,000.  4/25/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141920000429374     90   $11,662.6 3844 Northeast      11.75%
4/10/11   90   $94000
97211     180  05   9429374   $11,700.  3/27/96   139.06    Portland
43   00   176  1    $117,520. 5/10/96

UT   2    249930000429381     98   $41,690.88     4459 East      13.05%
4/1/11    95   $82192
84035     180  05   9429381   $42,000.  3/22/96   532.78    Jensen
48   01   176  1    $132,000. 5/1/96


MD   2    124930000429390     98   $31,754.02     702 Owens Street
11.% 4/1/11    94   $169600
20850     180  05   9429390   $31,800.  3/27/96   302.84    Rockville
31   06   176  1    $215,000. 5/1/96

DC   2    111930000429392     98   $39,274.35     1514 21st Street
11.875%   5/1/11    95   $211200
20036     180  01   9429392   $39,600.  4/29/96   472.09    Washington
35   00   177  1    $264,000. 6/1/96


CA   2    106930000429398     98   $12,735.9 9159 Park Street    13.25%
4/1/11    95   $68000
90706     180  01   9429398   $12,750.  3/18/96   143.54    Bellflower
35   00   176  1    $85,000.  5/1/96


CA   2    106910000429403     98   $23,442.25     23467 Silver   9.275%
4/1/06    80   $195351
92587     120  03   9429403   $25,000.  3/15/96   320.42    Canyon Lake
29   06   116  1    $276,000. 5/1/96

HI   2    115920000429404     98   $21,753.61     117 Manu Drive 11.%
4/1/11    90   $297450
96790     180  05   9429404   $22,000.  3/15/96   250.05    Kula
44   06   176  1    $355,000. 5/1/96


UT   2    149930000429405     98   $18,886.08     1979 West 12510
11.% 4/1/11    93   $131850
84065     180  05   9429405   $19,100.  3/18/96   217.09    Riverton
47   06   176  1    $163,000. 5/1/96

MD   2    124910000429409     98   $50,476.89     8202 Stringfellow
11.% 4/1/11    90   $252950
20879     180  05   9429409   $50,550.  3/8/96    481.40    Gaithersburg
32   00   176  1    $338,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000429411     98   $99,016.94     6652 Carriage  12.375%
4/1/11    90   $480000
92648     180  03   9429411   $99,800.  3/12/96   1221.95   Huntington
Beach
42   06   176  1    $645,000. 5/1/96

UT   2    149930000429413     98   $20,351.41     2360 West Bridle
12.5%     4/1/11    95   $254315
84095     180  05   9429413   $20,525.  3/22/96   252.98    South
Jordan
41   06   176  1    $289,500. 5/1/96


UT   2    249930000429418     98   $29,287.89     908 East Riparian
13.295%   4/1/11    100  $155000
84020     180  05   9429418   $29,500.  3/22/96   378.99    Draper
47   01   176  1    $186,000. 5/1/96

CA   2    206920000429422     98   $36,288.98     7720 Cowan     11.%
4/1/11    90   $293600
90045     180  05   9429422   $36,700.  3/22/96   417.13    Los
Angeles
30   00   176  1    $367,000. 5/1/96


OR   2    241920000429426     98   $31,239.15     10340 Sw Meier
11.8%     4/1/11    85   $237000
97062     180  05   9429426   $31,500.  3/22/96   374.01    Tualatin
44   01   176  1    $316,000. 5/1/96


CA   2    206930000429427     98   $24,812.  11314 Mount    12.825%
4/1/11    100  $150000
91730     180  05   9429427   $25,000.  3/22/96   313.44    Rancho
50   06   176  1    $175,000. 5/1/96

CA   2    206930000429428     98   $21,812.3 155 North 9th  13.325%
4/1/11    95   $115889
95112     180  01   9429428   $21,850.  3/22/96   247.27    San
Jose
42   06   176  1    $145,000. 5/1/96


FL   2    212910000429429     98   $9,887.22 6317 Greylynne      10.925%
4/1/11    73   $45000
32807     180  05   9429429   $10,000.  3/25/96   113.19    Orlando
26   06   176  1    $76,000.  5/1/96

OR   2    141920000429430     98   $27,069.14     1705 Chemawa   11.75%
  4/1/11    90   $63000
97303     180  05   9429430   $27,350.  3/11/96   323.86    Keizer
43   06   176  1    $101,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249930000429440     98   $50,673.82     2310 North 1125
12.795%   4/1/11    99   $83500
84040     180  05   9429440   $52,000.  3/22/96   650.93    Layton
28   01   176  1    $138,000. 5/1/96

UT   2    249920000429441     98   $34,793.25     6373 South April
11.55%    4/1/11    84   $71961
84084     180  05   9429441   $35,500.  3/22/96   415.84    West
Jordan
27   02   176  1    $128,000. 5/1/96


CA   2    206920000429442     98   $77,519.05     932 Decoto Court
11.825%   5/1/11    90   $231593
95035     180  05   9429442   $78,000.  3/26/96   927.37    Milpitas
50   06   177  1    $344,000. 6/1/96

CA   2    206930000429443     98   $31,964.85     5580 Hardrock  12.05%
4/1/11    90   $161250
95631     180  05   9429443   $32,250.  3/22/96   388.09    Foresthill
41   01   176  1    $215,000. 5/1/96


VA   2    151930000429444     98   $35,945.99     4130 Trowbridge
11.875%   4/1/11    95   $192000
22030     180  09   9429444   $36,000.  3/29/96   366.84    Fairfax
38   06   176  1    $240,000. 5/1/96


CA   2    106930000429445     98   $22,270.25     1924 Vinedale  12.%
4/1/11    95   $120000
95132     180  03   9429445   $22,500.  3/12/96   270.04    San
Jose
44   06   176  1    $150,000. 5/1/96

CA   2    106920000429446     98   $32,562.72     117 Younger Way
10.75%    4/1/11    90   $172500
95060     180  05   9429446   $34,500.  3/15/96   386.73    Santa
Cruz
29   00   176  1    $230,000. 5/1/96


CA   2    106920000429447     98   $14,172.12     1160 Regia Court
11.25%    4/1/11    84   $308000
94087     180  05   9429447   $14,200.  3/7/96    137.92    Sunnyvale
38   06   176  1    $385,000. 5/1/96

CA   2    106930000429448     98   $35,363.19     3333 Hilary Drive
12.5%     4/1/11    95   $189200
95124     180  05   9429448   $35,400.  3/8/96    377.81    San Jose
41   06   176  1    $236,500. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106910000429449     98   $14,776.81     6058 Brittany  10.%
4/1/11    78   $146798
94560     180  05   9429449   $15,000.  3/13/96   131.64    Newark
46   06   176  1    $210,000. 5/1/96

CA   2    206930000429450     98   $49,411.09     682 Country Oak
12.45%    5/1/11    95   $193400
91773     180  05   9429450   $49,700.  3/26/96   610.95    San
Dimas
46   06   177  1    $256,000. 6/1/96


OR   2    141920000429453     98   $29,274.84     13213 Jordan   13.5%
4/1/11    90   $200000
97015     180  05   9429453   $29,500.  3/26/96   383.00    Clackamas
45   06   176  1    $255,000. 5/1/96

CA   2    206920000429456     90   $19,819.57     781 Tokay      10.875%
4/1/11    83   $131971
95482     180  05   9429456   $20,000.  3/18/96   225.75    Ukiah
33   06   176  1    $185,000. 5/1/96


CA   2    206930000429457     90   $21,805.77     2472 Johnson   11.875%
4/1/11    92   $230803
93401     180  05   9429457   $22,000.  3/13/96   262.27    San
Luis Obispo
45   06   176  1    $275,000. 5/1/96


CA   2    106920000429458     98   $27,809.62     4744 Ridpath   11.35%
4/1/11    89   $150000
94538     180  05   9429458   $28,000.  3/14/96   274.08    Fremont
37   06   176  1    $200,000. 5/1/96

CA   2    206920000429460     98   $21,274.83     1932 Birch     11.95%
4/1/11    90   $107250
94509     180  05   9429460   $21,450.  3/25/96   256.75    Antioch
37   01   176  1    $143,000. 5/1/96


FL   2    212930000429461     98   $13,342.7 2252 E.h. Pounds    12.2%
4/1/11    95   $96729
34761     180  05   9429461   $13,450.  4/1/96    163.16    Ocoee
34   06   176  1    $116,000. 5/1/96

CA   2    206930000429463     98   $27,862.22     1028 Riverside
11.3%     4/1/11    93   $207000
95125     180  05   9429463   $27,900.  3/26/96   272.04    San
Jose
39   00   176  1    $255,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000429469     98   $24,807.78     356 Old Lincoln
12.75%    4/1/11    94   $75757
84029     180  05   9429469   $25,000.  3/25/96   312.21    Grantsville
49   06   176  1    $108,000. 5/1/96

CA   2    206930000429471     98   $47,585.6 832 Rockridge  12.45%
5/1/11    100  $93207
92372     180  05   9429471   $48,000.  3/26/96   590.05    Pinon
Hills
44   06   177  1    $142,000. 6/1/96


CA   2    106910000429498     97   $24,812.75     4636 E. 52nd   10.5%
3/20/11   50   $51000
90270     179  05   9429498   $25,000.  3/13/96   276.53    Maywood
49   06   175  1    $155,000. 5/20/96

CA   2    106930000429501     97   $32,000.  542 Rowland Blvd    12.5%
 4/1/11    95   $210330
94947     178  05   9429501   $32,000.  3/14/96   396.10    Novato
32   02   176  1    $257,000. 7/1/96


CA   2    106930000429502     97   $19,918.67     29777 Calle    12.%
4/1/11    94   $120000
92591     180  05   9429502   $20,000.  3/13/96   241.10    Temecula
37   02   176  1    $150,000. 5/1/96


CA   2    106910000429515     98   $20,793.83     281 King Road  9.95%
4/1/11    74   $207000
94952     180  05   9429515   $21,000.  3/26/96   225.03    Petaluma
45   06   176  1    $311,000. 5/1/96

CO   2    208920000429516     98   $15,824.84     8781 West      11.25%
4/1/11    88   $90000
80123     180  05   9429516   $16,000.  3/27/96   184.38    Littleton
40   00   176  1    $121,000. 5/1/96


CA   2    206930000429525     98   $80,228.97     1005 Wickham
13.575%   5/1/11    95   $318848
94556     180  05   9429525   $80,650.  3/28/96   1051.12   Moraga
31   06   177  1    $421,000. 6/1/96

CA   2    206920000429526     98   $33,434.25     2206 Aviation  11.45%
5/1/11    90   $169100
90278     180  01   9429526   $33,800.  3/26/96   393.77    Redondo Beach
31   00   177  1    $225,500. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000429528     98   $40,599.08     7230 Northeast
12.5%     4/1/11    100  $252000
98110     180  05   9429528   $41,000.  3/12/96   437.58    Bainbridge
Island
41   06   176  1    $293,000. 5/1/96

CA   2    206930000429538     98   $34,741.19     15038 East     13.%
4/1/11    95   $117883
91745     180  05   9429538   $35,000.  3/21/96   442.83    Hacienda
Heights
43   06   176  1    $161,000. 5/1/96


FL   2    212930000429541     98   $11,886.04     8597 Magnolia  12.775%
 4/1/11    100  $65663
36467     180  05   9429541   $12,000.  3/28/96   150.06    Seminole
41   06   176  1    $78,000.  5/1/96

MI   2    226930000429542     98   $34,110.39     3053 Loon Lake      13.%
4/1/11    95   $144304
48329     180  05   9429542   $34,500.  3/21/96   436.51    Waterford
28   06   176  1    $190,000. 5/1/96


CA   2    206920000429567     98   $29,706.85     2031 Berkshire      10.%
4/1/11    87   $286000
91030     180  05   9429567   $30,000.  3/12/96   322.38    South
Pasadena
39   03   176  1    $366,000. 5/1/96


CA   2    206920000429568     98   $26,928.7 2740 East      11.% 4/1/11
90   $166000
92667     180  05   9429568   $28,400.  3/14/96   322.79    Orange
43   01   176  1    $216,000. 5/1/96

UT   2    149930000429572     98   $15,875.95     7545 South     12.5%
4/1/11    95   $120277
84084     180  05   9429572   $16,000.  3/25/96   197.20    West
Jordan
41   06   176  1    $143,500. 5/1/96


CA   2    206930000429574     98   $30,671.48     3012 Frandoras      13.%
4/15/11   99   $243467
94561     180  05   9429574   $30,900.  4/2/96    390.96    Oakley
32   02   176  1    $278,000. 5/15/96

CA   2    106990000429586     98   $49,513.24     332 Orchard    12.55%
5/1/11    100  $170757
94553     180  03   9429586   $49,800.  4/11/96   615.42    Martinez
23   02   177  1    $222,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112910000429609     98   $123,230.96    7360 Sw 119    8.4%
4/1/11    73   $118630
33183     180  03   9429609   $125,000. 3/11/96   1223.61   Miami
38   06   176  1    $335,000. 5/1/96

CA   2    206930000429614     98   $20,912.5 715 South Resh      12.225%
 5/1/01    95   $123914
92805     60   05   9429614   $22,000.  3/29/96   491.88    Anaheim
42   06   57   1    $155,000. 6/1/96


CA   2    106990000429615     98   $22,354.64     9042 W Pacific
11.325%   5/1/11    90   $112500
92804     180  05   9429615   $22,500.  4/5/96    260.34    Anahim Area
35   02   177  1    $150,000. 6/1/96

CA   2    206930000429616     98   $34,443.37     2286 Port Trinity   13.%
4/1/11    100  $83299
95206     180  05   9429616   $34,700.  3/22/96   439.04    Stockton
30   01   176  1    $118,000. 5/1/96


GA   2    113920000429621     98   $62,302.24     1071 Village   11.25%
4/1/11    90   $207000
30642     180  03   9429621   $62,850.  4/1/96    724.25    Greensboro
29   06   176  1    $300,000. 5/1/96


CA   2    106920000429623     98   $41,136.86     470 Bolero Drive
11.5%     5/1/11    90   $331200
94526     180  03   9429623   $41,400.  3/29/96   483.63    Danville
36   00   177  1    $414,000. 6/1/96

CA   2    206920000429625     98   $20,138.42     13178 Cypress  13.825%
 5/1/11    90   $100850
91710     180  05   9429625   $20,150.  4/1/96    235.96    Chino
30   00   177  1    $134,500. 6/1/96


CA   2    206930000429626     98   $59,569.83     225 Bieber Drive
13.325%   5/1/11    100  $180000
95123     180  05   9429626   $60,000.  4/1/96    772.02    San Jose
42   06   177  1    $240,000. 6/1/96

CA   2    206930000429627     98   $24,855.03     5769 Ribchester
12.825%   5/1/11    100  $183503
95123     180  05   9429627   $25,000.  3/29/96   313.44    San
Jose
43   06   177  1    $210,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    224930000429628     98   $42,172.76     9302 Weaver
12.575%   5/1/11    100  $147500
20901     180  05   9429628   $42,500.  4/4/96    525.90    Silver Springs
31   06   177  1    $190,000. 6/1/96

FL   2    212930000429629     98   $13,324.84     300 Nw 42nd    12.825%
5/1/11    100  $45100
33126     180  08   9429629   $13,400.  4/1/96    168.00    Miami
24   06   177  1    $58,500.  6/1/96


CA   2    106990000429630     98   $11,306.92     5685 Eugene    11.95%
5/1/11    100  $107900
95662     180  05   9429630   $11,400.  4/11/96   136.45    Orangevale
44   06   177  1    $120,000. 6/1/96

CA   2    206910000429631     98   $49,684.41     74168 West     11.575%
5/1/11    73   $65985
92260     180  03   9429631   $50,000.  4/1/96    586.48    Palm Desert
43   06   177  1    $160,000. 6/1/96


CA   2    206920000429632     98   $40,688.19     4667 Reinhardt
11.075%   5/1/11    90   $204750
94619     180  05   9429632   $40,900.  3/27/96   391.82    Oakland
46   06   177  1    $273,000. 6/1/96


CA   2    206910000429634     98   $24,822.45     3850 Cabrillo  10.3%
5/1/11    76   $178229
94121     180  05   9429634   $25,000.  3/27/96   273.26    San
Francisco
44   00   177  1    $270,000. 6/1/96

CA   2    206930000429640     98   $11,782.31     4673 Alabama   11.95%
 5/1/11    100  $123160
92116     180  01   9429640   $12,400.  4/1/96    148.42    Sn Diego
38   06   177  1    $136,000. 6/1/96


IL   2    217920000429660     98   $15,854.99     26w348 Inwood
10.825%   4/1/11    85   $254000
60190     180  05   9429660   $16,000.  3/29/96   180.10    Winfield
30   00   176  1    $318,236. 5/1/96

OR   2    241920000429661     98   $9,931.56 1827 Northeast      10.7%
5/1/11    83   $66000
97701     180  05   9429661   $10,000.  4/1/96    111.78    Bend
39   06   177  1    $92,000.  6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149920000429672     98   $17,837.97     260 East 300   10.9%
3/28/11   90   $83000
84335     180  05   9429672   $18,000.  3/28/96   203.46    Smithfield
38   01   175  1    $113,000. 4/28/96

CA   2    106910000429675     98   $49,018.48     3238 Santa     10.05%
4/1/11    80   $116000
94587     180  05   9429675   $49,500.  3/21/96   533.45    Union
City
45   01   176  1    $207,500. 5/1/96


CA   2    106920000429679     98   $24,796.8 5523 Tower's   12.% 4/1/11
90   $200000
90503     180  05   9429679   $25,000.  3/26/96   300.05    Torrance
41   00   176  1    $250,000. 5/1/96

CA   2    106930000429689     98   $36,216.97     2397 Mahan Way 12.5%
   4/1/11    94   $101000
94806     180  05   9429689   $36,500.  3/26/96   449.87    San
Pablo
50   06   176  1    $147,000. 5/1/96


CA   2    106910000429709     98   $25,769.46     16531 Hartsook
10.375%   5/1/11    80   $207000
91436     180  05   9429709   $29,000.  4/3/96    318.32    Encino
32   00   177  1    $295,000. 6/1/96


MI   2    226920000429722     98   $9,923.34 2200island View     11.95%
5/1/11    83   $101250
48324     180  05   9429722   $10,000.  4/3/96    119.70    West
Bloomfield
41   06   177  1    $135,000. 6/1/96

CA   2    206920000429724     98   $28,691.81     1260 Parkside  11.%
4/1/11    90   $144750
95376     180  05   9429724   $28,950.  2/21/96   329.04    Tracy
38   01   176  1    $193,000. 5/1/96


CA   2    206920000429725     98   $35,970.96     4390 Brookglen
12.325%   5/1/11    83   $170350
******    180  05   9429725   $36,000.  4/3/96    379.33    Moorpark
24   00   177  1    $250,000. 6/1/96

VA   2    151930000429726     98   $33,497.12     12110 Quorn    11.875%
 5/1/11    95   $183200
22091     180  03   9429726   $34,350.  4/16/96   350.03    Reston
35   00   177  1    $229,500. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000429727     98   $40,763.64     3921 Millcreek
11.875%   5/1/11    94   $217600
22003     180  05   9429727   $40,800.  4/4/96    415.75    Annandale
36   06   177  1    $275,000. 6/1/96

CA   2    106920000429728     98   $54,828.54     114 Lessay     13.%
4/1/11    90   $207000
92657     180  01   9429728   $54,900.  3/22/96   607.30    Newport Coast
38   00   176  1    $291,000. 5/1/96


CA   2    106930000429730     98   $34,753.21     5524 Likins    13.5%
4/1/11    92   $207000
94553     180  05   9429730   $35,000.  3/21/96   454.41    Martinez
41   06   176  1    $265,000. 5/1/96

CA   2    206920000429731     98   $31,569.07     9750 Broadmoor
11.45%    5/1/11    90   $210500
94583     180  05   9429731   $31,600.  4/9/96    311.73    San Ramon
35   01   177  1    $269,000. 6/1/96


WA   2    153920000429732     98   $28,753.02     6827 Northeast
11.5%     4/1/11    90   $119000
98011     180  05   9429732   $29,000.  3/26/96   338.78    Bothell
28   06   176  1    $165,000. 5/1/96


CA   2    106920000429733     90   $22,143.47     4911 Sereno    12.15%
1/10/11   88   $240000
91780     180  05   9429733   $24,000.  12/22/95  291.53    Temple City
27   02   173  1    $300,000. 2/10/96

CA   2    106930000429734     98   $34,598.66     52 Pienza 12.5%
5/1/11    100  $313100
92677     180  03   9429734   $34,800.  4/3/96    428.92    Laguna Niguel
30   06   177  1    $348,000. 6/1/96


CA   2    106930000429735     98   $24,806.15     8751 Roosevelt
12.5%     4/1/11    93   $102024
92655     180  05   9429735   $25,000.  3/27/96   308.13    Midway City
42   06   176  1    $138,000. 5/1/96

IL   2    117920000429736     96   $25,000.  2151 Thames    14.25%
2/1/11    85   $153276
60451     177  05   9429736   $25,000.  1/26/96   337.12    New
Lenox
25   02   174  1    $210,000. 5/6/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000429739     98   $36,044.05     1436 Trestle Glen
12.75%    5/1/11    90   $292000
94610     180  03   9429739   $36,500.  4/4/96    455.83    Oakland
46   06   177  1    $365,000. 6/1/96

CA   2    106930000429740     98   $49,630.24     19403 La Guardia
13.% 4/1/11    92   $164322
91748     180  05   9429740   $50,000.  3/27/96   632.62    Rowlad Heights
34   06   176  1    $235,000. 5/1/96


CA   2    106930000429741     90   $40,328.27     21 Presidio    12.5%
4/1/11    95   $218400
92714     180  03   9429741   $40,950.  3/22/96   504.72    Irvine
40   00   176  1    $273,000. 5/1/96

CA   2    106920000429742     98   $25,919.75     4888 Dogwood   11.5%
 4/1/11    86   $209600
90740     180  05   9429742   $26,200.  3/25/96   306.07    Seal
Beach
38   00   176  1    $275,000. 5/1/96


MD   2    224930000429743     98   $27,086.68     1837 Harbor    11.5%
5/1/11    99   $69000
21619     180  05   9429743   $27,500.  4/4/96    321.25    Chester
43   02   177  1    $98,000.  6/1/96


VA   2    151930000429744     98   $48,641.86     2521 Gadsby    11.875%
 4/1/11    90   $259750
22311     180  09   9429744   $48,700.  4/5/96    496.25    Alexandria
29   00   176  1    $345,000. 5/1/96

CA   2    106920000429765     97   $26,805.16     2524 N. Thorn  11.5%
4/10/11   89   $172774
92635     180  05   9429765   $27,000.  4/4/96    315.49    Fullerton
45   02   176  1    $225,000. 5/10/96


CA   2    206930000429767     98   $29,910.88     10836 Churchill     12.%
4/1/11    98   $204650
92680     180  03   9429767   $31,250.  3/22/96   375.05    Tustin
47   01   176  1    $241,000. 5/1/96

CA   2    206920000429769     98   $39,395.45     7111 East      11.%
4/1/11    90   $198750
92669     180  05   9429769   $39,750.  3/25/96   451.80    Orange
44   00   176  1    $265,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000429770     98   $24,818.78     2725 5th Avenue
10.075%   5/1/11    90   $127500
95818     180  05   9429770   $25,000.  3/29/96   269.80    Sacramento
34   06   177  1    $170,000. 6/1/96

IL   2    217920000429772     98   $24,793.47     8741 West 168th
11.825%   4/1/11    87   $87950
60477     180  05   9429772   $25,000.  4/1/96    297.23    Orland Park
40   06   176  1    $130,000. 5/1/96


WA   2    253920000429773     98   $25,323.43     10607 Southwest
10.575%   5/1/11    90   $204000
98070     180  05   9429773   $25,500.  4/1/96    283.06    Vashon
45   00   177  1    $255,000. 6/1/96

CA   2    206930000429774     98   $17,742.51     7577      12.075%
5/1/11    100  $62070
95828     180  05   9429774   $17,850.  3/29/96   215.09    Sacramento
47   06   177  1    $80,000.  6/1/96


CA   2    106990000429775     98   $24,357.59     232 N Adlena DR
12.45%    5/1/11    95   $144547
92633     180  05   9429775   $24,500.  4/9/96    301.17    Fullerton
39   02   177  1    $178,000. 6/1/96


CA   2    106920000429784     98   $24,837.34     15264 Carla Court
11.25%    5/1/11    85   $140470
91351     180  05   9429784   $25,000.  4/1/96    288.09    Canyon
Country
45   06   177  1    $195,000. 6/1/96

UT   2    149920000429794     98   $17,853.71     925 South 200  12.%
5/1/11    84   $56378
84101     180  05   9429794   $18,000.  4/4/96    216.03    Salt Lake City
37   06   177  1    $89,500.  6/1/96


CA   2    206920000429801     98   $31,469.62     2102 Bataan    11.45%
5/1/11    90   $255200
90278     180  01   9429801   $31,900.  4/1/96    371.64    Redondo
Beach
34   00   177  1    $319,000. 6/1/96

CA   2    206920000429802     98   $38,276.2 20862 Starshine     11.45%
5/1/11    90   $245000
91789     180  05   9429802   $38,500.  4/8/96    448.53    Diamond Bar
34   06   177  1    $315,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249930000429803     98   $20,884.71     1179 East Lost
13.05%    5/1/11    96   $122000
84094     180  05   9429803   $21,000.  4/1/96    266.39    Sandy
36   06   177  1    $149,000. 6/1/96

CA   2    206920000429804     98   $14,839.56     13441 Anawood  11.5%
  4/1/11    85   $155840
92683     180  05   9429804   $15,000.  3/25/96   175.23    Westminster
48   01   176  1    $201,000. 5/1/96


CA   2    206920000429808     98   $44,774.33     821 Harvard Bend
13.99%    5/17/11   98   $140411
95695     180  05   9429808   $45,000.  4/29/96   598.99    Woodland
41   06   177  1    $191,000. 6/17/96

GA   2    213920000429809     98   $17,146.43     410 Brackin Trace
11.05%    4/1/11    90   $86200
30221     180  05   9429809   $17,300.  4/1/96    197.17    Grayson
42   02   176  1    $115,000. 5/1/96


CA   2    106930000429810     98   $54,779.99     28768 Deer     12.7%
5/1/11    100  $185500
91962     180  05   9429810   $55,200.  4/1/96    687.55    Pine Valley
37   06   177  1    $241,000. 6/1/96


OR   2    141920000429811     90   $37,420.18     18242     11.4%
1/20/11   85   $328103
97034     180  05   9429811   $38,000.  1/11/96   441.50    Lake
Oswego
43   02   173  1    $435,000. 2/20/96

CA   2    106920000429847     98   $23,176.02     15555 El Gato  11.2%
5/1/11    90   $185600
95032     180  05   9429847   $23,200.  4/1/96    224.45    Los Gatos
42   00   177  1    $232,000. 6/1/96


IN   2    118910000429851     98   $18,334.16     4511 North Banta
12.3%     4/15/11   100  $107300
46106     180  05   9429851   $18,700.  4/1/96    228.06    Bargersville
28   06   176  1    $126,000. 5/15/96

MD   2    124930000429861     98   $25,883.72     1305 Linden    12.05%
3/1/11    95   $105000
21227     178  05   9429861   $26,100.  4/4/96    315.35    Baltimore
36   02   175  1    $138,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249930000429869     98   $28,964.33     1532 East 1100
12.075%   4/1/11    90   $147750
84341     180  05   9429869   $29,200.  3/28/96   351.86    Logan
37   01   176  1    $197,000. 5/1/96

CA   2    111920000429873     98   $29,802.53     1252 Cherry AVE
11.125%   5/1/11    85   $504000
95125     180  05   9429873   $30,000.  3/29/96   343.34    San
Jose
33   06   177  1    $630,000. 6/1/96


CA   2    206920000429876     98   $20,860.16     2311 Lava Drive     11.%
5/1/11    90   $105000
95133     180  09   9429876   $21,000.  3/29/96   238.69    San
Jose
21   00   177  1    $140,000. 6/1/96

CA   2    206930000429877     98   $23,020.51     2271 Stallion  13.%
5/1/11    100  $251636
91760     180  05   9429877   $23,192.  4/6/96    293.44    Norco
36   06   177  1    $275,000. 6/1/96


CA   2    206930000429887     98   $48,822.6 3745-3745 1/2  12.75%
5/1/11    95   $107497
90018     180  05   9429887   $49,100.  4/1/96    613.18    Los Angeles
43   06   177  1    $165,500. 6/1/96


ID   2    217930000429889     98   $30,766.9 1286 Sand Creek     12.825%
 5/1/11    100  $88868
83404     180  05   9429889   $31,000.  4/1/96    388.66    Idaho Falls
44   06   177  1    $119,900. 6/1/96

NJ   2    134920000429891     98   $24,010.98     28 Morningside      11.%
4/1/11    89   $194400
07876     180  05   9429891   $24,300.  3/29/96   276.20    Roxbury
27   00   176  1    $246,000. 5/1/96


CA   2    106920000429892     98   $49,109.1 41 Woodranch   11.8%
11/10/10  90   $412000
94526     180  05   9429892   $50,000.  10/11/95  593.67    Danville
47   00   171  1    $515,000. 12/10/95

CA   2    106910000429893     98   $18,533.17     5781 Ludlow    12.45%
9/10/10   78   $126000
92645     180  05   9429893   $19,000.  8/31/95   233.57    Garden
Grove
52   06   169  1    $188,000. 10/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000429894     98   $20,207.36     2448 Diane Drive
12.125%   1/1/11    90   $102700
94803     180  05   9429894   $20,500.  12/18/95  247.69    El
Sobrante
40   00   173  1    $137,000. 2/1/96

CA   2    106930000429898     98   $19,601.69     540 Saxony Road
12.55%    10/20/10  95   $220100
92024     180  05   9429898   $20,000.  10/10/95  247.16    Encinitas
20   06   170  1    $253,000. 11/20/95


CA   2    206930000429900     98   $35,819.05     8224 West      14.%
6/1/11    93   $138182
93536     180  05   9429900   $36,000.  4/27/96   479.43    Lancaster
48   06   178  1    $189,000. 7/1/96

MD   2    124920000429903     98   $24,487.08     11503 Sequoia  11.75%
 6/1/06    94   $186553
20705     120  05   9429903   $25,000.  5/10/96   355.07    Beltsville
40   06   118  1    $226,000. 7/1/96


VA   2    151910000429905     98   $9,929.64 1605 Grove     10.4%
5/1/11    80   $133200
23220     180  05   9429905   $10,000.  4/18/96   109.92    Richmond
33   06   177  1    $179,000. 6/1/96


CA   2    106930000429907     98   $36,561.3 21507 Betty Ann     12.5%
4/1/11    95   $195200
95030     180  05   9429907   $36,600.  3/18/96   390.62    Los
Gatos
43   00   176  1    $245,000. 5/1/96

CA   2    106920000429908     98   $21,077.62     11907 Darlington
11.15%    4/1/11    90   $182300
90049     180  01   9429908   $36,400.  3/21/96   417.16    Los
Angeles
31   00   176  1    $243,100. 5/1/96


CA   2    106930000429909     98   $61,191.78     3511 Rawhide   12.9%
4/1/11    95   $328000
95677     180  05   9429909   $61,250.  3/20/96   672.76    Rocklin
46   06   176  1    $410,000. 5/1/96

CA   2    106920000429910     98   $23,358.63     556 Walnut Street
11.6%     4/1/11    90   $161043
94066     180  05   9429910   $23,400.  3/18/96   233.52    San
Bruno
36   06   176  1    $205,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000429911     98   $32,133.06     2427 Stockbridge
11.35%    4/1/11    88   $204350
94611     180  05   9429911   $33,000.  3/18/96   323.02    Oakland
31   01   176  1    $272,500. 5/1/96

CA   2    206920000429912     98   $34,786.72     3016 Ramsgate  11.95%
 5/1/11    81   $69225
95670     180  05   9429912   $35,000.  4/2/96    418.93    Rancho
Cordova
36   06   177  1    $130,000. 6/1/96


CA   2    206930000429914     98   $19,802.74     15664 Carrousel     12.%
4/1/11    100  $154000
91351     180  01   9429914   $20,000.  3/25/96   240.03    Santa
Clarita
43   01   176  1    $174,000. 5/1/96

CA   2    206910000429950     98   $33,703.67     1310 Cheyenne  11.25%
 4/1/11    100  $191000
93460     180  05   9429950   $34,000.  3/22/96   391.80    Santa
Ynez
45   02   176  1    $225,000. 5/1/96


UT   2    149910000429955     98   $19,123.88     351 North 400  10.75%
4/1/11    80   $92200
84003     180  05   9429955   $19,300.  3/22/96   216.34    American Fork
48   06   176  1    $141,000. 5/1/96


UT   2    149920000429956     98   $28,078.28     1291 North 1520
11.425%   4/1/06    85   $104000
84062     120  05   9429956   $28,600.  3/22/96   400.88    Pleasant Grove
39   06   116  1    $156,000. 5/1/96

IL   2    117930000429957     97   $20,420.4 5328 West 137th     13.%
4/15/11   91   $112869
60445     180  05   9429957   $20,500.  4/5/96    259.81    Crestwood
37   02   176  1    $148,000. 5/15/96


VA   2    151930000429960     98   $43,549.51     7897 Kendrick  11.5%
1/1/11    91   $232800
22111     180  03   9429960   $43,650.  12/29/95  432.26    Manassas
31   00   173  1    $307,000. 2/1/96

CA   2    106930000429962     90   $28,012.39     8614 Dubbonnet 12.4%
 2/15/11   95   $119000
92123     178  05   9429962   $28,200.  1/11/96   348.68    San
Diego
39   03   174  1    $155,000. 5/15/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000429963     98   $32,844.72     3301 13th Street
11.5%     5/1/11    95   $179900
22201     180  05   9429963   $33,700.  4/11/96   333.73    Arlington
29   00   177  1    $224,900. 6/1/96

CA   2    106920000429964     98   $45,364.9 4801 Briones   11.625%
4/1/11    91   $366000
94513     180  05   9429964   $45,750.  3/11/96   538.09    Brentwood
38   00   176  1    $457,000. 5/1/96


CA   2    106920000429969     98   $49,475.63     5 Oakmont 11.75%
4/1/11    89   $265000
92679     180  05   9429969   $49,900.  3/13/96   590.88    Coto
De Caza
45   06   176  1    $355,000. 5/1/96

CA   2    106920000429980     98   $39,458.73     1131      11.15%
5/1/11    89   $360000
94598     180  05   9429980   $39,500.  4/5/96    380.65    Walnut Creek
45   06   177  1    $450,000. 6/1/96


AZ   2    204930000429981     98   $25,834.9 3023 North     13.525%
5/1/06    95   $131539
85749     120  05   9429981   $26,150.  4/2/96    398.59    Tucson
39   02   117  1    $166,000. 6/1/96


CA   2    206920000429982     98   $49,941.28     3008 Hacienda  11.95%
5/1/11    84   $303095
94403     180  05   9429982   $50,000.  4/2/96    512.38    San Mateo
38   06   177  1    $425,000. 6/1/96

CA   2    206920000429984     98   $29,512.3 1815 MORGAN    11.575%
5/1/11    90   $236400
90278     180  01   9429984   $29,550.  4/3/96    294.32    Redondo
Beach
41   00   177  1    $295,500. 6/1/96


CA   2    206920000429985     98   $60,368.9 2316 Via Carrillo   12.45%
5/1/11    90   $487200
90274     180  05   9429985   $60,900.  4/2/96    748.63    Palos Verdes
48   00   177  1    $609,000. 6/1/96

CA   2    106920000429986     98   $56,118.  1116 Kidd Road 11.5%
5/1/11    90   $231000
95492     180  05   9429986   $56,600.  4/1/96    661.20    Windsor
45   06   177  1    $320,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
ID   2    116930000429987     98   $25,658.64     951 N. Roosevelt
12.275%   4/5/11    100  $88906
83706     180  05   9429987   $26,000.  4/1/96    316.66    Boise
47   06   176  1    $115,000. 5/5/96

UT   2    149930000429995     98   $37,088.82     643 East  11.75%
5/1/11    95   $114119
84070     180  05   9429995   $37,400.  4/3/96    442.87    Sandy
38   06   177  1    $159,500. 6/1/96


CA   2    106990000429997     98   $19,381.16     325 Clinton AVE
11.95%    5/1/11    94   $92400
95678     180  05   9429997   $19,500.  4/10/96   233.41    Roseville
36   06   177  1    $120,000. 6/1/96

CA   2    206920000430000     98   $44,341.77     932 Larissa Court
11.45%    5/1/11    90   $198556
95136     180  05   9430000   $44,400.  4/4/96    438.00    San Jose
39   01   177  1    $270,000. 6/1/96


CA   2    106920000430024     97   $27,758.77     6010 South     11.38%
5/1/11    91   $223300
90277     180  05   9430024   $27,900.  4/17/96   325.22    Redondo Beach
36   00   177  1    $279,000. 6/1/96


CA   2    106910000430029     98   $19,926.78     6033 Dovetail  11.%
4/1/11    52   $100000
91301     180  03   9430029   $20,000.  3/25/96   190.46    Agoura
Hills
49   06   176  1    $235,000. 5/1/96

CT   2    209930000430031     98   $6,956.83 16 Green Street     11.825%
5/1/11    95   $126000
06076     180  05   9430031   $7,000.   4/5/96    83.23     Stafford
37   06   177  1    $140,000. 6/1/96


UT   2    149920000430034     98   $36,571.49     434 South 50   11.75%
5/1/11    90   $66678
84037     180  05   9430034   $36,800.  4/2/96    435.76    Kaysville
50   00   177  1    $115,000. 6/1/96

UT   2    149910000430035     98   $29,723.04     873 North 320  10.625%
4/1/11    67   $101728
84003     180  05   9430035   $30,000.  3/21/96   333.95    American Fork
25   06   176  1    $198,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149920000430036     98   $14,876.66     1050 East      11.875%
4/1/11    85   $123000
84094     180  05   9430036   $15,000.  3/27/96   178.82    Sandy
39   06   176  1    $164,000. 5/1/96

CA   2    106930000430037     98   $32,647.06     224 Arbor Valley
11.5%     4/1/11    96   $163000
95119     180  05   9430037   $33,000.  3/22/96   385.50    San
Jose
38   06   176  1    $205,000. 5/1/96


CA   2    206930000430039     98   $24,818.59     30543 Yucca PL 13.2%
 5/1/11    92   $167331
91384     180  05   9430039   $25,000.  4/8/96    319.61    Castaic
26   06   177  1    $210,000. 6/1/96

CA   2    206910000430040     98   $35,756.37     4218 Wightman
10.825%   5/1/11    59   $19854
92105     180  05   9430040   $36,000.  4/10/96   405.23    San
Diego
32   06   177  1    $95,000.  6/1/96


CA   2    206930000430043     98   $24,874.74     44532 Lowtree  14.%
5/15/11   70   $30276
93534     180  05   9430043   $25,000.  4/12/96   332.94    Lancaster
47   02   177  1    $80,000.  6/15/96


CA   2    106920000430046     98   $19,725.8 6849 Pacific   11.375%
5/1/11    90   $152000
90068     180  05   9430046   $20,000.  4/9/96    232.05    Los Angeles
22   00   177  1    $192,000. 6/1/96

CA   2    106920000430048     98   $35,551.77     16 Bonita Vista     11.3%
   4/1/11    90   $178100
92678     180  03   9430048   $35,600.  3/27/96   347.12    Foothill Ranch
37   00   176  1    $237,500. 5/1/96


CA   2    206930000430049     98   $36,901.58     7710 Farol Place
14.05%    5/1/11    89   $232353
92009     180  05   9430049   $37,150.  4/3/96    495.99    Carlsbad
49   06   177  1    $304,000. 6/1/96

CA   2    206930000430050     98   $34,806.75     455 Boyes Blvd 12.99%
 5/1/11    98   $161200
95476     180  05   9430050   $35,000.  4/2/96    442.60    Sonoma
35   06   177  1    $201,500. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000430051     98   $19,852.79     1017 Doyle     13.05%
5/1/11    96   $118986
92374     180  05   9430051   $20,000.  4/3/96    253.71    Redlands
26   06   177  1    $145,000. 6/1/96

CA   2    206930000430053     98   $29,737.32     22572     11.2%
5/1/11    88   $156037
92630     180  05   9430053   $30,000.  4/4/96    344.76    Lake Forest
36   06   177  1    $213,000. 6/1/96


CA   2    206910000430054     98   $24,816.69     11922 Loraleen
9.95%     5/1/11    80   $178708
92641     180  05   9430054   $25,000.  4/5/96    267.89    Garden Grove
41   06   177  1    $256,000. 6/1/96

FL   2    212930000430062     98   $11,433.81     5856 Windermere
12.85%    5/1/11    100  $41478
32211     180  05   9430062   $11,522.  4/10/96   144.65    Jacksonville
37   06   177  1    $53,000.  6/1/96


CA   2    211930000430069     98   $44,365.17     6194 Chesbro   12.45%
5/1/11    95   $236800
95123     180  05   9430069   $44,400.  4/25/96   472.14    San
Jose
31   00   177  1    $296,000. 6/1/96


CA   2    106990000430092     98   $69,204.92     7322 Golden Star
12.7%     6/1/11    95   $371350
92009     180  05   9430092   $69,600.  5/9/96    866.91    Carlsbad
33   00   178  1    $464,192. 7/1/96

CA   2    206920000430093     98   $24,838.49     715 Bridgestone
11.325%   5/1/11    86   $293000
95831     180  03   9430093   $25,000.  4/4/96    289.27    Sacramento
34   00   177  1    $370,000. 6/1/96


CA   2    206920000430096     98   $41,705.79     1027 East Juanita
10.45%    5/1/11    89   $117044
91740     180  05   9430096   $42,000.  4/1/96    462.97    Glendora
46   06   177  1    $180,000. 6/1/96

CA   2    206930000430097     98   $29,137.61     4643 Leverett  11.95%
5/1/11    100  $90000
95842     180  05   9430097   $30,000.  4/12/96   359.09    Sacramento
33   02   177  1    $120,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000430098     98   $18,972.92     1355 Garfield  10.95%
5/1/11    89   $127300
95776     180  05   9430098   $19,200.  4/11/96   217.62    Woodland
34   06   177  1    $165,000. 6/1/96

CA   2    206910000430099     98   $21,556.44     4457 Kamloop   9.65%
5/1/06    65   $78696
92117     120  05   9430099   $22,000.  4/4/96    286.48    San Diego
29   06   117  1    $155,000. 6/1/96


MD   2    124930000430109     98   $22,591.4 16333 Frederick     10.55%
 3/1/11    90   $184000
21797     180  05   9430109   $23,000.  2/26/96   254.96    Woodbine
38   00   175  1    $230,000. 4/1/96

VA   2    151920000430110     98   $23,784.92     6265 Snowfox   10.95%
 4/1/11    89   $135000
22014     180  05   9430110   $24,000.  3/27/96   272.04    Broad
Run
44   01   176  1    $180,000. 5/1/96


CA   2    206910000430112     98   $19,829.68     1309 Cliborne  11.5%
5/1/11    53   $98355
94598     180  05   9430112   $20,000.  4/11/96   233.64    Wanut
Creek
44   06   177  1    $225,000. 6/1/96


FL   2    212910000430120     98   $62,573.66     2220 Country   10.825%
5/1/11    78   $595000
33134     180  05   9430120   $63,000.  4/11/96   709.15    Coral
Gables
44   06   177  1    $850,000. 6/1/96

HI   2    215920000430124     90   $49,548.89     203 Aiokoa Street
10.875%   4/1/11    87   $305000
96734     180  05   9430124   $50,000.  3/15/96   564.38    Kailua
43   06   176  1    $410,000. 5/1/96


CO   2    208920000430127     98   $28,806.01     1943 South     10.95%
5/1/11    90   $74219
80537     180  05   9430127   $29,000.  4/5/96    328.70    Loveland
27   02   177  1    $115,000. 6/1/96

CO   2    208920000430128     98   $70,281.18     8510 Ryewood   12.25%
  5/1/11    90   $400000
80919     180  03   9430128   $70,700.  4/4/96    859.92    Colorado
Springs
50   06   177  1    $523,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151920000430132     98   $19,761.23     6695 Rutledge  10.3%
3/1/11    83   $424000
22039     180  03   9430132   $20,000.  2/23/96   218.61    Fairfax
Station
30   00   175  1    $535,000. 4/1/96

MD   2    124920000430134     98   $16,019.98     11312 Brook Run
10.3%     4/1/11    86   $236000
20876     180  05   9430134   $16,700.  3/1/96    182.54    Germantown
27   00   176  1    $295,000. 5/1/96


MD   2    124920000430135     98   $18,916.03     8613 60th Avenue
10.3%     3/1/11    90   $101250
20740     180  05   9430135   $20,250.  2/26/96   221.34    College Park
25   00   175  1    $135,000. 4/1/96

VA   2    151920000430136     98   $48,294.98     18930 Loudoun  10.3%
 3/1/11    89   $468000
22075     180  05   9430136   $49,000.  2/7/96    535.59    Leesburg
32   06   175  1    $585,000. 4/1/96


VA   2    151910000430137     98   $24,581.99     7184 Mosby St  9.55%
3/1/11    90   $124500
22186     180  05   9430137   $24,900.  2/26/96   260.76    Warrrenton
33   06   175  1    $166,000. 4/1/96


VA   2    151920000430139     98   $9,902.79 206 East  10.3%     4/1/11
86   $136800
22301     180  05   9430139   $10,000.  3/20/96   109.30    Alexandria
12   00   176  1    $171,000. 5/1/96

VA   2    151920000430140     98   $18,279.09     5840 Ridgecrest
10.3%     3/1/11    85   $196005
22186     180  05   9430140   $18,500.  3/1/96    202.22    Warrentown
29   06   175  1    $254,000. 4/1/96


CA   2    206920000430143     98   $28,473.6 24941 Avenida  11.7%
5/1/11    90   $228000
92630     180  03   9430143   $28,500.  4/16/96   286.59    Lake
Forest
46   00   177  1    $285,000. 6/1/96

CA   2    106920000430145     98   $37,725.  2522 Renata Court   11.25%
 4/1/11    90   $188950
91360     180  01   9430145   $37,790.  3/26/96   367.04    Thousand Oaks
42   00   176  1    $251,990. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212920000430146     98   $26,756.38     2960 Northwest
10.875%   5/1/11    89   $145500
33065     180  05   9430146   $27,000.  4/12/96   304.77    Coral
Springs
43   06   177  1    $194,000. 6/1/96

CA   2    106920000430150     98   $29,935.66     319 North Suey
11.55%    4/1/11    90   $100000
93454     180  05   9430150   $30,500.  3/20/96   357.27    Santa
Maria
45   06   176  1    $145,000. 5/1/96


CA   2    106930000430153     97   $20,000.  19 Ironwood    13.4%
2/5/11    93   $124000
92679     177  05   9430153   $20,000.  1/12/96   259.89    Coto
De Caza
49   02   174  1    $155,000. 6/5/96

MI   2    226920000430155     98   $99,202.33     1711 Ward 12.2%
5/1/11    87   $207000
48302     180  05   9430155   $100,000. 4/8/96    1213.07   Bloomfield
Hills
28   06   177  1    $354,000. 6/1/96


CA   2    106920000430171     98   $74,376.  1333 Carmelita      11.75%
5/1/11    89   $296456
92651     180  05   9430171   $75,000.  4/5/96    888.10    Laguna Beach
49   06   177  1    $420,000. 6/1/96


TX   2    248930000430179     98   $49,960.78     20715 Teal Point
12.45%    5/1/11    95   $280000
77450     180  03   9430179   $50,000.  4/5/96    531.69    Katy
45   00   177  1    $350,000. 6/1/96

CA   2    106920000430180     98   $30,942.48     732 Duncan Street
10.9%     4/1/11    89   $302400
94131     180  05   9430180   $31,000.  3/26/96   292.88    San
Francisco
37   00   176  1    $378,000. 5/1/96


CA   2    206920000430182     98   $23,831.25     3909 West 185th
11.25%    5/1/11    90   $195600
90504     180  05   9430182   $24,450.  4/8/96    281.75    Torrance
33   00   177  1    $244,500. 6/1/96

UT   2    149930000430183     98   $10,419.94     6326 West      12.675%
4/9/11    95   $98719
84118     180  05   9430183   $10,500.  4/9/96    130.61    Salt Lake City
40   06   176  1    $115,000. 5/9/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000430184     98   $22,771.39     769 Pamela     10.85%
5/1/01    90   $196000
91320     60   05   9430184   $24,000.  4/10/96   520.02    Thousand Oaks
39   06   57   1    $245,000. 6/1/96

CO   2    208910000430202     98   $29,743.08     11273 Ranch    9.%
5/1/11    80   $167634
80234     180  03   9430202   $30,000.  4/4/96    304.28    Westminster
27   06   177  1    $250,000. 6/1/96


CA   2    206930000430209     98   $39,731.22     18546 Belshire      14.%
5/1/11    99   $147255
90701     180  05   9430209   $40,000.  4/13/96   532.70    Artesia
39   06   177  1    $190,000. 6/1/96

CA   2    106930000430218     98   $32,494.83     5041 Rhoads    12.45%
5/1/11    95   $162000
93111     180  09   9430218   $32,750.  4/1/96    402.59    Santa Barbara
42   06   177  1    $205,000. 6/1/96


CA   2    206910000430219     98   $31,771.72     544 Fircrest Drive
10.25%    5/1/11    72   $147000
95482     180  05   9430219   $32,000.  4/1/96    348.78    Ukiah
33   06   177  1    $250,000. 6/1/96


MD   2    124930000430241     95   $49,577.84     35 Rockland Road
11.8%     4/1/11    100  $200000
21158     180  05   9430241   $50,000.  3/12/96   593.67    Westminster
33   02   176  1    $250,000. 5/1/96

CA   2    206930000430298     98   $20,860.66     5248 Enid Avenue
12.9%     5/1/11    100  $123969
91702     180  05   9430298   $21,000.  4/5/96    264.32    Azusa
49   01   177  1    $145,000. 6/1/96


CA   2    206930000430301     98   $33,026.25     1009 Broadmoor
13.55%    5/1/11    95   $109284
91744     180  05   9430301   $33,200.  4/4/96    432.15    La Puente
40   06   177  1    $150,000. 6/1/96

CA   2    106920000430302     98   $19,872.87     160 North      11.5%
5/1/11    82   $588000
94024     180  05   9430302   $20,000.  4/12/96   233.64    Los
Altos
45   02   177  1    $745,500. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206910000430303     98   $19,818.25     10034 Voltaire      11.%
4/1/11    78   $95883
94603     180  05   9430303   $20,000.  3/25/96   227.32    Oakland
37   06   176  1    $150,000. 5/1/96

CA   2    206920000430313     98   $43,348.33     11323 Mt  12.99%
5/1/11    86   $132000
91737     180  05   9430313   $43,750.  4/4/96    553.26    Rancho
42   03   177  1    $205,000. 6/1/96


MD   2    124930000430329     98   $49,935.14     5008 Rodman    11.5%
 5/1/11    95   $266800
20816     180  05   9430329   $50,000.  4/30/96   495.15    Bethesda
41   00   177  1    $333,500. 6/1/96

UT   2    149930000430330     98   $44,626.99     2471 Tierra Rose
12.95%    4/12/11   95   $78401
84084     180  05   9430330   $45,000.  4/12/96   567.88    West
Jordan
40   06   176  1    $131,000. 5/12/96


VA   2    151930000430331     98   $59,618.64     605 North      11.5%
5/1/11    95   $320000
22305     180  05   9430331   $60,000.  4/29/96   700.91    Alexandria
30   00   177  1    $400,000. 6/1/96


VA   2    151930000430333     98   $39,447.66     6019 Kelsey Court
11.5%     5/1/11    94   $211900
22044     180  07   9430333   $39,700.  4/19/96   393.15    Falls
Church
44   00   177  1    $270,000. 6/1/96

MI   2    226920000430334     98   $14,877.47     29719 Sierra   11.95%
5/1/11    84   $110000
48331     180  01   9430334   $15,000.  4/10/96   179.55    Farmington
Hills
36   06   177  1    $150,000. 6/1/96


DC   2    111930000430339     98   $53,632.26     2107 Plymouth
11.625%   5/1/11    95   $286400
20012     180  05   9430339   $53,700.  4/30/96   536.91    Washington
36   00   177  1    $358,000. 6/1/96

CO   2    208910000430341     98   $11,378.66     1120 Cypress   10.4%
5/1/01    65   $73800
80526     60   07   9430341   $12,000.  4/5/96    257.33    Fort Collins
34   06   57   1    $132,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000430342     98   $46,110.55     25627 Hampton
13.125%   4/1/11    96   $247900
92677     180  03   9430342   $46,450.  3/20/96   591.53    Laguna
Niguel
42   00   176  1    $309,500. 5/1/96

CA   2    106930000430344     98   $36,325.28     1095 Matthew   12.%
4/1/11    95   $195900
92808     180  03   9430344   $36,700.  3/25/96   440.46    Anaheim
39   00   176  1    $244,900. 5/1/96


CA   2    106930000430345     98   $62,682.97     23822 Dasya    13.%
4/1/11    95   $336800
92629     180  03   9430345   $63,150.  3/27/96   799.00    Dana
Point
42   00   176  1    $421,000. 5/1/96

CA   2    106930000430349     98   $37,170.81     1243 Calle De  12.45%
5/1/11    95   $198800
95035     180  03   9430349   $37,200.  4/22/96   395.58    Milpitas
39   00   177  1    $248,500. 6/1/96


CA   2    106930000430350     98   $45,416.54     3412 Russell   12.65%
5/1/06    93   $206600
92106     120  05   9430350   $46,000.  4/9/96    677.37    San Diego
46   02   117  1    $274,000. 6/1/96


CA   2    206920000430372     98   $24,489.87     4173 Stephen   11.4%
5/1/11    90   $54550
95660     180  05   9430372   $24,650.  4/9/96    286.39    North
Highlands
40   06   177  1    $88,000.  6/1/96

WA   2    153990000430373     98   $24,831.99     14054 Military
10.9%     5/1/11    86   $83139
98168     180  03   9430373   $25,000.  4/10/96   282.58    Tukwila
44   06   177  1    $127,000. 6/1/96


WA   2    253920000430376     98   $31,289.28     23313 32nd     10.95%
5/1/11    83   $121837
98223     180  05   9430376   $31,500.  4/9/96    357.04    Arlington
34   06   177  1    $185,000. 6/1/96

CA   2    206930000430377     98   $25,573.54     4054 Chestnut  12.525%
 5/1/11    100  $102400
94519     180  05   9430377   $25,600.  4/12/96   273.71    Concord
35   06   177  1    $128,000. 6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000430380     98   $29,694.53     630 Bull Frog  13.%
5/1/11    95   $196020
91789     180  05   9430380   $30,000.  4/17/96   379.57    Walnut
42   02   177  1    $240,000. 6/1/96

NM   2    235920000430396     98   $19,376.63     823 Hill Drive (p
11.55%    5/1/11    90   $97500
87571     180  05   9430396   $19,500.  4/10/96   228.42    Taos
36   06   177  1    $130,000. 6/1/96


CA   2    106920000430398     98   $43,932.86     931 Norumbega  10.75%
  4/1/11    91   $262117
91016     180  05   9430398   $44,000.  3/21/96   410.73    Monrovia
7    06   176  1    $340,000. 5/1/96

VA   2    151920000430401     98   $13,088.63     Three Ridges   12.%
5/1/11    90   $65600
22958     180  01   9430401   $13,100.  4/26/96   134.75    Wintergreen
13   00   177  1    $87,900.  6/1/96


WA   2    253920000430405     98   $15,905.44     18948 Harris   12.275%
5/1/11    90   $73673
98392     180  05   9430405   $16,000.  4/8/96    194.87    Suquamish
50   02   177  1    $100,000. 6/1/96


IN   2    218930000430413     98   $17,403.92     59896 Locust   13.05%
5/1/11    100  $52500
46614     180  05   9430413   $17,500.  4/10/96   221.99    South
Bend
38   06   177  1    $70,000.  6/1/96

CA   2    206920000430414     98   $31,326.73     2781 Titania Place
12.275%   6/1/11    90   $157450
93063     180  03   9430414   $31,450.  4/3/96    383.03    Simi Valley
43   00   178  1    $209,990. 7/1/96


FL   2    212910000430416     98   $31,792.21     00 Center Street
11.27%    5/1/11    51   $207000
33963     180  05   9430416   $32,000.  4/10/96   369.15    Naples
47   06   177  1    $470,000. 6/1/96

CO   2    208920000430423     98   $21,487.15     1012 Artemis   10.825%
6/1/11    90   $79000
80026     180  05   9430423   $21,800.  4/26/96   245.39    Lafayette
37   02   178  1    $112,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000430426     98   $60,503.78     974 Stuart Circle
11.25%    5/1/11    90   $316829
91362     180  05   9430426   $60,900.  4/1/96    701.78    Thousand
Oaks
42   06   177  1    $421,000. 6/1/96

CA   2    206920000430427     98   $26,764.7 1694 Casitas   11.25%
4/1/11    88   $186378
91103     180  05   9430427   $27,000.  3/22/96   311.13    Pasadena
28   06   176  1    $245,000. 5/1/96


FL   2    112920000430429     98   $9,888.24 10300 Sw Coral      11.025%
4/1/11    62   $29633
33165     180  01   9430429   $10,000.  3/11/96   113.82    Miami
40   02   176  1    $64,000.  5/1/96

CA   2    206930000430460     98   $49,749.46     1630 South     14.%
5/1/11    98   $199074
90025     180  05   9430460   $50,000.  4/18/96   665.88    Los
Angeles
40   06   177  1    $255,000. 6/1/96


CA   2    106990000430468     98   $46,964.76     320 La Jolla AVE
12.05%    5/1/11    95   $252000
90803     180  03   9430468   $47,250.  4/17/96   568.60    Long
Beach
34   00   177  1    $315,000. 6/1/96


OR   2    141930000430478     98   $57,736.2 14130 Gabrielle     14.99%
5/1/11    100  $232000
97035     180  03   9430478   $58,000.  4/11/96   811.36    Lake
Oswego
46   00   177  1    $290,000. 6/1/96

CA   2    206930000430481     98   $29,623.45     121 Charles Street
12.25%    5/1/11    100  $135071
95376     180  05   9430481   $29,800.  4/3/96    362.46    Tracy
43   01   177  1    $165,000. 6/1/96


VA   2    151930000430496     98   $40,742.42     2007      11.625%
6/1/11    95   $218550
22301     180  05   9430496   $41,000.  5/8/96    482.22    Alexandria
37   00   178  1    $273,225. 7/1/96

CA   2    206910000430498     98   $48,846.63     15191 Monticello
10.95%    5/1/11    80   $207000
95037     180  05   9430498   $48,900.  4/10/96   463.84    Morgan Hill
45   00   177  1    $319,950. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000430500     98   $24,176.31     2379 Ethelwyn  11.45%
 5/1/11    90   $193600
92036     180  05   9430500   $24,200.  4/16/96   238.73    Julian
41   06   177  1    $242,000. 6/1/96

CA   2    206930000430501     98   $77,295.77     24995 Buckskin
12.95%    5/1/11    95   $412725
92653     180  03   9430501   $77,350.  4/10/96   852.62    Laguna
Hills
37   00   177  1    $515,900. 6/1/96


CA   2    106990000430503     98   $25,558.83     600 Linden LN  13.25%
 5/1/11    95   $207000
94553     180  05   9430503   $25,750.  4/18/96   331.33    Martinez
37   02   177  1    $245,000. 6/1/96

MA   2    225920000430505     98   $9,833.42 65 Cliff Drive 11.% 5/1/11
82   $114000
02702     180  05   9430505   $10,000.  3/10/96   113.66    Freetown
39   02   177  1    $152,000. 6/1/96


NH   2    233910000430507     98   $29,734.28     10 Cuttler Avenue
11.075%   5/1/11    57   $79000
03842     180  05   9430507   $30,000.  4/12/96   342.39    Hampton
31   02   177  1    $192,250. 6/1/96


CA   2    106920000430511     98   $42,665.33     5741 Dexter    11.05%
5/1/11    90   $151440
94928     180  05   9430511   $42,950.  3/29/96   489.52    Rohnert Park
31   06   177  1    $216,000. 6/1/96

VA   2    151930000430516     98   $28,285.89     2241 North     11.5%
6/1/11    95   $152000
22207     180  05   9430516   $28,500.  5/14/96   282.23    Arlington
26   00   178  1    $190,000. 7/1/96


VA   2    151930000430518     98   $35,215.87     3510 Halcyon   11.5%
5/1/11    95   $188000
22305     180  05   9430518   $35,250.  4/26/96   349.08    Alexandria
40   00   177  1    $235,000. 6/1/96

CA   2    106990000430541     98   $30,277.52     1030 Castle    12.7%
5/1/11    90   $151500
95762     180  05   9430541   $30,300.  4/11/96   328.09    El
Dorado Hills
42   01   177  1    $202,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000430544     98   $34,739.94     5680 10th ST   12.95%
5/1/11    100  $73000
95681     180  05   9430544   $35,000.  4/16/96   441.68    Sheridan
38   02   177  1    $108,000. 6/1/96

CA   2    206910000430546     98   $29,706.85     10224 Fairgrove     10.%
5/1/11    69   $110000
91042     180  05   9430546   $30,000.  4/5/96    322.38    Tujunga Area
45   06   177  1    $204,000. 6/1/96


ID   2    116910000430568     98   $86,994.26     6836 South     12.8%
2/5/11    100  $264000
83402     180  05   9430568   $88,000.  2/5/96    1101.86   Idaho
Falls
16   06   174  1    $352,000. 3/5/96

CA   2    206920000430571     98   $21,766.39     17341 Apel Lane
11.75%    4/1/11    90   $174400
92649     180  05   9430571   $21,800.  3/13/96   220.05    Huntington
Beach
36   06   176  1    $218,000. 5/1/96


MD   2    124930000430576     98   $34,000.25     7417 Merrimusic
12.4%     5/1/11    100  $183800
21144     180  05   9430576   $34,200.  5/1/96    419.30    Severn
39   02   177  1    $218,000. 6/1/96


VA   2    151930000430577     98   $18,537.78     14916 Cordell  11.3%
4/1/11    100  $74800
22193     180  05   9430577   $18,700.  3/11/96   216.08    Woodbridge
30   06   176  1    $93,500.  5/1/96

VA   2    151930000430578     98   $34,732.25     1318 April Way 12.4%
 5/1/11    100  $129000
22070     180  03   9430578   $35,000.  4/23/96   429.11    Herndon
32   06   177  1    $165,000. 6/1/96


MD   2    124930000430579     98   $47,995.46     5304 Todd      11.8%
4/1/11    100  $31147
21206     180  05   9430579   $48,500.  3/25/96   575.86    Baltimore
28   06   176  1    $80,000.  5/1/96

CA   2    206930000430587     98   $28,785.54     4434-36 Myrtle      13.%
5/1/11    100  $49858
92105     180  10   9430587   $29,000.  4/11/96   366.92    San
Diego
39   06   177  1    $79,000.  6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000430597     98   $21,528.26     2212 Cottage   14.%
6/1/11    88   $88275
92083     180  05   9430597   $21,600.  4/30/96   287.66    Vista
47   02   178  1    $125,000. 7/1/96

CA   2    206920000430598     98   $28,793.85     7030 Orchard   11.125%
4/1/11    87   $182248
95020     180  05   9430598   $29,050.  3/15/96   332.47    Gilroy
43   06   176  1    $245,000. 5/1/96


CA   2    106990000430604     98   $22,885.13     5451 Milani AVE
14.99%    5/15/11   100  $178791
94560     180  05   9430604   $23,000.  4/30/96   321.75    Newark
44   02   177  1    $203,000. 6/15/96

FL   2    212930000430609     98   $26,862.41     10934 Tangora  13.825%
 5/1/11    100  $54886
32825     180  05   9430609   $27,000.  4/15/96   356.40    Orlando
44   06   177  1    $82,000.  6/1/96


CA   2    106930000430613     98   $21,426.07     3505 Hastings Dr
12.1%     5/1/11    100  $143243
92008     180  09   9430613   $21,600.  4/18/96   260.63    Carlsbad
46   06   177  1    $165,000. 6/1/96


WA   2    253930000430615     98   $29,324.88     5911 45th      13.575%
5/1/11    100  $109411
98443     180  05   9430615   $29,500.  4/16/96   384.48    Tacoma
50   06   177  1    $139,000. 6/1/96

DC   2    111930000430618     98   $31,436.86     3126 N Street Nw
11.875%   5/1/11    95   $168000
20007     180  05   9430618   $31,500.  4/29/96   320.99    Washington
43   00   177  1    $210,000. 6/1/96


CT   2    209920000430619     98   $31,517.09     1151 South End
11.5%     5/1/11    90   $159000
06489     180  05   9430619   $31,800.  4/25/96   371.48    Southington
33   01   177  1    $212,000. 6/1/96

HI   2    215920000430621     98   $32,302.89     42 Wainaku AVE 12.%
5/1/11    86   $66000
96720     180  01   9430621   $32,500.  4/12/96   390.05    Hilo
37   01   177  1    $115,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
GA   2    113930000430656     98   $21,232.48     2755 Rockside  12.4%
4/10/11   100  $114554
30278     180  05   9430656   $21,400.  4/5/96    262.37    Snellville
44   02   176  1    $136,000. 5/10/96

FL   2    112990000430658     98   $16,906.89     19831 SW 81 CT
13.075%   5/1/11    100  $153000
33189     180  03   9430658   $17,000.  4/16/96   215.93    Miami
37   06   177  1    $170,000. 6/1/96


CA   2    106990000430660     98   $34,269.23     755 Willow Glen
10.95%    5/1/11    89   $316000
92025     180  05   9430660   $34,500.  4/12/96   391.04    Escondido
24   06   177  1    $395,000. 6/1/96

CA   2    106990000430661     98   $30,197.04     5130 Strohm AVE
12.45%    5/1/11    95   $164000
91601     180  05   9430661   $30,750.  4/16/96   326.99    North
Hollywood
39   00   177  1    $205,000. 6/1/96


CA   2    106990000430662     98   $31,929.89     1930 Jameson CT
11.95%    5/1/11    90   $161250
94521     180  03   9430662   $32,250.  4/15/96   330.49    Concord
43   02   177  1    $217,000. 6/1/96


CA   2    106990000430684     98   $38,944.42     231 Thomas DR
13.25%    5/1/11    95   $214400
95032     180  05   9430684   $40,200.  4/24/96   452.56    Los
Gatos
44   00   177  1    $268,000. 6/1/96

CA   2    206920000430687     98   $16,853.89     5131 West 132nd
11.4%     5/1/11    73   $114000
90250     180  05   9430687   $17,000.  4/18/96   197.51    Hawthorne
44   06   177  1    $180,000. 6/1/96


CA   2    206930000430703     98   $49,234.94     1225 North     13.05%
5/1/11    100  $165072
91780     180  01   9430703   $49,600.  4/4/96    629.19    Alhambra
26   06   177  1    $215,000. 6/1/96

WA   2    253920000430705     98   $63,596.03     436 168th      11.575%
5/1/11    90   $260000
98008     180  05   9430705   $64,000.  4/12/96   750.70    Bellevue
34   03   177  1    $360,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106920000430706     98   $37,462.07     24668 Via Buena
11.3%     5/1/11    90   $187500
92687     180  05   9430706   $37,500.  4/5/96    365.65    Yorba Linda
40   00   177  1    $250,000. 6/1/96

CA   2    206930000430711     98   $16,887.97     323 East  13.% 5/15/11
100  $93047
90302     180  01   9430711   $16,950.  4/23/96   214.46    Inglewood
41   02   177  1    $110,000. 6/15/96


CA   2    106920000430717     98   $23,842.4 563 Inverness DR    11.15%
 5/1/11    88   $144000
94044     180  05   9430717   $24,000.  3/29/96   275.05    Pacifica
41   06   177  1    $192,000. 6/1/96

CA   2    106930000430718     98   $37,695.45     1140 Alder ST  12.15%
4/1/11    95   $202700
95023     180  05   9430718   $38,000.  3/27/96   459.74    Hollister
43   00   176  1    $253,380. 5/1/96


CA   2    106910000430720     98   $31,218.67     147 Bella Lane 10.15%
4/1/11    49   $85000
94523     180  05   9430720   $32,000.  3/26/96   346.82    Pleasant Hill
18   06   176  1    $240,000. 5/1/96


CA   2    206920000430724     98   $14,910.72     13859 Jack Oak
12.2%     5/1/11    83   $128919
92040     180  05   9430724   $15,000.  4/12/96   181.96    Lakeside
31   06   177  1    $175,000. 6/1/96

CA   2    106990000430731     98   $42,235.52     14501 Westfall
11.45%    5/11/11   90   $171600
92680     180  05   9430731   $42,600.  4/17/96   496.30    Tustin
38   02   177  1    $238,000. 6/11/96


MD   2    124920000430733     98   $46,891.47     7009 W    11.2%
5/1/11    90   $416800
20815     180  05   9430733   $47,200.  4/4/96    542.42    Chevy Chase
35   01   177  1    $521,000. 6/1/96

MD   2    124920000430734     98   $21,335.22     3325 Berkshire
10.7%     4/1/11    88   $240000
21754     180  05   9430734   $21,900.  3/27/96   244.81    North
Ijamsville
22   01   176  1    $300,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000430802     90   $39,060.86     8648 S.   12.9%     1/1/11
 96   $43326
60619     180  05   9430802   $39,900.  12/22/95  502.21    Chicago
42   02   173  1    $87,000.  2/1/96

CA   2    206930000430804     98   $33,084.49     3257 North     12.25%
4/1/11    95   $181600
91001     180  05   9430804   $34,050.  3/15/96   356.81    Altadena Area
40   00   176  1    $227,000. 5/1/96


CA   2    206910000430806     98   $49,626.72     1602 17th Place
12.9%     3/28/11   88   $42911
93215     180  05   9430806   $50,000.  3/9/96    629.33    Delano
32   06   175  1    $106,000. 4/28/96

UT   2    149920000430809     98   $36,747.88     9241 South Alvey
10.75%    5/1/11    88   $114039
84093     180  05   9430809   $37,000.  4/15/96   414.75    Sandy
45   00   177  1    $173,000. 6/1/96


OH   2    139930000430812     98   $31,997.52     496 Cherry Hill
12.4%     4/30/11   100  $129050
45036     180  05   9430812   $32,250.  4/30/96   395.40    Lebanon
32   06   176  1    $161,350. 5/30/96


CA   2    206920000430813     98   $34,733.67     3334 33341/2   12.7%
5/1/11    90   $108000
90065     180  05   9430813   $35,000.  4/12/96   435.95    Los
Angeles
29   06   177  1    $160,000. 6/1/96

CA   2    106990000430814     98   $24,837.34     4255 Brittany  11.25%
5/1/11    89   $169500
96002     180  05   9430814   $25,000.  4/5/96    288.09    Redding
40   06   177  1    $221,000. 6/1/96


CA   2    106990000430815     98   $32,819.25     2225 Estribo DR
13.075%   5/1/11    92   $288000
90274     180  05   9430815   $33,000.  4/15/96   419.16    Rolling Hills
49   02   177  1    $350,000. 6/1/96

UT   2    249930000430819     98   $26,680.22     195 South 400  12.925%
5/1/11    98   $56500
84653     180  05   9430819   $27,400.  4/12/96   345.33    Salem
20   02   177  1    $86,000.  6/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
GA   2    113920000430839     98   $39,187.31     6600 Stonehedge
11.% 5/1/11    90   $197250
30087     180  05   9430839   $39,450.  4/8/96    448.39    Stone
Mountain
43   01   177  1    $263,000. 6/1/96

CA   2    206930000430853     98   $15,343.39     8875 63rd Street
13.725%   5/1/11    96   $83300
92509     180  05   9430853   $15,450.  4/16/96   202.91    Riverside
37   06   177  1    $103,000. 6/1/96


HI   2    115920000430871     98   $24,141.9 85-210 Waianae      11.25%
5/1/11    90   $134196
96792     180  05   9430871   $24,300.  4/11/96   280.02    Waianae
40   06   177  1    $176,500. 6/1/96

MD   2    124920000430872     98   $20,091.55     11716 Ambleside
11.35%    5/1/11    87   $202800
20854     180  05   9430872   $25,350.  4/19/96   293.73    Potomac
31   00   177  1    $262,500. 6/1/96


CA   2    106920000430873     98   $28,825.  7879 Prarie    13.125%
4/1/11    96   $191583
92126-1   180  03   9430873   $28,825.  3/27/96   367.08    San Diego
39   06   176  1    $232,000. 5/1/96


MD   2    124920000430875     98   $44,712.63     6701 Wilson Lane
11.45%    5/1/11    90   $207000
20817     180  05   9430875   $45,000.  5/1/96    524.26    Bethesda
35   01   177  1    $280,000. 6/1/96

WA   2    153920000430877     98   $18,592.16     7305 South M
11.625%   4/1/11    90   $93750
98408     180  05   9430877   $18,750.  3/22/96   220.53    Tacoma
40   06   176  1    $125,000. 5/1/96


CA   2    106990000430903     98   $54,344.7 148 Adrian PL  12.6%
5/1/11    90   $350351
95032     180  05   9430903   $54,400.  4/25/96   584.81    Los
Gatos
48   02   177  1    $450,000. 6/1/96

CA   2    106990000430904     98   $37,376.05     16303 Sisley DR
13.35%    5/1/11    95   $199900
91709     180  05   9430904   $37,400.  4/18/96   423.97    Chino
Hills
40   00   177  1    $249,900. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000430905     98   $36,176.98     9177la b La    11.225%
5/1/11    90   $183750
92708     180  05   9430905   $36,750.  4/16/96   356.24    Fountain Valley

38   01   177  1    $245,000. 6/1/96

OR   2    141990000430906     98   $19,882.61     4356 Herman ST
12.35%    5/1/11    94   $82500
97404     180  05   9430906   $20,000.  4/16/96   244.56    Eugene
38   02   177  1    $110,000. 6/1/96


NV   2    232910000430966     98   $48,951.95     1520 Redrock   11.99%
11/1/10   85   $194695
89102     180  05   9430966   $50,000.  9/28/95   599.76    Las
Vegas
21   06   171  1    $289,500. 12/1/95

MI   2    226920000430967     98   $33,005.92     3481 Thomas    11.375%
 10/1/10   91   $71806
48371     180  05   9430967   $36,200.  9/27/95   420.02    Oxford
22   06   170  1    $120,000. 11/1/95


CO   2    208920000430968     98   $17,701.47     4534 Espana Way
12.625%   11/1/10   90   $98494
80249     180  05   9430968   $18,500.  10/9/95   229.52    Denver
33   06   171  1    $130,000. 12/1/95


CA   2    206910000430969     98   $16,603.56     10211 Mac Duff
11.25%    11/1/10   67   $89994
90680     180  05   9430969   $17,000.  10/11/95  195.90    Stanton
45   03   171  1    $160,000. 12/1/95

UT   2    249920000430970     98   $55,330.55     1187 East 1025
12.375%   10/1/10   90   $74877
84660     180  05   9430970   $55,500.  9/29/95   586.95    Spanish Fork
40   06   170  1    $145,000. 11/1/95


VA   2    251920000430971     98   $26,657.58     2812 Cameron
11.325%   11/1/10   89   $129000
22042     180  05   9430971   $27,200.  10/24/95  314.73    Falls
Church
43   02   171  1    $177,000. 12/1/95

CA   2    206920000430972     98   $34,302.06     220 Sandstone  11.325%
 11/1/10   90   $143434
91911     180  05   9430972   $35,000.  10/24/95  404.98    Chula
Vista
41   06   171  1    $200,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000430976     98   $51,375.42     3959 Shedd     11.9%
12/1/10   85   $224000
90232     180  05   9430976   $52,250.  10/31/95  623.73    Culver
City
29   06   172  1    $325,000. 1/1/96

CA   2    206920000430977     98   $30,664.61     24240 Walnut   11.275%
 12/1/10   86   $153750
90501     180  05   9430977   $30,750.  10/31/95  299.25    Torrance
40   00   172  1    $215,000. 1/1/96


CA   2    206920000430978     98   $64,286.03     22743 Calvert  10.6%
11/1/10   89   $285480
91367     180  05   9430978   $64,520.  10/31/95  595.02    Woodland Hills
32   03   171  1    $395,000. 12/1/95

SC   2    245920000430979     98   $45,762.29     658 Kendall Drive
12.125%   12/1/10   90   $103927
29730     180  05   9430979   $46,500.  10/30/95  483.68    Rock
Hill
48   02   172  1    $168,000. 1/1/96


MD   2    224920000430980     98   $41,805.21     603 Regester   10.375%
12/1/10   90   $90133
21212     180  05   9430980   $43,000.  11/7/95   472.00    Baltimore
39   02   172  1    $148,500. 1/1/96


UT   2    249920000430981     98   $28,250.73     569 East 3000  11.375%
11/1/10   90   $60715
84414     180  05   9430981   $28,350.  10/6/95   278.05    North
Ogden
24   02   171  1    $99,000.  12/1/95

CA   2    206920000430982     98   $29,431.89     18312 East     12.125%
12/1/10   85   $99371
91722     180  05   9430982   $29,500.  11/7/95   306.29    Covina
47   02   172  1    $152,000. 1/1/96


UT   2    249920000430983     98   $36,416.2 1000 East 1330      11.375%
11/1/10   82   $106039
84660     180  05   9430983   $40,000.  10/19/95  392.31    Spanish Fork
36   02   171  1    $180,000. 12/1/95

CA   2    206920000430984     98   $36,851.  131 McKinney   10.625%
11/1/10   90   $147054
94044     180  05   9430984   $37,000.  10/25/95  341.92    Pacifica
19   02   171  1    $205,000. 12/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    251920000430985     98   $39,809.21     5402 Francy    10.49%
8/1/10    97   $190593
******    180  05   9430985   $41,000.  7/20/95   452.96    Fairfax
29   06   168  1    $240,000. 9/1/95

UT   2    249920000430986     98   $39,038.91     1346 East 600  12.375%
10/1/10   85   $64417
84660     180  05   9430986   $39,150.  9/25/95   414.04    Spanish Fork
37   02   170  1    $123,000. 11/1/95


UT   2    249920000430987     98   $23,846.54     10385 South    11.375%
10/1/10   87   $107433
84095     180  05   9430987   $26,200.  9/19/95   256.96    South
Jordan
27   02   170  1    $155,000. 11/1/95

UT   2    249920000430988     98   $24,005.95     1154 West      11.375%
11/1/10   84   $92913
84065     180  05   9430988   $24,100.  10/23/95  236.36    Riverton
30   02   171  1    $140,000. 12/1/95


UT   2    249920000430989     98   $42,549.85     5183 West      11.375%
11/1/10   90   $64293
84084     180  05   9430989   $42,700.  10/23/95  418.79    West
Jordan
39   02   171  1    $119,000. 12/1/95


UT   2    249920000430991     98   $42,281.8 3467 West 8070      12.375%
 11/1/10   87   $84092
84088     180  05   9430991   $42,400.  10/25/95  448.41    West
Jordan
34   02   171  1    $146,000. 12/1/95

UT   2    249920000430992     98   $38,275.14     961 East 155   11.625%
11/1/10   88   $99433
84042     180  05   9430992   $38,400.  10/19/95  383.94    Lindon
43   02   171  1    $157,000. 12/1/95


IL   2    217910000430993     98   $29,480.17     4140 West      11.525%
12/1/10   35   $24704
60076     180  05   9430993   $30,000.  11/15/95  350.94    Skokie
37   02   172  1    $160,000. 1/1/96

CA   2    206920000430994     98   $16,673.28     1520 Grape     10.375%
12/1/10   86   $51300
95350     180  05   9430994   $17,000.  11/10/95  186.60    Modesto
45   03   172  1    $80,000.  1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212920000430995     98   $48,389.22     2323 Lake Shore
12.875%   11/1/10   90   $226000
32757     180  05   9430995   $50,000.  9/29/95   628.51    Mt
Dora
47   02   171  1    $310,000. 12/1/95

FL   2    212910000430996     98   $21,575.45     691 Edgewater Dr
11.95%    11/1/10   68   $91978
33442     180  09   9430996   $22,000.  10/16/95  263.33    Deerfield
Beach
52   02   171  1    $170,000. 12/1/95


UT   2    249910000430997     98   $26,386.78     2031 North 2150
12.25%    11/1/10   73   $64409
84041     180  05   9430997   $27,000.  10/27/95  282.93    Layton
24   02   171  1    $126,000. 12/1/95

UT   2    249920000430998     98   $29,396.66     3679 South 4565
11.375%   11/1/10   90   $61286
84120     180  05   9430998   $29,500.  10/27/95  289.33    West
Valley City
41   02   171  1    $101,000. 12/1/95


MD   2    224920000430999     98   $34,210.29     11714 Manor
11.425%   12/1/10   90   $118000
21057     180  05   9430999   $34,900.  11/17/95  406.04    Glen
Arm
40   02   172  1    $170,000. 1/1/96


UT   2    249920000431000     98   $25,531.56     6024 South     11.375%
12/1/10   85   $93152
84123     180  05   9431000   $27,500.  10/30/95  269.71    Murray
30   02   172  1    $143,000. 1/1/96

MD   2    224930000431001     98   $18,259.54     4034 Lyndale   12.875%
 11/1/10   100  $45184
21213     180  02   9431001   $18,300.  9/29/95   200.65    Baltimore
42   06   171  1    $63,500.  12/1/95


CA   2    206920000431002     98   $27,993.41     4962 Art Street     11.2%
   11/1/10   83   $98496
92115     180  05   9431002   $30,000.  10/27/95  344.76    San
Diego
35   02   171  1    $155,000. 12/1/95

CA   2    206920000431003     98   $64,232.47     48725 Sedum    11.%
12/1/10   85   $163000
94539     180  05   9431003   $64,500.  11/16/95  614.25    Fremont
46   02   172  1    $270,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000431004     98   $56,595.66     1507 North 50  11.375%
11/1/10   90   $58122
84057     180  05   9431004   $56,800.  10/24/95  557.07    Orem
31   02   171  1    $128,000. 12/1/95

CA   2    206920000431005     98   $15,427.37     10229 Lairwood
11.5%     11/15/10  89   $123629
92071     180  05   9431005   $15,700.  10/19/95  183.41    Santee
42   06   171  1    $158,000. 12/15/95


CA   2    206910000431006     98   $22,584.73     4633 Purdue    11.07%
1/1/11    86   $130000
90230     180  05   9431006   $23,000.  12/11/95  262.43    Culver
City
34   06   173  1    $178,000. 2/1/96

CA   2    206920000431007     98   $57,186.04     5168 Hermosa
10.575%   2/1/11    90   $189308
91730     180  05   9431007   $58,000.  12/28/95  643.83    Rancho
37   06   174  1    $275,000. 3/1/96


CA   2    206920000431008     98   $17,851.96     26417 Zephyr   11.125%
 1/1/11    90   $144000
90710     180  05   9431008   $18,000.  12/1/95   173.12    Los
Angeles
39   00   173  1    $180,000. 2/1/96


TX   2    248920000431009     98   $14,104.29     1314 Bluffview      11.%
12/1/10   90   $72000
75253     180  05   9431009   $14,400.  11/28/95  163.67    Seagoville
8    00   172  1    $96,000.  1/1/96

VA   2    251920000431010     98   $43,604.33     7318      11.125%
1/1/11    89   $147607
22153     180  05   9431010   $45,850.  12/8/95   524.73    Springfield
38   01   173  1    $218,000. 2/1/96


CA   2    206920000431011     98   $18,710.77     1834 K Ave     11.425%
1/1/11    90   $152000
91950     180  05   9431011   $19,000.  12/1/95   221.05    National City
46   01   173  1    $190,000. 2/1/96

CA   2    206920000431012     98   $20,889.73     3403 Belle Isle
10.775%   1/1/11    90   $84000
92105     180  05   9431012   $21,300.  12/11/95  239.10    San
Diego
24   01   173  1    $117,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000431013     98   $23,829.84     1053 North 1390
11.375%   12/1/10   90   $66812
84041     180  05   9431013   $24,900.  10/30/95  244.21    Layton
42   02   172  1    $102,000. 1/1/96

UT   2    249920000431014     98   $77,526.53     344 North 1170
11.875%   7/1/10    90   $8930
84601     180  05   9431014   $81,000.  6/22/95   825.39    Provo
46   01   167  1    $100,000. 8/1/95


CA   2    206920000431015     98   $39,648.72     6 Dombey Cir   11.725%
 10/1/10   90   $202500
91360     180  05   9431015   $40,500.  8/29/95   478.93    Thousand Oaks
36   01   170  1    $270,000. 11/1/95

VA   2    251920000431016     98   $70,812.6 1006 Jeff Ryan Dr   11.49%
 10/1/10   90   $90079
22070     180  05   9431016   $71,500.  9/8/95    707.52    Herndon
39   01   170  1    $180,000. 11/1/95


UT   2    249920000431017     98   $21,326.52     832 E Spartan Dr
11.375%   11/1/10   84   $78663
84094     180  05   9431017   $21,400.  10/27/95  209.88    Sandy
40   01   171  1    $120,000. 12/1/95


CA   2    206920000431018     98   $23,737.92     27526 N Mariam
11.975%   1/1/11    90   $195200
91350     180  05   9431018   $24,400.  12/11/95  250.51    Santa
Clarita
44   02   173  1    $244,000. 2/1/96

CA   2    206930000431019     98   $20,465.75     2263 Lynbrook
10.325%   1/1/11    95   $112000
94565     180  05   9431019   $21,000.  12/5/95   189.35    Pittsburg
41   03   173  1    $140,000. 2/1/96


CA   2    206920000431020     98   $22,689.33     13421     10.525%
1/1/11    85   $123386
92643     180  05   9431020   $23,000.  12/22/95  210.82    Garden
Grove
47   01   173  1    $174,000. 2/1/96

WA   2    253920000431021     98   $17,936.33     430 Carnine Road
10.% 1/1/11    90   $91500
98611     180  05   9431021   $18,300.  12/12/95  196.65    Castle
Rock
39   01   173  1    $122,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212920000431022     98   $28,809.92     1913 Nw 97     11.%
1/1/11    90   $88020
33071     180  05   9431022   $28,895.  12/14/95  275.17    Coral
Springs
45   06   173  1    $130,000. 2/1/96

UT   2    249920000431023     98   $16,591.39     5682 West      11.375%
11/1/10   70   $60097
84118     180  05   9431023   $16,650.  10/6/95   163.30    Kearns
30   06   171  1    $111,000. 12/1/95


UT   2    249920000431024     98   $28,867.59     10 South 180   11.375%
11/1/10   90   $115134
84042     180  05   9431024   $31,500.  10/24/95  308.94    Lindon
43   02   171  1    $163,000. 12/1/95

UT   2    249910000431025     98   $17,414.51     331 South Brook
11.375%   12/1/10   90   $90235
84663     180  03   9431025   $17,500.  10/30/95  174.58    Springville
44   02   172  1    $120,000. 1/1/96


UT   2    249920000431026     98   $49,527.32     907 South 2350
11.375%   11/1/10   90   $150014
84663     180  05   9431026   $49,700.  10/18/95  487.44    Springville
38   02   171  1    $222,000. 12/1/95


GA   2    213920000431027     98   $29,563.36     3801 Rena Lane 10.%
11/1/10   90   $77388
30082     180  05   9431027   $29,700.  10/26/95  260.64    Smyrna
38   01   171  1    $119,000. 12/1/95

CA   2    206920000431028     98   $58,819.3 3073 West      11.9%
11/1/10   90   $110624
92804     180  05   9431028   $60,000.  10/27/95  716.25    Anaheim
42   01   171  1    $190,000. 12/1/95


DE   2    210920000431029     98   $23,324.94     5 Sundrew Road 12.5%
 12/1/10   90   $84394
19711     180  05   9431029   $23,500.  11/15/95  250.81    Newark
39   01   172  1    $120,000. 1/1/96

CA   2    206920000431030     98   $26,390.14     7087 Rockrose  11.2%
12/1/10   88   $274700
92009     180  03   9431030   $27,400.  11/14/95  314.88    Carlsbad
45   00   172  1    $343,400. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000431031     98   $17,527.76     5761 South Field
11.375%   11/1/10   90   $90400
84118     180  05   9431031   $17,600.  10/24/95  172.61    Kearns
24   01   171  1    $120,000. 12/1/95

UT   2    249910000431032     98   $28,429.7 1678 East Pine      12.5%
11/1/10   51   $11277
84074     180  05   9431032   $28,500.  10/25/95  304.17    Tooele
48   02   171  1    $79,000.  12/1/95


UT   2    249920000431033     98   $18,633.99     362 West 2280  11.375%
 11/1/10   88   $104278
84043     180  05   9431033   $18,700.  10/16/95  183.40    Lehi
44   02   171  1    $140,000. 12/1/95

UT   2    249920000431034     98   $53,335.39     1873 West 7225
11.375%   12/1/10   87   $61170
84084     180  05   9431034   $53,500.  11/14/95  524.71    West
Jordan
30   02   172  1    $133,000. 1/1/96


CA   2    206920000431035     98   $16,301.21     1303 Decker    12.155%
12/1/10   90   $85150
95661     180  05   9431035   $16,550.  11/1/95   172.21    Roseville
41   02   172  1    $113,000. 1/1/96


CA   2    206910000431036     98   $34,866.36     18008 Dos Picos     11.%
12/1/10   59   $125000
92065     180  05   9431036   $35,000.  11/8/95   333.31    Ramona
33   06   172  1    $275,000. 1/1/96

UT   2    249920000431038     98   $51,771.61     1290 West      11.375%
12/1/10   90   $60480
84095     180  05   9431038   $52,000.  11/15/95  510.00    South
Jordan
32   02   172  1    $125,000. 1/1/96


UT   2    249920000431039     98   $14,393.59     4585 West      11.375%
12/1/10   90   $57000
84118     180  05   9431039   $15,000.  11/3/95   147.11    Kearns
22   06   172  1    $80,000.  1/1/96

UT   2    249920000431041     98   $12,125.15     5769 South     11.375%
12/1/10   90   $90821
84118     180  05   9431041   $12,200.  10/30/95  119.65    Kearns
33   02   172  1    $114,500. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000431042     98   $33,223.7 20325 East     13.715%
12/1/10   91   $131572
91789     180  05   9431042   $33,700.  11/3/95   442.36    Walnut
37   06   172  1    $183,000. 1/1/96

UT   2    249910000431043     98   $24,566.86     5677 South 3050
10.875%   12/1/10   68   $59963
84067     180  05   9431043   $27,200.  11/28/95  256.47    Roy
25   02   172  1    $130,000. 1/1/96


CA   2    206920000431044     98   $16,164.34     6930 Demaret   12.89%
11/1/10   90   $81000
95822     180  05   9431044   $16,200.  10/20/95  177.81    Sacramento
45   02   171  1    $108,000. 12/1/95

UT   2    249910000431045     98   $22,662.03     1148 East 500 N
10.875%   12/1/10   57   $74102
84043     180  05   9431045   $25,000.  11/20/95  235.72    Lehi
25   02   172  1    $175,000. 1/1/96


UT   2    249920000431046     98   $26,240.75     2821 South 3095
12.375%   1/1/11    85   $39144
84119     180  05   9431046   $26,300.  11/29/95  278.14    West
Valley
31   06   173  1    $77,000.  2/1/96


UT   2    249920000431047     98   $38,466.69     4299 South Rupp
11.375%   12/1/10   91   $81168
84119     180  05   9431047   $38,600.  11/3/95   378.58    Salt
Lake City
39   06   172  1    $133,000. 1/1/96

HI   2    215910000431048     98   $53,723.33     3341 George    10.99%
1/1/11    47   $151701
96815     180  05   9431048   $55,000.  11/28/95  624.78    Honolulu
47   06   173  1    $442,000. 2/1/96


CO   2    208920000431049     98   $26,107.1 3811 Belmont   11.5%
11/1/10   90   $46700
80620     180  05   9431049   $26,850.  10/31/95  313.66    Evans
42   06   171  1    $81,900.  12/1/95

GA   2    213920000431050     98   $37,967.14     3481 Tritt     11.5%
1/1/11    87   $93117
30062     180  05   9431050   $38,550.  12/1/95   450.34    Marietta
33   02   173  1    $152,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000431051     98   $37,691.59     2293 Lanai     12.875%
1/1/11    100  $137793
95122     180  05   9431051   $38,200.  11/29/95  480.18    San
Jose
42   02   173  1    $176,000. 2/1/96

UT   2    249910000431052     98   $13,162.59     10623 South    11.375%
12/1/10   86   $100000
84095     180  05   9431052   $15,000.  11/17/95  147.11    South
Jordan
45   02   172  1    $134,000. 1/1/96


UT   2    249920000431053     98   $50,872.71     1945 East Falcon
12.375%   12/1/10   82   $82186
84093     180  05   9431053   $51,000.  11/13/95  539.36    Sandy
46   02   172  1    $163,000. 1/1/96

UT   2    249920000431054     98   $28,152.87     2630 West 13095
11.375%   1/1/11    85   $89068
84065     180  05   9431054   $28,800.  12/7/95   282.46    Riverton
23   02   173  1    $139,000. 2/1/96


UT   2    249920000431055     98   $24,554.49     1217 West      11.375%
1/1/11    90   $98780
84084     180  05   9431055   $25,400.  12/5/95   249.11    West
Jordan
42   02   173  1    $138,000. 2/1/96


CA   2    206920000431056     98   $83,779.79     923 Palm Avenue
10.9%     1/1/11    83   $140689
91030     180  05   9431056   $84,000.  12/19/95  793.61    South
Pasadena
43   02   173  1    $272,000. 2/1/96

CA   2    206920000431057     98   $16,108.01     4232 Live Oak  11.225%
 1/1/11    90   $131200
90201     180  05   9431057   $16,400.  12/22/95  188.73    Cudahy
32   06   173  1    $164,000. 2/1/96


NM   2    235920000431058     98   $48,493.92     825 Rio Vista  11.975%
2/1/11    90   $93099
87501     180  05   9431058   $49,100.  12/29/95  588.50    Sante
Fe
34   06   174  1    $158,000. 3/1/96

CA   2    206920000431060     98   $16,284.32     201 Whitehall  12.%
2/1/11    90   $96000
94589     180  05   9431060   $16,500.  1/5/96    198.03    American
Canyon
42   06   174  1    $125,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NV   2    232920000431061     98   $13,777.9 4870 West      10.975%
2/1/11    88   $92036
89121     180  05   9431061   $14,000.  1/8/96    158.91    Las Vegas
42   02   174  1    $121,000. 3/1/96

CO   2    208920000431062     98   $10,921.04     3619      12.175%
2/1/11    90   $84795
80918     180  05   9431062   $11,055.  1/9/96    133.93    Colorado
Springs
30   06   174  1    $106,500. 3/1/96


UT   2    249910000431063     98   $24,234.37     3185 West 9260
12.125%   1/1/11    81   $87745
84088     180  05   9431063   $24,300.  12/6/95   252.29    West
Jordan
31   02   173  1    $140,000. 2/1/96

TX   2    248920000431064     98   $14,827.76     428 Brooks Lane
12.75%    2/1/11    82   $91200
75019     180  05   9431064   $15,000.  1/15/96   187.33    Coppell
40   00   174  1    $130,000. 3/1/96


CA   2    206920000431065     98   $45,683.34     9615 Ernwood
11.575%   3/1/11    90   $228000
94583     180  05   9431065   $46,400.  2/2/96    544.26    San Ramon
44   06   175  1    $305,000. 4/1/96


UT   2    249920000431066     98   $21,593.4 119 South 78o  10.725%
2/1/11    90   $111000
84043     180  05   9431066   $22,000.  1/19/96   246.27    Lehi
42   03   174  1    $148,000. 3/1/96

CO   2    208910000431067     98   $21,627.95     18441 East     10.2%
3/1/11    81   $78012
80015     180  05   9431067   $22,000.  1/26/96   239.12    Aurora
25   06   175  1    $125,000. 4/1/96


FL   2    212930000431068     98   $14,693.02     1414 Adams     12.25%
11/1/10   95   $98023
33020     180  05   9431068   $15,000.  10/25/95  182.44    Hollywood
34   03   171  1    $120,000. 12/1/95

CA   2    206910000431069     98   $28,425.53     1382 Cameo     11.1%
1/1/11    74   $124767
92680     180  05   9431069   $29,000.  12/18/95  278.37    Tustin
47   02   173  1    $210,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000431070     98   $34,457.15     1576 Willow    11.88%
1/1/11    86   $280761
95125     180  05   9431070   $35,000.  12/20/95  417.36    San
Jose
46   06   173  1    $369,000. 2/1/96

GA   2    213920000431071     98   $26,470.08     2769 Dennard   11.5%
12/1/10   90   $80492
30208     180  05   9431071   $27,000.  11/1/95   315.41    Conyers
40   02   172  1    $120,000. 1/1/96


OH   2    239910000431072     98   $23,554.64     1661-1663      12.95%
1/1/11    75   $66366
44107     180  05   9431072   $23,600.  12/14/95  260.14    Lakewood
48   03   173  1    $120,000. 2/1/96

UT   2    249920000431073     98   $38,615.42     71 West 1850   11.375%
1/1/11    90   $140392
84014     180  05   9431073   $39,400.  11/28/95  386.42    Centerville
34   02   173  1    $200,000. 2/1/96


UT   2    249920000431074     98   $37,039.04     7771 South 3530
11.375%   1/1/11    89   $96077
84084     180  05   9431074   $41,500.  12/6/95   407.02    West
Jordan
36   02   173  1    $155,000. 2/1/96


UT   2    249930000431075     98   $17,740.33     734 East Parker     13.5%
   1/1/11    97   $61500
84106     180  05   9431075   $18,000.  12/21/95  233.70    Salt
Lake City
43   02   173  1    $82,000.  2/1/96

UT   2    249920000431076     98   $17,686.9 5546 West      11.375%
1/1/11    90   $67564
84084     180  05   9431076   $17,900.  12/7/95   175.56    West
Jordan
21   02   173  1    $95,000.  2/1/96


IL   2    217920000431077     98   $35,866.6 24475 N Hickory     10.5%
11/1/10   88   $150094
60013     180  05   9431077   $36,000.  10/16/95  329.31    Cary
41   06   171  1    $212,000. 12/1/95

UT   2    249920000431078     98   $45,949.99     10784 South    11.125%
1/1/11    91   $77427
84070     180  05   9431078   $48,100.  12/19/95  462.62    Sandy
45   06   173  1    $139,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
HI   2    215920000431079     98   $43,723.11     509 Pili Loko  11.25%
1/1/11    90   $144434
96779     180  05   9431079   $44,500.  12/19/95  512.79    Paia
43   02   173  1    $210,000. 2/1/96

UT   2    249910000431080     98   $19,764.93     8309 S Stratford    12.%
2/1/11    72   $118918
84088     180  05   9431080   $24,400.  12/29/95  250.98    West
Jordan
25   02   174  1    $201,000. 3/1/96


MD   2    224930000431081     98   $49,164.7 1154 Southview      13.25%
 11/1/10   99   $157500
21401     180  05   9431081   $50,000.  10/11/95  640.87    Annapolis
34   06   171  1    $210,000. 12/1/95

UT   2    249920000431082     98   $71,205.72     870 North 100  11.875%
2/1/11    90   $87860
84062     180  05   9431082   $71,440.  1/11/96   727.97    Pleasant Grove
33   02   174  1    $177,000. 3/1/96


CA   2    206920000431083     98   $38,730.87     4042 Normandale
12.585%   12/1/10   90   $195000
95118     180  05   9431083   $39,000.  11/14/95  418.80    San
Jose
46   01   172  1    $260,000. 1/1/96


UT   2    249910000431084     98   $28,409.01     2875 East      10.625%
2/1/11    49   $52747
84036     180  05   9431084   $28,500.  1/4/96    263.37    Kamas
43   06   174  1    $167,500. 3/1/96

CA   2    206920000431085     98   $47,189.08     497 Purisima   12.5%
12/1/10   90   $225692
94086     180  05   9431085   $48,450.  11/3/95   517.09    Sunnyvale
42   02   172  1    $305,000. 1/1/96


UT   2    249930000431086     98   $16,534.19     2296 West 5950
12.875%   1/1/11    99   $73209
84067     180  05   9431086   $16,791.  12/5/95   211.07    Roy
41   02   173  1    $91,000.  2/1/96

FL   2    212920000431088     98   $24,090.01     172 Mayfair    12.125%
2/1/11    90   $171000
34683     180  05   9431088   $24,500.  1/5/96    254.37    Palm Harbor
41   06   174  1    $218,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000431089     98   $19,945.68     886 East 300   11.375%
2/1/11    86   $146250
84057     180  05   9431089   $20,000.  1/15/96   196.15    Orem
30   06   174  1    $195,000. 3/1/96

IL   2    217920000431090     98   $16,445.84     712 Grand      10.5%
12/1/10   90   $132000
60084     180  05   9431090   $16,500.  10/30/95  150.94    Wauconda
47   06   172  1    $165,000. 1/1/96


CO   2    208910000431091     98   $48,389.47     98 Lakeshore   10.35%
3/1/11    87   $91430
80302     180  05   9431091   $49,000.  1/29/96   537.10    Boulder
45   02   175  1    $162,000. 4/1/96

CA   2    206920000431092     98   $14,816.93     18900 Newman
11.25%    3/1/11    85   $112500
92508     180  05   9431092   $15,000.  2/1/96    145.69    Riverside
47   02   175  1    $150,000. 4/1/96


IL   2    217920000431094     98   $57,457.08     5442 Bonnie Trail
12.925%   3/1/11    90   $128941
60452     180  05   9431094   $58,000.  2/6/96    730.98    Oak Forest
45   01   175  1    $210,000. 4/1/96


CA   2    206920000431095     98   $34,920.44     922 Bimmerle   9.95%
3/1/11    86   $272500
95123     180  05   9431095   $35,000.  2/5/96    305.86    San Jose
45   06   175  1    $360,000. 4/1/96

UT   2    249920000431096     98   $15,856.82     4014 West      11.375%
2/1/11    90   $103800
84095     180  05   9431096   $15,900.  1/19/96   155.94    South
Jordan
33   02   174  1    $133,000. 3/1/96


FL   2    212910000431097     98   $32,685.51     3776-78 Sw 27th
11.25%    11/1/10   75   $64136
33134     180  05   9431097   $33,360.  10/26/95  384.42    Miami
44   02   171  1    $130,000. 12/1/95

CA   2    206920000431098     98   $26,920.8 500 Foerster   9.625%
2/1/11    87   $180000
94127     180  05   9431098   $27,000.  1/16/96   229.50    San
Francisco
38   06   174  1    $240,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000431099     98   $32,195.8 1241 West      11.375%
2/1/11    87   $77102
84084     180  05   9431099   $34,000.  1/12/96   333.46    West
Jordan
43   02   174  1    $129,000. 3/1/96

UT   2    249920000431100     98   $14,964.55     5292 West      11.375%
2/1/11    90   $64000
84118     180  05   9431100   $15,000.  1/8/96    147.11    Kearns
44   06   174  1    $88,000.  3/1/96


FL   2    212920000431101     98   $39,201.83     18403 Heather  10.7%
12/1/10   90   $55000
33912     180  05   9431101   $40,000.  11/17/95  447.13    Fort
Myers
46   02   172  1    $106,000. 1/1/96

UT   2    249920000431102     98   $39,909.53     322 West 40    11.375%
1/1/11    90   $81586
84042     180  05   9431102   $40,800.  11/30/95  400.15    Lindon
31   02   173  1    $136,000. 2/1/96


CA   2    206920000431103     98   $17,774.08     3689      13.635%
10/1/10   90   $144800
92376     180  05   9431103   $18,100.  9/26/95   236.62    Rialto
45   02   170  1    $181,000. 11/1/95


CA   2    206930000431104     98   $49,391.4 2152 Bowers    12.125%
2/1/11    100  $200000
95051     180  05   9431104   $50,000.  1/23/96   604.11    Santa
Clara
41   02   174  1    $250,000. 3/1/96

UT   2    249920000431105     98   $34,636.26     13794 South    10.99%
2/1/11    90   $99094
84065     180  05   9431105   $35,000.  1/11/96   333.05    Riverton
42   02   174  1    $150,000. 3/1/96


CA   2    206920000431106     98   $31,723.96     13154 Carolee  11.3%
2/1/11    90   $159000
92129     180  05   9431106   $31,800.  1/12/96   310.01    San
Diego
32   01   174  1    $212,000. 3/1/96

AL   2    201930000431107     98   $30,394.41     2709 Lost River
13.25%    1/1/11    96   $52100
36605     180  05   9431107   $30,850.  12/22/95  395.42    Mobile
24   06   173  1    $87,000.  2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208930000431109     98   $27,685.97     2209 Perry Street   13.%
3/1/11    100  $63956
80212     180  05   9431109   $28,000.  2/12/96   354.27    Denver
42   02   175  1    $92,000.  4/1/96

CA   2    206920000431110     98   $39,637.9 4538 Hazelbrook
10.625%   3/1/11    90   $198750
90808     180  05   9431110   $39,750.  2/15/96   367.33    Long
Beach
33   01   175  1    $267,000. 4/1/96


CA   2    206920000431111     98   $49,420.47     2706 Havasupai
10.625%   3/1/11    89   $145800
92117     180  05   9431111   $50,000.  2/15/96   556.58    San
Diego
41   06   175  1    $220,000. 4/1/96

CA   2    206920000431112     98   $41,134.42     1087 Touriga   9.625%
3/1/11    90   $206250
94566     180  05   9431112   $41,250.  2/16/96   350.62    Pleasanton
45   01   175  1    $275,000. 4/1/96


CA   2    206920000431113     98   $19,046.98     4027 North E   10.75%
2/1/11    91   $149703
92407     180  05   9431113   $19,500.  1/20/96   182.03    San
Bernardino
45   02   174  1    $188,000. 3/1/96


UT   2    249920000431114     98   $14,968.03     1085 West 725  11.125%
 2/1/11    90   $75000
84015     180  05   9431114   $15,000.  1/19/96   144.27    Clearfield
31   02   174  1    $100,000. 3/1/96

CA   2    206910000431115     98   $39,821.46     1035 Chenery   12.75%
12/1/10   75   $229000
94131     180  05   9431115   $40,000.  11/17/95  434.68    San
Francisco
44   06   172  1    $360,000. 1/1/96


UT   2    249920000431116     98   $35,220.95     5238 West Peggy
11.625%   3/1/11    90   $49240
84120     180  05   9431116   $35,300.  2/2/96    352.94    West Valley
City
45   02   175  1    $94,000.  4/1/96

UT   2    249920000431117     98   $17,921.55     5341 South Royal
11.375%   3/1/11    90   $100500
84118     180  05   9431117   $20,000.  1/29/96   197.13    Salt
Lake City
32   02   175  1    $134,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    224930000431118     98   $23,365.99     515 Adelaide   13.5%
10/1/10   97   $196115
21015     180  05   9431118   $23,800.  9/21/95   309.00    Belair
36   01   170  1    $229,000. 11/1/95

UT   2    249910000431119     98   $14,959.4 4440 South 2525     10.75%
3/1/11    74   $68960
84067     180  05   9431119   $15,000.  1/31/96   140.02    Roy
25   01   175  1    $115,000. 4/1/96


FL   2    212930000431121     98   $19,143.06     6801 Southwest
13.5%     2/1/11    100  $85645
33068     180  05   9431121   $19,350.  1/31/96   251.22    North
Lauderdale
33   01   174  1    $105,000. 3/1/96

FL   2    212930000431122     98   $16,786.68     7522 Pierce Street
13.5%     2/1/11    97   $58897
33024     180  05   9431122   $17,000.  1/25/96   220.71    Hollywood
30   01   174  1    $79,000.  3/1/96


MD   2    224920000431124     98   $10,593.09     828 Mt Royal   10.375%
 1/1/11    90   $53250
21502     180  05   9431124   $10,650.  11/30/95  96.43     Cumberland
26   02   173  1    $71,000.  2/1/96


CA   2    206910000431125     98   $17,802.74     2407 Windmill  10.75%
 3/1/11    63   $129000
92020     180  05   9431125   $18,000.  2/1/96    168.03    El Cajon
39   02   175  1    $235,000. 4/1/96

UT   2    249920000431126     98   $46,888.81     7065 S 2740 E  11.375%
 2/1/11    90   $203150
84121     180  05   9431126   $47,000.  1/25/96   460.96    Salt
Lake City
41   01   174  1    $280,000. 3/1/96


UT   2    249920000431127     98   $22,139.92     922 E 625 S    10.75%
3/1/11    90   $111000
84040     180  05   9431127   $22,200.  2/13/96   207.23    Layton
30   01   175  1    $148,000. 4/1/96

CA   2    206930000431128     98   $20,053.77     21112 Peppertree
13.99%    2/1/11    100  $183800
92691     180  05   9431128   $20,500.  1/17/96   272.87    Mission Viejo
40   01   174  1    $205,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000431129     98   $48,544.11     222 Avenida La
11.75%    3/1/11    85   $278150
92672     180  05   9431129   $49,100.  2/3/96    495.62    San Clemente
45   01   175  1    $385,000. 4/1/96

CA   2    206930000431130     98   $38,799.49     23100 Vose Street
12.75%    2/1/11    95   $170487
91307     180  05   9431130   $42,000.  1/19/96   524.51    West
Hills Area
37   02   174  1    $225,000. 3/1/96


FL   2    212930000431131     98   $45,496.17     7621 Sw 142    13.25%
2/1/11    100  $104000
33183     180  05   9431131   $46,000.  1/29/96   589.60    Miami
43   02   174  1    $150,000. 3/1/96

CA   2    206920000431132     98   $31,484.77     7191-93 Amherst
10.9%     3/1/11    90   $152250
91941     180  05   9431132   $32,250.  2/12/96   364.53    La
Mesa
42   02   175  1    $205,000. 4/1/96


UT   2    249910000431133     98   $20,287.53     1305 E Skyline Dr
10.625%   3/1/11    64   $138840
84010     180  05   9431133   $20,900.  2/20/96   193.14    Bountiful
25   01   175  1    $250,000. 4/1/96


NC   2    237920000431134     98   $62,828.99     143 Gum Pond Rd
13.5%     11/1/10   90   $69622
27932     180  05   9431134   $62,950.  10/13/95  721.04    Edenton
41   02   171  1    $147,500. 12/1/95

PA   2    242910000431135     98   $16,803.98     1 Harvest Hill
11.05%    3/1/11    78   $82909
18330     180  05   9431135   $17,000.  2/21/96   193.76    Effort
32   06   175  1    $129,000. 4/1/96


NY   2    236920000431136     98   $18,365.89     24 Carlson Road
9.715%    3/1/11    90   $93000
11779     180  05   9431136   $18,600.  2/13/96   196.65    Lake
40   01   175  1    $124,000. 4/1/96

UT   2    249920000431137     98   $20,472.08     96 East 1000   12.375%
3/1/11    90   $112500
84037     180  05   9431137   $21,600.  2/12/96   228.43    Kaysville
43   01   175  1    $150,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249910000431138     98   $23,502.47     1441 North 640
11.125%   3/1/11    68   $61577
84087     180  05   9431138   $24,600.  2/14/96   236.60    West
Bountiful
38   01   175  1    $127,500. 4/1/96

UT   2    249910000431139     98   $20,839.39     9790 S Skye    10.375%
3/1/11    54   $89550
84095     180  05   9431139   $22,500.  2/21/96   203.72    South
Jordan
22   01   175  1    $208,000. 4/1/96


CA   2    206920000431140     98   $20,021.97     1700 Callac CT 11.65%
 4/1/11    90   $164000
93035     180  05   9431140   $20,500.  3/7/96    241.44    Oxnard
40   01   176  1    $205,000. 5/1/96

MT   2    230910000431141     98   $49,459.9 2126 Iris Lane 10.15%
4/1/11    76   $82499
59102     180  05   9431141   $50,000.  3/19/96   541.90    Billings
31   01   176  1    $174,500. 5/1/96


NY   2    236920000431142     98   $26,665.01     32 Locust Street
9.874%    3/1/11    90   $135000
11581     180  05   9431142   $27,000.  2/26/96   288.07    Valley
Stream
46   01   175  1    $180,000. 4/1/96


GA   2    213910000431143     98   $13,243.67     405 Roxbury    13.875%
 3/1/11    100  $43814
30274     180  05   9431143   $14,100.  2/27/96   186.59    Riverdale
45   02   175  1    $58,000.  4/1/96

UT   2    249920000431144     98   $26,477.6 381 East  12.375%   2/1/11
90   $94645
84115     180  05   9431144   $27,600.  1/25/96   291.89    Salt
Lake City
11   02   174  1    $136,000. 3/1/96


MD   2    224920000431145     98   $78,900.94     13120 Colton   11.25%
1/1/11    89   $200000
20878     180  05   9431145   $80,000.  12/21/95  777.01    Gaithersburg
46   02   173  1    $315,000. 2/1/96

UT   2    249930000431146     98   $21,772.72     6275 West Higate
13.5%     4/1/11    100  $67500
84120     180  05   9431146   $22,500.  3/1/96    292.12    West Valley
City
16   01   176  1    $90,000.  5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000431147     98   $23,317.13     534 Armando    14.85%
3/1/11    100  $131000
96003     180  05   9431147   $23,500.  2/13/96   326.49    Redding
38   01   175  1    $155,000. 4/1/96

UT   2    249920000431148     98   $10,621.82     3704 Fowler    10.75%
4/1/11    90   $53250
84403     180  05   9431148   $10,650.  2/28/96   99.42     Odgen
37   02   176  1    $71,000.  5/1/96


ID   2    216930000431149     98   $24,534.74     2405 Shasta Way
13.5%     3/1/11    96   $59893
83605     180  05   9431149   $24,800.  2/1/96    321.98    Caldwell
36   02   175  1    $89,000.  4/1/96

HI   2    215920000431150     98   $37,653.21     828 Lakimela   10.75%
4/1/11    88   $277000
96817     180  01   9431150   $38,000.  2/26/96   425.96    Honolulu
41   01   176  1    $360,000. 5/1/96


UT   2    249920000431152     98   $16,663.6 1330 West 1800      11.75%
3/1/11    85   $96000
84043     180  05   9431152   $16,700.  2/23/96   168.57    Lehi
35   02   175  1    $133,000. 4/1/96


UT   2    249920000431153     98   $31,267.62     1104 North 150
10.75%    4/1/11    90   $63090
84041     180  05   9431153   $31,340.  3/15/96   292.55    Layton
39   02   176  1    $105,000. 5/1/96

CA   2    206910000431154     98   $79,893.18     11362 Donovan
11.375%   4/1/11    68   $223000
90720     180  05   9431154   $80,000.  3/6/96    784.61    Los Alamitos
52   01   176  1    $450,000. 5/1/96


UT   2    249920000431155     98   $19,454.95     2598 West Dry  10.75%
 4/1/11    89   $77807
84065     180  05   9431155   $19,500.  3/7/96    182.03    Riverton
39   02   176  1    $130,000. 5/1/96

CA   2    206910000431156     98   $21,516.86     36300 County   10.25%
12/1/10   69   $225000
95695     180  05   9431156   $22,000.  11/6/95   239.79    Woodland
45   01   172  1    $363,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000431157     98   $29,149.23     419 North      11.2%
4/1/11    90   $233600
90277     180  05   9431157   $29,200.  3/25/96   282.50    Redondo Beach
34   00   176  1    $292,000. 5/1/96

UT   2    249920000431158     98   $22,398.12     7376 South 2825
10.75%    3/1/11    91   $91129
84121     180  05   9431158   $22,450.  2/15/96   209.57    Salt
Lake City
33   02   175  1    $126,000. 4/1/96


CA   2    106920000431186     98   $13,083.61     5520 Shattuck  11.125%
5/1/11    90   $66000
94609     180  05   9431186   $13,200.  4/8/96    151.07    Oakland
45   00   177  1    $88,000.  6/1/96

CA   2    106990000431187     98   $34,782.67     1025 McNear    11.75%
5/1/11    89   $180000
94952     180  05   9431187   $35,000.  4/16/96   414.45    Petaluma
46   02   177  1    $242,000. 6/1/96


CA   2    106930000431188     98   $40,248.52     1591 Via Parque
11.75%    5/1/11    95   $216000
91360     180  03   9431188   $40,500.  4/15/96   479.57    Thousand Oaks
26   00   177  1    $270,000. 6/1/96


CA   2    106930000431189     98   $47,849.43     7439 Canyon    13.25%
5/1/11    98   $195267
92126     180  05   9431189   $48,500.  4/12/96   621.64    San
Diego
40   06   177  1    $251,000. 6/1/96

CA   2    206930000431194     98   $27,906.92     5492 Brae Burn
13.99%    6/1/11    89   $202056
90621     180  05   9431194   $28,000.  5/2/96    372.70    Buena Park
25   06   178  1    $260,000. 7/1/96


MI   1    226930000431204     98   $34,966.06     3334 Cody 13.55%
5/1/11    95   $0
48212     180  05   9431204   $35,150.  4/17/96   457.53    Detroit
22   02   177  1    $37,000.  6/1/96

CA   2    106930000431212     98   $49,933.64     22351 Ridgebrook
13.% 5/1/11    95   $371000
92692     180  03   9431212   $50,000.  4/17/96   557.99    Mission Viejo
42   01   177  1    $445,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CT   2    209930000431214     98   $27,340.91     57 Little Fawn      12.5%
  5/1/11    95   $143500
06484     180  05   9431214   $27,500.  4/22/96   338.94    Shelton
39   02   177  1    $180,000. 6/1/96

CT   2    209930000431215     98   $18,582.44     1617-1621 East
12.6%     5/1/11    95   $105600
06608     180  05   9431215   $19,800.  4/22/96   245.33    Bridgeport
28   01   177  1    $132,000. 6/1/96


CA   2    106920000431219     98   $40,229.06     633 Trumbull   10.95%
5/1/11    90   $202500
94947     180  03   9431219   $40,500.  4/4/96    459.05    Novato
26   00   177  1    $270,000. 6/1/96

CA   2    206930000431220     98   $20,693.65     1444 Oak Grove
12.% 5/1/11    88   $153962
90041     180  05   9431220   $22,000.  4/9/96    264.04    Los Angeles
40   06   177  1    $200,000. 6/1/96


CA   2    106930000431221     98   $27,231.84     2965 Cascade   11.875%
 5/1/11    95   $127000
94533     180  05   9431221   $27,400.  4/12/96   326.65    Fairfield
27   06   177  1    $163,000. 6/1/96


WA   2    153990000431222     98   $39,720.45     1010 E Walnut
10.475%   5/1/11    37   $1987
98031     180  05   9431222   $40,000.  4/17/96   441.54    Kent
44   01   177  1    $115,000. 6/1/96

DC   2    111920000431225     98   $20,670.04     613 Allison Street
11.75%    5/1/11    90   $104250
20017     180  05   9431225   $20,850.  4/16/96   246.89    N E
Washington
29   02   177  1    $139,000. 6/1/96


OH   2    139930000431231     98   $23,611.04     205 Crestwood  12.25%
 4/18/11   99   $95200
44012     180  05   9431231   $23,800.  4/18/96   289.48    Avon
Lake
28   06   176  1    $121,000. 5/18/96

MD   2    224920000431236     98   $37,010.79     8609 Long      11.4%
5/1/11    90   $148000
21045     180  03   9431236   $37,300.  4/16/96   433.37    Columbia
35   02   177  1    $207,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000431273     98   $45,600.69     519 El Portal  11.225%
5/1/11    90   $252000
94536     180  05   9431273   $45,900.  4/22/96   528.20    Fremont
39   02   177  1    $331,000. 6/1/96

CA   2    106990000431275     98   $34,768.75     28641 Shady    11.35%
5/1/11    89   $195000
92679     180  03   9431275   $35,000.  4/18/96   342.60    Trabuco Canyon

32   01   177  1    $260,000. 6/1/96


CA   2    106990000431276     98   $40,468.41     701 Peru AVE
12.475%   5/1/11    90   $204000
94112     180  05   9431276   $40,500.  4/19/96   431.45    San
Francisco
40   02   177  1    $272,000. 6/1/96

CA   2    206930000431280     98   $44,651.08     5566 Mountain  12.5%
5/1/11    95   $240000
92686     180  05   9431280   $45,000.  4/17/96   554.63    Yorba
Linda
33   02   177  1    $300,000. 6/1/96


MD   2    124990000431281     98   $28,661.58     8007 Mansion   12.25%
 5/1/11    100  $88500
21122     180  05   9431281   $29,000.  4/30/96   352.73    Pasadena
40   06   177  1    $118,000. 6/1/96


CA   2    106930000431283     98   $16,204.56     327 E Desert Falls
12.375%   5/1/11    96   $146502
92211     180  05   9431283   $16,300.  4/11/96   199.58    Palm
Desert
37   06   177  1    $170,000. 6/1/96

CA   2    106990000431285     98   $9,904.46 9732 Bartley   10.25%
5/1/11    80   $110000
90670     180  05   9431285   $10,000.  4/17/96   109.00    Santa
Fe Springs
43   02   177  1    $150,000. 6/1/96


CA   2    206930000431293     98   $34,677.65     20 Camberly    13.5%
4/24/11   94   $424900
92677     180  03   9431293   $35,000.  4/18/96   454.41    Laguna
Niguel
31   02   176  1    $490,000. 5/24/96

CA   2    206920000431299     98   $20,582.78     617 Las Arenas
12.725%   5/1/11    90   $103500
93312     180  05   9431299   $20,700.  4/22/96   258.17    Bakersfield
46   06   177  1    $138,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000431313     98   $35,226.88     21232 Limber   13.25%
5/1/11    95   $188000
92692     180  03   9431313   $35,250.  4/5/96    396.84    Mission Viejo
42   00   177  1    $235,000. 6/1/96

WA   2    153990000431314     98   $15,902.73     7913 46 AVE W
11.975%   5/1/11    93   $141456
98275     180  05   9431314   $16,000.  4/22/96   191.77    Mukilteo
41   06   177  1    $170,000. 6/1/96


CA   2    106920000431315     98   $37,411.71     23460 Jonathan
11.25%    5/1/11    90   $187400
91304     180  05   9431315   $37,450.  4/5/96    363.74    Canoga Park
Area
41   00   177  1    $249,900. 6/1/96

IN   2    118930000431317     98   $21,871.49     1961 Aspen Court
12.4%     5/2/11    96   $88000
46307     180  03   9431317   $22,000.  5/2/96    269.73    Crown Point
31   06   177  1    $115,000. 6/2/96


CA   2    106920000431318     98   $47,154.3 137 Third Street    11.5%
5/1/11    88   $207000
93463     180  05   9431318   $47,200.  4/8/96    467.42    Solvang
28   01   177  1    $290,000. 6/1/96


CA   2    106920000431319     98   $44,958.79     1667      11.75%
5/1/11    90   $360000
90019     180  05   9431319   $45,000.  4/5/96    454.23    Los Angeles
27   06   177  1    $450,000. 6/1/96

CA   2    106930000431320     98   $34,814.17     15022 Weeks    13.5%
5/1/11    95   $180500
90638     180  05   9431320   $35,000.  4/5/96    454.41    Lamirada
40   06   177  1    $227,000. 6/1/96


FL   2    212920000431322     98   $74,465.3 2850 Ne 9th Court   12.1%
5/1/11    90   $487154
33062     180  05   9431322   $74,550.  4/25/96   772.57    Pompano Beach

44   06   177  1    $625,000. 6/1/96

CA   2    206920000431325     98   $36,576.16     1619 Hallbrook
11.475%   5/1/11    90   $183750
95124     180  05   9431325   $36,750.  4/19/96   363.23    San
Jose
45   01   177  1    $245,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    241930000431326     98   $24,841.41     3077 Sorenson  11.85%
5/1/11    100  $67740
97303     180  05   9431326   $25,000.  4/19/96   297.63    Salem
46   06   177  1    $93,000.  6/1/96

CA   2    106930000431327     98   $42,996.48     15 Wrangler Court
12.25%    5/1/11    95   $231550
92679     180  03   9431327   $43,400.  4/10/96   527.87    Trabuco Canyon

42   00   177  1    $289,447. 6/1/96


CA   2    106920000431328     98   $23,861.13     9943 Parkinson
12.5%     5/1/11    90   $120000
90605     180  05   9431328   $24,000.  4/3/96    295.81    Whittier
49   06   177  1    $160,000. 6/1/96

FL   2    212910000431329     98   $40,683.32     4114 N W 4th   9.375%
5/1/11    80   $63000
33126     180  05   9431329   $41,000.  4/18/96   425.05    Miami
18   06   177  1    $130,000. 6/1/96


FL   2    112990000431352     98   $14,913.03     3310 Dupree AVE
12.475%   5/1/11    93   $62000
32806     180  05   9431352   $15,000.  4/19/96   184.63    Orlando
42   03   177  1    $83,000.  6/1/96


CA   2    106990000431367     98   $49,948.67     19764 Ahwanee  11.23%
  5/1/11    90   $257175
91326     180  03   9431367   $50,000.  4/20/96   484.87    Los
42   00   177  1    $342,902. 6/1/96

CT   2    209930000431372     98   $29,817.6 9 High View    11.975%
5/1/11    98   $140000
06801     180  05   9431372   $30,000.  4/19/96   359.57    Bethel
43   06   177  1    $175,000. 6/1/96


FL   2    112990000431374     98   $59,012.31     12720 Drake LN
10.475%   5/1/11    80   $455000
33410     180  05   9431374   $60,000.  4/25/96   662.31    Palm
Beach
32   06   177  1    $650,000. 6/1/96

CA   2    206920000431375     98   $19,821.61     4515 West      11.%
5/1/11    90   $126700
93536     180  05   9431375   $20,000.  4/5/96    227.32    Lancaster
Area
38   06   177  1    $163,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000431377     98   $28,509.1 50 Arabian Way 12.%
5/1/11    93   $151670
95066     180  03   9431377   $28,700.  4/2/96    344.45    Scotts Valley
43   06   177  1    $195,000. 6/1/96

CA   2    206920000431378     98   $24,439.95     1933 West 42nd
11.25%    5/1/11    90   $123750
90062     180  05   9431378   $24,600.  4/5/96    283.48    Los Angeles
45   06   177  1    $165,000. 6/1/96


MD   2    124930000431389     98   $41,476.41     2380 Ponds     12.4%
5/1/11    100  $123384
20639     180  05   9431389   $42,000.  4/19/96   514.93    Huntingtown
44   02   177  1    $165,500. 6/1/96

MD   2    124930000431390     98   $19,841.95     6126 Potomac DR
12.3%     5/1/11    95   $112000
21782     180  05   9431390   $20,000.  4/22/96   243.91    Sharpsburg
45   02   177  1    $140,000. 6/1/96


MD   2    124930000431392     98   $49,608.62     238 Bayard Road
12.4%     5/1/11    99   $131683
20711     180  05   9431392   $50,000.  4/12/96   613.01    Lothian
39   02   177  1    $185,000. 6/1/96


GA   2    113930000431397     98   $26,202.89     2661      12.9%
4/24/11   95   $102769
30136     180  05   9431397   $26,400.  4/19/96   332.29    Duluth
44   06   176  1    $136,000. 5/24/96

CA   2    206930000431400     98   $12,934.86     424 Poinsettia      14.%
5/15/11   100  $51766
93307     180  05   9431400   $13,000.  4/26/96   173.13    Bakersfield
39   02   177  1    $65,000.  6/15/96


CA   2    106990000431409     98   $59,365.36     58 MANCERA
12.875%   5/1/11    93   $263000
92688     180  03   9431409   $60,000.  4/22/96   754.22    RANCHO
45   03   177  1    $350,000. 6/1/96

CA   2    206920000431410     98   $49,733.26     5006 Pendleton
13.35%    5/1/11    89   $436191
90056     180  05   9431410   $50,000.  4/17/96   644.18    Los
Angeles
45   06   177  1    $550,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000431411     98   $31,218.61     2781 Quail ST  12.6%
5/1/11    90   $157500
95616     180  05   9431411   $31,500.  4/12/96   390.30    Davis
34   06   177  1    $210,000. 6/1/96

CA   2    206910000431412     98   $81,266.98     611 Pico Avenue
10.975%   5/1/11    80   $197624
94403     180  05   9431412   $82,000.  4/22/96   930.72    San
Mateo
47   06   177  1    $350,000. 6/1/96


CT   2    209920000431417     98   $29,804.36     38 Gray Birch  11.225%
5/1/11    83   $290000
06903     180  05   9431417   $30,000.  4/25/96   345.23    Stamford
36   06   177  1    $387,000. 6/1/96

CT   2    209930000431419     98   $49,823.61     94-801 Southfield
13.475%   6/1/11    93   $163000
06902     180  01   9431419   $50,000.  4/30/96   648.33    Stamford
33   06   178  1    $230,000. 7/1/96


UT   2    249930000431421     98   $49,710.38     3521 South     12.725%
5/1/11    92   $100733
84109     180  05   9431421   $50,000.  4/22/96   623.60    Salt
Lake City
41   06   177  1    $165,000. 6/1/96


IN   2    118930000431487     98   $27,241.54     1491 Michigan  12.4%
4/19/11   100  $85529
46131     180  05   9431487   $27,470.  4/19/96   336.79    Franklin
32   06   176  1    $113,000. 5/19/96

UT   2    149920000431492     98   $16,890.69     5810 North Fork
11.375%   4/24/11   90   $86850
84310     180  05   9431492   $17,000.  4/24/96   197.24    Liberty
21   06   176  1    $115,800. 5/24/96


CA   2    206910000431506     98   $19,808.52     5248 East      10.225%
5/1/11    41   $47035
90815     180  05   9431506   $20,000.  4/19/96   217.68    Long
Beach
41   06   177  1    $165,000. 6/1/96

CA   2    206920000431510     98   $31,737.45     31850 Red      11.9%
5/1/11    90   $114554
92544     180  05   9431510   $32,000.  4/10/96   382.00    Hemet
50   06   177  1    $164,500. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CT   2    209920000431512     98   $23,843.87     36 Basswood    11.25%
5/1/11    90   $122250
06471     180  05   9431512   $24,000.  4/23/96   276.56    North
Branford
35   02   177  1    $163,000. 6/1/96

UT   2    149990000431515     98   $28,324.7 5775 S    11.85%    5/1/11
88   $77495
84118     180  05   9431515   $28,500.  4/22/96   339.30    Salt
Lake City
33   02   177  1    $121,000. 6/1/96


VA   2    151930000431526     98   $49,805.02     3709 Cameron   12.33%
 6/1/11    100  $234742
22305     180  05   9431526   $50,000.  5/7/96    610.74    Alexandria
21   06   178  1    $285,000. 7/1/96

OH   2    139930000431625     98   $37,233.82     6589 Miami     12.3%
4/24/11   98   $160500
45140     180  05   9431625   $40,150.  4/24/96   489.65    Loveland
39   06   176  1    $205,000. 5/24/96


CA   2    206930000431626     98   $47,052.77     2027 Greenleaf
13.1%     5/1/11    95   $204307
92706     180  05   9431626   $47,400.  4/23/96   602.85    Santa
Ana
47   06   177  1    $265,000. 6/1/96


UT   2    149920000431635     98   $51,546.8 1457 West 8660      11.25%
4/3/11    85   $49997
84088     180  05   9431635   $52,000.  4/3/96    599.22    West Jordan
48   06   176  1    $121,000. 5/3/96

UT   2    249930000431648     98   $32,205.3 112 East 1000  12.725%
5/1/11    96   $121500
84037     180  05   9431648   $32,600.  4/22/96   406.59    Kaysville
25   02   177  1    $162,000. 6/1/96


AZ   2    104920000431657     98   $19,415.4 8601 East Osborn
11.075%   5/1/11    88   $97601
85251     180  05   9431657   $20,000.  4/3/96    228.26    Scotts Dale
45   06   177  1    $135,000. 6/1/96

CA   2    106990000431666     98   $68,777.3 1030 WALLACE   12.7%
5/1/11    100  $219769
95120     180  05   9431666   $70,000.  4/22/96   871.90    SAN
JOSE
34   02   177  1    $290,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    253930000431685     98   $26,764.7 14022 35th     11.25%
4/1/11    100  $117042
98125     180  05   9431685   $27,000.  3/15/96   311.13    Seattle
41   06   176  1    $145,000. 5/1/96

WA   2    253930000431686     98   $36,621.48     115 146th Street
11.98%    4/1/11    100  $147665
98037     180  05   9431686   $37,000.  3/15/96   443.59    Lynnwood
43   06   176  1    $186,000. 5/1/96


WA   2    253930000431687     98   $41,271.77     5717 South     12.31%
4/1/06    98   $95078
98409     120  05   9431687   $42,000.  3/11/96   610.13    Tacoma
27   06   116  1    $140,000. 5/1/96

CA   2    106920000431709     98   $75,848.54     801 18th Street     11.5%
   5/1/11    90   $612000
90266     180  05   9431709   $76,500.  4/19/96   893.67    Manhattan
Beach
45   00   177  1    $765,000. 6/1/96


CA   2    206920000431711     98   $26,152.21     21254 East Fort
11.15%    5/1/11    86   $272972
91789     180  05   9431711   $27,000.  4/9/96    309.43    Walnut
33   06   177  1    $350,000. 6/1/96


CA   2    206930000431712     98   $41,463.28     1390 East Juana
12.7%     5/1/11    95   $222400
94577     180  05   9431712   $41,700.  4/22/96   519.40    San
Leandro
41   00   177  1    $278,000. 6/1/96

CA   2    206920000431713     98   $24,694.44     2849 Camarillo
11.975%   5/1/11    90   $92000
95833     180  05   9431713   $25,000.  4/23/96   299.64    Sacramento
42   01   177  1    $130,000. 6/1/96


ID   2    116990000431714     98   $11,314.75     125 N 13th ST  12.925%
4/24/11   100  $43019
83647     180  05   9431714   $11,400.  4/18/96   143.68    Mountain Home

38   02   176  1    $54,500.  5/24/96

CA   2    106930000431731     97   $32,500.  2065 South Gail     13.6%
6/1/11    95   $148000
92802     180  05   9431731   $32,500.  4/29/96   424.12    Anaheim
43   03   178  1    $190,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000431747     98   $29,900.28     15011 Ramona   13.99%
  6/1/11    84   $62178
92307     180  05   9431747   $30,000.  4/24/96   399.32    Apple
Valley
43   02   178  1    $110,000. 7/1/96

CA   2    106990000431749     98   $16,439.68     3015 55 Th AVE 14.%
5/22/11   95   $166841
94605     180  05   9431749   $16,500.  5/3/96    219.74    Oakland
49   03   177  1    $194,000. 6/22/96


CA   2    106920000431750     98   $42,998.07     2210 Camino A  10.5%
 5/1/11    90   $346400
94025     180  05   9431750   $43,300.  4/25/96   478.64    Menlo
Park
40   00   177  1    $435,000. 6/1/96

CA   2    106930000431757     98   $37,079.9 299 Salisbury  12.4%
6/1/11    95   $198400
93117     180  05   9431757   $37,200.  5/1/96    394.14    Goleta
33   06   178  1    $248,000. 7/1/96


CA   2    106990000431759     98   $12,442.18     20902 Clarin ST
11.6%     6/1/11    80   $187500
91364     180  05   9431759   $12,450.  4/23/96   124.24    Woodland Hills

40   06   178  1    $250,000. 7/1/96


CA   2    206920000431760     98   $42,231.55     16 Stirrup Road
11.6%     5/1/11    90   $340000
90274     180  05   9431760   $42,500.  4/23/96   499.19    Ranchos Palos
45   00   177  1    $425,000. 6/1/96

CA   2    206920000431772     98   $19,623.05     874 North Rose
10.85%    5/1/06    78   $132689
92027     120  05   9431772   $20,000.  4/2/96    273.80    Escondido
31   01   117  1    $198,000. 6/1/96


CA   2    206930000431774     98   $27,772.41     34835 Hollyhock
12.% 5/1/11    94   $173157
94587     180  05   9431774   $28,000.  4/3/96    336.05    Union City
41   06   177  1    $215,000. 6/1/96

DC   2    111920000431785     98   $49,936.55     2314 20th Street
10.25%    5/1/11    90   $399000
20009     180  07   9431785   $50,000.  4/26/96   448.05    Washington
50   06   177  1    $500,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000431794     98   $36,372.74     13480 Lake     11.75%
5/1/11    95   $195200
22071     180  03   9431794   $36,600.  4/26/96   433.39    Herndon
40   00   177  1    $244,000. 6/1/96

VA   2    151930000431795     98   $21,723.87     7968 Flager Circle
11.625%   5/1/11    95   $116000
22110     180  07   9431795   $21,750.  4/30/96   217.47    Manassas
35   00   177  1    $145,000. 6/1/96


VA   2    151930000431797     98   $31,168.11     1723 North Glebe
11.25%    5/1/11    95   $166400
22207     180  05   9431797   $31,200.  4/25/96   303.03    Arlington
46   00   177  1    $209,500. 6/1/96

UT   2    149990000431798     98   $28,618.8 1799 W 150 N   11.8%
5/1/11    88   $79432
84105     180  05   9431798   $28,800.  4/25/96   341.95    WESTPOINT
37   02   177  1    $123,000. 6/1/96


OH   2    139930000431800     98   $24,329.61     2553 Gasser Blvd
11.% 5/30/09   95   $97105
44116     180  05   9431800   $26,000.  5/24/94   295.52    Rocky
River
36   06   153  1    $130,500. 6/30/94


CT   2    109930000431802     98   $23,541.62     42 E Hill Rd   11.75%
6/28/09   93   $131748
06478     180  05   9431802   $25,000.  6/23/94   296.03    Oxford
38   06   154  1    $170,000. 7/28/94

RI   2    144930000431803     98   $21,299.38     122 Cady St    11.75%
6/24/09   95   $88733
02895     180  05   9431803   $23,200.  6/20/94   274.72    Woonsocket
28   06   154  1    $118,000. 7/24/94


WA   2    153930000431804     98   $17,740.85     13918 Nw 55th  11.75%
  7/15/09   92   $107845
98332     180  05   9431804   $20,000.  7/11/94   236.83    Gig
Harbor
28   06   155  1    $140,000. 8/15/94

PA   2    142930000431805     98   $6,535.14 64 Basswood Rd 11.887%
7/30/99   100  $62924
19057     60   05   9431805   $10,000.  7/25/94   221.88    Levittown
33   06   35   1    $73,000.  8/30/94






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NV   2    132930000431807     98   $21,668.67     3929 Parker Ln 12.%
7/29/09   98   $57750
89115     176  05   9431807   $23,000.  7/25/94   276.04    Las
Vegas
40   06   155  1    $82,500.  12/29/94

NJ   2    134930000431808     98   $19,431.27     29 Mayapple Rd 12.95%
 7/19/09   93   $101118
08081     180  05   9431808   $20,500.  7/14/94   258.70    Glouchester
26   06   155  1    $132,000. 8/19/94


NJ   2    134930000431809     98   $23,813.75     6 Gladstone Rd 13.5%
8/19/09   95   $111922
08053     180  05   9431809   $25,000.  8/15/94   324.58    Marlton
39   06   156  1    $145,000. 9/19/94

MO   2    129930000431810     98   $38,118.57     2748 Barrett   12.4%
8/9/09    100  $173400
63021     180  05   9431810   $41,350.  8/4/94    506.96    Manchester
38   06   156  1    $216,750. 9/9/94


MA   2    125930000431811     98   $14,221.73     65 Highfield Rd     12.%
8/30/09   101  $125310
02169     180  05   9431811   $15,000.  8/26/94   180.03    Quincy
36   06   156  1    $140,000. 9/30/94


MD   2    124930000431812     98   $23,809.02     14469 Bittersweet
12.9%     8/29/09   99   $157283
20637     180  05   9431812   $25,000.  8/23/94   314.67    Hughesville
37   06   156  1    $185,000. 9/29/94

MO   2    129930000431813     98   $23,649.96     2313 Blue Heron
12.% 8/22/09   101  $58600
63031     180  05   9431813   $25,000.  8/17/94   300.05    Florissant
39   06   156  1    $83,500.  9/22/94


CT   2    109930000431814     98   $23,660.72     11 Marbar Rd   12.%
8/17/09   95   $116731
06405     180  05   9431814   $25,000.  8/12/94   300.04    Branford
38   06   156  1    $150,000. 9/17/94

RI   2    144930000431815     98   $23,657.08     210 Old Mill Rd     11.5%
   9/1/09    99   $107832
02813     180  05   9431815   $25,000.  8/26/94   292.05    Charlestown
33   06   157  1    $135,000. 10/1/94






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
RI   2    144930000431816     98   $23,684.41     40 Paula Dr    12.3%
8/19/09   95   $119972
02830     180  05   9431816   $25,000.  8/15/94   304.88    Burrillville
37   06   156  1    $153,000. 9/19/94

NJ   2    134930000431817     98   $23,649.96     27 Foxhollow Rd     12.%
8/24/09   93   $130746
07827     180  05   9431817   $25,000.  8/19/94   300.05    Montague
25   06   156  1    $168,000. 9/24/94


FL   2    112930000431819     98   $12,918.82     5207 St Lucia Dr    12.%
9/6/09    100  $73072
33813     180  05   9431819   $13,927.  8/31/94   167.15    Lakeland
40   06   157  1    $87,000.  10/6/94

CO   2    108930000431820     98   $18,730.63     262 Grant St   12.%
9/19/09   94   $67173
80520     180  05   9431820   $20,000.  9/14/94   240.04    Firestone
26   06   157  1    $93,000.  10/19/94


MA   2    125930000431821     98   $23,692.87     49 Cleveland Ave
12.% 9/27/09   92   $106857
02149     180  05   9431821   $25,000.  9/22/94   300.05    Everett
32   06   157  1    $144,000. 10/27/94


FL   2    112930000431822     98   $19,875.29     658 Westchester     12.%
9/21/09   100  $119000
32724     180  05   9431822   $21,000.  9/16/94   252.04    Deland
33   06   157  1    $140,000. 10/21/94

CT   2    109930000431823     98   $11,416.87     25 Terra Rd    11.5%
9/1/09    99   $126864
06062     180  05   9431823   $16,000.  8/26/94   186.91    Plainville
34   06   157  1    $145,000. 10/1/94


OR   2    141930000431824     98   $22,114.67     12550 Se Kelly St
12.% 10/5/09   100  $56625
97236     180  05   9431824   $23,300.  10/3/94   279.64    Portland
40   06   158  1    $80,000.  11/5/94

CT   2    109930000431825     98   $23,657.08     10 Sunrise Dr  11.5%
9/26/09   95   $95673
06790     180  05   9431825   $25,000.  9/21/94   292.05    Torrington
35   06   157  1    $128,000. 10/26/94






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    108930000431826     98   $16,431.  2422 S Gray Dr 12.%
11/1/09   92   $122093
80227     180  05   9431826   $25,000.  10/25/94  300.05    Lakewood
40   06   159  1    $161,000. 12/1/94

IL   2    117930000431827     98   $15,405.5 403 Krause Ave 12.%
10/21/09  97   $86037
60107     180  05   9431827   $16,500.  10/17/94  198.03    Streamwood
40   06   158  1    $106,000. 11/21/94


RI   2    144930000431828     98   $23,836.86     7 Dwight St    12.%
10/30/09  99   $109285
02921     180  05   9431828   $25,000.  10/26/94  300.05    Cranston
34   06   158  1    $136,000. 11/30/94

CT   2    109930000431829     98   $16,424.65     120 Evergreen Rd
11.75%    10/4/09   100  $120975
06416     180  05   9431829   $20,000.  9/29/94   236.83    Cromwell
17   06   158  1    $141,000. 11/4/94


OH   2    139930000431830     98   $16,909.08     801 Glenhurst Rd
11.75%    10/27/09  99   $75200
44095     180  05   9431830   $17,800.  10/22/94  210.78    Willowick
25   06   158  1    $94,000.  11/27/94


MD   2    124930000431831     98   $15,087.69     1452 Barrett Rd     12.%
11/14/09  100  $88822
21207     180  05   9431831   $16,000.  11/8/94   192.03    Baltimore
39   06   159  1    $105,000. 12/14/94

FL   2    112930000431832     98   $23,685.36     2200      12.% 11/4/09
94   $62497
34624     180  05   9431832   $25,000.  10/31/94  300.05    Clearwater
39   06   159  1    $94,000.  12/4/94


FL   2    112930000431833     98   $6,975.26 1605 Americus  12.25%
12/7/04   100  $32800
32507     120  05   9431833   $8,200.   12/2/94   118.84    Pensacola
37   06   100  1    $41,000.  1/7/95

AZ   2    104930000431834     98   $17,170.26     7901 N 109th Ave
12.25%    11/22/09  99   $57000
85307     180  05   9431834   $18,000.  11/17/94  218.94    Glendale
19   06   159  1    $76,000.  12/22/94






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000431835     98   $13,441.32     24940 Cologne Dr
13.75%    11/23/09  99   $104778
92544     180  05   9431835   $14,000.  11/18/94  184.10    Hemet
28   06   159  1    $120,000. 12/23/94

IN   2    118930000431836     98   $18,335.08     7510 Indian Lake
11.75%    12/14/09  100  $76800
46236     180  05   9431836   $19,200.  12/9/94   227.36    Indianapolis
33   06   160  1    $96,000.  1/14/95


FL   2    112930000431837     98   $23,921.71     23151 Wilkinson
12.25%    12/8/09   98   $53183
33980     180  05   9431837   $25,000.  12/3/94   304.08    Port
Charlotte
40   06   160  1    $80,000.  1/8/95

MI   2    126930000431838     98   $20,072.92     11694 Maxfield
11.75%    12/27/09  97   $158000
48353     180  05   9431838   $21,000.  12/22/94  248.67    Hartland
37   06   160  1    $186,000. 1/27/95


VA   2    151930000431839     98   $19,146.26     1015 York Dr   12.55%
12/19/09  95   $97756
23320     180  05   9431839   $20,000.  12/13/94  247.16    Chesapeake
29   06   160  1    $124,100. 1/19/95


FL   2    112930000431840     98   $16,737.14     186 Tortuga Ct 12.75%
1/23/10   95   $68399
33837     180  05   9431840   $17,500.  1/17/95   218.55    Davenport
42   06   161  1    $90,500.  2/23/95

IL   2    117930000431841     98   $11,673.81     605 Riggin Rd  12.25%
12/27/09  100  $63190
62294     180  05   9431841   $12,200.  12/20/94  148.39    Troy
35   06   160  1    $75,400.  1/27/95


VA   2    151930000431842     98   $22,383.15     530 Blount Pt Rd
12.95%    12/27/09  100  $71225
23606     180  05   9431842   $23,275.  12/20/94  293.72    Newport News

26   06   160  1    $94,500.  1/27/95

IL   2    117930000431843     98   $17,115.95     1105 Oakland   11.349%
1/6/03    99   $49407
60435     96   05   9431843   $19,750.  12/31/94  313.99    Joliet
39   06   77   1    $70,000.  2/6/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112930000431844     98   $14,895.48     1415 Arden Ave 12.75%
 1/17/10   100  $70383
34615     180  05   9431844   $15,500.  1/11/95   193.57    Clearwater
33   06   161  1    $86,000.  2/17/95

CT   2    109930000431845     98   $20,254.31     35 Cir Dr 11.75%
12/27/09  99   $77810
06278     180  05   9431845   $22,500.  12/21/94  266.43    Ashford
35   06   160  1    $102,000. 1/27/95


NC   2    137930000431846     98   $14,375.06     8113 Round Oak
12.% 2/3/10    98   $77339
27604     180  05   9431846   $15,000.  1/27/95   180.03    Raleigh
32   06   162  1    $95,000.  3/3/95

CT   2    109930000431848     98   $24,947.61     65 Scarboro Rd 11.75%
12/23/04  100  $125426
06248     120  05   9431848   $29,000.  12/19/94  411.89    Hebron
32   06   100  1    $155,000. 1/23/95


UT   2    149930000431849     98   $24,018.27     1556 E 8685 S  12.%
2/1/10    96   $128000
84093     180  05   9431849   $25,000.  1/26/95   300.05    Sandy
38   06   162  1    $160,000. 3/1/95


UT   2    149930000431851     98   $24,018.21     6056 S 3050 W  12.%
2/13/10   99   $53624
84067     180  05   9431851   $25,000.  2/3/95    300.05    Roy
32   06   162  1    $80,000.  3/13/95

IL   2    117930000431853     98   $16,360.14     932 Rosewood Ct
12.75%    2/28/10   95   $123509
60103     180  05   9431853   $17,500.  2/23/95   218.55    Bartlett
36   06   162  1    $150,000. 3/28/95


AL   2    101930000431854     98   $11,528.65     1456 Kelly Dr  12.%
2/27/10   100  $48000
35124     168  05   9431854   $12,000.  2/21/95   144.03    Pelham
27   06   162  1    $60,000.  3/27/96

FL   2    112930000431855     98   $13,484.71     4812 Alvarado Dr
12.75%    2/28/10   98   $56000
33634     180  05   9431855   $14,000.  2/23/95   174.84    Tampa
24   06   162  1    $72,000.  3/28/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
SC   2    145930000431856     98   $30,326.57     201 Creek Dr   15.2%
2/28/10   100  $73308
29642     180  05   9431856   $31,200.  2/23/95   440.95    Easley
33   06   162  1    $105,000. 3/28/95

FL   2    112930000431857     98   $23,775.18     6300 Anchor Ln 12.%
9/30/09   99   $132000
32955     180  05   9431857   $25,000.  9/26/94   300.05    Rockledge
40   06   157  1    $160,000. 10/30/94


FL   2    112930000431858     98   $14,265.13     824 Bahama Dr  12.%
10/26/09  100  $60000
32301     180  05   9431858   $15,000.  10/21/94  180.03    Tallahassee
40   06   158  1    $75,000.  11/26/94

WA   2    153930000431859     98   $32,990.56     5115 S Orchard St
11.5%     4/4/10    92   $106031
98119     180  05   9431859   $34,250.  3/31/95   400.11    Seattle
33   06   164  1    $153,000. 5/4/95


WA   2    153920000431860     98   $46,824.42     12725 Robinhood
12.% 3/24/10   91   $123750
98290     180  05   9431860   $48,500.  3/20/95   582.09    Snohomish
44   06   163  1    $190,000. 4/24/95


FL   2    112930000431861     98   $18,314.29     38525 Otis Allen
12.25%    3/27/10   100  $54000
33540     180  05   9431861   $19,000.  3/22/95   231.10    Zephyrhills
26   06   163  1    $73,000.  4/27/95

NJ   2    134930000431863     98   $20,266.15     23 Bailey Ave  13.5%
4/19/10   100  $97207
08755     180  05   9431863   $22,793.  4/14/95   295.93    Toms
River
37   06   164  1    $120,000. 5/19/95


AL   2    101930000431865     98   $7,822.87 6833 Smithtown      13.5%
7/31/10   100  $30970
36613     176  05   9431865   $8,000.   7/26/95   103.87    Eight
Mile
36   06   167  1    $39,000.  12/31/95

NJ   2    134930000431866     98   $23,020.71     1585 Deer      12.5%
2/28/10   93   $102231
08753     180  05   9431866   $23,280.  2/22/95   295.81    Toms
River
40   06   162  1    $135,000. 3/28/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000431867     98   $24,198.28     3058 Deepwater
13.5%     5/30/10   101  $92334
21040     180  05   9431867   $24,900.  5/24/95   323.28    Edgewood
22   06   165  1    $117,000. 6/30/95

GA   2    113930000431868     98   $19,440.07     Rt 5 Box 657   13.1%
6/2/10    100  $35013
31408     180  05   9431868   $21,700.  5/29/95   275.99    Savannah
36   06   166  1    $57,000.  7/2/95


NJ   2    134930000431870     98   $18,230.97     108 Conifer Dr 12.7%
5/16/10   99   $106200
08742     180  05   9431870   $18,800.  5/11/95   234.17    Pt
Pleasant Bea
29   06   165  1    $127,000. 6/16/95

CT   2    109930000431871     98   $16,068.82     90 River Trail Rd
13.5%     6/8/10    98   $80600
06488     180  05   9431871   $16,500.  6/3/95    214.23    Southbury
46   06   166  1    $100,000. 7/8/95


CA   2    106930000431872     98   $120.26   19228 Willow Ln     14.5%
5/22/02   94   $246500
95476     84   05   9431872   $10,000.  5/17/95   190.18    Sonoma
41   06   69   1    $275,000. 6/22/95


CA   2    106930000431873     98   $19,400.7 13951 Florine  14.175%
5/1/10    100  $122250
90723     180  05   9431873   $20,000.  4/21/95   268.71    Paramount
38   06   165  1    $143,000. 6/1/95

NJ   2    134930000431875     98   $32,012.58     207h Mullica   12.%
6/12/10   92   $151200
08062     180  05   9431875   $33,000.  6/6/95    396.06    South
Harrison
30   06   166  1    $202,000. 7/12/95


VA   2    151930000431876     98   $16,796.83     304 Snead      12.99%
6/14/05   98   $103692
23701     120  05   9431876   $17,900.  6/9/95    267.17    Portsmouth
30   06   106  1    $124,500. 7/14/95

NY   2    136930000431877     98   $17,858.34     28 Alhambra Rd 12.2%
 6/1/10    91   $109600
11510     180  05   9431877   $18,400.  5/25/95   223.21    Baldwin
45   06   166  1    $141,000. 7/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
PA   2    142930000431879     98   $26,086.97     6226 Lindburgh
15.7%     5/22/10   101  $26326
19142     180  05   9431879   $26,700.  5/16/95   386.58    Philadelphia
40   06   165  1    $53,000.  6/22/95

IL   2    117930000431880     98   $24,357.23     321 N Elm St 7 14.8%
5/15/10   99   $69000
61031     180  05   9431880   $25,000.  5/9/95    346.48    Franklin Gr
44   06   165  1    $95,000.  6/15/95


CA   2    106930000431881     98   $24,156.71     21143 Elder    13.7%
5/1/10    100  $212150
91350     180  05   9431881   $25,000.  4/24/95   327.91    Saugus
43   06   165  1    $238,000. 6/1/95

RI   2    144930000431882     98   $29,132.94     3 Dinaro Dr    13.%
6/14/10   95   $140000
02917     180  05   9431882   $30,000.  6/9/95    379.58    Smithfield
42   06   166  1    $180,000. 7/14/95


IL   2    117930000431883     98   $10,695.94     721 Randle St  12.%
7/18/10   95   $43800
62025     180  05   9431883   $11,000.  7/13/95   132.02    Edwardsville
35   06   167  1    $58,000.  8/18/95


MD   2    124930000431884     98   $27,378.67     9417 Surratts  15.7%
5/24/10   101  $180950
20735     180  05   9431884   $30,000.  5/19/95   434.36    Clinton
39   06   165  1    $209,000. 6/24/95

MA   2    125930000431886     98   $15,184.69     34 Prairie Ave 12.9%
5/30/10   91   $237500
02158     180  05   9431886   $15,650.  5/25/95   196.99    Newton
31   06   165  1    $280,000. 6/30/95


FL   2    112930000431887     98   $12,660.29     814 S Pearl St 13.5%
6/23/10   100  $59000
32720     180  05   9431887   $13,000.  6/19/95   168.79    Deland
33   06   166  1    $72,000.  7/23/95

OH   2    139930000431888     98   $7,967.4  845 W 17th St  12.6%
6/6/10    100  $32800
44052     180  05   9431888   $8,200.   6/1/95    101.61    Lorain
40   06   166  1    $41,000.  7/6/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NJ   2    134930000431890     98   $5,952.37 31 Kanabe Dr   13.1%
6/21/10   101  $77942
08060     180  05   9431890   $6,124.   6/16/95   77.89     Mount
Holly
30   06   166  1    $84,000.  7/21/95

MD   2    124930000431891     98   $11,188.52     3522 Sussex Rd 12.6%
 6/30/10   100  $72000
21207     180  05   9431891   $13,000.  6/26/95   161.08    Baltimore
37   06   166  1    $85,000.  7/30/95


AL   2    101930000431892     98   $34,204.3 Rt 1 Box 90    15.% 6/21/10
96   $33932
36553     180  05   9431892   $35,000.  6/16/95   489.86    McIntosh
30   06   166  1    $72,000.  7/21/95

NC   2    137930000431893     98   $13,142.27     1632 Rosewood  13.1%
 6/21/05   92   $70884
27801     121  05   9431893   $14,000.  6/16/95   209.87    Rocky
Mount
37   06   106  1    $92,500.  6/21/95


VA   2    151930000431894     98   $13,572.94     438 Mishannock
13.3%     6/1/10    100  $97947
23323     180  05   9431894   $14,000.  5/25/95   179.91    Chesapeake
35   06   166  1    $112,000. 7/1/95


NJ   2    134930000431895     98   $13,571.92     128 Kohler Ave 13.1%
6/9/10    100  $74043
08004     180  05   9431895   $13,950.  6/5/95    177.43    Atco
40   06   166  1    $88,000.  7/9/95

GA   2    113930000431896     98   $18,444.9 486 Stone Mill      13.1%
6/19/10   100  $76000
30058     180  05   9431896   $19,000.  6/13/95   241.65    Lithonia
35   06   166  1    $95,000.  7/19/95


NC   2    137930000431897     98   $22,323.92     1523 Mason Rd  12.6%
 6/30/10   100  $92400
27712     180  05   9431897   $23,000.  6/26/95   284.98    Durham
43   06   166  1    $115,500. 7/30/95

CA   2    106930000431898     98   $22,460.39     2025 7th St    13.8%
7/1/10    92   $62683
95326     180  05   9431898   $23,000.  6/1/95    303.22    Hughson
44   06   167  1    $94,000.  8/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OH   2    139930000431901     98   $12,227.51     8113 Farmers Rd
12.6%     6/9/10    100  $50400
45159     180  05   9431901   $12,600.  6/5/95    156.12    New Vienna
40   06   166  1    $63,000.  7/9/95

AL   2    101930000431902     98   $15,334.58     63 S Julia St  13.%
5/30/10   100  $63200
36604     180  05   9431902   $15,800.  5/25/95   199.91    Mobile
42   06   165  1    $79,000.  6/30/95


FL   2    112930000431903     98   $22,814.28     14633 Astina Way
13.1%     6/12/10   100  $147544
32837     180  05   9431903   $23,455.  6/7/95    298.31    Orlando
29   06   166  1    $171,000. 7/12/95

OH   2    139930000431905     98   $21,959.21     65 E Liberty St     12.6%
   6/9/10    100  $90400
44444     180  05   9431905   $22,600.  6/5/95    280.03    Newton Falls
43   06   166  1    $113,000. 7/9/95


NV   2    132930000431906     98   $24,309.05     1800 Ginger Tree
13.7%     6/1/10    99   $66951
89104     180  05   9431906   $25,000.  5/25/95   327.91    Las
Vegas
37   06   166  1    $93,000.  7/1/95


IL   2    117930000431907     98   $18,851.3 2021 Edinburgh      13.1%
6/14/10   95   $128595
60504     180  05   9431907   $19,400.  6/9/95    246.74    Aurora
42   06   166  1    $157,000. 7/14/95

RI   2    144930000431908     98   $14,618.19     42 Beatrice St 14.2%
5/17/10   101  $90990
02891     180  05   9431908   $15,161.51     5/12/95   203.96    Westerly
37   06   165  1    $106,000. 6/17/95


CA   2    106930000431909     98   $12,514.13     1087 Rodeo     13.5%
6/26/10   99   $180689
92028     180  05   9431909   $12,850.  6/20/95   166.84    Fallbrook
43   06   166  1    $196,000. 7/26/95

AL   2    101930000431910     98   $13,048.76     344 Oxford Acres
13.8%     6/23/10   100  $97556
35215     180  05   9431910   $13,440.  6/19/95   177.19    Birmingham
40   06   166  1    $111,000. 7/23/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000431911     98   $24,385.77     10110 Griff RD 13.3%
 7/1/10    94   $117762
20744     180  05   9431911   $25,000.  6/12/95   321.27    Ft
Washington
30   06   167  1    $152,000. 8/1/95

FL   2    112930000431912     98   $17,185.21     1101 S 63rd Ave
13.7%     6/14/10   100  $72000
33705     180  05   9431912   $18,000.  6/9/95    236.10    St Petersbu
40   06   166  1    $90,000.  7/14/95


CO   2    108930000431914     98   $13,214.44     88 Everett Dr  12.6%
6/7/10    98   $52968
80911     180  05   9431914   $13,600.  6/2/95    168.51    Colorado
Spring
38   06   166  1    $68,000.  7/7/95

GA   2    113920000431915     98   $17,662.12     85 Ebenezer Dr 12.6%
6/28/10   91   $64702
30265     180  05   9431915   $18,400.  6/23/95   227.99    Newnan
40   06   166  1    $92,000.  7/28/95


VA   2    151930000431916     98   $34,042.98     7807 O'Dell St 13.%
6/19/10   100  $208250
22153     181  05   9431916   $35,000.  6/14/95   442.84    Springfield
34   06   166  1    $245,000. 6/14/95


OR   2    141930000431917     98   $24,450.42     6360 Nw 61st St
14.5%     6/7/10    95   $65000
97756     180  03   9431917   $25,000.  6/1/95    341.38    Redmond
41   06   166  1    $95,500.  7/7/95

VA   2    151930000431918     98   $18,618.93     1404 Hunningdon
13.9%     6/8/10    100  $145800
23320     180  05   9431918   $19,100.  6/2/95    253.09    Chesapeake
40   06   166  1    $164,900. 7/8/95


IL   2    117930000431919     98   $12,756.89     Rr1 Box 366    12.6%
7/5/10    100  $52400
61817     180  05   9431919   $13,100.  6/29/95   162.32    Catlin
39   06   167  1    $65,500.  8/5/95

VA   2    151930000431920     98   $18,449.88     134 W 9th St   12.6%
6/19/10   100  $76000
22630     180  05   9431920   $19,000.  6/14/95   235.42    Front
Royal
40   06   166  1    $95,000.  7/19/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000431921     98   $140.88   8959 S Crandon 13.5%
7/24/10   96   $65611
60617     180  05   9431921   $14,500.  7/18/95   188.26    Chicago
30   06   167  1    $84,000.  8/24/95

GA   2    113930000431922     98   $15,819.62     255 Birch Creek
13.99%    6/21/10   100  $99807
30253     180  05   9431922   $16,193.  6/16/95   215.55    McDonough
38   06   166  1    $116,000. 7/21/95


FL   2    112930000431923     98   $6,810.32 6873 Sw 16th Ct     13.1%
6/21/10   96   $34019
33068     180  05   9431923   $7,000.   6/16/95   89.03     Pompano Beach
31   06   166  1    $43,000.  7/21/95

MI   2    126930000431925     98   $20,246.66     5326 Crestwood
13.3%     6/13/10   100  $83200
48439     180  05   9431925   $20,800.  6/8/95    267.29    Grand Blanc
40   06   166  1    $104,000. 7/13/95


FL   2    112930000431926     98   $16,567.95     3629 Mexicali St
13.8%     6/6/10    100  $34000
34655     180  05   9431926   $17,000.  6/1/95    224.12    New Port
Richey
39   06   166  1    $51,000.  7/6/95


RI   2    144930000431927     98   $14,313.42     345 Asylum Rd  13.5%
5/31/10   100  $96233
02886     180  05   9431927   $14,700.  5/25/95   190.85    Warwick
39   06   165  1    $111,000. 6/30/95

IL   2    117930000431928     98   $28,206.97     29w120    13.% 6/16/10
100  $116000
60185     180  05   9431928   $29,000.  6/12/95   366.93    West
Chicago
39   06   166  1    $145,000. 7/16/95


VA   2    151930000431929     98   $10,066.91     9702 Springfield
13.1%     7/6/10    101  $51650
23060     180  05   9431929   $10,438.  6/30/95   132.76    Glen
Allen
29   06   167  1    $62,000.  8/6/95

FL   2    112930000431930     98   $7,687.01 525 E Gottsche      13.5%
7/10/10   100  $57122
32726     180  05   9431930   $7,877.   7/3/95    102.27    Eustis
30   06   167  1    $65,000.  8/10/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NC   2    137930000431931     98   $13,658.63     404 Greyson Ct 13.5%
7/10/10   99   $114013
28314     180  05   9431931   $14,000.  7/5/95    181.77    Fayetteville
35   06   167  1    $130,000. 8/10/95

MA   2    125930000431932     98   $24,404.48     32 Summit Rd   14.5%
 6/16/10   99   $93919
02343     180  05   9431932   $25,000.  6/12/95   341.38    Holbrook
40   06   166  1    $120,700. 7/16/95


CA   2    106930000431933     98   $14,524.25     630 Evergreen Sq
12.75%    7/1/10    100  $130895
93041     180  05   9431933   $15,000.  5/25/95   187.33    Port
Hueneme
29   06   167  1    $146,000. 8/1/95

NJ   2    134930000431934     98   $34,049.69     31 Buckeley Hill
12.2%     7/5/10    92   $115931
08865     180  05   9431934   $35,000.  6/27/95   424.58    Lopatcong
38   06   167  1    $165,000. 8/5/95


PA   2    142930000431935     98   $23,349.76     4426 Miller Rd 13.1%
6/21/10   98   $69250
17552     180  05   9431935   $24,000.  6/16/95   305.24    West
Hempfield
25   06   166  1    $96,000.  7/21/95


FL   2    112930000431936     98   $21,176.18     10106 Briar Cir     13.1%
   6/1/10    100  $92000
34667     180  05   9431936   $23,000.  5/26/95   292.53    Hudson
40   06   166  1    $115,000. 7/1/95

MI   2    126930000431937     98   $12,015.3 91 E 24th St   12.6%
6/13/10   98   $57600
49423     180  05   9431937   $12,400.  6/8/95    153.65    Holland
38   06   166  1    $72,000.  7/13/95


AL   2    101930000431938     98   $10,882.36     2117 Cherry St 12.6%
6/9/10    100  $44800
36107     180  05   9431938   $11,200.  6/5/95    138.78    Montgomery
33   06   166  1    $56,000.  7/9/95

CA   2    106930000431939     98   $18,897.23     744 Thompson Rd
13.125%   7/1/10    96   $70369
95351     180  05   9431939   $20,000.  6/6/95    254.70    Modesto
39   06   167  1    $95,000.  8/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OH   2    139930000431940     98   $23,927.41     1678 Kensington
13.% 6/27/10   100  $98400
45305     180  05   9431940   $24,600.  6/22/95   311.25    Bellbrook
40   06   166  1    $123,000. 7/27/95

NC   2    137930000431941     98   $11,991.8 819 Nelson St  13.8%
6/28/10   100  $49120
27536     180  05   9431941   $12,280.  6/23/95   161.90    Henderson
40   06   166  1    $61,400.  7/28/95


IL   2    117930000431942     98   $8,374.79 R R 5 Box 235  12.6%
7/17/10   100  $34400
62301     180  05   9431942   $8,600.   7/12/95   106.56    Quincy
39   06   167  1    $43,000.  8/17/95

CA   2    106930000431943     98   $19,499.56     100 Smokey Hills
13.1%     7/14/10   100  $117995
94589     180  05   9431943   $20,000.  7/10/95   254.37    Vallejo
41   06   167  1    $138,000. 8/14/95


VA   2    151930000431944     98   $8,971.69 1536 Grove St  12.6%
6/22/10   100  $74754
23664     180  05   9431944   $9,246.   6/16/95   114.57    Hampton
41   06   166  1    $84,000.  7/22/95


GA   2    113930000431945     98   $13,991.63     5625 Mountain  12.6%
6/26/10   100  $57600
30135     180  05   9431945   $14,400.  6/21/95   178.43    Douglasville
31   06   166  1    $72,000.  7/26/95

CA   2    106930000431946     98   $24,293.32     15003 Mystic St
13.475%   7/1/10    91   $142342
90604     180  05   9431946   $25,000.  6/7/95    324.17    Whittier
29   06   167  1    $185,000. 8/1/95


FL   2    112930000431947     98   $14,969.41     506 E 10th St  13.%
6/29/10   100  $75542
33936     180  05   9431947   $15,450.  6/24/95   195.48    Lehigh
Acres
25   06   166  1    $91,000.  7/29/95

IL   2    117930000431948     98   $16,265.86     215 S Stott Rd 13.8%
6/26/10   100  $120306
60135     180  05   9431948   $16,690.  6/20/95   220.03    Genoa
38   06   166  1    $137,000. 7/26/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000431949     98   $31,125.06     2237 Battery Park
13.% 6/23/10   99   $94000
23323     180  05   9431949   $32,000.  6/19/95   404.88    Chesapeake
38   06   166  1    $128,000. 7/23/95

OH   2    139930000431950     98   $24,374.5 2029 Nebraska Dr    13.1%
 7/10/10   99   $51846
45385     180  05   9431950   $25,000.  7/5/95    317.96    Xenia
33   06   167  1    $78,000.  8/10/95


MD   2    124930000431952     98   $22,307.69     14705 Stayman  13.1%
 7/17/10   100  $81032
21722     180  05   9431952   $22,968.  7/12/95   292.12    Clear
Spring
34   06   167  1    $104,000. 8/17/95

MA   2    125930000431953     98   $18,488.05     27 Lakeview Ave
13.% 6/19/10   100  $98789
02019     180  05   9431953   $19,200.  6/14/95   242.93    Bellingham
0    06   166  1    $118,000. 7/19/95


MD   2    124930000431954     98   $18,541.65     9302 Shadycreek
13.5%     7/6/10    96   $101285
21234     180  05   9431954   $19,000.  6/30/95   246.69    Baltimore
0    06   167  1    $126,000. 8/6/95


RI   2    144930000431955     98   $17,559.12     26 Charlotte St     14.2%
 6/7/10    94   $89621
02816     180  05   9431955   $18,000.  6/2/95    242.14    Coventry
38   06   166  1    $115,000. 7/7/95

FL   2    112930000431956     98   $48,642.46     4622 Beach Park
12.2%     6/21/10   92   $241600
33609     180  05   9431956   $50,000.  6/16/95   606.54    Tampa
44   06   166  1    $320,000. 7/21/95


NC   2    137930000431957     98   $12,334.27     1029 Sycamore  13.1%
6/23/10   100  $62148
27253     180  05   9431957   $12,700.  6/19/95   161.53    Graham
40   06   166  1    $75,000.  7/23/95

DE   2    110930000431959     98   $19,499.56     163 Sheffield Dr
13.1%     7/14/10   100  $115814
19901     180  05   9431959   $20,000.  7/10/95   254.37    Dover
35   06   167  1    $137,000. 8/14/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MI   2    126930000431961     98   $5,737.21 336 S 4th St   12.6%
7/12/02   99   $27600
48615     84   05   9431961   $6,400.   7/7/95    115.05    Breckenridge
37   06   71   1    $34,500.  8/12/95

CA   2    106930000431962     98   $19,600.41     695 Cedar Flat      14.6%
   8/1/10    99   $124599
95632     180  05   9431962   $20,000.  6/30/95   274.46    Galt
38   06   168  1    $147,000. 9/1/95


VA   2    151930000431963     98   $32,335.2 9310 Goose Ln  13.8%
8/1/10    95   $154457
23111     180  05   9431963   $33,112.  6/30/95   436.53    Mechanicsville
32   06   168  1    $198,000. 9/1/95

IN   2    118930000431964     98   $31,652.1 4510 S High    13.% 7/6/10
100  $62336
46241     180  05   9431964   $32,500.  6/30/95   411.21    Indianapolis
33   06   167  1    $95,000.  8/6/95


DE   2    110930000431965     98   $16,500.23     60 Arden Ave   12.2%
6/26/10   100  $62935
19720     180  05   9431965   $17,000.  6/21/95   206.23    New
Castle
32   06   166  1    $80,000.  7/26/95


CA   2    106930000431966     98   $14,287.62     1411 N San Pablo
12.6%     7/26/10   97   $39577
93728     180  05   9431966   $15,000.  7/21/95   185.86    Fresno
39   06   167  1    $56,500.  8/26/95

MA   2    125930000431967     98   $33,971.11     30 Janebar Cir 13.%
7/24/10   96   $89030
02360     180  05   9431967   $35,000.  7/18/95   442.83    Plymouth
39   06   167  1    $130,000. 8/24/95


FL   2    112930000431968     98   $10,957.44     2959 166 Ave   13.%
6/20/10   100  $96552
34620     180  05   9431968   $11,300.  6/15/95   142.98    Clearwater
33   06   166  1    $108,000. 7/20/95

VA   2    151930000431969     98   $24,346.96     7323 Walnut Ct 13.5%
6/28/10   100  $123036
22186     180  05   9431969   $25,000.  6/23/95   324.58    Warrenton
38   06   166  1    $149,000. 7/28/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000431970     98   $21,397.93     113 Hill Rd    12.99%
6/16/10   100  $88000
20785     180  03   9431970   $22,000.  6/12/95   278.21    Landover
40   06   166  1    $110,000. 7/16/95

CT   2    109930000431972     98   $33,900.9 411 Lighthouse      14.25%
5/30/10   96   $107961
06512     180  05   9431972   $35,000.  5/24/95   472.00    New
Haven
38   06   165  1    $150,000. 6/30/95


MD   2    124930000431973     98   $24,374.5 743 Rosewood Rd     13.1%
   7/17/10   100  $134647
21144     180  05   9431973   $25,000.  7/12/95   317.96    Severn
39   06   167  1    $160,000. 8/17/95

MI   2    126930000431974     98   $14,179.85     1592 Columbus  12.6%
7/24/10   100  $60000
49022     180  05   9431974   $15,000.  7/19/95   185.86    Benton
Harbor
40   06   167  1    $75,000.  8/24/95


FL   2    112930000431975     98   $15,613.55     3106 Las Brisas     13.8%
   6/29/10   100  $64000
32526     180  05   9431975   $16,000.  6/23/95   210.93    Pensacola
39   06   166  1    $80,000.  7/29/95


NC   2    137930000431976     98   $29,216.29     3300 Canterbury
13.5%     6/21/10   100  $64769
27408     180  05   9431976   $30,000.  6/16/95   389.50    Greensboro
34   06   166  1    $95,000.  7/21/95

NY   2    136930000431977     98   $33,921.43     4 Erlynn Place 12.5%
5/24/10   93   $64300
12309     180  05   9431977   $35,000.  5/19/95   431.39    Schenectady
41   06   165  1    $107,500. 6/24/95


RI   2    144930000431978     98   $16,674.71     40 Austin Ave  12.7%
6/28/10   94   $81931
02914     180  05   9431978   $18,000.  6/23/95   224.20    East
Providence
41   06   166  1    $107,000. 7/28/95

MI   2    126930000431980     98   $17,878.25     1509 Amelia    12.6%
7/5/10    100  $73600
48073     180  05   9431980   $18,400.  6/29/95   227.99    Royal
Oak
25   06   167  1    $92,000.  8/5/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NJ   2    134930000431981     98   $24,315.81     3 Kensington Dr
12.99%    6/5/10    100  $238988
07726     180  05   9431981   $25,000.  5/30/95   316.15    Manalapan
40   06   166  1    $265,000. 7/3/95

CA   2    106930000431982     98   $34,163.68     9090 Ridgeway  13.6%
 7/1/10    92   $218309
95020     180  05   9431982   $35,000.  6/29/95   456.74    Gilroy
45   06   167  1    $278,000. 8/1/95


GA   2    113930000431983     98   $12,574.26     1610 Hwy 255   13.1%
6/28/10   100  $38000
30528     180  03   9431983   $13,000.  6/23/95   165.34    Cleveland
21   06   166  1    $51,000.  7/28/95

MD   2    124930000431985     98   $15,443.33     804 E Ridgeville
12.2%     7/6/10    92   $118462
21771     180  05   9431985   $16,000.  6/30/95   194.10    Mount
Airy
37   06   167  1    $147,000. 8/6/95


MD   2    124930000431986     98   $29,335.9 1415 Skipjack Dr    13.5%
8/4/10    100  $255000
20744     180  03   9431986   $30,000.  7/31/95   389.50    Fort
Washington
38   06   168  1    $286,000. 9/4/95


GA   2    113930000431987     98   $17,269.16     1413 Blackhawk
13.% 7/21/07   100  $72000
30132     144  05   9431987   $18,000.  7/17/95   247.44    Dallas
43   06   131  1    $90,000.  8/21/95

GA   2    113930000431988     98   $19,464.93     1685 Willis Mill    13.%
6/27/10   100  $80000
30311     180  05   9431988   $20,000.  6/22/95   253.05    Atlanta
42   06   166  1    $100,000. 7/27/95


GA   2    113930000431989     98   $9,434.21 2204 Butner Rd 13.1%
7/5/05    93   $56541
30331     120  05   9431989   $10,000.  6/29/95   149.91    Atlanta
36   06   107  1    $72,000.  8/5/95

MO   2    129930000431990     98   $8,594.13 360 Rauhut     14.7%
6/27/10   98   $34319
63125     180  05   9431990   $8,800.   6/22/95   121.37    St
Louis
37   06   166  1    $44,000.  7/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MI   2    126930000431991     98   $24,426.54     22947 Valley   15.%
7/12/10   100  $123715
48034     180  05   9431991   $25,120.  7/7/95    351.58    Southfield
37   06   167  1    $149,000. 8/12/95

MD   2    124930000431992     98   $23,995.79     2916 Hempstead
13.6%     6/30/10   100  $104800
20744     180  05   9431992   $25,000.  6/26/95   326.24    Fort
Washington
38   06   166  1    $131,000. 7/30/95


AL   2    101930000431994     98   $26,159.66     5565 Johns Rd  13.1%
7/24/10   97   $107983
35023     180  05   9431994   $26,831.  7/18/95   341.25    Bessemer
39   06   167  1    $139,000. 8/24/95

AZ   2    104930000431995     98   $13,314.68     490 W First St 12.6%
7/25/10   95   $73600
85621     180  05   9431995   $13,800.  7/20/95   170.99    Nogales
36   06   167  1    $92,000.  8/25/95


FL   2    112930000431996     98   $24,322.63     4133 Seton Cir 13.1%
6/27/10   97   $112569
34683     180  05   9431996   $25,000.  6/22/95   317.96    Palm
Harbor
39   06   166  1    $142,000. 7/27/95


FL   2    112930000431997     98   $34,155.8 2412 Osprey Ave     13.5%
6/28/10   98   $81066
34683     180  05   9431997   $35,000.  6/23/95   454.42    Palm
Harbor
35   06   166  1    $118,700. 7/28/95

CA   2    106930000431998     98   $34,178.88     786 Auburn Ct  13.8%
7/15/10   93   $103497
94589     180  05   9431998   $35,000.  6/28/95   461.42    Vallejo
38   06   167  1    $150,000. 8/15/95


NJ   2    134930000431999     98   $19,421.08     5919 Maple Dr  13.2%
5/30/10   100  $87842
08330     180  05   9431999   $20,000.  5/24/95   255.69    Mays
Landing
35   06   165  1    $108,000. 6/30/95

CA   2    106930000432000     98   $12,951.64     1609 Marsha Ave
12.6%     7/25/10   100  $121669
95350     180  05   9432000   $13,300.  7/20/95   164.80    Modesto
31   06   167  1    $135,000. 8/25/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432001     98   $24,374.5 125 S Coombs St     13.1%
7/19/10   100  $100000
94559     180  05   9432001   $25,000.  7/14/95   317.96    Napa
39   06   167  1    $125,000. 8/19/95

UT   2    149930000432002     98   $22,534.  3761 S Jefferson    12.6%
7/26/10   100  $32860
84403     180  05   9432002   $23,140.  7/21/95   286.72    Ogden
32   06   167  1    $56,000.  8/26/95


MI   2    126930000432003     98   $14,217.69     2707 Pleasant  12.6%
7/19/10   100  $58400
48910     180  05   9432003   $14,600.  7/14/95   180.90    Lansing
39   06   167  1    $73,000.  8/19/95

FL   2    112930000432005     98   $16,425.07     7037 Delisle Dr     13.1%
   8/2/10    100  $38127
32244     180  05   9432005   $16,825.  7/28/95   213.99    Jacksonville
37   06   168  1    $55,000.  9/2/95


MD   2    124930000432007     98   $21,936.04     2008 Norlinda Ct
13.95%    6/7/10    100  $120500
20745     180  05   9432007   $22,500.  6/2/95    298.89    Oxon Hill
37   06   166  1    $143,000. 7/7/95


PA   2    142930000432008     98   $25,982.66     4 Scott Hollow Rd
13.5%     7/14/10   92   $76758
15021     180  05   9432008   $26,742.  7/10/95   347.20    Burgettstow
32   06   167  1    $113,500. 8/14/95

MD   2    124930000432009     98   $24,440.13     3502 Eyre Dr S 14.3%
7/21/10   98   $101250
20772     180  05   9432009   $25,000.  7/17/95   337.99    Upper
Marlboro
40   06   167  1    $130,000. 8/21/95


AZ   2    104930000432010     98   $19,432.96     156 N Parsell St    12.6%
   6/29/10   93   $38574
85203     180  05   9432010   $20,000.  6/24/95   247.81    Mesa
45   06   166  1    $63,000.  7/29/95

AL   2    101930000432011     98   $18,478.06     1702 3rd St    12.6%
7/18/10   100  $76000
35401     180  05   9432011   $19,000.  7/13/95   235.42    Tuscaloosa
35   06   167  1    $95,000.  8/18/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
RI   2    144930000432013     98   $18,525.5 45 Power Ln    13.99%
6/28/10   100  $107000
02830     180  05   9432013   $19,000.  6/23/95   252.90    Burrillville
0    06   166  1    $126,000. 7/28/95

AL   2    101930000432014     98   $24,345.38     1407 Lake Joyce
12.6%     7/17/10   100  $103200
35004     180  05   9432014   $25,000.  7/11/95   309.76    Moody
30   06   167  1    $129,000. 8/17/95


IL   2    117930000432015     98   $12,344.38     4022 S Campbell
13.5%     7/17/10   100  $62820
60632     180  05   9432015   $13,000.  7/11/95   168.79    Chicago
28   06   167  1    $76,000.  8/17/95

CA   2    106930000432017     98   $27,285.13     17227 S Balfern
13.75%    6/19/10   92   $136753
90706     180  05   9432017   $28,000.  6/14/95   368.20    Bellflower
39   06   166  1    $180,000. 7/19/95


OH   2    139930000432018     98   $33,924.91     17478 Station Rd
13.% 7/24/10   98   $160000
44028     180  05   9432018   $35,000.  7/19/95   442.84    Columbia
Station
40   06   167  1    $200,000. 8/24/95


AZ   2    104930000432019     98   $39,035.29     926 E Becker Ln
13.5%     7/19/10   100  $93545
85020     180  03   9432019   $40,000.  7/14/95   519.33    Phoenix
31   06   167  1    $134,500. 8/19/95

MI   2    126930000432020     98   $12,182.14     9385 Patton    13.99%
5/9/05    100  $30472
48228     120  05   9432020   $13,000.  5/4/95    201.77    Detroit
40   06   105  1    $43,500.  6/9/95


AZ   2    104930000432021     98   $24,342.79     443 W Greentree
12.6%     7/28/10   101  $67105
85224     168  05   9432021   $25,000.  7/24/95   309.76    Chandler
38   06   167  1    $92,000.  8/28/96

AZ   2    104930000432022     98   $25,221.69     3195 Maranatha 12.6%
7/17/10   97   $46700
86301     180  05   9432022   $25,900.  7/11/95   320.92    Prescott
40   06   167  1    $75,000.  8/17/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
OR   2    141930000432023     98   $32,167.47     3713 Scenic Dr 13.5%
7/24/10   100  $131520
97404     180  05   9432023   $33,000.  7/19/95   428.45    Eugene
42   06   167  1    $165,500. 8/24/95

MA   2    125930000432024     98   $24,152.39     1079 Webster St
12.85%    7/5/10    100  $144500
02339     180  05   9432024   $25,000.  6/29/95   313.85    Hanover
41   06   167  1    $170,000. 8/5/95


NJ   2    134930000432025     98   $22,352.27     24 Greenwood   13.%
6/7/10    100  $156892
08822     180  05   9432025   $23,100.  6/2/95    255.54    Flemington
44   06   166  1    $180,000. 7/7/95

NJ   2    134930000432026     98   $14,977.  756 Nutmeg Ave 14.6%
7/24/05   92   $105600
08015     120  05   9432026   $15,800.  7/18/95   251.05    Browns Mills
31   06   107  1    $132,000. 8/24/95


RI   2    144930000432027     98   $22,397.73     36 Paul Ave    12.6%
7/31/10   91   $126129
02883     180  05   9432027   $23,000.  7/26/95   284.98    South
Kingstown
38   06   167  1    $165,000. 8/31/95


NJ   2    134930000432029     98   $29,491.07     1921 Pippin Ct 15.%
7/19/10   100  $118252
08003     180  05   9432029   $31,500.  7/14/95   440.87    Cherry
Hill
37   06   167  1    $150,000. 8/19/95

NC   2    137930000432030     98   $18,282.05     2518 Village   13.%
8/4/10    100  $61149
28645     180  05   9432030   $18,850.  7/31/95   238.50    Hudson
Township
27   06   168  1    $80,000.  9/4/95


FL   2    112930000432031     98   $30,252.36     1339 Avondale  13.5%
7/25/10   100  $99826
32311     180  03   9432031   $31,000.  7/20/95   402.48    Tallahassee
39   06   167  1    $131,000. 8/25/95

MI   2    126930000432032     98   $29,695.3 30385 Woodgate      13.%
8/2/10    100  $121600
48076     180  05   9432032   $30,400.  7/28/95   384.64    Southfield
37   06   168  1    $152,000. 9/2/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NC   2    137930000432033     98   $17,087.08     6975 Eaglesfield
13.1%     7/26/10   100  $99450
27249     180  05   9432033   $17,550.  7/21/95   223.21    Gibsonville
37   06   167  1    $117,000. 8/26/95

GA   2    113930000432034     98   $23,399.55     1236 Clearbrook
13.1%     7/24/10   94   $99750
30311     180  05   9432034   $24,000.  7/19/95   305.24    Atlanta
35   06   167  1    $133,000. 8/24/95


FL   2    112930000432035     98   $16,323.24     2956 Novus St  13.1%
7/26/10   98   $68433
34237     180  05   9432035   $16,707.  7/21/95   212.49    Sarasota
42   06   167  1    $87,000.  8/26/95

SC   2    145930000432036     98   $7,376.13 2110 Kendall St     12.609%
7/31/03   99   $34400
29020     96   05   9432036   $8,000.   7/26/95   132.72    Camden
38   06   83   1    $43,000.  8/31/95


NC   2    137930000432037     98   $12,114.88     1116 Meadow St 13.1%
  8/4/10    100  $49600
27893     180  05   9432037   $12,400.  7/31/95   157.71    Wilson
43   06   168  1    $62,000.  9/4/95


RI   2    144930000432038     98   $26,332.63     204 New Rd     12.6%
8/4/10    99   $114282
02822     180  05   9432038   $27,000.  7/31/95   334.55    Exeter
39   06   168  1    $143,000. 9/4/95

SC   2    145930000432039     98   $12,505.97     1922 Morninglo
13.1%     7/31/10   100  $51200
29223     180  05   9432039   $12,800.  7/26/95   162.80    Columbia
39   06   167  1    $64,000.  8/31/95


NV   2    132930000432041     98   $23,192.48     1004 Pinewood  12.6%
 8/2/05    95   $89118
89434     120  05   9432041   $24,500.  7/28/95   360.06    Sparks
39   06   108  1    $120,500. 9/2/95

NJ   2    134930000432043     98   $22,325.73     302 8th Ave    13.5%
7/3/10    100  $173176
08035     180  05   9432043   $25,000.  6/28/95   324.58    Haddon Heights
0    06   167  1    $200,000. 8/3/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000432044     98   $14,350.19     1510 N Scully Dr
13.45%    9/21/09   101  $105112
60050     180  05   9432044   $15,000.  9/16/94   194.25    McHenry
35   06   157  1    $120,000. 10/21/94

NH   2    133930000432045     98   $24,372.95     2 E Sugarball Rd
14.25%    5/31/10   98   $116003
03301     180  05   9432045   $24,999.63     5/23/95   337.14    Concord
0    06   165  1    $145,000. 6/30/95


PA   2    142930000432046     98   $16,762.29     111 Hampden Dr
13.99%    6/30/00   100  $103538
17554     60   05   9432046   $20,000.  6/26/95   465.27    Mountville
0    06   46   1    $124,000. 7/30/95

CT   2    109930000432047     98   $12,568.52     16 Briarwoods  11.7%
7/21/10   91   $139000
06611     180  05   9432047   $13,000.  7/17/95   153.52    Trumbull
34   06   167  1    $168,000. 8/21/95


MD   2    124930000432048     98   $12,903.04     742 Oxbow Ln   14.25%
  7/21/10   100  $116470
20657     180  03   9432048   $13,200.  7/17/95   178.01    Lusby
40   06   167  1    $130,000. 8/21/95


NJ   2    134930000432049     98   $12,378.83     28 Mountain    13.99%
7/24/05   100  $136108
07035     120  05   9432049   $13,600.  7/19/95   211.08    Lincoln Park
41   06   107  1    $150,000. 8/24/95

CA   2    106930000432050     98   $16,573.34     10214 Brian Ct 12.95%
11/15/09  100  $162267
90601     180  05   9432050   $17,500.  11/10/94  220.84    Whittier
29   06   159  1    $180,000. 12/13/94


CA   2    106930000432051     98   $23,945.51     1751 Orr Ave   12.95%
12/15/09  99   $153000
93065     180  05   9432051   $25,000.  11/28/94  315.49    Simi
Valley
21   06   160  1    $180,000. 1/15/95

CA   2    106930000432052     98   $31,520.71     1818 N Kenneth
13.7%     3/15/10   100  $246987
91504     180  05   9432052   $33,000.  2/28/95   432.84    Burbank
28   06   163  1    $280,000. 4/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432053     98   $20,464.34     17928 Paseo Del
13.7%     3/15/10   99   $194672
91709     180  05   9432053   $25,000.  3/1/95    327.91    Chino Hills
25   06   163  1    $222,000. 4/15/95

CA   2    106930000432054     98   $28,245.87     539 Avenida    13.7%
3/15/10   100  $169066
92069     180  05   9432054   $30,000.  3/1/95    393.49    San Marcos
39   06   163  1    $200,000. 4/15/95


CA   2    106930000432055     98   $24,514.88     11419 Mt Ritter St
13.7%     3/15/10   96   $123681
91737     168  05   9432055   $25,000.  2/23/95   327.91    Rancho
40   06   163  1    $155,000. 4/15/96

CA   2    106930000432056     98   $33,962.03     3815 N Ellis Ln
13.7%     4/15/10   99   $148800
91770     180  05   9432056   $35,000.  3/30/95   459.08    Rosemead
48   06   164  1    $187,000. 5/15/95


CA   2    106930000432057     98   $20,134.57     2408 W Swift Ave
13.4%     5/15/10   100  $53238
93705     180  05   9432057   $20,750.  5/1/95    268.02    Fresno
32   06   165  1    $74,000.  6/15/95


CA   2    106930000432059     98   $14,545.87     28 Royal Tern Ln
13.4%     5/15/10   100  $205200
92656     180  03   9432059   $14,800.  5/8/95    191.17    Aliso Viejo
40   06   165  1    $220,000. 6/15/95

CA   2    106930000432060     98   $24,314.66     3445 Cade Dr   13.4%
5/15/10   93   $239121
94536     180  05   9432060   $25,000.  5/16/95   322.92    Fremont
38   06   165  1    $287,000. 6/15/95


CA   2    106930000432061     98   $34,077.28     3260 De Forest
13.4%     6/5/10    99   $145976
90806     180  05   9432061   $35,000.  6/5/95    452.09    Long Beach
39   06   166  1    $184,000. 7/5/95

CA   2    106920000432062     98   $22,173.74     4066 N    12.6%
6/7/10    91   $112981
95640     180  05   9432062   $23,000.  6/7/95    284.98    Ione
49   06   166  1    $150,500. 7/7/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432065     98   $24,303.89     1718 Wisteria Dr
13.99%    6/15/10   94   $198967
92621     180  05   9432065   $25,000.  6/15/95   332.77    Brea
33   06   166  1    $240,000. 7/15/95

CA   2    106930000432066     98   $24,375.69     8782 Palos     13.99%
6/15/10   97   $206540
92683     180  05   9432066   $25,000.  6/15/95   332.77    Westminster
36   06   166  1    $240,000. 7/15/95


CA   2    106930000432068     98   $28,275.7 1118 Lecorbuiser    13.99%
6/10/10   92   $112355
95206     180  05   9432068   $29,000.  6/10/95   386.02    Stockton
40   06   166  1    $155,000. 7/10/95

CA   2    106930000432069     98   $11,499.31     545 Jordan Ave 13.99%
 6/15/10   97   $147442
93001     180  05   9432069   $12,000.  6/15/95   159.73    Ventura
42   06   166  1    $165,000. 7/15/95


CA   2    106930000432070     98   $34,040.93     13641 Smoke    13.99%
7/5/10    97   $158943
93312     180  05   9432070   $35,000.  6/23/95   465.87    Bakersfield
40   06   167  1    $200,000. 8/5/95


CA   2    106930000432071     98   $43,963.91     8103 Locust Place
13.99%    7/5/10    99   $167762
94568     180  05   9432071   $45,000.  6/26/95   598.98    Dublin
44   06   167  1    $215,000. 8/5/95

CA   2    106930000432072     98   $24,423.72     4700 Careo Dr  13.99%
7/10/10   98   $126149
95843     180  05   9432072   $25,000.  6/28/95   332.77    Antelope
42   06   167  1    $155,000. 8/10/95


CA   2    106930000432073     98   $16,352.48     159 E Harrison St
12.6%     7/20/10   99   $76568
93210     180  05   9432073   $17,000.  7/12/95   210.64    Colinga
30   06   167  1    $95,000.  8/20/95

CA   2    106930000432074     98   $15,603.26     1741 Main St   12.75%
7/15/10   97   $243000
92648     180  05   9432074   $16,450.  7/10/95   205.43    Huntington
Beach
42   06   167  1    $270,000. 8/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432075     98   $15,214.72     324 Longbranch
12.7%     8/1/10    98   $198805
92621     180  05   9432075   $16,000.  7/25/95   199.29    Brea
30   06   168  1    $221,000. 9/1/95

CA   2    106930000432076     98   $24,140.1 636 E Fourth Ave    13.99%
 8/5/10    100  $87000
92025     180  05   9432076   $25,000.  7/26/95   332.77    Escondido
37   06   168  1    $112,000. 9/5/95


CA   2    106930000432077     98   $28,861.34     11513 Stoneridge
12.7%     7/25/10   98   $146000
91730     180  03   9432077   $30,000.  7/14/95   373.67    Rancho
43   06   167  1    $180,000. 8/25/95

CA   2    106930000432078     98   $16,363.29     604 S Arrowhead
13.1%     8/1/10    93   $95483
92376     180  05   9432078   $17,000.  7/20/95   216.21    Rialto
32   06   168  1    $122,000. 9/1/95


CA   2    106930000432079     98   $24,061.55     45218 Camino   13.1%
7/25/10   96   $232550
92592     180  05   9432079   $25,000.  7/14/95   317.96    Temecula
35   06   167  1    $270,000. 8/25/95


CA   2    106930000432080     98   $20,229.18     319 Ave 3 13.75%
6/5/10    100  $104000
92530     180  05   9432080   $21,000.  5/25/95   276.15    Lake
Esinore
44   06   166  1    $125,000. 7/5/95

CA   2    106930000432081     98   $15,366.53     619 30th St    13.99%
8/1/10    100  $163203
94804     180  05   9432081   $16,000.  7/20/95   212.97    Richmond
25   06   168  1    $180,000. 9/1/95


CA   2    106930000432082     98   $20,099.34     2184 Buena Vista
13.99%    8/5/10    98   $159447
94577     180  05   9432082   $21,000.  8/6/95    279.52    San Leandro
52   06   168  1    $184,500. 9/5/95

CA   2    106930000432083     98   $24,140.37     458 Paxton Ct  13.99%
8/15/10   100  $204269
91784     180  03   9432083   $25,000.  8/16/95   332.77    Upland
37   06   168  1    $230,000. 9/15/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432084     98   $23,125.23     31 Holven Ct   13.99%
8/1/10    100  $215661
94525     180  05   9432084   $24,000.  8/2/95    319.46    Crockett
38   06   168  1    $240,000. 9/1/95

CA   2    106930000432085     98   $15,475.91     2750 Fay Way   13.5%
8/25/10   96   $67778
95966     180  05   9432085   $16,000.  8/26/95   207.73    Oroville
43   06   168  1    $88,000.  9/25/95


CA   2    106930000432086     98   $24,100.11     7510 Halliday  13.99%
8/25/10   100  $114700
94605     180  05   9432086   $25,000.  8/26/95   332.77    Oakland
0    06   168  1    $140,000. 9/25/95

CA   2    106930000432087     98   $24,190.85     21500 Shirley Dr
13.99%    9/5/10    98   $111000
93561     180  05   9432087   $25,000.  9/5/95    332.77    Tehachapi
0    06   169  1    $140,000. 10/5/95


CA   2    106930000432088     98   $22,708.23     8822 Revelstoke
12.5%     9/20/10   95   $148000
92126     180  05   9432088   $23,500.  9/12/95   289.64    San
Diego
0    06   169  1    $182,000. 10/20/95


CA   2    106930000432090     98   $24,163.05     227 N Dillon St
12.7%     9/10/10   96   $178000
90026     180  05   9432090   $25,000.  9/6/95    311.39    Los Angeles
0    06   169  1    $213,000. 10/10/95

CA   2    106930000432091     98   $24,119.43     7811 Oleander  12.9%
9/15/10   98   $111475
92336     180  05   9432091   $24,950.  9/11/95   314.04    Fontana
0    06   169  1    $140,000. 10/15/95


CA   2    106930000432092     98   $24,190.85     4761 Redding St
13.99%    9/10/10   98   $200838
94619     180  05   9432092   $25,000.  9/11/95   332.77    Oakland
0    06   169  1    $231,000. 10/10/95

CA   2    106930000432093     98   $27,562.65     10491     12.65%
12/14/10  100  $230704
90630     180  05   9432093   $28,000.  12/9/95   347.85    Cypress
37   06   172  1    $260,000. 1/14/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432094     97   $17,422.3 2232 Jason Way 12.8%
9/29/10   100  $76986
95350     180  05   9432094   $18,000.  9/29/95   225.38    Modesto
35   06   169  1    $95,000.  10/29/95

CA   2    106930000432095     97   $24,343.7 830 Carmel Ave 12.8%
10/3/10   94   $209140
94706     180  05   9432095   $25,000.  9/29/95   313.03    Albany
43   06   170  1    $250,000. 11/3/95


CA   2    106930000432096     97   $9,489.92 3905 Los Santos     12.8%
10/4/10   100  $128102
95682     180  05   9432096   $10,000.  10/5/95   125.21    Cameron Park
38   06   170  1    $138,500. 11/4/95

NJ   2    134930000432098     97   $24,300.3 78 Princeton Dr     12.8%
10/10/10  95   $110456
08075     180  05   9432098   $25,000.  10/4/95   313.03    Delran
38   06   170  1    $143,000. 11/9/95


CO   2    108930000432099     97   $9,796.74 1045 W Kent Ave     12.8%
  10/10/10  100  $79866
80221     180  05   9432099   $10,000.  10/3/95   125.21    Thornton
39   06   170  1    $90,000.  11/9/95


PA   2    142930000432100     97   $21,998.87     664 Paddock Rd 12.8%
10/12/10  100  $159575
19083     180  05   9432100   $22,400.  10/6/95   280.47    Havertown
37   06   170  1    $182,000. 11/11/95

FL   2    112930000432101     97   $16,811.97     6125 Laurelwood
12.8%     10/11/05  100  $64035
32808     120  05   9432101   $17,500.  10/6/95   259.23    Orlando
27   06   110  1    $82,000.  11/11/95


NJ   2    134930000432102     97   $24,412.16     222 Second Ave 12.8%
10/11/10  91   $111939
08035     180  05   9432102   $25,000.  10/6/95   313.03    Haddon Heights
43   06   170  1    $151,000. 11/11/95

CA   2    106930000432103     97   $10,568.87     9236 Kyle Ct   12.8%
10/16/10  97   $158000
95492     180  05   9432103   $10,800.  10/12/95  135.23    Windsor
35   06   170  1    $175,000. 11/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000432104     97   $21,649.34     5018 Castle Pt Ct
12.8%     10/19/10  97   $98591
23060     181  05   9432104   $22,000.  10/20/95  275.46    Glen
Allen
40   06   170  1    $125,000. 10/19/95

VA   2    151930000432105     97   $9,990.08 14508 Bent Creek    12.8%
 10/24/10  97   $110652
23112     180  03   9432105   $10,200.  10/31/95  127.72    Midlothian
39   06   170  1    $125,000. 11/24/95


IN   2    118930000432106     97   $24,498.14     2754 N Jongkind
12.8%     10/23/10  96   $72719
46350     180  05   9432106   $25,000.  10/30/95  313.03    La
Porte
38   06   170  1    $102,000. 11/23/95

MD   2    124930000432107     97   $17,708.84     14704 Latakia  12.8%
11/21/10  100  $244814
20878     180  05   9432107   $18,000.  11/21/95  225.38    Gathersburg
44   06   171  1    $263,000. 12/21/95


NJ   2    134930000432108     97   $24,658.34     202 Sheffield Rd
12.8%     11/9/10   98   $82573
08034     180  05   9432108   $25,000.  11/17/95  313.03    Cherry
Hill
31   06   171  1    $110,000. 12/9/95


NJ   2    134930000432109     97   $13,585.77     315 Shady Ln   12.8%
11/16/10  96   $95461
08053     180  05   9432109   $14,000.  11/27/95  218.94    Marlton
36   06   171  1    $115,000. 12/16/95

FL   2    112930000432110     97   $17,613.83     14261 Se 97th Ct
12.8%     12/5/10   100  $51642
34491     180  05   9432110   $18,200.  12/8/95   227.88    Summerfield
37   06   172  1    $70,000.  1/5/96


VA   2    151930000432111     97   $9,444.31 5532 Cheshire  13.25%
6/7/09    100  $139000
22032     179  05   9432111   $10,000.  6/13/94   128.17    Fairfax
26   06   154  1    $150,000. 7/13/94

WA   2    153930000432112     97   $32,368.47     15515 56th Ave
11.95%    7/27/09   100  $90743
98026     180  05   9432112   $34,250.  7/28/94   409.96    Edmonds
36   06   155  1    $125,000. 8/27/94






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000432114     97   $33,239.21     1411 S 51st St 11.95%
9/28/09   97   $59632
98408     180  05   9432114   $35,000.  9/28/94   418.93    Tacoma
44   06   157  1    $98,000.  10/28/94

WA   2    153930000432115     97   $26,189.82     25213 29th Ave S
11.95%    10/2/09   100  $118609
98032     180  05   9432115   $28,000.  9/28/94   335.15    Kent
38   06   158  1    $147,000. 11/2/94


WA   2    153930000432117     97   $32,545.17     5519 112th Place
11.95%    10/4/09   93   $145703
98275     180  05   9432117   $35,000.  10/5/94   418.93    Mukilteo
22   06   158  1    $195,000. 11/4/94

WA   2    153930000432118     97   $31,480.96     10447 Ne 110th St
11.95%    10/4/09   99   $132200
98033     180  05   9432118   $33,098.03     10/5/94   396.17    Kirkland
45   06   158  1    $168,000. 11/4/94


WA   2    153930000432119     97   $15,060.05     633 Hidden     11.95%
10/20/09  101  $106600
98513     190  05   9432119   $15,988.  10/21/94  191.37    Olympic
40   06   158  1    $122,500. 1/20/94


WA   2    153930000432120     97   $28,264.37     13518 Ne 104th St
11.95%    10/23/09  100  $205196
98033     180  05   9432120   $29,804.  10/18/94  356.74    Kirkland
35   06   158  1    $235,000. 11/23/94

LA   2    122930000432121     97   $9,539.93 3683 Olga Lee  13.25%
11/10/09  100  $75478
70816     180  03   9432121   $10,000.  11/10/94  128.17    Baton
Rouge
42   06   159  1    $86,000.  12/10/94


WA   2    153930000432123     97   $33,330.57     3301 58th Ave  11.95%
 11/22/09  92   $83432
98335     180  05   9432123   $35,000.  11/22/94  418.93    Gig
Harbor
26   06   159  1    $130,000. 12/22/94

GA   2    113930000432125     97   $24,066.57     106 Hillmont Dr
12.99%    12/18/09  100  $54998
30188     180  05   9432125   $25,000.  12/19/94  316.15    Woodstock
41   06   160  1    $80,000.  1/18/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
PA   2    142930000432126     97   $26,397.33     143 Spring Rd  12.99%
12/27/09  100  $71600
17019     180  05   9432126   $28,000.  12/28/94  354.08    Dillsburg
33   06   160  1    $100,000. 1/27/95

WA   2    153930000432127     97   $35,371.99     2618 176th St Se
11.95%    1/1/10    100  $127780
98012     180  05   9432127   $37,000.  12/27/94  442.87    Bothell
44   06   161  1    $166,000. 2/1/95


MD   2    124930000432128     97   $38,905.51     12312 Sherwood
12.99%    2/3/10    100  $137462
21771     180  05   9432128   $40,538.  2/6/95    512.64    Mount Airy
25   06   162  1    $178,000. 3/3/95

WA   2    153930000432130     97   $35,710.78     22603 17th Place
11.99%    3/1/10    101  $181025
98021     180  03   9432130   $37,000.  2/28/95   443.82    Bothell
33   06   163  1    $218,000. 4/1/95


WA   2    153930000432131     97   $28,910.81     18626 66th Ave
11.99%    3/5/10    93   $99701
98037     180  05   9432131   $30,000.  3/6/95    359.86    Lynnwood
40   06   163  1    $140,000. 4/5/95


WA   2    153930000432132     97   $761.88   23106 19th Dr Se    11.99%
 3/19/10   98   $116873
98021     180  05   9432132   $31,000.  3/20/95   371.85    Bothell
0    06   163  1    $151,000. 4/19/95

MD   2    124930000432133     97   $36,488.17     305 Stafford Dr
11.99%    7/26/10   100  $87000
21228     180  05   9432133   $38,000.  7/27/95   455.82    Baltimore
39   06   167  1    $125,000. 8/26/95


MN   2    127930000432134     97   $14,360.67     119 N Cedar St 11.9%
8/6/10    94   $29822
56336     180  05   9432134   $14,728.  8/7/95    175.82    Grey Eagle
26   06   168  1    $47,864.  9/6/95

NJ   2    134930000432135     97   $32,522.3 274 Hamilton   14.75%
8/1/10    100  $144461
08854     180  05   9432135   $33,000.  7/27/95   456.23    Piscataway
35   06   168  1    $178,000. 9/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000432136     97   $31,106.27     4223 Avon Dr   14.2%
10/1/10   96   $140000
22026     180  03   9432136   $31,500.  9/25/95   423.74    Dumfries
47   06   170  1    $180,000. 11/1/95

FL   2    112930000432137     97   $16,819.5 9657 Tara Cay Ct    13.74%
10/15/10  100  $98000
34646     180  01   9432137   $16,950.  10/2/95   222.78    Seminole
37   06   170  1    $115,000. 11/15/95


FL   2    112930000432138     97   $12,912.2 6406 Santa     12.7%
9/19/10   100  $60800
33615     180  05   9432138   $13,200.  9/19/95   164.41    Tampa
42   06   169  1    $74,000.  10/19/95

MD   2    124930000432139     97   $32,383.57     131 Marydell Dr
12.625%   11/1/10   100  $67041
21157     180  05   9432139   $32,950.  10/27/95  408.80    Westminster
39   06   171  1    $100,000. 12/1/95


FL   2    112930000432140     97   $20,132.02     9365 El Campo  12.65%
 11/1/10   100  $45527
34224     180  05   9432140   $20,450.  10/31/95  254.05    Englewood
40   06   171  1    $66,000.  12/1/95


MD   2    124930000432141     97   $24,333.29     4115 Bishophill
12.625%   12/1/10   98   $115000
20772     180  05   9432141   $25,000.  11/10/95  310.17    Upper
Marlboro
31   06   172  1    $143,000. 1/1/96

MD   2    124930000432142     97   $17,757.12     906 Averill Rd 12.625%
 12/1/10   99   $100500
21085     180  05   9432142   $18,000.  11/17/95  223.32    Joppa
34   06   172  1    $120,000. 1/1/96


PA   2    142930000432143     97   $17,703.09     382 Milford Ct 12.45%
11/3/10   95   $86427
18940     180  03   9432143   $18,000.  11/3/95   221.27    Newton
39   06   171  1    $110,000. 12/3/95

MD   2    124930000432144     97   $22,376.38     312 Irwin St   13.25%
10/13/10  100  $135000
20901     180  05   9432144   $22,600.  10/11/95  290.70    Silver
Springs
39   06   170  1    $158,000. 11/13/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
VA   2    151930000432145     97   $9,860.49 4603 Mason Run      13.25%
  11/7/10   92   $59825
23234     180  05   9432145   $10,000.  11/7/95   128.17    Richmond
37   06   171  1    $76,000.  12/7/95

PA   2    142930000432146     97   $28,450.6 1882 Garden Ct 13.25%
11/15/10  100  $189045
19047     180  05   9432146   $28,955.  11/15/95  371.13    Langhorne
38   06   171  1    $218,000. 12/15/95


MD   2    124930000432147     97   $12,330.79     600 Mount      12.75%
11/15/10  99   $111611
20772     180  03   9432147   $12,600.  11/15/95  157.35    Upper
Marlboro
44   06   171  1    $126,000. 12/15/95

MD   2    124930000432149     97   $34,325.93     2159 Tulsa Rd  12.95%
 11/16/10  95   $159091
21784     180  05   9432149   $35,000.  11/16/95  441.68    Eldersburg
29   06   171  1    $205,000. 12/16/95


MD   2    124930000432150     97   $24,673.55     5301 Sweet Birch
12.625%   12/1/10   100  $225000
21043     180  05   9432150   $25,000.  11/22/95  310.17    Ellicott
City
29   06   172  1    $250,000. 1/1/96


GA   2    113930000432151     97   $26,179.06     2758 Fran Ln   12.625%
12/1/10   93   $70842
30060     180  05   9432151   $26,500.  11/27/95  328.78    Marietta
43   06   172  1    $105,000. 1/1/96

FL   2    112930000432152     97   $12,823.61     5831 49th Ave N
12.95%    12/15/10  100  $71934
33709     180  05   9432152   $13,000.  12/15/95  164.06    Kenneth City
25   06   172  1    $85,000.  1/15/96


FL   2    112930000432153     97   $28,256.69     8803 Wyndbrook
12.65%    12/19/10  100  $135236
33556     180  05   9432153   $28,760.  12/19/95  357.29    Odessa
41   06   172  1    $164,000. 1/19/96

MN   2    127930000432155     97   $24,183.8 3824 Maryland  11.95%
8/28/10   91   $109000
55427     180  05   9432155   $25,000.  8/30/95   299.24    New
Hope
44   06   168  1    $148,000. 9/28/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000432156     97   $31,997.55     4112 Skyline Dr
12.99%    11/20/10  100  $126000
20746     180  05   9432156   $32,461.  11/20/95  410.50    Morningside
45   06   171  1    $158,500. 12/20/95

CO   2    108930000432157     97   $34,298.94     2843 E 132nd Cir
11.99%    11/14/10  95   $87918
80241     180  05   9432157   $35,000.  11/14/95  419.83    Thornton
29   06   171  1    $130,000. 12/14/95


CA   2    106930000432159     97   $22,594.23     1142 Flamingo  13.35%
 11/10/10  100  $112000
92021     180  05   9432159   $23,000.  11/10/95  296.32    El
Cajon
30   06   171  1    $135,000. 12/10/95

CA   2    106930000432160     97   $33,370.68     603 Bristol Ave
12.99%    11/8/10   100  $255992
93065     180  05   9432160   $34,000.  11/8/95   429.96    Simi
Valley
43   06   171  1    $290,000. 12/8/95


UT   2    149930000432161     97   $18,007.48     4218 W 5050 S  12.99%
 11/10/10  99   $73400
84067     180  05   9432161   $18,600.  11/10/95  235.21    Roy
29   06   171  1    $93,000.  12/10/95


SC   2    145930000432162     97   $33,476.86     221 Platinum Dr
12.99%    11/10/10  100  $128494
29072     180  05   9432162   $34,000.  11/10/95  429.96    Lexington
41   06   171  1    $164,000. 12/10/95

MD   2    124930000432163     97   $28,699.47     5906 Lundy Dr  12.99%
  11/10/10  100  $124837
20706     180  05   9432163   $29,160.  11/10/95  368.75    Lanham
31   06   171  1    $154,000. 12/10/95


UT   2    149930000432164     97   $34,189.51     6846 S 3270 W  12.99%
 11/10/10  100  $96738
84084     180  05   9432164   $34,762.  11/10/95  439.59    West
Jordan
31   06   171  1    $131,500. 12/10/95

FL   2    112930000432165     97   $19,756.76     228 Lake  14.24%
11/13/10  98   $129200
32724     180  05   9432165   $20,000.  11/14/95  269.58    Deland
43   06   171  1    $152,500. 12/13/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000432166     97   $17,736.83     1056 N Lavergne
12.99%    11/13/10  91   $64600
60651     180  05   9432166   $18,000.  11/13/95  227.63    Chicago
39   06   171  1    $91,000.  12/13/95

MA   2    125930000432167     97   $14,291.62     127 Tanglewood
12.99%    11/13/10  100  $125500
02777     180  05   9432167   $14,500.  11/13/95  183.36    Swansea
43   06   171  1    $140,000. 12/13/95


CA   2    106930000432168     97   $39,312.73     6722 Drake Ln  12.99%
 11/15/10  93   $135340
96007     180  05   9432168   $40,000.  11/15/95  505.83    Anderson
42   06   171  1    $190,000. 12/15/95

SC   2    145930000432171     97   $26,415.89     33 Fieldstone Dr
12.99%    11/15/10  98   $78738
29615     180  05   9432171   $26,775.  11/15/95  338.59    Greenville
36   06   171  1    $108,000. 12/15/95


WA   2    153930000432172     97   $18,460.21     1609 S Mason   11.99%
  11/14/10  100  $96200
98405     180  05   9432172   $18,800.  11/14/95  225.51    Tacoma
43   06   171  1    $115,000. 12/14/95


CA   2    106930000432173     97   $34,419.96     15246 Cooper   12.99%
11/14/10  92   $159726
95124     180  05   9432173   $35,000.  11/14/95  442.60    San
Jose
33   06   171  1    $213,000. 12/14/95

CO   2    108930000432174     97   $10,903.43     1751 Grand Ave 14.24%
  11/15/10  100  $58952
81212     180  05   9432174   $11,047.  11/15/95  148.90    Canon
City
35   06   171  1    $70,000.  12/15/95


CA   2    106930000432175     97   $14,778.1 1952 W Lotus   12.99%
11/15/10  99   $162000
92621     180  05   9432175   $15,000.  11/15/95  189.69    Brea
34   06   171  1    $180,000. 12/15/95

IL   2    117930000432176     97   $23,775.35     Rr #1 Box 516  14.24%
11/20/10  100  $51819
61745     180  05   9432176   $24,181.  11/20/95  325.94    Heyworth
28   06   171  1    $76,000.  12/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IN   2    118930000432177     97   $16,958.05     2510 O'Ferrall St
12.99%    11/16/10  99   $55000
47904     180  05   9432177   $17,250.  11/16/95  218.14    Lafayette
26   06   171  1    $73,500.  12/16/95

SC   2    145930000432178     97   $19,894.64     501 Granite Dr 12.99%
11/17/10  100  $49724
29340     180  05   9432178   $20,276.  11/17/95  256.41    Gaffney
14   06   171  1    $70,000.  12/17/95


CO   2    108930000432179     97   $20,005.59     9527 Dudley Dr 14.24%
 11/16/10  100  $108765
80021     180  05   9432179   $20,400.  11/16/95  274.97    Westminster
37   06   171  1    $129,500. 12/16/95

FL   2    112930000432180     97   $26,660.37     1802 Mahogany  12.99%
  11/16/10  99   $84673
32825     180  05   9432180   $27,000.  11/16/95  341.44    Orlando
33   06   171  1    $113,000. 12/16/95


IL   2    117930000432181     97   $18,610.66     703 Parkside Ave
11.99%    11/16/10  100  $97076
60185     180  05   9432181   $18,924.  11/16/95  227.00    West
Chicago
43   06   171  1    $116,000. 12/16/95


DE   2    110930000432182     97   $30,303.35     403 E Wind Dr  12.99%
 11/17/10  100  $96909
19901     180  05   9432182   $31,000.  11/20/95  392.02    Dover
43   06   171  1    $128,000. 12/17/95

MA   2    125930000432183     97   $33,801.86     446 Ralph Talbot
11.99%    11/17/10  95   $95600
02190     180  05   9432183   $34,400.  11/17/95  412.64    Weymouth
28   06   171  1    $137,000. 12/17/95


UT   2    149930000432184     97   $13,259.85     255 W 100 S    12.99%
11/17/10  100  $22380
84537     180  05   9432184   $13,620.  11/17/95  172.24    Orangville
26   06   171  1    $36,000.  12/17/95

CA   2    106930000432185     97   $18,911.92     8220 Hydra Ln  12.99%
 11/20/10  100  $131500
92126     180  05   9432185   $19,500.  11/20/95  246.59    San
Diego
40   06   171  1    $151,000. 12/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
SC   2    145930000432186     97   $32,454.79     5419 Old Griffin
12.99%    11/20/10  100  $92000
29323     180  05   9432186   $33,000.  11/20/95  417.31    Chesnee
40   06   171  1    $125,000. 12/20/95

MD   2    124930000432187     97   $14,954.14     1213 Sulpher   12.99%
11/17/10  100  $89741
21227     180  05   9432187   $15,258.  11/17/95  192.95    Baltimore
32   06   171  1    $105,000. 12/17/95


MD   2    124930000432188     97   $27,202.55     13403 Overbrook
12.99%    11/17/10  100  $147000
20715     180  05   9432188   $27,700.  11/17/95  350.29    Bowie
40   06   171  1    $175,000. 12/17/95

VA   2    151930000432189     97   $14,746.97     9900 Indian Point
12.99%    11/17/10  96   $69500
23237     180  05   9432189   $15,000.  11/17/95  189.69    Richmond
18   06   171  1    $88,500.  12/17/95


CA   2    106930000432190     97   $16,251.64     849 Knapp St   12.99%
11/20/10  100  $55511
96097     180  05   9432190   $16,489.  11/20/95  208.52    Yreka
25   06   171  1    $72,000.  12/20/95


UT   2    149930000432191     97   $21,996.97     5539 W    12.99%
11/22/10  100  $67500
84118     180  05   9432191   $22,500.  11/24/95  284.53    Salt
Lake City
38   06   171  1    $90,000.  12/22/95

CO   2    108930000432192     97   $15,485.55     290 S Mountain
12.99%    11/20/10  100  $78157
80816     180  05   9432192   $15,843.  11/20/95  200.35    Florissant
39   06   171  1    $94,000.  12/20/95


UT   2    149930000432193     97   $34,480.84     2339 W Bueno   12.99%
 11/20/10  100  $56591
84088     180  05   9432193   $35,000.  11/20/95  442.60    West
Jordan
30   06   171  1    $92,000.  12/20/95

WA   2    153930000432194     97   $11,819.96     1504 W Gardner
12.99%    11/20/10  100  $48000
99201     180  05   9432194   $12,000.  11/20/95  151.75    Spokane
34   06   171  1    $60,000.  12/20/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NM   2    135930000432196     97   $21,821.76     712 Tomasita St
12.99%    11/20/10  100  $95659
87123     180  05   9432196   $22,341.  11/20/95  282.52    Albuquerque
33   06   171  1    $118,000. 12/20/95

FL   2    112930000432197     97   $21,743.17     6229 Barry Dr  12.99%
11/20/10  100  $82880
32208     180  05   9432197   $22,120.  11/20/95  279.73    Jacksonville
45   06   171  1    $105,000. 12/20/95


CA   2    106930000432199     97   $24,623.67     855 Plaza Toluca
12.99%    11/22/10  94   $138658
92114     180  05   9432199   $25,000.  11/22/95  316.15    San
Diego
36   06   171  1    $175,000. 12/22/95

UT   2    149930000432201     97   $30,484.01     1206 W 1750 N  11.99%
  11/21/10  99   $93000
84015     180  05   9432201   $30,980.  11/21/95  371.61    Clinton
41   06   171  1    $125,500. 12/21/95


CA   2    106930000432202     97   $34,269.42     6156 Puerto Dr 12.99%
11/25/10  98   $262949
95683     180  05   9432202   $35,000.  11/24/95  442.60    Rancho
Murietta
44   06   171  1    $305,000. 12/25/95


WA   2    153930000432204     97   $21,154.73     21057 Jefferson
14.24%    11/22/10  98   $96600
98346     180  09   9432204   $21,500.  11/22/95  289.80    Kingston
40   06   171  1    $121,000. 12/22/95

MD   2    124930000432205     97   $29,512.96     9742 51st Place
12.99%    11/22/10  95   $94500
20740     180  05   9432205   $30,000.  11/24/95  379.38    College Park
40   06   171  1    $131,350. 12/22/95


AZ   2    104930000432206     97   $19,721.98     1437 W Lake    12.99%
11/22/10  92   $92884
85233     180  03   9432206   $20,000.  11/22/95  252.92    Gilbert
38   06   171  1    $123,000. 12/22/95

FL   2    112930000432207     97   $17,568.83     5421 Reata Way 12.99%
 11/22/10  97   $80788
32810     180  05   9432207   $18,100.  11/22/95  228.89    Orlando
34   06   171  1    $102,000. 12/22/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
AZ   2    104930000432208     97   $25,964.21     5518 N 83rd St 12.99%
11/20/10  100  $93667
85250     180  05   9432208   $26,300.  11/20/95  332.59    Scottsdale
42   06   171  1    $120,000. 12/20/95

CA   2    106930000432209     97   $34,895.75     156 Limestone Dr
12.99%    11/22/10  98   $139625
94589     180  05   9432209   $35,780.  11/22/95  452.47    Vallejo
44   06   171  1    $180,000. 12/22/95


IL   2    117930000432210     97   $8,841.23 8707 Hillcrest      12.99%
11/22/10  100  $100988
60014     180  05   9432210   $9,000.   11/22/95  113.81    Crystal
Lake
40   06   171  1    $110,000. 12/22/95

WA   2    153930000432211     97   $31,103.95     14133 107th Ave
12.99%    11/22/10  100  $126400
98034     180  05   9432211   $31,600.  11/22/95  399.61    Kirkland
34   06   171  1    $158,000. 12/22/95


WA   2    153930000432213     97   $19,532.67     9315 N Londale
12.99%    11/22/10  100  $115100
99208     180  05   9432213   $19,900.  11/22/95  251.65    Spokane
31   06   171  1    $135,000. 12/22/95


OK   2    140930000432214     97   $34,644.17     3460 Frontier Rd
12.99%    11/22/10  98   $68452
74066     180  05   9432214   $35,000.  11/22/95  442.60    Sapulpa
31   06   171  1    $106,000. 12/22/95

IL   2    117930000432215     97   $34,452.72     17118 S   14.24%
11/22/10  94   $58793
60438     180  05   9432215   $35,000.  11/22/95  471.77    Lansing
32   06   171  1    $100,000. 12/22/95


CA   2    106930000432216     97   $34,384.42     2369 Fairway   12.99%
11/27/10  100  $208981
91915     180  03   9432216   $35,000.  11/27/95  442.60    Chula
Vista
44   06   171  1    $244,000. 12/27/95

IL   2    117930000432217     97   $12,200.44     7730 S Honore St
12.99%    11/27/10  100  $67594
60620     180  05   9432217   $12,406.  11/27/95  156.88    Chicago
39   06   171  1    $80,000.  12/27/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432218     97   $13,182.2 19606 Water    12.99%
11/28/10  100  $104544
93561     180  05   9432218   $13,450.  11/28/95  170.09    Tehachapi
41   06   171  1    $118,000. 12/28/95

FL   2    112930000432219     97   $18,541.56     2934 Nordman   11.99%
 11/27/10  100  $39000
32168     181  05   9432219   $18,930.  11/27/95  227.07    New
Smyrna
24   06   171  1    $58,000.  11/20/95


SC   2    145930000432220     97   $23,969.05     113 Briarwood Dr
12.99%    11/29/10  100  $148501
29681     180  05   9432220   $24,499.  11/29/95  309.81    Simpsonville
44   06   171  1    $173,000. 12/29/95

UT   2    149930000432221     97   $21,149.18     341 N 200 W    12.99%
11/27/10  94   $57847
84074     180  05   9432221   $21,500.  11/27/95  271.89    Tooele
35   06   171  1    $84,500.  12/27/95


MD   2    124930000432223     97   $33,459.87     11011 Mission  11.99%
 11/27/10  100  $175316
20721     180  03   9432223   $34,100.  11/27/95  409.04    Mitchellville
38   06   171  1    $209,500. 12/27/95


IL   2    117930000432225     97   $31,639.22     1487 Forest Ave
11.99%    11/27/10  100  $37338
60409     180  05   9432225   $32,055.  11/27/95  384.51    Calumet City
39   06   171  1    $70,000.  12/27/95

CA   2    106930000432226     97   $11,562.86     3904 Brando Dr 12.99%
 11/27/10  100  $89220
95307     180  05   9432226   $11,780.  11/27/95  148.97    Ceres
32   06   171  1    $101,000. 12/27/95


GA   2    113930000432228     97   $29,791.77     1198 McConnell
12.99%    11/28/10  100  $132681
30033     180  05   9432228   $30,319.  11/28/95  383.41    Decatur
24   06   171  1    $163,000. 12/28/95

CA   2    106930000432229     97   $29,101.89     721 Norstad St 12.99%
12/4/10   100  $118400
92154     180  05   9432229   $29,600.  12/5/95   374.32    San
Diego
33   06   172  1    $148,000. 1/4/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NC   2    137930000432230     97   $19,592.97     20 Brandy Ct   12.99%
11/28/10  100  $82800
27409     180  03   9432230   $20,000.  11/28/95  252.92    Greensboro
40   06   171  1    $103,500. 12/28/95

PA   2    142930000432231     97   $33,993.11     80 Hershey Rd  12.99%
11/29/10  100  $46500
17257     180  05   9432231   $34,500.  11/29/95  436.28    Shippensburg
43   06   171  1    $81,000.  12/29/95


PA   2    142930000432233     97   $13,430.7 17 School Dr   14.24%
11/29/10  100  $61000
15642     180  05   9432233   $14,000.  11/24/95  188.71    Irwin
28   06   171  1    $75,000.  12/29/95

IN   2    118930000432234     97   $26,281.93     2350 N 100 E   12.99%
11/29/10  100  $63652
46714     180  05   9432234   $26,648.  11/29/95  336.99    Bluffton
37   06   171  1    $90,300.  12/29/95


MD   2    124930000432235     97   $23,645.31     3207 Taylor Ave
12.99%    11/30/10  98   $87328
21234     180  05   9432235   $24,000.  11/27/95  303.50    Baltimore
38   06   171  1    $114,500. 12/30/95


NJ   2    134930000432236     97   $34,545.52     44 Linwood     12.99%
12/1/10   99   $132000
07012     180  05   9432236   $35,000.  12/1/95   442.60    Clifton
45   06   172  1    $169,000. 1/1/96

CA   2    106930000432237     97   $30,881.3 888 Ruthupham  12.99%
11/30/10  100  $108633
92154     180  05   9432237   $31,300.  12/1/95   395.81    San
Diego
34   06   171  1    $140,000. 12/30/95


CO   2    108930000432238     97   $34,443.63     1141 Nucla     12.99%
12/4/10   100  $54721
80011     180  05   9432238   $35,000.  12/4/95   442.60    Aurora
36   06   172  1    $90,000.  1/4/96

UT   2    149930000432239     97   $18,587.18     1319 Sonata St 12.99%
12/3/10   91   $62416
84116     180  05   9432239   $19,000.  11/29/95  240.27    Salt
Lake City
40   06   172  1    $90,000.  1/3/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
PA   2    142930000432240     97   $19,628.66     120 Main St    12.99%
12/3/10   100  $61500
17322     180  05   9432240   $20,000.  12/4/95   252.92    Felton
35   06   172  1    $82,000.  1/3/96

CA   2    106930000432241     97   $19,188.34     1976 Tobago Ave
12.99%    12/3/10   96   $134614
95122     180  05   9432241   $20,000.  12/4/95   252.92    San
Jose
39   06   172  1    $162,000. 1/3/96


CA   2    106930000432243     97   $34,564.83     2232 N 1st Ave 14.24%
 12/4/10   96   $248013
91784     180  05   9432243   $35,000.  11/29/95  471.77    Upland
37   06   172  1    $295,000. 1/4/96

CO   2    108930000432244     97   $17,726.4 3519 Walnut Ln 14.24%
12/3/10   93   $55780
81005     180  05   9432244   $18,000.  12/4/95   242.62    Pueblo
27   06   172  1    $80,000.  1/3/96


NJ   2    134930000432245     97   $18,404.98     155 Oak Ln     12.99%
12/4/10   100  $95912
08520     180  05   9432245   $19,000.  12/6/95   240.27    Hightstown
44   06   172  1    $115,000. 1/4/96


MD   2    124930000432246     97   $16,238.95     907 Southridge
12.99%    12/4/10   100  $68000
21228     180  05   9432246   $16,400.  12/5/95   207.39    Baltimore
45   06   172  1    $85,000.  1/4/96

VA   2    151930000432247     97   $30,009.9 1185 Old  12.99%    12/4/10
 93   $56000
23663     180  05   9432247   $30,391.  11/30/95  384.32    Hampton
30   06   172  1    $93,000.  1/4/96


MD   2    124930000432248     97   $13,249.95     659 Boxwood Dr
12.99%    12/4/10   97   $90000
21074     180  05   9432248   $13,500.  12/5/95   170.72    Hampstead
40   06   172  1    $107,000. 1/4/96

MD   2    124930000432253     97   $27,738.4 808 Kimberly   12.99%
12/5/10   96   $127000
21666     180  05   9432253   $28,000.  12/6/95   354.08    Stevensville
42   06   172  1    $162,000. 1/5/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000432254     97   $34,497.31     10516 Se 300th St
12.99%    12/5/10   100  $189677
98092     180  03   9432254   $35,000.  12/6/95   442.60    Auburn
43   06   172  1    $225,000. 1/5/96

MD   2    124930000432255     97   $23,727.73     1652      11.99%
12/5/10   92   $44000
21239     180  05   9432255   $24,600.  12/6/95   295.08    Baltimore
25   06   172  1    $75,000.  1/5/96


ID   2    116930000432256     97   $19,611.81     2113 E Maryland
12.99%    12/5/10   96   $69676
83686     180  05   9432256   $20,000.  12/6/95   252.92    Nampa
37   06   172  1    $94,000.  1/5/96

NJ   2    134930000432257     97   $25,468.86     606 Hemlock Dr 14.24%
 12/6/10   99   $84180
07860     180  05   9432257   $25,600.  12/7/95   345.06    Newton
25   06   172  1    $112,000. 1/6/96


GA   2    113930000432258     97   $27,120.97     6869 Beechwood
12.99%    12/7/05   100  $75081
30102     120  05   9432258   $27,919.  12/8/95   416.70    Acworth
0    06   112  1    $103,000. 1/7/96


CA   2    106930000432259     97   $29,920.08     402 Oak Breeze
12.99%    12/10/10  100  $181064
94553     180  05   9432259   $30,930.  12/11/95  391.14    Martinez
0    06   172  1    $212,000. 1/10/96

SC   2    145930000432260     97   $12,703.33     8 Canady St    12.99%
12/7/10   100  $79000
29349     180  05   9432260   $12,958.  12/8/95   163.86    Inman
37   06   172  1    $92,000.  1/7/96


NC   2    137930000432261     97   $19,686.4 6144 Stanleyville   12.99%
12/7/10   96   $59620
27045     180  05   9432261   $20,000.  12/8/95   252.92    Rural
Hall
30   06   172  1    $83,000.  1/7/96

WA   2    153930000432262     97   $28,184.99     303 E 30th Ave 12.99%
  12/10/10  97   $77838
99203     180  05   9432262   $28,500.  12/11/95  360.41    Spokane
0    06   172  1    $110,000. 1/10/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000432263     97   $29,586.04     5625 Ballman Ave
12.99%    12/12/10  100  $99821
21225     180  05   9432263   $30,000.  12/13/95  379.38    Baltimore
0    06   172  1    $130,000. 1/12/96

OR   2    141930000432264     97   $22,666.62     2975 N E Rock  12.99%
 12/6/10   100  $84000
97701     180  05   9432264   $23,000.  12/7/95   290.85    Bend
0    06   172  1    $107,000. 1/6/96


MD   2    124930000432266     97   $23,651.75     4806 Nurton Ave
12.99%    12/10/10  100  $59022
21215     180  05   9432266   $23,975.  12/11/95  303.18    Baltimore
39   06   172  1    $83,000.  1/10/96

FL   2    112930000432268     97   $34,465.87     10209 Nw 48    14.24%
12/10/10  100  $113000
33076     180  05   9432268   $34,787.  12/11/95  468.90    Coral
Springs
43   06   172  1    $148,000. 1/10/96


IL   2    117930000432270     97   $26,604.21     1114 Spring    12.99%
12/10/10  100  $53920
60433     180  05   9432270   $27,080.  12/11/95  342.45    Joliet
28   06   172  1    $81,000.  1/10/96


FL   2    112930000432271     97   $24,733.49     2213 Woodland  12.99%
 12/10/10  100  $78979
33907     180  05   9432271   $25,000.  12/11/95  316.15    Fort
Myers
36   06   172  1    $105,000. 1/10/96

AZ   2    104930000432272     97   $20,763.92     2355 E Catalina
12.99%    12/10/10  100  $82000
85204     180  05   9432272   $21,000.  12/11/95  265.56    Mesa
29   06   172  1    $103,000. 1/10/96


AZ   2    104930000432273     97   $29,406.97     2782 W Jasper Dr
12.99%    12/11/10  98   $152789
85224     180  05   9432273   $30,000.  12/15/95  379.38    Chandler
0    06   172  1    $188,000. 1/11/96

PA   2    142930000432274     97   $24,249.33     161 Maylyn Ave 12.99%
  12/11/10  100  $107000
17313     180  05   9432274   $24,500.  12/12/95  309.82    Dallastown
0    06   172  1    $132,000. 1/11/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000432275     97   $27,384.02     5937 Allemong  12.99%
12/19/10  100  $91018
60443     180  05   9432275   $27,982.  12/20/95  353.86    Matteson
34   06   172  1    $119,000. 1/19/96

GA   2    113930000432279     97   $16,391.83     1505      12.99%
12/12/10  100  $63367
30060     180  05   9432279   $16,633.  12/13/95  210.34    Marietta
0    06   172  1    $80,000.  1/12/96


SC   2    145930000432280     97   $26,323.84     2535 Smith Rd  12.99%
12/12/10  100  $87000
29710     180  05   9432280   $26,775.  12/13/95  338.59    Clover
38   06   172  1    $114,000. 1/12/96

WA   2    153930000432282     97   $24,727.08     13625 169th Ave
12.99%    12/12/10  100  $122000
98059     180  05   9432282   $25,000.  12/13/95  316.15    Renton
43   06   172  1    $147,000. 1/12/96


FL   2    112930000432285     97   $24,046.38     5958 Kendrew Dr
12.99%    12/17/10  100  $143752
32127     180  05   9432285   $25,000.  12/18/95  316.15    Port
Orange
42   06   172  1    $170,000. 1/17/96


MD   2    124930000432286     97   $24,609.5 360 Stratford Ave   12.99%
 12/17/10  100  $99950
21001     180  05   9432286   $25,000.  12/18/95  316.15    Aberdeen
39   06   172  1    $125,000. 1/17/96

CO   2    108930000432287     97   $16,254.74     24401 Hillside Rd
12.99%    12/17/10  97   $86042
81006     180  05   9432287   $16,500.  12/18/95  208.66    Pueblo
30   06   172  1    $106,000. 1/17/96


IL   2    117930000432288     97   $32,859.35     1457 Nova Rd   14.24%
12/17/10  94   $73500
60548     180  05   9432288   $33,200.  12/18/95  447.50    Sandwich
32   06   172  1    $114,000. 1/17/96

IL   2    117930000432290     97   $33,059.02     5731 Essex Ct  12.99%
12/17/10  94   $94445
60103     180  05   9432290   $33,333.  12/18/95  421.52    Hanover Park
36   06   172  1    $137,000. 1/17/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IN   2    118930000432291     97   $29,316.64     202 S Center   14.24%
12/17/10  99   $64207
46168     180  05   9432291   $29,600.  12/15/95  398.98    Plainfield
33   06   172  1    $95,000.  1/17/96

CA   2    106930000432292     97   $31,607.97     39355 Wilford St
12.99%    12/18/10  99   $180180
94538     180  05   9432292   $32,000.  12/19/95  404.67    Fremont
43   06   172  1    $216,000. 1/18/96


SC   2    145930000432294     97   $25,077.56     1750 Hanging   14.24%
12/19/10  100  $47000
29349     180  05   9432294   $25,577.  12/20/95  344.75    Inman
35   06   172  1    $73,000.  1/19/96

CO   2    108930000432295     97   $23,699.15     4421 Cottonwood
12.99%    12/19/10  95   $164391
80241     180  05   9432295   $24,000.  12/20/95  303.50    Thorton
45   06   172  1    $200,000. 1/19/96


MD   2    124930000432296     97   $25,565.44     2520 Mantup Dr
12.99%    12/17/10  100  $154088
21050     180  05   9432296   $25,900.  12/18/95  327.53    Forest
Hill
29   06   172  1    $180,000. 1/17/96


CO   2    108930000432297     97   $25,743.62     10038 W 99th   12.99%
12/25/10  100  $127919
80021     180  05   9432297   $26,081.  12/26/95  329.82    Westminster
38   06   172  1    $154,000. 1/25/96

CA   2    106930000432299     97   $28,344.81     10846 Cariuto Ct
12.99%    12/17/10  96   $137634
92124     180  03   9432299   $29,000.  12/18/95  366.73    San
Diego
40   06   172  1    $174,000. 1/17/96


MD   2    124930000432300     97   $34,424.61     4425 Raspe Ave
12.99%    12/18/10  99   $50269
21206     180  05   9432300   $35,000.  12/19/95  442.60    Baltimore
37   06   172  1    $87,000.  1/18/96

OR   2    141930000432301     97   $24,355.25     1201 Se 148th  12.99%
12/25/10  92   $46548
97233     180  05   9432301   $24,700.  12/26/95  312.35    Portland
36   06   172  1    $78,000.  1/25/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    153930000432302     97   $34,668.28     4301 Madrona Ln
12.99%    12/25/10  97   $99450
98335     180  05   9432302   $35,000.  12/26/95  442.60    Gig
Harbor
44   06   172  1    $140,000. 1/25/96

CA   2    106930000432303     97   $19,673.4 383 Holiday Hills   12.99%
12/19/10  97   $105157
94553     180  09   9432303   $20,000.  12/20/95  252.92    Martinez
26   06   172  1    $130,000. 1/19/96


AZ   2    104930000432304     97   $16,683.63     4121 E Catalina
12.99%    12/20/10  96   $88059
85018     180  05   9432304   $17,000.  12/21/95  214.98    Phoenix
41   06   172  1    $110,000. 1/20/96

UT   2    149930000432305     97   $18,483.6 1687 W 120 S   12.99%
12/19/10  100  $82334
84601     180  05   9432305   $18,666.  12/20/95  236.05    Provo
33   06   172  1    $101,000. 1/19/96


CA   2    106930000432307     97   $24,533.19     822 Cedar Ave  11.99%
 12/21/10  100  $146580
91911     180  05   9432307   $25,000.  12/22/95  299.88    Chula
Vista
0    06   172  1    $172,000. 1/21/96


CA   2    106930000432308     97   $24,637.26     1121 Viewcest Ct
14.24%    12/21/10  96   $162838
91720     180  05   9432308   $25,000.  12/22/95  336.98    Corona
0    06   172  1    $197,500. 1/21/96

PA   2    142930000432309     97   $25,682.26     35 Earl St     12.99%
12/21/10  100  $67900
17331     180  05   9432309   $26,100.  12/22/95  330.06    Hanover
41   06   172  1    $94,000.  1/21/96


SC   2    145930000432310     97   $25,318.74     204 Laura Ct   12.99%
12/21/10  92   $77000
29365     180  05   9432310   $25,700.  12/26/95  325.00    Lyman
21   06   172  1    $112,500. 1/21/96

UT   2    149930000432312     97   $23,790.32     1150 W 1420 N  12.99%
  12/21/10  96   $111704
84057     180  05   9432312   $24,161.  12/22/95  305.54    Orem
27   06   172  1    $143,000. 1/21/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432313     97   $16,693.5 4944 W 6440 S  12.99%
12/21/10  100  $79925
84084     180  05   9432313   $16,909.  12/22/95  213.83    West
Jordan
40   06   172  1    $97,000.  1/21/96

GA   2    113930000432314     97   $34,463.04     4690 Waterford
12.99%    12/25/10  95   $177000
30174     180  05   9432314   $35,000.  12/26/95  442.60    Suwanee
39   06   172  1    $224,000. 1/25/96


IL   2    117930000432316     97   $17,948.83     1120 32nd Ave  12.99%
12/25/10  100  $88302
60104     180  05   9432316   $18,300.  12/26/95  231.42    Bellwood
35   06   172  1    $107,000. 1/25/96

CA   2    106930000432317     97   $19,250.96     2014 Camino Del
12.99%    12/25/10  98   $156716
95403     180  05   9432317   $20,000.  12/26/95  252.92    Santa
Rosa
35   06   172  1    $182,000. 1/25/96


UT   2    149930000432318     97   $13,391.45     4453 S Cape    12.99%
1/1/06    93   $95528
84120     120  05   9432318   $13,750.  1/2/96    205.22    West Valley
City
37   06   113  1    $118,500. 2/1/96


SC   2    145930000432319     97   $17,391.86     453 Cresthaven Dr
12.99%    12/26/05  99   $80378
29303     120  05   9432319   $18,000.  12/27/95  268.65    Spartanburg
32   06   112  1    $100,000. 1/26/96

CA   2    106930000432320     97   $34,640.39     18440 Colville St
12.99%    12/26/10  94   $200000
92708     180  05   9432320   $35,000.  12/28/95  442.60    Fountain
Valley
33   06   172  1    $250,000. 1/26/96


SC   2    145930000432322     97   $34,506.51     610 Oaky Rd    12.99%
12/26/10  96   $51021
29536     180  05   9432322   $35,000.  12/27/95  442.60    Dillon
31   06   172  1    $90,000.  1/26/96

MD   2    124930000432323     97   $26,897.92     4810 Briercrest Ct
12.99%    12/27/10  100  $177000
20720     180  05   9432323   $27,300.  12/28/95  345.23    Bowie
39   06   172  1    $205,000. 1/27/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432324     97   $26,574.84     1235 W Wasatch
12.99%    12/27/10  95   $48886
84104     180  05   9432324   $27,027.  12/28/95  341.78    Salt
Lake City
39   06   172  1    $80,000.  1/27/96

WA   2    153930000432325     97   $31,895.72     20168 7th Ave Ne
12.99%    12/27/10  99   $98992
98055     180  05   9432325   $32,500.  12/28/95  410.99    Seattle
43   06   172  1    $133,500. 1/27/96


GA   2    113930000432326     97   $23,153.14     5412 Cindy Ln  12.99%
 12/27/10  100  $81340
30208     180  05   9432326   $23,500.  12/28/95  297.18    Conyers
30   06   172  1    $105,000. 1/27/96

ID   2    116930000432327     97   $24,191.98     421 B S 200 E  12.99%
12/27/10  100  $73100
83338     180  05   9432327   $24,400.  12/28/95  308.56    Jerome
24   06   172  1    $97,500.  1/27/96


CA   2    106930000432328     97   $34,555.32     27422 Mountain
14.24%    12/27/10  93   $276500
92026     180  05   9432328   $35,000.  12/28/95  471.77    Escondido
40   06   172  1    $335,000. 1/27/96


SC   2    145930000432329     97   $16,879.54     213 Corkwood Dr
12.99%    12/27/10  100  $57387
29681     180  05   9432329   $17,113.  12/28/95  216.41    Simpsonville
22   06   172  1    $74,500.  1/27/96

SC   2    145930000432330     97   $13,543.19     143 Byrd Rd    14.24%
12/27/10  100  $46210
29584     180  05   9432330   $13,790.  12/29/95  185.88    Patrick
0    06   172  1    $60,000.  1/27/96


FL   2    112930000432331     97   $12,404.63     399 Eckert St Se
12.99%    12/27/10  100  $50400
32909     180  05   9432331   $12,600.  12/28/95  159.34    Palm
Bay
24   06   172  1    $63,000.  1/27/96

DE   2    110930000432333     97   $29,535.51     1 Firechase Cir
12.99%    1/1/11    100  $195000
19711     180  05   9432333   $30,000.  1/2/96    379.38    Newark
42   06   173  1    $225,000. 2/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432334     97   $24,756.83     10 Attlebury Cir
12.99%    1/2/11    100  $149666
93906     180  05   9432334   $25,000.  12/28/95  316.15    Salinas
0    06   173  1    $175,000. 2/2/96

CA   2    106930000432336     97   $24,608.61     5060 Lakeview  14.24%
 1/1/11    96   $136510
94585     180  05   9432336   $25,000.  1/2/96    336.98    Fairfeld
38   06   173  1    $170,000. 2/1/96


GA   2    113930000432337     97   $13,242.08     312 Deere St   12.99%
1/1/11    95   $106620
30281     180  05   9432337   $14,000.  1/2/96    177.04    Stockbridge
38   06   173  1    $127,000. 2/1/96

FL   2    112930000432338     97   $12,625.74     344 Sterling Rose
12.99%    1/2/06    100  $91989
32703     120  05   9432338   $13,000.  1/3/96    194.03    Apopka
36   06   113  1    $105,000. 2/2/96


CA   2    106930000432339     97   $33,864.44     351 Village Dr 12.99%
1/7/11    100  $115607
94513     180  05   9432339   $34,390.  1/8/96    434.89    Brentwood
35   06   173  1    $150,000. 2/7/96


UT   2    149930000432340     97   $22,190.59     2459 N 1000 W  12.99%
  1/2/11    100  $63768
84041     180  05   9432340   $22,500.  1/3/96    284.53    Layton
33   06   173  1    $87,000.  2/2/96

CA   2    106930000432341     97   $24,473.43     10162 Prince   12.99%
1/2/11    100  $157990
92071     180  05   9432341   $25,000.  12/28/95  316.15    Santee
34   06   173  1    $183,000. 2/2/96


MD   2    124930000432343     97   $34,054.31     3101 Edgewood
12.99%    1/3/11    96   $65985
21234     180  05   9432343   $35,000.  12/29/95  442.60    Baltimore
36   06   173  1    $106,000. 2/3/96

CA   2    106930000432344     97   $34,574.43     4330 Mountain  12.99%
 1/3/11    94   $156842
94611     180  05   9432344   $35,000.  1/4/96    442.60    Oakland
32   06   173  1    $205,000. 2/3/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000432345     97   $23,127.34     6906 Fox Chase
12.99%    1/3/11    99   $109046
21774     180  05   9432345   $23,400.  1/4/96    295.91    New Market
44   06   173  1    $135,000. 2/3/96

GA   2    113930000432346     97   $25,323.88     2721 Harvest Dr
12.99%    1/3/11    100  $209000
30208     180  05   9432346   $25,733.  1/4/96    325.42    Conyers
43   06   173  1    $235,000. 2/3/96


IL   2    117930000432347     97   $32,296.13     118 Berry St   12.99%
1/3/11    100  $64717
60466     180  05   9432347   $32,750.  1/4/96    414.15    Park Forest
43   06   173  1    $98,000.  2/3/96

CA   2    106930000432348     97   $21,237.78     1007 Amanda Cir
12.99%    1/7/11    100  $142028
94513     180  05   9432348   $21,500.  1/8/96    271.89    Brentwood
29   06   173  1    $164,000. 2/7/96


UT   2    149930000432349     97   $34,518.14     1365 W Gordon  12.99%
  1/7/11    96   $83648
84501     180  05   9432349   $35,000.  1/8/96    442.60    Price
35   06   173  1    $124,000. 2/7/96


CA   2    106930000432350     97   $29,293.59     5203 Champlain
12.99%    1/7/11    100  $167450
92056     180  05   9432350   $29,550.  1/8/96    373.68    Oceanside
40   06   173  1    $197,000. 2/7/96

MD   2    124930000432353     97   $31,170.55     125 Remington  12.99%
  1/7/11    100  $93458
21904     180  05   9432353   $31,540.  1/9/96    398.85    Port Deposit
41   06   173  1    $125,000. 2/7/96


CA   2    106930000432354     97   $30,324.69     8629 Sunridge Dr
12.99%    1/7/11    100  $127243
92071     180  05   9432354   $30,750.  1/8/96    388.86    Santee
43   06   173  1    $158,000. 2/7/96

IL   2    117930000432355     97   $20,716.53     248 Butte View
12.99%    1/7/11    100  $131000
60440     180  05   9432355   $21,000.  1/8/96    265.56    Bolingbrook
42   06   173  1    $152,000. 2/7/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117930000432356     97   $15,798.02     7117 S Paulina 12.99%
1/7/11    100  $46069
60636     180  05   9432356   $15,931.  1/8/96    201.46    Chicago
27   06   173  1    $62,000.  2/7/96

MD   2    124930000432357     97   $14,758.2 251 Overleaf Dr     12.99%
1/7/11    94   $117835
21012     180  05   9432357   $15,000.  1/8/96    189.69    Arnold
39   06   173  1    $142,000. 2/7/96


AZ   2    104930000432358     97   $19,637.34     7117 W Libby St
12.99%    1/3/11    93   $104247
85308     180  05   9432358   $20,000.  1/4/96    252.92    Glendale
27   06   173  1    $135,000. 2/3/96

UT   2    149930000432359     97   $34,674.57     608 E 1100 N   14.24%
1/8/11    97   $34200
84404     180  05   9432359   $35,000.  1/9/96    471.77    Ogden
40   06   173  1    $72,000.  2/8/96


MD   2    124930000432360     97   $21,099.67     1011 Orchard   14.24%
1/9/11    100  $161000
21784     180  05   9432360   $21,500.  1/10/96   289.80    Sykesville
42   06   173  1    $183,000. 2/9/96


CA   2    106930000432361     97   $24,649.59     23087 Eddy St  12.99%
1/11/11   98   $164000
94541     180  05   9432361   $25,000.  1/12/96   316.15    Hayward
38   06   173  1    $194,000. 2/11/96

MD   2    124930000432362     97   $13,548.96     3117 Brendan   12.99%
 1/9/11    100  $51290
21213     180  05   9432362   $13,710.  1/10/96   173.37    Baltimore
32   06   173  1    $65,000.  2/9/96


WA   2    153930000432363     97   $22,683.82     1626 Owen Ave
12.99%    1/9/11    98   $90231
98363     180  05   9432363   $23,000.  1/10/96   290.85    Port
Angeles
30   06   173  1    $116,000. 2/9/96

AZ   2    104930000432364     97   $9,938.08 1055 N Recker  12.99%
1/8/11    95   $59751
85205     180  09   9432364   $10,000.  1/9/96    126.46    Mesa
7    06   173  1    $74,000.  2/8/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432365     97   $24,678.44     538 Douglas St 12.99%
1/11/11   98   $54758
84404     180  05   9432365   $25,000.  1/12/96   316.15    Ogden
38   06   173  1    $82,000.  2/11/96

MD   2    124930000432367     97   $19,749.77     102 Hoff Ct    12.99%
1/14/11   95   $83958
21771     180  05   9432367   $20,000.  1/18/96   252.92    Mt.
Airy
40   06   173  1    $110,000. 2/14/96


AZ   2    104930000432368     97   $14,876.53     4761 S Calle   12.99%
1/8/11    97   $45214
85714     180  05   9432368   $15,000.  1/9/96    189.69    Tucson
0    06   173  1    $62,500.  2/8/96

AZ   2    104930000432369     97   $14,711.57     1305 N Avoca LN
12.99%    1/10/11   98   $96922
85207     176  05   9432369   $15,000.  1/11/96   189.69    Mesa
4    06   173  1    $115,000. 6/10/96


AZ   2    104930000432371     97   $24,037.1 4345 E Grove St     12.99%
1/11/11   98   $57742
85040     180  05   9432371   $25,000.  1/19/96   316.15    Phoenix
0    06   173  1    $85,000.  2/11/96


NC   2    137930000432372     97   $10,873.93     9801 Dunfries Rd
12.99%    1/16/11   95   $92407
28105     180  05   9432372   $11,000.  1/17/96   139.10    Matthews
35   06   173  1    $110,000. 2/16/96

OR   2    141930000432374     97   $34,479.4 3322 Watson Ave     12.99%
  1/16/11   97   $43356
97305     180  05   9432374   $35,000.  1/17/96   442.60    Salem
22   06   173  1    $81,000.  2/16/96


MD   2    124930000432375     97   $23,782.63     7020 Matthews  12.99%
  1/21/11   100  $96000
20616     180  05   9432375   $24,000.  1/22/96   303.50    Bryans
Road
45   06   173  1    $120,000. 2/21/96

CA   2    106930000432376     97   $24,586.74     2683 Starlight
12.99%    1/14/11   97   $100954
96001     180  05   9432376   $25,000.  1/15/96   316.15    Redding
43   06   173  1    $130,000. 2/14/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432377     97   $13,871.45     14918 Jeremie St
12.99%    1/14/11   100  $116000
91706     180  05   9432377   $14,000.  1/15/96   177.04    Baldwin Park
37   06   173  1    $130,000. 2/14/96

CA   2    106930000432378     97   $18,261.41     726 W Arrow    14.24%
 1/18/11   100  $126280
91768     180  05   9432378   $18,500.  1/19/96   249.36    Pomona
31   06   173  1    $145,000. 2/18/96


UT   2    149930000432380     97   $11,798.74     4054 W 575 N   12.99%
 1/16/11   95   $82999
84720     180  05   9432380   $12,000.  1/17/96   151.75    Cedar
City
37   06   173  1    $100,000. 2/16/96

WA   2    153930000432381     97   $34,419.48     2501 Nelson    12.99%
1/16/11   95   $150000
98922     180  05   9432381   $35,000.  1/17/96   442.60    Cle
Elum
36   06   173  1    $195,000. 2/16/96


UT   2    149930000432382     97   $34,115.17     6672 S Clernates
12.99%    1/16/11   99   $92600
84084     180  05   9432382   $35,000.  1/17/96   442.60    West
Jordan
37   06   173  1    $130,000. 2/16/96


ID   2    116930000432383     97   $30,583.48     935 Shannon Ln 12.99%
1/16/11   99   $91253
83854     180  05   9432383   $31,000.  1/17/96   392.02    Post
Falls
39   06   173  1    $124,500. 2/16/96

SC   2    145930000432384     97   $17,295.18     8721 Parris    11.99%
1/17/11   100  $52500
29323     180  05   9432384   $17,500.  1/18/96   209.92    Chesnee
28   06   173  1    $70,000.  2/17/96


MD   2    124930000432385     97   $32,503.28     2462 Kenbrook Ct
12.85%    1/16/11   99   $202189
20603     180  05   9432385   $33,000.  1/17/96   414.28    Waldorf
43   06   173  1    $238,000. 2/16/96

UT   2    149930000432386     97   $17,251.95     464 N 2360 E   12.99%
1/16/11   100  $94000
84790     180  05   9432386   $17,500.  1/17/96   221.30    St.
George
33   06   173  1    $111,500. 2/16/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    108930000432387     97   $22,735.76     2713 W 100th   12.99%
1/17/11   100  $96898
80221     180  05   9432387   $23,100.  1/18/96   292.12    Denver
40   06   173  1    $120,000. 2/17/96

IL   2    117930000432388     97   $34,576.4 5909 W 99th St 12.99%
1/17/11   100  $108750
60453     180  05   9432388   $35,000.  1/18/96   442.60    Oak
Lawn
32   06   173  1    $145,000. 2/17/96


UT   2    149930000432389     97   $19,963.6 616 Lockwood Dr     14.24%
  1/17/06   100  $41039
84404     120  05   9432389   $20,461.  1/18/96   320.65    Ogden
30   06   113  1    $61,500.  2/17/96

CA   2    106930000432390     97   $33,627.1 1542 Carleton St    14.24%
1/21/11   92   $138173
94703     180  05   9432390   $34,000.  1/22/96   458.29    Berkeley
34   06   173  1    $189,000. 2/21/96


CO   2    108930000432391     97   $29,649.71     9984 W 85th    12.99%
1/21/11   97   $145528
80005     180  05   9432391   $30,000.  1/22/96   379.38    Arvada
33   06   173  1    $181,500. 2/21/96


CO   2    108930000432392     97   $17,490.25     8371 S Sunnyside
14.24%    1/21/11   100  $124141
80126     180  05   9432392   $17,859.  1/22/96   240.72    Highlands
Ranch
44   06   173  1    $142,000. 2/21/96

OR   2    141930000432394     97   $30,942.27     61976 Rawhide  12.99%
  1/21/11   100  $73694
97702     180  05   9432394   $31,306.  1/22/96   395.89    Bend
26   06   173  1    $105,000. 2/21/96


SC   2    145930000432395     97   $19,720.5 940 Seay Ln    11.99%
1/21/11   91   $48000
29306     180  05   9432395   $20,000.  1/22/96   239.90    Spartanburg
33   06   173  1    $75,000.  2/21/96

WA   2    153930000432396     97   $22,723.73     3738 Magrath Rd
12.99%    1/22/11   96   $120000
98226     180  05   9432396   $23,000.  1/23/96   290.85    Bellingham
31   06   173  1    $150,000. 2/22/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432397     97   $17,429.18     305 N 200 E    12.99%
1/22/11   100  $102224
84010     180  05   9432397   $17,644.  1/23/96   223.12    Bountiful
30   06   173  1    $121,000. 2/22/96

FL   2    112930000432398     97   $34,600.31     3732 Molona Dr 12.99%
 1/22/11   99   $127230
32837     180  05   9432398   $35,000.  1/23/96   442.60    Orlando
44   06   173  1    $164,000. 2/22/96


UT   2    149930000432399     97   $26,633.74     5637 S 2800 W  12.99%
 1/22/11   96   $53500
84067     180  05   9432399   $27,000.  1/23/96   341.44    Roy
40   06   173  1    $84,000.  2/22/96

FL   2    112930000432401     97   $31,704.41     22106 Flower Dr
12.99%    2/1/11    100  $124764
33428     180  03   9432401   $32,000.  1/31/96   404.67    Boca
Raton
40   06   174  1    $157,000. 3/1/96


DE   2    110930000432402     97   $34,535.26     4733 Holletts  12.99%
1/22/11   99   $101049
19938     180  05   9432402   $35,000.  1/23/96   442.60    Clayton
39   06   173  1    $138,000. 2/22/96


SC   2    145930000432403     97   $20,617.48     1109 Quiet Ln  11.99%
1/23/11   97   $39830
29223     180  05   9432403   $21,000.  1/24/96   251.90    Columbia
35   06   173  1    $63,000.  2/23/96

SC   2    145930000432404     97   $17,092.9 1141 Martin Rd 11.99%
1/23/11   100  $21643
29301     180  05   9432404   $17,350.  1/24/96   208.12    Spartanburg
39   06   173  1    $39,000.  2/23/96


AZ   2    104930000432406     97   $24,336.26     3644 N Santiago
12.85%    1/21/11   100  $152000
85215     180  03   9432406   $25,000.  1/22/96   313.85    Mesa
43   06   173  1    $178,000. 2/21/96

AZ   2    104930000432407     97   $21,888.95     1411 E Le      14.24%
1/22/11   100  $105587
85022     180  05   9432407   $22,400.  1/23/96   301.94    Phoenix
38   06   173  1    $128,000. 2/22/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432408     97   $12,031.29     795 N 825 W    12.99%
1/25/11   100  $67129
84015     180  05   9432408   $12,216.  1/26/96   154.48    Clearfield
0    06   173  1    $80,000.  2/25/96

UT   2    149930000432409     97   $34,593.75     5481 S 1500 W  12.99%
 1/25/11   98   $112107
84123     180  05   9432409   $35,000.  1/26/96   442.60    Salt
Lake City
37   06   173  1    $151,000. 2/25/96


IL   2    117930000432410     97   $18,352.24     1001 Georgian  12.99%
1/28/11   95   $111000
60103     180  05   9432410   $19,000.  1/29/96   240.27    Bartlett
45   06   173  1    $138,000. 2/28/96

MD   2    124930000432411     97   $16,769.24     20 S Potomac St
12.85%    1/28/11   100  $60009
21224     180  05   9432411   $16,990.  1/30/96   213.29    Baltimore
32   06   173  1    $77,000.  2/28/96


WA   2    153930000432413     97   $27,548.79     14904 Cascadian
12.99%    1/28/11   100  $106949
98037     180  05   9432413   $28,000.  1/29/96   354.08    Lynnwood
42   06   173  1    $135,000. 2/28/96


AZ   2    104930000432414     97   $19,750.55     621 S Fir St   12.99%
1/28/11   94   $91778
85226     180  03   9432414   $20,000.  1/29/96   252.92    Chandler
30   06   173  1    $120,000. 2/28/96

CO   2    108930000432415     97   $19,612.34     4650 S Flanders
12.99%    1/28/11   100  $124679
80015     180  05   9432415   $20,000.  1/30/96   252.92    Aurora
37   06   173  1    $145,000. 2/28/96


CA   2    106930000432416     97   $23,862.4 10191 Seward Ct     12.99%
 1/28/11   97   $120000
95127     180  05   9432416   $24,201.  1/29/96   306.04    San
Jose
34   06   173  1    $150,000. 2/28/96

MD   2    124930000432417     97   $15,687.32     8794 Fairlea Rd
14.24%    1/28/11   99   $62964
21620     180  05   9432417   $16,000.  1/30/96   215.66    Chestertown
38   06   173  1    $80,000.  2/28/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149930000432418     97   $25,224.64     547 W 2325 N   12.85%
 1/28/11   94   $105500
84043     180  05   9432418   $25,500.  1/30/96   320.12    Lehi
27   06   173  1    $140,000. 2/28/96

WA   2    153930000432419     97   $34,536.4 36924 2nd Ave S     12.85%
  1/29/11   94   $192379
98023     180  05   9432419   $35,000.  1/30/96   439.39    Federal
Way
43   06   173  1    $244,000. 2/29/96


GA   2    113930000432420     97   $28,267.91     1864 Creat TRL 12.99%
  1/29/11   99   $60000
30080     180  05   9432420   $28,687.  1/30/96   362.77    Smyrna
43   06   173  1    $90,000.  2/29/96

AZ   2    104930000432422     97   $20,704.07     5823 N 22nd Ave
12.99%    1/29/11   100  $63750
85015     180  05   9432422   $21,000.  1/30/96   265.57    Phoenix
30   06   173  1    $85,000.  2/29/96


PA   2    142930000432423     97   $14,877.86     1226 11th Juniata
12.99%    2/1/11    95   $70300
16601     180  05   9432423   $15,000.  1/31/96   189.69    Altoona
42   06   174  1    $90,000.  3/1/96


UT   2    149920000432424     97   $17,277.62     1190 N Quincy  11.35%
 1/29/11   91   $64073
84404     180  05   9432424   $17,572.  1/30/96   203.60    Ogden
28   06   173  1    $90,500.  2/29/96

CO   2    108930000432425     97   $17,829.44     1106 S 18th St 12.99%
2/1/11    97   $40645
81067     180  05   9432425   $18,500.  1/31/96   233.95    Rocky
Ford
20   06   174  1    $61,000.  3/1/96


SC   2    145930000432426     97   $34,701.87     5 Red Gate Ct  11.99%
2/1/11    97   $136000
29681     180  05   9432426   $35,000.  1/31/96   419.83    Simpsonville
42   06   174  1    $178,000. 3/1/96

NC   2    137930000432427     97   $30,550.29     3516 Regents   12.85%
2/1/11    100  $87108
27455     180  05   9432427   $30,892.  1/31/96   387.81    Greensboro
42   06   174  1    $118,000. 3/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112930000432429     97   $14,239.63     10912 N Edison
11.9%     9/6/09    100  $56714
33612     180  05   9432429   $15,000.  8/31/94   179.07    Tampa
39   06   157  1    $72,000.  10/6/94

NV   2    132930000432430     97   $24,415.61     6416 Beechcrest
13.75%    5/6/10    98   $108263
89108     180  05   9432430   $25,000.  5/2/95    328.75    Las Vegas
29   06   165  1    $137,000. 6/6/95


FL   2    112930000432432     97   $24,446.68     1515 E Lloyd St
13.2%     5/22/10   93   $40000
32503     180  05   9432432   $25,000.  5/16/95   319.61    Pensacola
23   06   165  1    $70,000.  6/22/95

CO   2    108930000432434     97   $25,783.69     6559 Ingalls St     14.2%
   5/15/10   101  $89100
80003     180  05   9432434   $28,000.  5/10/95   376.66    Aravada
27   06   165  1    $116,000. 6/15/95


PA   2    142930000432435     97   $19,653.98     51 McElwee Rd  14.8%
 6/1/10    100  $75750
17018     180  05   9432435   $20,200.  5/26/95   279.96    Dauphin
38   06   166  1    $96,000.  7/1/95


VA   2    151930000432436     97   $33,212.69     8428 Little River
14.2%     5/11/10   94   $238764
22003     180  05   9432436   $35,000.  5/6/95    470.83    Annandale
23   06   165  1    $292,000. 6/11/95

NY   2    136930000432437     97   $22,335.84     536 Vosburg Rd 12.7%
 5/15/10   98   $57000
14580     180  05   9432437   $23,034.  5/10/95   286.91    Webster
35   06   165  1    $82,000.  6/15/95


PA   2    142930000432438     97   $11,331.5 2214 S Croskey      13.75%
5/19/00   100  $42800
19150     60   05   9432438   $14,000.  5/15/95   323.95    Philadelphia
38   06   45   1    $57,000.  6/19/95

VA   2    151930000432440     97   $43,310.48     3205 Manitoba Dr
12.9%     5/16/10   94   $142500
22192     180  05   9432440   $44,822.  5/11/95   564.17    Woodbridge
36   06   165  1    $199,700. 6/16/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NY   2    136930000432441     97   $22,213.02     1239 Arnow Ave 12.9%
  5/16/10   92   $114000
10469     180  05   9432441   $23,000.  5/11/95   289.50    Bronx
39   06   165  1    $150,000. 6/16/95

PA   2    142930000432442     97   $17,520.15     3918 Campbell  14.2%
6/14/10   100  $67249
17244     168  05   9432442   $18,500.  6/9/95    248.87    Orrstown
33   06   166  1    $86,000.  7/14/96


NV   2    132930000432443     97   $31,800.68     17335 Sunbird Ln
14.2%     5/22/10   100  $87327
89506     180  05   9432443   $32,600.  5/17/95   438.54    Reno
39   06   165  1    $120,000. 6/22/95

AZ   2    104930000432444     97   $23,344.69     47300 N New    13.75%
 6/5/10    100  $65945
85027     180  05   9432444   $24,055.  5/31/95   316.33    Phoenix
37   06   166  1    $90,000.  7/5/95


VA   2    151930000432445     97   $21,471.67     6704 Wilber Cir
13.75%    6/3/10    100  $49977
23228     180  05   9432445   $21,902.  5/30/95   288.01    Richmond
36   06   166  1    $72,000.  7/3/95


CO   2    108930000432446     97   $20,250.63     4325 Melville Dr
13.1%     6/9/10    100  $68578
80916     180  05   9432446   $21,000.  6/5/95    267.09    Colorado
Spring
36   06   166  1    $90,000.  7/9/95

FL   2    112930000432447     97   $24,442.94     924 Rue De Palms
14.2%     7/5/10    100  $89710
32578     168  05   9432447   $25,000.  6/28/95   336.31    Niceville
36   06   167  1    $115,000. 8/5/96


MA   2    125930000432448     97   $9,818.21 8 Lou's Dr     13.99%
6/30/10   100  $126844
01571     180  05   9432448   $10,100.  6/26/95   134.44    Dudley
35   06   166  1    $137,000. 7/30/95

NC   2    137930000432449     97   $21,132.97     129 Williamson St
14.25%    6/1/10    100  $53112
27371     180  05   9432449   $21,504.1 5/19/95   290.00    Troy
37   06   166  1    $74,800.  7/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CT   2    109930000432450     97   $21,443.34     78 Central Ave 13.75%
2/22/05   100  $124633
06716     121  05   9432450   $23,000.  2/16/95   353.66    Wolcott
0    06   102  1    $148,000. 2/22/95

VA   2    151930000432451     97   $35,194.3 13510 Kerrydale     14.25%
6/14/10   99   $78068
22193     180  05   9432451   $35,600.  6/9/95    428.87    Woodbridge
40   06   166  1    $115,000. 7/14/95


CA   2    106930000432452     97   $19,081.29     107 Pilot Hill 13.99%
6/30/09   100  $122000
94589     180  05   9432452   $20,000.  7/21/94   266.22    Vallejo
36   06   154  1    $142,000. 7/27/94

AZ   2    104930000432453     97   $10,932.48     2321 E Millbrae
14.845%   7/29/09   92   $94262
85234     179  05   9432453   $11,500.  7/29/94   145.43    Gilbert
32   06   155  1    $115,000. 9/24/94


AZ   2    104930000432454     97   $8,252.15 9903 N 77th Ave     11.99%
 8/23/99   99   $76000
85345     59   05   9432454   $14,000.  8/24/94   311.36    Peoria
32   06   36   1    $91,700.  9/24/94


CA   2    106930000432455     97   $9,275.72 146 Westway Ave
12.99%    8/4/09    97   $179000
92665     180  05   9432455   $10,000.  8/4/94    126.46    Orange
31   06   156  1    $195,000. 9/3/94

CA   2    106930000432457     97   $28,434.56     3146 Cedar Ave 12.99%
  8/19/09   98   $135702
90806     180  05   9432457   $30,000.  8/22/94   379.38    Long
Beach
35   06   156  1    $170,000. 9/19/94


CA   2    106930000432458     97   $29,432.04     1044 Nicholas St
12.65%    10/29/10  100  $185000
91786     180  05   9432458   $30,000.  10/24/95  372.20    Upland
42   06   170  1    $215,000. 11/29/95

CA   2    106930000432459     97   $18,355.69     20489 Shawnee  12.65%
  11/2/10   100  $106330
92308     180  05   9432459   $18,670.  10/28/95  231.94    Apple
Valley
35   06   171  1    $125,000. 12/2/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432460     97   $23,444.81     13565     12.65%
10/18/10  100  $164105
91710     180  05   9432460   $23,800.  10/14/95  295.67    Chino
39   06   170  1    $188,000. 11/18/95

CA   2    106930000432461     97   $16,905.09     22892 Rock     12.65%
10/12/10  100  $183750
91719     180  05   9432461   $17,200.  10/9/95   213.68    Corona
43   06   170  1    $202,000. 11/12/95


CA   2    106930000432463     97   $22,372.22     1282 Sierra Ct 13.5%
10/17/10  100  $182456
95132     180  05   9432463   $23,000.  10/13/95  298.62    San
Jose
39   06   170  1    $207,000. 11/17/95

CA   2    106930000432464     97   $19,757.57     13739 E Hoig St
12.65%    10/12/10  98   $184450
91746     180  05   9432464   $20,550.  10/7/95   255.30    La
Puente
45   06   170  1    $210,000. 11/12/95


CA   2    106930000432465     97   $29,197.29     210 S Lemon Ave
13.45%    11/29/10  95   $131500
91702     180  05   9432465   $29,500.  11/24/95  382.03    Azusa
40   06   171  1    $170,000. 12/29/95


CA   2    106930000432466     97   $33,625.62     686 Bradbury Dr
13.45%    12/3/10   98   $315000
92374     180  05   9432466   $35,000.  11/28/95  453.25    Redlands
35   06   172  1    $360,000. 1/3/96

CA   2    106930000432467     97   $24,640.23     249 E 4th St   13.9%
11/16/10  100  $192000
91773     180  05   9432467   $25,000.  11/11/95  331.26    San
Dimas
39   06   171  1    $217,000. 12/16/95


CA   2    106930000432468     97   $19,615.9 11079 Venus Ct 12.65%
12/7/10   98   $125810
91752     180  05   9432468   $20,000.  12/4/95   248.47    Mira
Loma
35   06   172  1    $150,000. 1/7/96

CA   2    106930000432469     97   $34,561.9 20954 Bandera St    13.45%
 12/11/10  100  $274030
91364     180  05   9432469   $35,000.  12/5/95   453.25    Woodland Hills
34   06   172  1    $310,000. 1/11/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106930000432470     97   $34,428.36     538 Hargrave ST
11.99%    12/10/10  100  $120000
90302     180  05   9432470   $35,000.  12/5/95   419.84    Inglewood
39   06   172  1    $155,000. 1/10/96

CA   2    106930000432471     97   $34,584.81     2420 Catherine Rd
13.45%    12/12/10  93   $215888
91001     180  05   9432471   $35,000.  12/8/95   453.25    Altadena
38   06   172  1    $270,000. 1/12/96


CA   2    106930000432472     97   $29,726.35     2125 N Ross St 13.45%
12/15/10  95   $216268
92706     180  05   9432472   $30,000.  12/15/95  388.50    Santa
Ana
38   06   172  1    $260,000. 1/15/96

CA   2    106930000432473     97   $34,598.87     6727 E Belice St
12.65%    12/18/10  94   $179490
90815     180  05   9432473   $35,000.  12/13/95  434.81    Long
Beach
34   06   172  1    $230,000. 1/18/96


CA   2    106930000432474     97   $30,560.38     1451 W D St    12.65%
12/18/10  100  $78729
91762     180  05   9432474   $31,000.  12/12/95  385.12    Ontario
40   06   172  1    $110,000. 1/18/96


CA   2    106930000432475     97   $34,643.24     4200 Camphor   12.65%
 12/20/10  95   $308847
92686     180  05   9432475   $35,000.  12/15/95  434.81    Yorba
Linda
42   06   172  1    $363,000. 1/20/96

CA   2    106930000432476     97   $34,648.95     12237 Hillwood
12.65%    12/28/10  100  $116136
90604     180  05   9432476   $35,000.  12/23/95  434.81    Whittier
33   06   172  1    $152,000. 1/28/96


FL   2    112930000432477     97   $28,701.27     4601 25th Ct Sw
12.65%    1/16/11   100  $60335
33999     180  05   9432477   $29,650.  1/15/96   368.35    Naples
30   06   173  1    $90,000.  2/16/96

VA   2    151930000432479     97   $19,416.85     7945 Yahley Mill
12.8%     7/31/05   99   $103788
23231     119  05   9432479   $20,500.  7/31/95   305.95    Richmond
27   06   107  1    $126,000. 9/1/95






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
NJ   2    134930000432483     97   $19,356.46     31 Orchard St  12.75%
5/18/10   100  $124019
07901     180  05   9432483   $20,000.  5/19/95   249.77    Summit
40   06   165  1    $145,000. 6/18/95

PA   2    142930000432487     97   $18,595.49     2114 N First Ave
11.549%   9/28/10   100  $85548
18052     180  01   9432487   $19,000.  9/23/95   222.56    Whitehall
32   06   169  1    $104,900. 10/28/95


NJ   2    134930000432488     97   $13,388.86     6133 Oak St    12.049%
10/4/10   99   $74560
08330     180  05   9432488   $14,000.  10/4/95   168.47    Mays
Landing
27   06   170  1    $90,000.  11/3/95

NJ   2    134930000432490     97   $21,262.91     127 Gubernat Dr
12.049%   10/17/00  101  $130842
07080     60   05   9432490   $24,400.  10/18/95  543.38    South
Plainfield
37   06   50   1    $155,000. 11/17/95


NJ   2    134930000432492     97   $18,381.05     218 Elmira Trail
12.05%    10/24/02  95   $107449
07843     84   05   9432492   $20,000.  10/25/95  353.59    Hopatcong
39   06   74   1    $135,000. 11/24/95


MD   2    124930000432495     97   $14,154.74     2705      12.049%
11/1/05   99   $123577
21221     120  05   9432495   $15,000.  10/27/95  215.64    Baltimore
38   06   111  1    $140,000. 12/1/95

NJ   2    134930000432496     97   $34,279.43     26 Yorkshire Dr
11.55%    11/3/10   97   $345046
07853     180  05   9432496   $35,000.  10/30/95  409.98    Long
Valley
14   06   171  1    $395,000. 12/3/95


PA   2    142930000432499     97   $12,812.53     28 S Canal St  12.049%
11/8/10   95   $18092
18655     180  05   9432499   $13,100.  11/8/95   157.64    Shickshinny
21   06   171  1    $33,000.  12/8/95

NJ   2    134930000432506     97   $18,289.39     33 Spring St   11.699%
12/1/05   94   $195557
08873     120  05   9432506   $19,000.  11/25/95  269.31    Somerset
36   06   112  1    $230,000. 1/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MD   2    124930000432509     97   $30,393.12     8138 Clifford Ct
13.25%    10/12/10  100  $235149
20723     180  05   9432509   $30,851.  10/12/95  395.43    Laurel
45   06   170  1    $266,000. 11/12/95

DE   2    110930000432510     97   $34,662.57     2704 Fredrick  13.%
10/12/10  94   $92800
19805     180  05   9432510   $35,000.  10/12/95  442.83    Wilmington
42   06   170  1    $136,000. 11/12/95


PA   2    142930000432511     97   $23,595.03     8006 Fairview Ln
13.25%    10/24/10  99   $227602
19043     180  05   9432511   $24,000.  10/24/95  307.62    Norristown
36   06   170  1    $255,000. 11/24/95

DE   2    110930000432512     97   $44,486.69     1115 Bohemia   13.1%
12/18/10  93   $101023
19709     180  05   9432512   $45,000.  12/18/95  572.32    Middletown
39   06   172  1    $158,000. 1/18/96


PA   2    142930000432513     97   $24,636.82     Rd 2 Box 826 Big
13.25%    12/13/10  96   $70150
17364     180  05   9432513   $25,000.  12/13/95  320.43    Thomasville
39   06   172  1    $100,000. 1/13/96


MD   2    124930000432514     97   $14,788.67     104 Charles Place
13.25%    12/11/10  97   $72089
20640     180  05   9432514   $15,000.  12/11/95  192.26    Indian
Head
0    06   172  1    $90,000.  1/11/96

CA   2    106930000432534     98   $68,150.54     272 Upland Road
12.8%     5/1/11    94   $364000
94062     180  05   9432534   $68,200.  4/22/96   743.78    Redwood City
44   00   177  1    $460,000. 6/1/96


CA   2    106930000432540     98   $19,292.97     1116 Crest Ridge    13.%
5/1/11    100  $174600
94521     180  09   9432540   $19,400.  4/19/96   245.46    Concord
41   06   177  1    $194,000. 6/1/96

CO   2    208930000432542     98   $14,876.36     902 East Costilla
11.85%    5/1/11    100  $69000
80903     180  05   9432542   $15,000.  4/24/96   178.58    Colorado
Springs
29   06   177  1    $84,000.  6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000432545     98   $10,893.4 2265 S 350 W   12.8%
5/1/11    100  $80478
84015     180  05   9432545   $10,955.  4/25/96   137.17    CLEARFIELD

49   02   177  1    $91,500.  6/1/96

CA   2    106990000432548     98   $34,002.11     10059 Gierson  12.5%
5/1/11    95   $182400
91311     180  05   9432548   $34,200.  4/23/96   421.53    Chatsworth
44   00   177  1    $228,000. 6/1/96


CA   2    206930000432577     98   $26,728.9 524 East 19th  14.2%
5/1/11    100  $102837
90806     180  05   9432577   $27,000.  4/22/96   363.21    Long
Beach
32   06   177  1    $130,000. 6/1/96

CA   2    106990000432578     98   $28,962.81     27982 Fallbrook
11.55%    5/1/11    86   $203250
94542     180  05   9432578   $29,000.  4/16/96   288.29    Hayward
38   00   177  1    $271,000. 6/1/96


CA   2    106920000432579     98   $32,949.79     141 Alexander  11.55%
5/1/11    87   $150000
94014     180  05   9432579   $33,000.  4/16/96   328.06    Daly
City
34   01   177  1    $212,000. 6/1/96


CA   2    106990000432580     98   $45,251.82     4410 Forest CT 12.4%
5/1/11    95   $241850
94546     180  05   9432580   $45,300.  4/5/96    479.96    Castro Valley
31   00   177  1    $302,325. 6/1/96

CA   2    106990000432581     98   $39,709.13     1735 Klamath   11.65%
5/1/11    90   $198750
94403     180  05   9432581   $39,750.  4/1/96    398.20    San Mateo
42   06   177  1    $265,000. 6/1/96


CA   2    106990000432582     98   $26,549.88     3110 Montclair
12.8%     5/1/11    89   $120000
94558     180  05   9432582   $26,700.  4/11/96   334.31    Napa
34   06   177  1    $165,000. 6/1/96

CA   2    206910000432583     98   $27,124.11     290 Lowell Av  10.05%
 5/1/11    77   $207000
94066     180  05   9432583   $28,000.  4/24/96   301.75    San
Bruno
28   06   177  1    $308,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    212930000432586     98   $19,834.37     12367 Nw 11th  11.8%
5/1/11    100  $65000
33026     180  09   9432586   $20,000.  4/25/96   237.47    Pembroke Pines
44   01   177  1    $85,000.  6/1/96

CA   2    206920000432597     98   $30,975.26     28591 La Cumbre
12.375%   5/1/11    90   $252000
92677     180  05   9432597   $31,000.  4/24/96   327.85    Laguna
Niguel
41   01   177  1    $315,000. 6/1/96


CA   2    206930000432598     98   $27,775.62     1169 Via Doble 12.15%
 5/1/11    97   $245789
94521     180  05   9432598   $28,000.  4/11/96   338.75    Concord
29   06   177  1    $285,000. 6/1/96

CA   2    106990000432615     98   $42,511.33     4002 Mount     12.875%
5/1/11    95   $228000
90008     180  05   9432615   $42,750.  4/15/96   537.38    Los
Angeles Area
36   01   177  1    $285,000. 6/1/96


CA   2    206930000432617     98   $24,874.62     6885 Sandburg  13.99%
 6/1/11    100  $167442
90620     180  05   9432617   $25,000.  5/3/96    332.77    Buena Park
35   06   178  1    $194,000. 7/1/96


FL   2    212920000432621     98   $30,300.65     489 Lake Road  11.2%
5/1/11    89   $114883
32746     180  03   9432621   $30,500.  4/1/96    350.50    Lake Mary
43   06   177  1    $165,000. 6/1/96

CA   2    106920000432623     98   $20,268.19     16302 McRae
11.325%   5/1/11    72   $125768
90650     180  05   9432623   $20,400.  4/12/96   236.05    Norwalk
36   06   177  1    $204,000. 6/1/96


FL   2    112930000432627     98   $99,091.55     9881 Sw 111th  10.8%
4/1/11    80   $272000
33176     180  05   9432627   $100,000. 3/29/96   1124.07   Miami
40   06   176  1    $465,000. 5/1/96

VA   2    151920000432628     98   $49,442.57     13138 Fox Hunt
11.05%    4/1/11    88   $112627
22071     180  05   9432628   $50,000.  3/26/96   569.87    Herndon
43   06   176  1    $185,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000432631     98   $38,047.04     446 West J Street
12.675%   5/1/11    91   $279000
94510     180  05   9432631   $38,250.  4/29/96   413.43    Benicia
39   06   177  1    $352,000. 6/1/96

CA   2    106920000432632     98   $22,731.17     20520 Camino
12.125%   5/1/11    90   $107500
92508     180  05   9432632   $23,000.  4/24/96   277.90    Riverside Area
43   06   177  1    $145,000. 6/1/96


MI   2    226920000432635     98   $24,804.73     5427 Sharon    12.425%
5/1/11    90   $88000
48317     180  05   9432635   $25,000.  4/25/96   306.92    Shelby
Township
20   06   177  1    $126,000. 6/1/96

CA   2    106990000432644     98   $38,458.13     3070 SANDY     12.3%
 5/1/11    95   $206400
94583     180  05   9432644   $38,500.  4/25/96   404.93    SAN
RAMON
41   00   177  1    $258,000. 6/1/96


CA   2    206920000432647     98   $33,164.35     18559 Brymer
11.425%   5/1/11    90   $271200
91326     180  05   9432647   $33,800.  4/26/96   393.24    Los
Angeles
34   00   177  1    $339,000. 6/1/96


IA   2    119930000432655     98   $26,887.83     102 Shawnee    12.4%
4/26/11   100  $108150
52748     180  05   9432655   $27,100.  4/26/96   332.26    Park
View
33   06   176  1    $136,000. 5/26/96

CA   2    106990000432658     98   $33,339.92     335 Hornblend  11.475%
 6/1/11    88   $242500
93065     180  05   9432658   $33,500.  5/17/96   390.81    Simi
Valley
32   06   178  1    $315,000. 7/1/96


TN   2    147910000432659     97   $26,763.97     122 Golden     11.5%
5/1/11    30   $26775
37067     180  05   9432659   $26,775.  4/26/96   265.15    Franklin
34   00   177  1    $179,000. 6/1/96

CA   2    106990000432660     98   $67,921.89     2004 John ST   12.05%
5/1/11    90   $544000
90266     180  05   9432660   $68,000.  4/17/96   702.07    Manhattan
Beach
40   00   177  1    $680,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
AZ   2    104990000432685     98   $99,393.47     11858 E Gold   12.%
5/1/11    89   $342862
85259     180  03   9432685   $100,000. 4/29/96   1200.17   Scottsdale
32   06   177  1    $500,000. 6/1/96

OR   2    141990000432687     97   $38,702.22     13910 SE Schiller
11.5%     5/1/11    90   $71626
97236     180  05   9432687   $39,000.  4/24/96   455.60    Portland
41   02   177  1    $123,000. 6/1/96


CA   2    106990000432688     98   $18,363.51     9371 River Oaks
12.1%     7/1/11    97   $91600
95662     180  07   9432688   $18,400.  5/29/96   222.02    Orangevale
45   06   179  1    $114,500. 8/1/96

CA   2    106990000432690     97   $85,650.  3501 Seaglen DR
12.925%   6/1/11    95   $456800
90275     180  05   9432690   $85,650.  5/14/96   942.44    Rancho Palos
41   00   178  1    $571,000. 7/1/96


UT   2    249930000432700     98   $15,724.06     444 West 100   12.725%
5/1/11    100  $58250
84647     180  05   9432700   $16,750.  4/23/96   208.91    Mt
Pleasant
21   02   177  1    $75,000.  6/1/96


CA   2    106920000432716     98   $7,520.64 3411 Danielle  11.% 5/1/11
82   $112500
94596     180  05   9432716   $10,000.  4/25/96   113.66    Bay
Point
33   01   177  1    $150,000. 6/1/96

CA   2    206920000432717     98   $16,890.69     486 Robin Hill
11.375%   5/1/11    86   $51383
95453     180  05   9432717   $17,000.  4/17/96   197.24    Lake
Port
40   06   177  1    $80,000.  6/1/96


VA   2    151920000432721     98   $19,821.61     6934 Churchill      11.%
5/1/11    88   $228000
22101     180  05   9432721   $20,000.  4/9/96    227.32    McLean
25   01   177  1    $285,000. 6/1/96

CA   2    106990000432724     98   $45,737.6 21605 Valley RD     12.65%
  5/1/11    97   $176730
92567     180  05   9432724   $46,000.  4/17/96   571.46    Nuevo
49   01   177  1    $230,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    106990000432729     98   $49,563.31     3464 Isherwood
13.99%    6/10/11   100  $193748
94536     180  05   9432729   $50,000.  5/8/96    665.53    Fremont
39   02   178  1    $245,000. 7/10/96

IL   2    117920000432739     98   $23,142.98     22928 South    11.15%
5/1/11    90   $186800
60471     180  05   9432739   $23,350.  4/25/96   267.60    Richton Park
40   00   177  1    $234,000. 6/1/96


VA   2    151920000432742     98   $49,677.12     9731 Five Oaks
11.33%    5/1/11    90   $206500
22031     180  05   9432742   $50,000.  4/19/96   578.70    Fairfax
35   02   177  1    $285,000. 6/1/96

CA   2    206920000432743     98   $26,126.8 4525 Shasta Circle  12.25%
 5/1/11    90   $215900
90630     180  05   9432743   $26,950.  4/11/96   327.79    Cypress
22   00   177  1    $269,900. 6/1/96


CA   2    106930000432745     98   $28,634.73     3130 Little Pond
12.6%     5/1/11    94   $91094
95519     180  05   9432745   $28,900.  4/19/96   358.09    McKinleyville
23   01   177  1    $128,000. 6/1/96


IL   2    117920000432753     98   $48,465.26     40542 North    12.4%
5/13/11   90   $243750
60099     180  05   9432753   $48,750.  5/7/96    597.69    Zion
29   02   177  1    $325,000. 6/13/96

VA   2    251930000432754     98   $9,922.8  13348 Feldman  12.55%
5/1/11    92   $104306
22070     180  09   9432754   $10,000.  4/26/96   123.58    Herndon
47   02   177  1    $125,000. 6/1/96


UT   2    249920000432774     98   $32,159.75     493 South 700  11.25%
6/1/11    88   $258400
84058     180  05   9432774   $32,300.  5/3/96    372.21    Orem
46   01   178  1    $332,000. 7/1/96

UT   2    149930000432775     98   $15,910.03     1336 Sheridan  12.8%
6/1/11    100  $78781
84403     180  05   9432775   $16,000.  5/7/96    200.34    Ogden
25   06   178  1    $95,000.  7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    149990000432779     98   $45,969.24     2811 Winchester     12.%
5/1/11    91   $63517
84119     180  05   9432779   $46,350.  4/17/96   556.28    Salt
Lake City
34   06   177  1    $122,000. 6/1/96

HI   2    115990000432780     98   $17,848.48     17795 SW  11.625%
5/1/11    100  $99000
97007     180  05   9432780   $18,000.  3/28/96   211.71    Aloha
28   06   177  1    $117,000. 6/1/96


CA   2    106990000432781     98   $24,855.37     721 Donald DR  12.5%
 5/1/11    94   $195777
95023     180  05   9432781   $25,000.  4/11/96   308.13    Hollister
43   02   177  1    $235,000. 6/1/96

CA   2    106990000432782     98   $49,579.15     1512 MENTA LN
11.625%   5/1/11    98   $454080
93010     180  03   9432782   $50,000.  4/19/96   588.07    CAMARILLO
45   00   177  1    $516,000. 6/1/96


UT   2    149920000432784     98   $49,383.94     978 East 140   11.5%
4/1/11    89   $124935
84042     180  05   9432784   $50,000.  3/22/96   584.09    Lindon
25   02   176  1    $198,000. 5/1/96


CA   2    106930000432815     98   $44,733.43     22626 Dolorosa
12.25%    5/1/11    100  $180000
91367     180  05   9432815   $45,000.  4/25/96   547.33    Woodland Hills
44   06   177  1    $225,000. 6/1/96

CA   2    106990000432816     98   $34,177.68     21220 DE LA
11.425%   6/1/11    90   $171000
91364     180  05   9432816   $34,200.  5/3/96    336.72    LOS
ANGELES
2    00   178  1    $228,000. 7/1/96


CA   2    206910000432818     98   $18,863.71     413 Bell Avenue
10.675%   6/1/11    62   $42788
94533     180  05   9432818   $18,950.  4/29/96   211.53    Fairfield
41   06   178  1    $100,000. 7/1/96

CA   2    206920000432819     98   $24,194.35     1132 Vard      11.175%
6/1/11    90   $194400
93420     180  05   9432819   $24,300.  4/29/96   278.87    Arroyo
Grande
44   06   178  1    $243,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000432820     98   $22,401.04     26342 Naccome  11.05%
  6/1/11    90   $180000
92691     180  05   9432820   $22,500.  4/26/96   256.44    Mission Viejo
44   01   178  1    $225,000. 7/1/96

NY   2    236910000432833     98   $29,719.88     99 Fairwater   10.5%
4/12/11   63   $207000
11758     180  05   9432833   $30,000.  4/12/96   331.62    Massapequa
32   06   176  1    $380,000. 5/12/96


CA   2    106990000432847     98   $25,604.62     639 Olivewood  12.75%
 5/1/11    100  $117185
93635     180  05   9432847   $25,800.  4/24/96   322.20    Los
Banos
46   02   177  1    $143,500. 6/1/96

CA   2    106990000432853     97   $13,937.56     5309 W Corona  13.99%
  6/25/11   99   $104600
93722     180  05   9432853   $14,000.  5/11/96   186.35    Fresno
48   02   178  1    $120,000. 7/25/96


CA   2    106990000432864     98   $30,748.05     214 Valle Verde     12.%
5/1/11    89   $275520
95023     180  05   9432864   $31,000.  4/1/96    372.05    Hollister
43   06   177  1    $345,000. 6/1/96


CA   2    106990000432865     98   $26,273.6 9 Tudor CT     11.5%
5/1/11    90   $131000
94903     180  01   9432865   $26,500.  4/15/96   309.75    San
Rafael
33   06   177  1    $175,000. 6/1/96

CA   2    106990000432866     98   $20,779.07     26447 Hamre PL 12.5%
  5/1/11    93   $104500
92544     180  05   9432866   $20,900.  4/11/96   257.60    Hemet
30   02   177  1    $135,000. 6/1/96


VA   2    151930000432876     98   $38,557.56     2411 Dakota    12.25%
5/1/11    95   $206000
22071     180  03   9432876   $38,600.  4/30/96   404.49    Herndon
37   00   177  1    $257,500. 6/1/96

CA   2    106990000432883     98   $26,072.33     13622     11.35%
5/1/11    86   $183700
92128     180  03   9432883   $26,250.  4/29/96   256.95    SAN
DIEGO
39   01   177  1    $245,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000432887     98   $19,385.03     3768 West      12.3%
5/1/11    90   $88462
84088     180  05   9432887   $19,500.  4/29/96   237.81    West
Jordan
31   02   177  1    $120,000. 6/1/96

CA   2    206920000432889     98   $23,586.86     24810 Mulberry
10.95%    6/1/01    90   $163000
94545     60   05   9432889   $24,200.  4/30/96   525.56    Hayward
49   06   58   1    $208,000. 7/1/96


CA   2    106930000432895     98   $109,421.6     105 Van Ripper
13.5%     6/1/11    92   $646019
94563     180  05   9432895   $110,000. 5/6/96    1428.15   Orinda
32   06   178  1    $825,000. 7/1/96

CA   2    206930000433023     98   $12,947.94     1296 Loumena   12.05%
 6/1/11    100  $117000
95336     180  05   9433023   $13,000.  4/30/96   156.44    Manteca
35   06   178  1    $130,000. 7/1/96


CO   2    206930000433024     98   $43,771.9 4130 East      11.925%
6/1/11    95   $87042
80121     180  05   9433024   $43,950.  4/30/96   525.36    Littleton
50   06   178  1    $138,000. 7/1/96


CA   2    206930000433026     98   $29,879.86     7662 Whitney   12.05%
6/1/11    95   $162400
92647     180  05   9433026   $30,000.  4/30/96   361.02    Huntington
Beach
34   06   178  1    $203,000. 7/1/96

CA   2    106990000433064     98   $69,116.58     800 Miramar TER
13.% 5/1/11    95   $370800
94002     180  05   9433064   $69,500.  4/29/96   879.35    Belmont
43   01   177  1    $463,500. 6/1/96


CA   2    106990000433075     98   $24,932.45     65955 14th ST  10.975%
 5/1/11    90   $125200
92240     180  05   9433075   $25,100.  4/18/96   284.90    DESERT HOT

23   00   177  1    $167,000. 6/1/96

CA   2    206930000433077     98   $23,908.34     714 North Juanita
12.55%    6/1/11    95   $261000
90277     180  01   9433077   $24,000.  4/30/96   296.59    Redondo Beach
33   06   178  1    $300,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000433080     98   $35,016.36     6735 Alta Vista
11.05%    6/1/11    85   $564000
90275     180  05   9433080   $35,250.  4/29/96   401.76    Rancho Palos
39   00   178  1    $705,000. 7/1/96

MD   2    224930000433086     98   $24,899.88     2907 Woodway
12.05%    6/1/11    25   $25000
20785     180  05   9433086   $25,000.  4/30/96   300.85    Cheverly
40   03   178  1    $207,000. 7/1/96


MD   2    124920000433088     98   $19,589.06     316 Montgomery
9.625%    1/1/11    90   $164000
20707     180  05   9433088   $20,000.  12/29/95  210.36    Laurel
47   02   173  1    $205,000. 2/1/96

CA   2    106990000433105     98   $28,381.77     4572 Tomrick   11.675%
 6/1/11    87   $172000
95124     180  05   9433105   $28,500.  4/30/96   336.11    San
Jose
37   03   178  1    $231,000. 7/1/96


CT   2    209930000433116     98   $22,069.1 183 Grove Street    12.3%
6/1/11    95   $118400
06484     180  05   9433116   $22,200.  5/3/96    270.74    Shelton
45   02   178  1    $148,000. 7/1/96


ID   2    116930000433147     98   $18,637.31     113 SE Boulevard
12.15%    4/19/11   100  $68132
83655     180  05   9433147   $18,800.  4/15/96   227.15    New
Plymouth
29   06   176  1    $87,000.  5/19/96

CA   2    206920000433149     98   $14,880.57     231 Harper Street
11.55%    6/1/11    88   $152000
95945     180  05   9433149   $15,000.  4/30/96   175.71    Grass
Valley
40   06   178  1    $190,000. 7/1/96


CA   2    106990000433173     98   $15,988.54     10220 GRIFFITH
11.% 6/1/11    90   $128000
95127     180  05   9433173   $16,000.  4/30/96   152.37    SAN
JOSE
44   00   178  1    $160,000. 7/1/96

AZ   2    104990000433176     98   $74,483.7 11544 E   13.75%    5/1/11
95   $221852
85255     180  03   9433176   $75,000.  4/19/96   986.25    Scottsdale
47   02   177  1    $313,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MO   2    129990000433178     98   $56,511.93     2001 E 48th ST
13.875%   5/1/11    100  $227200
64804     180  05   9433178   $56,800.  4/24/96   751.67    Joplin
27   06   177  1    $284,000. 6/1/96

CA   2    206920000433184     98   $29,825.2 3601 Vista     12.425%
6/1/11    82   $280000
90265     180  05   9433184   $30,000.  5/2/96    368.29    Malibu
25   06   178  1    $380,000. 7/1/96


MI   2    226930000433191     98   $14,890.1 16925 Norborne 13.1%
5/1/11    95   $75000
48240     180  05   9433191   $15,000.  5/1/96    190.78    Redford
37   06   177  1    $95,000.  6/1/96

CA   2    106990000433195     98   $21,970.6 1528-153  12.375%
5/10/11   95   $117550
90041     180  05   9433195   $22,100.  5/1/96    270.60    LOS
ANGELES
37   00   177  1    $147,000. 6/10/96


CA   2    106920000433196     98   $29,378.47     2353 Spanish Bay
11.75%    6/1/11    88   $185442
91915     180  05   9433196   $29,500.  4/30/96   349.32    Chula
Vista
50   06   178  1    $245,000. 7/1/96


CA   2    106930000433199     97   $24,770.92     797 Trinity Lane
14.4%     1/15/11   97   $139565
91711     177  05   9433199   $25,000.  12/19/95  342.18    Claremont
36   06   173  1    $170,000. 5/15/96

ID   2    217930000433201     98   $25,473.9 405 Masters Drive   14.175%
 6/1/11    100  $90015
83401     180  05   9433201   $25,600.  5/1/96    343.94    Idaho Falls
52   02   178  1    $115,700. 7/1/96


CA   2    106930000433203     98   $22,775.88     897 Renn Avenue
12.5%     3/1/11    95   $109680
93611     180  05   9433203   $23,000.  2/20/96   283.48    Clovis
47   03   175  1    $140,000. 4/1/96

CA   2    106990000433207     98   $24,862.08     2120 Monteray  13.%
6/1/11    100  $206000
95051     180  05   9433207   $25,000.  5/13/96   316.31    Santa
Clara
37   01   178  1    $232,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000433208     98   $36,697.41     3198 Crescent  13.05%
6/1/11    100  $158066
93933     180  05   9433208   $36,900.  5/2/96    468.09    Marina
37   06   178  1    $195,000. 7/1/96

CA   2    106990000433209     98   $39,515.61     3216      12.3%     5/1/11
  95   $212000
95148     180  05   9433209   $39,750.  4/17/96   484.77    San
Jose
37   02   177  1    $265,000. 6/1/96


CA   2    106990000433210     98   $49,506.37     655 Larchmont  12.3%
5/1/11    100  $160180
94015     180  03   9433210   $49,800.  4/19/96   607.33    Colma
26   02   177  1    $210,000. 6/1/96

CA   2    106990000433211     98   $32,713.71     23 Southfield CT
11.3%     5/1/11    88   $149750
95138     180  05   9433211   $33,000.  4/19/96   381.32    San
Jose
38   01   177  1    $209,000. 6/1/96


IN   2    118930000433246     98   $13,318.64     3012 Oakdale   11.99%
5/8/11    95   $53000
46350     180  05   9433246   $13,400.  5/3/96    160.74    Laporte
25   06   177  1    $70,000.  6/8/96


UT   2    249920000433260     98   $14,912.4 7276 West      12.4%
5/1/11    90   $75000
84044     180  05   9433260   $15,000.  4/16/96   183.90    Magna
25   02   177  1    $100,000. 6/1/96

GA   2    106910000433261     98   $28,998.92     1440 Ocean Blvd
10.1%     4/29/11   79   $207000
31522     180  01   9433261   $30,000.  4/29/96   324.22    St
Simons Island
20   00   176  1    $300,000. 5/29/96


CA   2    106990000433285     98   $38,829.66     3361 LINDMUIR
11.125%   5/1/11    95   $207000
95121     180  05   9433285   $39,000.  4/16/96   446.34    SAN
JOSE
37   01   177  1    $260,000. 6/1/96

CA   2    206930000433290     98   $31,523.86     77-15th Street      12.1%
  6/1/11    95   $168800
90254     180  01   9433290   $31,650.  5/1/96    381.89    Hermosa
Beach
35   00   178  1    $211,500. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CO   2    208930000433292     98   $21,870.91     101 Granada    12.35%
6/1/11    94   $90512
80501     180  05   9433292   $22,000.  5/2/96    269.01    Longmont
32   02   178  1    $120,000. 7/1/96

ID   2    216930000433301     98   $26,610.69     1040 Terry Drive
13.925%   6/1/11    100  $54640
83404     180  05   9433301   $26,700.  5/1/96    354.23    Idaho Falls
49   02   178  1    $81,500.  7/1/96


CA   2    206910000433302     98   $83,352.76     1119 Vista Point
11.675%   6/1/11    80   $256084
94521     180  05   9433302   $83,700.  5/1/96    987.11    Concord
44   02   178  1    $425,000. 7/1/96

MD   2    124920000433307     98   $14,903.13     9917 Durango   11.33%
 6/1/11    84   $127500
20872     180  05   9433307   $15,000.  5/1/96    173.61    Damascus
28   02   178  1    $170,000. 7/1/96


MI   2    226930000433310     98   $60,964.31     5680 Tequesta  13.75%
6/1/11    94   $192544
48323     180  05   9433310   $61,000.  5/1/96    710.72    West
Bloomfield
45   06   178  1    $270,000. 7/1/96


FL   2    112930000433312     98   $14,614.13     1008 Woodcliff
12.4%     5/1/11    96   $105800
33613     180  05   9433312   $14,700.  4/10/96   180.23    Tampa
47   06   177  1    $126,000. 6/1/96

CA   2    206920000433313     98   $46,485.06     2206 Kenilworth
11.475%   6/1/11    90   $372000
90039     180  05   9433313   $46,500.  5/16/96   459.60    Los
Angeles
46   00   178  1    $465,000. 7/1/96


CA   2    106990000433323     98   $35,860.78     24625     12.425%
6/1/11    95   $192000
92629     180  05   9433323   $36,000.  5/28/96   382.12    DANA
POINT
39   00   178  1    $240,000. 7/1/96

NV   2    232910000433324     98   $32,349.35     1560 Mustang   10.05%
 5/1/06    80   $207000
******    120  05   9433324   $33,000.  4/19/96   437.01    Henderson
30   02   117  1    $300,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
FL   2    112910000433369     98   $49,540.52     18257 Wayne    11.13%
6/1/06    58   $250000
33556     120  05   9433369   $50,000.  5/10/96   692.43    Odessa
39   06   118  1    $525,000. 7/1/96

VA   2    151930000433370     98   $31,859.98     7310 Allan     12.33%
6/1/11    100  $128800
22046     180  05   9433370   $32,200.  5/3/96    393.32    Falls Church
40   02   178  1    $161,000. 7/1/96


MD   2    124920000433371     98   $39,269.51     12101     12.5%
5/1/11    90   $196500
20852     180  05   9433371   $39,300.  5/2/96    419.43    Rockville
40   00   177  1    $262,000. 6/1/96

CA   2    206930000433385     98   $15,921.39     5502 West      14.2%
5/1/11    100  $134000
93536     180  05   9433385   $16,000.  4/17/96   215.23    Lancaster
30   01   177  1    $150,000. 6/1/96


NC   2    237930000433389     98   $39,800.56     271 Post Oak   14.05%
6/1/11    97   $79130
28028     180  05   9433389   $40,000.  5/2/96    534.04    Concord
35   06   178  1    $123,300. 7/1/96


CA   2    106990000433392     98   $24,175.54     200 Caldescott LN
11.3%     6/1/11    90   $121400
94618     180  01   9433392   $24,200.  5/7/96    235.96    Oakland
40   00   178  1    $161,900. 7/1/96

FL   2    212920000433410     98   $49,716.85     11110 Lake Sassa
12.725%   6/1/11    90   $88202
33592     180  05   9433410   $50,000.  5/8/96    623.60    Thonotosassa
47   03   178  1    $155,000. 7/1/96


CA   2    106990000433424     98   $69,963.17     348 Tennessee  12.4%
6/1/11    85   $350026
94941     180  05   9433424   $70,000.  5/6/96    741.65    Mill Valley
45   02   178  1    $500,000. 7/1/96

CA   2    206930000433425     98   $43,988.48     257 La Prenda  12.275%
 6/1/11    95   $236000
94030     180  05   9433425   $44,250.  5/21/96   538.93    Millbrae
40   00   178  1    $295,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
IL   2    117910000433463     98   $17,885.44     118 West  12.4%
5/10/11   100  $72000
60545     180  05   9433463   $18,000.  5/10/96   220.69    Plano
39   06   177  1    $90,000.  6/10/96

CA   2    206930000433467     98   $28,650.74     1404 Cook Road 13.6%
 6/1/11    95   $128000
95640     180  05   9433467   $28,750.  5/6/96    375.18    Ione
50   02   178  1    $165,000. 7/1/96


MD   2    224930000433472     98   $30,819.81     9602 Grandhaven
12.45%    5/1/11    98   $136288
20772     180  05   9433472   $31,000.  4/8/96    381.07    Upper
Marlboro
50   02   177  1    $171,000. 6/1/96

AZ   2    204930000433473     98   $19,367.55     1869 South     12.05%
1/1/11    95   $53482
85748     180  03   9433473   $19,650.  12/8/95   236.47    Tucson
49   02   173  1    $77,000.  2/1/96


IN   2    118930000433483     98   $33,109.41     6821 Marmont   12.5%
5/30/11   100  $133600
46220     180  05   9433483   $33,400.  5/30/96   411.67    Indianapolis
26   01   177  1    $167,000. 6/30/96


UT   2    249930000433502     98   $23,762.15     1599 North     13.15%
6/1/11    96   $58369
84057     180  01   9433502   $24,300.  5/7/96    309.86    Orem
26   06   178  1    $87,000.  7/1/96

CA   2    106920000433524     98   $9,996.8  3708 Calle Cita     11.5%
7/1/11    84   $244800
93105     180  05   9433524   $10,000.  6/3/96    99.03     Santa Barbara
43   00   179  1    $306,000. 8/1/96


UT   2    249930000433525     98   $46,839.69     5346 South 2425
13.725%   6/1/11    100  $43768
84067     180  05   9433525   $47,000.  5/7/96    617.26    Roy
44   03   178  1    $91,000.  7/1/96

MN   2    227910000433534     97   $26,627.56     Hcr 2 Box 43   10.35%
5/30/06   63   $67779
55787     120  05   9433534   $27,000.  5/30/96   362.07    Tamarack
48   02   117  1    $151,900. 6/30/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
WA   2    253930000433553     98   $18,895.01     21408 122nd    14.075%
 6/1/11    95   $120899
98031     180  05   9433553   $19,000.  5/8/96    253.99    Kent
48   02   178  1    $148,000. 7/1/96

GA   2    113920000433563     98   $21,122.47     1110 Fountain  10.875%
 5/1/11    87   $106575
30243     180  03   9433563   $21,315.  4/30/96   240.60    Lawrenceville
28   00   177  1    $147,000. 6/1/96


CT   2    209930000433564     98   $9,961.9  7 Blueberry Lane    12.575%
6/1/11    95   $139150
06810     180  05   9433564   $10,000.  5/14/96   123.74    Danbury
30   00   178  1    $157,000. 7/1/96

CA   2    206930000433606     98   $34,755.38     7243 Coolidge  13.15%
6/1/11    100  $140000
93003     180  05   9433606   $35,000.  5/11/96   446.29    Ventura
34   03   178  1    $175,000. 7/1/96


CT   2    109930000433607     98   $14,913.21     2 Spruce Circle     12.5%
   5/1/11    92   $109919
06460     180  05   9433607   $15,000.  4/23/96   184.88    Milford
33   03   177  1    $136,000. 6/1/96


IN   2    118930000433621     98   $18,760.43     980 Hamilton   12.5%
6/26/11   100  $75600
46131     180  05   9433621   $18,900.  6/26/96   232.95    Franklin
27   01   178  1    $95,000.  7/26/96

OH   2    139930000433625     98   $9,941.56 1419 Mound     12.4%
5/15/11   100  $29900
45505     180  05   9433625   $10,000.  5/15/96   122.61    Springfield
19   00   177  1    $39,900.  6/15/96


CA   2    106920000433627     98   $9,777.84 840 East  11.35%    10/10/10
91   $75954
91702     180  05   9433627   $10,000.  9/26/95   115.87    Azusa
44   00   170  1    $95,000.  11/10/95

VA   2    151930000433635     98   $56,198.47     1554 Trails Edge
11.75%    6/1/11    95   $300000
22094     180  03   9433635   $56,250.  5/20/96   567.79    Reston
38   00   178  1    $375,000. 7/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000433640     98   $49,706.61     3375 Foothill  12.35%
6/1/11    72   $192513
93013     181  01   9433640   $50,000.  5/10/96   611.39    Carpinteria
37   06   178  1    $340,000. 6/1/96

CA   2    206930000433645     98   $23,622.06     3010 Valley    14.1%
6/15/11   100  $183853
91760     180  05   9433645   $23,700.  5/13/96   317.22    Norco
38   06   178  1    $208,000. 7/15/96


CA   2    206930000433649     98   $54,818.24     2404 Deerpark  14.05%
6/1/11    93   $186731
92110     180  05   9433649   $55,000.  5/13/96   734.31    San
Diego
49   06   178  1    $260,000. 7/1/96

AL   2    101930000433666     98   $16,403.61     69 Suzanna Point
12.4%     5/16/11   95   $88000
36853     180  05   9433666   $16,500.  5/16/96   202.30    Dadeville
34   06   177  1    $110,000. 6/16/96


FL   2    112930000433698     98   $14,735.99     7834 38th Court
15.5%     6/1/11    100  $90191
34243     180  03   9433698   $14,800.  5/6/96    212.23    Sarasota
47   06   178  1    $105,000. 7/1/96


VA   2    151920000433700     97   $53,510.45     47569 Saulty   8.25%
2/1/11    89   $207000
20165     180  03   9433700   $53,650.  2/2/96    403.05    Sterling
33   00   174  1    $293,000. 3/1/96

MI   2    226920000433702     98   $28,807.23     54207 Folklore
11.85%    6/1/11    84   $96000
48316     180  05   9433702   $29,000.  5/15/96   345.26    Shelby
Township
10   06   178  1    $150,000. 7/1/96


UT   2    249930000433720     98   $45,214.83     11376 Mariposa
11.65%    5/17/11   100  $182000
84094     180  05   9433720   $45,500.  5/13/96   535.87    Sandy
30   02   177  1    $227,500. 6/17/96

CA   2    106920000433734     97   $17,850.  36907 Bolina   11.75%
6/1/11    90   $89250
94536     179  03   9433734   $17,850.  5/14/96   180.18    Fremont
38   00   178  1    $119,000. 8/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206920000433750     98   $34,791.04     1161      12.475%
7/1/11    90   $174000
******    180  03   9433750   $34,800.  6/11/96   370.73    Agoura Area
47   00   179  1    $232,000. 8/1/96

CA   2    206920000433751     98   $40,814.17     28223 Bel Monte
11.5%     7/1/11    90   $204500
91351     180  05   9433751   $40,900.  6/25/96   477.79    Santa
Clarita
44   01   179  1    $273,000. 8/1/96


DC   2    111930000433753     98   $38,602.29     100 4th Street S.e. 12.%
6/1/11    95   $206400
20003     180  05   9433753   $38,700.  5/20/96   398.07    Washington
48   00   178  1    $258,000. 7/1/96

FL   2    112910000433761     98   $24,651.52     6260 12th      10.65%
2/1/11    79   $192000
33999     180  05   9433761   $25,000.  12/26/95  278.68    Naples
51   02   174  1    $275,000. 3/1/96


HI   2    215920000433764     98   $29,176.43     98-1775-c      11.5%
6/1/11    90   $175000
96701     180  02   9433764   $29,300.  5/10/96   342.28    Aiea
30   06   178  1    $227,000. 7/1/96


CA   2    106920000433807     97   $14,885.93     5649 Ventura   11.8%
5/10/11   90   $119200
91406     180  05   9433807   $14,900.  4/17/96   178.10    Van
Nuys
36   00   177  1    $149,000. 6/10/96

IL   2    117920000433808     97   $45,000.  12600 Sheffield     11.5%
5/20/11   90   $311745
60464     180  05   9433808   $45,000.  4/23/96   529.14    Palos
Park
28   02   177  1    $400,000. 6/20/96


CA   2    106920000433809     97   $275.04   116 Moraga Way 11.3%
3/1/11    88   $222400
94563     180  05   9433809   $27,800.  2/21/96   322.14    Orinda
41   00   175  1    $287,000. 4/1/96

UT   2    249920000433820     98   $18,843.28     211 West State
11.25%    5/1/11    90   $43035
84006     180  05   9433820   $19,740.  4/2/96    191.73    Copperton
44   02   177  1    $69,750.  6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000433821     98   $25,220.47     2891 South     11.375%
12/1/10   90   $56600
84044     180  05   9433821   $25,300.  11/22/95  248.13    Magna
41   02   172  1    $91,000.  1/1/96

HI   2    215910000433822     98   $99,883.58     408 Kea Street 11.99%
4/1/11    54   $99437
96732     180  05   9433822   $100,000. 3/21/96   1027.84   Kahului
42   06   176  1    $370,000. 5/1/96


CA   2    206920000433823     98   $23,639.75     3525 Broadway  10.8%
 5/1/11    89   $220132
90255     180  05   9433823   $24,000.  4/2/96    269.78    Huntington
Park
43   01   177  1    $275,000. 6/1/96

UT   2    249920000433824     98   $20,760.15     680 Villa Circle
10.75%    4/1/11    90   $45293
84302     180  05   9433824   $20,800.  3/1/96    194.16    Brigham City
45   02   176  1    $73,500.  5/1/96


UT   2    249930000433825     98   $25,159.1 891 North 1475      13.5%
4/1/11    91   $97500
84040     180  05   9433825   $25,900.  3/6/96    336.26    Layton
28   06   176  1    $137,000. 5/1/96


UT   2    249920000433826     98   $21,420.61     5437 South 1410
11.25%    5/1/11    90   $107250
84117     180  05   9433826   $21,450.  3/28/96   208.34    Salt
Lake City
37   00   177  1    $143,000. 6/1/96

CA   2    206920000433827     98   $28,731.65     250 Luna Circle     10.%
1/1/11    60   $99207
95630     180  05   9433827   $33,100.  12/7/95   355.69    Folsom
50   01   173  1    $221,220. 2/1/96


UT   2    249920000433828     98   $25,900.15     5928 West      10.75%
5/1/11    90   $83577
84120     180  05   9433828   $26,000.  3/29/96   252.53    West
Valley City
37   02   177  1    $122,000. 6/1/96

AL   2    201920000433829     98   $30,842.38     1209 Delwood
10.875%   3/1/11    90   $74242
36265     180  05   9433829   $30,900.  1/31/96   291.35    Jacksonville
44   02   175  1    $117,000. 4/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249910000433830     98   $12,141.05     4444 West      10.875%
4/1/11    76   $62105
84118     180  05   9433830   $13,200.  3/14/96   124.46    Kearns
28   06   176  1    $100,000. 5/1/96

UT   2    249920000433832     98   $12,926.52     3062 West      10.75%
4/1/11    90   $78750
84119     180  03   9433832   $15,000.  3/8/96    140.02    West Valley
City
20   06   176  1    $105,000. 5/1/96


UT   2    249910000433833     98   $38,503.09     8707 South 3965
10.75%    4/1/11    77   $55478
84088     180  05   9433833   $40,000.  3/18/96   373.39    West
Jordan
38   02   176  1    $124,000. 5/1/96

UT   2    249920000433834     98   $33,241.55     318 East 570   11.375%
3/1/11    89   $92067
84318     180  05   9433834   $35,000.  1/30/96   343.27    Hyde
Park
27   06   175  1    $143,000. 4/1/96


UT   2    249920000433835     98   $19,966.15     822 North 1345      11.%
5/1/11    90   $128400
84040     180  05   9433835   $20,100.  3/29/96   228.46    Layton
20   02   177  1    $165,000. 6/1/96


UT   2    249920000433836     98   $18,267.65     2530 South 660
11.125%   5/1/11    90   $44622
84501     180  05   9433836   $18,300.  3/28/96   176.01    Price
28   02   177  1    $70,000.  6/1/96

VA   2    251920000433837     98   $139,809.53    1729 Court Petit
12.318%   3/1/11    88   $101000
22101     180  05   9433837   $140,000. 2/16/96   1474.42   McLean
29   02   175  1    $275,000. 4/1/96


UT   2    249920000433838     98   $11,677.87     1189 East Elgin
10.75%    4/1/11    61   $63625
84106     180  05   9433838   $13,000.  3/20/96   121.35    Salt
Lake City
24   02   176  1    $127,000. 5/1/96

CA   2    206920000433839     98   $28,951.83     1841 Robin Drive
11.% 5/1/11    85   $199000
95124     180  05   9433839   $29,000.  4/23/96   276.17    San
Jose
38   02   177  1    $270,000. 6/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000433840     98   $11,573.24     1160 East 550  10.75%
4/1/11    83   $86000
84660     180  05   9433840   $11,600.  3/22/96   108.28    Spanish Fork
23   02   176  1    $118,000. 5/1/96

CA   2    206920000433841     98   $44,963.07     1852 West 117th
12.25%    5/1/11    90   $99000
90047     180  05   9433841   $45,000.  4/9/96    471.56    Los Angeles
45   02   177  1    $160,000. 6/1/96


GA   2    213920000433842     98   $22,843.68     2416 Kingsley  10.49%
5/1/11    84   $82000
30062     180  05   9433842   $22,950.  4/3/96    253.55    Marietta
32   02   177  1    $125,000. 6/1/96

WA   2    253920000433843     98   $33,108.16     611 169th St S 11.625%
 5/1/11    90   $61318
98387     180  05   9433843   $33,150.  4/16/96   331.45    Spanaway
34   02   177  1    $105,000. 6/1/96


UT   2    249920000433844     98   $15,907.87     1382 Valley    11.375%
5/1/11    90   $102000
84040     180  05   9433844   $20,400.  4/4/96    200.08    Layton
36   02   177  1    $136,000. 6/1/96


UT   2    249920000433845     98   $30,763.08     979 North 1100
11.25%    4/1/11    87   $46629
84015     180  05   9433845   $31,500.  3/26/96   362.99    Clinton
35   02   176  1    $90,000.  5/1/96

FL   2    212920000433846     98   $74,233.28     9110 Sw 53 Street   9.5%
4/1/11    89   $38680
33328     180  05   9433846   $75,000.  3/28/96   783.17    Cooper
City
43   02   176  1    $128,000. 5/1/96


UT   2    236920000433847     98   $16,449.82     2052 South 1525
11.375%   5/1/11    85   $90851
84075     180  05   9433847   $17,000.  4/11/96   166.73    Syracuse
25   02   177  1    $127,000. 6/1/96

UT   2    249920000433848     98   $28,672.76     12 East Shepard
10.75%    4/1/11    86   $203150
84037     180  05   9433848   $29,700.  3/26/96   277.24    Kaysville
32   02   176  1    $273,000. 5/1/96






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Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249920000433849     98   $44,314.89     836 East 800   10.75%
4/1/11    83   $107092
84062     180  05   9433849   $44,400.  3/18/96   414.47    Pleasant Grove
37   02   176  1    $184,000. 5/1/96

UT   2    249910000433850     98   $12,979.4 3393 South     11.625%
5/1/11    68   $77479
84120     180  05   9433850   $13,000.  4/18/96   129.98    West
Valley City
39   00   177  1    $135,000. 6/1/96


UT   2    249920000433851     98   $22,236.18     2527 West 13055
10.75%    5/1/11    90   $113000
84065     180  05   9433851   $22,800.  3/29/96   212.83    Riverton
24   02   177  1    $151,000. 6/1/96

CA   2    206920000433852     98   $23,880.39     1556 Corte     12.25%
5/1/11    90   $156553
92026     180  05   9433852   $23,900.  4/9/96    250.45    Escondido
43   02   177  1    $201,000. 6/1/96


CA   2    206920000433853     98   $53,486.47     15042 Espola   10.3%
5/1/11    85   $374094
92064     180  05   9433853   $54,000.  4/10/96   590.24    Poway
45   00   177  1    $505,000. 6/1/96


IL   2    217930000433857     98   $38,257.9 306 Marquette  13.5%
4/1/11    100  $38882
60466     180  05   9433857   $38,600.  3/15/96   501.15    Park
Forest
41   02   176  1    $78,000.  5/1/96

MD   2    224930000433858     98   $49,415.14     2327 Blaine Drive
13.875%   4/1/11    100  $348000
20815     180  05   9433858   $50,000.  3/6/96    661.68    Chevy Chase
29   02   176  1    $400,000. 5/1/96


CA   2    206930000433860     98   $37,694.09     1557 Baywood   14.5%
 4/1/11    100  $96200
93274     180  05   9433860   $38,000.  2/20/96   518.89    Tulare
43   06   176  1    $135,000. 5/1/96

SC   2    245930000433861     98   $25,233.72     209 High Grove
11.125%   4/1/11    90   $131250
29485     180  05   9433861   $25,400.  3/15/96   244.29    Summerville
45   02   176  1    $175,000. 5/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
UT   2    249930000433862     98   $30,381.96     7930 South     13.5%
5/1/11    95   $73786
84088     180  05   9433862   $31,000.  3/28/96   402.48    West
Jordan
30   02   177  1    $111,000. 6/1/96

UT   2    249930000433863     98   $20,613.77     2247 Kenmere   13.5%
4/1/11    91   $59363
83642     180  05   9433863   $21,500.  3/11/96   279.14    Meridian
31   02   176  1    $89,000.  5/1/96


CA   2    206930000433865     98   $49,827.79     2931 Forest Hills
13.625%   6/1/11    100  $207000
96002     180  05   9433865   $50,000.  4/25/96   653.33    Redding
38   02   178  1    $259,000. 7/1/96

GA   2    213930000433866     98   $30,813.06     5625 Morning
12.375%   4/1/11    100  $45486
30349     180  05   9433866   $31,500.  3/8/96    385.69    College Park
40   02   176  1    $77,000.  5/1/96


CA   2    206930000433875     98   $41,849.3 3982 Coronado  13.2%
6/1/11    91   $183750
91320     180  03   9433875   $42,000.  5/10/96   536.94    Newbury Park
32   06   178  1    $250,000. 7/1/96


GA   2    113930000433880     98   $99,424.18     5070 Falcon    12.55%
5/29/11   97   $314832
30342     180  05   9433880   $100,000. 5/23/96   1235.78   Atlanta
44   02   177  1    $429,000. 6/29/96

IL   2    117930000433909     98   $21,672.65     2105 East 6th  12.4%
5/23/11   100  $87200
61240     180  05   9433909   $21,800.  5/23/96   267.28    Coal
Valley
28   06   177  1    $110,000. 6/23/96


CO   2    208920000433932     98   $27,330.02     9951      10.475%
6/1/11    90   $137950
80134     180  03   9433932   $27,550.  5/23/96   304.11    Parker
17   00   178  1    $184,000. 7/1/96

AZ   2    204930000433962     98   $61,688.88     2035 West      13.725%
6/1/11    100  $16483
85202     180  05   9433962   $61,900.  5/23/96   812.94    Mesa
45   06   178  1    $78,500.  7/1/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
CA   2    206930000434003     98   $47,327.91     2028 Via  13.1%
6/1/11    100  $142500
92026     180  03   9434003   $47,500.  5/24/96   604.12    Escondido
44   06   178  1    $190,000. 7/1/96

FL   2    112920000434021     97   $33,750.  1884 Salt Myrtle    11.225%
6/1/11    90   $207000
32073     180  03   9434021   $33,750.  5/31/96   327.16    Orange
Park
18   00   178  1    $268,000. 7/1/96


CO   2    208920000434038     98   $34,724.53     3020 Blue Leaf
11.15%    7/1/11    90   $174000
80526     180  05   9434038   $34,800.  5/28/96   398.82    Fort
Collins
37   06   179  1    $232,000. 8/1/96

CO   2    208920000434039     98   $48,800.99     13131 East     11.9%
6/1/11    90   $247500
80501     180  05   9434039   $49,000.  5/24/96   584.93    Longmont
47   01   178  1    $330,000. 7/1/96


MI   2    226930000434045     98   $11,901.41     8144 Mario Drive
13.05%    6/1/06    95   $160000
48382     120  05   9434045   $12,000.  5/30/96   179.53    Commerce
37   06   118  1    $182,000. 7/1/96


MA   2    225930000434120     98   $29,881.56     3 Looney Avenue
12.2%     7/1/11    99   $120400
01970     180  05   9434120   $30,000.  6/4/96    363.92    Salem
35   06   179  1    $153,000. 8/1/96

CO   2    208920000434192     98   $16,928.31     435 Pine Street     11.5%
   6/1/11    90   $85300
80530     180  05   9434192   $17,000.  5/31/96   198.59    Frederick
45   01   178  1    $114,000. 7/1/96


NY   2    136930000434237     98   $18,927.1 336 Park Avenue     12.5%
6/1/11    98   $137000
11520     180  05   9434237   $19,000.  5/30/96   234.18    Freeport
41   01   178  1    $160,000. 7/1/96

IN   2    118910000434267     98   $49,009.4 96 Hudson Bay  12.4%
6/4/11    100  $250800
46142     180  05   9434267   $49,200.  6/4/96    603.21    Greenwood
39   06   178  1    $300,000. 7/4/96






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     Name:


Address   State     Servicer Loan #     Curr Rate Prod Code Principal Bal
Maturity  CLTV Lien Pos
City Zip  Note Date Sr Lien   Loan Number    Orig Term Prop
Type P & I     Credit Limit
Purpose   Rem Term  Occp Code Appr Value     First Pay Debt
********  **********     **********     ********************
******************  ************   ***********
***************     *************
MN   2    227920000434399     98   $31,937.14     Rr 1 Box 106a  12.2%
7/1/11    86   $35903
56751     180  05   9434399   $32,000.  6/18/96   388.19    Roseau
48   02   179  1    $79,000.  8/1/96


Total Prin Bal $198,367,179.43
6,094     Total Credit   $201,785,732

                                    EXHIBIT E

                          FORMS OF REQUEST FOR RELEASE


DATE:

TO:

RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)         Mortgage Loan Prepaid in Full
                                                     Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:  [ ] Promissory Note
                                       [ ] Primary Insurance Policy
                                       [ ] Mortgage or Deed of Trust
                                       [ ] Assignment(s) of Mortgage or
                                           Deed of Trust
                                       [ ] Title Insurance Policy
                                       [ ] Other:

Name

Title


[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       E-1

Date

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       E-2

                                    EXHIBIT F

                                   [RESERVED]

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       F-1

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Home Equity Loan Pass-Through Certificates, Series 1996-HS2 Class [R-I][R-II] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II] Certificates, and (iii) is acquiring the Class [R-I][R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3.  That  the  Owner is  aware  (i) of the tax  that  would be imposed on transfers of Class [R-I][R-II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

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                                       G-1

                  4.  That  the  Owner  is  aware  of  the  tax   imposed  on  a
"pass-through entity" holding Class [R-I][R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I][R-II] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8.  The Owner's Taxpayer Identification Number is           .

                  9. This affidavit and agreement relates only to the Class [R-I][R-II] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II] Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II] Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II] Certificate.


[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       G-2

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II] Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       G-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                          By:_______________________________
                                          [Name of Officer]
                                          [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.



                                           ----------------------------------
                                                      NOTARY PUBLIC

                                    COUNTY OF
                                    STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       G-4

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                       __________________, 19__


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126
Attention:  Residential Funding Corporation Series 1996-HS2

                  Re: Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class [R-I][R-II]

Ladies and Gentlemen:

    This letter is delivered to you in connection with the transfer by     (the
                      ----------------------------
"Seller")  to   ______________________________________   (the   "Purchaser")  of
$_____________  Initial  Certificate  Principal  Balance  of  Home  Equity  Loan
Pass-Through Certificates, Series 1996-HS2, Class [R-I][R-II] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, among Residential Funding Mortgage Securities II, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

     1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

         2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Seller does not know or believe that any representation contained therein is false.

     3. The Seller, at the time of the transfer, has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section
[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       G-5

1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

     4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.
                                                   Very truly yours,




                                                   (Seller)


                                                   By:________________________
                                                   Name:
                                                   Title:

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       G-6

                                   EXHIBIT H-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                            ______________, 19__

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

                  RE: Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class [R-I][R-II]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities II, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.


[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-1

                           2. The  Purchaser is acquiring the  Certificates  for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                           5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-2
                  other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

[*6. The Purchaser represents that either (a) or (b) is satisfied, as marked below:

                                    a. is not any employee  benefit plan subject
                  to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                                    b. will provide the Trustee, the Company and
                  the Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit H-2 to the Pooling and Servicing Agreement.]

* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.

                      7.       The Purchaser is not a non-United States person.

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-3

         * To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.


                                                Very truly yours,


                                                --------------------------------
                                                By:
                                                Name:
                                                Title:

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-4

                                   EXHIBIT H-2

                       FORM OF ERISA REPRESENTATION LETTER


                                                           _____________, 199__


[Master Servicer]



Residential Funding Mortgage
 Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MS 55437


[Trustee]


Attention:        Residential Funding Corporation Series ___________

                  Re:  Mortgage Pass-Through Certificates,
                       Series __________, Class____

Dear Sirs:

                  ___________________ (the "Purchaser") intends to purchase from
___________________  (the  "Seller")  $  _________________  Initial  Certificate
Principal Balance of Home Equity Loan Pass-Through Certificates, Series ____________, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the"Pooling and Servicing Agreement"), dated as of _________________, 199_, among Residential Funding Mortgage Securities II, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and The First National Bank of Chicago as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in either (1) or
(2) are accurate:

                  (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-4

         Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or
         Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

                  (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds being used by the Purchaser to acquire the Certificates (each being referred to as a "Source") and the following statements in at least one of (a), (b), (c), (d), (e) or
         (f) are accurate:

                           (a) the Purchaser is an insurance company and (i) the
                  Source is assets of its "general account," (ii) the conditions set forth in PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60 and (iii) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                           (b) the Purchaser is an insurance company and (i) the
                  Source is assets of its "general account," (ii) the requirements of Section 401(c) of ERISA and the DOL to be promulgated thereunder have been satisfied and will continue to be satisfied and (c) the Purchaser represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless a class exemption issued by the DOL or an exception under Section 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final; or

     (c) the Purchaser is an insurance company and (i) the Source is an insurance company "pooled separate account," (ii) the conditions set forth in PTCE
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                                       H-5

                  90-1 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 90-1 and (iii) there is no Plan whose assets in such separate account exceed 10% of the total assets of such separate account as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or any affiliate thereof) or employee organization are deemed to be a single Plan); or

                           (d) the  Purchaser  is a bank and (i) the Source is a
                  "collective investment fund" as described in Section IV(e) of PTCE 91-38 with respect to which the bank is trustee, (ii) the conditions set forth in PTCE 91-38 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 91-38 and
                  (iii) no Plan has assets invested in such collective investment fund exceeding 10% of the total assets of such collective investment fund as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or any affiliate thereof) or employee organization are deemed to be a single Plan); or

                           (e) the Purchaser is an "investment  fund"  described
                  in PTCE 84-14 and (i) the undersigned is a "QPAM" as defined in PTCE 84-14, (ii) the conditions set forth in PTCE 84-14 issued by the DOL have been satisfied and will continue to be satisfied and (iii) the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 84-14; or

                           (f) the Purchaser is an "INHAM" defined in PTCE 96-23
                  and (i) the conditions set forth in PTCE 96-23 issued by the DOL have been satisfied and will continue to be satisfied and
                  (ii) the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 96-23.

                                                     Very truly yours,



                                                     By:
                                      Name:
                                     Title:


[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       H-6

                                    EXHIBIT I

                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                                     , 19


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126

Attention: Residential Funding Corporation Series 1996-HS2

                  Re: Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class [R-I][R-II]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities II, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The

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                                       I-1

Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

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                                       I-2

                                    EXHIBIT J

                   [Text of Amendment to Pooling and Servicing
                  Agreement Pursuant to Section 11.01(e) for a
                                Limited Guaranty]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

     Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (b) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses will be allocated to the Class R Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class R Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of
(i) the additional amount of Accrued Certificate Interest that would have been paid for the Class R Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class R Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05.

                  (b) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balance of the Class R Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (c) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.


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                                       J-1

                  (d) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class R Certificateholders.

                  (e) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund) and (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in

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                                       J-2
the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this
Section 12.02.

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                                       J-3

                                    EXHIBIT K

                           [Form of Limited Guaranty]

                                LIMITED GUARANTY

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                   Home Equity Loan Pass-Through Certificates
                                 Series 1996-HS2


                                                                      , 199__


The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Servicing Agreement"), among Residential Funding Mortgage Securities II, Inc. (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Home Equity Loan Pass-Through Certificates, Series 1996-HS2 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class ___ Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

     1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential
[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       K-1

Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(e) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

     4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

     5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

     6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

     7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

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                                       K-2

     8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                               GENERAL MOTORS ACCEPTANCE
                                               CORPORATION


                                               By:____________________________
                                               Name:
                                               Title:


Acknowledged by:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.


By:
Name:
Title:

[NY01:219430.2]  16069-00370  10/07/96 3:16pm
                                       K-3

                                    EXHIBIT L

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                     __________________, 19____

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670-0126

Attention:  Residential Funding Corporation Series 1996-HS2

                  Re: Home Equity Loan Pass-Through Certificates, Series 1996-HS2, Assignment of Mortgage Loan


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.12(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Funding Mortgage Securities II, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

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                                       L-1

  (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                    (Lender)

                                                     By:
                                      Name:
                                     Title:


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                                       L-2

                                    EXHIBIT M

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1996 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities II, Inc. as depositor pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

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                                       M-1

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

[*3. The Buyer represents that either (a) or (b) is satisfied, as marked below:

                           a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                           b. will provide the Trustee, the Company and the Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit H-2 to the Pooling and Servicing Agreement.]



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                                       M-2

* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to RFC by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                        Print Name of Buyer

By:                                                  By:
     Name:                                                        Name:
     Title:                                                   Title:

Taxpayer Identification:                             Taxpayer Identification:
No.                                                  No.

Date:                                                Date:





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                                       M-3

                              ANNEX 1 TO EXHIBIT M


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

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                                       M-4

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___     Broker-Dealer.  The Buyer is a dealer registered pursuant to
             Section 15 of the
             -------------
             Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser
             registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
            (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

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                                       M-5

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___         ___                   Will the Buyer be purchasing the Rule 144A
  Yes         No                    Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                            -----------------------------
                                            Print Name of Buyer

                                            By:_______________________________
                                            Name:
                                            Title:

                                            Date:

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                                       M-6

                              ANNEX 2 TO EXHIBIT M


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements
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                                       M-7
made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                      Name:
                                     Title:

                                 IF AN ADVISER:


                                                     Print Name of Buyer


                                      Date:






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                                    EXHIBIT N














































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                                       N-1

                      CERTIFICATE GUARANTY INSURANCE POLICY


Attached to and forming                          Effective Date of Endorsement:
part of Policy #AB0080BE                              September 27, 1996
issued to:


The First National Bank of Chicago, as Trustee on behalf of, and for the benefit of the Holders of, the Home Equity Loan Senior Pass-Through Certificates, Series 1996-HS2 as issued pursuant to the Agreement



         For all purposes of this Policy, the following terms shall have the following meanings:

         "Agreement" shall mean the Pooling and Servicing Agreement dated as of September 1, 1996 among Residential Mortgage Funding Securities II, Inc., as company, Residential Funding Corporation, as master servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

         "Deficiency   Amount"   shall   mean,   with   respect  to  the  Senior
Certificates, as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay one month's interest on the Certificate Principal Balance or the Notional Amount, as applicable, of the Senior Certificates at the related Pass-Through Rate, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

         "Due for Payment" shall mean the Distribution Date on which Insured Amounts are due.

         "Final Distribution Date" shall mean the Distribution Date in September 25, 2012.

         "First Distribution Date" shall mean October 25, 1996.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Senior Certificates.


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         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time) dated as of September 27, 1996, by and among the Insurer, Residential Funding Corporation, as seller of the Mortgage Loans to the Company and as Master Servicer, the Company and The First National Bank of Chicago, as Trustee.

         "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

         "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

         "Insured Obligations" shall mean the Senior Certificates.

         "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of Insured Amounts for such Distribution Date.

         "Insurer" shall mean AMBAC Indemnity Corporation, or any successor thereto, as issuer of the Insurance Policy.

         "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the weighted average rate of interest on the Senior Certificates outstanding at the time payment to the Insurer is due and payable and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date.

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

         "Reimbursement Amount" shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) (i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest on such amounts at the Late Payment Rate.

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         "Trustee" shall mean, for the purposes of the Policy, The First National Bank of Chicago, or any successor thereto under the Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

         AMBAC hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, AMBAC does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.

         As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

         A premium will be payable on this Policy on each Distribution Date as provided in Section 4.01(b) of the Agreement, beginning with the First Distribution Date, in the amount specified in Section 3.02(c) of the Insurance Agreement.

         The   insurance   provided   by  the  Policy  is  not  covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of AMBAC. This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

         This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of Illinois (without giving effect to the conflict of laws provisions thereof).

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                                       N-4

         IN WITNESS WHEREOF, AMBAC has caused this Endorsement to the Policy to be by its duly authorized officers.

Vice President                                              Assistant Secretary


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                                       N-5

                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0080BE


                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                                                 Date: [     ]


AMBAC INDEMNITY CORPORATION
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No. AB0080BE (the "Policy") issued by AMBAC Indemnity Corporation ("AMBAC"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

         The Trustee hereby certifies as follows:

1. The Trustee is the Trustee under the  Agreement for the Senior  Certificates.

2. The relevant Distribution Date or Final Distribution Date is [date].

3. Payment on the Senior Certificates in respect of the Distribution Date is due to be received on __________________________________ under the Agreement, in an amount equal to $___________________. [3. The amount to be paid to the Holders of the Senior Certificates on the Final Distribution Date is $_________________.]

 4. There is a Deficiency Amount of $__________________ in respect of the Senior Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

 5. The sum of  $_______________  is the Insured
Amount that is Due for Payment.

6. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

7. The  Trustee
hereby requests the payment of the Insured Amount that is Due for Payment be made by AMBAC under the Policy and directs that payment under the [NY01:219430.2] 16069-00370 10/07/96 3:16pm
                                       N-6

                  Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                  [The First National Bank of Chicago
                  ABA #007000013
                  Acct #48115377
                  FBO: RFMSII 1996-HS2]

                  [Trustee's account number.]

         8. The Trustee hereby agrees that, following receipt of the Insured Amount from AMBAC, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Senior Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Account and not commingle such finds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Senior Certificates and the corresponding claim on the Policy and proceeds thereof.

                                                           [Name of Trustee]



                                                        By:


                                                      Title:

                                                              (Officer)



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                                       N-7

                                    EXHIBIT O


                         REPRESENTATIONS AND WARRANTIES


                  Capitalized terms used in this Exhibit, not defined in the Agreement or herein shall have the meanings set forth in the Program Guide.

                  Residential Funding hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Insurer, as to each Mortgage Loan that as of the Closing Date (or, if otherwise specified below, as of the date so specified):


                  (i)No Mortgage Loan is 30 days or more delinquent in payment of principal and interest as of the Cut-off Date;

                                     (ii) The information set forth in Exhibit D
                  hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                                    (iii) To the best of  Residential  Funding's
                  knowledge, there is no valid offset, defense or counterclaim of any obligor under any Mortgage;

                                     (iv) To the best of  Residential  Funding's
                  knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

                                      (v) To  Residential  Funding's  knowledge,
                  there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                                     (vi) To the best of  Residential  Funding's
                  knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (ix);

                                    (vii) For each  Mortgage  Loan,  the related
                  Mortgage File contains or will contain each of the documents and instruments specified to be included therein;


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                                       O-1

                                   (viii) The related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

                                     (ix) A  policy  of title  insurance  in the
                  form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

                                      (x)    As of the Cut-off Date the Combined
                  Loan-to-Value Ratio for each Mortgage Loan was not in excess of 101% (except due to rounding);

                                     (xi) To the best of  Residential  Funding's
                  knowledge, the physical property subject to each Mortgage is free of material damage and is in good repair;

                                    (xii) Residential Funding has not received a
                  notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the related Subservicer;

                                   (xiii)    The Mortgage Rate on each Mortgage
                  Loan will be fixed.   No Mortgage Loan is subject to negative
                  amortization;

                                    (xiv) No more than  68.15%  of the  Mortgage
                  Loans by Cut-off Date Balance are secured by Mortgaged Properties located in California, no more than 4.80% of the Mortgage Loans by Cut-off Date Balance are secured by Mortgaged Properties located in any state outside California, and none of the Mortgage Loans are Cooperative Loans;

                                     (xv) Immediately prior to the assignment of
                  the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than a first lien on such Mortgaged Property and the rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest (other than a first lien on such Mortgaged Property and the rights to servicing and related compensation);

                                    (xvi)    Approximately 15.9% of the Mortgage
                  Loans by Cut-off Date Balance are Balloon Mortgage Loans;

                                   (xvii) No Mortgage Loan will have a remaining
                  term to stated maturity as of the Cut-off Date of less than 35 months. The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date will be approximately 174 months. The weighted average original term to stated

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                                       O-2
                  maturity of the Mortgage Loans as of the Cut-off Date will be approximately 179 months. 0.3% of the fully amortizing Mortgage Loans will have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 55 months. 1.3% of the fully amortizing Mortgage Loans by Cut-off Date Balance will have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 114 months. 98.4% of the fully amortizing Mortgage Loans by Cut-off Date Balance will have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of such Mortgage Loans of 174 months. The Balloon Mortgage Loans will have original terms to maturity of not more than fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of 176 months;

                                  (xviii)  Other than with  respect to a payment
                  default, there is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

                                     (xix)  For  each  Mortgage   Loan,   hazard
                  insurance and flood insurance has been obtained which meets all applicable requirements of Section 3.11 of the Agreement, or else the Servicer will obtain blanket coverage in respect thereof as contemplated in the Agreement;

                                      (xx)   Each Mortgage Note and each
                  Mortgage is an enforceable obligation of the related
                  Mortgagor;

                                    (xxi) No instrument of release or waiver has
                  been executed in connection with the Mortgage Credit Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan; and

                                   (xxii) With respect to each Mortgage Loan that is a second lien, either (i) no consent for the Mortgage Loan was required by the holder of the related prior lien or
                  (ii) such consent has been obtained and is contained in the mortgage file.

                                  (xxiii) None of the Mortgaged  Properties is a
                  mobile home or a manufactured housing unit that is not permanently attached to its foundation.


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                                       O-3

                                    EXHIBIT P


                           PLANNED PAC NOTIONAL AMOUNT



For  information  on the  PLANNED  PAC  NOTIONAL  AMOUNT  see  Prospectus  dated
September 19, 1996 to the Prospectus dated September 19, 1996 for the Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates,
Series 1996-HS2.  See page S-24.

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                                       P-1